     As filed with the Securities and Exchange Commission on April 27, 2000

                           Registration No. 333-31070

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 AMENDMENT NO. 1

                                   TO FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                     STRUCTURED ASSET SECURITIES CORPORATION
             (Exact name of registrant as specified in its charter)
              on behalf of itself and trusts with respect to which
                         it is the settlor or depositor

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   74-2440850
                     (I.R.S. employer identification number)

                                200 Vesey Street
                            New York, New York 10285
                                 (212) 526-7000
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                                  Mark L. Zusy
                     Structured Asset Securities Corporation
                                200 Vesey Street
                            New York, New York 10285
                                 (212) 526-7000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:


William J. Cullen, Esq.                         Scott Kimmel, Esq.                   Michael S. Gambro, Esq.
Sidley & Austin                                 Lehman Brothers Inc.                 Patrick T. Quinn, Esq.
875 Third Avenue                                3 World Financial Center             Cadwalader, Wickersham & Taft
New York, New York 10022                        New York, New York  10285            100 Maiden Lane
(212) 906-2276                                  (212) 526-4058                       New York, New York 10038
                                                                                     (212) 504-6000

Richard F. Kadlick, Esq.                                                             James Cotins, Esq.
Skadden, Arps, Slate, Meagher & Flom                                                 Thacher, Proffitt & Wood
919 Third Avenue                                                                     Two World Trade Center
New York, New York  10022                                                            New York, New York  10048
(212) 735-2716                                                                       (212) 912-7400

       Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.

       If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

       If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest plans, please check the following box. [x]

       If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

       If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

       If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE


                                                                                         PROPOSED
                                                                      PROPOSED           MAXIMUM
                                             OFFERING AMOUNT        MAXIMUM PRICE        AMOUNT OF          REGISTRATION
TITLE OF SECURITIES BEING REGISTERED        TO BE REGISTERED(1)      PER UNIT(2)      OFFERING PRICE(2)         FEE(3)
------------------------------------        ------------------      --------------    -----------------     ------------
Commercial Mortgage-Backed                   $4,000,000,000             100%            $4,000,000,000       $1,056,000
   Securities                                ==============           ========          ==============       ==========


-------------------------

(1) In addition, pursuant to Rule 429 under the Securities Act of 1933, when this Registration Statement is declared effective, any securities that remain unsold under the Registration Statement on Form S-3 (File No. 333-49129) of the Registrant will be carried forward. As of the date that Amendment No. 1 to this Registration Statement was filed, $1,683,621,493 of securities remained unsold under the Registration Statement on Form S-3 (File No. 333-49129) of the Registrant, for which a filing fee of $496,668.34 has been previously paid.

(2)      Estimated solely for the purpose of calculating the registration fee.

(3) The filing fee of $1,056,000 was previously paid in connection with the Registration Statement filed on February 24, 2000 relating to the registration of mortgage-backed securities in the aggregate amount of $4,000,000,000.

       The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

       Pursuant to Rule 429 under the Securities Act of 1933, when this Registration Statement is declared effective, each Prospectus which is part of this Registration Statement shall relate to any securities which remain unsold under the Registration Statement on Form S-3 (333-49129) of the Registrant.

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED ____________)

                           $____________ (APPROXIMATE)


                     LB COMMERCIAL MORTGAGE TRUST, ________,
               COLLATERALIZED MORTGAGE OBLIGATIONS, SERIES ______
 CLASS A-1, CLASS A-2, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F AND CLASS X

     We, Structured Asset Securities Corporation, have prepared this prospectus supplement in order to offer the classes of collateralized mortgage obligations identified above. These obligations, which are to be offered in the form of bonds, are the only securities offered by this prospectus supplement. This prospectus supplement specifically relates to, and is accompanied by, our prospectus dated ____________. We will not list the offered bonds on any national securities exchange or any automated quotation system of any registered securities associations, such as NASDAQ.

     The offered bonds will be secured, nonrecourse obligations of the issuer identified above. They will not represent interests in or obligations of any other party. The collateral for the offered bonds will include a pool of multifamily and commercial mortgage loans. The initial mortgage pool balance that we expect to transfer to the trust will be approximately $____________. No governmental agency or instrumentality or private insurer has insured or guaranteed the offered bonds or any of the mortgage loans that back them.


                            -------------------------

     YOU SHOULD FULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-____ IN THIS PROSPECTUS SUPPLEMENT AND ON PAGE ____ IN THE ACCOMPANYING PROSPECTUS PRIOR TO INVESTING IN THE OFFERED BONDS.

                            -------------------------



     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                           --------------------------



     Lehman Brothers Inc., is the underwriter for this offering. It will purchase the offered bonds from us, subject to the satisfaction of various conditions. Our proceeds from the sale of the offered bonds will equal approximately ____% of the total initial principal balance of the offered bonds, plus accrued interest, before deducting expenses payable by us. We expect to deliver the offered bonds in book-entry form through the Same-day Funds Settlement System of the Depository Trust Company on or about ___________, against payment for those bonds in immediately available funds.

     The underwriter is offering the offered bonds, when, as and if delivered to and accepted by it, subject to prior sale and subject to its right to reject orders in whole or in part. The underwriter currently intends to sell the offered bonds from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. See "Method of Distribution" in this prospectus supplement.

                                 LEHMAN BROTHERS



          The date of this prospectus supplement is _________________.

IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT,
       THE ACCOMPANYING PROSPECTUS AND THE RELATED REGISTRATION STATEMENT

         Information about the offered bonds is contained in two separate documents:

         - this prospectus supplement, which describes the specific terms of the offered bonds; and

         - the accompanying prospectus, which provides general information, some of which may not apply to the offered bonds.

         You should read both this prospectus supplement and the accompanying prospectus in full to obtain material information concerning the offered bonds.

         In addition, we have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered bonds. This prospectus supplement and the accompanying prospectus form a part of that registration statement. However, this prospectus supplement and the accompanying prospectus do not contain all of the information contained in our registration statement. For further information regarding the documents referred to in this prospectus supplement and the accompanying prospectus, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its public reference section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located at: Chicago regional office, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661; and New York regional office, Seven World Trade Center, New York, New York 10048. Copies of these materials can also be obtained electronically through the SEC's internet web site (http:\\www.sec.gov).

         You should only rely on the information contained in this prospectus supplement, the accompanying prospectus and our registration statement. We have not authorized any person to give any other information or to make any representation that is different from the information contained in this prospectus supplement, the accompanying prospectus or our registration statement.

                                TABLE OF CONTENTS

                                                                                                                       PAGE
                                                                                                                       ----
                              PROSPECTUS SUPPLEMENT

Important Notice About The Information Contained in this Prospectus Supplement, the Accompanying Prospectus and the Related Registration Statement...................................................................................2
Summary of Prospectus Supplement.........................................................................................4
Risk Factors............................................................................................................25
Capitalized Terms Used in this Prospectus Supplement....................................................................35
Forward-Looking Statements..............................................................................................35
Description of the Mortgage Collateral..................................................................................35
Servicing of the Pledged Mortgage Loans.................................................................................54
Description of the Offered Bonds........................................................................................77
Yield And Maturity Considerations.......................................................................................98
Use of Proceeds........................................................................................................105
Federal Income Tax Consequences........................................................................................105
ERISA Considerations...................................................................................................108
Legal Investment.......................................................................................................114
Method of Distribution.................................................................................................114
Legal Matters..........................................................................................................115
Ratings................................................................................................................116
Glossary...............................................................................................................118

ANNEX A-1 -- Certain Characteristics of the Pledged Mortgage Loans...................................................A-1-1
ANNEX A-2 -- Certain Monetary Terms of the Pledged Mortgage Loans....................................................A-2-1
ANNEX B -- Term Sheet..................................................................................................B-1
ANNEX C-1 -- Price/Yield Tables......................................................................................C-1-1
ANNEX C-2 -- Decrement Tables........................................................................................C-2-1
ANNEX D -- Form of Delinquent Loan Status Report.......................................................................D-1
ANNEX E -- Form of Historical Loan Modification Report.................................................................E-1
ANNEX F -- Form of Historical Liquidation Report.......................................................................F-1
ANNEX G -- Form of REO Status Report...................................................................................G-1
ANNEX H -- Form of Servicer Watch List Report..........................................................................H-1
ANNEX I -- Form of Operating Statement Analysis Report.................................................................I-1
ANNEX J -- Form of NOI Adjustment Worksheet............................................................................J-1
ANNEX K -- Form of Comparative Financial Status Report.................................................................K-1

                                   PROSPECTUS

Important Notice About the Information Presented in this Prospectus......................................................3
Available Information; Incorporation by Reference........................................................................3
Summary of Prospectus....................................................................................................4
Risk Factors............................................................................................................15
Description of the Trust Estates........................................................................................36
Yield and Maturity Considerations.......................................................................................61
Structured Asset Securities Corporation.................................................................................67
Issuers.................................................................................................................68

Description of the Bonds................................................................................................68
Description of the Governing Documents..................................................................................78
Legal Aspects of the Mortgage Loans.....................................................................................92
Federal Income Tax Consequences........................................................................................105
State and Other Tax Consequences.......................................................................................136
ERISA Considerations...................................................................................................136
Legal Investment.......................................................................................................141
Use of Proceeds........................................................................................................143
Method of Distribution.................................................................................................143
Legal Matters..........................................................................................................145
Financial Information..................................................................................................145
Rating.................................................................................................................145

                        SUMMARY OF PROSPECTUS SUPPLEMENT

         This summary contains selected information regarding the offering being made by this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE OFFERED BONDS, YOU SHOULD READ CAREFULLY THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IN FULL.

                         INTRODUCTION TO THE TRANSACTION

         The offered bonds will be part of a series of collateralized mortgage obligations designated as the Series ______Collateralized Mortgage Obligations and consisting of multiple classes. The table below identifies the respective classes of that series, specifies various characteristics of each of those classes and indicates which of those classes are offered by this prospectus supplement and which are not.

------------------------------------------------------------------------------------------------------------------------------
                                       SERIES _____ COLLATERALIZED MORTGAGE OBLIGATIONS
------------------------------------------------------------------------------------------------------------------------------
                 APPROX.
                  TOTAL      APPROX. %         APPROX.
                PRINCIPAL    OF INITIAL      TOTAL CREDIT                                 WEIGHTED
                BALANCE AT    MORTGAGE        SUPPORT AT        INTEREST      INITIAL     AVERAGE
                 INITIAL     COLLATERAL        INITIAL            RATE        INTEREST     LIFE        PRINCIPAL   ____/___
    CLASS        ISSUANCE     BALANCE          ISSUANCE       DESCRIPTION      RATE       (YEARS)        WINDOW    RATINGS
------------------------------------------------------------------------------------------------------------------------------
  Offered Bonds
------------------------------------------------------------------------------------------------------------------------------
  A-1          $                       %                 %                          %
------------------------------------------------------------------------------------------------------------------------------
  A-2          $                       %                 %                          %
------------------------------------------------------------------------------------------------------------------------------
  B            $                       %                 %                          %
------------------------------------------------------------------------------------------------------------------------------
  C            $                       %                 %                          %
------------------------------------------------------------------------------------------------------------------------------
  D            $                       %                 %                          %
------------------------------------------------------------------------------------------------------------------------------
  E            $                       %                 %                          %
------------------------------------------------------------------------------------------------------------------------------
  F            $                       %                 %                          %
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
  X            N/A              N/A              N/A                                %
------------------------------------------------------------------------------------------------------------------------------
  Non-Offered
  Bonds
------------------------------------------------------------------------------------------------------------------------------
  G            $                       %         N/A                                %       N/A           N/A        N/A
------------------------------------------------------------------------------------------------------------------------------
  H            $                       %         N/A                                %       N/A           N/A        N/A
------------------------------------------------------------------------------------------------------------------------------
  J            $                       %         N/A                                %       N/A           N/A        N/A
------------------------------------------------------------------------------------------------------------------------------
  K            $                       %         N/A                                %       N/A           N/A        N/A
------------------------------------------------------------------------------------------------------------------------------
  L            $                       %         N/A                                %       N/A           N/A        N/A
------------------------------------------------------------------------------------------------------------------------------
  M            $                       %         N/A                                %       N/A           N/A        N/A
------------------------------------------------------------------------------------------------------------------------------
  N            $                       %         N/A                                %       N/A           N/A        N/A
------------------------------------------------------------------------------------------------------------------------------
  R-I              N/A          N/A              N/A              N/A           N/A         N/A           N/A        N/A
------------------------------------------------------------------------------------------------------------------------------
  R-II             N/A          N/A              N/A              N/A           N/A         N/A           N/A        N/A
------------------------------------------------------------------------------------------------------------------------------
  R-III            N/A          N/A              N/A              N/A           N/A         N/A           N/A        N/A
------------------------------------------------------------------------------------------------------------------------------


                  The bonds will be secured, non recourse obligations of the issuer. In order to secure its payment obligations with respect to the offered bonds, the issuer will pledge a pool of secured mortgage loans having the characteristics described in this prospectus supplement. In addition, the mortgage collateral supporting the bonds may include any underlying real properties acquired on behalf of the bondholders and the issuer through foreclosure, deed in lieu of foreclosure or similar proceedings.

                  We will establish the issuer and convey to it the mortgage collateral and other assets which are intended to support payments on the offered bonds, under a deposit trust agreement. The parties to the deposit trust agreement will be us and an owner trustee. The issuer will issue, and pledge the mortgage collateral for, the offered bonds under an indenture. The parties to the indenture will be the issuer and a bond trustee acting on behalf of the bondholders. A servicing and administration agreement will govern the servicing and administration of the pledged mortgage loans. The parties to the servicing administration agreement will be us, the bond trustee and a master servicer and special servicer. Copies of the deposit trust agreement, the indenture and the servicing and administration agreement will be filed with the SEC as an exhibit to a current report on Form 8-K, within 15 days after the initial issuance of the offered bonds. The SEC will make that current report on Form 8-K and its exhibits available to the public for inspection.

KEY BOND FEATURES SHOWN IN THE TABLE ABOVE

A.  TOTAL PRINCIPAL BALANCE

    OR NOTIONAL AMOUNT AT
    INITIAL ISSUANCE.....................   The table above identifies for each class of
                                            the series _____ bonds the approximate total
                                            principal balance, if any, of that class at
                                            initial issuance. The actual total principal
                                            balance of any class of series _____ bonds
                                            at initial issuance may be larger or smaller
                                            than the amount shown above, depending on
                                            the actual size of the initial mortgage
                                            collateral balance. The actual size of the
                                            initial mortgage collateral balance may be
                                            as much as 5% larger or smaller than the
                                            amount presented in this prospectus
                                            supplement.

                                            As shown in the table above, the class A-1,
                                            A-2, B, C, D, E, F, G, H, J, K, L, M and N
                                            bonds are the only series _____ bonds with
                                            principal balances. The principal balance of
                                            any of those bonds at any time represents
                                            the maximum amount that the holder may
                                            receive as principal out of cashflow
                                            received on or with respect to the pledged
                                            mortgage loans and other assets included in
                                            the trust estate.

                                            The class X bonds do not have principal
                                            balances. They are interest-only bonds. For
                                            purposes of calculating the amount of
                                            accrued interest with respect to the class X
                                            bonds, however, they will have a total
                                            notional amount equal to the total principal
                                            balance of the class A-1, A-2, B, C, D, E,
                                            F, G, H, J, K, L, M and N bonds outstanding
                                            from time to time. The total initial
                                            notional amount of the class X bonds will be
                                            approximately $________________, although it
                                            may be as much as 5% larger or smaller.

                                            The class R-I, R-II and R-III bonds do not
                                            have principal balances or notional amounts.
                                            They are residual interest bonds. The
                                            holders of the class R-I, R-II and R-III
                                            bonds are not expected to receive any
                                            material payments.

B.  TOTAL CREDIT SUPPORT AT
    INITIAL ISSUANCE.....................   The respective classes of the series _____
                                            bonds entitle their holders to varying
                                            degrees of seniority for purposes of--

                                            -    receiving payments of interest and, if and
                                                 when applicable, payments of principal, and

                                            -    bearing the effects of losses on the
                                                 pledged mortgage loans and other assets
                                                 included in the trust estate, as well as
                                                 default-related

                                                 and other unanticipated expenses of the trust.

                                            The class A-1, A-2 and X bonds are the most
                                            senior. The class R-I, R-II and R-III bonds
                                            are the most subordinate, but they do not
                                            provide any credit support to the other
                                            series _____ bonds. The remaining classes of
                                            series _____ bonds are listed from top to
                                            bottom in descending order of seniority.

                                            The table above shows the approximate total
                                            credit support provided to each class of the
                                            offered bonds, other than the class X bonds,
                                            through the subordination of other classes
                                            of the series _____ bonds. In the case of
                                            each of those classes of offered bonds, the
                                            credit support shown in the table above
                                            represents the total initial principal
                                            balance, expressed as a percentage of the
                                            initial mortgage collateral balance, of all
                                            classes of the series _____ bonds that are
                                            subordinate to the indicated class.

C.  INTEREST RATE........................   Each class of the series _____ bonds, other
                                            than the class R-I, R-II and R-III bonds,
                                            will bear interest. The table above provides
                                            the indicated information regarding the
                                            annual rate at which each of those classes
                                            of the series _____ bonds will accrue
                                            interest. [ADD SUMMARY DESCRIPTIONS OF THE
                                            VARIABLE INTEREST RATES .]

D.  WEIGHTED AVERAGE LIFE
    AND PRINCIPAL WINDOW.................   The weighted average life of any class of
                                            offered bonds, other than the class X bonds,
                                            refers to the average amount of time that
                                            will elapse from the date of their issuance
                                            until each dollar to be applied in reduction
                                            of the total principal balance of those
                                            bonds is paid to the investor. The principal
                                            window for any class of offered bonds, other
                                            than the class X bonds, is the period during
                                            which the holders of that class of offered
                                            bonds will receive payments of principal.
                                            The weighted average life and principal
                                            window shown in the table above for each
                                            class of offered bonds, other than the class
                                            X bonds, were calculated based on the
                                            following assumptions with respect to each
                                            pledged mortgage loan--

                                            -    the related borrower timely makes all
                                                 payments on the mortgage loan,

                                            -    if the mortgage loan has an anticipated
                                                 repayment date, as described under "--The
                                                 Pledged Mortgage Loans and the Underlying
                                                 Real Properties" below, the mortgage loan
                                                 will be paid in full on that date, and

                                            -    that mortgage loan will not otherwise be
                                                 prepaid prior to stated maturity.

                                            The weighted average life and principal
                                            window shown in the table above for each
                                            class of offered bonds, other than the class
                                            X bonds, were further calculated based on
                                            the other maturity assumptions described
                                            under "Yield and Maturity Considerations" in
                                            this prospectus supplement.

E.  RATINGS..............................   The ratings shown in the table above for the
                                            offered bonds are those of ______________
                                            and _____________, respectively. It is a
                                            condition to their issuance that the
                                            respective classes of the offered bonds
                                            receive credit ratings no lower than those
                                            shown in the table above.

                                            The ratings of the offered bonds address the
                                            timely payment of interest and, except in
                                            the case of the class X bonds, the ultimate
                                            payment of principal on or before
                                            ______________, which is the rated final
                                            payment date. A security rating is not a
                                            recommendation to buy, sell or hold
                                            securities and the assigning rating agency
                                            may revise or withdraw its rating at any
                                            time.

                                            For a description of the limitations of the
                                            ratings of the offered bonds, see "Ratings"
                                            in this prospectus supplement.

                                            RELEVANT PARTIES

"WE" AND "US"............................   Our name is Structured Asset Securities
                                            Corporation. We are a special purpose
                                            Delaware corporation. Our address is 200
                                            Vesey Street, New York, New York 10285 and
                                            our telephone number is (212) 526-7000. See
                                            "Structured Asset Securities Corporation" in
                                            the accompanying prospectus.

THE ISSUER...............................   LB Commercial Mortgage Trust
                                            _________________, an owner trust
                                            established by us under the laws of the
                                            State of ______________ under the deposit
                                            trust agreement. We initially will own 100%
                                            of the beneficial interests in the issuer.
                                            See "Description of the Offered Bonds--The
                                            Issuer" in this prospectus supplement and
                                            "The Issuers" in the accompanying
                                            prospectus.

OWNER TRUSTEE............................   ________________________. See "Description
                                            of the Offered Bonds--The Owner Trustee" in
                                            this prospectus supplement.

BOND TRUSTEE.............................   ________________________, will act as the
                                            initial bond trustee on behalf of all the
                                            series--bondholders . See "Description of
                                            the Bonds--The Bond Trustee" in the
                                            accompanying prospectus. The bond trustee
                                            will also have, or be responsible for
                                            appointing an agent to perform, additional
                                            duties with respect to tax administration.

INITIAL MASTER SERVICER..................   ________________________, a ________
                                            corporation, will act as the initial master
                                            servicer with respect to the pledged
                                            mortgage loans. See "Servicing of the
                                            Pledged Mortgage Loans--The Initial Master
                                            Servicer and the Initial Special Servicer"
                                            in this prospectus supplement.

INITIAL SPECIAL SERVICER.................   ________________________, a __________
                                            corporation, will act as the initial special
                                            servicer with respect to the pledged
                                            mortgage loans. See "Servicing of the
                                            Pledged Mortgage Loans--The Initial Master
                                            Servicer and the Initial Special Servicer"
                                            in this prospectus supplement.

MORTGAGE LOAN SELLERS....................   We will acquire the pledged mortgage loans,
                                            from _____________________________.

                                            -    ________________________, a __________
                                                 corporation, and

                                            -    ________________________, a __________
                                                 corporation.

                                            See "Description of the Mortgage
                                            Collateral--The Mortgage Loan Sellers" in
                                            this prospectus supplement.

UNDERWRITER..............................   Lehman Brothers Inc., a Delaware
                                            corporation, is the underwriter of this
                                            offering. See "Method of Distribution" in
                                            this prospectus supplement.

                                            RELEVANT DATES AND PERIODS

CUT-OFF DATE.............................   The mortgage collateral will be considered
                                            part of the trust estate as of a cut-off
                                            date of _____________. All payments and
                                            collections received on the mortgage
                                            collateral after that date, excluding any
                                            payments or collections that represent
                                            amounts due on or before that date, will be
                                            available for payment on the offered bonds.
                                            Accordingly, ____________ is the date as of
                                            which we present much of the information
                                            relating to the mortgage collateral and the
                                            underlying real properties in this
                                            prospectus supplement.

ISSUE DATE...............................   The date of initial issuance for the offered
                                            bonds will be on or about ____________.

PAYMENT DATE.............................   Payments on the offered bonds are scheduled
                                            to occur monthly, commencing in
                                            _____________. During any given month, the
                                            payment date will be the ______ calendar day
                                            of that month or, if the _______ calendar
                                            day of that month is not a business day,
                                            then the next succeeding business day.

RECORD DATE..............................   The record date for each monthly payment on
                                            an offered bond will be the last business
                                            day of the prior calendar month. The
                                            registered holders of the offered bonds at
                                            the close of business on each record date,
                                            will be entitled to receive any payments on
                                            those bonds on the following payment date.

COLLECTION PERIOD........................   Amounts available for payment on the offered
                                            bonds on any payment date will depend on the
                                            payments and other collections received, and
                                            any advances of payments due, on the
                                            mortgage collateral and other assets
                                            included in the trust estate during the

                                            related collection period.  Each collection period--

                                            -    will relate to a particular payment date,

                                            -    will be approximately one month long,

                                            -    will begin when the prior collection period ends
                                                 or, in the case of the first collection period,
                                                 will begin on ______________, and

                                            -    will end during the month of, but prior to, the
                                                 related payment date.

INTEREST ACCRUAL PERIOD..................   The amount of interest payable with respect
                                            to the offered bonds on any payment date
                                            will be a function of the interest accrued
                                            during the related interest accrual period.
                                            The interest accrual period for any payment
                                            date will be the calendar month immediately
                                            preceding the month in which that payment
                                            date occurs.

                        DESCRIPTION OF THE OFFERED BONDS

REGISTRATION AND

     DENOMINATIONS.......................   We intend to deliver the offered bonds in
                                            book-entry form in original denominations
                                            of:

                                            -    in the case of the class X bonds, $________
                                                 initial notional amount and in any whole dollar
                                                 denomination in excess of $__________; and

                                            -    in the case of the other offered bonds,
                                                 $_________ initial principal balance and in
                                                 any whole dollar denomination in excess of
                                                 $____________.

                                            You will initially hold your offered bonds
                                            through The Depository Trust Company. As a
                                            result, you will not receive a fully
                                            registered physical security representing
                                            your interest in any offered bond, except
                                            under the limited circumstances described
                                            under "Description of the Offered
                                            Bonds--Registration and Denominations" in
                                            this prospectus supplement and under
                                            "Description of the Bonds-Book Entry
                                            Registration" in the accompanying
                                            prospectus. We may elect to terminate the
                                            book-entry system through DTC with respect
                                            to any portion of any class of offered
                                            bonds.

PAYMENTS

A.  GENERAL..............................   The bond trustee will make payments of
                                            interest and principal to the respective
                                            classes of series __________ bondholders
                                            entitled to those payments, sequentially as
                                            follows:

                                                     PAYMENT ORDER                                CLASS
                                                     -------------                                -----
                                                           1                                 A-1, A-2 and X
                                                           2                                        B
                                                           3                                        C
                                                           4                                        D
                                                           5                                        E
                                                           6                                        F
                                                           7                                        G
                                                           8                                        H
                                                           9                                        J
                                                          10                                        K
                                                          11                                        L
                                                          12                                        M
                                                          13                                        N


                                            Allocation of interest payments among the
                                            class A-1, A-2 and X bonds is PRO RATA based
                                            on entitlement. The class X bonds do not
                                            have principal balances and do not entitle
                                            their holders to payments of principal.

                                            See "Description of the Offered
                                            Bonds--Payments--Priority of Payments" in
                                            this prospectus supplement.

B.  PAYMENTS OF INTEREST.................   Each class of offered bonds will bear
                                            interest. In each case, that interest will
                                            accrue during each interest accrual period
                                            based upon--

                                            -    the interest rate applicable for the
                                                 particular class for that interest accrual
                                                 period,

                                            -    the total principal balance or notional amount,
                                                 as the case may be, of the particular class
                                                 outstanding immediately prior to the related
                                                 payment date, and

                                            -    the total principal balance or notional amount,
                                                 as the case may be, of the particular class
                                                 outstanding immediately prior to the related
                                                 payment date, and

                                            -    the assumption that each year consists of 12
                                                 30-day months.

                                            A whole or partial prepayment on any pledged
                                            mortgage loan may not be accompanied by the
                                            amount of one full month's interest on the
                                            prepayment. As and to the extent described
                                            under "Description of the Offered
                                            Bonds-Payments-Payments of Interest" in this
                                            prospectus supplement, these shortfalls may
                                            be allocated to reduce the amount of accrued
                                            interest otherwise payable to the holders of
                                            all of the interest-bearing classes of the
                                            series ______ bonds, including the offered
                                            bonds, on a PRO RATA basis in accordance
                                            with the respective amounts of interest
                                            otherwise payable on those classes for the
                                            corresponding interest accrual period.

                                            On each payment date, subject to available
                                            funds and the payment priorities described
                                            under "-Payments-General" above, you will be
                                            entitled to receive your proportionate share
                                            of all unpaid distributable interest accrued
                                            with respect to your class of offered bonds
                                            through the end of the related interest
                                            accrual period.

                                            See "Description of the Offered
                                            Bonds--Payments--Payments of Interest" and
                                            "--Payments--Priority of Payments" in this
                                            prospectus supplement.

C.  PAYMENTS OF PRINCIPAL................   The class X bonds do not have principal
                                            balances and do not entitle their holders to
                                            payments of principal. Subject to available
                                            funds and the payment priorities described
                                            under "-Payments-General" above, however,
                                            the holders of each other class of offered
                                            bonds will be entitled to receive a total
                                            amount of principal over time equal to the
                                            total principal balance of their particular
                                            class. The bond trustee must make payments
                                            of principal in a specified sequential order
                                            to ensure that--

                                            -    no payments of principal will be made to the
                                                 holders of any non-offered class of series
                                                 _________ bonds until the total principal
                                                 balance of the offered bonds is reduced to
                                                 zero,

                                            -    no payments of principal will be made to the
                                                 holders of the class B, C, D, E or F

                                                 bonds until, in the case of each of those classes,
                                                 the total principal balance of all more
                                                 senior classes of offered bonds is reduced
                                                 to zero, and

                                            -    except as described in the following
                                                 paragraph, no payments of principal will be
                                                 made to the holders of the class A-2 bonds
                                                 until the total principal balance of the
                                                 class A-1 bonds is reduced to zero.

                                            Because of losses on the mortgage collateral
                                            and/or default-related or other
                                            unanticipated expenses of the trust estate,
                                            the total principal balance of the class B,
                                            C, D, E, F, G H, J, K, L, M and N bonds
                                            could be reduced to zero at a time when the
                                            class A-1 and A-2 bonds remain outstanding.
                                            Under those circumstances any payments of
                                            principal on the class A-1 and A-2 bonds
                                            will be made on a PRO RATA basis in
                                            accordance with their respective principal
                                            balances.

                                            The total payments of principal to be made
                                            on the series __________ bonds on any
                                            payment date will be a function of--

                                            -    the amount of scheduled payments of
                                                 principal due or, in some cases, deemed due
                                                 on the pledged mortgage loans during the
                                                 related collection period, which payments
                                                 are either received as of the end of that
                                                 collection period or advanced by the master
                                                 servicer, and

                                            -    the amount of any prepayments and other
                                                 unscheduled collections of previously
                                                 unadvanced principal with respect to the
                                                 pledged mortgage loans that are received
                                                 during the related collection period.

                                            See "Description of the Offered
                                            Bonds--Payments--Payments of Principal" and
                                            "--Payments--Priority of Payments" in this
                                            prospectus supplement.

D.  PAYMENTS OF PREPAYMENT
    PREMIUMS AND YIELD
    MAINTENANCE CHARGES..................   If any prepayment premium or yield
                                            maintenance charge is collected on any of
                                            the pledged mortgage loans, then the bond
                                            trustee will pay that amount in the
                                            proportions described "Description of the
                                            Offered Bonds--Payments--Payments of
                                            Prepayment Premiums and Yield Maintenance
                                            Charges" in this prospectus supplement, to--

                                            -    the holders of the class X bonds, and/or

                                            -    the holders of any other class or classes
                                                 of bonds, senior to the class ___ bonds, that
                                                 are then entitled to receive payments of
                                                 principal.

REDUCTIONS OF BOND BALANCES
     IN CONNECTION WITH LOSSES
     ON THE PLEDGED MORTGAGE
     LOANS AND DEFAULT-RELATED
     AND OTHER UNANTICIPATED
     EXPENSES............................   Because of losses on the mortgage collateral
                                            and/or default-related and other
                                            unanticipated expenses of the trust estate,
                                            the total principal balance of the mortgage
                                            collateral, net of advances of principal,
                                            may fall below the total principal balance
                                            of the series _____ bonds. If and to the
                                            extent that those losses and expenses cause
                                            a deficit to exist following the payments
                                            made on the series _____ bonds on any
                                            payment date, then the total principal
                                            balances of the following classes of series
                                            _____ bonds, will be successively reduced in
                                            the following order, until that deficit is
                                            eliminated:

                                                                 REDUCTION ORDER                  CLASS
                                                                 ---------------                  -----
                                                                        1                           N
                                                                        2                           M
                                                                        3                           L
                                                                        4                           K
                                                                        5                           J
                                                                        6                           H
                                                                        7                           G
                                                                        8                           F
                                                                        9                           E
                                                                       10                           D
                                                                       11                           C
                                                                       12                           B
                                                                       13                      A-1 and A-2


                                            Any reduction to the total principal
                                            balances of the class A-1 and class A-2
                                            bonds will be made on a PRO RATA basis in
                                            accordance with the relative sizes of those
                                            principal balances.

                                            See "Description of the Offered
                                            Bonds--Reductions of Bond Principal Balances
                                            in Connection With

                                            Realized Losses and Additional Trust Estate Expenses"
                                            in this prospectus supplement.

ADVANCES OF DELINQUENT MONTHLY
     DEBT SERVICE PAYMENTS...............   Except as described in the next two
                                            paragraphs, the master servicer will be
                                            required to make advances with respect to
                                            any delinquent monthly payments, other than
                                            balloon payments, of principal and/or
                                            interest due or deemed due on the mortgage
                                            collateral. In addition, the trustee must
                                            make any of those advances that the master
                                            servicer fails to make. As described under
                                            "Description of the Offered Bonds-Advances
                                            of Delinquent Monthly Debt Service Payments"
                                            in this prospectus supplement, any party
                                            that makes an advance will be entitled to be
                                            reimbursed for the advance, together with
                                            interest at the prime rate described in that
                                            section of this prospectus supplement.

                                            Notwithstanding the foregoing, neither of
                                            the master servicer nor the bond trustee,
                                            will be required to make any advance that it
                                            determines, in its good faith and reasonable
                                            judgment, will not be recoverable from
                                            proceeds of the related mortgage collateral.
                                            In addition, if any of the adverse events or
                                            circumstances that we describe under
                                            "Servicing of the Pledged Mortgage
                                            Loans-Required Appraisals" in this
                                            prospectus supplement, occur or exist with
                                            respect to any pledged mortgage loan
                                            included in the trust estate or the
                                            underlying real property for that loan, the
                                            special servicer will be obligated to obtain
                                            a new appraisal of or, in cases involving
                                            relatively small principal balances conduct
                                            a valuation of that property. If, based on
                                            that appraisal or other valuation, it is
                                            determined that-


                                            -    the principal balance of, and other delinquent
                                                 amounts due under, that mortgage loan exceed

                                            -    90% of the new estimated value of that real property.

                                            Then the amount otherwise required to be
                                            advanced with respect to interest on that
                                            mortgage loan will be reduced. The reduction
                                            will be in the same proportion that the
                                            excess bears to the principal balance of the
                                            mortgage loan, net of related advances of
                                            principal. Due to the payment priorities,
                                            any reduction in advances will reduce the
                                            funds available to pay interest on the most
                                            subordinate interest-bearing class of series
                                            _____ bonds then outstanding.

                                            See "Description of the Offered
                                            Bonds--Advances of Delinquent Monthly Debt
                                            Service Payments" and "Servicing of the
                                            Pledged Mortgage Loans--Required Appraisals"
                                            in this prospectus supplement. See also
                                            "Description of the Bonds--Advances in
                                            Respect of Delinquencies" in the
                                            accompanying prospectus.

REPORTS TO BONDHOLDERS...................   On each payment date, the following reports
                                            will be available to you and will contain
                                            the information described under "Description
                                            of the Offered Bonds--Reports to
                                            Bondholders; Available Information" in this
                                            prospectus supplement:

                                            -    Delinquent Loan Status Report

                                            -    Historical Loan Modification Report

                                            -    Historical Liquidation Report

                                            -    REO Status Report

                                            -    Services Watch List Report

                                            -    Loan Payoff Notification Report


                                            -    Comparative Financial Status Report

                                            -    Operating Statement Analysis Report

                                            Upon reasonable prior notice, you may also
                                            review at the bond trustee's offices during
                                            normal business hours a variety of
                                            information and documents that pertain to
                                            the mortgage collateral and the underlying
                                            real properties. We expect that the
                                            available information and documents will
                                            include loan documents, borrower operating
                                            statements, rent rolls and property
                                            inspection reports, to the extent received
                                            by the bond trustee.

                                            See "Description of the Offered
                                            Bonds--Reports to Bondholders; Available
                                            Information" in this prospectus supplement.

OPTIONAL REDEMPTION......................   The Issuer may, at its option, redeem any
                                            class of offered bonds, in whole but not in
                                            part, on any payment date, if--

                                            -    the total principal balance of the bonds to
                                                 be redeemed is less than ____% of the
                                                 initial total principal balance of that
                                                 class, and

                                            -    no event of default under the indenture has
                                                 occurred and is continuing.

                                            See "Description of the Offered
                                            Bonds--Optional Redemption" in this
                                            prospectus supplement.

                                            [Provide summary description of any
                                            circumstances in which the offered bonds
                                            will be subject to special or mandatory
                                            redemption.].

                                            THE MORTGAGE COLLATERAL

PLEDGED MORTGAGE LOANS...................   In this section "-The Mortgage Collateral",
                                            we provide summary information with respect
                                            to the pledged mortgage loans

                                            that we intend to include in the trust. For
                                            more detailed information regarding those
                                            pledged mortgage loans, you should review
                                            the following sections in this prospectus
                                            supplement:

                                            -    "Description of the Mortgage Collateral".

                                            -    "Risk Factors - Risks Related to the Pledged
                                                 Mortgage Loans".

                                            -    Annex A-1-Certain Characteristics of the
                                                 Pledged Mortgage Loans.

                                            -    Annex A-2-Certain Monetary Terms of the Pledged
                                                 Mortgage Loans.

                                            When reviewing the information we have
                                            included in this prospectus supplement with
                                            respect to the pledged mortgage loans,
                                            please note that--

                                            -    All numerical information provided with
                                                 respect to the mortgage loans is provided on
                                                 an approximate basis.

                                            -    All weighted average information provided
                                                 with respect to the mortgage loans or any
                                                 sub-group of mortgage loans reflects a
                                                 weighting based on their respective cut-off
                                                 date principal balances. The


                                                 issuer will transfer the cut-off date
                                                 principal balance for each of the pledged
                                                 mortgage loans to the trust. We show the
                                                 cut-off date principal balance for each of
                                                 the mortgage loans on Annex A-1 to this
                                                 prospectus supplement.

                                            -    When information with respect to the
                                                 underlying real properties is expressed as a
                                                 percentage of the initial mortgage
                                                 collateral balance, the percentages are
                                                 based upon the cut-off date principal
                                                 balances of the related mortgage loans.

                                            -    If any of the mortgage loans is secured by
                                                 multiple real properties located in more
                                                 than one state, a portion of that mortgage
                                                 loan has been allocated to each of those
                                                 properties.

                                            -    Statistical information regarding the
                                                 pledged mortgage loans may change prior to
                                                 the date of initial issuance of the offered
                                                 bonds due to changes in the composition of
                                                 the mortgage collateral prior to that date.

SOURCE OF THE
   PLEDGED MORTGAGE LOANS................   We are not the originator of the pledged
                                            mortgage loans to be included in the trust
                                            estate. We will acquire those pledged
                                            mortgage loans from _____ separate parties.
                                            Each of those pledged mortgage loans was
                                            originated by--

                                            -    the related mortgage loan seller from whom
                                                 we acquired the mortgage loan,

                                            -    an affiliate of the related mortgage loan seller, or

                                            -    a correspondent in the related mortgage loan
                                                 seller's conduit lending program.

PAYMENT TERMS OF THE
MORTGAGE LOANS...........................   Each of the pledged mortgage loans to be
                                            included in the trust estate is the
                                            obligation of a borrower to repay a
                                            specified sum with interest.

                                            Repayment of each of the pledged mortgage
                                            loans is secured by a mortgage lien on the
                                            ownership and/or leasehold interest of the
                                            related borrower or another party in one or
                                            more commercial or multifamily real
                                            properties. Except for limited permitted
                                            encumbrances, which we describe in the
                                            "Glossary" to this prospectus supplement,
                                            that mortgage lien will be a first priority
                                            lien.

                                            All of the pledged mortgage loans are or
                                            should be considered nonrecourse. None of
                                            the pledged mortgage loans are insured or
                                            guaranteed by any governmental agency or
                                            instrumentality or by any private mortgage
                                            insurer.

                                            Each of the pledged mortgage loans currently
                                            accrues interest at the annual rate
                                            specified with respect to that loan on Annex
                                            A-1 to this prospectus supplement. Except as
                                            otherwise described below with respect to
                                            pledged mortgage loans that have anticipated
                                            repayment dates, the mortgage interest rate
                                            for each mortgage loan is, in the absence of
                                            default, fixed for the entire term of the
                                            loan. [IF ANY OF THE MORTGAGE LOANS HAVE
                                            FLOATING OR ADJUSTABLE MORTGAGE INTEREST
                                            RATES PROVIDE SUMMARY DESCRIPTION OF HOW TO
                                            CALCULATE THOSE RATES.]

                                            Each of the pledged mortgage loans provides
                                            for scheduled payments of principal and/or
                                            interest to be due on the ______ day of each
                                            month. [PROVIDE SUMMARY DESCRIPTION
                                            REGARDING ANY ADJUSTMENTS TO THE MONTHLY
                                            DEBT SERVICE PAYMENTS AND ANY POTENTIAL
                                            NEGATIVE AMORTIZATION OF INTEREST.]

                                            ________ of the pledged mortgage loans,
                                            representing ____% of the initial mortgage
                                            collateral balance, provide for:

                                            -    an amortization schedule that is
                                                 significantly longer than its remaining term
                                                 to stated maturity; and

                                            -    a substantial payment of principal on its
                                                 maturity date.

                                            ________ of the pledged mortgage loans,
                                            representing ____% of the initial mortgage
                                            collateral balance, provide material
                                            incentives to the related borrower to pay
                                            the pledged mortgage loan in full by a
                                            specified date. We consider that date to be
                                            the anticipated repayment date for the
                                            pledged mortgage loan. There can be no
                                            assurance, however, that these incentives
                                            will result in any of these pledged mortgage
                                            loans being paid in full on or before its
                                            anticipated repayment date. The incentives,
                                            which in each case will become effective as
                                            of the related anticipated repayment date,
                                            include:

                                            -    The calculation of interest in excess of the
                                                 initial mortgage interest rate. The
                                                 additional interest will be deferred and
                                                 will be payable only after the outstanding
                                                 principal balance of the mortgage loan is
                                                 paid in full.

                                            -    The application of excess cash flow from the
                                                 underlying real property to pay the
                                                 principal amount of the mortgage loan. The
                                                 payment of principal will be in addition to
                                                 the principal portion of the normal monthly
                                                 debt service payment.

                                            The remaining ______ pledged mortgage loans,
                                            representing ____% of the initial mortgage
                                            collateral balance, have payment schedules
                                            that provide for the payment of these
                                            mortgage loans in full or substantially in
                                            full by their respective maturity dates.

DELINQUENCY STATUS.......................   None of the mortgage loans to be included in
                                            the trust estate was _____ days or more
                                            delinquent with respect to any monthly debt
                                            service payment as of the cut-off date or at
                                            any time during the _____-month period
                                            preceding that date.

PREPAYMENT LOCK-OUT PERIODS..............   A prepayment lock-out period is currently in
                                            effect for ________ of the mortgage loans to
                                            be included in the trust estate. Set forth
                                            below is information regarding the remaining
                                            terms of those lock-out periods:

                                            Maximum remaining lock-out period:                             months
                                            Minimum remaining lock-out period:                             months
                                            Weighted average remaining lock-out period:                    months

DEFEASANCE...............................   ________ of the mortgage loans to be
                                            included in the trust estate, representing
                                            ____% of the initial mortgage collateral
                                            balance, permit the related borrower to
                                            obtain a full or partial release of the
                                            underlying real property from the related
                                            mortgage lien by delivering U.S. Treasury
                                            obligations as substitute collateral. None
                                            of these pledged the mortgage loans permits
                                            defeasance prior to the _______ anniversary
                                            of the date of initial issuance of the bonds.

ADDITIONAL STATISTICAL INFORMATION

A.  GENERAL CHARACTERISTICS..............   The mortgage collateral will have the
                                            following general characteristics as of the
                                            cut-off date:

                                            Initial mortgage collateral balance...........................            $
                                            Number of mortgage loans......................................
                                            Number of underlying real properties..........................

                                            Maximum cut-off date principal balance........................            $
                                            Minimum cut-off date principal balance........................            $
                                            Average cut-off date principal balance........................

                                            Maximum mortgage interest rate................................                 %
                                            Minimum mortgage interest rate................................                 %
                                            Weighted average mortgage interest rate.......................                 %

                                            Maximum original term to maturity or
                                                 anticipated repayment date...............................            months
                                            Minimum original term to maturity or
                                                 anticipated repayment date...............................            months
                                            Weighted average original term to maturity or
                                                 anticipated repayment date...............................            months

                                            Maximum remaining term to maturity or
                                                 anticipated repayment date...............................            months
                                            Minimum remaining term to maturity or
                                                 anticipated repayment date...............................            months
                                            Weighted average remaining term to maturity or
                                                 anticipated repayment date...............................            months

                                            Maximum underwritten debt service
                                                 coverage ratio...........................................                 x
                                            Minimum underwritten debt service
                                                 coverage ratio...........................................                 x
                                            Weighted average underwritten debt service
                                                 coverage ratio...........................................                 x

                                            Maximum cut-off date loan-to-
                                                 appraised value ratio....................................                 %
                                            Minimum cut-off date loan-to-appraised
                                                 value ratio..............................................                 %
                                            Weighted average cut-off date
                                                 appraised loan-to-value ratio............................                 %

C.  STATE CONCENTRATION..................   The table below shows the number of, and
                                            percentage of the initial mortgage
                                            collateral balance secured by, underlying
                                            real properties located in the indicated
                                            states:

                                                                                                           % OF
                                                                                 NUMBER OF           INITIAL MORTGAGE
                                                STATE                           PROPERTIES          COLLATERAL BALANCE
                                                -----                           ----------          ------------------

                                                                                                             %
                                                                                                             %
                                                                                                             %

                                            The remaining underlying real properties
                                            with respect to the mortgage collateral are
                                            located throughout ______ other states and
                                            ______________. No more than ____% of the
                                            initial mortgage collateral balance is
                                            secured by underlying real properties
                                            located in any of these other jurisdictions.

D.  PROPERTY TYPES.......................   The table below shows the number of mortgage
                                            loans, and percentage of the initial
                                            mortgage collateral balance secured by,
                                            underlying real properties operated for each
                                            indicated purpose:

                                                                                                           % OF
                                                                                 NUMBER OF           INITIAL MORTGAGE
                                                PROPERTY TYPE                   PROPERTIES          COLLATERAL BALANCE
                                                -------------                   ----------          ------------------

                                                                                                             %
                                                                                                             %
                                                                                                             %
                                                                                                             %
                                                                                                             %
                                                                                                             %
                                                                                                             %
                                                                                                             %

E.  ENCUMBERED INTERESTS....................   The table below shows the number of mortgage loans, and percentage of the initial mortgage collateral balance secured by, underlying real properties for which the encumbered interest is as indicated:



                                               % OF
ENCUMBERED INTEREST IN THE   NUMBER OF    INITIAL MORTGAGE
UNDERLYING REAL PROPERTY     PROPERTIES   COLLATERAL BALANCE
--------------------------   ----------   ------------------
Ownership                                         %
Ownership in part,
   Leasehold in part                              %
Leasehold                                         %
Other                                             %


                       LEGAL AND INVESTMENT CONSIDERATIONS

FEDERAL INCOME
   TAX CONSEQUENCES.........................   The bond trustee or its agent will make elections to treat designated portions of the trust estate as three separate real estate mortgage investment conduits under
                                               Sections 860A through 860G of the Internal Revenue Code of 1986. The designations for each of those three REMICs are as follows:

                                               - REMIC I, the lowest tier REMIC, which will consist of, among other things--

                                                 1. the pledged mortgage loans, and

                                                 2. any underlying real properties that may be acquired as part of the trust estate following a borrower default,

                                                 but will exclude collections of additional interest accrued and deferred as to payment with respect to each pledged mortgage loan with an anticipated repayment date that remains outstanding past that date;


                                                 - REMIC II, which will hold the regular interests in REMIC I; and

                                                 - REMIC III, which will hold the regular interests in REMIC II.

                                                 The offered bonds will be treated as regular interests in REMIC III. This means that they will be treated as newly issued debt instruments for federal income tax purposes. You will have to report income on your offered bonds in accordance with the accrual method of accounting even if you are otherwise a cash method taxpayer.

                                                 The class _____ and _____ bonds will be issued with more than a DE MINIMIS amount of original issue discount. The class _____ bonds will be issued with a DE MINIMIS amount of original issue discount. The other offered bonds will not be issued with any original issue discount. If you own an offered bond issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment.

                                                 For a more detailed discussion of the federal income tax aspects of investing in the offered bonds, see "Federal Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Consequences" in the accompanying prospectus.

ERISA.......................................     We anticipate that, subject to satisfaction of the conditions referred to under
                                                 "ERISA Considerations" in this prospectus supplement, retirement plans and other employee benefit plans and arrangements subject to--

                                                 - Title I of the Employee Retirement Income Security Act of 1974, as amended, or

                                                 - Section 4975 of the Internal Revenue Code of 1986,

                                                 will be able to invest in the class A-1, A-2 and X bonds without giving rise to a prohibited transaction. This is based upon an individual prohibited transaction exemption granted to the underwriter by the U.S. Department of Labor. However,
                                                 Investments in the offered bonds by, on behalf of or with assets of these entities, may be restricted as described under

                                                 "ERISA Considerations" in this prospectus supplement.

                                                 If you are a fiduciary of any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA or section 4975 of the Internal Revenue
                                                 Code of 1986, you should review carefully with your legal advisors whether the purchase or holding of the offered bonds could give rise to a transaction that is prohibited under ERISA or Section 4975 of the Internal Revenue Code of 1986. See
                                                 "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

LEGAL INVESTMENT............................     [Upon initial issuance, the following classes of offered bonds, will constitute mortgage related securities for purposes of the Secondary Mortgage Market
                                                 Enhancement Act of 1984:

                                                 - class A-1,

                                                 - class A-2, and

                                                 - class B.

                                                 The other offered bonds will NOT be "mortgage related securities" within the meaning of SMMEA.]

                                                 You should consult your own legal advisors to determine whether and to what extent the offered bonds will be legal investments for you. See "Legal Investment" in this prospectus supplement and in the accompanying prospectus.

CERTAIN INVESTMENT
   CONSIDERATIONS...........................     The rate and timing of payments and other collections of principal on or with respect to the mortgage collateral will affect the yield to maturity on each offered bond. In the case of offered bonds purchased at a discount, a slower than anticipated rate of payments and other collections of principal on the mortgage collateral could result in a lower than anticipated yield. In the case of class X bonds or any other offered bonds purchased at a premium, a faster than anticipated rate of payments and other collections of principal on the mortgage collateral could result in a lower than anticipated yield. If you are contemplating the purchase of class X bonds, you should be aware that--


                                                 - the yield to maturity on those bonds will be highly sensitive to the rate and timing of principal prepayments and other liquidations on or with respect to the mortgage collateral, and

                                                 - that an extremely rapid rate of prepayments and/or other liquidations on or with respect to the mortgage collateral could result in a substantial loss of your initial investment.

                                                 See "Yield and Maturity Considerations" in this prospectus supplement and in the accompanying prospectus.

                                  RISK FACTORS

         The offered bonds are not suitable investments for all investors. In particular, you should not purchase any class of offered bonds unless you understand and are able to bear the risks associated with that class.

         The offered bonds are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation.

         You should consider the following factors, as well as those set forth under "Risk Factors" in the accompanying prospectus, in deciding whether to purchase any offered bonds. The "Risk Factors" section in the accompanying prospectus includes a number of general risks associated with making an investment in the offered bonds.

RISKS RELATED TO THE OFFERED BONDS

         THE CLASS B, C, D, E AND F BONDS ARE SUBORDINATE TO, AND ARE THEREFORE RISKIER THAN, THE CLASS A-1, A-2 AND X BONDS. If you purchase class B, C, D, E or F bonds, then your offered bonds will provide credit support to other classes of offered bonds. As a result, you will receive payments after, and must bear the effects of losses on the pledged mortgage loans before, the holders of those other classes of offered bonds.

         When making an investment decision, you should consider, among other things--

         - the payment priorities of the respective classes of the bonds,

         - the order in which the principal balances of the respective classes of the bonds with balances will be reduced in connection with losses and default-related shortfalls, and

         - the characteristics and quality of the mortgage collateral in the trust.

         See "Description of the Mortgage Collateral" and "Description of the Offered Bonds--Payments" and "--Reductions of Bond Principal Balances in Connection With Realized Losses and Additional Trust Estate Expenses" in this prospectus supplement. See also "Risk Factors--The Investment Performance of Your Offered Bonds Will Depend Upon Payments, Defaults and Losses on the Related Mortgage Loans; and Those Payments, Defaults and Losses may be Highly Unpredictable", "--Any Credit Support for Your Offered Bonds may be Insufficient to Protect you Against all Potential Losses" and "--Payments on the Offered Bonds Will be Made Solely from the Limited Assets of the Related Trust Estate, and Those Assets may be Insufficient to Make all Required Payments on Those Bonds" in the accompanying prospectus.

         THE OFFERED BONDS HAVE UNCERTAIN YIELDS TO MATURITY. The yield on your offered bonds will depend on--

         -    the price you paid for your offered bonds, and

         -    the rate, timing and amount of payments on your offered bonds.

         The rate, timing and amount of payments on your offered bonds will depend on:

         -    the interest rate for your offered bonds;

         - the rate and timing of payments and other collections of principal on the mortgage collateral;

         - the rate and timing of defaults, and the severity of losses, if any, on the mortgage collateral;

         - the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for payment on your offered bonds;

         - the collection and payment of prepayment premiums and yield maintenance charges with respect to the mortgage collateral; and

         -    servicing decisions with respect to the mortgage collateral.

         These factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered bonds.

         See "Description of the Mortgage Collateral", "Servicing of the Mortgage Loans", "Description of the Offered Bonds--Payments" and "--Reductions of Bond Principal Balances in Connection With Realized Losses and Additional Trust Estate Expenses" and "Yield and Maturity Considerations" in this prospectus supplement. See also "Risk Factors--The Investment Performance of Your Offered Bonds Will Depend Upon Payments, Defaults and Losses on the Related Mortgage Loans; and Those Payments, Defaults and

Losses may be Highly Unpredictable" and "Yield and Maturity Considerations" in the accompanying prospectus.

         THE INVESTMENT PERFORMANCE OF YOUR BONDS MAY VARY MATERIALLY AND ADVERSELY FROM YOUR EXPECTATIONS BECAUSE THE RATE OF PREPAYMENTS AND OTHER UNSCHEDULED COLLECTIONS OF PRINCIPAL ON THE PLEDGED MORTGAGE LOANS IS FASTER OR SLOWER THAN YOU ANTICIPATED.

         If you purchase your offered bonds at a premium, and if payments and other collections of principal on the mortgage collateral in the trust occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your offered bonds at a discount, and if payments and other collections of principal on the mortgage collateral in the trust occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. You should consider that prepayment premiums and yield maintenance charges may not be collected in all circumstances. Furthermore, even if a prepayment premium or yield maintenance charge is collected and payable on your offered bonds, it may not be sufficient to offset fully any loss in yield on your offered bonds.

         If you purchase class X bonds, your yield to maturity will be particularly sensitive to the rate and timing of principal payments and losses on the mortgage collateral. Prior to investing in those bonds, you should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage collateral could result in your failure to recover fully your initial investment. The ratings on the class X bonds do not address whether a purchaser of those bonds would be able to recover its initial investment in them.

         The yield on the offered bonds with variable interest rates could also be adversely affected if the mortgage collateral with higher mortgage interest rates pay principal faster than the mortgage collateral with lower mortgage interest rates. This is because those classes bear interest at interest rates equal to, based upon or limited by, as applicable, a weighted average of net interest rates derived from the mortgage collateral.

         ERISA CONSIDERATIONS. The regulations that govern pension and other employee benefit plans subject to ERISA and plans and other retirement arrangements subject to Section 4975(c) of the Internal Revenue Code of 1986 are complex. Accordingly, if you are using the assets of a plan or arrangement to acquire offered bonds, you are urged to consult legal counsel regarding consequences under ERISA and the Internal Revenue Code of 1986 of the acquisition, ownership and disposition of those bonds. The purchase or holding of offered bonds by any plan or arrangement may result in a prohibited transaction or the imposition of excise taxes or civil penalties. See "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

RISKS RELATED TO THE PLEDGED MORTGAGE LOANS

         REPAYMENT OF THE PLEDGED MORTGAGE LOANS DEPENDS ON THE OPERATION OF THE UNDERLYING REAL PROPERTIES. The pledged mortgage loans are secured by mortgage liens on ownership and/or leasehold interests in the following types of real property:

         [SPECIFY PROPERTY TYPES.]

         The risks associated with lending on these types of real properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, repayment of each of the pledged mortgage loans is dependent on--

          - the successful operation and value of the underlying real property, and

          - the related borrower's ability to sell or refinance the underlying real property.

         See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which may Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There is no Assurance" and "Description of the Trust Estates--Mortgage Loans--A Discussion of
Various Types of Multifamily and Commercial Properties That May Secure
Mortgage Loans Underlying a Series of Offered Bonds" in the accompanying prospectus.

         THE PLEDGED MORTGAGE LOANS HAVE A VARIETY OF CHARACTERISTICS WHICH MAY EXPOSE INVESTORS TO GREATER RISK OF DEFAULT AND LOSS. When making an investment decision, you should consider, among other things, the following characteristics of the pledged mortgage loans and/or the underlying real properties for those loans. Any or all of these characteristics can affect, perhaps materially and adversely, the investment performance of your offered bonds. Each of the respective items below includes a cross-reference to where the associated risks are further discussed in this prospectus supplement or in the accompanying prospectus. In addition, each of those items may include a cross reference to where further information about the particular characteristic may be found in this prospectus supplement.

     - THE UNDERLYING REAL PROPERTY WILL BE THE SOLE ASSET AVAILABLE TO SATISFY THE AMOUNTS OWING UNDER A PLEDGED MORTGAGE LOAN IN THE EVENT OF DEFAULT. All of the mortgage loans to be included in the trust estate are or should be considered nonrecourse loans. If the related borrower defaults on any of the pledged mortgage loans, only the underlying real property, and not the other assets of the borrower, is available to satisfy the debt. Even if the related loan documents permit recourse to the borrower or a guarantor, the trust estate may not be able to ultimately collect the amount due under a defaulted mortgage loan. None of the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer. See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which may Decline Over Time and the Related Borrower's Ability to Refinance the Property, of Which There is no Assurance--Most of the Mortgage Loans Underlying Your Offered Bonds Will be Nonrecourse" in the accompanying prospectus.

     - IN SOME CASES, AN UNDERLYING REAL PROPERTY IS DEPENDENT ON A SINGLE TENANT OR ON ONE OR A FEW MAJOR TENANTS. In the case of ________ pledged mortgage loans, representing ____% of the initial mortgage collateral balance, the related borrower has leased the property to at least one tenant that occupies ____% or more of the particular property. In the case of ______ of those properties securing ____% of the initial mortgage collateral balance, the related borrower has leased the particular property to a single tenant that occupies all or substantially all of it. Accordingly, the full and timely payment of each of the related mortgage loans is highly dependent on the continued operation of the major tenant or tenants, which, in some cases, is the sole tenant, at the underlying real property. See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which may Decline Over Time and the Related Borrower's Ability to Refinance the Property, of Which There is no Assurance--The Successful Operation of a Multifamily or Commercial Property Depends on Tenants", "--Repayment of a Commercial or Multifamily Mortgage
          Loan Depends Upon the Performance and Value of the Underlying Real Property, Which may Decline Over Time and the Related Borrower's Ability to Refinance the Property, of Which There is no Assurance--Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral" and "--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which may Decline Over Time and the Related Borrower's Ability to Refinance the Property, of Which There is no Assurance--Tenant Bankruptcy Adversely Affects Property Performance" in the accompanying prospectus.

     - ____% OR MORE OF THE INITIAL MORTGAGE COLLATERAL BALANCE WILL BE SECURED BY MORTGAGE LIENS ON EACH OF THE FOLLOWING PROPERTY TYPES--[SPECIFY PROPERTY TYPES]. [ADD DISCLOSURE RELATING TO EACH PROPERTY TYPE AS TO WHICH THERE EXISTS A MATERIAL CONCENTRATION BASED ON CUT-OFF DATE PRINCIPAL BALANCES OF THE PLEDGED MORTGAGE LOANS THAT SECURE OR UNDERLIE THE SECURITY FOR THE OFFERED BONDS.]

          The inclusion in the trust estate of a significant concentration of mortgage loans that are secured by mortgage liens on a particular type of income-producing property makes the overall performance of the mortgage collateral materially more dependent on the factors that affect the operations at and value of that property type. See "Description of the Trust Estates--Mortgage Loans--A Discussion of Various Types of Multifamily and Commercial Properties That May Secure Mortgage Loans Underlying a Series of Offered Bonds" in the accompanying prospectus.

     - ____% OR MORE OF THE INITIAL MORTGAGE COLLATERAL BALANCE WILL BE SECURED BY MORTGAGE LIENS ON REAL PROPERTY LOCATED IN EACH OF THE FOLLOWING STATES--[specify estates]. The underlying real properties located in each of the following states secure mortgage loans or allocated portions of mortgage loans that represent ____% or more of the initial mortgage collateral balance:


                                                                % OF
                                     NUMBER OF             INITIAL MORTGAGE
           STATE                     PROPERTIES           COLLATERAL BALANCE
           -----                     ----------           ------------------







          The inclusion in the trust estate of a significant concentration of mortgage loans that are secured by mortgage liens on real properties located in a particular state makes the overall performance of the mortgage collateral materially more depending on economic and other conditions or events in that state. See "Risk Factors--Geographic Concentration Within a Trust Estate Exposes Investors to Greater Risk of Default and Loss" in the accompanying prospectus.

     - THE TRUST ESTATE WILL INCLUDE ADJUSTABLE RATE MORTGAGE LOANS. ________ of the mortgage loans, representing ____% of the initial mortgage collateral balance, provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective monthly debt service payments. See "Risk Factors--Adjustable Rate Mortgage Loans May Entail Greater Risks of Default to Lenders than Fixed Rate Mortgage Loans" in the accompanying prospectus.

     - THE TRUST ESTATE WILL INCLUDE MATERIAL CONCENTRATIONS OF BALLOON LOANS AND LOANS WITH ANTICIPATED REPAYMENT DATES. ________ mortgage loans, representing ____% of the initial mortgage collateral balance, are balloon loans. In addition, ________ mortgage loans, representing ____% of the initial mortgage collateral balance, provide material incentives for the related borrower to repay the loan by an anticipated repayment date prior to maturity. The ability of a borrower to make the required balloon payment on a balloon loan at maturity, and the ability of a borrower to repay a mortgage loan on or before any related anticipated repayment date, in each case depends upon its ability either to refinance the loan or to sell the underlying real property. Although a mortgage loan may provide the related borrower with incentives to repay the loan by an anticipated repayment date prior to maturity, the failure of that borrower to do so will not be a default under that loan. See "Description of the Pledged Mortgage Collateral--Terms and Conditions of the Pledged Mortgage Loans" in this prospectus supplement and "Risk Factors--The Investment Performance of Your Offered Bonds Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses may be Highly Unpredictable--There is an Increased Risk of Default Associated with Balloon Payments" in the accompanying prospectus.

     - THE MORTGAGE COLLATERAL WILL INCLUDE SOME DISPROPORTIONATELY LARGE MORTGAGE LOANS AND GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS. The inclusion in the trust estate of one or more loans that have outstanding principal balances that are substantially larger than the other assets that secure or underlie the security for your offered bonds can result in losses that are more severe, relative to the total principal balance of the mortgage collateral, than would be the case if the total balance of the mortgage collateral were distributed more evenly. The ________ largest mortgage loans and groups of cross-collateralized mortgage loans to be included in the trust estate represent ____% of the initial mortgage collateral balance. See "Description of the Mortgage Collateral--General", "--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans With Affiliated Borrowers" and "--Significant Pledged Mortgage Loans" in this prospectus supplement and "Risk Factors--Loan Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss" in the accompanying prospectus.

     - THE MORTGAGE COLLATERAL WILL INCLUDE LEASEHOLD MORTGAGE LOANS. ________ pledged mortgage loans, representing ____% of the initial mortgage collateral balance, are secured by mortgage liens on the related borrower's leasehold interest in all or a portion of the underlying real property, but not by the corresponding ownership interest in the property that is subject to the ground lease. Because of possible termination of the related ground lease, lending on a leasehold interest in a real property is riskier than lending on an actual ownership interest in that property. See "Description of the Mortgage Collateral--Additional Loan and Property

          Information--Leaseholds" in this prospectus supplement. See also "Risk Factors--Ground Leases Create Risks for Lenders That are not Present When Lending on an Actual Ownership Interest in a Real Property" and "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Considerations" in the accompanying prospectus.

     - SOME OF THE UNDERLYING REAL PROPERTIES ARE LEGAL NONCONFORMING USES OR LEGAL NONCONFORMING STRUCTURES. __________ pledged mortgage loans, representing ____% of the initial mortgage collateral balance are secured by a mortgage lien on a real property that is a legal nonconforming use or a legal nonconforming structure. This may impair the ability of the borrower to restore the improvements on an underlying real property to its current form or use following a major casualty. See "Description of the Mortgage Collateral--Underwriting Matters--Zoning and Building Code Compliance" in this prospectus supplement and "Risk Factors--Changes in Zoning may Adversely Affect the Use or Value of a Real Property" in the accompanying prospectus.

     - SOME OF THE UNDERLYING REAL PROPERTIES ARE ENCUMBERED BY SUBORDINATE DEBT. ________ mortgage loans, representing ____% of the initial mortgage collateral balance, are secured by underlying real properties that are known to us to be encumbered by secured subordinate debt that is not part of the trust estate. The existence of secured subordinate indebtedness may adversely affect the borrower's financial viability and/or the trust estate's security interest in the underlying real property. Any or all of the following may result from the existence of secured subordinate indebtedness on an underlying real property.

          1. refinancing the related pledged mortgage loan at maturity for the purpose of making any balloon payments may be more difficult;

          2. reduced cash flow could result in deferred maintenance at the particular real property;

          3. if the holder of the subordinated debt files for bankruptcy or is placed in involuntary receivership, foreclosing on the particular real property could be delayed; and

          4. if the underlying real property depreciates for whatever reason, the related borrower's equity is more likely to be wiped out, thereby eliminating the related borrower's incentive to continue making payments on its mortgage loan.

          [The lender of any material subordinate debt on the underlying real properties known to us has agreed not to foreclose or take other legal action against the particular real property or the related borrower, for so long as the related mortgage loan is outstanding and the special servicer has not done so.]

          See "Description of the Mortgage Collateral--Additional Loan and Property Information--Additional and Other Financing" in this prospectus supplement and "Risk Factors--Subordinate Debt Increases the Likelihood That a Borrower Will Default on a Mortgage Loan Backing Your Offered Bonds" in the accompanying prospectus.

     - SOME OF THE UNDERLYING REAL PROPERTIES DO NOT COMPLY WITH THE AMERICANS WITH DISABILITIES ACT OF 1990. Not all of the underlying real properties securing mortgage loans to be included in the trust estate, comply with the Americans with Disabilities Act of 1990. Compliance can be expensive. See "Risk Factors--Compliance With the Americans With Disabilities Act of 1990 May be Expensive" in the accompanying prospectus.

     - MULTIPLE UNDERLYING REAL PROPERTIES ARE OWNED BY THE SAME BORROWER OR AFFILIATED BORROWERS OR ARE OCCUPIED, IN WHOLE OR IN PART, BY THE SAME TENANT OR AFFILIATED Tenants. _______ separate groups of mortgage loans to be included in the trust estate, have borrowers that, in the case of each of those groups, are the same or under common control. See "Description of the Mortgage Collateral--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans With Affiliated Borrowers" in this prospectus supplement.

          In addition, there may be tenants which lease space at more than one underlying real property, securing mortgage loans to be included in the trust estate. Furthermore, there may be tenants that are related to or affiliated with a borrower. See Annex A-1 to this prospectus supplement for a list of the ________ most significant tenants at each of the underlying real properties used for [SPECIFY USE OF PROPERTIES].

          The bankruptcy or insolvency of, or other financial problems with respect to, any borrower or tenant that is, directly or through affiliation associated with two or more of the underlying real properties could have an adverse effect on all of those properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans included the trust estate. See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which may Decline Over Time and the Related Borrower's Ability to Refinance the Property, of Which There is no Assurance--Tenant Bankruptcy Adversely Affects Property Performance", "--Borrower Concentration Within a Trust Estate Exposes Investors to Greater Risk of Default and Loss" and "--Borrower Bankruptcy Proceedings can Delay and Impair Recovery on a Mortgage Loan Backing Your Offered Bonds" in the accompanying prospectus.

     - SOME BORROWERS UNDER THE PLEDGED MORTGAGE LOANS WILL NOT BE SPECIAL PURPOSE ENTITIES. The business activities of the borrowers under the pledged mortgage loans with cut-off date principal balances below $___________, may not be limited to owning their respective underlying real properties. Accordingly, the financial success of each of those borrowers may be affected by the performance of its other business activities, including other real estate interests. Those other business activities increase the possibility that the borrower may become bankrupt or insolvent.

         CHANGES IN THE MORTGAGE COLLATERAL COMPOSITION CAN CHANGE THE NATURE OF YOUR INVESTMENT. If you purchase any of class B, C, D, E, F or X bonds other than the class ____ bonds, you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons who own class A-1 and class A-2 bonds. See "Risk Factors--Changes in Mortgage Collateral Composition Will Change the Nature of Your Investment" in the accompanying prospectus.

         LENDING ON INCOME-PRODUCING REAL PROPERTIES ENTAILS ENVIRONMENTAL RISKS. The issuer or the trust estate could become liable for a material adverse environmental condition at one of the underlying real properties securing the pledged mortgage loans in the trust. Any potential environmental liability could reduce or delay payments on the offered bonds.

         A third-party consultant conducted an environmental site assessment, or updated a previously conducted assessment, with respect to ________ of the underlying real properties for the pledged mortgage loan, during the _____-month period ending on ______________. Each of those environmental site assessments or updates, as the case may be, complied with industry-wide standards. Not all of those environmental site assessments, however, satisfied all the requirements necessary to be considered a Phase I environmental site assessment. In __________ cases, a third-party consultant also conducted a Phase II environmental site assessment of the underlying real property. If any assessment or update revealed a material adverse environmental condition or circumstance at any underlying real property and the consultant recommended action, then, depending on the nature of the condition or circumstance, the borrower has--

     - implemented or agreed to implement an operations and maintenance plan, in the manner and within the time frames specified in the related loan documents;

     - agreed to monitor periodically nearby properties, in the manner and within the time frames specified in the related loan documents; or

     - established a reserve account with the lender to cover the estimated cost of addressing the condition or circumstances.

         In many cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related loan documents required, the establishment of an operation and maintenance plan to address the issue or, in the case of asbestos-containing materials and lead-based paint, an abatement or removal program. In _________ cases, the particular asbestos-containing materials or lead-based paint was in poor condition. This could result in a claim for damages by any party injured by that condition.

         In ________ cases, the cost to remediate, prevent or otherwise deal with an adverse environmental condition at an underlying real property securing a pledged mortgage loan to be included in the trust estate, was estimated to be more than $_____________.

         [In _______ cases, the environmental consultant did not recommend that any action be taken with respect to a potential adverse environmental condition at an underlying real property securing a pledged mortgage loan to be included in the trust estate, because a responsible party with respect to that condition had already been identified.]

         [In the case of ________ of the underlying real properties, securing ____% of the initial mortgage collateral balance, either--

     - no environmental site assessment was conducted in connection with the origination of the related pledged mortgage loan, or

     - a Phase II environmental site assessment was recommended but not performed.]

         See "Risk Factors--Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing" and "Legal Aspects of Mortgage Loans--Environmental Considerations" in the accompanying prospectus.

         LENDING ON INCOME-PRODUCING PROPERTIES ENTAILS RISKS RELATED TO PROPERTY CONDITION. Licensed engineers inspected ________ of the underlying real properties of the pledged mortgage loans to be included in the trust estate during the _____-month period preceding the cut-off date, to assess-

     - the structure, exterior walls, roofing, interior construction, mechanical and electrical systems, and

     - the general condition of the site, buildings and other improvements located at each underlying real property.

                  At ___________ of those properties, the inspections identified conditions requiring escrows to be established for repairs or replacements estimated to cost in excess of $________. In ________ of these cases, the originator required the related borrower to fund reserves, or deliver letters of credit or other instruments, to cover these costs.

         LIMITATIONS ON ENFORCEABILITY OF CROSS-COLLATERALIZATION. The mortgage collateral will include ________ mortgage loans that are secured, including through cross-collateralization with other mortgage loans, by multiple underlying real properties. These mortgage loans are identified in the tables contained in Annex A-1. The purpose of securing any particular mortgage loan or group of cross-collateralized mortgage loans with multiple real properties is to reduce the risk of default or ultimate loss as a result of an inability of any particular property to generate sufficient net operating income to pay debt service. [However, ________ of these mortgage loans permit--

     - the release of one or more of the underlying real properties from the related mortgage lien, and/or

     - a full or partial termination of the applicable cross-collateralization, in each case, upon the satisfaction of the conditions described under "Description of the Mortgage
          Collateral--Terms and Conditions of the Pledged Mortgage Loans" in this prospectus supplement.]

         In addition, when multiple real properties secure a mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to avoid recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the underlying real property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

         ________ pledged mortgage loans included in the trust estate are, in each case, secured by real properties located in two or more states. These mortgage loans represent ____% of the initial mortgage collateral balance. Foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state. Upon a default under any of these mortgage loans, it may not be possible to foreclose on the related underlying real properties simultaneously.

         LIMITED INFORMATION CAUSES UNCERTAINTY. ___________ of the pledged mortgage loans included in the trust estate are acquisition financing. Accordingly, limited or no operating information is available with respect to the underlying real properties for those mortgage loans. As a result, you may find it difficult to analyze the performance of those properties.

         [PRIOR BANKRUPTCIES. We are aware that, in the case of ________ pledged mortgage loans included in the trust estate--

     - the related borrower or a principal in the related borrower has been a party to, or

     - the related underlying real property has been the subject of, prior bankruptcy proceedings.]

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

         From time to time we use capitalized terms in this prospectus supplement. If any of those capitalized terms is not defined when it is first used in this prospectus supplement, it will have the meaning assigned to it in the "Glossary" attached to this prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

         This prospectus supplement and the accompanying prospectus includes the words "expects", "intends", "anticipates", "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                     DESCRIPTION OF THE MORTGAGE COLLATERAL

GENERAL

         The mortgage collateral to be included in the trust estate will consist of the _________ mortgage loans identified on Annex A-1 to this prospectus supplement. The mortgage collateral consisting of those loans will have an initial mortgage collateral balance of $___________. However, the actual initial mortgage collateral balance may be as much as ______% smaller or larger than that amount if any of those pledged mortgage loans are removed from the mortgage collateral or any other mortgage loans or other assets are added to the mortgage collateral. See "Changes in Mortgage Collateral Characteristics" below.

         The initial mortgage collateral balance will equal the total cut-off date principal balance of the mortgage loans to be included in the trust estate. The cut-off date principal balance of any mortgage loan is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balances of each mortgage loan that is to be included in the trust estate is shown on Annex A-1 to this prospectus supplement. Those cut-off date principal balances range from $_______ to $__________, and the average of those cut-off date principal balance is $_________.

         Each of the mortgage loans to be included in the trust estate is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by a promissory note and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the ownership and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. The mortgage lien will, in all cases, be a first priority lien, subject only to Permitted Encumbrances.

         You should consider each of the pledged mortgage loans to be a nonrecourse obligation of the related borrower. In the event of a payment default by the related borrower, recourse will be limited to the corresponding underlying real property or properties for satisfaction of that borrower's obligations. In those cases where recourse to a borrower or guarantor is permitted under the related mortgage loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the pledged mortgage loans will be insured or guaranteed by any governmental entity or by any other person.

         We provide in this prospectus supplement a variety of information regarding the pledged mortgage loans to be included in the trust estate. When reviewing this information, please note that --

     - All numerical information provided with respect to the mortgage loans is provided on an approximate basis.

     - All weighted average information provided with respect to the mortgage loans reflects a weighting by their respective cut-off date principal balances.

     - When information with respect to the underlying real properties is expressed as a percentage of the initial mortgage collateral balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans.

     - If a mortgage loan is secured by multiple underlying real properties located in more than one state, a portion of that mortgage loan has been allocated to each of those properties.

     - Statistical information regarding the pledged mortgage loans may change prior to the date of initial issuance of the offered bonds due to changes in the composition of the mortgage collateral prior to that date.

CROSS-COLLATERALIZED MORTGAGE LOANS, MULTI-PROPERTY MORTGAGE LOANS AND MORTGAGE LOANS WITH AFFILIATED BORROWERS

         The mortgage collateral will include ________ mortgage loans that are, in each case, individually or through cross-collateralization with other mortgage loans, secured by two or more real properties. [However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to avoid recording tax. The mortgage amount may equal the appraised value or allocated loan amount for the particular real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other underlying real properties securing the same mortgage loan or group of cross-collateralized mortgage loans.]

         ________ of the mortgage loans referred to in the prior paragraph entitle the related borrower(s) to obtain a release of one or more of the corresponding underlying real properties and/or a termination of any applicable cross-collateralization, subject, in each case, to the fulfillment of one or more of the following conditions--

     - the pay down of the mortgage loan(s) in an amount equal to a specified percentage, which is usually ____%, of the portion of the total loan amount allocated to the property or properties to be released;

     - the satisfaction of debt service coverage and loan-to-value tests for the property or properties that will remain as collateral; and/or

     - receipt by the lender of confirmation from each applicable rating agency that the action will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered bonds.

In addition, _________ of the mortgage loans referred to in the prior paragraph also entitle the related borrower to a release of one or more of the corresponding underlying real properties through defeasance. See "--Terms and Conditions of the Pledged Mortgage Loans--Defeasance Loans" below.

         The table below identifies each group of underlying real properties that secure an individual multi-property mortgage loan or a group of cross-collateralized mortgage loans that will, in each case, represent at least ____% of the initial mortgage collateral balance.


                                                                                % OF
                                                    NUMBER OF                   INITIAL
                                                   STATES WHERE                 MORTGAGE
                                                  THE PROPERTIES               COLLATERAL
PROPERTY NAMES                                      ARE LOCATED                 BALANCE
--------------                                    --------------               ----------






         The table below shows each group of underlying real properties that:

     -    are owned by the same or affiliated borrowers; and

     - secure two or more non-cross-collateralized mortgage loans that, represent at least ____% of the initial mortgage collateral balance.


                                                                               % OF
                                                 NUMBER OF                    INITIAL
                                                STATES WHERE                  MORTGAGE
                                               THE PROPERTIES                COLLATERAL
PROPERTY NAMES                                  ARE LOCATED                   BALANCE
--------------                                 --------------                ----------






TERMS AND CONDITIONS OF THE PLEDGED MORTGAGE LOANS

         DUE DATES. All of the pledged mortgage loans provide to be included in the trust estate for monthly debt service payments to be due on the ______ day of each month.

         MORTGAGE RATES; CALCULATIONS OF INTEREST. In general, each of the pledged mortgage loans to be included in the trust estate bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity. However, as described under "--ARD Loans" below, each of those mortgage loans that has an anticipated repayment date will accrue interest after that date at a rate that is in excess of its mortgage interest rate prior to that date. [IF ANY OF THE MORTGAGE LOANS HAVE FLOATING OR ADJUSTABLE MORTGAGE INTEREST RATES, DISCUSS CALCULATION OF THOSE RATES, INCLUDING INDICES, GROSS MARGINS, ADJUSTMENT DATES, FLOORS AND CAPS.]

         The mortgage interest rate for each of the pledged mortgage loans that is to be included in the trust estate is shown on Annex A-1 to this prospectus supplement. As of the cut-off date, those mortgage interest rates ranged from ____% per annum to ____% per annum, and the weighted average of those mortgage interest rates was ____% per annum.

         Except in the case of pledged mortgage loans with anticipated repayment dates, none of the mortgage loans to be included in the trust estate provides for negative amortization for the deferral of interest. [DESCRIBE ANY POTENTIAL NEGATIVE AMORTIZATION.]

         Each of the pledged mortgage loans will accrue interest on the basis of one of the following conventions:

     - the actual number of days elapsed during each one-month accrual period in a year of 360 days; or

     -    a 360-day year consisting of twelve 30-day months; or

     -    [SPECIFY ANY OTHER BASIS].

         The table below shows the number of, and percentage of initial mortgage collateral balance represented by, mortgage loans that accrue interest based on each of the foregoing conventions.


                                                                                           % OF
                                                              NUMBER OF              INITIAL MORTGAGE
                    INTEREST ACCRUAL BASIS                 MORTGAGE LOANS           COLLATERAL BALANCE
                    ----------------------                 --------------           ------------------
                    Actual/360 Basis                                                        %
                    30/360 Basis                                                            %
                    [Other]                                                                 %


         BALLOON LOANS. ________ of the pledged mortgage loans to be included in the trust estate, representing ____% of the initial mortgage collateral balance, are characterized by--

     - an amortization schedule that is significantly longer than the actual term of the mortgage loan, and

     - a substantial payment being due with respect to the mortgage loan on its stated maturity date.

         ARD LOANS. ________ of the pledged mortgage loans to be included in the trust estate, representing ____% of the initial mortgage collateral balance, are characterized by the following features:

     -    A maturity date that is more than ______ years following origination.

     - The designation of an anticipated repayment date that is generally ______ years following origination. The anticipated repayment date for each of the ARD Loans is listed on Annex A-1 to this prospectus supplement.

     - The ability of the related borrower to prepay the mortgage loan, without restriction, including without any obligation to pay a prepayment premium or a yield maintenance charge, at any time on or after a date that is generally ______ to ______ months prior to the related anticipated repayment date.

     - Until its anticipated repayment date, the calculation of interest at its initial mortgage interest rate.

     - From and after its anticipated repayment date, the accrual of interest at a revised annual rate that is, in most cases, equal to the sum of-

          (1)  its initial mortgage interest rate, plus

          (2) a specified margin that is, in _______ cases, not more than ______ percentage points.

     - The deferral of any additional interest accrued with respect to the mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage interest rate and its initial mortgage interest rate. This post-anticipated repayment date additional interest may, in some cases, compound at the new revised mortgage interest rate. Any post-anticipated repayment date additional interest accrued with respect to the mortgage loan following its anticipated repayment date will not be payable until the entire principal balance of the mortgage loan has been paid in full.

     - From and after its anticipated repayment date, the accelerated amortization of the mortgage loan out of any and all monthly cash flow from the corresponding underlying real property which remains after payment of the applicable monthly debt service payments and permitted operating expenses and capital expenditures. These accelerated amortization payments and the post-anticipated repayment date additional interest are considered separate from the monthly debt service payments due with respect to the mortgage loan.

         In the case of each of the ARD Loans to be included in the trust estate, the related borrower has agreed to enter into a cash management agreement not less than ______ months prior to the related anticipated repayment date if it has not already done so. The related borrower or the manager of the corresponding underlying real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the related anticipated repayment date into a designated account controlled by the lender under the ARD Loan.

         FULLY AMORTIZING LOANS. ________ of the mortgage loans to be included in the trust estate, representing ____% of the initial mortgage collateral balance, are characterized by--

     - constant monthly debt service payments throughout the substantial term of the mortgage loan, and

     - an amortization schedule that is approximately equal to the actual term of the mortgage loan.

         However, none of these fully amortizing loans has either--

     -    an anticipated repayment date, or

     -    the associated repayment incentives.

         AMORTIZATION OF PRINCIPAL. The table below shows, in months, the original and, as of ____________ the cut-off date the remaining amortization schedules and terms to maturity for the mortgage loans that we expect to back the offered bonds or the specified sub-groups of those mortgage loans backing the series ______ bonds. For purposes of the following table, the ARD Loans are assumed to mature on their respective anticipated repayment dates.



                                                                                FULLY AMORTIZING              ALL
                                          BALLOON LOANS        ARD LOANS             LOANS              MORTGAGE LOANS
                                          -------------        ---------             -----              --------------


Original Term to Maturity (mos.)
Maximum
Minimum
Weighted Average

Remaining Term to Maturity (mos.)
Maximum
Minimum
Weighted Average

Original Amortization Term (mos.)
Maximum
Minimum
Weighted Average

Remaining Amortization Term (mos.)
Maximum
Minimum
Weighted Average



         Some of the pledged mortgage loans will, in each case, provide for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance.

         [DISCUSS ANY ADJUSTMENTS TO THE MONTHLY DEBT SERVICE PAYMENTS FOR THE MORTGAGE LOANS.]

         VOLUNTARY PREPAYMENT PROVISIONS. In general, at origination, the pledge mortgage loans to be included in the trust estate, provided for:

          - a prepayment lock-out period, during which voluntary principal prepayments are prohibited, followed by

          - a prepayment consideration period, during which voluntary prepayments are permitted, subject to the payment of an additional consideration for the prepayment, followed by

          - an open prepayment period, during which voluntary principal prepayments may be made without any prepayment consideration.

         Notwithstanding otherwise applicable lock-out periods, partial prepayments of some of the pledged mortgage loans will be required under the circumstances described under "--Terms and Conditions of the Pledged Mortgage Loans--Other Prepayment Provisions" below.

         The prepayment terms of each of the pledged mortgage loans to be included in the trust estate are more particularly described in Annex A-1 to this prospectus supplement.

         As described below under "--Defeasance Loans", [substantially all] of the pledged mortgage loans will permit the related borrower to obtain a full or partial release of the corresponding underlying real property from the related mortgage lien by delivering U.S. government securities as substitute collateral. None of these mortgage loans will permit defeasance prior to the ______ anniversary of the date of initial issuance of the offered bonds.

         PREPAYMENT LOCK-OUT PERIODS. ________ of the mortgage loans to be included in the trust estate, representing ____% of the initial mortgage collateral balance, backing the series "______" bonds provide for prepayment lock-out periods as of the cut-off date, and--

          - the maximum remaining prepayment lock-out period of those mortgage loans as of that date is ____ months,

          - the minimum remaining prepayment lock-out period of those mortgage loans as of that date is ____ months, and

          - the weighted average remaining prepayment lock-out period of those mortgage loans as of that date is ____ months.

         Notwithstanding otherwise applicable lock-out periods, partial prepayments of some of the pledged mortgage loans will be required under the circumstances described under "--Terms and Conditions of the Pledged Mortgage Loans--Other Prepayment Provisions" below.

         PREPAYMENT CONSIDERATION. Following an initial prepayment lock-out period, ________ of the mortgage loans to be included in the trust estate, representing ____% of the initial mortgage collateral balance, provide for the payment of prepayment consideration in connection with a voluntary prepayment during part of the loan term. That prepayment consideration will equal [SPECIFY CALCULATION OF PREPAYMENT CONSIDERATION].

         Prepayment premiums and yield maintenance charges received on the pledged mortgage loans, whether in connection with voluntary or involuntary prepayments, will be allocated and paid to the persons, in the amounts and in accordance with the priorities described under "Description of the Offered Bonds--Payments--Payments of Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement. Limitations may exist under applicable state law on the enforceability of the provisions of the pledged mortgage loans that require payment of prepayment premiums or yield maintenance charges. Neither we nor the underwriter makes any representation or warranty as to the collectability of any prepayment premium or yield maintenance charge with respect to any of the mortgage loans included in the trust estate. See "Risk Factors--Some Provisions in the Mortgage Loans Underlying Your Offered Bonds May be Challenged as Being Unenforceable--Prepayment Premiums, Fees and Charges" and "Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the accompanying prospectus.

         OPEN PREPAYMENT PERIODS. __________ of the mortgage loans to be included in the trust estate, representing ____% of the initial mortgage collateral balance, provide for an open prepayment period. That the open prepayment period generally begins ______ to ______ months prior to stated maturity [or, in the case of an ARD Loan, prior to the related anticipated repayment date.]

         OTHER PREPAYMENT PROVISIONS. ___________ of the mortgage loans provide to be included in the trust estate for mandatory partial prepayments, notwithstanding any lock-out period that may otherwise be in effect. In __________ of these cases, the related borrower has established reserves or delivered a letter of credit that will be applied to a partial prepayment of the mortgage loan if one or more property performance conditions do not occur.

         Investors should not expect any prepayment consideration to be paid in connection with any mandatory partial prepayment described in the prior paragraph.

         DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS. ________ of the mortgage loans to be included in the trust estate, representing ____% of the initial mortgage collateral balance, contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers discussed in the next paragraph, these clauses either-

          - permit the holder of the related mortgage to accelerate the maturity of the mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding underlying real property, or

          - prohibit the borrower from doing so without the consent of the holder of the mortgage.

See, however, "Risk Factors--The Investment Performance of Your Offered Bonds Will Depend upon Payments, Defaults and Losses on the Related Mortgage Loans; and Those Payments, Defaults and Losses may be Highly Unpredictable--Delinquencies, Defaults and Losses on the Securing Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Bonds; and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those Losses, are Highly Unpredictable" and "--Some Provisions in the Mortgage Loans Underlying Your Offered Bonds may be Challenged as Being Unenforceable--Due-on-Sale and Debt Acceleration Clauses" and "Legal Aspects of Mortgage Loans--Due on Sale and Due-on-Encumbrance Provisions" in the accompanying prospectus.

         _______ of the mortgage loans to be included in the trust estate permit one or more of the following types of transfers:

          - transfers of the corresponding underlying real property if specified conditions are satisfied, which conditions normally include--

               1. confirmation by each applicable rating agency that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the bonds, or

               2. the reasonable acceptability of the transferee to the lender;

          - a transfer of the corresponding underlying real property to a person that is affiliated with or otherwise related to the borrower;

          - transfers by the borrower of the corresponding underlying real property to specified entities or types of entities; or

          - a transfer of non-controlling ownership interests in the related borrower.

         DEFEASANCE LOANS. ________ of the mortgage loans to be included in the trust estate, representing ____% of the initial mortgage collateral balance, permit the borrower to deliver U.S. government securities as substitute collateral.

         Each of these mortgage loans permits the related borrower, during specified periods and subject to conditions specified in the mortgage loan documents, to pledge to the holder of the mortgage loan the requisite amount of direct, non-callable U.S. government securities and obtain a full or partial release of the underlying real property. In general, the U.S. government securities to be delivered in connection with the defeasance of any mortgage loan, must provide for a series of payments that--

          - will be made prior, but as closely as possible, to all successive due dates through and including the maturity date, and

          - will, in the case of each due date, be in a total amount equal to or greater than the monthly debt service payment, including any applicable balloon payment, scheduled to be due on that date, with any excess to be returned to the related borrower.

         [For purposes of determining the defeasance collateral for an ARD Loan, however, that mortgage loan will be treated as if a balloon payment is due on its anticipated repayment date.]

         If fewer than all of the real properties securing any particular mortgage loan or group of cross-collateralized mortgage loans are to be released in connection with any defeasance, the requisite defeasance collateral will be calculated based on the allocated loan amount for the properties to be released and the portion of the monthly debt service payments attributable to that allocated loan amount.

         In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the bond trustee, for the benefit of the bondholders and the issuer, a first priority security interest in the defeasance collateral, together with an opinion of counsel confirming the first priority status of the security interest.

         None of the mortgage loans to be included in the trust estate may be defeased prior to the ______ anniversary of the date of initial issuance of the series ______ bonds.

MORTGAGE COLLATERAL CHARACTERISTICS

         GENERAL. A detailed presentation of various characteristics of the pledged mortgage loans to be included in the trust estate and of the corresponding underlying real properties, on an individual basis and in tabular format, is shown on Annex A-1 and Annex A-2 to this prospectus supplement. Some of the terms that appear in those exhibits, as well as elsewhere in this prospectus supplement, are defined or otherwise discussed in the "Glossary" to this prospectus supplement. The statistics in the tables and schedules on Annex A-1 and Annex A-2 to this prospectus supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or the underwriter.

SIGNIFICANT PLEDGED MORTGAGE LOANS

         [Insert Description of Significant Pledged Mortgage Loans]

ADDITIONAL LOAN AND PROPERTY INFORMATION

         DELINQUENCIES. None of the mortgage loans to be included in the trust estate was as of cut-off date, or has been at any time during the ______-month period preceding that date, ______ days or more delinquent with respect to any monthly debt service payment.

         TENANT MATTERS. Described and listed below are special considerations regarding tenants at the underlying real properties for the pledged mortgage loans to be included in trust estate--

          - [________ of the underlying real properties, securing ____% of the initial mortgage collateral balance, are, in each case, a [SPECIFY PROPERTY TYPES] that is leased to one or more major tenants that each occupy at least ____% of the net rentable area of the particular property.

          - A number of companies are major tenants at more than one of the underlying real properties.

          - There are ________ cases in which a particular entity is a tenant at more than one of the underlying real properties, and although it may not be a major tenant at any of those properties, it is significant to the success of the properties.

          - ________ of the underlying real properties, securing ____% of the initial mortgage collateral balance, are multifamily rental properties that have material concentrations of student tenants.]

         [GROUND LEASES. ________ of the pledged mortgage loans to be included in the trust estate, representing ____% of the initial mortgage collateral balance, are secured, in whole or in material part, by a mortgage lien on the borrower's leasehold interest in the corresponding underlying real property. In each case, the related ground lease, giving effect to all extension options, expires more than ten years after the stated maturity of the related mortgage loan and either:

          - the ground lessor has subordinated its interest in the underlying real property to the interest of the holder of that mortgage loan; or

          - the ground lessor has agreed to give the holder of that mortgage loan notice of, and the right to cure, any default or breach by the lessee.]

         [SPECIFY ANY EXCEPTIONS.]

         See "Risk Factors--Ground Leases Create Risks for Lenders That are not Present When Lending on an Actual Ownership Interest in a Real Property" and "Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Considerations" in the accompanying prospectus.

         [ADDITIONAL AND OTHER FINANCING. We are aware of ________ underlying real properties, securing ____% of the initial mortgage collateral balance, that are encumbered by secured subordinate debt that is not part of the mortgage collateral. The following table identifies those properties, indicates the initial principal amount of the secured subordinate debt and sets forth the cut-off date principal balances of the related mortgage loans. [In the case of each of those properties, the subordinate lender has entered into a subordination and standstill agreement with the holder of the related mortgage loan whereby that subordinate lender--

          - expressly subordinated its right to receive collections and proceeds from, and otherwise deal with, that property, and

          - agrees not to take any enforcement or other legal action against that property or the related borrower as long as the corresponding pledged mortgage loan is outstanding and the special servicer has not taken any similar enforcement or other legal action.]


                                                                            % OF INITIAL
                                               CUT-OFF DATE             MORTGAGE COLLATERAL
                                             PRINCIPAL BALANCE          BALANCE REPRESENTED          INITIAL PRINCIPAL
                                                OF RELATED                   BY RELATED              AMOUNT OF SECURED
PROPERTY NAMES                                MORTGAGE LOANS               MORTGAGE LOANS            SUBORDINATE DEBT
--------------                                --------------               --------------            ----------------


         [In addition, we are aware that the borrowers under ________ of the pledged mortgage loans to be included in the trust estate, representing ____% of the initial mortgage collateral balance, have unsecured debt. In _____ of those cases, the lender on the debt is an affiliate of the borrower. In ______ of those cases, the lender on the unsecured debt has executed and delivered a subordination and standstill agreement in favor of the senior lender under the corresponding pledged mortgage loan. In addition, some of the pledged mortgage loans will permit the related borrower to incur unsecured subordinated debt in the future, subject to conditions such as--

          - limiting the use of proceeds to refurbishing or renovating the underlying real property, and/or

          - acquiring furniture, fixtures and equipment for the underlying real property.

Borrowers that do not meet special purpose entity, bankruptcy-remote criteria, generally do not have any restriction on the incurrence of unsecured debt. Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding.] See "Risk Factors--Subordinate Debt Increases the Likelihood that a Borrower Will Default on a Mortgage Loan Backing Your Offered Bonds" and "Legal Aspects of Mortgage Loans--Subordinate
Financing" in the accompanying prospectus.

         Except as disclosed under this "--Additional and Other Financing" subsection, we have not been able to confirm whether the respective borrowers under the pledged mortgage loans to be included in the trust estate have any other debt outstanding.

         ZONING AND BUILDING CODE COMPLIANCE. In connection with the origination of each pledged mortgage loan to be included in the trust estate, the related originator examined whether the use and operation of the underlying real property were in material compliance with zoning, land-use, building, fire and health ordinances, rules, regulations and orders then-applicable to that property. Evidence of this compliance may have been in the form of legal opinions, certifications from government officials, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. In ________ cases, a certificate of occupancy was not available. Where the property as currently operated is a permitted nonconforming use and/or structure, an analysis was generally conducted as to--

          - the likelihood that a material casualty would occur that would prevent the property from being rebuilt in its current form, and

          - whether existing replacement cost hazard insurance or, if necessary, supplemental law or ordinance coverage would, in the event of a material casualty, be sufficient--

               1.   to satisfy the entire mortgage loan, or

               2. taking into account the cost of repair, to pay down the mortgage loan to a level that the remaining collateral would be adequate security for the remaining loan amount.]

         HAZARD, LIABILITY AND OTHER INSURANCE. [Although exceptions exist, the loan documents for each of the pledged mortgage loans to be included in the trust estate generally require the related borrower to maintain with respect to the corresponding underlying real properties the following insurance coverage--

          - hazard insurance in an amount that is subject to a customary deductible, at least equal to the lesser of--

               1. the outstanding principal balance of the related mortgage loan, and

               2. the full insurable replacement cost of the improvements located on the insured property;

          - if any portion of the property was in an area identified in the federal register by the Flood Emergency Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, in an amount that is equal to the least of--

               1. the outstanding principal balance of the related mortgage loan;

               2.   the full insurable value of the insured property, and

               3. the maximum amount of insurance available under the National Flood Insurance Act of 1968;

          - comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in an amount at least equal to $___________ per occurrence; and

          - business interruption or rent loss insurance either in an amount not less than 100% of the projected rental income or revenue from the insured property for at least ____ months or, alternatively, in a specified dollar amount.]

         [In general, the underlying real properties for the pledged mortgage loans included in the trust estate, including those properties located in California, are not insured against earthquake risks. In the case of those properties located in California other than those that are manufactured housing communities or self storage facilities, a third party consultant conducted seismic studies to assess the probable maximum loss for the property. In general, when the resulting reports concluded that an underlying real property was likely to experience a probable maximum loss in excess of ____% of the estimated replacement cost of the improvements, the related originator required the borrower to--

          -    obtain earthquake insurance, or

          - establish reserves to cover the estimated costs of completing seismic retrofitting recommended by the consultant,

unless, in any of those cases, the original loan-to-value ratio was relatively low.]

         [With respect to each of the underlying real properties for the pledged mortgage loans, the master servicer is required to cause the maintenance of all insurance coverage as is required under the related mortgage to the extent--

          - the bond trustee, on behalf of the bondholders and the issuer, has an insurable interest, and

          - the master servicer can require maintenance of insurance under applicable law.]

         [Where insurance coverage at the underlying real property for any pledged mortgage loan is left to the lender's discretion, the master servicer will be required to use reasonable efforts to cause the related borrower to maintain insurance generally in the amounts, type and scopes of coverage required under the other pledged mortgage loans.]

         [Various forms of insurance maintained with respect to any of the underlying real properties for the pledged mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover the other real properties some of which may not secure loans included, the trust estate. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans included the trust estate. See "Risk Factors--Lack of Insurance Coverage Exposes a Lender to Risk for Particular Special Hazard Losses" in the accompanying prospectus.]

         [With limited exception, the pledged mortgage loans to be included in the trust estate generally provide that insurance and condemnation proceeds are to be applied either--

          -    to restore the underlying real property; or

          -    towards payment of the related mortgage loan.]

         [If any underlying real property is acquired as part of the trust estate through foreclosure, deed in lieu of foreclosure or otherwise following a default on the related mortgage loan, the special servicer will be required to maintain for that property generally the same types of insurance policies providing coverage in the same amounts as were previously required under the mortgage that had covered the property.]

         [The master servicer and the special servicer may each satisfy its obligations regarding maintenance of the hazard insurance policies referred to in this prospectus supplement by maintaining a blanket insurance policy insuring against hazard losses on all of the pledged mortgage loans for which it is responsible. If any blanket insurance policy maintained by the master services or special services contains a deductible clause, however, the master servicer or the special servicer, as the case may be, will be required, in the event of a casualty covered by that policy, to pay out of its own funds all sums that--

          -    are not paid because of the deductible clause, and

          - would have been paid if an individual hazard insurance policy referred to above had been in place.]

         [The applicable originator and its successors and assigns are the beneficiaries under separate title insurance policies with respect to each pledged mortgage loan. Each title insurer will enter into co-insurance and reinsurance arrangements with respect to the title insurance policy as are customary in the title insurance industry. Subject to standard exceptions, including those regarding claims made in the context of insolvency proceedings, each title insurance policy will provide coverage to the bond trustee for the benefit of the series ___________ bondholders and the issuer for claims made against the bond trustee regarding the priority and validity of the borrowers' title to the subject underlying real property.]

ASSESSMENTS OF PROPERTY CONDITION

         PROPERTY INSPECTIONS. [_________ of the underlying real properties for the pledged mortgage loans included in the trust estate were each inspected in connection with the origination or acquisition of the related mortgage loan to assess their general condition.] [DISCUSS RESULTS AND CORRESPONDING ACTIONS.]

         APPRAISALS. [In connection with the origination of the pledged mortgage loans, ________ of the underlying real properties were appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute. Those appraisals were conducted in accordance with the Uniform Standards of Professional Appraisal Practices. In general, the appraisal for each of those properties or a separate letter contains a statement by the appraiser stating that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal.] We have not independently verified the accuracy of that statement with respect to any of those properties. The primary purpose of each of those appraisals was to provide an opinion of the fair market value of the related underlying real property. There can be no assurance that another appraiser would have arrived at the same opinion of value. The resulting appraised values are shown on Annex A-1 to this prospectus supplement.

         ENVIRONMENTAL ASSESSMENTS. [A Phase I environmental site assessment was performed with respect to ________ of the underlying real properties for the pledged mortgage loans included in the trust estate. Each of those environmental site assessment was conducted in connection with the origination of the related mortgage loan. In ________ cases, additional environmental testing, as recommended by that Phase I assessment, was performed.] [DISCUSS RESULTS AND CORRESPONDING ACTIONS.]

         ENGINEERING ASSESSMENTS. [In connection with the origination of the related pledged mortgage loans, a licensed engineer inspected ________ of the underlying real properties to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems.] [DISCUSS RESULTS AND CORRESPONDING ACTIONS.]

THE MORTGAGE LOAN SELLERS

         We did not originate any of the mortgage loans that we intend to include in the trust. We will acquire those mortgage loans from the following entities:

          -    ______________________ -- _________ mortgage loans, representing
               ____% of the initial mortgage pool balance; and

          -    ______________________ -- _________ mortgage loans, representing
               ____% of the initial mortgage pool balance.

         [INSERT DESCRIPTION OF MORTGAGE LOAN SELLERS]

         The information set forth in this prospectus supplement concerning each of the mortgage loan sellers has been provided by the respective mortgage loan sellers, and neither we nor the underwriter makes any representation or warranty as to the accuracy or completeness of this information.

ASSIGNMENT OF THE MORTGAGE COLLATERAL

         On or before the date of initial issuance of the offered bonds, the following transfers of the mortgage collateral will occur. In each case, the transferor will transfer or assign the subject mortgage collateral, without recourse, to the transferee.

-----------------------------------          -----------------------------------
      [mortgage loan seller]                        [mortgage loan seller]

-----------------------------------          -----------------------------------

Sale of _____ mortgage loans                  Sale of _____ mortgage loans
$_______                                      $_______


                        -------------------------------
                               Structured Asset
                             Securities Corporation
                        -------------------------------

                                          Contribution of all mortgage loans
                                          $__________

                       -------------------------------
                                 LB Commercial
                                 Mortgage Trust

                                 -----------
                       -------------------------------

                                          Pledge of all mortgage loans
                                          $___________

                       -------------------------------

                                 Bond Trustee

                       -------------------------------

         In connection with the foregoing transfers, we will be required to deliver the following documents, among others, to the bond trustee with respect to each of the pledged mortgage loans--

         [SPECIFY SELECT DOCUMENTS.]

         The bond trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the pledged mortgage loans in trust for the benefit of the series _______ bondholders. Within a specified period of time following that delivery, the trustee, directly or through a custodian, will be further required to conduct a review of those documents. The scope of the bond trustee's review of those documents will, in general, be limited solely to confirming that they have been received. None of the bond trustee, the master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the pledged mortgage loans included in the trust estate to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

         If--

          - any of the above-described documents required to be delivered by us to the bond trustee is not delivered by us or is otherwise defective, and

          - that omission or defect materially and adversely affects the value of, or the interests of the series _______ bondholders in the subject loan,

then that omission or defect will be a material document defect as to which the series ______ bondholders and the issuer will have the rights against us described under "--Cures and Repurchases" below.

         Within a specified period following the later of-

          -    the date on which the offered bonds are initially issued, and

          - the date on which all recording information necessary to complete the subject document is received by the bond trustee,

the bond trustee must submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in its favor described above. Because most of the pledged mortgage loans to be included in the trust estate are newly originated, many of those assignments cannot be completed and recorded until the related mortgage and/or assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

REPRESENTATIONS AND WARRANTIES

         As of the date of initial issuance of the offered bonds, we will make, with respect to each pledged mortgage loan that is included in the trust estate, representations and warranties generally to the effect listed below, together with any other representations and warranties as may be required by the rating agencies.

         The representations and warranties to be made by us with respect to each pledged mortgage loan will include:

         [SPECIFY SELECT REPRESENTATIONS AND WARRANTIES.]

         If--

          - there exists a breach of any of the above-described representations and warranties made by us, and

          - that breach materially and adversely affects the value of, or the interests of the series ______ bondholders in, the subject mortgage loan,

then that breach will be a material breach as to which the series _______ bondholders and the issuer will have the rights against us described under "--Cures and Repurchases" below.

CURES AND REPURCHASES

         If there exists, with respect to any pledged mortgage loan, a material breach of any of the representations and warranties made by us, as discussed under "--Representations and Warranties" above, or a material document defect with respect to any pledged mortgage loan, as discussed under "--Assignment of the Mortgage Collateral" above, then we will be required either:

          - to remedy the material breach or the material document defect in all material respects, or

          - repurchase the affected mortgage loan at a price generally equal to the sum of--

               1. the unpaid principal balance of that mortgage loan at the time of purchase, plus

               2. all unpaid interest, Post-ARD Additional Interest and Default Interest, due with respect to that mortgage loan through the due date in the collection period of purchase, plus

               3. all unreimbursed advances to cover some of the costs and expenses relating to the servicing and administration of that mortgage loan.

         The time period within which we must complete that remedy or repurchase will generally be limited to 90 days following the earlier of our discovery or receipt of notice of the subject material breach or material document defect, as the case may be. However, if we are diligently attempting to correct the problem, we will be entitled to an additional 90 days to complete that remedy or repurchase. Furthermore, if any material document defect arises solely out of the failure of the applicable recording office to return a recorded mortgage loan document, and if we are diligently attempting to retrieve that document, then the time period may be extended for up to two years following the date of initial issuance of the offered bonds.

         Our cure/repurchase obligations described above will constitute the sole remedy available to the series _______ bondholders and the issuer in connection with a material breach of any of our representations or warranties or a material document defect, with respect to any pledged mortgage loan in the trust estate. No other person will be obligated to repurchase any affected mortgage loan in connection with a material breach of any of the representations and warranties or a material document defect, if we default on our obligation to do so.

                 CHANGES IN MORTGAGE COLLATERAL CHARACTERISTICS

         The description in this prospectus supplement of the mortgage collateral is based upon the mortgage collateral as it is expected to be constituted at the time the offered bonds are issued, with adjustments for the monthly debt service payments due on the mortgage loans on or before the cut-off date. Prior to the issuance of the offered bonds, one or more mortgage loans may be removed from the trust estate if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the trust estate prior to the issuance of the offered bonds, unless including those mortgage loans would materially alter the characteristics of the mortgage collateral as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the mortgage collateral as it will be constituted at the time the offered bonds are issued. However, the range of mortgage rates and maturities, as well as the other characteristics of the pledged mortgage loans described in this prospectus supplement, may vary, and the actual initial mortgage collateral balance may be as much as ____% larger or smaller than the initial mortgage collateral balance specified in this prospectus supplement.

         A current report on Form 8-K will be available to purchasers of the offered bonds on or shortly after the date of initial issuance of the offered bonds. That current report on Form 8-K will be filed, together with the governing documents, with the SEC within 15 days after the initial issuance of the offered bonds. If pledged mortgage loans are removed from or added to the trust estate, that removal or addition will be noted in that current report on Form 8-K.

SERVICING OF THE PLEDGED MORTGAGE LOANS

GENERAL

         The servicing of the pledged mortgage loans in the trust estate will be governed by the servicing and administration agreement. The following summaries describe some of the provisions of the servicing and administration agreement relating to the servicing and administration of the pledged mortgage loans and any real estate included in the trust estate. You should also refer to the accompanying prospectus, in particular the section captioned "Description of the Governing Documents" for additional important information regarding provisions of the servicing and administration agreement that relate to the rights and obligations of the master servicer and the special servicer. See "Description of the Governing Documents--The Servicing and Administration Agreement(s)--Collection and Other Servicing Procedures with Respect to Mortgage Loans" in the accompanying prospectus.

         The servicing and administration agreement provides that the master servicer and the special servicer must each service and administer the pledged mortgage loans and any real estate included in the trust estate for which it is responsible, directly or through sub-servicers, in accordance with--

          -    any and all applicable laws, and

          - the express terms of the servicing and administration agreement and the respective mortgage loans.

Furthermore, to the extent consistent with the foregoing, the master servicer and the special servicer must each service and administer the pledged mortgage loans and any real estate included in the trust estate for which it is responsible in accordance with the Servicing Standard.

         In general, the master servicer will be responsible for the servicing and administration of--

          - all pledged mortgage loans in the trust estate as to which no Servicing Transfer Event has occurred, and

          - all worked-out mortgage loans in the trust estate as to which no new Servicing Transfer Event has occurred.

         The special servicer, on the other hand, will be responsible for the servicing and administration of each pledged mortgage loan in the trust estate as to which a Servicing Transfer Event has occurred and which has not yet become a worked-out mortgage loan with respect to that Servicing Transfer Event. The special servicer will also be responsible for the administration of each underlying real property that has been acquired as part of the trust estate with respect to a defaulted mortgage loan through foreclosure, deed-in-lieu of foreclosure or otherwise.

         Despite the foregoing, the servicing and administration agreement will require the master servicer to continue to collect information and prepare all reports to the bond trustee required to be collected or prepared with respect to any specially serviced assets and, otherwise, to render other incidental services with respect to any specially serviced assets. Neither the master servicer nor the special servicer will have responsibility for the performance by the other of its respective obligations and duties under the servicing and administration agreement.

         The master servicer will transfer servicing of a pledged mortgage loan to the special servicer, if it has not already done so, upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that mortgage loan.

THE INITIAL MASTER SERVICER AND THE INITIAL SPECIAL SERVICER

         THE MASTER SERVICER.

         [DESCRIBE THE INITIAL MASTER SERVICER.]

         The information set forth in this prospectus supplement concerning ___________ has been provided by it. Neither we nor the underwriter makes any representation or warranty as to the accuracy or completeness of this information.

         THE SPECIAL SERVICER.

         [DESCRIBE THE INITIAL SPECIAL SERVICER.]

         The information set forth in this prospectus supplement concerning ___________ has been provided by it. Neither we nor the underwriter makes any representation or warranty as to the accuracy of this information.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         THE MASTER SERVICING FEE. The principal compensation to be paid to the master servicer with respect to its master servicing activities will be the master servicing fee.

         The master servicing fee:

          - will be earned with respect to each and every mortgage loan, including-

               1.   each specially serviced mortgage loan, if any, and

               2. each mortgage loan, if any, as to which the corresponding underlying real property has been acquired by the trust through foreclosure or otherwise following a default; and

          -    in the case of each mortgage loan, will--

               1.   be calculated on a 30/360 basis,

               2.   accrue at the related master servicing fee rate,

               3. accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

               4. be payable monthly from amounts received with respect to interest on that mortgage loan.

         The master servicing fee will be ____% per annum.

         ADDITIONAL MASTER SERVICING COMPENSATION. As additional master servicing compensation, the master servicer will be entitled to receive--

          - any Prepayment Interest Excesses collected with respect to all mortgage loans securing the series

               ______ bonds;

          - any late payment charges and Default Interest, if any, that were collected with respect to pledged mortgage loans included in the trust estate, but only to the extent that those late payment charges and Default Interest--

               1. accrued with respect to the related mortgage loan while no related Servicing Transfer Event exists, and

               2. have not otherwise been applied to pay the master servicer, the special servicer or the bond trustee, as applicable, interest on advances made thereby with respect to the related mortgage loan.

         In addition, all modification fees, assumption fees, assumption application fees, consent/waiver fees and other comparable transaction fees and charges, if any, collected with respect to the pledged mortgage loans will be allocated between the master servicer and the special servicer, as additional compensation, or otherwise applied to cover related expenses, as provided in the servicing and administration agreement.

         The master servicer will be authorized to invest or direct the investment of funds held in its custodial account, or in any and all accounts maintained by it that are escrow and/or reserve accounts, in Permitted Investments. See "-Custodial Account" below. The master servicer will be entitled to retain any interest or other income earned on those funds and will be required to cover any losses of principal from its own funds. The master servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts.

         PREPAYMENT INTEREST SHORTFALLS. The servicing and administration agreement provides that, if any Prepayment Interest Shortfalls are incurred with respect to the mortgage collateral during any collection period, the master servicer must make a non-reimbursable payment with respect to the related payment date in an amount equal to the lesser of:

          -    the total amount of those Prepayment Interest Shortfalls, and

          - the sum of the following components of the master servicer's total servicing compensation for that same collection period--[TO BE SPECIFIED].

No other master servicing compensation will be available to cover Prepayment Interest Shortfalls.

         Any Payment made by the master servicer with respect to any payment date to cover Prepayment Interest Shortfalls will be included among the amounts payable as principal and interest on the series _____ bonds on that payment date as described under "Description of the Offered Bonds--Payments" in this prospectus supplement. If the amount of the payment made by the master servicer with respect to any payment date to cover Prepayment Interest Shortfalls is less than the total of all the Prepayment Interest Shortfalls incurred with respect to the mortgage collateral during the related collection period, then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated among the respective interest-bearing classes of the series _______ bonds, in reduction of the interest payable on those bonds, as and to the extent described under "Description of the Offered Bonds--Payments--Payments of Interest" in this prospectus supplement.

         PRINCIPAL SPECIAL SERVICING COMPENSATION. The principal compensation to be paid to the special servicer with respect to its special servicing activities will be--

          - the successful operation and value of the underlying real property, and

          -    the special servicing fee,

          -    the workout fee, and

          -    the liquidation fee.

         The special servicing fee:

          -    will be earned with respect to each-

               1.   specially serviced mortgage loan, if any, and

               2. each mortgage loan, if any, as to which the corresponding underlying real property has been acquired by the trust through foreclosure or otherwise following a default;

          -    with respect to each of those mortgage loans, will--

               1.   be calculated on a 30/360 basis,

               2. accrue at a special servicing fee rate of ____% per annum, and

               3. accrue on the same principal amount as interest accrues or is deemed to accrue from time to time on that mortgage loan, and

          - will be payable monthly from general collections on all the mortgage loans and any REO Properties in the trust estate that are on deposit in the master servicer's custodial account from time to time.

         THE WORKOUT FEE. The special servicer will, in general, be entitled to receive a workout fee with respect to each worked-out mortgage loan in the trust estate. The workout fee will be payable out of, and will be calculated by application of a workout fee rate of ____% to, each collection of interest and principal received on the mortgage loan for so long as it remains a worked-out mortgage loan, exclusive of any portion of that collection that represents a recovery of Default Interest or Post-ARD Additional Interest. The workout fee with respect to any worked-out mortgage loan will cease to be payable if a new Servicing Transfer Event occurs with respect to the loan. However, a new workout fee would become payable if the mortgage loan again became a worked-out mortgage loan with respect to that new Servicing Transfer Event. If the special servicer is terminated other than for cause or resigns, it will retain the right to receive any and all workout fees payable with respect to mortgage loans that became worked-out mortgage loans during the period that it acted as special servicer and remained worked-out mortgage loans at the time of its termination or resignation. The successor special servicer will not be entitled to any portion of those workout fees. Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee will reduce amounts payable to the series _______ bondholders.

         THE LIQUIDATION FEE. The special servicer will be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan in the trust estate for which it obtains a full or discounted payoff from the related borrower. The special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO Property in the trust estate as to which it receives any liquidation proceeds, condemnation proceeds or insurance proceeds, except as described in the next paragraph. As to each specially serviced mortgage loan and REO Property in the trust estate, the liquidation fee will be payable from, and will be calculated by application of a liquidation fee rate of ____% to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest or Post-ARD Additional Interest.

         Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, proceeds received in connection with:

          - the repurchase or replacement of any mortgage loan in the trust estate by us for a breach of representation or warranty or for defective or deficient mortgage loan documentation as described under "Description of the Mortgage Collateral--Cures and Repurchases" in this prospectus supplement; or

          - the purchase of any defaulted mortgage loan or REO Property in the trust estate by the master servicer or special servicer as described under--Sale of Defaulted Mortgage Loans" below.

         Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the series ______ bondholders.

         ADDITIONAL SPECIAL SERVICING COMPENSATION. As additional special servicing compensation, the special servicer will be entitled to receive any late payment charges and Default Interest collected with respect to pledged mortgage loans in the trust estate, but only to the extent that those late payment charges and Default Interest--

          - accrued while the related mortgage loan was a specially serviced mortgage loan, and

          - have not otherwise been applied to pay the master servicer, the special servicer or the bond trustee, as applicable, interest on advances made the master servicer, the special servicer or the bond trustee, as the case may be, with respect to the related mortgage loan.

         All modification fees, assumption fees, assumption application fees and other comparable transaction fees and charges, if any, collected with respect to the specially serviced mortgage loans in the trust estate, will be allocated between the master servicer and the special servicer, as additional compensation, or otherwise applied to cover related expenses, as provided in the servicing and administration agreement.

         In addition, the special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See "--REO Account below. The special servicer will be entitled to retain any interest or other income earned on those funds and will be required to cover any losses of principal from its own funds without any right to reimbursement. The special servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the special servicer's REO account.

         PAYMENT OF EXPENSES; SERVICING ADVANCES. Each of the master servicer and the special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the servicing and administration agreement. The master servicer and the special servicer will not be entitled to reimbursement for these expenses except as expressly provided in the servicing and administration agreement.

         Any and all customary, reasonable and necessary out of pocket costs and expenses incurred by the master servicer or the special servicer in connection with the servicing of a pledged mortgage loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, in connection with the related mortgage loan or REO Property. In addition, the special servicer may periodically require the master servicer to reimburse the special servicer for any servicing advances made by it. Upon reimbursing the special servicer for any servicing advance, the master servicer will be deemed to have made the advance.

         The special servicer may request the master servicer to make servicing advances with respect to a specially serviced mortgage loan or REO Property, in lieu of the special servicer's making that advance itself. The special servicer must make the request in writing, in a timely manner that does not adversely affect the interests of any series ______ bondholder. The master servicer must make the requested servicing advance within a specified number of days following the master servicer's receipt of the request. If the request is timely and properly made, the special servicer will be relieved of any obligations with respect to a servicing advance that it requests the master servicer to make, regardless of whether or not the master servicer actually makes that advance.

         If the master servicer or the special servicer is required under the servicing and administration agreement to make a servicing advance, but neither does so within _____ days after the servicing advance is required to be made, then the bond trustee will be required:

          - if it has actual knowledge of the failure, to give the defaulting party notice of its failure; and

          - if the failure continues for ______ more business days, to make the servicing advance.

         Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicer, the special servicer or the bond trustee will be obligated to make servicing advances that, in the reasonable and good faith judgment of any party making the servicing advance, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. If the master servicer, the special servicer or the bond trustee makes any servicing advance that it subsequently determines, in its judgment, is not recoverable from expected collections on the related mortgage loan or REO Property, it may obtain reimbursement for that advance, together with interest on the advance, out of general collections on the mortgage loans and any REO Properties on deposit in the master servicer's custodial account from time to time.

         The master servicer will be permitted to pay, and the special servicer may direct the payment of, some servicing expenses directly out of the master servicer's custodial account and at times without regard to the relationship between the expense and the funds from which it is being paid. The most significant of those servicing expenses relate to the remediation of any adverse environmental circumstance or condition at any of the underlying real properties. In addition, the servicing and administration agreement will require the master servicer, at the direction of the special servicer if a specially serviced asset is involved, to pay directly out of the master servicer's custodial account any servicing expense that, if advanced by the master servicer or the special servicer, would not be recoverable from expected collections on the related mortgage loan or REO Property. This is only to be done, however, when the master servicer, or the special servicer if a specially serviced asset is involved, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the bondholders, as a collective whole.

         The master servicer, the special servicer and the bond trustee will be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance, and compound monthly, for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of THE WALL STREET JOURNAL, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will be payable in the collection period in which that advance is reimbursed--

          - FIRST, out of Default Interest and late payment charges collected on the related mortgage loan during that collection period, and

          - THEN, if and to the extent that the Default Interest and late charges referred to in clause FIRST above are insufficient to cover the advance interest, out of any amounts then on deposit in the master servicer's custodial account.

SUB-SERVICERS

         The master servicer and the special servicer may each delegate any of its servicing obligations under the servicing and administration agreement to any one or more third-party servicers. The master servicer or the special servicer, as the case may be, will remain obligated under the servicing and administration agreement for any duties delegated to a sub-servicer. Each sub-servicing agreement between the master servicer or special servicer, as the case may be, and a sub-servicer must provide that, if for any reason the master servicer or special servicer, as the case may be, is no longer acting in that capacity, the bond trustee or any other successor to the master servicer or special servicer, as applicable, may:

          - assume the party's rights and obligations under the sub-servicing agreement;

          - enter into a new sub-servicing agreement with the sub-servicer on terms which are acceptable to the bond trustee or successor master servicer or special servicer, as the case may be, and that sub-servicer; or

          -    terminate the sub-servicing agreement without cause.

Some of the pledged mortgage loans that will be included in the trust estate, are currently being serviced by third-party servicers that are entitled to and will become sub-servicers of these loans on behalf of the master servicer. Neither the bond trustee nor any other successor master servicer may terminate the sub-servicing agreement for any of those sub-servicers without cause, unless it pays the particular sub-servicer a termination fee.

         The master servicer and special servicer will each be required to monitor the performance of sub-servicers retained by it. The master servicer and special servicer will each be solely liable for all fees owed by it to any sub-servicer retained by it, irrespective of whether its compensation under the servicing and administration agreement is sufficient to pay those fees. Each sub-servicer will be reimbursed by the master servicer or special servicer, as the case may be, for some of the expenditures which it makes, generally to the same extent the master servicer or special servicer, as the case may be, would be reimbursed under the servicing and administration agreement.

ENFORCEMENT OF DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

         The master servicer or the special servicer, as applicable, will be required to determine, in a manner consistent with the Servicing Standard, whether to exercise any right the lender under any pledged mortgage loan may have under either a due-on-sale or due-on-encumbrance clause to accelerate payment of that mortgage loan. However, under the circumstances described below in this paragraph, neither the master servicer nor the special servicer may waive its rights or grant its consent under any due-on-sale or due-on-encumbrance clause unless it has received written confirmation from each applicable rating agency that this action would not result in the qualification, downgrade or withdrawal of any of the then-current ratings then assigned by the rating agency to the series ______ bonds. With respect to due-on-sale clauses, this requirement will apply only if the outstanding principal balance of the subject mortgage loan, together with the total outstanding principal balance of all other pledged mortgage loans that are cross-collateralized with the subject mortgage loan or have been made to the same borrower or affiliated borrowers, is equal to or greater than a specified percentage of the then total principal balance of the mortgage collateral. In the case of due-on-encumbrance provisions, this requirement will always apply. In addition, the master servicer may not waive its rights or grant its consent under any due-on-sale or due-on-encumbrance clause without the consent of the special servicer.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

         The special servicer, with respect to the specially serviced mortgage loans in the trust estate, and the master servicer, with respect to the other pledged mortgage loans, each may, consistent with the Servicing Standard, agree to:

          -    modify, waive or amend any term of any mortgage loan;

          -    extend the maturity of any mortgage loan;

          - defer or forgive the payment of interest on and principal of any mortgage loan;

          - defer or forgive the payment of prepayment premiums, yield maintenance charges and late payment charges on any mortgage loan;

          - permit the release, addition or substitution of collateral securing any mortgage loan; or

          - permit the release, addition or substitution of the borrower or any guarantor of any mortgage loan.

The ability of the special servicer or the master servicer to agree to any of the foregoing, however, is subject to each of the following limitations, conditions and restrictions:

          - With limited exception, including with respect to standard routine matters, the master servicer may not agree to modify, waive or amend any term of, or take any of the other above-referenced actions with respect to, any pledged mortgage loans without the consent of the special servicer.

          - With limited exception, including with respect to Post-ARD Additional Interest, the special servicer may not agree to or consent to the master servicer's agreeing to modify, waive or amend of any term of, or take or consent to the master servicer's taking any of the other above-referenced actions with respect to, any mortgage loan in the trust estate, if doing so would--

               1. affect the amount or timing of any related payment of principal, interest or other amount payable under the mortgage loan, or

               2. in the special servicer's judgment, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on the mortgage loan,

               unless a material default on the mortgage loan has occurred or, in the special servicer's judgment, a default with respect to payment on the mortgage loan is reasonably foreseeable, and the modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to the bondholders, as a collective whole, on a present value basis, than would liquidation.

          - The special servicer may not extend or consent to the master servicer's extending the date on which any balloon payment is scheduled to be due on any mortgage loan in the trust estate, to a date beyond the earliest of--

               1. the _____ anniversary of the mortgage loan's original stated maturity date,

               2.   _____ years prior to the rated final payment date, and

               3. if the mortgage loan is secured by a mortgage solely or primarily on the related borrower's leasehold interest in the corresponding underlying real property, _____ years prior to the end of the then current term of the related ground lease, plus any unilateral options to extend.

          - Neither the master servicer nor the special servicer may make or permit any modification, waiver or amendment of any term of, or take any of the other above-referenced actions with respect to, any mortgage loan in the trust estate that would--

               1. cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Internal Revenue Code of 1986, or

               2. result in the imposition of any tax on prohibited transactions or contributions after the startup date of any of REMIC I, REMIC II or REMIC III under the Internal Revenue Code of 1986;

          - The special servicer may not permit or consent to the master servicer's permitting any borrower to add or substitute any real estate collateral for any pledged mortgage loan, unless the special servicer has first--

               1. determined, based upon an environmental assessment prepared by an independent person who regularly conducts environmental assessments, at the expense of the borrower, that:

                    - the additional or substitute collateral is in compliance with applicable environmental laws and regulations, and

                    - that there are no circumstances or conditions present with respect to the new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations, and

               2. received confirmation from each of __________ and __________ that the addition or substitution of collateral will not result in a qualification, downgrade or withdrawal of any rating then assigned by the rating agency to a class of series _____ bonds.

          - Subject to limited exceptions, the special servicer may not release or consent to the master servicer's releasing any material collateral securing an outstanding mortgage loan in the trust estate other than in accordance with the terms of, or upon satisfaction of, the mortgage loan.

         The foregoing limitations, conditions and restrictions will not apply to any of the acts referenced in this "--Modifications, Waivers, Amendments and Consents" section that is required under the terms of the subject mortgage loan in effect on the date of initial issuance of the offered bonds or that is solely within the control of the related borrower. Also, neither the master servicer nor the special servicer will be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if, in its judgment, opposition would not ultimately prevent the confirmation of the plan or one substantially similar, despite the discussion above.

         Notwithstanding the foregoing, the master servicer will be permitted, in the case of an ARD Loan, in its discretion, after the related anticipated repayment date, to waive any or all of the Post-ARD Additional Interest accrued on that mortgage loan, if the related borrower is ready and willing to pay all other amounts due under the mortgage loan in full, including the entire principal balance. However, the master servicer's determination to waive the trust estate's right to receive that Post-ARD Additional Interest--

          -    must be in accordance with the Servicing Standard, and

          -    will be subject to approval by the special servicer.

The master servicer will not have any liability to the trust estate, the series _____ bondholders or any other person for any determination to waive the trust estate's right to receive Post-ARD Additional Interest that is made in accordance with the Servicing Standard. The servicing and administration agreement will also limit the master servicer's and the special servicer's ability to institute an enforcement action solely for the collection of Post-ARD Additional Interest.

         All modifications, waivers and amendments entered into with respect to the pledged mortgage loans securing or underlying the security for the bonds are to be in writing. Each of the master servicer and the special servicer must deliver to the bond trustee for deposit in the related mortgage file, an original counterpart of the agreement relating to each modification, waiver or amendment agreed to by it, promptly following its execution.

REQUIRED APPRAISALS

         Promptly following the occurrence of any Appraisal Trigger Event with respect to any of the pledged mortgage loans, the special servicer must obtain, and deliver to the bond trustee and master servicer a copy of, an appraisal of the related underlying real property from an independent appraiser meeting the qualifications imposed in the servicing and administration agreement, unless an appraisal of the related underlying real property had previously been obtained within the prior _____ months.

         Notwithstanding the foregoing, if the unpaid principal balance of the subject mortgage loan, net of related unreimbursed advances of principal, is less than $______________, the special servicer may perform an internal valuation of the underlying real property.

         As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject mortgage loan.

         An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected mortgage loan. See "Description of the Offered Bonds--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement.

         If an Appraisal Trigger Event occurs with respect to any pledged mortgage loan in the trust estate, then the special servicer will have an ongoing obligation to obtain or perform, as the case may be, within _____ days of each anniversary of the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation. Based upon that update, the special servicer is to redetermine and report to the bond trustee and the master servicer the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease if and when--

          - the subject mortgage loan has become a worked-out mortgage loan as contemplated under "--General" above,

          - the subject mortgage loan has remained current for at least _____ consecutive monthly debt service payments, and

          - no other Servicing Transfer Event has occurred with respect to the subject mortgage loan during the preceding _____ months.

         The cost of each required appraisal, and any update of each required appraisal, will be advanced by the master servicer and will be reimbursable to the master servicer as a servicing advance.

CUSTODIAL ACCOUNT

         GENERAL. The master servicer will be required to establish and maintain a custodial account for purposes of holding payments and other collections that it receives with respect to the pledged mortgage loans. That custodial account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered bonds.

         The funds held in the master servicer's custodial account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the master servicer's custodial account will be paid to the master servicer as additional compensation subject to the limitations set forth in the servicing and administration agreement.

         DEPOSITS. Under the servicing and administration agreement, the master servicer must deposit or cause to be deposited in its custodial account within one business day following receipt, in the case of payments and other collections on the pledged mortgage loans, or as otherwise required under the servicing and administration agreement, the following payments and collections received or made by or on behalf of the master servicer with respect to the mortgage collateral subsequent to the date of initial issuance of the offered bonds, other than monthly debt service payments due on or before the cut-off date, which monthly debt service payments belong to the related mortgage loan seller:

          - all payments on account of principal on the mortgage loans, including principal prepayments;

          - all payments on account of interest on the mortgage loans, including Default Interest and Post-ARD Additional Interest;

          - all prepayment premiums, yield maintenance charges and late payment charges collected with respect to the mortgage loans;

          - all proceeds received under any hazard, flood, title or other insurance policy that provides coverage with respect to an underlying real property or the related mortgage loan, and all proceeds received in connection with the condemnation or the taking by right of eminent domain of an underlying real property, in each case to the extent not otherwise required to be applied to the restoration of the underlying real property or released to the related borrower;

          - all amounts received and retained in connection with the liquidation of defaulted mortgage loans by foreclosure or as otherwise contemplated under "--Realization Upon Defaulted Mortgage Loans" below;

          - any amounts paid by us in connection with the repurchase or replacement of a mortgage loan as described under "Description of the Mortgage Collateral--Cures and Repurchases" in this prospectus supplement;

          - any amounts required to be deposited by the master servicer in connection with losses incurred with respect to Permitted Investments of funds held in the custodial account;

          - all payments required to be paid by the master servicer or the special servicer with respect to any deductible clause in any blanket insurance policy as described under "Description of the Mortgage Collateral-- Underwriting Matters--Hazard, Liability and Other Insurance" in this prospectus supplement;

          - any amount required to be transferred from the special servicer's REO account; and

          - any amounts required to be transferred from any debt service reserve accounts with respect to the mortgage loans.

         Upon receipt of any of the amounts described in the first five bullet points of the prior paragraph with respect to any specially serviced mortgage loan in the trust estate, the special servicer is required to promptly remit these amounts to the master servicer for deposit in the master servicer's custodial account.

         WITHDRAWALS. The master servicer may make withdrawals from its custodial account for any of the following purposes, which are NOT listed in any order of priority: ---

          1. to remit to the bond trustee for deposit in the bond trustee's collection account described under "Description of the Offered Bonds--Collection Account" in this prospectus supplement on the business day preceding each payment date, all payments and other collections on the mortgage loans and any REO Properties in the trust estate that are then on deposit in the custodial account, exclusive of any portion of those payments and other collections that represents one or more of the following--

               - monthly debt service payments due on a due date subsequent to the end of the related collection period,

               - payments and other collections received after the end of the related collection period, and

               - amounts that are payable or reimbursable from the custodial account to any person other than the series-bondholders in accordance with any of clauses 2 through 17 below;

          2. to reimburse itself, the special servicer or the bond trustee, as applicable, for any unreimbursed advances made by that party under the servicing and administrations agreement, and the reimbursement for those advances is to be made out of collections on the mortgage loan or REO Property as to which the advance was made;

          3. to pay itself earned and unpaid master servicing fees with respect to each pledge mortgage loan in the trust estate, and payment for those fees is to be made out of collections on that mortgage loan that are allocable as interest;

          4. to pay the special servicer, out of general collections on the mortgage loans and any REO Properties, earned and unpaid special servicing fees with respect to each pledged mortgage loan that is either--

               -    a specially serviced mortgage loan, or

               - a mortgage loan as to which the related underlying real property has become an REO Property;

          5. to pay the special servicer earned and unpaid workout fees and liquidation fees to which it is entitled, and payment of those fees is to be made from the sources described under "--Servicing and Other Compensation and Payment of Expenses" above;

          6. to reimburse itself, the special servicer or the bond trustee, as applicable, out of general collections on the mortgage loans and any REO Properties in the trust estate, for any unreimbursed advance made by that party under the servicing and administration agreement that has been determined not to be ultimately recoverable under clause 2 above;

          7. to pay itself, the special servicer or the bond trustee, as applicable, unpaid interest on any advance made by that party under the servicing and administration agreement, and payment of any unpaid interest is to be made out of Default Interest and late payment charges received--

               - with respect to the mortgage loan as to which the advance was made and

               - during the collection period in which that advance is reimbursed;

          8. in connection with the reimbursement of advances as described in clause 2 or 6 above, to pay itself, the special servicer or the bond trustee, as the case may be, out of general collections on the mortgage loans and any REO Properties in the trust estate, any interest accrued and payable on that advance and not otherwise payable under clause 7 above;

          9. to pay itself any items of additional master servicing compensation on deposit in the custodial account as discussed under "--Servicing and Other Compensation and Payment of Expenses--Additional Master Servicing Compensation" above;

          10. to pay the special servicer any items of additional special servicing compensation on deposit in the custodial account as discussed under "--Servicing and Other Compensation and Payment of Expenses--Additional Special Servicing Compensation" above;

          11. to pay any unpaid liquidation expenses incurred with respect to any liquidated mortgage loan or REO Property in the trust estate, and payment of those expenses is to be made out of collections on that mortgage loan or REO Property, as the case may be;

          12. to pay, out of general collections on the mortgage loans and any REO Properties in the trust estate, any servicing expenses that would, if advanced, be nonrecoverable under clause 2 above;

          13. to pay, out of general collections on the mortgage loans and any REO Properties in the trust estate, for costs and expenses incurred by the trust estate in connection with the remediation of adverse environmental conditions at any underlying real property that secures a defaulted mortgage loan in the trust estate;

          14. to pay itself, the special servicer, the bond trustee or any of their or our respective directors, officers, employees and agents, as the case may be, out of general collections on the mortgage loans and any REO Properties in the trust estate, any of the reimbursements or indemnities to which any of those other persons or entities are entitled as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and the Issuers" in the accompanying prospectus;

          15. to pay, out of general collections on the mortgage loans and any REO Properties in the trust estate, for the costs of opinions of counsel, the cost of recording the servicing and administration agreement and expenses properly incurred by the tax administrator in connection with providing advice to the special servicer;

          16. to pay any other items described in this prospectus supplement as being payable from the custodial account;

          17. to withdraw amounts deposited in the custodial account in error, including amounts received on any mortgage loan or REO Property that has been purchased or otherwise removed from the trust estate; and

          18. to clear and terminate the custodial account upon the termination of the servicing and administration agreement.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

         The servicing and administration agreement grants to the master servicer and the special servicer, a right to purchase from the trust estate defaulted mortgage loans in the priority described in the next paragraph.

         If the special servicer has determined, in its judgment, that the sale of any defaulted mortgage loan, on behalf of the series ____ bondholders under the circumstances described below in this paragraph is in accordance with the Servicing Standard, the special servicer must give prompt written notice of its determination to the bond trustee and the master servicer. For a limited period, either the special servicer or the master servicer, in that order of priority, may at its option purchase the defaulted mortgage loan at a cash generally equal to the outstanding principal balance of, all accrued and unpaid interest on and all unreimbursed servicing advances with respect to, the subject mortgage loan. Each of the master servicer and the special servicer may designate an affiliate to complete the purchase.

         The special servicer may offer to sell, on behalf of the series _______ bondholders any defaulted mortgage loan not otherwise purchased as described in the preceding paragraph, if and when the special servicer determines, consistent with the Servicing Standard, that a sale would be in the best economic interests of the series _______ bondholders, as a collective whole. Any offer must be made in a commercially reasonable manner for a period of not less than _____ days. Subject to the discussion in the next paragraph, the special servicer will be required to accept the highest cash bid received from any person that is a fair price, determined in accordance with the servicing and administration agreement, for the mortgage loan.

         The special servicer will not be obligated to accept the highest cash bid if the special servicer determines, in accordance with the Servicing Standard, that rejection of the highest cash bid would be in the best interests of the series _______ bondholders, as a collective whole. Furthermore, the special servicer may accept a lower cash bid from any person or entity other than itself or an affiliate if it determines, in accordance with the Servicing Standard, that acceptance of the bid would be in the best interests of the series _______ bondholders, as a collective whole. For example, the prospective buyer making the lower bid may be more likely to perform its obligations or the terms, other than the price, offered by the prospective buyer making the lower bid may be more favorable.

         Neither the bond trustee, in its individual capacity, nor any of its affiliates may bid for or purchase from the trust estate any defaulted mortgage loan or any REO Property.

         In connection with the sale of any defaulted mortgage loan, on behalf of the series _______ bondholders, the special servicer may charge prospective bidders, and retain, fees that approximate the special servicer's actual costs in the preparation and delivery of information pertaining to the sales or evaluating bids without obligation to deposit the amounts into its collection account.

         If a default on a pledged mortgage loan has occurred or, in the special servicer's judgment, a payment default is imminent, then the special servicer may, on behalf of the bondholders and the issuer, take any of the following actions:

          -    institute foreclosure proceedings;

          -    exercise any power of sale contained in the related mortgage;

          -    obtain a deed in lieu of foreclosure; or

          - otherwise acquire title to the corresponding underlying real property, by operation of law or otherwise.

         The special servicer may not, however, acquire title to any underlying real property, have a receiver of rents appointed with respect to any underlying real property or take any other action with respect to any underlying real property that would cause the bond trustee, for the benefit of the bondholders and the issuer , or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of the particular real property within the meaning of the federal environmental laws, unless--

          - the special servicer has previously received a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust, and

          -    either:

               1.   the report indicates that--

                    - the particular real property is in compliance with applicable environmental laws and regulations, and

                    - there are no circumstances or conditions present at the real property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

               2. the special servicer, based solely as to environmental matters and related costs on the information set forth in the report, determines that taking the actions necessary to bring the particular real property into compliance with applicable environmental laws and regulations and/or taking any of the other actions contemplated by clause 1 above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking those actions.

         If the trust estate acquires title to any underlying real property, the special servicer, on behalf of the bondholders and the issuer, has to sell the particular real property prior to the close of the third taxable year following the taxable year in which that acquisition occurred, subject to limited exceptions as described under "--REO Properties" below.

         If liquidation proceeds collected with respect to a defaulted mortgage loan in the trust estate are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on and reimbursable expenses incurred by the special servicer and/or the master servicer in connection with the defaulted mortgage loan, then the trust estate will realize a loss in the amount of the shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the payment of the liquidation proceeds to the series ____ bondholders, for--

          - any and all amounts that represent unpaid servicing compensation with respect to the mortgage loan,

          - unreimbursed servicing expenses incurred with respect to the mortgage loan, and

          - any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

In addition, amounts otherwise payable on the series _____ bonds may be further reduced by interest payable to the master servicer and/or special servicer on the servicing expenses and advances.

REO PROPERTIES

         If title to any underlying real property is acquired by the special servicer on behalf of the trust estate, the special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless--

          -    the IRS grants an extension of time to sell the property, or

          - the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the trust estate or cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Internal Revenue Code of 1986.

         Subject to the foregoing, the special servicer will generally be required to solicit cash offers for any REO Property held by the trust estate in a manner that will be reasonably likely to realize a fair price for the property. The special servicer may retain an independent contractor to operate and manage any REO Property. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to the REO Property. Regardless of whether the special servicer applies for or is granted an extension of time to sell the property, the special servicer must act in accordance with the Servicing Standard to liquidate the REO Property on a timely basis. If an extension is granted or opinion given, the special servicer must sell the REO Property within the period specified in the extension or opinion.

         In general, the special servicer or an independent contractor employed by the special servicer at the expense of the trust estate will be obligated to operate and manage any REO Property held by the trust estate in a manner that:

               1. maintains its status as foreclosure property under the REMIC provisions of the Internal Revenue Code of 1986, and

               2.   is in accordance with the Servicing Standard.

         The special servicer must review the operation of each REO Property held by the trust estate and consult with the bond trustee, or any person appointed by the bond trustee to act as tax administrator, to determine the trust estate's federal income tax reporting position with respect to the income it is anticipated that the trust estate would derive from the property. The special servicer could determine that it would not be consistent with the Servicing Standard to manage and operate the property in a manner that would avoid the imposition of--

          - a tax on net income from foreclosure property, within the meaning of Section 857(b)(4)(B) of the Internal Revenue Code of 1986, or

          - a tax on prohibited transactions under Section 860F of the Internal Revenue Code of 1986.

This determination is most likely to occur in the case of an REO Property that is a hotel or residential health care facility. To the extent that income the trust estate receives from an REO Property is subject to--

          - a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%, or

          - a tax on prohibited transactions, that income would be subject to federal tax at a 100% rate.

         The determination as to whether income from an REO Property held by the trust estate would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Generally, income from an REO Property that is directly operated by the special servicer would be apportioned and classified as service or non-service income. The service portion of the income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate. The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate. Any tax imposed on the trust estate's income from an REO Property would reduce the amount available for payment to the series _____ bondholders. See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the master servicer's custodial account.

         The special servicer will be required to segregate and hold all funds collected and received in connection with any by the trust estate REO Property held by the trust estate separate and apart from its own funds and general assets. If an REO Property is acquired by the trust estate , the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from the REO Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered bonds. The special servicer will be required to deposit, or cause to be deposited, in its REO account, upon receipt, all net income, insurance proceeds, condemnation proceeds and liquidation proceeds received with respect to each REO Property held by the trust estate. The funds held in this REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the special servicer's REO account will be payable to the special servicer, subject to the limitations described in the servicing and administration agreement.

         The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the trust estate, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Promptly following the end of each collection period, the special servicer will be required to withdraw from the REO account and deposit, or deliver to the master servicer for deposit, into the master servicer's custodial account the total of all amounts received with respect to each REO Property held by the trust estate during that collection period, net of--

          - any withdrawals made out of those amounts as described in the preceding sentence, and

          - any portion of those amounts that may be retained as reserves as described in the next sentence.

         The special servicer may, subject to those limitations described in the servicing and administration agreement, retain in its REO account the portion of the proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related REO Property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

         The special servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

         The special servicer will be required, at the expense of the trust estate, to inspect or cause an inspection of the corresponding underlying real property as soon as practicable after any pledged mortgage loan becomes a specially serviced pledged mortgage loan. The master servicer also will be required, at its own expense, to inspect or cause an inspection of each underlying real property at least once every _______________, if the special servicer has not already undertaken an inspection in that period as described in the preceding sentence. The master servicer and the special servicer will each be required to prepare or cause the preparation of a written report of each inspection performed by it that generally describes the condition of the particular real property and that specifies--

          - any sale, transfer or abandonment of the property of which the master servicer or the special servicer, as applicable, is aware, or

          - any change in the property's condition, occupancy or value that the master servicer or the special servicer, as applicable, in accordance with the Servicing Standard, considers to be material.

         The special servicer, in the case of each specially serviced mortgage loan, and the master servicer, in the case of each other mortgage loan in the trust estate, will each be required to use reasonable efforts to collect from the related borrower and review the following items, to the extent that those items are required to be delivered under the related loan documents:

          1. the quarterly and annual operating statements, budgets and rent rolls of the corresponding underlying real property; and

          2.   the quarterly and annual financial statements of the borrower.

         The special servicer will also be required to cause quarterly and annual operating statements, budgets and rent rolls to be prepared for each REO Property in the trust estate. However, there can be no assurance that any operating statements required to be delivered by a borrower will in fact be delivered, nor is the master servicer or the special servicer likely to have any practical means of compelling delivery.

EVIDENCE AS TO COMPLIANCE

         On or before _____________ of each year, beginning ______________, each of the master servicer and the special servicer must--

          - at its expense, cause a firm of independent public accountants, that is a member of the American Institute of Certified Public Accountants to furnish a statement to the bond trustee, among others, to the effect that--

               1. the firm has examined the servicing operations of the master servicer or the special servicer, as the case may be, for the previous year, and

               2 on the basis of that examination, conducted substantially in compliance with the USAP, the firm confirms that the master servicer or the special servicer, as applicable, has complied with the minimum servicing standards identified in USAP, in all material respects, except for the significant exceptions or errors in records that, in the opinion of the firm, USAP requires it to report.

               In rendering its report the firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards, within one year of the report, with respect to those sub-servicers.

          - deliver to the bond trustee, among others, a statement signed by an officer of the master servicer or the special servicer, as the case may be, to the effect that, to the best knowledge of that officer, the master servicer or special servicer, as the case may be, has fulfilled its obligations under the servicing and administration agreement in all material respects throughout the preceding calendar year or portion of that year during which the series ______ bonds were outstanding.

SERVICING EVENTS OF DEFAULT

         Each of the following events, circumstances and conditions will be considered events of default under the servicing and administration agreement:

          - the master servicer or the special servicer fails to deposit, or to remit to the appropriate party for deposit, into the master servicer's custodial account or the special servicer's REO account, as applicable, any amount required to be so deposited, and that failure continues unremedied for ______ business days following the date on which the deposit or remittance was required to be made;

          - the master servicer fails to remit to the bond trustee for deposit in the bond trustee's collection account any amount required to be so remitted, and that failure continues unremedied for _____ business days following the date on which the remittance was required to be made;

          - the master servicer or the special servicer fails to timely make any servicing advance required to be made by it under the servicing and administration agreement, and that failure continues unremedied for _____ business days following the date on which notice has been given to the master servicer or the special servicer, as the case may be, by the bond trustee;

          - the master servicer or the special servicer fails to observe or perform in any material respect any of its other covenants or agreements under the servicing and administration agreement, and that failure continues unremedied for _____ days after written notice of it has been given to the master servicer or the special servicer, as the case may be, by any other party to the servicing and administration agreement or by series ______ bondholders entitled to not less than ____% of the voting rights for the series;

          - it is determined that there is a breach by the master servicer or the special servicer of any of its representations or warranties contained in the servicing and administration agreement that materially and adversely affects the interests of any class of series ______ bondholders, and that breach continues unremedied for _____ days after written notice of it has been given to the master servicer or the special servicer, as the case may be, by any other party to the servicing and administration agreement or by the series ______ bondholders entitled to not less than ____% of the voting rights for the series;

          - a decree or order of a court having jurisdiction in an involuntary case for the appointment of a receiver, liquidator, bond trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings is entered against the master servicer or the special servicer and the decree or order remains in force for a period of _____ days;

          - the master servicer or special servicer consents to the appointment of a receiver, liquidator, bond trustee or similar official relating to it or of or relating to all or substantially all of its property;

          - the master servicer or special servicer admits in writing its inability to pay its debts or take other actions indicating its insolvency or inability to pay its obligations;

          - one or more ratings assigned by either ____________ or ____________ to the series ______ bonds are qualified, downgraded or withdrawn as a result of the master servicer or special servicer acting in that capacity; and

          - the bond trustee receives written notice from either ____________ or ____________ that the continuation of the master servicer or the special servicer, as the case may be, in that capacity would result in a qualification, downgrade or withdrawal of any rating then assigned by that rating agency to any class of the series ______ bonds.

         When a single entity acts as master servicer and special servicer, an event of default in one capacity will be an event of default in the other capacity.

RIGHTS UPON EVENT OF DEFAULT

         If an event of default described above under "--Events of Default" occurs with respect to the master servicer or the special servicer and remains unremedied, the bond trustee will be authorized, and at the direction of series "______" bondholders entitled to ____% of the voting rights for the series, the trustee will be required, to terminate all of the rights and obligations of the defaulting party under the servicing and administration agreement and in and to the trust estate other than any rights the defaulting party may have as a series ______ bondholder. Upon any termination, the bond trustee must either:

          - succeed to all of the responsibilities, duties and liabilities of the master servicer or special servicer, as the case may be, under the servicing and administration agreement; or

          - appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be.

         Series ______ bondholders entitled to ___% of the voting rights for the series may require the bond trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, rather than have the bond trustee act as that successor.

         In general, the series ______ bondholders entitled to at least ____% of the voting rights allocated to each class of bonds affected by any event of default may waive the event of default. However the events of default described in the bullet points under "--Events of Default" above may only be waived by all of the series ______ bondholders. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the servicing and administration agreement.

                        DESCRIPTION OF THE OFFERED BONDS

GENERAL

         The series ______ bonds will be issued, on or about
____________________, under to the indenture. They will be secured, nonrecourse obligations of the issuer and will be payable solely out of the mortgage collateral and the other assets of the trust estate. The trust estate will include:

          -    the pledged mortgage loans;

          - any and all payments under and proceeds of the pledged mortgage loans received after the cut-off date, exclusive of payments of principal, interest and other amounts due on or before that date;

          -    the loan documents for the pledged mortgage loans;

          - any REO Properties acquired by the trust estate with respect to defaulted mortgage loans; and

          - those funds or assets as from time to time are deposited in the master servicer's custodial account, the special servicer's REO account, the bond trustee's collection account described under "--Collection Account" below) or the bond trustee's interest reserve account described under "--Payments--Interest Reserve Account" below); and

         The series _____ bonds will include the following classes:

          - the A-1, A-2, B, C, D, E, F and X classes, which are the classes series ______ of bonds that are offered by this prospectus supplement, and

          - the G, H, J, K, L, M, N, R-I, R-II and R-III classes, which are the classes of series _____ bonds that--

               1.   will be retained or privately placed by us, and

               2.   are not offered by this prospectus supplement.

         The class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M and N bonds are the only bonds that will have principal balances. The principal balance of any of these bonds will represent the total payments of principal to which the holder of the bond is entitled over time out of payments, or advances in lieu thereof, and other collections on the mortgage collateral and other assets of the trust estate. Accordingly, on each payment date, the principal balance of each of these bonds will be permanently reduced by any payments of principal actually made with respect to the bond on that payment date. See "--Payments" below. On any particular payment date, the principal balance of each of these bonds may also be permanently reduced, without any corresponding payment, in connection with losses on the mortgage collateral and default-related and otherwise unanticipated expenses of the trust estate. See "--Reductions in Bond Principal Balances in Connection with Realized Losses and Additional Mortgage Collateral Expenses" below.

         The class X bonds will not have principal balances, and the holders of the class X bonds will not be entitled to receive payments of principal. However, each class X bond will have a notional amount for purposes of calculating the accrual of interest with respect to that bond. The total notional amount of all the class X bonds will equal the total principal balance of all the class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M and N bonds outstanding from time to time.

         In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance or notional amount of any of your offered bonds from time to time, you may multiply the original principal balance or notional amount of that bond as of the date of initial issuance of the offered bonds, as specified on the face of that bond, by the then-applicable bond factor for the relevant class. The bond factor for any class of offered bonds, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance or notional amount, as applicable, of that class, and the denominator of which will be the original total principal balance or notional amount, as applicable, of that class. Bond factors will be reported monthly in the bond trustee's payment date statement.

REGISTRATION AND DENOMINATIONS

     GENERAL. The offered bonds will be issued in book-entry form in original denominations of:

     - in the case of the class X bonds, $_______ initial notional amount and in any whole dollar denomination in excess of $_______; and

     - in the case of the other offered bonds, $_______ initial principal balance and in any whole dollar denomination in excess of $_______.

         Each class of offered bonds will initially be represented by one or more bonds registered in the name of Cede & Co., as nominee of The Depository Trust Company. You will not be entitled to receive an offered bond issued in fully registered, certificated form, except under the limited circumstances described in the accompanying prospectus under "Description of the Bonds--Book-Entry Registration". For so long as any class of offered bonds is held in book-entry form--

     - all references to actions by holders of those bonds will refer to actions taken by DTC upon instructions received from beneficial owners of those bonds through its participating organizations, and

     - all references in this prospectus supplement to payments, notices, reports, statements and other information to holders of those bonds will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of those bonds, for payment to beneficial owners of offered bonds through its participating organizations in accordance with DTC's procedures.

         The bond trustee will initially serve as registrar for purposes of providing for the registration of the offered bonds and, if and to the extent physical securities are issued to the actual beneficial owners of any of the offered bonds, the registration of transfers and exchanges of those bonds.

         For a discussion of DTC, see "Description of the Bonds--Book-Entry Registration" in the accompanying prospectus.

COLLECTION ACCOUNT

         GENERAL. The bond trustee must establish and maintain an account in which it will hold funds pending their payment on the series _______ bonds and from which it will make those payments. That collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered bonds. Funds held in the bond trustee's collection account will remain uninvested.

         DEPOSITS. On the business day prior to each payment date, the master servicer will be required to remit to the bond trustee for deposit in the collection account the following funds:

          - All payments and other collections on the mortgage loans and any REO Properties in the trust estate that are then on deposit in the master servicer's custodial account, exclusive of any portion of those payments and other collections that represents one or more of the following:

               1. monthly debt service payments due on a due date subsequent to the end of the related collection period;

               2. payments and other collections received after the end of the related collection period;

               3. amounts that are payable or reimbursable from the master servicer's custodial account to any person other than the series _______ bondholders, including--

                    - amounts payable to the master servicer or the special servicer as compensation, including master servicing fees, special servicing fees, workout fees, liquidation fees, assumption fees, modification fees and, to the extent not otherwise applied to cover interest on advances, Default Interest and late payment charges,

                    - amounts payable in reimbursement of outstanding advances, together with interest on those advances, and

                    - amounts payable with respect to other expenses of the trust estate; and

               4. amounts deposited in the master servicer's custodial account in error.

          - Any advances of delinquent monthly debt service payments and Compensating Interest Payments made with respect to that payment date.

See "--Advances of Delinquent Monthly Debt Service Payments" below and "Servicing of the Pledged Mortgage Loans--Custodial Account" and "Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

         With respect to each payment date that occurs during March, commencing in March ______, the bond trustee will be required to transfer from its interest reserve account, which we describe under "--Interest Reserve Account" below, to its collection account the interest reserve amounts that are then being held in that interest reserve account with respect to those pledged mortgage loans that accrue interest on an actual/360 basis.

         WITHDRAWALS. The bond trustee may from time to time make withdrawals from its collection account for any of the following purposes:

          - to pay itself a monthly fee which is described under "--The Bond Trustee" below;

          - to indemnify itself and various related persons as described under "Description of the Governing Documents--General--The Bond Trustee" in the accompanying prospectus;

          - to pay for any opinions of counsel required to be obtained in connection with any amendments to the governing documents;

          - to pay any federal, state and local taxes imposed on the trust estate, the mortgage collateral or other assets included in the trust estate, and/or transactions involving the trust estate, together with all incidental costs and expenses, that are required to be borne by the trust estate as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus and "Servicing of the Pledged Mortgage Loans--REO Properties" in this prospectus supplement;

          - with respect to each payment date during February of any year or during January of any year that is not a leap year, commencing in ______, to transfer to the bond trustee's interest reserve account the interest reserve amounts required to be so transferred in that month with respect to those pledged mortgage loans that accrue interest on an actual/360 basis; and

          - to pay to the person entitled thereto any amounts deposited in the collection account in error.

         On each payment date, all amounts on deposit in the bond trustee's collection account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will be withdrawn and applied to make for payments on the series ______ bonds. For any payment date, those funds will consist of three separate components--

          - the portion of those funds that represent prepayment consideration collected on the pledged mortgage loans as a result of voluntary or involuntary prepayments that occurred during the related collection period, which will be paid to the holders of the offered bonds as described under "--Payments--Payments of Prepayment Premiums and Yield Maintenance Charges" below,

          - the portion of those funds that re present Post-ARD Additional Interest collected on the ARD Loans in the trust estate during the related collection period, which will be paid to the holders of the class _____ bonds as described under "--Payments--Payments of Post-ARD Additional Interest" below, and

          - the remaining portion of those funds, which we refer to as the "Available P&I Funds" and which will be paid to the holders of all the series _____ bonds, [other than the class ____ bonds], as described under "--Payments--Priority of Payments" below.

INTEREST RESERVE ACCOUNT

         The bond trustee must maintain an account in which it will hold those interest reserve amounts described in the next paragraph with respect to those pledged mortgage loans that accrue interest on an actual/360 basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for similar securitizations as the one involving the offered bonds. Funds held in the bond trustee's interest reserve account will remain uninvested.

         During January, except in a leap year, and February of each calendar year, beginning in ______, the bond trustee will, on or before the payment date in that month, withdraw from its collection account and deposit in its interest reserve account the interest reserve amounts with respect to those pledged mortgage loans that accrue interest on an actual/360 basis and for which the monthly debt service payment due in that month was either received or advanced. That interest reserve amount for each of those mortgage loans will equal one day's interest accrued at the related mortgage interest rate on the Stated Principal Balance of that loan as of the end of the related collection period.

         During March of each calendar year, beginning in ______, the bond trustee will, on or before the payment date in that month, withdraw from its interest reserve account and deposit in its collection account any and all interest reserve amounts then on deposit in the interest reserve account with respect to those pledged mortgage loans that accrue interest on an actual/360 basis. All interest reserve amounts that are so transferred from the interest reserve account to the collection account will be included in the Available P&I Funds for the payment date during the month of transfer.

PAYMENTS

         GENERAL. On each payment date, the bond trustee will, subject to the available funds, make all payments required to be made on the series ______ bonds on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those payments are to occur. The final payment of principal and/or interest on any offered bond, however, will be made only upon presentation and surrender of that bond at the location to be specified in a notice of the pendency of that final payment.

         In order for a series ______ bondholder to receive payments by wire transfer on and after any particular payment date, that bondholder must provide the bond trustee with written wiring instructions no later than the last day of the calendar month preceding the month in which that payment date occurs. Otherwise, that bondholder will receive its payments by check mailed to it.

         Cede & Co. will be the registered holder of your offered bonds, and you will receive payments on your offered bonds through DTC and its participating organizations, until physical securities are issued to the actual beneficial owners. See "--Registration and Denominations" above.

         PAYMENTS OF INTEREST. All of the classes of the series ______ bonds will bear interest, except for the R-I, R-II and R-III classes.

         With respect to each interest-bearing class of the series _______ bonds, that interest will accrue during each interest accrual period based upon--

          -    the interest rate for that class and the related payment date,

          - the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related payment date, and

          -    the assumption that each year consists of twelve 30-day months.

         On each payment date, subject to the Available P&I Funds for that date and the priorities of payment described under "--Payments--Priority of Payments" below, the holders of each class of interest-bearing class of the series ______ bonds will be entitled to receive--

          - the total amount of interest accrued during the related interest accrual period with respect to that class of bonds, reduced by

          - the portion of any Net Aggregate Prepayment Interest Shortfall for that payment date that is allocable to that class of bonds.

         If the holders of any interest-bearing class of the series _______ bonds do not receive all of the interest to which they are entitled on any payment date, then they will continue to be entitled to receive the unpaid portion of that interest on future payment dates, subject to the Available P&I Funds for those future payment dates and the priorities of payment described under "--Payments--Priority of Payments" below.

         The portion of any Net Aggregate Prepayment Interest Shortfall for any payment date that is allocable to any particular interest-bearing class of the series _______ bonds will equal the product of--

          - the total amount of interest accrued during the related interest accrual period with respect to that class of bonds, multiplied by

          - a fraction, the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to that class of bonds, and the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to all of the interest-bearing classes of the series _______ bonds.

         CALCULATION OF INTEREST RATES.

         GENERAL. The interest rate for each class of the series _______ bonds, other than the class X bonds, will be [fixed] at the rate per annum set forth with respect to each of those classes in the tables on pages S-______.

         The interest rate applicable to the class X bonds for each payment date will equal the excess, if any, of--

          - the Weighted Average Mortgage Collateral Pass-Through Rate for that payment date, over

          - the weighted average of the interest rates for each of the other interest-bearing classes of the series _______ bonds for that payment date, weighted on the basis of the relative total principal balances of other classes of series _______ bonds outstanding immediately prior to that payment date.

         The calculation of the Weighted Average Mortgage Collateral Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any mortgage loan, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the master servicer or the special servicer.

         The class R-I, R-II and R-III bonds will not be interest-bearing and, therefore, will not have interest rates.

         PAYMENTS OF PRINCIPAL. Subject to the Available P&I Funds and the priority of payments described under "--Payments--Priority of Payments" below, the total amount of principal payable with respect to each class of the series bonds, other than the class X, R-I, R-II and R-III bonds, on each payment date will equal that class's allocable share of the Total Principal Payment Amount.

         In general, the portion of the Total Principal Payment Amount that will be allocated to the class A-1 and A-2 bonds on each payment date will equal:

          -    in the case of the class A-1 bonds, the lesser of--

               1. the entire Total Principal Payment Amount for that payment date, and

               2. the total principal balance of the class A-1 bonds immediately prior to that payment date; and

          -    in the case of the class A-2 bonds, the lesser of--

               1. the entire Total Principal Payment Amount for that payment date, reduced by any portion of that amount allocable to the class A-1 bonds as described in the preceding bullet point, and

               2. the total principal balance of the class A-2 bonds immediately prior to that payment date.

         However, if both of those classes are outstanding at a time when the total principal balance of the class B, C, D, E, F, G. H. J, K, L, M and N bonds has been reduced to zero as described under "--Reductions to Bond Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" below, then the Total Principal Payment Amount for each payment date thereafter will be allocable between those two classes on a PRO RATA basis in accordance with their respective total principal balances immediately prior to that payment date, in each case up to that total principal balance.

         WHILE THE CLASS A-1 AND A-2 BONDS ARE OUTSTANDING, NO PORTION OF THE TOTAL PRINCIPAL PAYMENT AMOUNT FOR ANY PAYMENT DATE WILL BE ALLOCATED TO ANY OTHER CLASS OF SERIES _____ BONDS.

         Following the retirement of the class A-1 and A-2 bonds, the Total Principal Payment Amount for each payment date will be allocated to the respective classes of series _____ bonds identified in the table below in and in the order of priority set forth in that table, in each case up to the lesser of--

          - the portion of that Total Principal Payment Amount that remains unallocated, and

          - the total principal balance of the particular class immediately prior to that payment date.

      ORDER OF ALLOCATION                    CLASS
      -------------------                    -----

               1                               B
               2                               C
               3                               D
               4                               E
               5                               F
               6                               G
               7                               H
               8                               J
               9                               K
              10                               L
              11                               M
              12                               N



         IN NO EVENT WILL THE HOLDERS OF ANY CLASS OF SERIES _____ BONDS LISTED IN THE FOREGOING TABLE BE ENTITLED TO RECEIVE ANY PAYMENTS OF PRINCIPAL UNTIL THE TOTAL PRINCIPAL BALANCE OF THE CLASS A-1 AND A-2 BONDS IS REDUCED TO ZERO. FURTHERMORE, IN NO EVENT WILL THE HOLDERS OF ANY CLASS OF SERIES _____ BONDS LISTED IN THE FOREGOING TABLE BE ENTITLED TO RECEIVE ANY PAYMENTS OF PRINCIPAL UNTIL THE TOTAL PRINCIPAL BALANCE OF ALL OTHER CLASSES OF SERIES _____ BONDS, IF ANY, LISTED ABOVE IT IN THE FOREGOING TABLE IS REDUCED TO ZERO.

         REIMBURSEMENT AMOUNTS. As discussed under "--Reductions of Bond Principal Balances in Connection with Realized Losses and Additional Trust Estate Expenses" below, the total principal balance of any class of series _______ bonds, other than the class X, R-I, R-II and R-III bonds, may be reduced without a corresponding payment of principal. If that occurs with respect to any of those classes of series _______ bonds, then, subject to Available P&I Funds and the priority of payment described under "--Payments--Priority of Payments" below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, WITHOUT INTEREST. References to the "loss reimbursement amount" under "Payments-Priority of Payments" below mean, in the case of any class of series _______ bonds, other than the class X, R-I, R-II and R-III bonds, for any payment date, the total amount to which the holders of that class are entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior payment dates as discussed under "--Reductions of Bond Principal Balances in Connection with Realized Losses and Additional Trust Estate Expenses" below.

         PRIORITY OF PAYMENTS. On each payment date, the bond trustee will apply the Available P&I Funds for that date to make the following payments in the following order of priority, in each case to the extent of the remaining Available P&I Funds:

ORDER OF         RECIPIENT
PAYMENT          CLASS OR CLASSES       TYPE AND AMOUNT OF PAYMENT
-------          ----------------       --------------------------
1                A-1, A-2 and X         Interest up to the total interest payable on those classes, PRO RATA based on entitlement

2                A-1 and A-2            Principal up to the total principal payable on those classes, allocable as between those classes as described immediately following this table

3                A-1 and A-2            Reimbursement up to the reimbursement amounts for those classes, PRO RATA based on entitlement

4                B                      Interest up to the total interest payable on that class

5                B                      Principal up to the total principal payable on that class

6                B                      Reimbursement up to the loss reimbursement amount for that class

7                C                      Interest up to the total interest payable on that class

8                C                      Principal up to the total principal payable on that class

9                C                      Reimbursement up to the loss reimbursement amount for that class

10               D                      Interest up to the total interest payable on that class

11               D                      Principal up to the total principal payable on that class

12               D                      Reimbursement up to the loss reimbursement amount for that class

13               E                      Interest up to the total interest payable on that class

14               E                      Principal up to the total principal payable on that class

15               E                      Reimbursement up to the loss reimbursement amount for that class

16               F                      Interest up to the total interest payable on that class

17               F                      Principal up to the total principal payable on that class

18               F                      Reimbursement up to the loss reimbursement amount for that class

ORDER OF         RECIPIENT
PAYMENT          CLASS OR CLASSES       TYPE AND AMOUNT OF PAYMENT
-------          ----------------       --------------------------
19               G                      Interest up to the total interest payable on that class

20               G                      Principal up to the total principal payable on that class

21               G                      Reimbursement up to the loss reimbursement amount for that class

22               H                      Interest up to the total interest payable on that class

23               H                      Principal up to the total principal payable on that class

24               H                      Reimbursement up to the loss reimbursement amount for that class

25               J                      Interest up to the total interest payable on that class

26               J                      Principal up to the total principal payable on that class

27               J                      Reimbursement up to the loss reimbursement amount for that class

29               K                      Interest up to the total interest payable on that class

30               K                      Principal up to the total principal payable on that class

31               K                      Reimbursement up to the loss reimbursement amount for that class

32               L                      Interest up to the total interest payable on that class

33               L                      Principal up to the total principal payable on that class

34               L                      Reimbursement up to the loss reimbursement amount for that class

35               M                      Interest up to the total interest payable on that class

36               M                      Principal up to the total principal payable on that class

37               M                      Reimbursement up to the loss reimbursement amount for that class

38               N                      Interest up to the total interest payable on that class

39               N                      Principal up to the total principal payable on that class

40               N                      Reimbursement up to the loss reimbursement amount for that class

43               R-I, R-II and R-III    Any remaining Available P&I Funds

         In general, no payments of principal will be made with respect to the class A-2 bonds until the total principal balance of the class A-1 bonds is reduced to zero. However, if both of those classes are outstanding at a time when the total principal balance of the class B, C, D, E, F, G, H, J, K, L, M and N bonds has been reduced to zero as described under "--Reductions to Bond Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" below, payments of principal on the class A-1 bonds and the class A-2 bonds will be made on a PRO RATA basis in accordance with the respective total principal balances of those classes then outstanding.

                             -----------------------

         PAYMENTS OF PREPAYMENT PREMIUMS AND YIELD MAINTENANCE CHARGES. If any prepayment consideration is collected during any particular collection period with respect to any mortgage loan in the trust estate, regardless of whether that prepayment consideration is calculated as a percentage of the amount prepaid in accordance with a yield maintenance formula, then, on the payment date corresponding to that collection period, the trustee will pay a portion of that prepayment consideration to the holders of each class of series _______ bonds if any, that--

          -    senior to the class ____ bonds, and

          -    is entitled to payments of principal on that payment date,

         up to an amount equal to the product of--

          - the full amount of that prepayment consideration, net of workout fees and liquidation fees payable from it, multiplied by

          - a fraction, which in no event may be greater than 1.0, the numerator of which is equal to the excess, if any, of the interest rate for that class of bonds over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant discount rate, and further multiplied by

          - a fraction, the numerator of which is equal to the amount of principal payable to that class of bonds on that payment date, and the denominator of which is the Total Principal Payment Amount for that payment date.

         The discount rate applicable to any class of series _______ bonds with respect to any prepaid mortgage loan will equal the yield when compounded monthly on the U.S. Treasury issue primary issue, with a maturity date closest to the maturity date for the prepaid mortgage loan or the anticipated repayment date, as applicable. In the event that there are two U.S. Treasury issues

          - with the same coupon, the issue with the lower yield will be utilized, and

          - with maturity dates equally close to the maturity date for the prepaid mortgage loan, the issue with the earliest maturity date will be utilized.

         The trustee will thereafter pay any remaining portion of the prepayment consideration, net of workout fees and liquidation fees payable from it, to the holders of the class X bonds. After the payment date on which the total principal balance of all classes of series _____ bonds, other than the class X bonds, senior to the class ____ bonds has been reduced to zero, the trustee will pay any prepayment consideration, net of workout fees and liquidation fees payable from it, collected on the pledged mortgage loans, entirely to the holders of the class X bonds.

         Neither we nor the underwriter makes any representation as to--

          - the enforceability of the provision of any promissory note evidencing one of the mortgage loans requiring the payment of a prepayment premium or yield maintenance charge,

          - or the collectability of any prepayment premium or yield maintenance charge.

See "Description of the Mortgage Collateral--Terms and Conditions of the Pledged Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

         PAYMENTS OF ADDITIONAL INTEREST. The class ____ bonds will entitle the holders to all amounts, if any, applied as Post-ARD Additional Interest collected on the ARD Loans.

         TREATMENT OF REO PROPERTIES. Notwithstanding that any underlying real property may be acquired as part of the trust estate through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

          -    payments on the series _______ bonds,

          - allocations of Realized Losses and Additional Trust Estate Expenses to the series _______ bonds, and

          - the amount of all fees payable to the master servicer, the special servicer and the bond trustee under the governing documents.

In connection with the foregoing, that mortgage loan will be taken into account when determining the Weighted Average Mortgage Collateral Pass-Through Rate and the Total Principal Payment Amount for each payment date.

         Operating revenues and other proceeds derived from an REO Property will be applied--

          - FIRST, to pay, or to reimburse the master servicer, the special servicer and/or the bond trustee for the payment of, costs and expenses incurred in connection with the operation and disposition of the REO property, and

          - THEREAFTER, as collections of principal, interest and other amounts due on the related mortgage loan.

         To the extent described under "--Advances of Delinquent Monthly Debt Service Payments" below, the master servicer and the bond trustee will be required to advances delinquent monthly debt service payments with respect to each pledged mortgage loan as to which the corresponding underlying real property has become an REO property, in all cases as if the mortgage loan had remained outstanding.

REDUCTIONS TO BOND PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES AND ADDITIONAL TRUST ESTATE EXPENSES

         As a result of Realized Losses and Additional Trust Estate Expenses, the total Stated Principal Balance of the mortgage collateral may decline below the total principal balance of the series _______bonds. If this occurs following the payments made to the bondholders on any payment date, then the respective total principal balances of the following classes of the series ______ balance bonds are to be successively reduced in the following order, until the total principal balance of those bonds equals the total Stated Principal Balance of the mortgage collateral that will be outstanding immediately following that payment date.

      ORDER OF ALLOCATION                    CLASS
      -------------------                    -----
               1                               N
               2                               M
               3                               L
               4                               K
               5                               J
               6                               H
               7                               G
               8                               F
               9                               E
              10                               D
              11                               C
              12                               B
              13                         A-1 and A-2,
                                       PRO RATA based on
                                   total principal balance.

         The reductions in the total principal balances of the respective classes of series _____ bonds with principal balances, as described in the previous paragraph, will represent an allocation of the Realized Losses and/or Additional Trust Estate Expenses that caused the particular mismatch in balances between the pledged mortgage loans and those classes of bonds. A reduction of this type in the total principal balance of any of the foregoing classes of series _____ bonds will result in a corresponding reduction in the total notional amount of the class X bonds.

         The Realized Loss with respect to a liquidated mortgage loan, or related REO Property, is an amount generally equal to the excess, if any, of:

          - the outstanding principal balance of the mortgage loan as of the date of liquidation, together with?

               1. all accrued and unpaid interest on the mortgage loan to but not including the due date in the collection period in which the liquidation occurred, exclusive, however, of any portion of that interest that represents Default Interest or Post-ARD Additional Interest, and

               2. all related unreimbursed servicing advances and unpaid liquidation expenses, over

          - the total amount of liquidation proceeds, if any, recovered in connection with the liquidation.

         If any portion of the debt due under a mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest and Post-ARD Additional Interest, also will be treated as a Realized Loss.

         Some examples of Additional Trust Estate Expenses are:

          - any special servicing fees, workout fees and liquidation fees paid to the special servicer;

          - any interest paid to the master servicer, the special servicer and/or the bond trustee with respect to unreimbursed advances, which interest payment is not covered out of late payment charges and Default Interest actually collected on the related mortgage loan in the trust estate;

          - the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the pledged mortgage loans and the administration of the trust estate;

          - any unanticipated, non-mortgage loan specific expenses of the trust estate, including--

               1. any reimbursements and indemnifications to the bond trustee as described under "Description of the Governing Documents--The Indenture--The Bond Trustee" in the accompanying prospectus,

               2. any reimbursements and indemnification to the master servicer, the special servicer and the issuer as described under "Description of the Governing Documents--The Servicing and Administration Agreement(s)--Certain Matters Regarding the Master Servicer, the Special Servicer, the Manager and the Issuer" in the accompanying prospectus, and

               3. any federal, state and local taxes, and tax-related expenses, payable out of the trust estate as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus;

          - rating agency fees, other than on-going surveillance fees, that cannot be recovered from the borrower; and

          - any amounts expended on behalf of the trust estate to remediate an adverse environmental condition at any underlying real property securing a defaulted mortgage loan as described under "Servicing of the Mortgage Loans--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

         The master servicer will be required to make, for each payment date, a total amount of advances of principal and/or interest generally equal to all monthly debt service payments, other than balloon payments, and assumed monthly debt service payments, in each case net of related master servicing fees, that--

          - were due or deemed due, as the case may be, with respect to the mortgage loans during the related collection period, and

          - were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period.

         Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any pledged mortgage loan in the trust estate, then the master servicer will reduce the interest portion, but not the principal portion, of each P&I advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any P&I advance required to be made with respect to any mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of:

          - the amount of the interest portion of that P&I advance that would otherwise be required to be made for the subject payment date without regard to this sentence and the prior sentence, multiplied by

          - a fraction, the numerator of which is equal to the Stated Principal Balance of the mortgage loan, net of the Appraisal Reduction Amount, and the denominator of which is equal to the Stated Principal Balance of the mortgage loan.

         With respect to any payment date, the master servicer will be required to make P&I advances either out of its own funds or, subject to the replacement thereof as and to the extent provided in the servicing and administration agreement, funds held in the master servicer's custodial account that are not required to be paid on the series _____ bonds on that payment date.

         The bond trustee will be required to make any P&I advance that the master servicer fails to make . See "--The Bond Trustee" below.

         The master servicer and the bond trustee will each be entitled to recover any P&I advance made by it, out of its own funds, from collections on the mortgage loan as to which the advance was made. Neither the master servicer nor the bond trustee will be obligated to make any P&I advance that, in its judgment, would not ultimately be recoverable out of collections on the related mortgage loan. If the master servicer or the bond trustee makes any P&I advance that it subsequently determines, in its judgment, will not be recoverable out of collections on the related mortgage loan, it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the paragraph below, out of general collections on the mortgage loans and any REO Properties in the trust estate on deposit in the master servicer's custodial account from time to time. See "Description of the Bonds--Advances in Respect of Delinquencies" in the accompanying prospectus and "Servicing of the Mortgage Loans--Custodial Account" in this prospectus supplement.

         The master servicer and the bond trustee will each be entitled to receive interest on P&I advances made thereby out of its own funds. That interest will accrue on the amount of each P&I advance, and compound monthly, for so long as that advance is outstanding at an annual rate equal to the prime rate as published in the "Money Rates" section of THE WALL STREET JOURNAL, as that prime rate may change from time to time. Interest accrued with respect to any P&I advance will be payable in the collection period in which that advance is reimbursed--

          - FIRST, out of Default Interest and late payment charges collected on the related mortgage loan during that collection period, and

          - THEN, if and to the extent that the Default Interest and late charges referred to in clause FIRST are insufficient to cover the advance interest, out of any amounts then on deposit in the master servicer's custodial account.

         Any delay between a sub-servicer's receipt of a late collection of a monthly debt service payment as to which a P&I advance was made and the forwarding of that late collection to the master servicer, will increase the amount of interest accrued and payable to the master servicer or the bond trustee, as the case may be, on that P&I advance. To the extent not offset by Default Interest and/or late payment charges accrued and actually collected, interest accrued on outstanding P&I advances will result in a reduction in amounts payable on the bonds.

         A monthly debt service payment will be assumed to be due with respect to:

          - each pledged mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

          - each pledged mortgage loan as to which the corresponding underlying real property has become an REO property.

The assumed monthly debt service payment deemed due on any mortgage loan described in the prior sentence that is delinquent as to its balloon payment, will equal, for its stated maturity date and for each successive due date that it remains outstanding and part of the trust estate, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect prior to that stated maturity date. The assumed monthly debt service payment deemed due on any mortgage loan described in the second preceding sentence as to which the related underlying real property has become an REO property, will equal, for each due date that the REO property remains part of the trust estate, the monthly debt service payment, or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment, due, or deemed due, on the last due date prior to the acquisition of that REO property. [Assumed monthly debt service payments for ARD Loans do not include Post-ARD Additional Interest or accelerated amortization payments.]

ISSUER EVENTS OF DEFAULT

         Each of the following constitute an issuer event of default with respect to the series ______ bonds--

         [SPECIFY EVENTS OF DEFAULT.]

RIGHTS UPON THE OCCURRENCE OF AN ISSUER EVENT OF DEFAULT

         Upon the occurrence of an issuer event of default, the bond trustee shall--

         [SPECIFY ACTIONS TO BE TAKEN AND NOTICES TO BE GIVEN BY THE BOND TRUSTEE.]

         The bond trustee upon written request of the bondholders representing more than ____% of the total principal amount of the series ______ bonds shall--



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         [SPECIFY REMEDIES AVAILABLE TO THE BONDHOLDERS AND THE ACTIONS TO BE
TAKEN BY THE BOND TRUSTEE.]

         If following an issuer event of default, the series ______ bonds have been declared due and payable, the bond trustee may liquidate the mortgage collateral, if--

         [SPECIFY LIQUIDATION CONDITIONS AS WELL AS CIRCUMSTANCES UNDER WHICH THE BOND TRUSTEE MAY ELECT TO MAINTAIN POSSESSION OF THE MORTGAGE COLLATERAL.]

REPORTS TO BONDHOLDERS; CERTAIN AVAILABLE INFORMATION

         BONDHOLDER REPORTS. Based solely on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the bond trustee, the bond trustee will be required to deliver or otherwise make available as described under "--Information Available Electronically" below, on each payment date, to each registered holder of an offered bond and to each beneficial owner of an offered bond held in book-entry form that is identified to the reasonable satisfaction of the bond trustee:

          -    A Payment Date Statement setting forth, among other things:
               [LIST INFORMATION TO BE DISCLOSED.]

          - A CMSA Loan Periodic Update File and a CMSA Property File setting forth information with respect to the pledged mortgage loans and the underlying real properties, respectively.

          - A Mortgage Collateral Data Update Report, which may be included as part of the Payment Date Statement, containing information regarding the pledged mortgage loans as of the end of the related collection period.

         The master servicer or the special servicer, as specified in the servicing and administration agreement, is required to deliver to the bond trustee monthly, and the bond trustee is required to make available as described below under "--Information Available Electronically," a copy of each of the following reports with respect to the pledged mortgage loans and the underlying real properties:

          - A Delinquent Loan Status Report containing substantially the information set forth in Annex D to this prospectus supplement.

          - An Historical Loan Modification Report containing substantially the information set forth in Annex E to this prospectus supplement.

          - An Historical Liquidation Report containing substantially the information set forth in Annex F to this prospectus supplement.

          - An REO Status Report containing substantially the information set forth in Annex G to this prospectus supplement.



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          -    A Servicer Watch List containing substantially the content set forth in Annex H to this prospectus supplement.

          - A Loan Payoff Notification Report setting forth, among other things, for each mortgage loan where written notice of anticipated payoff has been received as of the determination date at least ______ business days prior to the preparation of the report, the control number, the property name, the amount of principal expected to be paid, the expected date of payment and the estimated amount of the yield maintenance charge or prepayment premium due.

          - A Comparative Financial Status Report containing substantially the information set forth in Annex K to this prospectus supplement.

         In addition, upon the request of any holder of a series ______ bond or, to the extent identified to the reasonable satisfaction of the bond trustee, beneficial owner of an offered bond, the bond trustee will be required to request from the master servicer, and, upon receipt, make available to the requesting party, during normal business hours at the offices of the bond trustee, copies of the following reports required to be prepared and maintained by the master servicer and/or special servicer:

          - with respect to any underlying real property or REO property, an Operating Statement Analysis Report containing substantially the information set forth in Annex I to this prospectus supplement; and

          - with respect to any underlying real property or REO property, an NOI Adjustment Worksheet containing substantially the content set forth in Annex J to this prospectus supplement.

         BOOK-ENTRY BONDS. If you hold your offered bonds in book-entry from through DTC, you may obtain direct access to the monthly reports of the bond trustee as if you were a bondholder, provided that you deliver a written certification to the bond trustee confirming your beneficial ownership in the offered bonds. Otherwise, until definitive securities are issued with respect to your offered bonds, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the bond trustee's internet website. Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered bonds, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The issuer, the master servicer, the special servicer, the series _______ bond trustee and the bond registrar are required to recognize as bondholders only those persons in whose names the bonds are registered on the books and records of the bond registrar.



                                     S-122

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         INFORMATION AVAILABLE ELECTRONICALLY. The bond trustee will make available each month, to any interested party, the Payment Date Statement, any Mortgage Collateral Data Update Report, the CMSA Loan Periodic Update Files, the CMSA Loan Setup Files, [SPECIFY OTHER REPORTS] via the bond trustee's internet website, electronic bulletin board and fax-on-demand service. The bond trustee's internet website will initially be located at "____________________".

         The bond trustee's electronic bulletin board may be accessed by calling (___) ___-____, and its fax-on- demand service may be accessed by calling (___) ___-____. For assistance with regard to the services described above, investors may call (___) ___-____.

         The bond trustee will make no representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by the bond trustee for which it is not the original source.

         The bond trustee may require registration and the acceptance of a disclaimer in connection with providing access to its electronic bulletin board and internet website. The bond trustee shall not be liable for the dissemination of information made in accordance with the servicing and administration agreement.

         OTHER INFORMATION. The servicing and administration agreement will obligate the bond trustee to make available at its offices, during normal business hours, upon reasonable advance written notice, for review by any holder or beneficial owner of an offered bond or any person identified to the bond trustee as a prospective transferee of an offered bond or any interest in an offered bond, originals or copies of, among other things, the following items:

          - the indenture, the deposit trust agreement and the servicing and administration agreement, including exhibits, and any amendments thereto;

          - all monthly reports of the bond trustee delivered, or otherwise electronically made available, to series _______ bondholders since the date of initial issuance of the offered bonds;

          - all officer's certificates delivered to the bond trustee by the master servicer and/or the special servicer since the date of initial issuance of the offered bonds, as described under "Servicing of the Mortgage Loans--Evidence as to Compliance" in this prospectus supplement;

          - all accountant's reports delivered to the bond trustee with respect to the master servicer and/or the special servicer since the date of initial issuance of the bonds, as described under "Servicing of the Mortgage Loans--Evidence as to Compliance" in this prospectus supplement;

          - the most recent inspection report with respect to each underlying real property for a pledged mortgage loan prepared by the master servicer or the special servicer and delivered to the bond trustee as described under "Servicing of the Mortgage Loans--Inspections; Collection of Operating Information" in this prospectus supplement;



                                     S-123

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          -    the most recent appraisal, if any, with respect to each
               underlying real property for a pledged mortgage loan obtained by the master servicer or the special servicer and delivered to the bond trustee;

          - the most recent quarterly and annual operating statement and rent roll for each underlying real property for a pledged mortgage loan and financial statements of the related borrower collected by the master servicer or the special servicer and delivered to the bond trustee as described under "Servicing of the Mortgage Loans--Inspections; Collection of Operating Information" in this prospectus supplement; and

          - the mortgage files, including all documents, such as modifications, waivers and amendments of the pledged mortgage loans, that are to be added to the mortgage files from time to time.

         Copies of any and all of the foregoing items will be available from the bond trustee upon request. However, the bond trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

         In connection with providing access to or copies of the items described above, the bond trustee may require:

          - in the case of a beneficial owner of an offered bond held in book-entry form, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the bond trustee, generally to the effect that the person or entity is a beneficial owner of offered bonds and will keep the information confidential; and

          - in the case of a prospective purchaser of an offered bond or any interest in an offered bond, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the bond trustee, generally to the effect that the person or entity is a prospective purchaser of offered bonds or an interest in offered bonds, is requesting the information for use in evaluating a possible investment in the offered bonds and will otherwise keep the information confidential.

Registered holders of the offered bonds will be deemed to have agreed to keep the information described above confidential by the acceptance of their bonds.

VOTING RIGHTS

         The voting rights for the series ______ bonds will be allocated as follows: [SPECIFY ALLOCATION]. Voting rights allocated to a class of



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series _______ bondholders will be allocated among those bondholders in proportion to their respective percentage interests in that class.

OPTIONAL REDEMPTION

         The issuer may, at its option, redeem any class of offered bonds, in whole but not in part, on any payment date, if--

          1. the then total principal balance of that class of bonds is less than ____% of the initial total principal balance of that class, and

          2. no event of default has occurred and is continuing under the indenture.

         The redemption price will be equal to 100% of the unpaid total principal balance of the offered bonds to be redeemed, plus any accrued and unpaid interest due on those bonds. No yield maintenance amount will be payable in connection with an option redemption. See Yield and Maturity Considerations in this prospectus supplement.

         Notice of any optional redemption must be mailed by the issuer or the bond trustee at least ______ days prior to the date set for optional redemption.

         [PROVIDE DESCRIPTION OF ANY SPECIAL OR MANDATORY REDEMPTION.]

THE BOND TRUSTEE

         [INSERT DESCRIPTION OF THE BOND TRUSTEE.]

         The bond trustee will be entitled to a monthly fee for its services, which fee will accrue on a 30/360 basis at ____% per annum on the Stated Principal Balance outstanding from time to time of the mortgage collateral and other assets of the mortgage collateral. The bond trustee fee is payable out of the mortgage collateral.

         See also "Description of the Governing Documents--The Bond Trustee" in the accompanying prospectus.

THE ISSUER

         LB Commercial Mortgage Trust _________ is an owner trust formed by us under the laws of the State of ________________, under the deposit trust agreement. We will initially hold 100% of the beneficial ownership interests in the issuer, but we may transfer some or all of our ownership interests to one or more other persons or entities.

         The issuer will not have any activities other than:

          - acquiring, holding and, in accordance with the indenture, pledging the mortgage collateral and other assets of the trust estate to the bond trustee;

          -    issuing the series ______ bonds and the ownership certificates;

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          -    making payments on the series ______ bonds and the ownership certificates; and

          -    taking any action necessary to accomplish the foregoing.

         The issuer's principal offices are located at ________________________. Its telephone number is ____________________.

THE OWNER TRUSTEE

         ___________________________________ is the owner trustee under the deposit trust agreement. Its principal trust offices are located at ___________________________________. Its telephone number is
____________________________.

         The owner trustee will be paid a fee of $__________ as compensation for the performance of its duties under the deposit trust agreement.
___________________________ will be responsible for payment of the owner trustee fee.


                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

         GENERAL.  The yield on any offered bond will depend on:

          (a)  the price at which the bond is purchased by an investor, and

          (b)  the rate, timing and amount of payments on the bond.

         The rate, timing and amount of payments on any offered bond will in turn depend on, among other things,

          -    the interest rate for the bond,

          - the rate and timing of principal payments, including principal prepayments, and other principal collections on the pledged mortgage loans and the extent to which those amounts are to be applied or otherwise result in reduction of the principal balance or notional amount of the bond,

          - the rate, timing and severity of Realized Losses and Additional Trust Estate Expenses and the extent to which those losses and expenses result in the reduction of the principal balance or notional amount of the bond, and

          - the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest payments on the bond.

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         INTEREST RATES. The interest rate for each interest-bearing class of the series _____ bonds is [fixed]. However, the interest rate applicable to the class X bonds will be variable and will be calculated based in part on the Weighted Average Mortgage Collateral Pass-Through Rate from time to time. Accordingly, the yield on the class X bonds will be sensitive to changes in the relative composition of the mortgage collateral as a result of scheduled amortization, voluntary prepayments and liquidations of pledged mortgage loans following default. In addition, the interest rate for the class X bonds will vary with changes in the relative sizes of the total principal balances of the respective classes of the series _____ bonds. The Weighted Average Mortgage Collateral Pass-Through Rate and the interest rate for the class X bonds will not be affected by modifications, waivers and amendments with respect to the mortgage loans.

         See "Description of the Offered Bonds--Payments--Calculation of Interest Rates" and "Description of the Mortgage Collateral" in this prospectus supplement and "--Rate and Timing of Principal Payments" below.

         RATE AND TIMING OF PRINCIPAL PAYMENTS. The yield to maturity on the class X bonds will be extremely sensitive to, and the yield to maturity on any other offered bonds purchased at a discount or a premium will be affected by, the rate and timing of principal payments made in reduction of the principal balances or notional amounts of the series ______ bonds. In turn, the rate and timing of principal payments that are paid or otherwise result in reduction of the total principal balance or notional amount, as the case may be, of any offered bond will be directly related to the rate and timing of principal payments on or with respect to the pledged mortgage loans. Finally, the rate and timing of principal payments on or with respect to the mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the underlying real properties, or purchases or other removals of pledged mortgage loans from the trust estate.

         Prepayments and other early liquidations of the pledged mortgage loans will result in payments on the series ______ bonds of amounts that would otherwise be paid over the remaining terms of the mortgage loans. This will tend to shorten the weighted average lives of those series ____ of bonds with principal balances. Defaults on the pledge mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the mortgage loans and, accordingly, on the series ______ bonds, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of those bonds. See "Servicing of The Mortgage Loans--Modifications, Waivers, Amendment and Consent" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan, to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the related underlying real property. Also, a borrower may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan in the trust estate will be paid in full on its anticipated repayment date.

         The extent to which the yield to maturity on any offered bond may vary from the anticipated yield will depend upon the degree to which the bond is purchased at a discount or premium and when,

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and to what degree, payments of principal on the pledged mortgage loans are in turn paid or otherwise result in a reduction of the principal balance or notional amount of the bond. If you purchase your offered bonds at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the pledge mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase class X bonds, or if you purchase any other offered bonds at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the pledged mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

         If you are contemplating an investment in the class X bonds, you should fully consider the risk that an extremely rapid rate of principal payments on the pledged mortgage loans could result in your failure to recoup fully your initial investment.

         Because the rate of principal payments on or with respect to the mortgage loans will depend on future events and a variety of factors, no assurance can be given as to the rate or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of real estate loans comparable to those in the trust estate.

         Even if they are available and payable on your offered bonds, prepayment premiums and yield maintenance charges may not be sufficient to offset fully any loss in yield on your offered bonds attributable to the related prepayments of the pledged mortgage loans.

         DELINQUENCIES AND DEFAULTS ON THE MORTGAGE LOANS. The rate and timing of delinquencies and defaults on the pledged mortgage loans will affect the amount of payments on your offered bonds, the yield to maturity of your offered bonds, the rate of principal payments on your offered bonds and the weighted average life of your offered bonds. Delinquencies on the pledged mortgage loans, unless covered by P&I advances, may result in shortfalls in payments of interest and/or principal on your offered bonds for the current month. Although any shortfalls in payments of interest may be made up on future payment dates, no interest would accrue on those shortfalls. Thus, any shortfalls in payments of interest would adversely affect the yield to maturity of your offered bonds.

         If--

          - you calculate the anticipated yield to maturity for your offered bonds based on an assumed rate of default and amount of losses on the pledged mortgage loans that is lower than the default rate and amount of losses actually experienced, and

          - the additional losses result in a reduction of the total payments on or the total principal balance or notional amount of your offered bonds,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

         The timing of any loss on a liquidated mortgage loan that results in a reduction of the total payments on or the total principal balance or notional amount of your offered bonds will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

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         Even if losses on the pledged mortgage loans do not result in a reduction of the total payments on or the total principal balance or notional amount of your offered bonds, the losses may still affect the timing of payments on, and the weighted average life and yield to maturity of, your offered bonds.

         CERTAIN RELEVANT FACTORS. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the pledged mortgage loans in the trust estate:

          -    prevailing interest rates;

          - the terms of the mortgage loans, including provisions that require the payment of prepayment premiums and yield maintenance charges, provisions that impose prepayment lock-out periods and amortization terms that require balloon payments;

          - the demographics and relative economic vitality of the areas in which the underlying real properties are located;

          - the general supply and demand for commercial and multifamily rental space of the type available at the underlying real properties in the areas in which the underlying real properties are located;

          -    the quality of management of the underlying real properties;

          -    the servicing of the mortgage loans;

          -    possible changes in tax laws; and

          -    other opportunities for investment.

         See "Risk Factors--Risks Related to the Pledged Mortgage Loans", "Description of the Mortgage Collateral" and "Servicing of the Mortgage Loans" in this prospectus supplement and "Description of the Governing Documents" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the accompanying prospectus.

         The rate of prepayment on the pledged mortgage loans in the trust estate is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan. Accordingly, there can be no assurance that any ARD Loan in the trust will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

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         Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell their underlying real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their underlying real properties prior to the exhaustion of tax depreciation benefits.

         A number of the underlying borrowers are limited or general partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

         We make no representation or warranty regarding:

          - the particular factors that will affect the rate and timing of prepayments and defaults on the pledged mortgage loans;

          -    the relative importance of those factors;

          - the percentage of the total principal balance of the pledged mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

          - the overall rate of prepayment or default on the pledged mortgage loans.

         UNPAID INTEREST. If the portion of the Available P&I Funds payable with respect to interest on any class of offered bonds on any payment date is less than the total amount of interest then payable for the class, the shortfall will be payable to the holders of those bonds on subsequent payment dates, subject to the Available P&I Funds on those subsequent payment dates and the priority of payments described under "Description of the Offered Bonds--Payments--Priority of Payments" in this prospectus supplement. That shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of offered bonds for so long as it is outstanding.

         DELAY IN PAYMENTS. Because monthly payments will not be made on the bonds until several days after the due dates for the mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your interest rate and purchase price, assuming that price did not account for a delay.

YIELD SENSITIVITY

         The tables on Annex C-1 hereto show the pre-tax corporate bond equivalent or CBE yield to maturity, with respect to each class of offered bonds, and the modified duration, weighted average life, first payment date on which principal is to be paid and final payment date on which principal is to be paid with respect to each class of offered bonds other than the class X bonds. We prepared those tables using the Modeling Assumptions. Where applicable, they also show the specified assumed purchase prices, which prices do not include accrued interest. Assumed purchase prices are expressed in 32nds as a percentage of the initial total principal

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balance or notional amount of each class of offered bonds. For example, ______
means ______%.

         We calculate the yields set forth in the tables on Annex C-1 by--

          - determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each class of offered bonds, would cause the discounted present value of that assumed stream of cash flows to equal the assumed purchase prices, plus accrued interest from and including the cut-off date to but excluding the assumed settlement date specified as part of the offered bonds, and

          - converting those monthly rates to semi-annual corporate bond equivalent rates.

That calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as payments on the offered bonds and, consequently, does not purport to reflect the return on any investment in the offered bonds when those reinvestment rates are considered.

         For purposes of the tables on Annex C-1, modified duration has been calculated using the modified Macaulay Duration as specified in the "PSA Standard Formulas". The Macaulay Duration is calculated as the present value weighted average time to receive future payments of principal and interest, and the PSA Standard Formula modified duration is calculated by dividing the Macaulay Duration by the appropriate semi-annual compounding factor. The duration of a security may be calculated according to various methodologies. Accordingly, no representation is made by us or any other person that the modified duration approach used in this prospectus supplement is appropriate. Duration, like yield, will be affected by the prepayment rate of the pleaded mortgage loans and extensions with respect to balloon payments that actually occur during the life of the class A-1, class A-2, class B, class C, class D, class E and class F bonds and by the actual performance of the pledged mortgage loans, all of which may differ, and may differ significantly, from the assumptions used in preparing those tables.

         Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the Constant Prepayment Rate or CPR model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then outstanding principal balance of the subject mortgage loan(s).

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         The characteristics of the pledge mortgage loans in the trust estate will differ in some respects from those assumed in preparing the tables on Annex C-1. Those tables are presented for illustrative purposes only. Thus, neither the mortgage collateral nor any mortgage loan will prepay at any constant rate, and it is unlikely that the pledge mortgage loans will prepay in a manner consistent with any designated scenario for the tables on Annex C-1. In addition, there can be no assurance that--

          -    the pledged mortgage loans will prepay at any particular rate,

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          -    the pledged mortgage loans will not prepay, involuntarily or otherwise, during lockout periods, yield maintenance periods and/or declining premium periods,

          - the ARD Loans in the trust estate will be paid in full on their respective anticipated repayment dates,

          - the actual pre-tax yields on, or any other payment characteristics of, any class of offered bonds will correspond to any of the information shown in the tables on Annex C-1, or

          - the total purchase prices of the offered bonds will be as assumed.

         You must make your own decision as to the appropriate assumptions, including prepayment assumptions, to be used in deciding whether to purchase the offered bonds.

WEIGHTED AVERAGE LIVES OF THE OFFERED BONDS

         The weighted average life of any offered bond, other than a class X bond, refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the principal balance of that bond is distributed to the investor. For purposes of this prospectus supplement, the weighted average life of any offered bond, other than a class X bond, is determined as follows:

          - multiply the amount of each principal payment on the bond by the number of years from the assumed settlement date to the related payment date;

          -    sum the results; and

          - divide the sum by the total amount of the reductions in the principal balance of the bond.

Accordingly, the weighted average life of any offered bond, other than a class X bond, will be influenced by, among other things, the rate at which principal of the pledged mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of the class of principal to which the bond belongs.

         As described in this prospectus supplement, the principal payment amount for each payment date will be payable first with respect to the class A-1 and/or class A-2 bonds until the total principal balances of those classes are reduced to zero, and will thereafter be distributable entirely with respect to the other classes of bonds with principal balances, sequentially based upon their relative seniority, in each case until the related principal balance is reduced to zero. As a consequence of the foregoing, the weighted average lives of the class A-1 and class A-2 bonds may be shorter, and the weighted average lives of the other classes of bonds with principal balances may be longer, than would otherwise be the case if the principal payment amount for each payment date was being paid on a PRO RATA basis among the respective classes of bonds with principal balances.

         The tables set forth in Annex C-2 show with respect to each class of offered bonds, other than the class X bonds--

          -    the weighted average life of that class, and

          - the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates, based upon each of the indicated levels of CPR and the Modeling Assumptions.

         We make no representation that--

          - the pledged mortgage loans in the trust estate will prepay in accordance with the assumptions set forth in this prospectus supplement at any of the CPRs shown or at any other particular prepayment rate,

          - all the pledged mortgage loans in the trust estate will prepay in accordance with the assumptions set forth in this prospectus supplement at the same rate, or

          - the pledged mortgage loans in the trust estate that are in a lockout period, a yield maintenance period or declining premium period will not prepay as a result of involuntary liquidations upon default or otherwise.

                                 USE OF PROCEEDS

         Substantially all of the proceeds from the sale of the offered bonds will be used by the issuer to purchase the pledge mortgage loans to be included in the trust estate and to pay those expenses incurred in connection with the issuance of the series ______ bonds.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         Upon the issuance of the offered bonds, _______________, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the governing documents, and subject to any other assumptions set forth in the opinion, REMIC I, REMIC II and REMIC III, respectively, will each qualify as a REMIC under the Internal Revenue Code of 1986.

         The assets of REMIC I will generally include--

          -    the pledged mortgage loans,

          - any REO Properties acquired on behalf of the series _____ bondholders and the issuer,

          -    the master servicer's custodial account,

          -    the special servicer's REO account, and

          - the bond trustee's collection account and interest reserve account,

but will exclude any collections of Post-ARD Additional Interest on the ARD Loans. For federal income tax purposes,

          - the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II,

          - the class R-I bonds will evidence the sole class of residual interests in REMIC I,

          - the separate non-certificated regular interests in REMIC II will be the regular interests in REMIC II and will be the assets of REMIC III,

          - the class R-II bonds will evidence the sole class of residual interests in REMIC II,

          - the class A-1, A-2, X, B, C, D, E, F, G, H, J, K, L, M and N bonds will evidence the regular interests in, and will generally be treated as debt obligations of, REMIC III, and

          - the class R-III bonds will evidence the sole class of residual interests in REMIC III.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

         For federal income tax reporting purposes, it is anticipated that the class ____ and class ____ bonds will be issued with more than a DE MINIMIS amount of original issue discount. The class ____ bonds will be issued with a DE MINIMIS amount of original issue discount. The other classes of offered bonds will not be issued with original issue discount. When determining the rate of accrual of market discount and premium, if any, for federal income tax purposes the prepayment assumption used will be that subsequent to the date of any determination:

     - [the ARD Loans in the trust estate will be paid in full on their respective anticipated repayment dates,]

     -    no mortgage loan will otherwise be prepaid prior to maturity, and

     - there will be no extension of maturity for any mortgage loan in the trust estate.

However, no representation is made as to the actual rate at which the pledged mortgage loans will prepay, if at all. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Bonds" in the accompanying prospectus.

         The IRS has issued regulations under Sections 1271 to 1275 of the Code of 1986 generally addressing the treatment of debt instruments issued with original issue discount. You should be aware, however, that those regulations and Section 1272(a)(6) of the Internal Revenue Code of 1986 do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered bonds. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered bonds.

         If the method for computing original issue discount described in the accompanying prospectus results in a negative amount for any period with respect to any holder of offered bonds, the amount of original issue discount allocable to that period would be zero. This is a possibility of particular relevance to a holder of a class X bond. The holder would be permitted to offset the negative amount only against future original issue discount, if any, attributable to his or her bonds. Although the matter is not free from doubt, a holder of a class X bond may be permitted to deduct a loss to the extent that his or her respective remaining basis in the bond exceeds the maximum amount of future payments to which the holder is entitled, assuming no further prepayments of the pledged mortgage loans. Any loss might be treated as a capital loss.

         Some classes of the offered bonds may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of these classes of offered bonds will be treated as holding a bond with amortizable bond premium will depend on the bondholder's purchase price and the payments remaining to be made on the bond at the time of its acquisition by the bondholder. If you acquire an interest in any class of offered bonds issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Bonds--Premium" in the accompanying prospectus.

         Prepayment premiums and yield maintenance charges actually collected on the pledged mortgage loans will be paid on the offered bonds as and to the extent described in this prospectus supplement. It is not entirely clear under the Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered bonds entitled to that amount. For federal income tax reporting purposes, ________________ will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered bonds entitled thereto only after the master servicer's actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the offered bonds and that taxable income be reported based on the projected constant yield to maturity of the offered bonds. Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the offered bonds. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered bond would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. The correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

CONSTRUCTIVE SALES OF CLASS X BONDS

         The Taxpayer Relief Act of 1997 added a provision to the Internal Revenue Code of 1986 that requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of a financial position may occur if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that:

     -    entitle the holder to a specified principal amount,

     -    pay interest at a fixed or variable rate, and

     -    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Accordingly, only class X bonds, which do not have principal balances, could be subject to this provision and only if a holder of those bonds engages in a constructive sale transaction.

CHARACTERIZATION OF INVESTMENTS IN OFFERED BONDS

         Except to the extent noted below, the offered bonds will be real estate assets within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code of 1986 in the same proportion that the assets of the trust estate would be so treated. In addition, interest, including original issue discount, if any, on the offered bonds will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code of 1986 to the extent that the bonds are treated as real estate assets within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code of 1986.

         Most of the pledged mortgage loans to be included in trust estate are not secured by real estate used for residential or some of the other purposes prescribed in Section 7701(a)(19)(C) of the Internal Revenue Code of 1986. Consequently, the offered bonds will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered bonds may not be suitable for a thrift institution seeking to be treated as a domestic building and loan association under Section 7701(a)(19)(C) of the Internal Revenue Code of 1986. The offered bonds will be treated as "qualified mortgages" for another REMIC under Section 860G(a)(3)(C) of the Internal Revenue Code of 1986 and permitted assets for a financial asset securitization investment trust under Section 860L(c) of the Internal Revenue Code of 1986.

         To the extent an offered bond represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Therefore:

     - a portion of that bond may not represent ownership of loans secured by an interest in real property or other assets described in Section 7701(a)(19)(C) of the Internal Revenue Code of 1986;

     - a portion of that bond may not represent ownership of real estate assets under Section 856(c)(5)(B) of the Internal Revenue Code of 1986; and

     - the interest on that bond may not constitute interest on obligations secured by mortgages on real property within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code of 1986.

See "Description of the Mortgage Collateral" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Bonds" in the accompanying prospectus.

         For further information regarding the federal income tax consequences of investing in the offered bonds, see "Federal Income Tax Consequences" in the accompanying prospectus.

                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended, and the Internal Revenue Code of 1986 impose various requirements on--

     -    ERISA Plans, and

     -    persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, ERISA Plans may include individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

         A fiduciary of any ERISA Plan should carefully review with its legal advisors whether the purchase or holding of offered bonds could be or give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Internal Revenue Code of 1986 or whether there exists any statutory or administrative exemption applicable thereto. Certain fiduciary and prohibited transaction issues arise only if the assets of the trust estate are "plan assets" for purposes of Part 4 of Title I of ERISA and
Section 4975 of the Internal Revenue Code of 1986. Whether the assets of the trust estate will be plan assets at any time will depend on a number of factors, including the portion of any class of bonds that is held by benefit plan investors within the meaning of U.S. Department of Labor Regulation Section 2510.3-101.

         The U.S. Department of Labor has issued an individual prohibited transaction exemption to the underwriter, identified as Prohibited Transaction Exemption 91-14 . PTE 91-14 applies to bonds that are equity interests in a trust or are debt issued by a REMIC or FASIT. Subject to the satisfaction of those conditions set forth in PTE 91-14, PTE 91-14 generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under Sections 4975(a) and (b) of the International Revenue Code of 1986, specified transactions relating to, among other things, the servicing and operation of pools of real estate loans, such as the mortgage collateral, and the purchase, sale and holding of bonds, which are equity interests in a trust or debt issued by a REMIC or FASIT, evidencing interests in those pools, such as the class A-1, A-2 and X bonds, that are underwritten by Exemption-Favored Party.

         PTE 91-14 sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of a class A-1, A-2 or X bond to be eligible for exemptive relief under that exemption. The conditions are as follows:

     - FIRST, the acquisition of the bond by a plan must be on terms that are at least as favorable to the ERISA Plan as they would be in an arm's-length transaction with an unrelated party;

     - SECOND, the rights and interests evidenced by that bond must not be subordinated to the rights and interests evidenced by the other bonds;

     - THIRD, at the time of its acquisition by the plan, that bond must be rated in one of the three highest generic rating categories by Moody's, Fitch, Standard & Poor's or Duff & Phelps;

     - FOURTH, the bond trustee cannot be an affiliate of any other member of the restricted group, which consists of-

          1.   the bond trustee,

          2.   Exemption-Favored Parties,

          3.   us,

          4.   the issuer,

          5.   the master servicer,

          6.   the special servicer,

          7.   any sub-servicers,

          8.   the mortgage loan sellers,

          9. each borrower, if any, with respect to pledged mortgage loans constituting more than 5.0% of the total unamortized principal balance of the initial mortgage collateral balance, and

          10.  any and all affiliates of any of the aforementioned persons;

     -    FIFTH, the following must be true-

          1. the sum of all payments made to and retained by Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the relevant class of bonds;

          2. the sum of all payments made to and retained by us in connection with the assignment of mortgage loans to the bond trustee must represent not more than the fair market value of the obligations, and

          3. the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the servicing and administration agreement and reimbursement of that person's reasonable expenses in connection therewith; and

     - SIXTH, the investing ERISA Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

         Because the class A-1, A-2 and X bonds are not subordinated to any other class of bonds, the second general condition set forth above is satisfied with respect to the class A-1, A-2 and X bonds. It is a condition of their issuance that the class A-1, A-2 and X bonds be rated not lower than _____ by _____________ and _____ by ______________. In addition, the initial bond trustee is not an affiliate of any other member of the restricted group. Accordingly, as of the date of initial issuance of the bonds, the third and fourth general conditions set forth above will be satisfied with respect to the class A-1, A-2 and X bonds. A fiduciary of an ERISA Plan contemplating the purchase of a class A-1, A-2 or X bond in the secondary market must make its own determination that, at the time of the purchase, the bond continues to satisfy the third and fourth general conditions set forth above. A fiduciary of an ERISA Plan contemplating the purchase of a class A-1, A-2 or X bond, whether in the initial issuance of the bond or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the bond as of the date of the purchase. An ERISA Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the sixth general condition set forth above in connection with the purchase of a class A-1, A-2 or X bond.

         PTE 91-14 also requires that the trust estate meet the following requirements:

     - the assets of the trust estate must consist solely of assets of the type that have been included in other investment pools;

     - bonds evidencing interests in those other investment pools must have been rated in one of the three highest generic categories of Moody's, Fitch, Standard & Poor's or Duff & Phelps for at least one year prior to the ERISA Plan's acquisition of a class A-1, A-2 or X bond; and

     - bonds evidencing interests in those other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any ERISA Plan's acquisition of a class A-1, A-2 or X bond.

         We believe that these requirements have been satisfied as of the date of this prospectus supplement.

         If the general conditions of PTE 91-14 are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code of 1986 by reason of Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code of 1986, in connection with--

     - the direct or indirect sale, exchange or transfer of class A-1, A-2 or X bonds acquired by an ERISA Plan upon initial issuance from us or an Exemption-Favored Party when we are, or either mortgage loan seller, the bond trustee, the issuer, the master servicer, the special servicer or any sub-servicer, provider of credit support, Exemption-Favored Party or mortgagor is, a Party in Interest with respect to the investing ERISA Plan,

     - the direct or indirect acquisition or disposition in the secondary market of class A-1, A-2 or X bonds by an ERISA Plan, and

     -    the continued holding of class A-1, A-2 or X bonds by an ERISA Plan.

         However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a class A-1, A-2 or X bond, where that acquisition or holding is--

          1. on behalf of an ERISA Plan sponsored by any member of the restricted group, and

          2. by any person who has discretionary authority or renders investment advice with respect to the assets of that ERISA Plan.

         Moreover, if the general conditions of PTE 91-14, as well as other conditions set forth in PTE 91-14, are satisfied, PTE 91-14 may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Internal Revenue Code of 1986 in connection with--

     - the direct or indirect sale, exchange or transfer of class A-1, A-2 or X bonds in the initial issuance of those bonds between us or an Exemption-Favored Party and an ERISA Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the ERISA Plan in those bonds is--

          1. a borrower with respect to 5.0% or less of the fair market value of the mortgage loans, or

          2.   an affiliate of this person;

     - the direct or indirect acquisition or disposition in the secondary market of class A-1, A-2 or X bonds by an ERISA Plan, and

     -    the holding of class A-1, A-2 or X bonds by an ERISA Plan.

         Further, if the general conditions of PTE 91-14, as well as other conditions set forth in the Exemption, are satisfied, PTE 91-14 may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code of 1986 by reason of Section 4975(c) of the Internal Revenue Code of 1986, for transactions in connection with the servicing, management and operation of the trust estate.

         Lastly, if the general conditions of PTE 91-14 are satisfied, PTE 91-14 also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Internal Revenue Code of 1986 by reason of Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code of 1986, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing plan by virtue of--

     -    providing services to the ERISA Plan, or

     - having a specified relationship to this person, solely as a result of the ERISA Plan's ownership of class A-1, A-2 or X bonds.

         Before purchasing a class A-1, A-2 or X bond, a fiduciary of an ERISA Plan should itself confirm that:

     - the class A-1, A-2 and X bonds are the type of instruments covered by PTE 91-14, and

     - the general and other conditions set forth in PTE 91-14 and the other requirements set forth in PTE 91-14 would be satisfied at the time of the purchase.

         In addition to determining the availability of the exemptive relief provided in PTE 91-14, a fiduciary of an ERISA Plan considering an investment in class A-1, A-2 or X bonds should consider the availability of any other prohibited transaction class exemptions. See "ERISA Considerations" in the accompanying prospectus. There can be no assurance that any exemption described in the accompanying prospectus will apply with respect to any particular investment by an ERISA Plan in class A-1, A-2 or X bonds or, even if it were deemed to apply, that it would apply to all prohibited transactions that may occur in connection with the investment. A purchaser of class A-1, A-2 or X bonds should be aware, however, that even if the conditions specified in one or more class exemptions are satisfied, the scope of relief provided by a class exemption may not cover all acts which might be construed as prohibited transactions.

         The characteristics of the class B, C, D, E and F bonds do not meet the requirements of PTE 91-14. Accordingly, those offered bonds may not be acquired by, on behalf of or with the assets of an ERISA Plan, except in the case of an insurance company using funds in its general account, which may be able to rely on Section III of Prohibited Transaction Class Exemption 95-60, which we discuss below.

         So long as the applicable conditions are satisfied, Section III of PTCE 95-60 exempts from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Internal Revenue Code of 1986 transactions in connection with the servicing, management and operation of the trust estate under circumstances where an insurance company general account has an interest in the trust estate as a result of its acquisition of bonds. If these conditions are met, insurance company general accounts would be allowed to purchase some classes of the bonds, such as the class B, C, D, E and F bonds, that do not meet the requirements of PTE 91-14 solely because they--

     -    are subordinated to other classes of the bonds, or

     - have not received a rating at the time of the purchase in one of the three highest rating categories from Moody's, Fitch, Standard & Poor's or Duff & Phelps.

All other conditions of the PTE 91-14 would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class B, C, D, E or F bonds, an insurance company general account seeking to rely on Section III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

         A governmental plan as defined in Section 3(32) of ERISA is not subject to Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986. However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code of 1986. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

         Any fiduciary of an ERISA Plan considering whether to purchase an offered bond on behalf of that ERISA Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code of 1986 to the investment.

         The sale of offered bonds to an ERISA Plan is in no way a representation or warranty by us, the issuer or the underwriter that the investment meets all relevant legal requirements with respect to investments by ERISA Plans generally or by any particular ERISA Plan, or that the investment is appropriate for ERISA Plans generally or for any particular ERISA Plan.

                                LEGAL INVESTMENT

         [Upon issuance, the class A-1 and A-2 bonds will constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. However, in order to remain mortgage related securities, the class A-1 and A-2 bonds must, among other things, continue to be rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. In addition, the class A-1 and A-2 bonds will constitute mortgage related securities in part because they evidence interest in notes secured by first mortgage liens on one or more real properties upon which is located a residential, commercial or mixed residential and commercial structure.

         The remaining offered bonds will NOT be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. As a result, the appropriate characterization of these remaining bonds under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase these bonds, is subject to significant interpretive uncertainties.]

         Neither we, the issuer nor the underwriter makes any representation as to the ability of particular investors to purchase the offered bonds under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered bonds--

     -    are legal investments for them, or

     -    are subject to investment, capital or other restrictions.

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, prudent investor provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not interest bearing or income paying.

         There may be other restrictions on the ability of some investors, including depository institutions, either to purchase the offered bonds or to purchase offered bonds representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the offered bonds are legal investments for the investors.

         See "Legal Investment" in the accompanying prospectus.

                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions of an underwriting agreement dated _____________ between the issuer and the underwriter, the underwriter has agreed to purchase from the issuer and the issuer has agreed to sell to the underwriter ____% of each class of the offered bonds. It is expected that delivery of the offered bonds will be made to the underwriter in book-entry form through the same day funds settlement system of DTC on or about ______________ against payment therefor in immediately available funds.

         The underwriting agreement provides that the obligation of the underwriter to pay for and accept delivery of the offered bonds is subject to, among other things:

     -    the receipt of various legal opinions; and

     -    the satisfaction of various conditions, including that--

          1. no stop order suspending the effectiveness of our registration statement shall be in effect, and

          2. no proceedings for the purpose of obtaining a stop order shall be pending before or threatened by the SEC.

         The distribution of the offered bonds by the underwriter may be accomplished from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the issuer from the sale of the offered bonds, before deducting expenses payable by the issuer, will be approximately ____% of the total principal balance of the offered bonds, plus accrued interest on all the offered bonds from _______________. The underwriter may accomplish the transactions by selling the offered bonds to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter. The underwriter may be deemed to have received compensation from the issuer, in connection with the sale of the offered bonds, in the form of underwriting compensation. The underwriter and any dealers that participate with the underwriter in the distribution of the offered bonds may be deemed to be statutory underwriters and any profit on the resale of the offered bonds positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

         The underwriting agreement provides that we will indemnify the underwriter, and that under limited circumstances the underwriter will indemnify us, against particular civil liabilities under the Securities Act of 1933, as amended, relating to the disclosure in this prospectus supplement, the accompanying prospectus or our registration statement.

         We have also been advised by the underwriter that it presently intends to make a market in the offered bonds. The underwriter has no obligation to do so, however, and any market making may be discontinued at any time. There can be no assurance that an active public market for the offered bonds will develop. See "Risk Factors--Lack of Liquidity Will Impair Your Ability to Sell Your Offered Bonds and May Have an Adverse Effect on the Market Value of Your Offered Bonds" in the accompanying prospectus.

                                  LEGAL MATTERS

         Particular legal matters relating to the bonds will be passed upon for the issuer and the underwriter by ________________________.

                                     RATINGS

         It is a condition to their issuance that the respective classes of offered bonds be rated as follows:


CLASS                    [RATING AGENCY]          [RATING AGENCY]
-----                    ---------------          ---------------
Class A-1
Class A-2
Class B
Class C
Class D
Class E
Class F
Class X


         The ratings on the offered bonds address the likelihood of the timely receipt by their holders of all payments of interest to which they are entitled on each payment date and, except in the case of the class X bonds, the ultimate receipt by their holders of all payments of principal to which they are entitled on or before the rated final payment date. The ratings take into consideration the credit quality of the mortgage collateral, structural and legal aspects associated with the offered bonds, and the extent to which the payment stream from the mortgage collateral is adequate to make payments of interest and/or principal required under the offered bonds.

         The ratings on the respective classes of offered bonds do not represent any assessment of--

     -    the tax attributes of the offered bonds or of the trust estate,

     - whether or to what extent prepayments of principal may be received on the pledged mortgage loans,

     - the likelihood or frequency of prepayments of principal on the pledged mortgage loans,

     - the degree to which the amount or frequency of prepayments of principal on the pledge mortgage loans might differ from those originally anticipated,

     - whether or to what extent the interest payable on any class of offered bonds may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls, and

     - whether and to what extent prepayment premiums, yield maintenance charges, Default Interest or Post-ARD Additional Interest will be received.

         Also, a security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the class X bondholders might not fully recover their investment in the event of rapid prepayments and/or other liquidations of the mortgage loans.

         In general, the ratings address credit risk and not prepayment risk. As described in this prospectus supplement, the amounts payable with respect to the class X bonds consist primarily of interest. Even if all the mortgage collateral were to prepay in the initial month, with the result that the class X bondholders receive only a single month's interest payment and, accordingly, suffer a nearly complete loss of their investment, all amounts due to those bondholders will nevertheless have been paid. This result would be consistent with the respective ratings received on the class X bonds. The total notional amount of the class X bonds is subject to reduction in connection with each reduction in the total principal balance of any other interest-bearing class of series _______ bonds, whether as a result of payments of principal or in connection with Realized Losses and Additional Trust Estate Expenses. The ratings of the class X bonds do not address the timing or magnitude of reduction of the total notional amount of those bonds, but only the obligation to pay interest timely on that total notional amount as so reduced from time to time.

         There can be no assurance as to whether any rating agency not requested to rate the offered bonds will nonetheless issue a rating to any class of offered bonds and, if so, what the rating would be. A rating assigned to any class of offered bonds by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by ___________ or
____________.

         The ratings on the offered bonds should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See "Rating" in the accompanying prospectus.

                                    GLOSSARY

         The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus supplement, including in any of the annexes to this prospectus supplement.

         "ADDITIONAL TRUST FUND EXPENSE" means an expense of the trust estate that

     - arises out of a default on a mortgage loan or an otherwise unanticipated event, and

     - is not covered by a servicing advance or a corresponding collection from the related borrower.

         "ARD LOAN" means any mortgage loan in the trust estate having the characteristics described in the first paragraph under "Description of the Mortgage Collateral--Terms and Conditions of the Pledged Mortgage Loans--ARD Loan" in this prospectus supplement.

         "APPRAISAL REDUCTION AMOUNT" means, for any pledged mortgage loan in the trust estate as to which an Appraisal Trigger Event has occurred, an amount that:

     - will be determined shortly following the later of the date on which the relevant appraisal or other valuation is obtained or performed and the date on which the relevant Appraisal Trigger Event occurred, and

     -    will equal the excess, if any, of "x" over "y" where--

          1.   "x" is equal to the sum of:

          - the unpaid principal balance of the mortgage loan, net of any related unreimbursed advances of principal;

          - to the extent not previously advanced by or on behalf of the master servicer or the bond trustee, all unpaid interest, other than any Default Interest and Post-ARD Additional Interest, accrued on the mortgage loan through the most recent due date prior to the date of determination;

          - all accrued but unpaid special servicing fees with respect to the mortgage loan;

          - all related unreimbursed advances made by or on behalf of the master servicer, the special servicer or the bond trustee with respect to the required appraisal loan, together with interest on those advances; and

          - all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents with respect to the related underlying real property, net of any escrow reserves held by the master servicer or the special servicer which covers the particular item and other related reserves; and

          2. "y" is equal to 90% of the resulting appraised or estimated value of the related underlying real property or REO Property, as that appraised or estimated value may be reduced, to not less than zero, by the amount of any obligations secured by liens on the property that are prior to the lien of the mortgage loan.

         If, however, the appraisal or other valuation referred to in the first bullet point of this definition is not obtained or performed within __ days of the Appraisal Trigger Event referred to in the first bullet point of this definition, and no comparable appraisal or other valuation had been obtained or performed during the ______-month period prior to that Appraisal Trigger Event, then until the required appraisal or other valuation is obtained or performed, the "Appraisal Reduction Amount" for the subject mortgage loan will equal approximately ____% of the unpaid principal balance of that mortgage loan, net of any related unreimbursed advances of principal. After receipt of the required appraisal or other valuation, the special servicer will determine the Appraisal Reduction Amount, if any, for the subject mortgage loan as described in the first sentence of this definition.

         "APPRAISAL TRIGGER EVENT" means, with respect to any pledged mortgage loan in the trust, any of the following events:

     - the mortgage loan has been modified by the special servicer in a manner that--

          1. affects the amount or timing of any monthly debt service payment due on it, other than, or in addition to, bringing current monthly debt service payments with respect to the mortgage loan,

          2. except as expressly contemplated by the related loan documents, results in a release of the lien of the mortgage on any material portion of the related underlying real property without a corresponding principal prepayment in an amount not less than the fair market value, as is, of the property to be released, or

          3. in the judgment of the special servicer, otherwise materially impairs the security for the mortgage loan or reduces the likelihood of timely payment of amounts due on that mortgage loan;

     - the related borrower fails to make any monthly debt service payment with respect to the mortgage loan and the failure continues for _____ days;

     - a receiver is appointed and continues in that capacity with respect to the underlying real property securing the mortgage loan;

     - the related borrower becomes the subject of bankruptcy, insolvency or similar proceedings; or

     - the underlying real property securing the mortgage loan becomes an REO Property.

         "DEFAULT INTEREST" means any interest that--

     - accrues on a defaulted mortgage loan solely by reason of the subject default, and

     - is in excess of all interest at the related mortgage interest rate and any Post-ARD Additional Interest accrued on the mortgage loan.

         "ERISA PLAN" means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Internal Revenue Code of 1986.

         "EXEMPTION-FAVORED PARTY" means any of--

     -    the underwriter,

     - any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the underwriter, and

     - any member of the underwriting syndicate or selling group of which a person described in the prior two bullet points is a manager or co-manager with respect to those bonds.

         "MODELING ASSUMPTIONS" means, collectively, the following assumptions regarding the series ___ bonds and the pledged mortgage loans in the trust estate:

     - the mortgage loans have the characteristics set forth on Annex A-1 and the initial mortgage collateral balance is approximately $______________;

     - the initial total principal balance or notional amount, as the case may be, of each class of series ___ bonds is as described in this prospectus supplement;

     - the interest rate for each class of series ___ bonds is as described in this prospectus supplement.

     - there are no delinquencies or losses with respect to the mortgage loans;

     - there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the mortgage loans;

     - there are no Appraisal Reduction Amounts with respect to the mortgage loans;

     - there are no casualties or condemnations affecting the corresponding underlying real properties;

     - each of the mortgage loans provides monthly debt service payments to be due on the __ day of each month and accrues interest on the respective basis described in this prospectus supplement, which is either a 30/360 basis or an actual/360 basis;

     - all prepayments on the mortgage loans are assumed to be accompanied by a full month's interest;

     - there are no breaches of our representations and warranties regarding the pledged mortgage loans;

     - monthly debt service payments on the mortgage loans are timely received on the ___ day of each month;

     - no voluntary or involuntary prepayments are received as to any mortgage loan during that mortgage loan's lockout period, yield maintenance period or declining premium period, in each case if any;

     -    each ARD Loan is paid in full on its anticipated repayment date;

     - except as otherwise assumed in the immediately preceding two bullet points, prepayments are made on each of the mortgage loans at the indicated CPRs set forth in the subject tables, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

     - no person or entity entitled thereto exercises its right of optional termination described in this prospectus supplement under "Description of the Offered Bonds--Termination";

     -    no mortgage loan is required to be repurchased by us;

     -    no prepayment premiums or yield maintenance charges are collected;

     -    there are no Additional Trust Fund Expenses;

     - payments on the offered bonds are made on the _____ day of each month, commencing in _____________; and

     -    the offered bonds are settled on ________________ .

         "NET AGGREGATE PREPAYMENT INTEREST SHORTFALL" means, with respect to any payment date, the excess, if any, of--

     - the Prepayment Interest Shortfalls incurred with respect to the mortgage collateral during the related collection period, over

     - the total payments made by the master servicer to cover those Prepayment Interest Shortfalls.

         "PARTY IN INTEREST" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of the Internal Revenue Code of 1986.

         "PERMITTED ENCUMBRANCES" means, with respect to any underlying real property securing a pledged mortgage loan in the trust estate, any and all of the following:

     - the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable,

     - covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or a marked-up commitment, none of which materially interferes with the security intended to be provided by the related mortgage, deed of trust or other similar security instrument, the current use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan,

     - exceptions and exclusions specifically referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or marked-up commitment, none of which materially interferes with the security intended to be provided by the related mortgage, deed of trust or similar security instrument, the current use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan,

     - other matters to which like properties are commonly subject, none of which materially interferes with the security intended to be provided by the related mortgage, deed of trust or similar security instrument, the current use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan,

     - the rights of tenants to remain, whether under ground leases or space leases, at the property following a foreclosure or similar proceeding, provided that those tenants are performing under their leases, and

     - if the related mortgage loan is cross-collateralized with any other mortgage loan, the lien of the mortgage, deed of trust or other security instrument for that other mortgage loan.

         "PERMITTED INVESTMENTS" means of U.S. government securities and other investment grade obligations specified in the servicing and administration agreement.

         "POST-ARD ADDITIONAL INTEREST" means, with respect to any ARD Loan, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as this interest may compound in accordance with the terms of that mortgage loan.

         "PREPAYMENT INTEREST EXCESS" means, with respect to any full or partial prepayment of a pledged mortgage loan made by the related borrower during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period following that due date, less the amount of related master servicing fees payable from that interest collection, and exclusive of any Default Interest and Post-ARD Additional Interest included in that interest collection.

         "PREPAYMENT INTEREST SHORTFALL" means, with respect to any full or partial prepayment of a pledged mortgage loan made by the related borrower during any collection period prior to the due date for that loan, the amount of any uncollected interest that would have accrued on that prepayment through that due date, less the amount of related master servicing fees that would have been payable from that uncollected interest, and exclusive of any portion of that uncollected interest that represents Default Interest or Post-ARD Additional Interest.

         "REALIZED LOSSES" mean losses on or with respect of the pledged mortgage loans arising from the inability of the master servicer and/or the special servicer to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a underlying real property.

         "REO PROPERTY" means any underlying real property that is acquired by the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding pledged mortgage loan.

         "SERVICING STANDARD" means, with respect to either the master servicer or the special servicer, to service and administer the pledged mortgage loans and any real estate included in the trust estate for which that party is responsible:

     - with the same care, skill and diligence as is normal and usual in its general mortgage servicing and asset management activities with respect to comparable loans and real properties that either are part of other third party portfolios, giving due consideration to customary and usual standards of practice of prudent institutional commercial lenders, or are held as part of its own portfolio, whichever servicing procedures are of a higher standard;

     -    with a view to--

          1. the timely collection of all monthly debt service payments under those mortgage loans,

          2. the full collection of all prepayment premiums and yield maintenance charges that may become payable under those mortgage loans, and

          3. in the case of the special servicer, if a mortgage loan comes into and continues in default and, in the judgment of the special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, including payments of prepayment premiums and yield maintenance charges, the maximization of the recovery on that defaulted mortgage loan to the series _____ bondholders, as a collective whole, on a present value basis; and

     -    without regard to--

          1. any known relationship that the master servicer or the special servicer, as the case may be, or any of its affiliates may have with any of the underlying borrowers or any other party to the servicing and administration agreement,

          2. the ownership of any series _____ bond by the master servicer or the special servicer, as the case may be, or by any of its affiliates,

          3. the obligation of the master servicer or the special servicer, as the case may be, to make advances,

          4. the right of the master servicer or the special servicer, as the case may be, or any of its affiliates to receive reimbursement of costs, or the sufficiency of any compensation payable to it under the servicing and administration agreement or with respect to any particular transaction, and

          5. the ownership, servicing or management by the master servicer or the special servicer, as the case may be, or any of its affiliates of any other loans or real properties not included in or securing, as the case may be, the mortgage collateral, or the right to service or manage for others any other loans or real properties.

         "SERVICING TRANSFER EVENT" means, with respect to any pledged mortgage loan included in the trust estate, any of the following events:

     1. the related borrower fails to make when due any monthly debt service payment, including a balloon payment, or any other payment required under the related promissory note or the related mortgage, and either the failure actually continues, or the master servicer believes it will continue, unremedied for _____ days;

     2. the master servicer determines that a default in the making of a monthly debt service payment, including a balloon payment, or any other material payment required to be made under the related promissory note or the related mortgage, is likely to occur within _____ days and either--

          - the default is likely to remain unremedied for at least _____ days, or

          - the related borrower has requested a material modification of the related mortgage loan;

     3. the master servicer determines that a non-payment default has occurred under the mortgage loan that may materially impair the value of the corresponding underlying real property as security for the mortgage loan and the default continues unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified, for _____ days;

     4. various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding underlying real property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

     5. the master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding underlying real property.

     A Servicing Transfer Event will cease to exist, if and when:

     - with respect to the circumstances described in clause 1. of this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer;

     - with respect to the circumstances described in clauses 2. and 4. of this definition, those circumstances cease to exist in the good faith, reasonable judgment of the special servicer, but, with respect to any bankruptcy or insolvency proceedings contemplated by clause 4., no later than the entry of an order or decree dismissing the proceeding;

     - with respect to the circumstances described in clause 3. of this definition, the default is cured in the judgment of the special servicer; and

     - with respect to the circumstances described in clause 5. of this definition, the proceedings are terminated.

         "STATED PRINCIPAL BALANCE" means, for each mortgage loan in the trust estate, an amount that:

     -    will initially equal its cut-off date principal balance; and

     - will be permanently reduced on each subsequent payment date, to not less than zero, by--

          1. that portion, if any, of the Total Principal Payment Amount for that payment date that is attributable to that mortgage loan, and

          2. the principal portion of any Realized Loss incurred with respect to that mortgage loan during the related collection period.

         However, the "Stated Principal Balance" of a mortgage loan will, in all cases, be zero as of the payment date following the collection period in which it is determined that all amounts ultimately collectible with respect to the mortgage loan or any related REO Property have been received.

         "TOTAL PRINCIPAL PAYMENT AMOUNT" means, for any payment date, an amount equal to the total, without duplication, of the following:

     - all payments of principal, including voluntary principal prepayments, received on the pledged mortgage loans during the related collection period, exclusive of any of those payments that represents a late collection of principal for which an advance was previously made for a prior payment date or that represents a monthly payment of principal due on or before the cut-off date or on a due date subsequent to the end of the related collection period;

     - all monthly payments of principal received on the pledged mortgage loans prior to, but that are due during, the related collection period;

     - all other collections, including liquidation proceeds, condemnation proceeds, insurance proceeds and repurchase proceeds, that were received on or with respect to any of the pledged mortgage loans or any related REO Properties during the related collection period and that were identified and applied by the master servicer as recoveries of principal of the subject mortgage loan or, in the case of an REO Property, of the related mortgage loan, in each case net of any portion of the particular collection that represents a late collection of principal due on or before the cut-off date or for which an advance of principal was previously made for a prior payment date; and

     - all advances of principal made with respect to the pledged mortgage loans for that payment date.

         "WEIGHTED AVERAGE MORTGAGE COLLATERAL PASS-THROUGH RATE" means, for each payment date, the weighted average of the following annual rates with respect to all of the mortgage loans in the trust, weighted on the basis of the mortgage loans' respective Stated Principal Balances immediately prior to that payment date:

     - in the case of each mortgage loan that accrues interest on a 30/360 basis, an annual rate equal to--

          1. the mortgage interest rate in effect for that mortgage loan as of the cut-off date, minus

          2. the sum of the related master servicing fee rate, plus ____% per annum; and

     - in the case of each mortgage loan that accrues interest on an actual/360 basis, an annual rate generally equal to--

          1. a fraction, expressed as a percentage, the numerator of which is, subject to adjustment as described in the paragraph following subclause 2. below, the product 12 times the amount of interest that accrued or would have accrued with respect to that mortgage loan on an actual/360 basis during the related interest accrual period, based on its Stated Principal Balance immediately preceding that payment date and its mortgage interest rate in effect as of the cut-off date, and the denominator of which is the Stated Principal Balance of the mortgage loan immediately prior to that payment date, minus

          2. the sum of the related master servicing fee rate, plus ____% per annum.

         Notwithstanding the foregoing, if the subject payment date occurs during January, except during a leap year, or February, then, in the case of any particular mortgage loan that accrues interest on an actual/360 basis, the amount of interest referred to in the numerator of the fraction described in clause 1. of the second bullet point above will be decreased to reflect any interest reserve amount with respect to that mortgage loan that is transferred from the bond trustee's collection account to the bond trustee's interest reserve account during that month. Furthermore, if the subject payment date occurs during March, then, in the case of any particular mortgage loan that accrues interest on an actual/360 basis, the amount of interest referred to in the numerator of the fraction described in clause 1. of the second bullet point above will be increased to reflect any interest reserve amounts with respect to that mortgage loan that are transferred from the bond trustee's interest reserve account to the bond trustee's collection account during that month.

         "USAP" means the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers of America.

         [INCLUDE OTHER TERMS THAT ARE TO BE USED IN THE ANNEXES TO THIS PROSPECTUS SUPPLEMENT.]

The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is "___________________". The spreadsheet file "__________________" is a Microsoft
Excel(1), Version 5.0 spreadsheet. The file provides, in electronic format, the statistical information that appears under the caption "Description of the Mortgage Collateral" in, and on Annexes A-1 and A-2, as well as information on the pledged mortgage loans and underlying real properties shown in, this prospectus supplement. Defined terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and accompanying prospectus in its entirety prior to accessing the spreadsheet file.

----------------

(1)  Microsoft Excel is a registered trademark of Microsoft Corporation.

===============================================================================

                              PROSPECTUS SUPPLEMENT

Important Notice About The Information Contained in this Prospectus
 Supplement, the Accompanying Prospectus and the Related
 Registration Statement ............................................................2
Summary of Prospectus Supplement....................................................4
Risk Factors.......................................................................25
Capitalized Terms Used in this Prospectus Supplement...............................35
Forward-Looking Statements.........................................................35
Description of the Mortgage Collateral.............................................35
Servicing of the Pledged Mortgage Loans............................................54
Description of the Offered Bonds...................................................77
Yield And Maturity Considerations..................................................98
Use of Proceeds...................................................................105
Federal Income Tax Consequences...................................................105
ERISA Considerations..............................................................108
Legal Investment..................................................................113
Method of Distribution............................................................114
Legal Matters.....................................................................115
Ratings...........................................................................115
Glossary..........................................................................117
ANNEX A-1 -- Certain Characteristics of the Mortgage Loans......................A-1-1
ANNEX A-2 -- Certain Monetary Terms of the
   Mortgage Loans...............................................................A-2-1
ANNEX B -- Term Sheet.............................................................B-1
ANNEX C-1 -- Price/Yield Tables.................................................C-1-1
ANNEX C-2 -- Decrement Tables...................................................C-2-1
ANNEX D -- Form of Delinquent Loan Status Report..................................D-1
ANNEX E -- Form of Historical Loan Modification Report............................E-1
ANNEX F -- Form of Historical Liquidation Report..................................F-1
ANNEX G -- Form of REO Status Report..............................................G-1
ANNEX H -- Form of Watch List Report..............................................H-1
ANNEX I -- Form of Operating Statement Analysis...................................I-1
ANNEX J -- Form of NOI Adjustment Worksheet.......................................J-1
ANNEX K -- Form of Comparative Financial Status Report............................K-1

                                   PROSPECTUS

Important Notice about the Information Presented
   in this Prospectus...............................................................3
Available Information; Incorporation by Reference...................................3
Summary of Prospectus...............................................................4
Risk Factors.......................................................................15
Description of the Trust Estates...................................................36
Yield and Maturity Considerations..................................................61
Structured Asset Securities Corporation............................................67
Issuers............................................................................68
Description of the Bonds...........................................................68
Description of the Governing Documents.............................................78
Legal Aspects of the Mortgage Loans................................................92
Federal Income Tax Consequences...................................................105
State and Other Tax Consequences..................................................136
ERISA Considerations..............................................................136
Legal Investment..................................................................141
Use of Proceeds...................................................................143
Method of Distribution............................................................143
Legal Matters.....................................................................145
Financial Information.............................................................145
Rating............................................................................145



UNTIL _______________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THE OFFERED BONDS, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

===============================================================================


===============================================================================

                                   $----------
                                  (APPROXIMATE)



                        LB COMMERCIAL MORTGAGE TRUST ____



                                   (DEPOSITOR)



                     CLASS A-1, CLASS A-2, CLASS B, CLASS C,
                     CLASS D, CLASS E, CLASS F AND CLASS X



                      SERIES _____ COLLATERALIZED MORTGAGE
                                  OBLIGATIONS



                              PROSPECTUS SUPPLEMENT





                                 LEHMAN BROTHERS

===============================================================================

                                   PROSPECTUS


             STRUCTURED ASSET SECURITIES CORPORATION, THE DEPOSITOR COLLATERALIZED MORTGAGE OBLIGATIONS, ISSUABLE IN SERIES


                  Our name is Structured Asset Securities Corporation. We intend to offer from time to time collateralized mortgage obligations in the form of bonds. These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list those bonds on any national securities exchange or the NASDAQ stock market. See "Method of Distribution."


--------------------------------------------------------------------------------

THE OFFERED BONDS:

The offered bonds will be issuable in series. Each series of offered bonds will--

-        have its own series designation,

-        consist of one or more classes with various payment characteristics,

-        be issued by an owner trust established by us,

-        be secured, nonrecourse obligations of the related issuer, and

- be payable solely out of the related mortgage collateral and the other assets of the related trust estate.

No governmental agency or instrumentality will insure or guarantee payment on the offered bonds. Neither we nor any of our affiliates, other than the related issuer, are responsible for making payments on any series of offered bonds if collections on the assets of the related trust estate are insufficient.

--------------------------------------------------------------------------------

THE MORTGAGE COLLATERAL AND OTHER ASSETS OF THE TRUST ESTATES:

In order to secure its obligations, in particular its payment obligations, with respect to a series of offered bonds, the related issuer will pledge, among other things, the following mortgage assets--

- mortgage loans secured by first and junior liens on, or security interests in, various interests in commercial and multifamily real properties,


- mortgage-backed securities that directly or indirectly evidence interests in, or are directly or indirectly secured by, those types of mortgage loans, or

- some combination of those types of mortgage loans and mortgage-backed securities.


The trust estate for a series of offered bonds may also include letters of credit, surety bonds, insurance policies, guarantees, credit derivatives, reserve funds, guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements, or other similar instruments and agreements.

--------------------------------------------------------------------------------


                  In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular bonds being offered and the related trust estate. In that document, we will also state the price to public for each class of offered bonds or explain the method for determining that price. In that document, we will also identify the applicable lead or managing underwriter(s), if any, and the relevant underwriting arrangements. You may not purchase the offered bonds of any series unless you have also received the prospectus supplement for that series. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 16 IN THIS PROSPECTUS, AS WELL AS THOSE SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT, PRIOR TO INVESTING.


--------------------------------------------------------------------------------
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED BONDS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------



          The date of this prospectus is _____________________, 2000.

                                Table of Contents

                                                                                page
                                                                                ----
Important Notice About the Information Presented in this Prospectus...............3

Available Information; Incorporation by Reference.................................3

Summary of Prospectus.............................................................4

Risk Factors.....................................................................15

Capitalized Terms Used in this Prospectus........................................35

Description of the Trust Estates.................................................36

Yield and Maturity Considerations................................................58

Structured Asset Securities Corporation..........................................64

Issuers..........................................................................65

Description of the Bonds.........................................................65

Description of the Governing Documents...........................................75

Description of Credit Support....................................................90

Legal Aspects of the Mortgage Loans..............................................92

Federal Income Tax Consequences.................................................105

State and Other Tax Consequences................................................

Erisa Considerations............................................................144

Legal Investment................................................................148

Use of Proceeds.................................................................150

Method of Distribution..........................................................150

Legal Matters...................................................................151

Financial Information...........................................................152

Rating..........................................................................152

Glossary........................................................................154

       IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

                  When deciding whether to invest in any of the offered bonds, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.


                AVAILABLE INFORMATION; INCORPORATION BY REFERENCE

                  We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the bonds offered by this prospectus. This prospectus forms a part of the registration statement. This prospectus and the related prospectus supplement do not contain all of the information with respect to an offering that is contained in the registration statement. For further information regarding the documents referred to in this prospectus and the related prospectus supplement, you should refer to the registration statement and its exhibits. You can inspect the registration statement and its exhibits, and make copies of these documents at prescribed rates, at the public reference facilities maintained by the SEC at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048. You can also obtain copies of these materials electronically through the SEC's Web site (http://www.sec.gov).

                  In connection with each series of offered bonds, we will file or arrange to have filed with the SEC any periodic reports that are required under the Securities Exchange Act of 1934, as amended. All documents and reports that are so filed with respect to any particular series of offered bonds prior to the termination of the offering of those bonds are incorporated by reference into, and should be considered a part of, this prospectus. Upon request, we will provide without charge to each person receiving this prospectus in connection with an offering, a copy of any or all documents or reports that are so incorporated by reference. All requests should be directed to us in writing at 200 Vesey Street, New York, New York 10285, attention: Secretary, or by telephone at 212-526-7000.

                              SUMMARY OF PROSPECTUS


                  This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF A PARTICULAR OFFERING OF BONDS, YOU SHOULD READ CAREFULLY THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT IN FULL.


WHO WE ARE..................................................    Structured Asset Securities Corporation is a Delaware
                                                                corporation. Our principal offices are located at 200
                                                                Vesey Street, New York, New York 10285. Our main
                                                                telephone number is 212-526-7000. See "Structured Asset
                                                                Securities Corporation."

THE SECURITIES BEING OFFERED................................    The securities that will be offered by this prospectus
                                                                and the related prospectus supplements consist of
                                                                collateralized mortgage obligations issued in the form
                                                                of bonds. These bonds will be issued in series, and
                                                                each series will, in turn, consist of one or more
                                                                classes. Each class of offered bonds must, at the time
                                                                of issuance, be assigned an investment grade rating by
                                                                at least one nationally recognized statistical rating
                                                                organization. Typically, the four highest rating
                                                                categories, within which there may be sub-categories or
                                                                gradations to indicate relative standing, signify
                                                                investment grade. See "Rating."

                                                                Each series of offered bonds will in general be secured,
                                                                nonrecourse obligations of the related issuer. The
                                                                primary collateral for each series of offered bonds will
                                                                consist of commercial and/or multifamily mortgage assets
                                                                having the characteristics described in this prospectus
                                                                and the related prospectus supplement. The collateral
                                                                for any series of offered bonds, together with any other
                                                                assets intended to support payments on those bonds, will
                                                                collectively constitute the trust estate for those
                                                                bonds. Each series of offered bonds will be payable
                                                                solely from the mortgage collateral and other assets of
                                                                the related trust estate.

THE OFFERED BONDS MAY BE ISSUED WITH
OTHER BONDS.................................................    We may not publicly offer all the bonds of a particular
                                                                series. We may elect to retain some of those bonds, or,
                                                                to place some privately with institutional investors or
                                                                to deliver some to the applicable seller as partial
                                                                consideration for the related mortgage assets. In
                                                                addition, some of those bonds may not satisfy the rating
                                                                requirement for offered bonds described under "--The
                                                                Securities Being Offered" above.

ISSUER......................................................    The issuer of each series of offered bonds will be an
                                                                owner trust established by us. We do not expect any
                                                                owner trust to have any significant assets other than
                                                                those pledged to secure bonds.

                                                                We will initially hold 100% of the beneficial interests
                                                                in each owner trust that issues a series of offered
                                                                bonds. We may elect, however, to transfer some or all of
                                                                those beneficial interests to one or more persons or
                                                                entities, including our affiliates. The transfer of
                                                                those beneficial interests could occur simultaneously
                                                                with the initial issuance of the related series of
                                                                offered bonds.

                                                                If so specified in the related prospectus supplement,
                                                                and subject to the satisfaction of all applicable
                                                                conditions precedent, an issuer of offered bonds may be
                                                                permitted to--

                                                                -               transfer the mortgage collateral and
                                                                                other assets pledged to secure those
                                                                                bonds to another trust or other limited
                                                                                purpose entity that assumes all of its
                                                                                obligations with respect to those bonds,
                                                                                thereby relieving the transferor of
                                                                                those obligations, and

                                                                -               issue additional series of bonds.

THE GOVERNING DOCUMENTS.....................................    As stated above under "--Issuer", the issuer of each
                                                                series of offered bonds will be an owner trust. We will
                                                                establish that owner trust, and convey to it the related
                                                                mortgage collateral and other assets to be included in
                                                                the related trust estate, under a deposit trust
                                                                agreement between us, as depositor, and a bank, trust
                                                                company, corporation, association or other fiduciary, as
                                                                owner trustee.

                                                                The issuer of each series of offered bonds will--

                                                                -               issue those bonds and any non-offered
                                                                                bonds of the same series, and

                                                                -               pledge, among other things, the related
                                                                                mortgage collateral to secure its
                                                                                obligations, in particular its payment
                                                                                obligations, with respect to those bonds
                                                                                and any non-offered bonds of the same
                                                                                series,

                                                                under an indenture between the related owner trustee, on
                                                                behalf of the issuer, and a bank, trust company,
                                                                corporation, association or other fiduciary, as bond
                                                                trustee on behalf of the bondholders.

                                                                The indenture for each series of offered bonds will set
                                                                forth, among other things--

                                                                -               the terms and conditions of those bonds
                                                                                and any non-offered bonds of the same
                                                                                series,

                                                                -               the obligations of the related issuer
                                                                                with respect to those bonds and any
                                                                                non-offered bonds of the same series,
                                                                                and

                                                                -               the obligations of the related issuer
                                                                                and the related bond trustee with
                                                                                respect to the related trust estate.

                                                                In general, with respect to each series of offered
                                                                bonds, a servicing and administration agreement or other
                                                                similar agreement or collection of agreements will
                                                                govern the servicing and administration of the related
                                                                mortgage assets to the extent that those matters are not
                                                                covered by the related indenture. The parties to the
                                                                servicing and administration agreement(s) for any series
                                                                of offered bonds will in all cases include the related
                                                                issuer and the related bond trustee.

                                                                If the mortgage collateral for a series of offered bonds
                                                                includes mortgage loans, the parties to the related
                                                                servicing and administration agreement(s) will also
                                                                include--

                                                                -               a master servicer that will generally be
                                                                                responsible for performing customary
                                                                                servicing duties with respect to those
                                                                                mortgage loans that are not defaulted,
                                                                                nonperforming or otherwise problematic
                                                                                in any material respect, and

                                                                -               a special servicer that will generally
                                                                                be responsible for servicing and
                                                                                administering those mortgage loans that
                                                                                are defaulted, nonperforming or
                                                                                otherwise problematic in any material
                                                                                respect and real estate assets acquired
                                                                                with respect to defaulted mortgage
                                                                                loans.

                                                                The same person or entity, or affiliated entities, may
                                                                act as both master servicer and special servicer for any
                                                                series of offered bonds.

                                                                If the mortgage collateral for a series of offered bonds
                                                                includes mortgage-backed securities, the parties to the
                                                                related servicing and administration agreement(s) may
                                                                also include a manager that will be responsible for
                                                                performing various administrative duties with respect to

                                                                those mortgage-backed securities. If the related bond
                                                                trustee assumes those duties, however, there will be no
                                                                manager.

                                                                In the related prospectus supplement, we will identify
                                                                the owner trustee, bond trustee and any master servicer,
                                                                special servicer or manager for each series of offered
                                                                bonds and will describe their respective duties in
                                                                further detail. See "Description of the Governing
                                                                Documents."

CHARACTERISTICS OF THE MORTGAGE COLLATERAL..................    The mortgage collateral for any series of offered bonds
                                                                will, in general, include mortgage loans. Each of those
                                                                mortgage loans will constitute the obligation of one or
                                                                more persons to repay a debt. The performance of that
                                                                obligation will be secured by a first or junior lien on,
                                                                or security interest in, the ownership, leasehold or
                                                                other interest(s) of the related borrower or another
                                                                person in or with respect to one or more commercial or
                                                                multifamily real properties. In particular, those
                                                                properties may include:

                                                                -               rental or cooperatively-owned buildings
                                                                                with multiple dwelling units;

                                                                -               retail properties related to the sale of
                                                                                consumer goods and other products, or
                                                                                related to providing entertainment,
                                                                                recreational or personal services, to
                                                                                the general public;

                                                                -               office buildings;

                                                                -               hospitality properties;

                                                                -               casino properties;

                                                                -               health care-related facilities;

                                                                -               industrial facilities;

                                                                -               warehouse facilities, mini-warehouse
                                                                                facilities and self-storage facilities;

                                                                -               restaurants, taverns and other
                                                                                establishments involved in the food and
                                                                                beverage industry;

                                                                -               manufactured housing communities, mobile
                                                                                home parks and recreational vehicle
                                                                                parks;

                                                                -               recreational and resort properties;

                                                                -               arenas and stadiums;

                                                                -               churches and other religious facilities;

                                                                -               parking lots and garages;

                                                                -               mixed use properties;

                                                                -               other income-producing properties; and

                                                                -               unimproved land.

                                                                The mortgage loans securing a series of offered bonds
                                                                will have a variety of payment terms. For example, any
                                                                of those mortgage loans--

                                                                -               may provide for the accrual of interest
                                                                                at a mortgage interest rate that is
                                                                                fixed over its term, that resets on one
                                                                                or more specified dates or that
                                                                                otherwise adjusts from time to time;

                                                                -               may provide for the accrual of interest
                                                                                at a mortgage interest rate that may be
                                                                                converted at the borrower's election
                                                                                from an adjustable to a fixed interest
                                                                                rate or from a fixed to an adjustable
                                                                                interest rate;

                                                                -               may provide for no accrual of interest;

                                                                -               may provide for level payments to stated
                                                                                maturity, for payments that reset in
                                                                                amount on one or more specified dates or
                                                                                for payments that otherwise adjust from
                                                                                time to time to accommodate changes in
                                                                                the mortgage interest rate or to reflect
                                                                                the occurrence of specified events;

                                                                -               may be fully amortizing or,
                                                                                alternatively, may be partially
                                                                                amortizing or nonamortizing, with a
                                                                                substantial payment of principal due on
                                                                                its stated maturity date;

                                                                -               may permit the negative amortization or
                                                                                deferral of accrued interest;

                                                                -               may prohibit some or all voluntary
                                                                                prepayments or require payment of a
                                                                                premium, fee or charge in connection
                                                                                with those prepayments;

                                                                -               may permit defeasance and the release of
                                                                                real property collateral in connection
                                                                                with that defeasance;

                                                                -               may provide for payments of principal,
                                                                                interest or both, on due dates that
                                                                                occur monthly, bi-monthly, quarterly,
                                                                                semi-annually, annually or at some other
                                                                                interval; and/or

                                                                -               may have two or more component parts,
                                                                                each having characteristics that are
                                                                                otherwise described in this prospectus
                                                                                as being attributable to separate and
                                                                                distinct mortgage loans.

                                                                Most, if not all, of the mortgage loans pledged as
                                                                security for a series of offered bonds will, in turn, be
                                                                secured by liens on real properties located in the
                                                                United States, its territories and possessions. However,
                                                                some of those mortgage loans may be secured by liens on
                                                                real properties located outside the United States, its
                                                                territories and possessions, provided that the foreign
                                                                mortgage loans do not represent more than 10% of the
                                                                related mortgage collateral, by balance.

                                                                We do not originate mortgage loans. However, some or all
                                                                of the mortgage loans pledged as security for a series
                                                                of offered bonds may be originated by our affiliates.

                                                                Neither we nor any of our affiliates will guarantee or
                                                                insure repayment of any of the mortgage loans pledged as
                                                                security for a series of offered bonds. Unless we
                                                                expressly state otherwise in the related prospectus
                                                                supplement, no governmental agency or instrumentality
                                                                will guarantee or insure repayment of any of the
                                                                mortgage loans pledged as security for a series of
                                                                offered bonds. See "Description of the Trust
                                                                Estates--Mortgage Loans."

                                                                The mortgage collateral for any series of offered bonds
                                                                may also include mortgage participations, mortgage
                                                                pass-through certificates, collateralized mortgage
                                                                obligations and other mortgage-backed securities, that
                                                                evidence an interest in, or are secured by a pledge of,
                                                                one or more mortgage loans of the type described above.
                                                                We will not include a mortgage-backed security among the
                                                                mortgage collateral for any series of offered bonds
                                                                unless--

                                                                -               the security has been registered under
                                                                                the Securities Act of 1933, as amended,
                                                                                or

                                                                -               we would be free to publicly resell the
                                                                                security without that registration.

                                                                See "Description of the Trust Estates--Mortgage-Backed
                                                                Securities."

                                                                We will describe the specific characteristics of the
                                                                mortgage collateral securing a series of offered bonds
                                                                in the related prospectus supplement.

                                                                In general, the total outstanding principal balance of
                                                                the mortgage collateral securing any particular series
                                                                of bonds will equal or exceed the initial total
                                                                outstanding principal balance of those bonds. In the
                                                                event that the total outstanding principal balance of
                                                                the related mortgage collateral is less than the initial
                                                                total outstanding principal balance of any series of
                                                                bonds, the related issuer may deposit or arrange for the
                                                                deposit of cash or liquid investments on an interim
                                                                basis with the related bond trustee to cover the
                                                                shortfall. For 90 days following the date of initial
                                                                issuance of that series of bonds, the related issuer
                                                                will be entitled to obtain a release of the deposited
                                                                cash or investments if it delivers or arranges for
                                                                delivery of a corresponding amount of mortgage
                                                                collateral that satisfies the criteria specified in the
                                                                related prospectus supplement. If the related issuer
                                                                fails, however, to deliver mortgage collateral
                                                                sufficient to make up the entire shortfall, any of the
                                                                cash or, following liquidation, investments remaining on
                                                                deposit with the related bond trustee will be used by
                                                                that trustee to redeem bonds of the related series, as
                                                                described in the related prospectus supplement.

SUBSTITUTION, ACQUISITION AND RELEASE
OF THE MORTGAGE COLLATERAL..................................    If so specified in the related prospectus supplement,
                                                                we, the related issuer or another specified person or
                                                                entity may be permitted, at our or its option, but
                                                                subject to the conditions specified in that prospectus
                                                                supplement, to obtain a release of particular items of
                                                                mortgage collateral--

                                                                -               in connection with a redemption of
                                                                                bonds, or

                                                                -               in exchange for other mortgage loans or
                                                                                mortgage-backed securities that:

                                                                                1.       conform to the description of mortgage
                                                                                         assets in this prospectus, and

                                                                                2.       satisfy the criteria set forth in the
                                                                                         related prospectus supplement.

                                                                In addition, if so specified in the related prospectus
                                                                supplement, the related bond trustee may be authorized
                                                                or required, including at the direction of the related
                                                                issuer, to apply collections on the related mortgage
                                                                collateral to acquire new mortgage loans or
                                                                mortgage-backed securities that:

                                                                                1.       conform to the description of mortgage
                                                                                         assets in this prospectus, and

                                                                                2.       satisfy the criteria set forth in the
                                                                                         related prospectus supplement.

                                                                No replacement of mortgage collateral or acquisition of
                                                                new mortgage collateral will be permitted if it would
                                                                result in a qualification, downgrade or withdrawal of
                                                                the then-current rating assigned by any rating agency to
                                                                any class of affected offered bonds.

CHARACTERISTICS OF THE OFFERED BONDS........................    An offered bond may entitle the holder to receive:

                                                                -               a stated principal amount;

                                                                -               interest on a principal balance or
                                                                                notional amount, at a fixed, variable or
                                                                                adjustable pass-through rate;

                                                                -               specified, fixed or variable portions of
                                                                                the interest, principal or other amounts
                                                                                received on the related mortgage
                                                                                collateral;

                                                                -               payments of principal, with
                                                                                disproportionate, nominal or no payments
                                                                                of interest;

                                                                -               payments of interest, with
                                                                                disproportionate, nominal or no payments
                                                                                of principal;

                                                                -               payments of interest or principal that
                                                                                commence only as of a specified date or
                                                                                only after the occurrence of specified
                                                                                events, such as the payment in full of
                                                                                the interest and principal outstanding
                                                                                on one or more other classes of bonds of
                                                                                the same series;

                                                                -               payments of principal to be made, from
                                                                                time to time or for designated periods,
                                                                                at a rate that is--

                                                                                1.       faster and, in some cases, substantially
                                                                                         faster, or

                                                                                2.       slower and, in some cases, substantially
                                                                                         slower,

                                                                                than the rate at which payments or
                                                                                other collections of principal are
                                                                                received on the related mortgage
                                                                                collateral;

                                                                -               payments of principal to be made,
                                                                                subject to available funds, based on a
                                                                                specified principal payment schedule or
                                                                                other methodology;

                                                                -               payments of all or part of the
                                                                                prepayment or repayment premiums, fees
                                                                                and charges, equity participations
                                                                                payments or other similar items received
                                                                                on the related mortgage collateral; or

                                                                -               any other payments described in the
                                                                                related prospectus supplement and
                                                                                payable out of the assets of the related
                                                                                trust estate.

                                                                Any class of offered bonds may be senior or subordinate
                                                                to one or more other classes of bonds of the same
                                                                series, including a non-offered class of bonds of that
                                                                series, for purposes of some or all payments and/or
                                                                allocations of losses.

                                                                A class of offered bonds may have two or more component
                                                                parts, each having characteristics that are otherwise
                                                                described in this prospectus as being attributable to
                                                                separate and distinct classes.

                                                                We will describe the specific characteristics of each
                                                                class of offered bonds in the related prospectus
                                                                supplement. See "Description of the Bonds."

CREDIT SUPPORT, REINVESTMENT,
INTEREST RATE AND CURRENCY RELATED
PROTECTION FOR THE OFFERED BONDS............................    Some classes of offered bonds may be protected in full
                                                                or in part against defaults and losses, or select types
                                                                of defaults and losses on the related mortgage
                                                                collateral, through--

                                                                -               the subordination of one or more other
                                                                                classes of bonds of the same series,

                                                                -               the subordination of the related
                                                                                issuer's interest in the related
                                                                                mortgage collateral,

                                                                -               the subordination of the related
                                                                                issuer's right to receive payment, if
                                                                                any, on its interest in the related
                                                                                mortgage collateral, or

                                                                -               other types of credit support, which may
                                                                                include a letter of credit, a surety
                                                                                bond, an insurance policy, a guarantee,
                                                                                a credit derivative or a reserve fund.

                                                                We will describe the credit support, if any, for each
                                                                class of offered bonds in the related prospectus
                                                                supplement.

                                                                The trust estate for any series of offered bonds may
                                                                also include any of the following agreements:

                                                                -               guaranteed investment contracts in
                                                                                accordance with which moneys held in the
                                                                                funds and accounts established for those
                                                                                bonds will be invested at a specified
                                                                                rate;

                                                                -               interest rate exchange agreements,
                                                                                interest rate cap or floor agreements,
                                                                                or other agreements and arrangements
                                                                                designed to reduce the effects of
                                                                                interest rate fluctuations on the
                                                                                related mortgage assets or on one or
                                                                                more classes of those bonds; or

                                                                -               currency exchange agreements or other
                                                                                agreements designed to reduce the
                                                                                effects of currency exchange rate
                                                                                fluctuations with respect to the related
                                                                                mortgage collateral and one or more
                                                                                classes of offered bonds.

                                                                We will describe the types of reinvestment, interest
                                                                rate and currency related protection, if any, for each
                                                                class of offered bonds in the related prospectus
                                                                supplement.

                                                                See "Risk Factors" and "Description of Credit Support."

ADVANCES WITH RESPECT TO THE
MORTGAGE COLLATERAL.........................................    If the mortgage collateral for a series of offered bonds
                                                                includes mortgage loans, then, as and to the extent
                                                                described in the related prospectus supplement, the
                                                                related master servicer, the related special servicer,
                                                                the related bond trustee, any related provider of credit
                                                                support and/or any other specified person may be
                                                                obligated to make, or may have the option of making,

                                                                advances with respect to those mortgage loans to cover--

                                                                -               delinquent scheduled payments of
                                                                                principal and/or interest, other than
                                                                                balloon payments,

                                                                -               property protection expenses,

                                                                -               other servicing expenses, or

                                                                -               any other items specified in the related
                                                                                prospectus supplement.

                                                                Any party making advances will be entitled to
                                                                reimbursement from subsequent recoveries on the related
                                                                mortgage loan and as otherwise described in this
                                                                prospectus or the related prospectus supplement. That
                                                                party may also be entitled to receive interest on its
                                                                advances for a specified period. See "Description of the
                                                                Bonds--Advances."

                                                                If the mortgage collateral for a series of offered bonds
                                                                includes mortgage-backed securities, we will describe in
                                                                the related prospectus supplement any comparable
                                                                advancing obligations with respect to those
                                                                mortgage-backed securities or the underlying mortgage
                                                                loans.

REDEMPTION OF BONDS.........................................    We will describe in the related prospectus supplement
                                                                any circumstances in which the offered bonds of any
                                                                series will be subject to--

                                                                -               special redemption,

                                                                -               optional redemption, or

                                                                -               mandatory redemption.

                                                                See "Description of the Bonds--Redemption."

FEDERAL INCOME TAX CONSEQUENCES.............................    For federal income tax purposes, any class of offered
                                                                bonds will constitute or evidence ownership of:

                                                                -               regular interests or residual interests
                                                                                in a real estate mortgage investment
                                                                                conduit under Sections 860A through 860G
                                                                                of the Internal Revenue Code of 1986; or

                                                                -               regular interests in a financial asset
                                                                                securitization investment trust within
                                                                                the meaning of

                                                                                Section 860L(a) of the Internal Revenue Code of
                                                                                1986; or

                                                                -               indebtedness of, or notional principal
                                                                                contract obligations issued by, the
                                                                                related issuer.

                                                                If no REMIC election is made with respect to any issuer
                                                                of offered bonds, that issuer may, depending on the
                                                                characteristics of the offered bonds and the issuer, be
                                                                subject to taxation as a taxable mortgage pool, within
                                                                the meaning of Section 7701(i) of the Internal Revenue
                                                                Code of 1986. A taxable mortgage pool is subject to
                                                                corporate income taxation. The imposition of taxes on
                                                                the taxable income of that issuer would reduce amounts
                                                                available to make payments on the offered bonds.

                                                                See "Federal Income Tax Consequences."

ERISA CONSIDERATIONS........................................    If you are a fiduciary of an employee benefit plan or
                                                                other retirement plan or arrangement, you should review
                                                                with your legal advisor whether the purchase or holding
                                                                of offered bonds could give rise to a transaction that
                                                                is prohibited or is not otherwise permissible under
                                                                applicable law. See "ERISA Considerations."

LEGAL INVESTMENT............................................    If your investment authority is subject to legal
                                                                restrictions, you should consult your legal advisor to
                                                                determine whether and to what extent the offered bonds
                                                                constitute a legal investment for you. We will specify
                                                                in the related prospectus supplement which classes of
                                                                the offered bonds will constitute mortgage related
                                                                securities for purposes of the Secondary Mortgage Market
                                                                Enhancement Act of 1984, as amended. See "Legal
                                                                Investment."

                                  RISK FACTORS

                  You should consider the following factors, as well as the factors set forth under "Risk Factors" in the related prospectus supplement, in deciding whether to purchase offered bonds.


LACK OF LIQUIDITY WILL IMPAIR YOUR ABILITY TO SELL YOUR OFFERED BONDS AND MAY HAVE AN ADVERSE EFFECT ON THE MARKET VALUE OF YOUR OFFERED BONDS


                  The offered bonds may have limited or no liquidity. We cannot assure you that a secondary market for your offered bonds will develop. There will be no obligation on the part of anyone to establish a secondary market. Even if a secondary market does develop for your offered bonds, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered bonds.

                  We will describe in the related prospectus supplement the information that will be available to you with respect to your offered bonds. The limited nature of that information may adversely affect the liquidity of your offered bonds.


                  We do not currently intend to list the offered bonds on any national securities exchange or the NASDAQ stock market.


                  Lack of liquidity will impair your ability to sell your offered bonds and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered bonds. We will describe in the related prospectus supplement any redemption rights with respect to your offered bonds.

                  If you decide to sell your offered bonds, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered bonds or the related mortgage collateral. Pricing information regarding your offered bonds may not be generally available on an ongoing basis.

THE MARKET VALUE OF YOUR OFFERED BONDS MAY BE ADVERSELY AFFECTED BY FACTORS UNRELATED TO THE PERFORMANCE OF YOUR OFFERED BONDS AND THE RELATED MORTGAGE COLLATERAL, SUCH AS FLUCTUATIONS IN INTEREST RATES AND THE SUPPLY AND DEMAND OF CMBS GENERALLY.

                  The market value of your offered bonds can decline even if those bonds and the related mortgage collateral are performing at or above your expectations.

                  The market value of your offered bonds will be sensitive to fluctuations in current interest rates. However, a change in the market value of your offered bonds as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your offered bonds as a result of an equal but opposite movement in interest rates.

                  The market value of your offered bonds will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including--


                  - the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

                  - legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

                  - investors' perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties, and

                  - investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.


                  If you decide to sell your offered bonds, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered bonds or the related mortgage assets. Pricing information regarding your offered bonds may not be generally available on an ongoing basis.

PAYMENTS ON THE OFFERED BONDS WILL BE MADE SOLELY FROM THE LIMITED ASSETS OF THE RELATED TRUST ESTATE, AND THOSE ASSETS MAY BE INSUFFICIENT TO MAKE ALL REQUIRED PAYMENTS ON THOSE BONDS

                  We do not expect that the issuer of any series of offered bonds will have any significant assets other than those pledged to secure bonds. Furthermore, the offered bonds will in general be nonrecourse obligations of the related issuer. No governmental agency or instrumentality will guarantee or insure payment on the offered bonds. In addition, neither we nor any of our affiliates, other than the related issuer, are responsible for making payments on any series of offered bonds if collections on the assets of the related trust estate are insufficient. If the assets of the related trust estate are insufficient to make payments on your offered bonds, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets securing your offered bonds are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered bonds.


YOU MAY HAVE A LIMITED ABILITY TO DECLARE AN ISSUER IN DEFAULT AND FORCE A SALE OF THE COLLATERAL

                  A series of offered bonds may be structured to be no more than mortgage pay-through bonds with limited defaults. For example, the maturity of the bonds may be substantially later than the maturity of any of the mortgage assets pledged to secure them. In addition, it may not be an issuer event of default if--

                  - the issuer fails to pay interest on the bonds on a current basis, or

                  - payments on the related mortgage collateral no longer support payments on the bonds.


                  In addition, you may have only limited rights to declare, or cause the related bond trustee to declare, a default with respect to your offered bonds and accelerate payment on those bonds. That declaration and acceleration may require the direction or consent of bondholders in addition to yourself or may be entirely in the discretion of the related bond trustee. Conversely, you may be unable to prevent that declaration and acceleration from occurring.

                  Even if your offered bonds are declared due and payable following an issuer event of default, there can be no assurance that you will be able to force the sale of the related trust estate or any portion of that trust estate. Any liquidation may also require the direction or consent of bondholders in addition to yourself or may be wholly within the discretion of the related bond trustee. Conversely, you may be unable to prevent any liquidation from occurring.

                  The market value of the mortgage collateral for any series of offered bonds will vary from time to time. The market value of that mortgage collateral may decline, perhaps substantially, in connection with, among other things, increases in market interest rates and/or defaults and losses on the constituent mortgage assets. Many of the factors affecting the market value of your offered bonds would also affect the market value of the related mortgage collateral. Accordingly, there can be no assurance that a sale of that mortgage collateral will generate proceeds sufficient to pay all amounts due under the bonds that it secures, together with the costs and expenses of liquidating that mortgage collateral.

                  Acceleration of payment under the bonds and liquidation of the related collateral will, in general, be the sole remedy against an issuer following an issuer event of default. Each holder of an offered bond will be deemed to have agreed by the acceptance of its bond not to file a bankruptcy petition or commence similar proceedings with respect to the related issuer.

                  The lack of control that any single holder of offered bonds may have with respect to the acceleration of payments on the bonds and the sale of the related trust estate following an issuer event of default, may adversely affect the value and marketability of those bonds.


                  We will discuss issuer events of default and available remedies more fully in the related prospectus supplement.

ISSUER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR PAYMENT OF YOUR OFFERED BONDS

                  Under the U.S. Bankruptcy Code, upon the filing of a bankruptcy petition, the commencement or continuation of proceedings against a debtor are automatically stayed. Where the issuer of any series of offered bonds is that debtor, the automatic stay would, until it was modified, prevent--

                  - the enforcement of the obligations of that issuer under those bonds and the related indenture, and

                  - actions against the property of that issuer, including the related mortgage collateral.


                  In addition, the trustee in bankruptcy for that issuer may be able to accelerate payment of the offered bonds and liquidate the related mortgage collateral. In the event that the principal of bonds issued at a discount from par is declared due and payable, the holders of those bonds may be entitled, under applicable provisions of the U.S. Bankruptcy Code, to receive no more than an amount equal to the unpaid principal amount of those bonds less the unamortized portion of that discount.


ANY CREDIT SUPPORT FOR YOUR OFFERED BONDS MAY BE INSUFFICIENT TO PROTECT YOU AGAINST ALL POTENTIAL LOSSES


                  THE AMOUNT OF CREDIT SUPPORT WILL BE LIMITED. The rating agencies that assign ratings to your offered bonds will establish the amount of credit support, if any, for your offered bonds based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage collateral. Actual losses may, however, exceed the assumed levels. See "Description of the Bonds--Allocation of Losses and Shortfalls" and "Description of Credit Support." If actual losses on the related mortgage collateral exceed the assumed levels, you may be required to bear the additional losses.

                  CREDIT SUPPORT MAY NOT COVER ALL TYPES OF LOSSES. The credit support, if any, for your offered bonds may not cover all of your potential losses. For example, some forms of credit support may not cover or may provide limited protection against losses that you may suffer by reason of fraud or negligence or as a result of uninsured casualties at the real properties securing the related mortgage loans. You may be required to bear any losses which are not covered by the credit support.

                  DISPROPORTIONATE BENEFITS MAY BE GIVEN TO SOME CLASSES AND SERIES TO THE DETRIMENT OF OTHERS. If a form of credit support covers multiple classes or series and losses exceed the amount of that credit support, it is possible that the holders of offered bonds of another series or class will be disproportionately benefited by that credit support to your detriment.

THE INVESTMENT PERFORMANCE OF YOUR OFFERED BONDS WILL DEPEND UPON PAYMENTS, DEFAULTS AND LOSSES ON THE RELATED MORTGAGE LOANS; AND THOSE PAYMENTS, DEFAULTS AND LOSSES MAY BE HIGHLY UNPREDICTABLE.

                  THE TERMS OF THE PLEDGED MORTGAGE LOANS WILL AFFECT PAYMENTS ON YOUR OFFERED BONDS. Each of the mortgage loans that secures or underlies the security for your offered bonds will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which those mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered bonds is paid down or otherwise reduced.

                  In addition, any mortgage loan that secures or underlies the security for your offered bonds may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--


                  - an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

                  - a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.


In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

                  THE TERMS OF THE RELATED MORTGAGE LOANS DO NOT PROVIDE ABSOLUTE CERTAINTY AS REGARDS THE RATE, TIMING AND AMOUNT OF PAYMENTS ON YOUR OFFERED BONDS. Notwithstanding the terms of the mortgage loans backing your offered bonds, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

                  The investment performance of your offered bonds may vary materially and adversely from your expectations due to--


                  - the rate of prepayments and other unscheduled collections of principal on the related mortgage loans being faster or slower than you anticipated, or

                  - the rate of defaults on the related mortgage loans being faster, or the severity of losses on the related mortgage loans being greater, than you anticipated.

                  The actual yield to you, as a holder of an offered bond, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered bonds, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the mortgage assets securing your offered bonds include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

                  PREPAYMENTS ON THE RELATED LOANS WILL AFFECT THE AVERAGE LIFE OF YOUR OFFERED BONDS; AND THE RATE AND TIMING OF THOSE PREPAYMENTS MAY BE HIGHLY UNPREDICTABLE. Payments of principal and/or interest on your offered bonds will depend upon, among other things, the rate and timing of payments on the mortgage assets securing your offered bonds. Prepayments on the mortgage loans that constitute or ultimately back those assets may result in a faster rate of principal payments on your offered bonds, thereby resulting in a shorter average life for your offered bonds than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans that secure or underlie the security for your offered bonds. As a result, repayment of your offered bonds could occur significantly earlier or later, and the average life of your offered bonds could be significantly shorter or longer, than you expected.

                  The extent to which prepayments on the related mortgage loans ultimately affect the average life of your offered bonds depends on the terms and provisions of your offered bonds. A class of offered bonds may entitle the holders to a PRO RATA share of any prepayments on the related mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the related mortgage loans, your offered bonds may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the related mortgage loans, the average life of your offered bonds may be extended. Your entitlement to receive payments, including prepayments, of principal of the related mortgage loans may--

                  - vary based on the occurrence of specified events, such as the retirement of one or more other classes of bonds of the same series, or

                  - be subject to various contingencies, such as prepayment and default rates with respect to the related mortgage loans.

                  We will describe the terms and provisions of your offered bonds more fully in the related prospectus supplement.

                  PREPAYMENTS ON THE RELATED MORTGAGE LOANS WILL AFFECT THE YIELD ON YOUR OFFERED BONDS; AND THE RATE AND TIMING OF THOSE PREPAYMENTS MAY BE HIGHLY UNPREDICTABLE. If you purchase your offered bonds at a discount or premium, the yield on your offered bonds will be sensitive to prepayments on the mortgage loans that secure or underlie the security for those bonds. If you purchase your offered bonds at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the related mortgage loans could result in your actual yield being lower than your anticipated yield. Alternatively, if you purchase your offered bonds at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the related mortgage loans could result in your actual yield being lower than your anticipated yield. The potential effect that prepayments may have on the yield of your offered bonds will increase as the discount deepens or the premium increases. If the amount of interest payable on your offered bonds is disproportionately large, as compared to the amount of principal payable on your offered bonds, you may fail to recover your original investment under some prepayment scenarios. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans that secure or underlie the security for your offered bonds.

                  DELINQUENCIES, DEFAULTS AND LOSSES ON THE RELATED MORTGAGE LOANS MAY AFFECT THE AMOUNT AND TIMING OF PAYMENTS ON YOUR OFFERED BONDS; AND THE RATE AND TIMING OF THOSE DELINQUENCIES AND DEFAULTS, AND THE SEVERITY OF THOSE LOSSES, ARE HIGHLY UNPREDICTABLE. The rate and timing of delinquencies and defaults, and the severity of losses, on the related mortgage loans will impact the amount and timing of payments on a series of offered bonds to the extent that their effects are not offset by delinquency advances or some form of credit support.

                  Unless otherwise covered by delinquency advances or some form of credit support, defaults on the related mortgage loans may delay payments on a series of offered bonds while the defaulted mortgage loans are worked-out or liquidated. However, liquidations of defaulted mortgage loans prior to maturity could affect the yield and average life of an offered bond in a manner similar to a voluntary prepayment.

                  If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the related mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative. Furthermore, the timing of losses on the related mortgage loans can affect your yield. In general, the earlier you bear any loss on a mortgage loan, the greater the negative effect on your yield.

                  See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There is no Assurance" below.

                  THERE IS AN INCREASED RISK OF DEFAULT ASSOCIATED WITH BALLOON PAYMENTS. Any of the mortgage loans that secures or underlies the security for your offered bonds may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including:


                  - the fair market value and condition of the underlying real property;

                  -        the level of interest rates;

                  - the borrower's equity in the underlying real property;

                  -        the borrower's financial condition;

                  - the operating history of the underlying real property;

                  -        changes in zoning and tax laws;

                  -        changes in competition in the relevant area;

                  -        changes in rental rates in the relevant area;

                  -        changes in governmental regulation and fiscal policy;

                  -        prevailing general and regional economic conditions;

                  -        the state of the fixed income and mortgage markets;
                           and

                  - the availability of credit for multifamily rental or commercial properties.


                  See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There is no Assurance" below.

                  Neither we nor any of our affiliates will be obligated to refinance any mortgage loan that secures or underlies the security for your offered bonds.

                  The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans securing your offered bonds that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.


YOUR OFFERED BONDS MAY BE REDEEMED BY THE RELATED ISSUER PRIOR TO MATURITY


                  The issuer of a series of offered bonds may have the option of redeeming those bonds, in whole or in part, prior to maturity. Generally, an issuer will have an economic incentive to exercise its right of optional redemption when it can obtain alternative financing at a more advantageous interest rate. The yield on your offered bonds may be adversely affected by that optional redemption if and to the extent that the related issuer is not required to pay any redemption premium.


                  We will describe the terms and conditions of any optional redemption rights more fully in the related prospectus supplement.


REPAYMENT OF A COMMERCIAL OR MULTIFAMILY MORTGAGE LOAN DEPENDS UPON THE PERFORMANCE AND VALUE OF THE UNDERLYING REAL PROPERTY, WHICH MAY DECLINE OVER TIME, AND THE RELATED BORROWER'S ABILITY TO REFINANCE THE PROPERTY, OF WHICH THERE IS NO ASSURANCE

                  MOST OF THE MORTGAGE LOANS THAT SECURE OR UNDERLIE THE SECURITY FOR YOUR OFFERED BONDS WILL BE NONRECOURSE. You should consider all of the mortgage loans that secure or underlie the security for your offered bonds to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan that secures or underlies the security for your offered bonds will depend on one or more of the following:


                  - the sufficiency of the net operating income of the applicable real property;

                  - the market value of the applicable real property at or prior to maturity; and

                  - the ability of the related borrower to refinance or sell the applicable real property.

In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.


                  Unless we state otherwise in the related prospectus supplement, none of the mortgage loans that secures or underlies the security for your offered bonds will be insured or guaranteed by any governmental entity or private mortgage insurer.

                  The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because multifamily rental and commercial real estate lending involves larger loans and, as described in the next subsection, repayment is dependent upon the successful operation and value of the related real estate project.

                  MANY RISK FACTORS ARE COMMON TO MOST OR ALL MULTIFAMILY AND COMMERCIAL PROPERTIES. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

                  - the age, design and construction quality of the property;

                  - perceptions regarding the safety, convenience and attractiveness of the property;

                  - the characteristics of the neighborhood where the property is located;

                  - the proximity and attractiveness of competing properties;

                  - the existence and construction of competing properties;

                  - the adequacy of the property's management and maintenance;

                  - national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

                  - local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

                  -        demographic factors;

                  -        customer tastes and preferences;

                  -        retroactive changes in building codes; and

                  - changes in governmental rules, regulations and fiscal policies, including environmental legislation.

                  Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

                  - an increase in interest rates, real estate taxes and other operating expenses;

                  - an increase in the capital expenditures needed to maintain the property or make improvements;

                  - a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

                  -        an increase in vacancy rates;

                  - a decline in rental rates as leases are renewed or replaced; and

                  - natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.

                  The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

                  -        the length of tenant leases;

                  -        the creditworthiness of tenants;

                  - the rental rates at which leases are renewed or replaced;

                  - the percentage of total property expenses in relation to revenue;

                  - the ratio of fixed operating expenses to those that vary with revenues; and

                  - the level of capital expenditures required to maintain the property and to maintain or replace tenants.

Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

                  THE SUCCESSFUL OPERATION OF A MULTIFAMILY OR COMMERCIAL PROPERTY DEPENDS ON TENANTS. Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

                  - to pay for maintenance and other operating expenses associated with the property;

                  - to fund repairs, replacements and capital improvements at the property; and

                  - to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

                  Factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income from lease and rental payments include:

                  - an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

                  -        an increase in tenant payment defaults;

                  - a decline in rental rates as leases are entered into, renewed or extended at lower rates;

                  - an increase in the capital expenditures needed to maintain the property or to make improvements; and

                  - a decline in the financial condition of a major or sole tenant.

                  Various factors that will affect the operation and value of a commercial property include:

                  -        the business operated by the tenants;

                  -        the creditworthiness of the tenants; and

                  -        the number of tenants.


                  DEPENDENCE ON A SINGLE TENANT OR A SMALL NUMBER OF TENANTS MAKES A PROPERTY RISKIER Collateral. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.


                  An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

                  TENANT BANKRUPTCY ADVERSELY AFFECTS PROPERTY PERFORMANCE. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:


                  - the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises, plus

                  - an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

                  THE SUCCESS OF AN INCOME-PRODUCING PROPERTY DEPENDS ON RELETTING VACANT SPACES. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

                  If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

                  PROPERTY VALUE MAY BE ADVERSELY AFFECTED EVEN WHEN CURRENT OPERATING INCOME IS NOT. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

                  -        changes in interest rates;

                  -        the availability of refinancing sources;

                  - changes in governmental regulations, licensing or fiscal policy;

                  -        changes in zoning or tax laws; and

                  -        potential environmental or other legal liabilities.

                  PROPERTY MANAGEMENT MAY AFFECT PROPERTY OPERATIONS AND VALUE. The operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for:

                  -        responding to changes in the local market;

                  - planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

                  - operating the property and providing building services;

                  -        managing operating expenses; and

                  - ensuring that maintenance and capital improvements are carried out in a timely fashion.

                  Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.


                  By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--


                  - maintain or improve occupancy rates, business and cash flow,

                  -        reduce operating and repair costs, and

                  -        preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

                  MAINTAINING A PROPERTY IN GOOD CONDITION IS EXPENSIVE. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

                  COMPETITION WILL ADVERSELY AFFECT THE PROFITABILITY AND VALUE OF AN INCOME-PRODUCING PROPERTY. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

                  -        rental rates;

                  -        location;

                  -        type of business or services and amenities offered;
                           and

                  -        nature and condition of the particular property.

                  The profitability and value of an income-producing property may be adversely affected by a comparable property that:

                  -        offers lower rents;

                  -        has lower operating costs;

                  -        offers a more favorable location; or

                  -        offers better facilities.

                  Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

                  VARIOUS TYPES OF INCOME-PRODUCING PROPERTIES MAY PRESENT SPECIAL RISKS. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property. In addition, the type and use of a particular income-producing property may present special risks. For example--


                  - Health care-related facilities and casinos are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties.

                  - Multifamily rental properties, manufactured housing communities and mobile home parks may be subject to rent control or rent stabilization laws and laws governing landlord/tenant relationships.

                  - Hospitality and restaurant properties are often operated under franchise, management or operating agreements, which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or restaurant is subject to local law requirements.

                  - Depending on their location, recreational and resort properties, properties that provide entertainment services, hospitality properties, restaurants and taverns, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties.


                  - Marinas will be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

                  - Some recreational and hospitality properties may have seasonal fluctuations and/or may be adversely affected by prolonged unfavorable weather conditions.


                  - Churches and other religious facilities may be highly dependent on donations which are likely to decline as economic conditions decline.

                  - Properties used as gas stations, automotive sales and service centers, dry cleaners, warehouses and industrial facilities may be more likely to have environmental issues.

                  Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. See "Description of the Trust Estates--Mortgage Loans--A Discussion of the Various Types of Multifamily and Commercial Properties That May Secure Mortgage Loans Backing a Series of Offered Bonds."

BORROWER CONCENTRATION IN THE MORTGAGE COLLATERAL EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS


                  A particular borrower or group of related borrowers may be associated with multiple real properties underlying the mortgage collateral for a series of offered bonds. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on--

                  - the operation of all of the related real properties, and


                  - the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.


For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.


LOAN CONCENTRATION IN THE MORTGAGE COLLATERAL EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS


                  Any of the mortgage assets included as part of the mortgage collateral for a series of offered bonds may be substantially larger than the other assets that are part of that collateral. In general, the inclusion in a mortgage asset pool of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in that pool can result in losses that are more severe, relative to the size of the pool, than would be the case if the total principal balance of the pool were distributed more evenly.


GEOGRAPHIC CONCENTRATION IN THE MORTGAGE COLLATERAL EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

                  If a material concentration of mortgage loans securing or underlying the security for a series of offered bonds is secured by real properties in a particular locale, state or region, then the holders of those bonds will have a greater exposure to:


                  - any adverse economic developments that occur in the locale, state or region where the properties are located,

                  - changes in the real estate market where the properties are located,

                  - changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located, and


                  - acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

CHANGES IN COLLATERAL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

                  The mortgage loans that directly or indirectly back any series of offered bonds will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the mortgage collateral for those bonds will change over time.

                  If you purchase bonds with an interest rate that is equal to or calculated based upon a weighted average of interest rates on the mortgage assets securing those bonds, your interest rate will be affected, and may decline, as the relative composition of the related mortgage collateral changes.


                  In addition, as payments and other collections of principal are received with respect to the pledged mortgage loans, the remaining mortgage loans that directly or indirectly back your offered bonds may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.


ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS THAN FIXED RATE MORTGAGE LOANS

                  Some or all of the mortgage loans that secure or underlie the security for a series of offered bonds may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payments for any of those mortgage loans increase, there is an increased likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses.

SUBORDINATE DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON A MORTGAGE LOAN BACKING YOUR OFFERED BONDS


                  Some or all of the mortgage loans included as part of the mortgage collateral for a series of offered bonds may permit the related borrower to encumber the related real property with additional secured debt.

                  Even if a mortgage loan prohibits further encumbrance of the underlying real property, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults. Accordingly, a lender may not realistically be able to prevent a borrower from incurring subordinate debt.

                  The existence of any secured subordinated indebtedness increases the difficulty of refinancing a mortgage loan at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. See "Legal Aspects of the Mortgage Loans--Subordinate Financing."

BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE LOAN BACKING YOUR OFFERED BONDS

                  Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.


                  In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. This action would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.


                  A bankruptcy court also may:

                  - grant a debtor a reasonable time to cure a payment default on a mortgage loan;

                  -        reduce monthly payments due under a mortgage loan;

                  -        change the rate of interest due on a mortgage loan;
                           or

                  -        otherwise alter a mortgage loan's repayment schedule.


                  Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.


                  Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.


                  As a result of the foregoing, the related trust estate's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.


TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON THE OFFERED BONDS


                  A trust estate for a series of offered bonds may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income purposes. If that trust estate acquires a mortgaged property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust estate to federal, and possible state or local tax on that income at the highest marginal corporate tax rate:

                  - any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of Section 856(d) of the Internal Revenue Code of 1986, and

                  - any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

These taxes would reduce the net proceeds available for payment with respect to the related offered bonds.

ENVIRONMENTAL LIABILITIES WILL ADVERSELY AFFECT THE VALUE AND OPERATION OF THE CONTAMINATED PROPERTY AND MAY DETER A LENDER FROM FORECLOSING

                  There can be no assurance--


                  - as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that directly or indirectly back your offered bonds;


                  - that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

                  - that the results of the environmental testing were accurately evaluated in all cases;

                  - that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

                  - that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

                  Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.


                  In addition, the current environmental condition of a real property securing a mortgage loan that directly or indirectly backs your offered bonds could be adversely affected by--

                  - tenants at the property, such as gasoline stations or dry cleaners, or

                  - conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

                  Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.


                  The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as the issuer or trust estate for a series of offered bonds, may be liable as an "owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--


                  - agents or employees of the lender are deemed to have participated in the management of the borrower, or


                  - the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.


                  Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers--

                  - any condition on the property that causes exposure to lead-based paint, and

                  - the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

SOME PROVISIONS IN THE MORTGAGE LOANS SECURING YOUR OFFERED BONDS MAY BE CHALLENGED AS BEING UNENFORCEABLE

                  CROSS-COLLATERALIZATION ARRANGEMENTS. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that--


                  -        the bankrupt party--

                           1.  was insolvent at the time of granting the lien,
                           2. was rendered insolvent by the granting of the lien,
                           3.  was left with inadequate capital, or

                           4.  was not able to pay its debts as they matured;
                               and

                  - the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.


                  PREPAYMENT PREMIUMS, FEES AND CHARGES. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.


                  DUE-ON-SALE AND DEBT ACCELERATION CLAUSES. Some or all of the mortgage loans included as part of the mortgage collateral for a series of offered bonds may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

                  -        the related real property, or


                  - a majority ownership interest in the related borrower.

                  We anticipate that all of the mortgage loans included as part of the mortgage collateral for a series of offered bonds will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

                  The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

                  -        the default is deemed to be immaterial,


                  - the exercise of those remedies would be inequitable or unjust, or


                  - the circumstances would render the acceleration unconscionable.


                  ASSIGNMENTS OF LEASES. Some or all of the mortgage loans included as part of the mortgage collateral for a series of offered bonds may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "Legal Aspects of the Mortgage Loans--Bankruptcy Laws."

                  DEFEASANCE. A mortgage loan securing a series of offered bonds may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a Borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

LACK OF INSURANCE COVERAGE EXPOSES A LENDER TO RISK FOR SPECIFIED SPECIAL HAZARD LOSSES

                  In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from, among other things:


                  -        war,

                  -        revolution,

                  -        governmental actions,

                  -        floods and other water-related causes,

                  - earth movement, including earthquakes, landslides and mudflows,

                  -        wet or dry rot,


                  -        vermin, and

                  -        domestic animals.

                  Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered bonds.


GROUND LEASES CREATE RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN LENDING ON AN ACTUAL OWNERSHIP INTEREST IN A REAL PROPERTY


                  In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease. If the ground lease does not provide for notice to a lender of a default under that ground lease on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

                  In addition, upon the bankruptcy of a landlord or a tenant under a ground lease, the debtor entity has the right to assume or reject the ground lease. If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises at the rent reserved in the lease for the term, including renewals. If a debtor tenant rejects any or all of its leases, the tenant's lender may not be able to succeed to the tenant's position under the lease unless the landlord has specifically granted the lender that right. If both the landlord and the tenant are involved in bankruptcy proceedings, your offered bond trustee may be unable to enforce the bankrupt tenant's obligation to refuse to treat as terminated a ground lease rejected by a bankrupt landlord. In those circumstances, it is possible that your offered bond trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage loan documents.

CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY


                  Due to changes in zoning requirements since construction, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.


COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE


                  Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.


LITIGATION MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS MORTGAGE LOAN

                  The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

                  - breach of contract involving a tenant, a supplier or other party;

                  -        negligence resulting in a personal injury, or

                  -        responsibility for an environmental problem.

                  Litigation will divert the owner's attention from operating its property. If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.


RESIDUAL INTERESTS IN A REAL ESTATE MORTGAGE INVESTMENT CONDUIT HAVE ADVERSE TAX CONSEQUENCES

                  INCLUSION OF TAXABLE INCOME IN EXCESS OF CASH RECEIVED. If you own a bond that is a residual interest in a real estate mortgage investment conduit for federal income tax purposes, you will have to report on your income tax return as ordinary income your PRO RATA share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the bond. As a result, your offered bond may have phantom income early in the term of the REMIC because the taxable income from the bond may exceed the amount of economic income, if any, attributable to the bond. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual bond may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact,some offered bonds that are residual interests may have a negative value.

                  You have to report your share of the taxable income and net loss of the REMIC until all the bonds in the related series have a principal balance of zero. See "Federal Income Tax Consequences--REMICs."


                  SOME TAXABLE INCOME OF A "RESIDUAL INTEREST" CAN NOT BE OFFSET UNDER THE INTERNAL REVENUE CODE OF 1986. A portion of the taxable income from a REMIC residual bond may be treated as excess inclusions under the Internal Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion:


                  - generally will not be reduced by losses from other activities,

                  - for a tax-exempt holder, will be treated as unrelated business taxable income, and

                  - for a foreign holder, will not qualify for any exemption from withholding tax.


                  SOME ENTITIES SHOULD NOT INVEST IN REMIC RESIDUAL BONDS. The fees and non-interest expense of a REMIC will be allocated PRO RATA to bonds that are residual interests in REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code of 1986. Therefore, the bonds that are residual interests generally are not appropriate investments for:


                  -        individuals,

                  -        estates,

                  - trusts beneficially owned by any individual or estate, and

                  - pass-through entities having any individual, estate or trust as a shareholder, member or partner.


                  In addition, the REMIC residual bonds will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual bond. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual bond to a foreign person under the Internal Revenue Code of 1986.


                  See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Bonds."

TAXATION OF ISSUERS THAT ARE TREATED AS A TAXABLE MORTGAGE POOLS


                  If no REMIC or FASIT election is made with respect to an issuer of offered bonds, depending on the characteristics of the offered bonds and the issuer, the issuer may be treated as a taxable mortgage pool, or TMP, for federal income tax purposes under Section 7701(i) of the Internal Revenue Code of 1986. In general, a TMP is treated as a separate corporation not includible with any other corporation in a consolidated return, and is subject to federal income taxation. If the issuer is, or is wholly-owned by, a real estate investment trust, or REIT, however, classification of the issuer as a TMP does not cause it to be subject to corporate income tax. Rather, the consequence of the issuer being classified as a TMP is that the shareholders of the issuer, or of the REIT that wholly owns the issuer, are required to treat a portion of their income attributable to their shares as though it were excess inclusions with respect to a residual interest in a REMIC. See "Federal Income Tax Consequences--REMICs."

                  It is therefore possible that some issuers as to which no REMIC or FASIT election is made may be structured to qualify as, and elect to be treated as, REITs or wholly-owned subsidiaries of REITs for federal income tax purposes. In that event, the related prospectus supplement will describe the consequences of that classification and of the failure of that issuer to be, or to maintain its status as, a REIT or a wholly owned subsidiary of a REIT. The related prospectus supplement will also describe the conditions to which that issuer has agreed relating to the maintenance of its status as a REIT or a wholly-owned subsidiary of a REIT, and the consequences under the Governing Documents if it does not do so.

                  To the extent that the issuer described in the prior paragraph is a TMP, and is not a REIT or a wholly-owned subsidiary of a REIT, the corporate income taxes imposed on its taxable income, that is, the excess of its interest and other income over its deductions for interest, discount, servicing and other expenses, will reduce the cash flow available to make payments on the offered bonds. In addition, the need for cash to pay taxes could result in the liquidation of part or all of the collateral and the consequent retirement of offered bonds at a time earlier than anticipated. See "Federal Income Tax Consequences--Debt and Notional Principal Contracts-- Taxation of the Issuer."


PROBLEMS WITH BOOK-ENTRY REGISTRATION

                  Your offered bonds may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

                  - you will be able to exercise your rights as a bondholder only indirectly through the Depository Trust Company and its participating organizations;


                  - you may have only limited access to information regarding your offered bonds;

                  - you may suffer delays in the receipt of payments on your offered bonds; and

                  - your ability to pledge or otherwise take action with respect to your offered bonds may be limited due to the lack of a physical bond evidencing your ownership of those bonds.


                  See "Description of the Bonds--Book-Entry Registration."

POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A PERSON'S PERFORMANCE

                  The master servicer or special servicer for a series of offered bonds, or any of their respective affiliates, may purchase bonds, including non-offered bonds, of that series.

                  In addition, the master servicer or special servicer for a series of offered bonds, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.


                  In servicing the mortgage loans securing a series of offered bonds, the related master servicer and special servicer will each be required to observe the terms of the servicing and administration agreement(s) for that series of offered bonds and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that either of these parties, if it or an affiliate owns bonds, or has financial interests in or other financial dealings with any of the related borrowers, may have interests when dealing with the mortgage loans backing your offered bonds that are in conflict with your interests. For example, if the related special servicer owns any bonds, it could seek to mitigate the potential loss on its bonds from a troubled mortgage loan by delaying enforcement in the hope of realizing greater proceeds in the future. However, this action by a special servicer could result a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.


                  Furthermore, the master servicer or special servicer for a series of offered bonds may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included as part of the related mortgage collateral. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans included as part of the related mortgage collateral. Accordingly, that master servicer or special servicer may be acting on behalf of parties with conflicting interests.

THE TRANSITION FROM THE YEAR 1999 TO THE YEAR 2000 MAY DISRUPT THE ABILITY OF COMPUTERIZED SYSTEMS TO PROCESS INFORMATION


                  The collection of payments on the mortgage assets securing your offered bonds, the servicing and administration of those mortgage assets and the payments on your offered bonds are highly dependent upon computer systems of the related master servicer, special servicer, manager, bond trustee, borrowers and other third parties.


                  We will inquire from each of the parties to the governing documents for a series of offered bonds whether and how the transition from 1999 to 2000 has affected their computer systems. We also will obtain assurances from these parties that they are taking the necessary steps to cure any problems their computer systems may have with the manipulation or calculation of dates after December 31, 1999. Notwithstanding those inquiries and assurances, unforeseen problems in this regard could still occur.

                    CAPITALIZED TERMS USED IN THIS PROSPECTUS

                  From time to time we use capitalized terms in this prospectus. If any of those capitalized terms is not defined when it is first used in this prospectus, it will have the meaning assigned to it in the "Glossary" attached to this prospectus.


                        DESCRIPTION OF THE TRUST ESTATES


GENERAL

                  The trust estate for each series of offered bonds will consist of--

                  - all collateral pledged by the related issuer to secure its obligations, in particular its payment obligations, with respect to those bonds, and

                  - all other assets intended to support payments on those bonds.

                  The collateral for each series of offered bonds will primarily consist of:

                  - various types of multifamily and/or commercial mortgage loans;

                  - mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

                  - a combination of mortgage loans and mortgage-backed securities of the types described above.

                  We do not originate mortgage loans. Accordingly, we must acquire each of the mortgage loans to be pledged as security for a series of offered bonds from the originator or a subsequent assignee. In some cases, that originator or subsequent assignee will be one of our affiliates.

                  Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

                  Neither we nor any of our affiliates will guarantee any of the mortgage assets pledged as security for a series of offered bonds. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure any of those mortgage assets.

MORTGAGE LOANS

                  GENERAL. Each mortgage loan securing a series of offered bonds will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property:

                  - rental or cooperatively-owned buildings with multiple dwelling units;

                  - retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

                  - retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

                  -        office properties;

                  - hospitality properties, such as hotels, motels and other lodging facilities;

                  -        casino properties;

                  - health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

                  -        industrial properties;

                  - warehouse facilities, mini-warehouse facilities and self-storage facilities;

                  - restaurants, taverns and other establishments involved in the food and beverage industry;

                  - manufactured housing communities, mobile home parks and recreational vehicle parks;

                  - recreational and resort properties, such as recreational vehicle parks, golf courses, marinas, ski resorts and amusement parks;

                  -        arenas and stadiums;

                  -        churches and other religious facilities;

                  -        parking lots and garages;

                  -        mixed use properties;

                  -        other income-producing properties; and

                  -        unimproved land.

                  The real property interests that may be encumbered in order to secure a mortgage loan securing your offered bonds, include--

                  - a fee interest or estate, which consists of ownership of the property for an indefinite period,

                  - an estate for years, which consists of ownership of the property for a specified period of years,

                  - a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease,

                  - shares in a cooperative corporation which owns the property, or

                  - any other real estate interest under applicable local law.

                  Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.


                  Most, if not all, of the mortgage loans pledged as security for a series of offered bonds will, in turn, be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that the foreign mortgage loans do not represent more than 10% of the related mortgage collateral, by balance.

                  If we so indicate in the related prospectus supplement, one or more of the mortgage loans securing a series of offered bonds may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be pledged as security for the related series of offered bonds. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are applied--


                  - FIRST, to the payment of court costs and fees in connection with the foreclosure,

                  -        SECOND, to the payment of real estate taxes, and


                  - THIRD, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

                  If we so indicate in the related prospectus supplement, the mortgage loans securing a series of offered bonds may be delinquent as of the date the bonds are initially issued. In those cases, we will describe in the related prospectus supplement--


                  -        the period of the delinquency,

                  -        any forbearance arrangement then in effect,

                  -        the condition of the related real property, and

                  - the ability of the related real property to generate income to service the mortgage debt.


We will not, however, allow the related issuer to pledge any mortgage loan as security for a series of offered bonds if we know that the mortgage loan is, at the time of the pledge, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.

                  A DISCUSSION OF THE VARIOUS TYPES OF MULTIFAMILY AND COMMERCIAL PROPERTIES THAT MAY SECURE MORTGAGE LOANS BACKING A SERIES OF OFFERED BONDS. The mortgage loans securing a series of offered bonds may, in turn, be secured by numerous types of multifamily and commercial properties. As we discuss below under "--Mortgage Loans--Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage Loans," the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.


                  MULTIFAMILY RENTAL PROPERTIES. Factors affecting the value and operation of a multifamily rental property include:

                  - the physical attributes of the property, such as its age, appearance, amenities and construction quality;
                  -        the types of services offered at the property;
                  -        the location of the property;
                  - the characteristics of the surrounding neighborhood, which may change over time;
                  - the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;
                  - the ability of management to provide adequate maintenance and insurance;
                  -        the property's reputation;
                  - the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;
                  - the existence or construction of competing or alternative residential properties, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;
                  -        the ability of management to respond to competition;
                  - the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;
                  - adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;
                  - state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment; - the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;
                  - the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase; and
                  - the extent to which increases in operating costs may be passed through to tenants.

                  Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.


                  Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may--


                  -        require written leases;
                  -        require good cause for eviction;
                  -        require disclosure of fees;
                  -        prohibit unreasonable rules;
                  -        prohibit retaliatory evictions;
                  - prohibit restrictions on a resident's choice of unit vendors;
                  - limit the bases on which a landlord may increase rent; or
                  - prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.


                  Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.


                  Some counties and municipalities also impose rent control regulations on apartment buildings. These regulations may limit rent increases to--

                  -        fixed percentages,
                  -        percentages of increases in the consumer price index,
                  - increases set or approved by a governmental agency, or
                  - increases determined through mediation or binding arbitration.

                  In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

                  Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline.


                  Some mortgage loans securing the offered bonds will, in turn, be secured by--


                  - the related borrower's interest in multiple units in a residential condominium project, and


                  - the related voting rights in the owners' association for that project.


Due to the nature of condominiums, a default on any of those mortgage loans will not allow the related special servicer the same flexibility in realizing on the real property collateral as is generally available with respect to multifamily rental properties that are not condominiums. The rights of other unit owners, the governing documents of the owners' association and the state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon the collateral for those mortgage loans could subject the related trust estate to greater delay, expense and risk than a loan secured by a multifamily rental property that is not a condominium.


                  COOPERATIVELY-OWNED APARTMENT BUILDINGS. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under to a long-term proprietary lease or occupancy agreement.

                  A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's PRO RATA share of the corporation's--


                  -        mortgage loan payments,
                  -        real property taxes,
                  -        maintenance expenses, and
                  -        other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

                  A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

                  - maintenance payments from the tenant/shareholders, and
                  - any rental income from units or commercial space that the cooperative corporation might control.

                  A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property.


                  In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of the sponsor.

                  Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/shareholders.


                  RETAIL PROPERTIES. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include:

                  -        shopping centers
                  -        factory outlet centers
                  -        malls
                  -        automotive sales and service centers
                  -        consumer oriented businesses
                  -        department stores
                  -        grocery stores
                  -        convenience stores
                  -        specialty shops
                  -        gas stations
                  -        movie theaters
                  -        fitness centers
                  -        bowling alleys
                  -        salons
                  -        dry cleaners

                  Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required--

                  -        to lower rents;
                  - to grant a potential tenant a free rent or reduced rent period;
                  -        to improve the condition of the property generally;
                           or
                  - to make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

                  A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including--

                  -        competition from other retail properties;
                  - perceptions regarding the safety, convenience and attractiveness of the property;
                  - perceptions regarding the safety of the surrounding area;
                  -        demographics of the surrounding area;
                  - the strength and stability of the local, regional and national economies;
                  -        traffic patterns and access to major thoroughfares;
                  -        the visibility of the property;
                  -        availability of parking;
                  - the particular mixture of the goods and services offered at the property;
                  -        customer tastes, preferences and spending patterns;
                           and
                  -        the drawing power of other tenants.

                  The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

                  Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.


                  The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. An anchor tenant is, in general, a retail tenant whose space is substantially larger in size than that of other tenants at the same retail property and whose operation is vital in attracting customers to the property. At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

                  Various factors will adversely affect the economic performance of an anchored retail property, including:


                  -        an anchor tenant's failure to renew its lease;
                  -        termination of an anchor tenant's lease;
                  - the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;
                  - the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or
                  - a loss of an anchor tenant's ability to attract shoppers.

                  Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

                  -        factory outlet centers;
                  -        discount shopping centers and clubs;
                  -        catalogue retailers;
                  -        television shopping networks and programs;
                  -        internet web sites; and
                  -        telemarketing.


                  Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

                  Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.


                  OFFICE PROPERTIES. Factors affecting the value and operation of an office property include:

                  - the number and quality of the tenants, particularly significant tenants, at the property;
                  - the physical attributes of the building in relation to competing buildings;
                  - the location of the property with respect to the central business district or population centers;
                  - demographic trends within the metropolitan area to move away from or towards the central business district;
                  - social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;
                  - tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;
                  - local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;
                  -        the quality and philosophy of building management;
                  -        access to mass transportation; and
                  -        changes in zoning laws.


                  Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

                  Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

                  -        rental rates;
                  - the building's age, condition and design, including floor sizes and layout;
                  - access to public transportation and availability of parking; and
                  - amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

                  The cost of refitting office space for a new tenant is often higher than for other property types.

                  The success of an office property also depends on the local economy. Factors influencing a company's decision to locate in a given area include:

                  -        the cost and quality of labor;
                  -        tax incentives; and
                  - quality of life matters, such as schools and cultural amenities.

                  The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

                  HOSPITALITY PROPERTIES. Hospitality properties may involve different types of hotels and motels, including:

                  -        full service hotels;
                  -        resort hotels with many amenities;
                  -        limited service hotels;
                  - hotels and motels associated with national or regional franchise chains;
                  - hotels that are not affiliated with any franchise chain but may have their own brand identity; and
                  -        other lodging facilities.

                  Factors affecting the economic performance of a hospitality property include:

                  -        the location of the property and its proximity to
                           major population centers or attractions;
                  -        the seasonal nature of business at the property;
                  - the level of room rates relative to those charged by competitors;
                  -        quality and perception of the franchise affiliation;
                  - economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;
                  - the existence or construction of competing hospitality properties;
                  -        nature and quality of the services and facilities;
                  - financial strength and capabilities of the owner and operator;
                  - the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;
                  - increases in operating costs, which may not be offset by increased room rates;
                  - the property's dependence on business and commercial travelers and tourism; and
                  - changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors.

                  Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

                  Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.


                  The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

                  - the continued existence and financial strength of the franchisor;
                  -        the public perception of the franchise service mark;
                           and
                  -        the duration of the franchise licensing agreement.

                  The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated liquor license. That party would be required to apply in its own right for a new liquor license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.


                  CASINO PROPERTIES. Factors affecting the economic performance of a casino property include:


                  - location, including proximity to or easy access from major population centers;
                  -        appearance;
                  - economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;
                  -        the existence or construction of competing casinos;
                  -        dependence on tourism; and
                  -        local or state governmental regulation.

                  Competition among major casinos may involve attracting patrons by --

                  - providing alternate forms of entertainment, such as performers and sporting events, and

                  - offering low-priced or free food and lodging. Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.


                  Because of their dependence on disposable income of patrons, casino properties are likely to respond quickly to a downturn in the economy.


                  To avoid criminal influence, the ownership and operation of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.


                  Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

                  The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

                  HEALTH CARE-RELATED PROPERTIES. Health-care related properties include:

                  -        hospitals;
                  -        skilled nursing facilities;
                  -        nursing homes;
                  -        congregate care facilities; and
                  - in some cases, assisted living centers and housing for seniors.

                  Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

                  -        statutory and regulatory changes;
                  -        retroactive rate adjustments;
                  -        administrative rulings;
                  -        policy interpretations;
                  -        delays by fiscal intermediaries; and
                  -        government funding restrictions.

                  All of the foregoing can adversely affect revenues from the operation a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

                  Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

                  -        federal and state licensing requirements;
                  -        facility inspections;
                  -        rate setting;
                  -        reimbursement policies; and

                  - laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.


                  Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

                  Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.


                  INDUSTRIAL PROPERTIES. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

                  The value and operation of an industrial property depends on:

                  - location of the property, the desirability of which in a particular instance may depend on--


                           1.       availability of labor services,
                           2. proximity to supply sources and customers, and
                           3.       accessibility to various modes of
                                    transportation and shipping, including
                                    railways, roadways, airline terminals and ports;


                  - building design of the property, the desirability of which in a particular instance may depend on--


                           1.       ceiling heights,
                           2.       column spacing,
                           3.       number and depth of loading bays,
                           4.       divisibility,
                           5.       floor loading capacities,
                           6.       truck turning radius,
                           7.       overall functionality, and
                           8. adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and


                  - the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.


                  Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value.

                  WAREHOUSE, MINI-WAREHOUSE AND SELF-STORAGE FACILITIES. Warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

                  Successful operation of a warehouse, mini-warehouse or self-store property depends on--

                  -        building design;
                  -        location and visibility;
                  -        tenant privacy;
                  -        efficient access to the property;

                  - proximity to potential users, including apartment complexes or commercial users;
                  -        services provided at the property, such as security;
                  -        age and appearance of the improvements; and
                  -        quality of management.

                  RESTAURANTS AND TAVERNS. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

                  - competition from facilities having businesses similar to a particular restaurant or tavern;
                  - perceptions by prospective customers of safety, convenience, services and attractiveness;
                  - the cost, quality and availability of food and beverage products;
                  - negative publicity, resulting from instances of food contamination, food-borne illness and similar events;
                  - changes in demographics, consumer habits and traffic patterns;
                  - the ability to provide or contract for capable management; and
                  - retroactive changes to building codes, similar ordinances and other legal requirements.

                  Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

                  The food and beverage service industry is highly competitive. The principal means of competition are--

                  -        segment,
                  -        product,
                  -        price,
                  -        value,
                  -        quality,
                  -        service,
                  -        convenience,
                  -        location, and
                  -        the nature and condition of the restaurant facility.

                  A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

                  -        lower operating costs,
                  -        more favorable locations,
                  -        more effective marketing,
                  -        more efficient operations, or
                  -        better facilities.


                  The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.


                  Factors affecting the success of a regionally- or nationally-known chain restaurant include:

                  - actions and omissions of any franchisor, including management practices that--


                           1. adversely affect the nature of the business, or


                           2. require renovation, refurbishment, expansion or other expenditures;

                  - the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and
                  - the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.


                  Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.


                  MANUFACTURED HOUSING COMMUNITIES, MOBILE HOME PARKS AND RECREATIONAL VEHICLE PARKS. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities. Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan securing a series of offered bonds.

                  Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

                  Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

                  - the number of comparable competing properties in the local market;
                  -        the age, appearance and reputation of the property;
                  -        the quality of management; and
                  -        the types of facilities and services it provides.

                  Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including--

                  -        multifamily rental properties,
                  -        cooperatively-owned apartment buildings,
                  -        condominium complexes, and
                  -        single-family residential developments.

                  Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.


                  Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

                  Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.


                  In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to:

                  -        fixed percentages,
                  -        percentages of increases in the consumer price index,
                  - increases set or approved by a governmental agency, or
                  - increases determined through mediation or binding arbitration.


In many cases, the rent control laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.

                  RECREATIONAL AND RESORT PROPERTIES. Any mortgage loan securing a series of offered bonds may, in turn, be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort. Factors affecting the economic performance of a property of this type include:

                  -        the location and appearance of the property;
                  -        the appeal of the recreational activities offered;
                  - the existence or construction of competing properties, whether are not they offer the same activities;
                  - the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;
                  -        geographic location and dependence on tourism;
                  - changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;
                  - seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;
                  -        sensitivity to weather and climate changes; and
                  -        local, regional and national economic conditions.

                  A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

                  Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.


                  Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

                  ARENAS AND STADIUMS. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, including:

                  -        sporting events;
                  -        musical events;
                  -        theatrical events;
                  -        animal shows; and/or
                  -        circuses.

                  The ability to attract patrons is dependent on, among others, the following factors as:

                  -        the appeal of the particular event;
                  -        the cost of admission;
                  - perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;
                  - perceptions by prospective patrons of the safety of the surrounding area; and
                  - the alternative forms of entertainment available in the particular locale.

                  In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

                  Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.


                  CHURCHES AND OTHER RELIGIOUS FACILITIES. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national.

                  Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.


                  PARKING LOTS AND GARAGES. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

                  - the number of rentable parking spaces and rates charged;
                  - the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;
                  -        the amount of alternative parking spaces in the area;
                  -        the availability of mass transit; and
                  - the perceptions of the safety, convenience and services of the lot or garage.

                  UNIMPROVED LAND. The value of unimproved land is largely a function of its potential use. This may depend on--

                  -        its location,
                  -        its size,
                  -        the surrounding neighborhood, and
                  -        local zoning laws.

                  DEFAULT AND LOSS CONSIDERATIONS WITH RESPECT TO COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS. Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon --

                  -        the successful operation of the property, and
                  - its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans securing the offered bonds will be nonrecourse loans.

                  The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the "debt service coverage ratio" of a multifamily or commercial mortgage loan at any given time is the ratio of--


                  - the amount of income derived or expected to be derived from the related real property for a twelve-month period that is available to pay debt service, to

                  - the annualized scheduled payments of principal and/or interest on the mortgage loan and any other senior loans that are secured by the related real property.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

                  The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to make--


                  -        the loan payments on the related mortgage loan,
                  -        cover operating expenses, and
                  -        fund capital improvements at any given time.


Operating revenues of a nonowner occupied, income- producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as--


                  -        some health care-related facilities,
                  -        hotels and motels,
                  - recreational vehicle parks, and mini-warehouse and self-storage facilities,


tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as--


                  -        warehouses,
                  -        retail stores,
                  -        office buildings, and


                  -        industrial facilities.


                  Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

                  Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from:

                  -        increases in energy costs and labor costs;
                  - increases in interest rates and real estate tax rates; and
                  - changes in governmental rules, regulations and fiscal policies.


                  Some net leases of commercial properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

                  Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

                  - the then outstanding principal balance of the mortgage loan and any other senior loans that are secured by the related real property, to
                  - the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.


                  A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--


                  - the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and
                  - the lender has greater protection against loss on liquidation following a borrower default.


                  Loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered bonds may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

                  - the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;


                  - the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;


                  - the income capitalization method, which takes into account the property's projected net cash flow; or
                  - a selection from the values derived from the foregoing methods.

                  Each of these appraisal methods presents analytical difficulties. For example,

                  - it is often difficult to find truly comparable properties that have recently been sold;
                  - the replacement cost of a property may have little to do with its current market value; and
                  - income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

                  The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

                  We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans directly or indirectly backing a series of offered bonds may not have considered all of those factors for all or any of those loans.


                  See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There is no Assurance."


                  PAYMENT PROVISIONS OF THE MORTGAGE LOANS. Each of the mortgage loans securing a series of offered bonds will have the following features:

                  - an original term to maturity of not more than approximately 40 years; and
                  - scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

                  A mortgage loan securing a series of offered bonds may also include terms that:

                  - provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;
                  - provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

                  -        provide for no accrual of interest;


                  - provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;


                  - be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;
                  - permit the negative amortization or deferral of accrued interest;
                  - permit defeasance and the release of real property collateral in connection with that defeasance; and/or
                  - prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

                  MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS. We will describe in the related prospectus supplement the characteristics of the mortgage loans that will secure a series of offered bonds. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans securing a series of offered bonds:


                  - the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;


                  - the type or types of property that provide security for repayment of the mortgage loans;
                  - the earliest and latest origination date and maturity date of the mortgage loans;


                  - the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;
                  - loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

                  - the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;


                  - if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;
                  - information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;


                  - debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and


                  - the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.


                  If we are unable to provide the specific information described in the preceding paragraph at the time a series of offered bonds is initially offered, we will provide--


                  - more general information in the related prospectus supplement, and

                  - specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K within 15 days following the issuance of those bonds.

                  If any mortgage loan, or group of related mortgage loans, securing a series of offered bonds represents a material concentration of credit risk, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties.

MORTGAGE-BACKED SECURITIES

                  The mortgage backed-securities securing a series of offered bonds may include:

                  - mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality, or


                  - certificates issued and/or insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac or another federal or state governmental agency or instrumentality.


                  In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

                  Each mortgage-backed security included as part of the mortgage collateral for a series of offered bonds--


                  - will have been registered under the Securities Act of 1933, as amended, or
                  - will be exempt from the registration requirements of that Act, or
                  - will have been held for at least the holding period specified in Rule 144(k) under that Act, or

                  - would otherwise be able to be resold by us publicly without registration under that Act.


                  We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that will be included as part of the mortgage collateral for a series of offered bonds. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included as part of the mortgage collateral for a series of offered bonds:

                  - the initial and outstanding principal amount(s) and type of the securities;
                  - the original and remaining term(s) to stated maturity of the securities;


                  - the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);


                  -        the payment characteristics of the securities;
                  - the identity of the issuer(s), servicer(s) and trustee(s) for the securities;


                  -        a description of the related credit support, if any;


                  -        the type of mortgage loans underlying the securities;
                  - the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;
                  - the terms and conditions for substituting mortgage loans backing the securities; and
                  - the characteristics of any agreements or instruments providing interest rate protection to the securities.


                  With respect to any mortgage-backed security included as part of the mortgage collateral for a series of offered bonds, we will provide in our reports filed under the Securities Exchange Act of 1934, as amended, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

SUBSTITUTION, ACQUISITION AND RELEASE OF MORTGAGE COLLATERAL

                  If so specified in the related prospectus supplement, we, the related issuer or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to obtain a release of particular items of the related mortgage collateral--

                  -        in connection with a redemption of bonds, or
                  - in exchange for other mortgage loans or mortgage-backed securities that--

                           1. conform to the description of mortgage assets in this prospectus, and

                           2. satisfy the criteria set forth in the related prospectus supplement.

                  In addition, if so specified in the related prospectus supplement, the related bond trustee may be authorized or required, including at the direction of the related issuer, to apply collections on the related mortgage collateral to acquire new mortgage loans or mortgage-backed securities that-

                           1. conform to the description of mortgage assets in this prospectus, and

                           2. satisfy the criteria set forth in the related prospectus supplement.

                  No replacement of mortgage collateral or acquisition of new mortgage collateral will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered bonds.


UNDELIVERED MORTGAGE ASSETS


                  In general, the total outstanding principal balance of the mortgage collateral securing any particular series of bonds will equal or exceed the initial total outstanding principal balance of those bonds. In the event that the total outstanding principal balance of the related mortgage collateral is less than the initial total outstanding principal balance of any series of bonds, the related issuer may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related bond trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of bonds, the related issuer will be entitled to obtain a release of the deposited cash or investments if it delivers or arranges for delivery of a corresponding amount of mortgage collateral that satisfies the criteria specified in the related prospectus supplement. If the related issuer fails, however, to deliver mortgage collateral sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related bond trustee will be used by that trustee to redeem bonds of the related series, as described in the related prospectus supplement.


ACCOUNTS

                  The trust estate for a series of offered bonds will include one or more accounts established and maintained on behalf of the holders. All payments and collections received or advanced on the related mortgage collateral and the other assets of the related trust estate will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

CREDIT SUPPORT

                  GENERAL. The holders of any class of offered bonds may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage collateral. The types of credit support that may benefit the holders of a class of offered bonds include:

                  - the subordination or one or more other classes of bonds of the same series;
                  -        a letter of credit;
                  -        a surety bond;
                  -        an insurance policy;
                  -        a guarantee;
                  -        a credit derivative; and/or
                  -        a reserve fund.

                  In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered bonds. If applicable, we will also identify the provider of that credit support.

ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
PROTECTION


                  The trust estate for a series of offered bonds may include guaranteed investment contracts under which moneys held in the funds and accounts established for that series will be invested at a specified rate. The trust estate for a series of offered bonds may also include:


                  -        interest rate exchange agreements;
                  -        interest rate cap agreements;

                  -        interest rate floor agreements;
                  -        currency exchange agreements; or
                  - other agreements or arrangements designed to reduce the effects of interest rate or currency exchange rate fluctuations with respect to the related mortgage assets or one or more classes of those offered bonds.

                  In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered bonds against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.


                        YIELD AND MATURITY CONSIDERATIONS


GENERAL


                  The yield on your offered bonds will depend on--

                  -        the price you paid for your offered bonds,
                  -        the interest rate on your offered bonds,
                  - the amount and timing of payments on your offered bonds.


                  The following discussion contemplates that the mortgage collateral for a series of offered bonds consists only of mortgage loans. If the related mortgage collateral also includes mortgage-backed securities, the payment terms of those securities will soften or enhance the effects that the characteristics and behavior of mortgage loans backing them can have on the yield to maturity and/or weighted average life of a class of offered bonds. If the mortgage collateral for a series of offered bonds includes mortgage-backed securities, we will discuss in the related prospectus supplement the effect, if any, that those mortgage-backed securities may have on the yield to maturity and weighted average lives of those bonds.

INTEREST RATE

                  A class of interest-bearing offered bonds may have a fixed, variable or adjustable interest rate. We will specify in the related prospectus supplement the interest rate for each class of interest-bearing offered bonds or, if the interest rate is variable or adjustable, the method of determining that interest rate.

PAYMENT DELAYS


                  There will be a delay between the date on which payments on the mortgage loans securing your offered bonds are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered bonds on the same date that they were due.


YIELD AND PREPAYMENT CONSIDERATIONS


                  The yield to maturity on your offered bonds will be affected by the rate of principal payments on the related mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered bonds. The rate of principal payments on those mortgage loans will be affected by the following:


                  - the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

                  -        the dates on which any balloon payments are due; and
                  - the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.


                  Because the rate of principal prepayments on the mortgage loans securing your offered bonds will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

                  The extent to which the yield to maturity of your offered bonds may vary from your anticipated yield will depend upon--

                  - whether you purchased your offered bonds at a discount or premium and, if so, the extent of that discount or premium, and
                  - when, and to what degree, payments of principal on the mortgage loans securing your offered bonds are applied or otherwise result in the reduction of the principal balance or notional amount of your offered bonds.

                  If you purchase your offered bonds at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the related mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered bonds at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the related mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

                  If your offered bonds entitle you to payments of interest, with disproportionate, nominal or no payments of principal, you should consider that your yield will be extremely sensitive to prepayments on the related mortgage loans and, under some prepayment scenarios, may be negative.


                  If a class of offered bonds accrues interest on a notional amount, that notional amount will, in general, either--


                  - be based on the principal balances of some or all of the mortgage assets included as part of the related mortgage collateral, or
                  - equal the total principal balance of one or more of the other classes of bonds of the same series.


Accordingly, the yield on that class of bonds will be inversely related to, as applicable, the rate at which-


                  - payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence, or
                  - payments are made in reduction of the total principal balance of the class or classes of bonds referred to in the second bullet point of the prior sentence.


                  The extent of prepayments of principal of the mortgage loans securing your offered bonds may be affected by a number of factors, including:

                  -        the availability of mortgage credit;
                  - the relative economic vitality of the area in which the related real properties are located;
                  - the quality of management of the related real properties;
                  -        the servicing of the mortgage loans;
                  -        possible changes in tax laws; and

                  -        other opportunities for investment.

In general, those factors that increase-


                  - the attractiveness of selling or refinancing a commercial or multifamily property, or


                  - the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.


                  The rate of principal payments on the mortgage loans securing your offered bonds may also be affected by the existence and enforceability of prepayment restrictions, such as-


                  -        prepayment lock-out periods, and
                  - requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

                  If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

                  The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes:


                  - to convert to a fixed rate loan and thereby lock in that rate, or


                  - to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

                  Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

                  -        realize its equity in the property,
                  -        meet cash flow needs or
                  -        make other investments.

Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits. We make no representation as to--

                  - the particular factors that will affect the prepayment of the mortgage loans securing any series of offered bonds,
                  -        the relative importance of those factors,
                  - the percentage of the principal balance of those mortgage loans that will be paid as of any date, or
                  - the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY


                  The rate at which principal payments are received on the mortgage loans securing any series of offered bonds will affect the ultimate maturity and the weighted average life of one or more classes of those bonds. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.


                  The weighted average life and maturity of a class of offered bonds will be influenced by the rate at which principal on the related mortgage loans is paid to that class, whether in the form of-

                  -        scheduled amortization, or
                  -        prepayments, including

                           1.       voluntary prepayments by borrowers, and
                           2. involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust estate.


                  Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.


                  Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans securing your offered bonds will conform to any particular level of CPR or SPA.

                  In the prospectus supplement for a series of offered bonds, we will include tables, if applicable, setting forth-


                  - the projected weighted average life of each class of those offered bonds with principal balances, and
                  - the percentage of the initial total principal balance of each of those classes that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the mortgage loans included as part of the related mortgage collateral. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those bonds to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered bonds.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

                  BALLOON PAYMENTS; EXTENSIONS OF MATURITY. Some or all of the mortgage loans securing a series of offered bonds may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either


                  -        to refinance the loan, or
                  -        to sell the related real property.


                  If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by


                  -        the bankruptcy of the borrower, or
                  - adverse economic conditions in the market where the related real property is located.

                  In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered bonds and extend the weighted average life of your offered bonds.

                  NEGATIVE AMORTIZATION. The weighted average life of a class of offered bonds can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that:


                  - limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;
                  - provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or
                  - provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.


                  Negative amortization on one or more mortgage loans securing a series of offered bonds may result in negative amortization on one or more classes of those bonds. We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the mortgage loans securing a series of offered bonds is allocated among the respective classes of those bonds.

                  The portion of any mortgage loan negative amortization allocated to a class of offered bonds may result in a deferral of some or all of the interest payable on those bonds. Deferred interest may be added to the total principal balance of a class of offered bonds. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of bonds of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of bonds to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the related mortgage loans.

                  The extent to which the yield on your offered bonds may be affected by any negative amortization on mortgage loans included as part of the related mortgage collateral will depend, in part, upon whether you purchase your offered bonds at a premium or a discount.


                  During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of offered bonds, if any, that entitle their holders to a portion of the principal payments on the mortgage loan.


                  FORECLOSURES AND PAYMENT PLANS. The weighted average life of and yield on your offered bonds will be affected by--


                  - the number of foreclosures with respect to the mortgage loans securing those bonds; and
                  - the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.


                  Servicing decisions made with respect to the related mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered bonds.

                  LOSSES AND SHORTFALLS ON THE MORTGAGE COLLATERAL. The yield on your offered bonds will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the related mortgage collateral and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered bonds.


                  The amount of any losses or shortfalls in collections on the mortgage assets securing a series of offered bonds will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of bonds, including non-offered bonds, of that series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following:


                  - a reduction in the entitlements to interest and/or the total principal balances of one or more classes of bonds; and/or


                  - the establishment of a priority of payments among classes of bonds.

                  If you purchase subordinated bonds, the yield to maturity on those bonds may be extremely sensitive to losses and shortfalls in collections on the related mortgage collateral.


                  ADDITIONAL BOND AMORTIZATION. If your offered bonds have a principal balance, then they entitle you to a specified portion of the principal payments received on the related mortgage collateral. They may also entitle you to payments of principal from the following sources:


                  - amounts attributable to interest accrued but not currently payable on one or more other classes of bonds of the applicable series;
                  - interest received or advanced on the related mortgage collateral that is in excess of the interest currently accrued on the bonds of the applicable series;
                  - prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the related mortgage collateral that do not constitute interest or principal; or

                  - any other amounts described in the related prospectus supplement.


                  The amortization of your offered bonds out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered bonds were purchased at a premium, reduce their yield to maturity.

                     STRUCTURED ASSET SECURITIES CORPORATION


                  We were incorporated in Delaware on January 2, 1987. We were organized, among other things, for the purposes of--


                  - acquiring mortgage loans, or interests in those loans, secured by first or junior liens on commercial and multifamily real properties;

                  - acquiring mortgage-backed securities that evidence interests in mortgage loans that are secured by commercial and multifamily real properties;
                  - forming pools of mortgage loans and mortgage-backed securities; and
                  - acting as depositor of trusts formed to issue bonds, certificates of interest or other evidences of indebtedness that are secured by or represent interests in, pools of mortgage loans and mortgage-backed securities.


Our principal executive offices are located at 200 Vesey Street, New York, New York 10285. Our telephone number is 212-526-7000. There can be no assurance that at any particular time we will have any significant assets.

                                     ISSUERS

                  The issuer of each series of offered bonds will be an owner trust established by us, under a deposit trust agreement between us, as depositor, and a bank, trust company, corporation, association or other fiduciary named in the related prospectus supplement, as owner trustee. We do not expect any of those owner trusts to have any significant assets other than those pledged to secure bonds. Concurrently with or prior to the initial issuance of a series of offered bonds, we will convey to the related owner trust the assets to be included in the trust estate for those bonds in exchange for--


                  - certificates of beneficial interest in the related owner trust,
                  -        bonds, and/or
                  -        net proceeds from the sale of bonds.

We may in turn sell or assign those certificates of beneficial interest and/or bonds so received to one or more persons or entities, including our affiliates.


                  The related deposit trust agreement and/or the related indenture will provide that an issuer of offered bonds may not conduct any activities other than those related to the issuance and sale of one or more series of bonds. The holders of the beneficial interests in an owner trust that issues a series of offered bonds will not be liable for the payment of those bonds. Furthermore, the holders of those bonds will be deemed to have released the beneficial owners of that owner trust from that liability.

                  If so specified in the related prospectus supplement, and subject to the satisfaction of all applicable conditions precedent, an issuer of offered bonds may be permitted to--

                  - transfer the mortgage collateral and other assets pledged to secure those bonds to another trust or other limited purpose entity that assumes all of its obligations with respect to those bonds, thereby relieving the transferor of those obligations, and
                  -        issue additional series of bonds.


                            DESCRIPTION OF THE BONDS


GENERAL


                  In general, each series of offered bonds will be secured, nonrecourse obligations of the related issuer. As part of the same series, an issuer may also issue bonds that will not be offered by this prospectus. Each series of offered bonds will consist of one or more classes. Any non-offered bonds of that series will likewise consist of one or more classes.

                  A series of bonds consists of all those bonds that--

                  -        have the same series designation;
                  -        were issued under the same indenture; and
                  -        are secured by the same mortgage collateral.

                  A class of bonds consists of all those bonds of a particular series that--


                  -        have the same class designation; and
                  -        have the same payment terms.

                  The respective classes of offered and non-offered bonds of any series may have a variety of payment terms. An offered bond may entitle the holder to receive:

                  - a stated principal amount, which will be represented by its principal balance;
                  - interest on a principal balance or notional amount, at a fixed, variable or adjustable interest rate;
                  - specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage collateral;
                  - payments of principal, with disproportionate, nominal or no payments of interest;
                  - payments of interest, with disproportionate, nominal or no payments of principal;


                  - payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of bonds of the same series;
                  - payments of principal to be made, from time to time or for designated periods, at a rate that is-

                           1. faster and, in some cases, substantially faster, or
                           2. slower and, in some cases, substantially slower,


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


                           than the rate at which payments or other collections of principal are received on the related mortgage collateral;

                  - payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology;
                  - payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage collateral; or
                  - any other payments described in the related prospectus supplement and payable out of the assets of the related trust estate.

                  Any class of offered bonds may be senior or subordinate to one or more other classes of bonds of the same series, including a non-offered class of bonds of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

                  A class of offered bonds may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered bonds may have a total principal balance on which it accrues interest at a fixed, variable or adjustable rate. That class of offered bonds may also accrue interest on a total notional amount at a different fixed, variable or adjustable rate. In addition, a class of offered bonds may accrue interest on one portion of its total principal balance or notional amount at one fixed, variable or adjustable rate and on another portion of its total principal balance or notional amount at a different fixed, variable or adjustable rate.


                  Each class of offered bonds will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered bonds may be issued--

                  - in fully registered, definitive form and evidenced by physical securities, or
                  - in book-entry form through the facilities of The Depository Trust Company.

Offered bonds held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered bonds held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream Banking, societe anonyme or the Euroclear System, for so long as they are participants in DTC.

PAYMENTS ON THE BONDS

                  GENERAL. Payments on a series of offered bonds may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. In the prospectus supplement for each series of offered bonds, we will identify:

                  -        the periodic payment date for that series, and
                  - the record date as of which bondholders entitled to payments on any particular payment date will be established.

                  All payments with respect to a class of offered bonds on any payment date will be allocated PRO RATA among the outstanding bonds of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those bonds. Payments on an offered bond will be made to the holder entitled to those payments either--


                  - by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date and has satisfied any other conditions specified in the related prospectus supplement, or
                  - by check mailed to the address of that holder as it appears in the bond register, in all other cases.

                  In general, the final payment on any offered bond will be made only upon presentation and surrender of that bond at the location specified to the holder in notice of final payment.


                  PAYMENTS OF INTEREST. In the case of each class of interest-bearing offered bond, interest will accrue from time to time, at the applicable interest rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.


                  The interest rate for a class of interest-bearing offered bonds may be fixed, variable or adjustable. We will specify in the related prospectus supplement the interest rate for each class of interest-bearing offered bonds or, in the case of a variable or adjustable interest rate, the method for determining that interest rate.

                  Interest may accrue with respect to any offered bond on the basis of:

                  -        a 360-day year consisting of 12 30-day months,
                  - the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days,
                  - the actual number of days elapsed during each relevant period in a normal calendar year, or


                  - any other method identified in the related prospectus supplement.


                  We will identify the interest accrual method for each class of offered bonds in the related prospectus supplement.


                  Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered bonds will normally be payable on each payment date. However, in the case of some classes of interest-bearing offered bonds, payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

                  If a class of offered bonds accrues interest on a total notional amount, that total notional amount, in general, will be either:

                  - based on the principal balances of some or all of the mortgage assets included as part of the related mortgage collateral; or
                  - equal to the total principal balances of one or more other classes of bonds of the same series.

Reference to the notional amount of any bond is solely for convenience in making some calculations of interest and does not represent the right to receive any payments of principal.

                  We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered bonds may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

                  PAYMENTS OF PRINCIPAL. An offered bond may or may not have a balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that bond will be entitled to receive as principal out of the future cash flow on the related mortgage collateral and the other assets of the related trust estate. The total outstanding principal balance of any class of offered bonds will be reduced by--


                  - payments of principal actually made to the holders of that class, and
                  - if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage collateral that are allocated to or are required to be borne by that class.


A class of interest - bearing offered bonds may provide that payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

                  We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered bonds.

                  Unless we so state in the related prospectus supplement, the initial total principal balance of all classes of a series of bonds will not be greater than the total outstanding principal balance of the related mortgage collateral. We will specify the expected initial total principal balance of each class of offered bonds in the related prospectus supplement.


                  The payments of principal to be made on a series of offered bonds from time to time will, in general, be a function of the payments, other collections and advances received or made with respect to the related prospectus supplement. Payments of principal on a series of offered bonds may also be made from the following sources:

                  - amounts attributable to interest accrued but not currently payable on one or more other classes of bonds of the applicable series;
                  - interest received or advanced on the related mortgage collateral that is in excess of the interest currently accrued on the bonds of the applicable series;
                  - prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the related mortgage collateral that do not constitute interest or principal; or
                  - any other amounts described in the related prospectus supplement.

                  We will describe in the related prospectus supplement the principal entitlement of each class of offered bonds on each payment date.

ALLOCATION OF LOSSES AND SHORTFALLS

                  If and to the extent that any losses or shortfalls in collections on the mortgage assets securing a series of offered bonds are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of bonds, including non-offered bonds, of that series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected by one or both of the following methods:


                  - by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and
                  - by establishing a priority of payments among those classes.


                  See "Description of Credit Support."

ADVANCES


                  If any series of offered bonds are secured by mortgage loans, then as and to the extent described in the related prospectus supplement, then, as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related bond trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, specified advances with respect to those mortgage loans to cover--


                  - delinquent payments of principal and/or interest, other than balloon payments,

                  -        property protection expenses,

                  -        other servicing expenses, or

                  - any other items specified in the related prospectus supplement.

If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

                  Advances are intended to maintain a regular flow of scheduled interest and principal payments to bondholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of-


                  - subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support, and


                  - any other specific sources identified in the related prospectus supplement.

                  If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate-

                  - specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances periodically from general collections on the related mortgage collateral, prior to any payment to the related series of bondholders, or

                  - at any other times and from any sources we may describe in the related prospectus supplement.

                  If any series of offered bonds are secured by mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.


REPORTS TO BONDHOLDERS


                  On or about each payment date, the related master servicer, manager or bond trustee will forward to each holder of an offered bond a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding-

                  - the payments made on that payment date with respect to the applicable class of offered bonds, and


                  - the recent performance of the related mortgage collateral.

                  Within a reasonable period of time after the end of each calendar year, the related master servicer, manager or bond trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered bond a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered bonds, aggregated for-

                  -        that calendar year, or


                  - the applicable portion of that calendar year during which the person was a bondholder.

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code of 1986.

                  If the related mortgage collateral includes mortgage-backed securities, the ability of the related master servicer, manager or bond trustee, as the case may be, to include in any payment date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.


VOTING RIGHTS

                  Voting rights will be allocated among the respective classes of offered and non-offered bonds of each series in the manner described in the related prospectus supplement. Bondholders will generally not have a right to vote, except-


                  - with respect to those amendments to the governing documents described under "Description of the Governing Documents--Amendment," or
                  - as otherwise specified this prospectus or in the related prospectus supplement.


                  As and to the extent described in the related prospectus supplement, the bondholders entitled to a specified amount of voting rights for a particular series will have the right to act as a group to remove or replace the related bond trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.


REDEMPTION

                  If we so specify in the related prospectus supplement, any series of offered bonds may be redeemable in whole or in part, as follows:

                  - by special redemption, if the bond trustee determines that the amount available to make payments on the bonds on the next regular payment date is insufficient,
                  - by optional redemption, at the option of the related issuer, or


                  - by mandatory redemption, at the request of specified bondholders.

                  Written notice of any redemption will be given to each affected bondholder. Payment of the redemption price will be made only upon presentation and surrender of the bonds of the related series at the location to be specified in the notice of redemption.


                  We will describe in the related prospectus supplement the conditions and procedures under which any redemption may occur.

BOOK-ENTRY REGISTRATION

                  GENERAL. Any class of offered bonds may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global securities registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking, societe anonyme for so long they are participants in DTC.

                  DTC, EUROCLEAR AND CLEARSTREAM.  DTC is:

                  - a limited-purpose trust company organized under the New York Banking Law,
                  - a "banking corporation" within the meaning of the New York Banking Law,
                  -        a member of the Federal Reserve System,
                  - a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and


                  - a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.


                  DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

                  It is our understanding that Clearstream was incorporated in 1970 as "Cedel S.A.," a company with limited liability under the laws of Luxembourg. Cedel S.A. subsequently changed its name to Cedelbank. On

January 10, 2000, Cedelbank's parent company, Cedel International, societe anonyme merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG. The merger involved the transfer by Cedel International of substantially all of its assets and liabilities, including its shares in Cedelbank, to a new Luxembourg company, New Cedel International, societe anonyme. New Cedel International is 50% owned by Cedel International and 50% by Deutsche Borse AG, the parent of Deutsche Borse Clearing AG. The shareholders of these two entities are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. On January 18, 2000, Cedelbank was renamed Clearstream Banking, societe anonyme. Clearstream holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of bonds. Transactions may be settled in Clearstream in any of 36 currencies, including United States dollars. Clearstream provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

                  It is our understanding that Euroclear was founded in December 1968 to hold securities for its member organizations and to clear and settle transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of bonds and any risk from lack of simultaneous transfers of securities and cash. Over 100,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 30 markets. Transactions may be settled in Euroclear in any of over 35 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this "--Book-Entry Registration" section. Euroclear is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office, under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not ECS. ECS establishes policy for the Euroclear system on behalf of the more than 120 member organizations of Euroclear. Those member organizations include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

                  The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. It is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

                  Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The

Euroclear Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.


                  The information in this prospectus concerning DTC, Euroclear and Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

                  HOLDING AND TRANSFERRING BOOK-ENTRY BONDS. Purchases of book-entry bonds under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial Intermediary's ownership of those bonds will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry bonds must rely on the foregoing procedures to evidence its beneficial ownership of those bonds. DTC has no knowledge of the actual beneficial owners of the book-entry bonds. DTC's records reflect only the identity of the direct participants to whose accounts those bonds are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.


                  Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, or between persons or entities participating indirectly in Euroclear or Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.


                  Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC's rules and the rules of Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in Euroclear or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

                  Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global security from a DTC participant that is not such a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry security settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry security by or through a member organization of Euroclear or Clearstream, as the case may be, to a DTC participant that is not such a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry bonds and with respect to tax documentation procedures relating to the book-entry bonds.

                  Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.


                  Payments on the book-entry bonds will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related payment date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--


                  - governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and


                  - the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.


Under a book-entry system, beneficial owners may receive payments after the related payment date.

                  The only "bondholder" of book-entry bonds will be DTC or its nominee. Parties to the governing documents for any series of offered bonds need not recognize beneficial owners of book-entry bonds as "bondholders." The beneficial owners of book-entry bonds will be permitted to exercise the rights of "bondholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a "bondholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry bonds to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those bonds.


                  Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry bonds to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry bonds, may be limited due to the lack of a physical security evidencing that interest.


                  ISSUANCE OF DEFINITIVE BONDS. Unless we specify otherwise in the related prospectus supplement, beneficial owners of affected offered bonds initially issued in book-entry form will not be able to obtain physical securities that represent those offered bonds, unless:

                  - we advise the related bond trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered bonds and we are unable to locate a qualified successor; or
                  - we elect, at our option, to terminate the book-entry system through DTC with respect to those offered bonds.


                  Upon the occurrence of either of the two events described in the prior paragraph, DTC will be required to notify all DTC participants of the availability through DTC of physical bonds with respect to the affected offered bonds. Upon surrender by DTC of the global security or securities representing a class of book-entry offered bonds, together with instructions for registration, the related bond trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical securities representing those offered bonds.

                     DESCRIPTION OF THE GOVERNING DOCUMENTS

GENERAL

                  The "Governing Documents" for purposes of issuing the bonds of each series will be the deposit trust agreement, the indenture and any servicing and administration agreement(s).

                  Any party to the Governing Documents for a series of offered bonds, or any of its affiliates, may own bonds, including non-offered bonds, of that series. However, except in limited circumstances, including with respect to consents to amendments to the related Governing Documents, bonds that are held by parties to those Governing Documents will not be allocated voting rights.

                  A form of a deposit trust agreement, trust indenture and servicing and administration agreement have been filed as exhibits to the registration statement of which this prospectus is a part. However, the provisions of the Governing Documents for each series of offered bonds will vary based upon the nature of those bonds and the nature of the related trust estate. The following summaries describe select provisions that may appear in the Governing Documents for each series of offered bonds. The prospectus supplement for each series of offered bonds will provide material additional information regarding the Governing Documents for that series. The summaries in this prospectus do not purport to be complete. You should refer to the provisions of the Governing Documents for your offered bonds and, further, to the description of those provisions in the related prospectus supplement. We will provide you with a copy of the Governing Documents, exclusive of exhibits, that relate to your offered bonds, without charge, upon written request addressed to our principal executive offices specified under "Structured Asset Securities Corporation."


THE DEPOSIT TRUST AGREEMENT


                  GENERAL. The issuer of each series of offered bonds will be an owner trust. We will establish that owner trust in accordance with a deposit trust agreement between us, as depositor, and a bank, trust company, corporation, association or other fiduciary named in the related prospectus supplement, as owner trustee. The related deposit trust agreement will limit the activities of each issuer of offered bonds to those incidental to the issuance of one or more series of bonds.


                  CONVEYANCE OF THE TRUST ESTATE. Under the terms of the related deposit trust agreement, we will convey to the issuer of a series of offered bonds the related mortgage collateral and the other assets of the related trust estate. We will specify in the related prospectus supplement all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage collateral in connection with that conveyance. We will also specify in the related prospectus supplement any remedies available to the related bondholders, or the related bond trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required.

                  In exchange for our conveyance of the related mortgage collateral and the other assets of the related trust estate to the owner trust that will issue a series of offered bonds, we will receive certificates of beneficial interest in that owner trust, bonds of that series and/or net proceeds from the sale of bonds of that series.


                  REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS. Unless we state otherwise in the prospectus supplement for any series of offered bonds, we will, with respect to each mortgage asset pledged to secure that series, make or assign, or cause to be made or assigned, a limited set of representations and warranties covering, by way of example:

                  - the accuracy of the information set forth for each mortgage asset on the schedule of mortgage assets appearing as an exhibit to the related deposit trust agreement;


                  - the warranting party's title to each mortgage asset and the authority of the warranting party to transfer that mortgage asset; and

                  -        in the case of a mortgage loan--


                           1. the enforceability of the related mortgage note and mortgage,
                           2. the existence of title insurance insuring the lien priority of the related mortgage, and
                           3.       the payment status of the mortgage loan.


                  We will identify the warranting party, and give a more complete sampling of the representations and warranties to be made by it, in the related prospectus supplement. We will also specify in the related prospectus supplement any remedies available to the related bondholders, or the related bond trustee on their behalf, in the event of a breach of any of those representations and warranties. In most cases, the warranting party will be us or another prior holder of the related mortgage collateral.


THE INDENTURE

                  GENERAL.  The issuer of each series of offered bonds will--

                  - issue those bonds and any non-offered bonds of the same series, and
                  - pledge, among other things, the related mortgage collateral to secure its obligations, in particular its payment obligations, with respect to those bonds and any non-offered bonds of the same series, under an indenture between the related owner trustee, on behalf of the issuer, and a bank, trust company, corporation, association or other fiduciary named in the related prospectus supplement, as bond trustee on behalf of the bondholders.


                  The indenture for each series of offered bonds will set forth, among other things--

                  - the terms and conditions of those bonds and any non-offered bonds of the same series,
                  - the obligations of the related issuer with respect to those bonds and any non-offered bonds of the same series, and
                  - the obligations of the related issuer and the related bond trustee with respect to the related trust estate.


                  PLEDGE OF MORTGAGE ASSETS. At the time of initial issuance of any series of offered bonds, the related issuer will pledge to the related bond trustee, among other things, the related mortgage collateral and and any other related rights and assets secure the obligations, in particular the payment obligations, of that issuer with respect to those bonds and any non-offered bonds. We will specify in the related prospectus supplement all material documents with respect to the related mortgage assets that will be delivered to the related bond trustee, and all other actions to be taken by us or any prior holder of the related mortgage assets, in connection with that pledge. Concurrently with that pledge of assets, the related trustee will deliver to the related issuer or its designee, which may include us, the bonds of the applicable series in exchange for those assets. The related bond trustee will hold the trust estate for each series of offered bonds as security for those bonds and any non-offered bonds of the same series, and the respective classes of bondholders of that series will be entitled to the equal and proportionate benefits of that security, subject to the express subordination of specified classes of those bondholders.


                  Each mortgage asset securing a series of offered bonds will be identified in a schedule appearing as an exhibit to the related indenture. That schedule generally will include detailed information about each of those mortgage assets, including:

                  - in the case of a mortgage loan, the address of the related real property and the type of that property, the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information, the remaining term to maturity, the remaining amortization term, and the outstanding principal balance; and
                  - in the case of a mortgage-backed security, the outstanding principal balance and the pass-through rate or coupon rate.


                  COVENANTS OF THE ISSUER. For so long as the offered bonds of any series are outstanding, the related issuer may not liquidate or dissolve, without the consent of the holders of bonds, including non-offered bonds, of that series entitled to not less than 66-2/3%, or any other percentage specified in the related prospectus supplement, of the related voting rights. In addition, for so long as the offered bonds of any series are outstanding, the related issuer also may not consolidate or merge with or into any other person or entity or, except as described in this prospectus, convey or transfer its properties and assets substantially as an entirety:

                  - without the consent of the holders of bonds, including non-offered bonds, of that series entitled to not less than 66-2/3%, or any other percentage specified in the related prospectus supplement, of the related voting rights, and


                  -        unless, among other things--


                           1. the person or entity, if other than the issuer, formed or surviving that merger or consolidation or acquiring those assets is organized under the laws of the United States of America or any State thereof and has expressly assumed, by supplemental indenture, the due and punctual payment of principal of and interest on all bonds of that series and the performance of every applicable covenant of the related indenture to be performed by the related issuer,
                           2. immediately after giving effect to that transaction, no issuer event of default will have occurred and be continuing,
                           3. the related bond trustee will have received written confirmation from each rating agency with respect to that series to the effect that the consummation of that transaction will not cause that rating agency to downgrade or withdraw its then-current rating of any class of bonds of that series, and
                           4. the related bond trustee will have received from the related issuer an officers' certificate and an opinion of counsel, each to the effect that, among other things, that transaction complies with the foregoing requirements.

         With limited exception, no issuer of offered bonds may incur, assume, have outstanding or guarantee any indebtedness other than secured, nonrecourse bonds under an indenture and other than obligations incidental to the issuance of those bonds.


         MODIFICATION OF INDENTURE. The issuer and bond trustee for any series of offered bonds may amend the related indenture or enter into supplemental indentures, without obtaining the consent of the holders of any bonds, including non-offered bonds, of that series--

         - to evidence the succession of another person to the related issuer for that series,


         - to add to the conditions, limitations and restrictions on selected terms of that series and to the covenants of the related issuer or bond trustee,


         - to surrender any right or power conferred upon the related issuer,

         - to convey, transfer, assign, mortgage or pledge any property to the related bond trustee,

         - to correct or amplify the description of any property subject to the lien of the related indenture,

         - to modify the related indenture to the extent necessary to effect the related bond trustee's qualifications under the Trust Indenture Act or comply with the requirements of the Trust Indenture Act,


         - to make any amendment necessary or desirable to maintain the status of any portion of the related trust estate as a REMIC, to avoid classification as a TMP or to avoid some taxes that may be imposed on REMICs, or


         - to evidence and provide for the acceptance of appointment by a successor bond trustee, or

         - for any other reason specified in the related prospectus supplement.

         The issuer and bond trustee for any series of offered bonds may also amend the related indenture or enter into supplemental indentures, without obtaining the consent of the holders of any bonds, including non-offered bonds, of that series--

         -        to cure an ambiguity,

         - to correct or supplement any provision of that indenture or any supplemental indenture which may be defective or inconsistent with any other provisions,

         - to make or amend other provisions with respect to matters or questions arising under the related indenture or any supplemental indenture, or

         - for any other purpose specified in the related prospectus supplement,


provided that that action will not materially adversely affect the interests of the holders of the offered and non-offered bonds of that series.

         In general, with the consent of the holders of offered bonds and non-offered bonds representing greater than 50%, or any other percentage specified in the related prospectus supplement, of the voting


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

rights for the applicable series, the related bond trustee and issuer may amend the related indenture or execute a supplemental indenture--

         - to add provisions to, or change or eliminate any provisions of, the related indenture, or

         - to modify the rights of the holders of the bonds of the applicable series.

         However, unless otherwise specified in the related prospectus supplement, no amendment or supplemental indenture contemplated by the preceding paragraph may, without the consent of the holder of each outstanding bond affected:




         - change the date of payment of any installment of principal of or interest on any bond, or reduce the principal amount of, the interest rate for or the redemption price with respect to any bond, or change the provisions of the related indenture relating to the application of collections on or with respect to the related trust estate to payment of principal of or interest on any bond, or change any place of payment where, or the coin or currency in which, any principal or interest on any bond is payable, or impair the right to institute suit for the enforcement of the provisions of the related indenture regarding payment;

         - reduce the percentage of voting rights represented by the bonds of the applicable series, or any class of that series, the consent of the holders of which is required for the authorization of an amendment or supplemental indenture or for any waiver of compliance with selected provisions of the related indenture or specified defaults under the related indenture and their consequences;

         - modify or alter the provisions of the related indenture defining the term "Outstanding";

         - permit the creation of any lien ranking prior to or on a parity with the lien of the related indenture with respect to any part of the property subject to the lien of that indenture or terminate the lien of that indenture on any property at any time subject to that indenture or deprive the holder of any bond of the security afforded by the lien of that indenture;

         - reduce the percentage of voting rights represented by the bonds of the applicable series, or any class of that series, the consent of the holders of which is required to direct the related bond trustee to liquidate the mortgage collateral for that series;


         - modify any of the provisions of the related indenture regarding the calculation of the amount of any payment of interest or principal due and payable on any bond on any payment date, or to affect the rights of the holders of bonds to the benefit of any provisions for the mandatory redemption of those bonds; or

         - modify the provisions of the related indenture regarding any modifications of that indenture requiring consent of the holders of bonds, except to increase the percentage of voting rights held by holders required to consent to those modifications of that indenture or to provide that additional provisions of the related indenture cannot be modified or waived without the consent of the holder of each bond affected thereby.

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

         ISSUER EVENTS OF DEFAULT. We will specify in the related prospectus supplement the issuer events of default with respect to any series of offered bonds and the available remedies, including the circumstances under which those bonds may be declared due and payable and the related trust estate may be liquidated in connection with any of those issuer events of default.


                  AUTHENTICATION AND DELIVERY OF BONDS. The issuer for any series of offered bonds may from time to time deliver bonds of that series executed by it to the related bond trustee and order that trustee to authenticate those bonds. Upon the receipt of those bonds and that order, and subject to the related issuer's compliance with conditions specified in the related indenture, that bond trustee will authenticate and deliver those bonds as the related issuer may direct. Unless otherwise specified in the related prospectus supplement, the related bond trustee will be authorized to appoint an agent for purposes of authenticating and delivering the bonds of any series.

                  SATISFACTION AND DISCHARGE OF THE INDENTURE. The indenture for any series of offered bonds will be discharged as to those bonds and any non-offered bonds of the same series, except with respect to some continuing rights specified in that indenture, either:

         - upon the delivery to the related bond trustee or other bond registrar for cancellation all the bonds of that series--

                  1. other than bonds which have been mutilated, lost or stolen and have been replaced or paid, and

                  2. bonds for which money has been deposited in trust for the full payment of those bonds, and thereafter repaid to the related issuer or discharged from that trust, as provided in that indenture; or


         -        when--


                  1. all bonds of that series not previously canceled by the related bond trustee or other bond registrar have become due and payable or, within one year, will become due and payable or be called for redemption, and

                  2. the related issuer has deposited with the related bond trustee an amount sufficient to repay all of the bonds of that series;

provided that the related issuer has paid all other amounts payable under the related indenture and other conditions specified in the related indenture have been satisfied.


         RELEASE OF COLLATERAL. Mortgage collateral for any series of offered bonds may be released from the lien of the related indenture:

                  -        upon satisfaction and discharge of that indenture;

                  - in connection with the liquidation of a defaulted mortgage loan or any real property acquired as part of the related trust estate with respect to a defaulted mortgage loan;


                  - in connection with a material breach of a representation and warranty or the failure to deliver some required material documentation with respect to a particular item of mortgage collateral;


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

                  - as contemplated under "Description of the Trust Estates--Substitution, Acquisition and Release of Mortgage Collateral;" and

                  - as otherwise specified in the related prospectus supplement.

                  COMPLIANCE CERTIFICATES AND OPINIONS.  In connection with--

                  - the authentication and delivery of any series of offered bonds at initial issuance,

                  - the release or the release and substitution of property subject to the lien of the related indenture,


                  - the satisfaction and discharge of the related indenture, and


                  - any application or request by the related issuer to the related bond trustee to take any action under any provision of the related indenture,

the related issuer will be required to furnish to the related bond trustee:

                  - an officer's certificate stating that all conditions precedent, if any, provided for in the related indenture relating to the proposed action have been complied with,

                  - an opinion of counsel stating that in the opinion of that counsel all of those conditions precedent, if any, have been complied with, and

                  - if required by the Trust Indenture Act, a certificate or opinion from an accountant stating that in the opinion of that accountant all of those conditions precedent, if any, subject to verification by accountants have been complied with.

In connection with the authentication and delivery of any series of offered bonds at initial issuance, the accountant rendering the certificate or opinion referred to in the third bullet point of the preceding sentence is to be an accountant independent of the related issuer, us or any of our affiliates that was selected or approved by the related bond trustee in the exercise of reasonable care.

                  Each of the certificates or opinions with respect to compliance with a condition or covenant will be required to include:

                  - a statement that each signatory of that certificate or opinion has read or has caused to be read that covenant or condition;

                  - a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in that certificate or opinion are based;

                  - a statement that, in the opinion of each signatory, that signatory has made any examination or investigation as is necessary to enable that signatory to express an informed opinion as to whether or not that covenant or condition has been complied with; and


                  - a statement as to whether, in the opinion of each signatory, that condition or covenant has been complied with.


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

         In addition, the issuer for each series of offered bonds will be required to file annually with the related bond trustee a written statement as to fulfillment of its obligations under the related indenture.

         LIST OF BONDHOLDERS. Three or more holders of bonds of any series which have each owned those bonds for at least six months may, by written application to the related bond trustee, request access to the list maintained by that trustee of all holders of the same series for the purpose of communicating with other bondholders of that series with respect to their rights under the related indenture. The related bond trustee will be required, with limited exception, to afford those applicants access to the most recent form of that list in the possession of the related bond trustee or, at the expense of those applicants, to mail copies of the particular communication to the other bondholders of the same series.


         MEETINGS OF BONDHOLDERS. Meetings of bondholders of any series or class may be called at any time and from time to time in connection with any of the following acts:

                  - to give any notice to the related issuer or the related bond trustee;

                  -        to give directions to the related bond trustee;

                  - to consent to the waiver of any issuer event of default under the related indenture;

                  - to remove the related bond trustee and appoint a successor bond trustee;

                  - to consent to the execution of supplemental indentures; or

                  - to take any other action authorized to be taken by or on behalf of those bondholders.


Those meetings may be called by the related bond trustee, the related issuer or the holders of bonds of the applicable series representing at least 10%, or any other percentage specified in the related prospectus supplement, of the related voting rights.


         FISCAL YEAR. The fiscal year of each issuer of a series of offered bonds ends on December 31.


         TRUSTEE'S ANNUAL REPORT. The bond trustee for each series of offered bonds will be required to mail each year to all bondholders of that series, a brief report relating to its eligibility and qualification to continue as the bond trustee under the related indenture, any amounts advanced by it under the related indenture which remain unpaid on the date of that report, the amount, interest rate and maturity date of any indebtedness owing by the related issuer, or any other obligor on the bonds of that series, to that bond trustee in its individual capacity, the property and funds physically held by that bond trustee in that capacity, any release or release and substitution of property subject to the lien of the related mortgage which has not been previously reported, any additional issuance of bonds of the same issuer not previously reported and any action taken by that bond trustee which materially affects the bonds of that series and which has not been previously reported.

         AGENTS OF THE ISSUER. The issuer for any series of offered bonds may contract with other persons or entities to assist it in performing its duties under the related indenture, including specified administrative and accounting matters relating to the bonds of that series. Any performance of those duties, other than execution of issuer orders, issuer requests and officer's certificates of the issuer, by a person or entity identified to the related bond trustee in an officer's certificate of the related issuer, will be deemed action taken by that issuer for all purposes under the applicable indenture.


         THE BOND TRUSTEE.

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


         GENERAL. The bond trustee for each series of offered bonds will be named in the related prospectus supplement. That bond trustee will be a bank, trust company, corporation or association qualified under the Trust Indenture Act of 1939, as amended. The bank, trust company, corporation or association that serves as bond trustee for any series of offered bonds may have typical banking relationships with us and our affiliates and with any related master servicer, special servicer or manager or its affiliates.

         MATTERS REGARDING THE BOND TRUSTEE. If no event of default on the part of the related issuer or any related master servicer, special servicer or manager has occurred and is continuing, the bond trustee for each series of offered bonds will be required to perform only those duties specifically required under the related indenture and the related servicing and administration agreement(s).


         As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the bond trustee for each series of offered bonds may be an expense of the related issuer, master servicer or other specified person or entity or may be payable out of collections on the related mortgage collateral.

         Unless otherwise specified in the related prospectus supplement, the bond trustee for each series of offered bonds will be entitled to indemnification, from assets in the related trust estate, for any loss, liability or expense incurred by that bond trustee in connection with its acceptance or administration of its trusts under the related indenture and the related servicing and administration agreement(s). However, that indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of that bond trustee in the performance of its obligations and duties under those documents.


         The rights of the bond trustee for any series of offered bonds to receive, out of the assets of the related trust estate, any compensation or reimbursement to which it is entitled under the related indenture or any related servicing and administration agreement, will be senior to the rights of the holders of those bonds to receive payments on those bonds.


         No bond trustee for a series of offered bonds will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related indenture or any related servicing and administration agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.


         The bond trustee for each series of offered bonds will be entitled to execute any of its trusts or powers under the related indenture or any related servicing and administration agreement, or to perform any of its duties under that indenture or related servicing and administration agreement, either directly or by or through agents or attorneys. However, that bond trustee will generally not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed by it with due care.


         RESIGNATION AND REMOVAL OF THE BOND TRUSTEE. The bond trustee for any series of offered bonds may resign at any time, in which event we or the related issuer will be obligated to appoint a successor bond trustee. We or the related issuer may also remove the bond trustee for a series of offered bonds if that bond trustee ceases to be eligible to continue in that capacity under the related indenture or if that bond trustee becomes insolvent. Upon becoming aware of those circumstances, we or the related issuer will be obligated to appoint a successor bond trustee. In addition, unless otherwise specified in the related prospectus supplement, the bond trustee for any series of offered bonds may also be removed at any time by the holders of bonds, including non-offered bonds, of that series representing more than 50% of the voting rights of that series. However, if that removal was without cause, the bondholders effecting the removal may be responsible for any costs and expenses incurred by the terminated bond trustee in connection with its removal. Any resignation or removal of the bond trustee for a series of offered bonds and the appointment of a successor bond trustee for that series will not become effective until acceptance of the appointment by that successor bond trustee.

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THE SERVICING AND ADMINISTRATION AGREEMENT(S)

         GENERAL. In general, with respect to each series of offered bonds, a servicing and administration agreement or other similar agreement or collection of agreements will govern the servicing and administration of the related mortgage collateral to the extent that those matters are not covered by the related indenture. The parties to the servicing and administration agreement(s) for any series of offered bonds will in all cases include the related issuer and the related bond trustee.

         If the mortgage collateral for a series of offered bonds includes mortgage loans, the parties to the related servicing and administration agreement(s) will also include--

                  - a master servicer that will generally be responsible for performing customary servicing duties with respect to those mortgage loans that are not defaulted, nonperforming or otherwise problematic in any material respect, and


                  - a special servicer that will generally be responsible for servicing and administering those mortgage loans that are defaulted, nonperforming or otherwise problematic in any material respect and real estate assets acquired with respect to defaulted mortgage loans.


The same person or entity, or affiliated entities, may act as both master servicer and special servicer for any series of offered bonds.

         If the mortgage collateral for a series of offered bonds includes mortgage-backed securities, the parties to the related servicing and administration agreement(s) may also include a manager that will be responsible for performing various administrative duties with respect to those mortgage-backed securities. If the related bond trustee assumes those duties, however, there will be no manager.

         In the related prospectus supplement, we will identify any master servicer, special servicer or manager for each series of offered bonds and will describe their respective duties in further detail. If we so specify in the related prospectus supplement, a party from whom we acquire mortgage assets or one of its affiliates may perform the functions of master servicer, special servicer or manager for the series of offered bonds secured by those mortgage assets. If we so specify in the related prospectus supplement, the same person or entity may act as both master servicer and special servicer for a series of offered bonds.

         COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS. In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the benefit of the related bondholders the mortgage loans securing any series of offered bonds. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related servicing and administration agreement(s), the mortgage loans themselves and any instrument of credit support included as part of the related trust estate. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

         As part of its servicing duties, each of the master servicer and the special servicer for a series of offered bonds will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services and, in general, will be obligated to follow the same collection procedures as it would follow for comparable mortgage loans held for its own account, provided that:


         - those procedures are consistent with the terms of the related servicing and administration agreement(s); and


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


         - they do not impair recovery under any instrument of credit support included as part of the related trust estate.


Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default charge in connection with collecting a late payment on any defaulted mortgage loan.

         The master servicer and/or the special servicer for a series of offered bonds, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including:

         - maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

         -        ensuring that the related properties are properly insured;

         -        attempting to collect delinquent payments;

         -        supervising foreclosures;

         -        negotiating modifications;

         - responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

         - protecting the interests of bondholders with respect to senior lienholders;

         - conducting inspections of the related real properties on a periodic or other basis;

         - collecting and evaluating financial statements for the related real properties;

         - managing or overseeing the management of real properties acquired as part of the related trust estate through foreclosure, deed-in-lieu of foreclosure or otherwise; and

         - maintaining servicing records relating to mortgage loans in the related trust estate.

         We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any series of offered bonds will be responsible for the servicing and administration of:


         - mortgage loans that are delinquent with respect to a specified number of scheduled payments;


         - mortgage loans as to which there is a material non-monetary default;


         -        mortgage loans as to which the related borrower has--

                  1. entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or


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


                  2. become the subject of a decree or order for such a proceeding which has remained in force undischarged or unstayed for a specified number of days; and


         - real properties acquired as part of the related trust estate with respect to defaulted mortgage loans.

The related servicing and administration agreement(s) may also may provide that if a default on a mortgage loan has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

         A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property.

         In general, with respect to each series of offered bonds, the related special servicer will be required to--

         - monitor any mortgage loan in the related trust estate that is in default,

         - evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property,

         - initiate corrective action in cooperation with the borrower if cure is likely,


         -        inspect the related real property, and

         -        take any other actions as it deems necessary and appropriate.

         A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time within which a special servicer can--


         -        make the initial determination of appropriate action,

         -        evaluate the success of corrective action,

         -        develop additional initiatives,

         -        institute foreclosure proceedings and actually foreclose, or

         -        accept a deed to a real property in lieu of foreclosure,

on behalf of the bondholders and issuer of the related series, may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on

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


the related real property for a considerable period of time. See "Legal Aspects of the Mortgage Loans--Bankruptcy Laws."

         A special servicer for any series of offered bonds may also perform limited duties with respect to mortgage loans in the related trust estate for which the related master servicer is primarily responsible, such as--


         -        performing property inspections, and

         -        collecting and evaluating financial statements.


         A master servicer for any series of offered bonds may perform limited duties with respect to any mortgage loan in the related trust estate for which the related special servicer is primarily responsible, such as--


         -        continuing to receive payments on the mortgage loan,


         -        making calculations with respect to the mortgage loan, and

         - making remittances and preparing reports to the related bond trustee and/or bondholders with respect to the mortgage loan. The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

         Unless we state otherwise in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.


         SUB-SERVICERS. A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers or sub-servicers. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated under the related servicing and administration agreement(s). Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related servicing and administration agreement(s). Any master servicer and special servicer for a series of offered bonds will each be required to monitor the performance of sub-servicers retained by it.


         Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for a series of offered bonds will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer's or special servicer's compensation under the related servicing and administration agreement(s) is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the master servicer or special servicer, as the case may be, that retained it, for some expenditures which it makes, generally to the same extent that the master servicer or special servicer, as the case may be, would be reimbursed under the related servicing and administration agreement(s).


         COLLECTION OF PAYMENTS ON MORTGAGE-BACKED SECURITIES. Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets securing any series of offered bonds, then--

         - that mortgage-backed security will be registered in the name of the related bond trustee or its designee;

         - the related trustee will receive payments on that mortgage-backed security; and

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


         - subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the related trust estate, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

         MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND THE ISSUER. Unless we specify otherwise in the related prospectus supplement, no master servicer, special servicer or manager for any series of offered bonds may resign from its obligations in that capacity, except upon--


         - the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related bond trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of bonds, including non-offered bonds, of that series, or

         - a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

         In general, no resignation will become effective until the related bond trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be.


         In no event will any issuer, master servicer, special servicer or manager for any series of offered bonds, or any of their respective directors, officers, employees or agents, be under any liability to the related trust estate or bondholders for any action taken, or not taken, in good faith under to the related servicing and administration agreement(s) or for errors in judgment. None of those persons or entities will be protected, however, against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the related servicing and administration agreement(s) or by reason of reckless disregard of those obligations and duties.

         Furthermore, the servicing and administration agreement(s) for each series of offered bonds will entitle the issuer, master servicer, special servicer and/or manager for that series, and their respective directors, officers, employees and agents, to indemnification out of the assets of the related trust estate for any loss, liability or expense incurred in connection with any legal action that relates to those bonds, any non-offered bonds of the same series, the servicing and administration agreement(s) for that series or the related trust estate. The indemnification will not extend, however, to any loss, liability or expense:

         - specifically required to be borne by the relevant party, without right of reimbursement, under the terms of the related servicing and administration agreement(s);

         - incurred in connection with any legal action against the relevant party resulting from any breach of a representation or warranty made in the related servicing and administration agreement(s); or


         - incurred in connection with any legal action against the relevant party resulting from any willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the related servicing and administration agreement(s).

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


         None of the issuer or any master servicer, special servicer or manager for a series of offered bonds will be under any obligation to appear in, prosecute or defend any legal action unless:

         - the action is related to the respective responsibilities of that party under the related servicing and administration agreement(s); and

         -        either--


                  1. that party is specifically required to bear the expense of the action, or


                  2. the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be reimbursed under the related servicing and administration agreement(s).

However, each of those parties may undertake any legal action that it may deem necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the related servicing and administration agreement(s) and the interests of the related bondholders under those agreements. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust estate and payable out of the assets of that trust estate.


         With limited exception, any person or entity--

         - into which the issuer or any master servicer, special servicer or manager for a series of offered bonds may be merged or consolidated, or

         - resulting from any merger or consolidation to which the issuer or any master servicer, special servicer or manager for a series of offered bonds is a party, or

         - succeeding to the business of the issuer or any master servicer, special servicer or manager for a series of offered bonds,

will be the successor of the issuer, master servicer, special servicer or manager, as the case may be, under the related servicing and administration agreement(s).

         The compensation arrangements with respect to any master servicer, special servicer or manager for any series of offered bonds will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the assets of the related trust estate.

         SERVICING AND ADMINISTRATION EVENTS OF DEFAULT. We will identify in related prospectus supplement the various events of default under the servicing and administration agreement(s) for each series of offered bonds for which any related master servicer, special servicer or manager may be terminated in that capacity.


         AMENDMENT. The servicing and administration agreement(s) for each series of offered bonds may be amended by the parties to those agreements, without the consent of any of the holders of those bonds, or of any non-offered bonds of the same series, for the following reasons:

                  1.       to cure any ambiguity;

                  2. to correct, modify or supplement any provision in those servicing and administration agreement(s) which may be inconsistent with any other provision in those agreements, or with the description of those agreements set forth in the related prospectus supplement;


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


                  3. to add any other provisions with respect to matters or questions arising under those servicing and administration agreement(s) that are not inconsistent with the existing provisions of those agreements;

                  4. to the extent applicable, to relax or eliminate any requirement under those servicing and administration agreement(s) imposed by the provisions of the Internal Revenue Code of 1986 relating to REMICs if the provisions of that Code are amended or clarified so as to allow for the relaxation or elimination of that requirement;

                  5. to comply with any requirements imposed by the Internal Revenue Code of 1986 or any final, temporary or, in some cases, proposed regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws, or to avoid a prohibited transaction or reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC or REIT created under the applicable Governing Documents; or

                  6. to otherwise modify or delete existing provisions of those servicing and administration agreement(s).

         However, no amendment of the servicing and administration agreement(s) for any series of offered bonds covered solely by clause 3 or 6 above, may adversely affect in any material respect the interests of any holders of offered or non-offered bonds of that series.

         In general, the servicing and administration agreement(s) for a series of offered bonds may also be amended by the parties to that document, with the consent of the holders of offered and non-offered bonds representing, in total, greater than 50%, or any other percentage specified in the related prospectus supplement, of all the related voting rights. However, no such amendment of the servicing and administration agreement(s) for a series of offered bonds may materially adversely affect the interests of the holders of any class of offered or non-offered bonds of that series without the consent of the holders of all bonds of that class.

                          DESCRIPTION OF CREDIT SUPPORT


GENERAL

         Credit support may be provided with respect to one or more classes of the offered bonds of any series or with respect to the related mortgage collateral. That credit support may be in the form of any of the following:

         - the subordination of one or more other classes of bonds of the same series;

         - the use of a letter of credit, a surety bond, an insurance policy, a guarantee or a credit derivative;

         -        the establishment of one or more reserve funds; or

         -        any combination of the foregoing.

         If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered bonds, as well as offered bonds, or for more than one series of bonds.

         If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered bonds. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered bonds of more than one class or series and total losses on the related mortgage collateral exceed the amount of that credit support, it is possible that the holders of offered bonds of other classes and/or series will be disproportionately benefited by that credit support to your detriment.


         If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following:

         -        the nature and amount of coverage under that credit support;
         - any conditions to payment not otherwise described in this prospectus;
         - any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and
         -        the material provisions relating to that credit support.


Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.


SUBORDINATE BONDS


         If and to the extent described in the related prospectus supplement, one or more classes of bonds of any series may be subordinate to one or more other classes of bonds of that series. If you purchase subordinate bonds, your right to receive payments out of collections and advances on the assets of the related trust estate on any payment date will be subordinated to the corresponding rights of the holders of the more senior classes of bonds. If and to the extent described in the related prospectus supplement, the subordination of a class of bonds may apply only in the event of specified types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate bonds in a particular series and the circumstances under which that subordination will be available.


INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS


                  The mortgage loans included as part of the mortgage collateral for any series of offered bonds may be covered for some default risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of those default risks and the extent of that coverage.

LETTER OF CREDIT

                  If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered bonds or some classes of those bonds will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. Under a letter of credit, the Letter of Credit Bank will be obligated to honor draws under the letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date they are pledged to secure a series of offered bonds or of the initial total principal balance of one or more classes of bonds of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered bonds will expire at the earlier of the date specified in the related prospectus supplement or the satisfaction and discharge of the related indenture.


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

INSURANCE POLICIES AND SURETY BONDS


         If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered bonds or on particular classes of those bonds will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered bonds of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.


CREDIT DERIVATIVE


         If and to the extent described in the related prospectus supplement , deficiencies in amounts otherwise payable on a series of offered bonds or on select classes of those bonds will be covered by credit derivatives, such as credit default swaps and total return swaps. A credit derivative is a financial instrument designed to offset losses and shortfalls derived from the credit risk of an underlying or reference asset or the credit risk of an underlying or reference credit. We will describe in the related prospectus supplement when and how payments are made under any of those instruments and the specific credit risk that is being covered.


RESERVE FUNDS


         If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered bonds or on select classes of those bonds will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered bonds may also be funded over time.

         Amounts on deposit in any reserve fund for a series of offered bonds will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each payment date for the related series of offered bonds, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.


CREDIT SUPPORT WITH RESPECT TO MBS


         If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each form of related credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

LEGAL ASPECTS OF THE MORTGAGE LOANS


         Most, if not all, of the mortgage loans that secure or underlie the security for a series of offered bonds will, in turn, be secured by multifamily and commercial properties in the United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United States, its territories and possessions.

         The following discussion contains general summaries of select legal aspects of the mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans securing or underlying the security for a series of offered bonds, is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Estates--Mortgage Loans."


         If a significant percentage of mortgage loans backing a series of offered bonds are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

GENERAL


         Each mortgage loan backing a series of offered bonds will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--


         -        the terms of the mortgage,

         - the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

         -        the knowledge of the parties to the mortgage, and

         - in general, the order of recordation of the mortgage in the appropriate public recording office.

However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

         There are two parties to a mortgage--

         - a mortgagor, who is the owner of the encumbered interest in the real property, and

         -        a mortgagee, who is the lender.

In general, the mortgagor is also the borrower.

         In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

         -        the trustor, who is the equivalent of a mortgagor,

         -        the trustee to whom the real property is conveyed, and

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         -        the beneficiary for whose benefit the conveyance is made, who is the lender.

Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.


         A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.


         Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

         The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by:

         -        the express provisions of the related instrument,

         -        the law of the state in which the real property is located,

         -        some federal laws, and

         - in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

         A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.


         In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in the mortgage collateral for a series of offered bonds even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

         In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower--


         -        without a hearing or the lender's consent, or

         - unless the lender's interest in the room rates is given adequate protection.

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For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.


PERSONALTY


         Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included as part of the mortgage collateral for a series of offered bonds even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.


FORECLOSURE

         GENERAL. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

         FORECLOSURE PROCEDURES VARY FROM STATE TO STATE. The two primary methods of foreclosing a mortgage are--

         -        judicial foreclosure, involving court proceedings, and


         - nonjudicial foreclosure under a power of sale granted in the mortgage instrument.


         Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

         A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

         JUDICIAL FORECLOSURE. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

         - all parties having a subordinate interest of record in the real property, and

         - all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

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         EQUITABLE AND OTHER LIMITATIONS ON ENFORCEABILITY OF SOME PROVISIONS.
United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on those principles, a court may:


         - alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

         - require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

         -        require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or


         - limit the right of the lender to foreclose in the case of a nonmonetary default, such as--

                  1. a failure to adequately maintain the mortgaged property, or


                  2. an impermissible further encumbrance of the mortgaged property.

         Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

         -        upheld the reasonableness of the notice provisions, or

         - found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

         In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.


         NONJUDICIAL FORECLOSURE/POWER OF SALE. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--


         - a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and

         - notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

         In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

         -        record a notice of default and notice of sale, and

         - send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

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In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

         PUBLIC SALE. A third party may be unwilling to purchase a mortgaged property at a public sale because of--

         - the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist, and

         - the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.


                  As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

         The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.


         RIGHTS OF REDEMPTION. The purposes of a foreclosure action are--

         -        to enable the lender to realize upon its security, and


         - to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.


         The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

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         The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

         ANTI-DEFICIENCY LEGISLATION. Some or all of the mortgage loans backing a series of bonds may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In some other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Finally, other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale.

         LEASEHOLD CONSIDERATIONS. Some or all of the mortgage loans backing a series of offered bonds may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:


         - requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,
         - permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and


         - contains other protective provisions typically required by prudent lenders to be included in a ground lease.

         Some mortgage loans backing a series of offered bonds, however, may be secured by ground leases which do not contain these provisions.

         COOPERATIVE SHARES. Some or all of the mortgage loans backing a series of bonds may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer


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of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.



         Under the laws applicable in many states, foreclosure on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.


BANKRUPTCY LAWS

         Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

         Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

         - reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

         - reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

         -        extend or shorten the term to maturity of the loan;

         - permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

         - permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

         Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of



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cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.


         A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

         -        past due rent,
         -        accelerated rent,
         -        damages, or
         - a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

                  In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

         - assume the lease and either retain it or assign it to a third party, or
         -        reject the lease.


         If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S. Bankruptcy Code also limits a lessor's damages for lease rejection to:


         - the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease, plus

         - unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

ENVIRONMENTAL CONSIDERATIONS


         GENERAL. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

         SUPERLIEN LAWS. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

         CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator"


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of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator," however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption."


         The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--


         - it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices, or

         - assumes day-to-day management of operational functions of a mortgaged property.

The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.


         OTHER FEDERAL AND STATE LAWS. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

         Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials and may provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.


         Recent federal legislation will require owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

         In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

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         Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

         Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

         ADDITIONAL CONSIDERATIONS. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related issuer and/or trust estate and occasion a loss to the related bondholders.

         If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

         In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS


         Some or all of the mortgage loans backing a series of offered bonds may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the a mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder.


JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

         The mortgage collateral for a series of offered bonds may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included as part of that mortgage collateral. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

         In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

         - FIRST, to the payment of court costs and fees in connection with the foreclosure;

         -        SECOND, to real estate taxes;

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         -        THIRD, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

         - LAST, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior mortgage loan.

SUBORDINATE FINANCING


         The terms of some mortgage loans backing a series of offered bonds may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:


         - the borrower may have difficulty servicing and repaying multiple loans;

         - if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

         - acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

         - if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

         - the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS


         Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. Some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.


APPLICABILITY OF USURY LAWS


         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to some types of residential, including multifamily, first mortgage loans originated by some lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.


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AMERICANS WITH DISABILITIES ACT


                  Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

                  Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.



                  Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of bonds of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the bonds. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.


FORFEITURES IN DRUG AND RICO PROCEEDINGS


                  Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.


                  A lender may avoid forfeiture of its interest in the property if it establishes that--

                  - its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or

                  - the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.


                         FEDERAL INCOME TAX CONSEQUENCES


GENERAL


                  This is a general discussion of the material federal income tax consequences of owning the offered bonds. This discussion is directed to bondholders that hold the offered bonds as capital assets within the meaning of
Section 1221 of the Internal Revenue Code of 1986. It does not discuss all federal income tax consequences that may be relevant to owners of offered bonds, particularly as to investors subject to special treatment under the Internal Revenue Code, including:


                  -        banks,
                  -        insurance companies, and
                  -        foreign investors.

                  Further, this discussion and any legal opinions referred to in this discussion are based on authorities that can change, or be differently interpreted, with possible retroactive effect. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

                  Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

                  - given with respect to events that have occurred at the time the advice is rendered, and

                  - is directly relevant to the determination of an entry on a tax return.

Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered bonds, investors should consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also state and local taxes. See "State and Other Tax Consequences."

                  The following discussion addresses securities of three general types:


                  - REMIC bonds that are or represent regular interests or residual interests in a real estate mortgage investment conduit, or REMIC, within the meaning of
                           Section 860D of the Code;

                  - FASIT bonds that are or represent regular interests in a financial asset securitization investment trust, or FASIT, within the meaning of Section 860L(a) of the Code; and

                  - bonds as to which no REMIC or FASIT election is made and that are characterized as indebtedness of, or a notional principal contract issued by, the related issuer for federal income tax purposes.

                  We will indicate in the prospectus supplement for each series of offered bonds whether the related bond trustee, another party to the related Governing Documents or an agent appointed by that trustee or other party will act as tax administrator for the related trust estate. If the related tax administrator is required to make a REMIC or FASIT election, we also will identify in the related prospectus supplement all regular interests, residual interests and/or ownership interests, as applicable, in the resulting REMIC or FASIT.


                  The following discussion is limited to bonds offered under this prospectus. In addition, this discussion applies only to the extent that the related trust estate consists only of mortgage loans. If a trust estate includes assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included as part of a trust estate to provide interest rate protection for the related offered bonds, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "Description of the Trust Estates--Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection."


                  The following discussion is based in part on the rules governing original issue discount in Sections 1271-1273 and 1275 of the Internal Revenue Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in Sections 860A-860G of the Internal Revenue Code and in the Treasury regulations issued under those sections. The regulations relating to original issue discount do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered bonds.


REMICS


                  GENERAL. With respect to each series of offered bonds as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Documents, and subject any other assumptions set forth in the opinion:


                  - the related trust estate, or the relevant designated portion of the trust estate, will qualify as a REMIC, and


                  -        those offered bonds will represent--


                           1.       regular interests in the REMIC, or

                           2.       residual interests in the REMIC.

                  Any and all offered bonds representing interests in a REMIC will be either

                  - REMIC regular bonds, representing regular interests in the REMIC, or



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


                  - REMIC residual bonds, representing residual interests in the REMIC.

                  If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Internal Revenue Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation. Therefore, the related bonds may not be given the tax treatment summarized below. Although the Internal Revenue Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust estate's income for the period in which the requirements for REMIC status are not satisfied. The Governing Documents with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Internal Revenue Code.


                  CHARACTERIZATION OF INVESTMENTS IN REMIC BONDS. Unless we state otherwise in the related prospectus supplement, the offered bonds that are REMIC bonds will be treated as--


                  - "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code in the hands of a real estate investment trust, and

                  - "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in the hands of a thrift institution,


in the same proportion that the assets of the related REMIC are so treated.


                  However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or some other prescribed purposes, the related offered bonds will not be treated as assets qualifying under Section 7701(a)(19)(C). If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered bonds will qualify for the corresponding status in their entirety for that calendar year.


                  In addition, offered bonds that are REMIC regular bonds will be:


                  - "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code in the hands of another REMIC; and

                  - "permitted assets" under Section 860L(c)(1)(G) for a FASIT.

                  Finally, interest, including original issue discount, on offered bonds that are REMIC regular bonds, and income allocated to offered bonds that are REMIC residual bonds, will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code if received by a real estate investment trust, to the extent that these bonds are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code.

                  The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the Internal Revenue Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to bondholders in the manner and at the times required by applicable Treasury regulations.

                  The assets of the REMIC will include, in addition to mortgage loans--



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


                  - collections on mortgage loans held pending payment on the related offered bonds, and

                  - any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.



                  It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Internal Revenue Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Internal Revenue Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of Section 856(c)(5)(B) of the Internal Revenue Code, relating to real estate investment trusts.

                  To the extent a REMIC bond is backed by a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate. Accordingly:

                  - a portion of that bond may not represent ownership of "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Internal Revenue Code;

                  - a portion of that bond may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue Code; and

                  - the interest on that bond may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

                  TIERED REMIC STRUCTURES. For some series of REMIC bonds, the related tax administrator may make two or more REMIC elections as to the related trust estate for federal income tax purposes. As to each of these series of REMIC bonds, our counsel will opine that each portion of the related trust estate as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as one REMIC solely for purposes of determining:

                  - whether the related REMIC bonds will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code,

                  - whether the related REMIC bonds will be "loans secured by an interest in real property" under
                           Section 7701(a)(19)(C) of the Internal Revenue Code, and

                  - whether the interest/income on the related REMIC bonds is interest described in Section 856(c)(3)(B) of the Internal Revenue Code.


                  TAXATION OF OWNERS OF REMIC REGULAR BONDS.


                  GENERAL. Except as otherwise stated in this discussion, the Internal Revenue Code treats REMIC regular bonds as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of REMIC regular bonds that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular bonds under the accrual method.

                  ORIGINAL ISSUE DISCOUNT. Some REMIC regular bonds may be issued with original issue discount within the meaning of Section 1273(a) of the Internal Revenue Code. Any holders of REMIC regular bonds issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with a constant yield method, prior to the receipt of the cash attributable to that income. The IRS has issued regulations under Sections 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular bonds. The Treasury Department has not issued regulations under that section. You should be aware, however, that Section 1272(a)(6) and the regulations under Sections 1271 to 1275 of the Internal Revenue Code do not adequately address some issues relevant to, or are not applicable to, prepayable securities such as the offered bonds. We recommend that you consult your own tax advisor concerning the tax treatment of your offered bonds.

                  The Internal Revenue Code requires, in computing the accrual of original issue discount on REMIC regular bonds, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued. The Committee Report indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular bond is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular bonds will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans backing any series of REMIC regular bonds will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.


                  The original issue discount, if any, on a REMIC regular bond will be the excess of its stated redemption price at maturity over its issue price.

                  The issue price of a particular class of REMIC regular bonds will be the first cash price at which a substantial amount of those bonds are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular bonds is sold for cash on or prior to the related date of initial issuance of those bonds, the issue price for that class will be the fair market value of that class on the date of initial issuance.


                  Under the Treasury regulations, the stated redemption price of a REMIC regular bond is equal to the total of all payments to be made on that bond other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at:


                  -        a single fixed rate,
                  -        a "qualified floating rate,"
                  -        an "objective rate,"
                  - a combination of a single fixed rate and one or more "qualified floating rates,"
                  - a combination of a single fixed rate and one "qualified inverse floating rate," or
                  - a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the REMIC regular bond.


                  In the case of REMIC regular bonds bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of original issue discount will vary according to the characteristics of those bonds. If the original issue discount rules apply to those bonds, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those bonds in preparing information returns to the bondholders and the IRS.


                  Some classes of REMIC regular bonds may provide that the first interest payment with respect to those bonds be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each payment date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular bond and accounted for as original issue discount. Because interest on REMIC regular bonds must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular bonds.


                  In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular bond will reflect that accrued interest. In those cases, information returns provided to the bondholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular bond. Therefore, the portion of the interest paid on the first payment date in excess of interest accrued from the date of initial issuance to the first payment date is included in the stated redemption price of the REMIC regular bond. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a bondholder.

                  Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular bond will be considered to be DE MINIMIS if it is less than 0.25% of the stated redemption price of the bond multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular bond is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the bond, by multiplying:

                  - the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption, by

                  -        a fraction--


                           1. the numerator of which is the amount of the payment, and

                           2. the denominator of which is the stated redemption price at maturity of the bond.

                  Under the Treasury regulations, original issue discount of only a DE MINIMIS amount, other than DE MINIMIS original issue discount attributable to a so-called teaser interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:


                  - the total amount of the DE MINIMIS original issue discount, and

                  -        a fraction--


                           1. the numerator of which is the amount of the principal payment, and




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


                           2. the denominator of which is the outstanding stated principal amount of the subject REMIC regular bond.


                  The Treasury regulations also would permit you to elect to accrue DE MINIMIS original issue discount into income currently based on a constant yield method. See "--REMICs--Taxation of Owners of REMIC Regular Bonds--Market Discount" below for a description of that election under the applicable Treasury regulations.


                  If original issue discount on a REMIC regular bond is in excess of a DE MINIMIS amount, the holder of the bond must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the bond, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular bond, the daily portions of original issue discount will be determined as described below in this "--Original Issue Discount" subsection.


                  As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a payment date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the immediately following payment date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:


                  -        the sum of--

                           1. the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular bond, if any, in future periods, presumably taking into account the prepayment assumption, and

                           2. the payments made on that bond during the accrual period of amounts included in the stated redemption price, over


                  - the adjusted issue price of the subject REMIC regular bond at the beginning of the accrual period.

The adjusted issue price of a REMIC regular bond is:

                  -        the issue price of the bond, increased by


                  - the total amount of original issue discount previously accrued on the bond, reduced by


                  - the amount of all prior payments of amounts included in its stated redemption price.


The present value of the remaining payments referred to in item 1. of the second preceding sentence, will be calculated:


                  - assuming that payments on the REMIC regular bond will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

                  - using a discount rate equal to the original yield to maturity of the bond, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

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

                  - taking into account events, including actual prepayments, that have occurred before the close of the accrual period.


                  The original issue discount accruing during any accrual period, computed as described above in this "--Original Issue Discount" subsection, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

                  A subsequent purchaser of a REMIC regular bond that purchases the bond at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the bond. However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the total original issue discount remaining to be accrued on the bond. The adjusted issue price of a REMIC regular bond, as of any date of determination, equals the sum of:

                  - the adjusted issue price or, in the case of the first accrual period, the issue price, of the bond at the beginning of the accrual period which includes that date of determination, and

                  - the daily portions of original issue discount for all days during that accrual period prior to that date of determination.

                  If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular bond held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset it against future positive original issue discount, if any, attributable to the bond. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the bond exceeds the maximum amount of payments that you could ever receive with respect to the bond. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to bonds that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See "Risk Factors--The Investment Performance of Your Offered Bonds Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans."


                  The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular bonds should consult their tax advisors concerning the tax treatment of these bonds in this regard.

                  MARKET DISCOUNT. You will be considered to have purchased a REMIC regular bond at a market discount if--

                  - in the case of a bond issued without original issue discount, you purchased the bond at a price less than its remaining stated principal amount, or

                  - in the case of a bond issued with original issue discount, you purchased the bond at a price less than its adjusted issue price.

                  If you purchase a REMIC regular bond with more than a DE MINIMIS amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under Section 1276 of the Internal Revenue Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.


                  The Treasury regulations also permit you to elect to accrue all interest and discount, including DE MINIMIS market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular bond with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a bond acquired at a premium would be deemed to be an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--REMICs--Taxation of Owners of REMIC Regular Bonds--Premium" below.


                  Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a bond on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

                  However, market discount with respect to a REMIC regular bond will be considered to be DE MINIMIS for purposes of Section 1276 of the Internal Revenue Code if the market discount is less than 0.25% of the remaining stated redemption price of the bond multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as DE MINIMIS under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a DE MINIMIS amount. See "--REMICs--Taxation of Owners of REMIC Regular Bonds--Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

                  Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the relevant rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular bond held by you, at your option:


                  -        on the basis of a constant yield method,

                  - in the case of a bond issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the bond as of the beginning of the accrual period, or

                  - in the case of a bond issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the bond at the beginning of the accrual period.

                  The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.



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

                  To the extent that REMIC regular bonds provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular bond generally will be required to treat a portion of any gain on the sale or exchange of the bond as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.


                  Further, Section 1277 of the Internal Revenue Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular bond purchased with market discount. For these purposes, the DE MINIMIS rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

                  PREMIUM. A REMIC regular bond purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Internal Revenue Code to amortize the premium under the constant yield method over the life of the bond. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular bonds.

                  The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC Regular Bonds--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular bonds without regard to whether those bonds have original issue discount, will also apply in amortizing bond premium under Section 171 of the Internal Revenue Code.


                  Whether you will be treated as holding a REMIC regular bond with amortizable bond premium will depend on--


                  -        the purchase price paid for your offered bond, and

                  - the payments remaining to be made on your offered bond at the time of its acquisition by you.


If you acquire an interest in any class of REMIC regular bonds issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.


                  REALIZED LOSSES. Under Section 166 of the Internal Revenue Code, if you are either a corporate holder of a REMIC regular bond and or a noncorporate holder of a REMIC regular bond that acquires the bond in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your offered bond becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular bond in connection with a trade or business, it appears that--

                  -        you will not be entitled to deduct a loss under
                           Section 166 of the Internal Revenue Code until your offered bond becomes wholly worthless, which is when its principal balance has been reduced to zero, and


                  - the loss will be characterized as a short-term capital loss.


                  You will also have to accrue interest and original issue discount with respect to your REMIC regular bond, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any of those amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.


                  TAXATION OF OWNERS OF REMIC RESIDUAL BONDS.


                  GENERAL. Although a REMIC is a separate entity for federal income tax purposes, the Internal Revenue Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and the other transactions described under "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Rather, a holder of REMIC residual bonds must generally take in income the taxable income or net loss of the related REMIC. Accordingly, the Internal Revenue Code treats the REMIC residual bonds much differently than it would if they were direct ownership interests in the related mortgage loans or as debt instruments issued by the related REMIC.

                  Holders of REMIC residual bonds generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those bonds. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the REMIC residual bonds in proportion to their respective ownership interests on that day. Any amount included in the bondholders' gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--REMICs--Taxation of Owners of REMIC Residual Bonds--Taxable Income of the REMIC." Holders of REMIC residual bonds must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC's termination. Income derived from REMIC residual bonds will be "portfolio income" for purposes of the limitations under Section 469 of the Internal Revenue Code on the deductibility of "passive losses."

                  A holder of a REMIC residual bond that purchased the bond from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual bond. These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual bond. These modifications would occur when a holder purchases the REMIC residual bond from a prior holder at a price other than the adjusted basis that the REMIC residual bond would have had in the hands of an original holder of that bond. The Treasury regulations, however, do not provide for these modifications.

                  Any payments that you receive from the seller of a REMIC residual bond in connection with the acquisition of that bond will be income to you. Although it is possible that these payments would be includible in income immediately upon receipt, the IRS might assert that you should include these payments in income over time



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

according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, we recommend that you consult your tax advisor concerning the treatment of these payments for income tax purposes.


                  Tax liability with respect to the amount of income that holders of REMIC residual bonds will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period. Consequently, you should have--

                  - other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual bonds, or


                  - unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to:


                  -        excess inclusions,
                  -        residual interests without significant value, and
                  -        noneconomic residual interests.

The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your REMIC residual bonds until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Internal Revenue Code, tax rates or character of the income or loss. Therefore, REMIC residual bonds will ordinarily have a negative value at the time of issuance. See "Risk Factors--`Residual Interests' in a `Real Estate Mortgage Investment Conduit' Have Adverse Tax Consequences."


                  TAXABLE INCOME OF THE REMIC. The taxable income of a REMIC will equal:

                  - the income from the mortgage loans and other assets of the REMIC; plus


                  - any cancellation of indebtedness income due to the allocation of realized losses to those REMIC bonds constituting regular interests in the REMIC; less

                  -        the following items--

                           1. the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC bonds constituting regular interests in the REMIC, whether offered or not,
                           2. amortization of any premium on the mortgage loans held by the REMIC,
                           3. bad debt losses with respect to the mortgage loans held by the REMIC, and
                           4. except as described below in this "--Taxable Income of the REMIC" subsection, servicing, administrative and other expenses.

                  For purposes of determining its taxable income, a REMIC will have an initial total basis in its assets equal to the sum of the issue prices of all REMIC bonds, or in the case of REMIC bonds not sold initially, their fair market values. The total basis will be allocated among the mortgage loans and the



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

other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC bonds offered hereby will be determined in the manner described above under "--REMICs--Taxation of Owners of REMIC Regular Bonds--Original Issue Discount." The issue price of a REMIC bond received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC bonds are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.


                  Subject to possible application of the DE MINIMIS rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular bonds. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of Owners of REMIC Regular Bonds" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.


                  A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular bonds. A REMIC probably will elect under Section 171 of the Internal Revenue Code to amortize any premium on the mortgage loans that it holds. Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

                  A REMIC will be allowed deductions for interest, including original issue discount, on all of the bonds that constitute regular interests in the REMIC, whether or not offered hereby, as if those bonds were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--REMICs--Taxation of Owners of REMIC Regular Bonds--Original Issue Discount." However, tHE DE MINImis rule, described in that section will not apply in determining deductions.


                  If a class of REMIC regular bonds is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those bonds will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--REMICs--Taxation of Owners of REMIC Regular Bonds--Original Issue Discount."


                  As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Internal Revenue Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other noninterest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related REMIC bonds, subject to the limitation of Section 67 of the Internal Revenue Code. See "--REMICs--Taxation of Owners of REMIC Residual Bonds--Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.




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

                  BASIS RULES, NET LOSSES AND PAYMENTS. The adjusted basis of a REMIC residual bond will be equal to:


                  -        the amount paid for that REMIC residual bond,

                  - increased by, amounts included in the income of the holder of that REMIC residual bond, and

                  - decreased, but not below zero, by payments made, and by net losses allocated, to the holder of that REMIC residual bond.


                  A holder of a REMIC residual bond is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual bond.

                  Any payment on a REMIC residual bond will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual bond. To the extent a payment on a REMIC residual bond exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual bond.

                  A holder's basis in a REMIC residual bond will initially equal the amount paid for the bond and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a REMIC residual bond is less than the payments to that holder, and increases in the initial basis either occur after these payments or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these payments. This gain will be treated as gain from the sale of its REMIC residual bond.

                  The effect of these rules is that a holder of a REMIC residual bond may not amortize its basis in a REMIC residual bond, but may only recover its basis:

                  -        through payments,
                  - through the deduction of any net losses of the REMIC, or
                  -        upon the sale of its REMIC residual bond.

See "--REMICs--Sales of REMIC Bonds" below.

                  For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual bond other than an original holder, see "--REMICs--Taxation of Owners of REMIC Residual Bonds--General" above. These adjustments could require a holder of a REMIC residual bond to account for any difference between the cost of the bond to the holder and the adjusted basis of the bond would have been in the hands of an original holder.


                  EXCESS INCLUSIONS. Any excess inclusions with respect to a REMIC residual bond will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual bond for any calendar quarter will be the excess, if any, of:

                  - the daily portions of REMIC taxable income allocable to that bond, over




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


                  - the sum of the daily accruals for each day during the quarter that the bond was held by that holder.

                  The daily accruals of a holder of a REMIC residual bond will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual bond at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual bond as of the beginning of any calendar quarter will be equal to:

                  -        the issue price of the bond, increased by

                  - the sum of the daily accruals for all prior quarters, and decreased, but not below zero, by

                  - any payments made with respect to the bond before the beginning of that quarter.

                  The issue price of a REMIC residual bond is the initial offering price to the public at which a substantial amount of the REMIC residual bonds were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

                  Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual bond as excess inclusions if the REMIC residual interest evidenced by that bond is considered not to have significant value.


                  For holders of REMIC residual bonds, excess inclusions:

                  - will not be permitted to be offset by deductions, losses or loss carryovers from other activities,


                  - will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and


                  - will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual bonds that are foreign investors. See, however, "--REMICs--Foreign Investors in REMIC Bonds" below.

                  Furthermore, for purposes of the alternative minimum tax:

                  - excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

                  - alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.


                  In the case of any REMIC residual bonds held by a real estate investment trust, or REIT, the total excess inclusions with respect to these REMIC residual bonds will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual bond as if held directly by the shareholder. The total excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of Section 857(b)(2) of the Internal Revenue Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to:


                  -        regulated investment companies,
                  -        common trusts, and


                  -        some cooperatives.


The Treasury regulations, however, currently do not address this subject.


                  NONECONOMIC REMIC RESIDUAL BONDS. Under the Treasury regulations, transfers of noneconomic REMIC residual bonds will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC residual bond. The Treasury regulations provide that a REMIC residual bond is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing Documents:


                  - the present value of the expected future payments on the REMIC residual bond equals at least the present value of the expected tax on the anticipated excess inclusions, and

                  - the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual bond at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.


The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual bond. This rate is computed and published monthly by the IRS.

                  Accordingly, all transfers of REMIC residual bonds that may constitute noneconomic residual interests will be subject to some restrictions under the terms of the related Governing Documents that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit:


                  - from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,


                  - from the prospective transferee, providing limited representations as to its financial condition, and


                  - from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.

                  The Treasury recently issued proposed regulations that would revise this safe harbor. The proposed regulations would make the safe harbor unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest did not exceed the sum of:

                  - the present value of any consideration given to the transferee to acquire the interest,

                  - the present value of the expected future distributions on the interest, and

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

                  - the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.


Present values would be computed using a discount rate equal to an applicable Federal rate, except that if a transferee could demonstrate that it borrowed regularly in the course of its trade or business substantial funds at a lower rate from unrelated third parties, that lower rate could be used as the discount rate.


                  It is not clear when those regulations would be effective. Although the text of the proposed regulations states that they would be effective on February 4, 2000, the preamble to the proposed regulations says that these regulations will apply to transfers of REMIC residual interests made after the date the final regulations are published in the Federal Register. The Treasury Department is anticipated to issue clarification with regard to these conflicting statements regarding the effective date of the proposed regulations shortly.


                  Prior to purchasing a REMIC residual bond, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual bond to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor with respect to that purported transfer.

                  We will disclose in the related prospectus supplement whether the offered REMIC residual bonds may be considered noneconomic residual interests under the Treasury regulations. However, we will base any disclosure that a REMIC residual bond will not be considered noneconomic upon various assumptions. Further, we will make no representation that a REMIC residual bond will not be considered noneconomic for purposes of the above-described rules.

                  See "--REMICs--Foreign Investors in REMIC Bonds" below for additional restrictions applicable to transfers of REMIC residual bonds to foreign persons.

                  MARK-TO-MARKET RULES. Regulations under Section 475 of the Internal Revenue Code require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. These regulations provide that for purposes of this mark-to-market requirement, a REMIC residual bond is not treated as a security for purposes of Section 475 of the Internal Revenue Code. Thus, a REMIC residual bond is not subject to the mark-to-market rules. We recommend that prospective purchasers of a REMIC residual bond consult their tax advisors regarding these new regulations.

                  FOREIGNERS MAY NOT HOLD REMIC RESIDUAL BONDS. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual bonds to investors that are foreign persons under the Internal Revenue Code will be prohibited under the related Governing Documents. If transfers of REMIC residual bonds to investors that are foreign persons are permitted under the related Governing Documents, we will describe in the related prospectus supplement additional restrictions applicable to transfers of some REMIC residual bonds to these persons.


                  PASS-THROUGH OF MISCELLANEOUS ITEMIZED DEDUCTIONS. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual bonds. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular bonds. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual bonds in their entirety and not to the holders of the related REMIC regular bonds.

                  If the holder of a REMIC bond receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is:



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

                  -        an individual,
                  -        an estate or trust, or


                  - a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,


                  then--

                  - an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder, and


                  - the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Internal Revenue Code, which permits the deduction of these fees and expenses only to the extent they exceed, in total, 2% of a taxpayer's adjusted gross income.

                  In addition, Section 68 of the Internal Revenue Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of:


                  - 3% of the excess of the individual's adjusted gross income over the specified amount, or

                  - 80% of the amount of itemized deductions otherwise allowable for the taxable year.

                  Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC bond that is--

                  -        an individual,
                  -        an estate or trust, or


                  - a "Pass-Through Entity" beneficially owned by one or more individuals, estates or trusts,


no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.


                  The amount of additional taxable income reportable by holders of REMIC bonds that are subject to the limitations of either Section 67 or
Section 68 of the Internal Revenue Code, or to the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.


                  Accordingly, REMIC bonds to which these expenses are allocated will generally not be appropriate investments for:

                  -        an individual,
                  -        an estate or trust, or


                  - a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts.

                  We recommend that those prospective investors consult with their tax advisors prior to making an investment in a REMIC bond to which these expenses are allocated.


                  SALES OF REMIC BONDS. If a REMIC bond is sold, the selling bondholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC bond. The adjusted basis of a REMIC regular bond generally will equal:

                  -        the cost of the bond to that bondholder, increased by

                  - income reported by that bondholder with respect to the bond, including original issue discount and market discount income, and reduced, but not below zero, by

                  - payments on the bond received by that bondholder and by that amortized premium.


                  The adjusted basis of a REMIC residual bond will be determined as described above under "--REMICs--Taxation of Owners of REMIC Residual Bonds--Basis Rules, Net Losses and Distributions." Except as described below in this "--Sale of REMIC Bonds" subsection, any gain or loss from your sale of a REMIC bond will be capital gain or loss, provided that you hold the bond as a capital asset within the meaning of Section 1221 of the Internal Revenue Code, which is generally property held for investment.

                  In addition to the recognition of gain or loss on actual sales, the Internal Revenue Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--


                  -        entitle the holder to a specified principal amount,
                  -        pay interest at a fixed or variable rate, and
                  - are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most REMIC regular bonds meet this exception, Section 1259 will not apply to most REMIC regular bonds. However, REMIC regular bonds that have no, or a disproportionately small, amount of principal can be the subject of a constructive sale.

                  Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.


                  As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.


                  Gain from the sale of a REMIC regular bond that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of:


                  - the amount that would have been includible in the seller's income with respect to that REMIC regular bond assuming that income had accrued on the bond at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the bond, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the bond based on the application of the prepayment assumption to the bond, over


                  - the amount of ordinary income actually includible in the seller's income prior to that sale.

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

                  In addition, gain recognized on the sale of a REMIC regular bond by a seller who purchased the bond at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the bond was held by the seller, reduced by any market discount included in income under the rules described above under "--REMICs--Taxation of Owners of REMIC Regular Bonds--Market Discount" and "--Premium."


                  REMIC bonds will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC bond by a bank or thrift institution to which that section of the Internal Revenue Code applies will be ordinary income or loss.

                  A portion of any gain from the sale of a REMIC regular bond that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the bond as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

                  Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual bond will be subject to the "wash sale" rules of Section 1091 of the Internal Revenue Code, if during the period beginning six months before, and ending six months after, the date of that sale the seller of that bond:


                  -        reacquires that same REMIC residual bond,
                  -        acquires any other residual interest in a REMIC, or


                  - acquires any similar interest in a taxable mortgage pool, as is defined in Section 7701(i) of the Internal Revenue Code.


In that event, any loss realized by the holder of a REMIC residual bond on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.


                  PROHIBITED TRANSACTIONS TAX AND OTHER TAXES. The Internal Revenue Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions, a prohibited transaction includes:


                  -        the disposition of a non-defaulted mortgage loan,

                  - the receipt of income from a source other than a mortgage loan or other permitted investments,

                  -        the receipt of compensation for services, or
                  - the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC bonds.

It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.


                  In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the




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

contributed property. The related Governing Documents will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.


                  REMICs also are subject to federal income tax at the highest corporate rate on Net Income From Foreclosure Property, determined by reference to the rules applicable to REITs. The related Governing Documents may permit the special servicer to conduct activities with respect to a mortgaged property acquired as part of a trust estate in a manner that causes the trust estate to incur this tax if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to bondholders. However, under no circumstance may the special servicer allow the acquired mortgaged property to cease to be a "permitted investment" under Section 860G(a)(5) of the Internal Revenue Code.


                  Unless we otherwise disclose in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.


                  Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, specified contributions or Net Income From Foreclosure Property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related bond trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--


                  -        the person has sufficient assets to do so, and

                  - the tax arises out of a breach of that person's obligations under the related Governing Documents.

Any tax not borne by one of these persons would be charged against the related trust estate resulting in a reduction in amounts payable to holders of the related REMIC bonds.


                  TAX AND RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL BONDS TO PARTICULAR ORGANIZATIONS. If a REMIC residual bond is transferred to a Disqualified Organization, a tax will be imposed in an amount equal to the product of:

                  - the present value of the total anticipated excess inclusions with respect to the REMIC residual bond for periods after the transfer, and

                  - the highest marginal federal income tax rate applicable to corporations.

The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual bond.


                  The anticipated excess inclusions must be determined as of the date that the REMIC residual bond is transferred and must be based on:

                  - events that have occurred up to the time of the transfer,

                  -        the prepayment assumption, and

                  - any required or permitted clean up calls or required liquidation provided for in the related Governing Documents.

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


                  The tax on transfers to Disqualified Organizations generally would be imposed on the transferor of the REMIC residual bond, except when the transfer is through an agent for a Disqualified Organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual bond would in no event be liable for the tax with respect to a transfer if:

                  - the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization, and


                  - as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.


                  In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual bond, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

                  - the amount of excess inclusions on the bond that are allocable to the interest in the Pass-Through Entity held by the Disqualified Organization, and


                  - the highest marginal federal income tax rate imposed on corporations.


                  A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in that Pass-Through Entity furnishes to that Pass-Through Entity:


                  - the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder, or


                  - a statement under penalties of perjury that the record holder is not a Disqualified Organization.

                  For taxable years beginning on or after January 1, 1998, if an Electing Large Partnership holds a REMIC residual bond, all interests in the Electing Large Partnership are treated as held by Disqualified Organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on Electing Large Partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

                  In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, with respect to that interest, be treated as a Pass-Through Entity.


                  Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:


                  - the residual interests in the entity are not held by Disqualified Organizations, and

                  - the information necessary for the application of the tax described in this prospectus will be made available.

                  We will include in the related Governing Documents restrictions on the transfer of REMIC residual bonds and some other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual bond.

                  The Clinton Administration recently proposed in its budget specified amendments to the REMIC provisions designed to ensure that income taxes imposed on the holder of a REMIC residual interest are paid when due. Those provisions would impose secondary liability on the REMIC itself for any tax required to be paid with respect to the income allocated to a REMIC residual interest if the holder does not pay its taxes on that income when they are due. If adopted, the amendments would be effective for REMICs created after the date of enactment. It is not possible to predict whether the legislation will be adopted or, if so, in what form.

                  TERMINATION. A REMIC will terminate immediately after the payment date following receipt by the REMIC of the final payment with respect to the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular bond will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual bond, if the last payment on that bond is less than the REMIC residual bondholder's adjusted basis in the bond, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

                  REPORTING AND OTHER ADMINISTRATIVE MATTERS. Solely for purposes of the administrative provisions of the Internal Revenue Code, a REMIC will be treated as a partnership and holders of the related REMIC residual bonds will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the "tax matters person" with respect to the REMIC in all respects. The related tax administrator may hold at least a nominal amount of REMIC residual bonds.

                  As, or as agent for, the tax matters person, the related tax administrator, subject to applicable notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual bonds in connection with the administrative and judicial review of the REMIC's--


                  -        income,

                  -        deductions

                  -        gains,

                  -        losses, and

                  -        classification as a REMIC.

                  Holders of REMIC residual bonds generally will be required to report these REMIC items consistently with their treatment on the related REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.


                  No REMIC will be registered as a tax shelter under Section 6111 of the Internal Revenue Code. Any person that holds a REMIC residual bond as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.


                  Reporting of interest income, including any original issue discount, with respect to REMIC regular bonds is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular bonds and the IRS. Holders of REMIC regular bonds that are--

                  -        corporations,

                  -        trusts,

                  -        securities dealers, and


                  -        some other non-individuals,


will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of:

                  - 30 days after the end of the quarter for which the information was requested, or

                  -        two weeks after the receipt of the request.

                  The REMIC must also comply with rules requiring a REMIC regular bond issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring that information to be reported to the IRS. Reporting with respect to REMIC residual bonds, including--

                  -        income,

                  -        excess inclusions,

                  -        investment expenses, and

                  - relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

                  As applicable, the REMIC regular bond information reports will include a statement of the adjusted issue price of the REMIC regular bond at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of Owners of REMIC Regular Bonds--Market Discount."

                  Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator.


                  BACKUP WITHHOLDING WITH RESPECT TO REMIC BONDS. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC bonds, may be subject to the backup withholding tax under Section 3406 of the Internal Revenue Code at a rate of 31% if recipients of these payments:

                  - fail to furnish to the payor information regarding, among other things, their taxpayer identification numbers, or


                  - otherwise fail to establish an exemption from this tax.


                  Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, some penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.


                  FOREIGN INVESTORS IN REMIC BONDS. Unless we otherwise disclose in the related prospectus supplement, a holder of a REMIC regular bond that is--

                  -        a foreign person, and

                  - not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that bond,


will normally not be subject to United States federal income or withholding tax with respect to a payment on a REMIC regular bond. To avoid withholding or tax, that holder must comply with applicable identification requirements. These requirements include delivery of a statement, signed by the bondholder under penalties of perjury, certifying that the bondholder is a foreign person and providing the name and address of the bondholder.

                  On October 6, 1997, the Treasury Department issued new regulations that modify the withholding, backup withholding and information reporting rules described above. These regulations, as modified by Treasury Decision 8856, will generally be effective for investments made after December 31, 2000, subject to applicable transition rules. Prospective investors are urged to consult their own tax advisors regarding these regulations.

For these purposes, a foreign person is anyone other than a U.S. Person.

                  It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular bond held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual bonds. If the holder does not qualify for exemption, payments of interest, including payments with respect to accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

                  It is possible, under regulations promulgated under Section 881 of the Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--


                  - owns 10% or more of one or more underlying mortgagors, or

                  - if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

                  Further, it appears that a REMIC regular bond would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that bondholders who are nonresident alien individuals consult their tax advisors concerning this question.

                  Unless we otherwise state in the related prospectus supplement, the related Governing Documents will prohibit transfers of REMIC residual bonds to investors that are:

                  -        foreign persons, or


                  - United States persons, if classified as a partnership under the Internal Revenue Code, unless all of their beneficial owners are United States persons.


FASITS


                  GENERAL. An election may be made to treat the trust estate for a series of offered bonds or specified assets of that trust, as a financial asset securitization investment trust, or FASIT, within the meaning of Section 860L(a) of the Code. The election would be noted in the applicable prospectus supplement. If a FASIT election is made, the offered bonds will be designated as classes of regular interests in the FASIT. With respect to each series of offered bonds as to which the related tax administrator makes a FASIT election and assuming, among other things:

                  -        the making of an appropriate election, and

                  -        compliance with the related Governing Document

our counsel will deliver its opinion generally to the effect that:

                  -        the relevant assets will qualify as a FASIT, and

                  - the FASIT bonds will represent "regular interests" in that FASIT.


                  On February 4, 2000, the Treasury Department issued proposed regulations relating to FASITs. References to the "FASIT proposed regulations" in this discussion refer to those proposed regulations. The proposed regulations have not been adopted as final and, in general, are not proposed to be effective as of the date of this prospectus. They nevertheless are indicative of the rules the Treasury Department currently views as appropriate with regard to the FASIT provisions.


                  CHARACTERIZATION OF INVESTMENTS IN FASIT BONDS. FASIT bonds held by a real estate investment trust will constitute "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code and interest on the FASIT bonds will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code in the same proportion, for both purposes, that the assets and income of the FASIT would be so treated. FASIT bonds held by a domestic building and loan association will be treated as "regular interest[s] in a FASIT" under section 7701(a)(19)(C)(xi) of the Internal Revenue Code, but only in the proportion that the FASIT holds "loans secured by an interest in real property which is . . . residential real property" within the meaning of section 7701(a)(19)(C)(v) of the Internal Revenue Code. For this purpose, mortgage loans secured by multifamily residential housing should qualify. It is also likely that mortgage loans secured by health care related facilities would qualify as "loans secured by an interest in . . . health institutions or facilities, including structures designed or used primarily for residential purposes for . . . persons under care" within the meaning of Section 7701(a)(19)(C)(vii) of the Internal Revenue Code. If at all times 95% or more of the assets of the FASIT or the income on those assets qualify for the foregoing treatments, the FASIT bonds will qualify for the corresponding status in their entirety. Mortgage loans which have been defeased with Treasury obligations and the income from those loans will not qualify for the foregoing treatments. Accordingly, the FASIT bonds may not be a suitable investment for you if you require a specific amount or percentage of assets or income meeting the foregoing treatments. For purposes of Section 856(c)(4)(A) of the Internal Revenue Code, payments of principal and interest on a mortgage loan that are reinvested pending distribution to holders of FASIT bonds should qualify for that treatment. FASIT bonds held by a regulated investment company will not constitute "government securities" within the meaning of Section 851(b)(4)(A)(i) of the Internal Revenue Code. FASIT bonds held by specified financial institutions will constitute an "evidence of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code.


                  QUALIFICATION AS A FASIT.


                  GENERAL. In order to qualify as a FASIT, the trust estate for a series of offered bonds or specified assets of that trust must comply with the requirements set forth in the Internal Revenue Code on an ongoing basis. The FASIT must fulfill an asset test, which requires that substantially all of the assets of the FASIT, as of, and at all times following, the close of the third calendar month beginning after the FASIT's startup day, which for purposes of this discussion is the date of the initial issuance of the FASIT regular bonds, and at all times thereafter, be permitted assets for a FASIT.

                  Permitted assets for a FASIT include-

                  -        cash or cash equivalents,


                  - specified types of debt instruments, other than debt instruments issued by the owner of the FASIT or a related party, and contracts to acquire those debt instruments,

                  -        hedges and contracts to acquire the same,



                  -        foreclosure property, and

                  -        regular interests in another FASIT or in a REMIC.


                  As discussed below in this "- Qualification as a FASIT" subsection, specified restrictions apply to each type of permitted asset, as discussed below.

                  Under the FASIT proposed regulations, the "substantially all" requirement would be met if at all times the total adjusted basis of the permitted assets is more than 99 percent of the total adjusted basis of all the assets held by the FASIT, including assets deemed to be held by the FASIT under
Section 860I(b)(2) of the Internal Revenue Code because they support a regular interest in the FASIT.

                  The FASIT provisions also require the FASIT ownership interest to be held only by fully taxable domestic corporations and do not recognize transfers of high-yield regular interests to taxpayers other than fully taxable domestic corporations or other FASITs. The related Governing Documents will provide that no legal or beneficial interest in the ownership interest or in any class or classes of bonds that we determine to be a high-yield regular interests may be transferred or registered unless all applicable conditions, designed to prevent violation of this requirement, are met.

                  PERMITTED ASSETS. The proposed regulations enumerate the types of debt that qualify as permitted assets for a FASIT. The FASIT provisions provide that permitted debt instruments must bear interest, if any, at a fixed or qualified variable rate. Under the FASIT proposed regulations, the definition of debt permitted to be held by a FASIT would include-


                  -        REMIC regular interests,

                  -        regular interests of other FASITs,

                  -        inflation indexed debt instruments,

                  -        credit card receivables, and


                  -        some stripped bonds and coupons.

                  However, under the FASIT proposed regulations, equity linked debt instruments and defaulted debt instruments would not be permitted assets for a FASIT. In addition, a FASIT may not hold--

                  -        debt of the owner of the FASIT ownership interest,

                  - debt guaranteed by the owner of the FASIT ownership interest in circumstances such that the owner is in substance the primary obligor on the debt instrument, or

                  - debt issued by third-parties that is linked to the performance or payments of debt instruments issued by the owner or a related person.

Finally, debt that is traded on an established securities market and subject to a foreign withholding tax is not a permitted asset for a FASIT.

                  Permitted hedges include interest rate or foreign currency notional principal contracts, letters of credit, insurance, guarantees of payment default and similar instruments. These hedges must be reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on interests issued by the FASIT. The FASIT proposed regulations do not include a list of specified permitted hedges or guarantees, but rather focus on the intended function of a hedge and permit the contract to offset the following risk factors:


                  -        fluctuations in market interest rates;

                  -        fluctuations in currency exchange rates;

                  - the credit quality of, or default on, the FASIT's assets or debt instruments underlying the FASIT's assets; and

                  - the receipt of payments on the FASIT's assets earlier or later than originally anticipated.


                  The FASIT proposed regulations prohibit a hedge or guarantee from referencing assets other than permitted assets, indices, economic indicators or financial averages that are not both widely disseminated and designed to correlate closely with the changes in one or more of the risk factors described in the preceding paragraph. However, under the FASIT proposed regulations, FASIT owners will be able to hold hedges or guarantees inside a FASIT that do not relate to the already issued regular interests, or to assets the FASIT already holds, if the FASIT expects to issue regular interests, or expects to hold assets, that are related to the hedge or guarantee in question. The proposed regulations also place some restrictions on hedges and guarantees entered into with the holder of the FASIT ownership interest or a related party.

                  Property acquired in connection with the default or imminent default of a debt instrument held by a FASIT may qualify both as foreclosure property and as a type of permitted asset under the FASIT provisions. It will in general continue to qualify as foreclosure property during a grace period that runs until the end of the third taxable year beginning after the taxable year in which the FASIT acquires the foreclosure property. Under the FASIT proposed regulations, if the foreclosure property also would qualify as another type of permitted asset, it may be held beyond the close of that grace period. However, at the close of the grace period, gain, if any, on the property must be recognized as if the property had been contributed by the owner of the FASIT on that date. In addition, the FASIT proposed regulations provide that, after the close of the grace period, disposition of the foreclosure property is potentially subject to a 100% prohibited transactions tax, as described below under the "--Prohibited Transactions and Other Taxes" subsection, without the benefit of an exception to this tax applicable to sales of foreclosure property.

                  PERMITTED INTERESTS. In addition to the foregoing, interests in a FASIT also must meet specified requirements. All of the interests in a FASIT must be either of the following:


                  -        a single class of ownership interest, or

                  -        one or more classes of regular interests.

An ownership interest is an interest in a FASIT other than a regular interest that is issued on the startup day, is designated an ownership interest and is held by a single, fully-taxable, domestic corporation. A regular interest is an interest in a FASIT that is issued on or after the startup day with fixed terms, is designated as a regular interest, and--



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                  1.       unconditionally entitles the holder to receive a
                           specified principal amount or other similar amount,

                  2. provides that interest payments or other similar amounts, if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate,


                  3.       has a stated maturity of not longer than 30 years,

                  4. has an issue price not greater than 125% of its stated principal amount, and


                  5. has a yield to maturity not greater than 5 percentage points higher than the applicable Federal rate, as defined in Section 1274(d) of the Internal Revenue Code, for Treasury obligations of a similar maturity.

A regular interest that is described in the preceding sentence except that it fails to meet one or more of requirements 1, 4 or 5, is a high-yield regular interest. Further, to be a high-yield regular interest, an interest that fails requirement 2 must consist of a specified portion of the interest payments on the permitted assets, determined by reference to the rules related to permitted rates for REMIC regular interests that have no, or a disproportionately small, amount of principal. An interest in a FASIT may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the ownership interest in the FASIT, and are contingent on--


                  - the absence of defaults or delinquencies on permitted assets,

                  - lower than reasonably expected returns on permitted assets,

                  -        unanticipated expenses incurred by the FASIT, or

                  -        prepayment interest shortfalls.


                  CESSATION OF FASIT. If an entity fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for status as a FASIT during any taxable year, the Internal Revenue Code provides that the entity or applicable portion of that entity will not be treated as a FASIT thereafter. In this event, any entity that holds mortgage loans and is the obligor with respect to debt obligations with two or more maturities will be classified, presumably, as a taxable mortgage pool under general federal income tax principles , and the FASIT bonds may be treated as equity interests in the entity. Under the FASIT proposed regulations, the underlying arrangement generally cannot reelect FASIT status and any election a FASIT owner made, other than the FASIT election, and any method of accounting adopted with respect to the FASIT assets, binds the underlying arrangement as if the underlying arrangement itself had made those elections or adopted that method. In the case of an inadvertent cessation of a FASIT, under the FASIT proposed regulations, the Commissioner of the IRS may grant relief from the adverse consequences of that cessation, subject to those adjustments as the Commissioner may require the FASIT and all holders of interests in the FASIT to accept with respect to the period in which the FASIT failed to qualify as such.


                  Under the proposed FASIT regulation, apart from failure to qualify as a FASIT, a FASIT may not revoke its election or cease to be a FASIT without the consent of the Commissioner of the IRS.

                  Regular interest holders, in the case of cessation of a FASIT, are treated as exchanging their FASIT regular interests for new interests in the underlying arrangement. The FASIT proposed regulations would classify the new interests under general principles of Federal income tax law, for example, as interests in debt instruments, as interest in a partnership or interests in an entity subject to corporate taxation, depending on what the classification of those interests would have been in the absence of a FASIT election. On the deemed receipt of that new interest, under the FASIT proposed regulations, you would be required to mark the new interests to market and to recognize gain, but would not be permitted to recognize loss, as though the old interest had been sold for an



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amount equal to the fair market value of the new interest. Your basis in the new interest deemed received in the underlying arrangement would equal your basis in the FASIT regular interest exchanged for it, increased by any gain you recognized on the deemed exchange.


                  TAXATION OF FASIT BONDS. The FASIT bonds generally will be treated for federal income tax purposes as newly-originated debt instruments. In general, subject to the discussion below concerning high-yield interests:

                  - interest, original issue discount and market discount on a FASIT bond will be treated as ordinary income to the holder of that certificate; and

                  - principal payments, other than principal payments that do not exceed accrued market discount, on a FASIT bond will be treated as a return of capital to the extent of the holder's basis allocable to that bond.


                  You must use the accrual method of accounting with respect to FASIT bonds, regardless of the method of accounting you otherwise use.


                  Except as set forth in the applicable prospectus supplement and in the immediately following discussion concerning high-yield interests, the discussions above under the headings "--REMICs--Taxation of Owners of REMIC Regular Bonds--Original Issue Discount," "--Market Discount," "--Premium," and "--Realized Losses" will apply to the FASIT bonds. The discussion under the headings "--REMICs--Sales of REMIC Bonds" will also apply to the FASIT bonds, except that the treatment of a portion of the gain on a REMIC regular interest as ordinary income to the extent the yield on those bonds did not exceed 110% of the applicable Federal rate will not apply.

                  HIGH YIELD INTERESTS; ANTI-AVOIDANCE EXCISE TAXES ON TIERED ARRANGEMENTS. The taxable income, and the alternative minimum taxable income, of any holder of a high-yield interest may not be less than the taxable income from all high-yield interests and FASIT ownership interests that it holds, together with any excess inclusions with respect to REMIC residual interests that it owns.

                  High yield interests may only be held by fully taxable, domestic C corporations or another FASIT. Any attempted transfer of a high-yield interest to any other type of taxpayer will be disregarded, and the transferor will be required to include in its gross income the amount of income attributable to the high-yield interest notwithstanding its attempted transfer. The related Governing Documents will contain provisions and procedures designed to assure that, in general, only domestic C corporations or other FASITs may acquire high-yield interests. There is an exception allowing non-corporate taxpayers that hold high-yield interest exclusively for sale to customers in the ordinary course of business to do so, subject to an excise tax imposed at the corporate income tax rate if the holder ceases to be a dealer or begins to hold the high-yield interest for investment. Unless otherwise specified in the prospectus supplement, the related Governing Documents will also allow those holders to hold high-yield interests.

                  To prevent the avoidance of these rules through tiered arrangements, an excise tax is imposed on any Pass-Through Entity, which, under the FASIT proposed regulations, includes a REMIC, that:

                  - holds any FASIT regular interest, whether or not that FASIT regular interest is a high-yield interest; and

                  -        issues a debt or equity interest that is--




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

                           1. supported by that FASIT regular interest, and


                           2. has a yield, higher than the yield on that FASIT regular interest, that would cause that debt or equity interest to be a high yield interest if it had been issued by a FASIT.

Under the statute, the amount of that tax, which is imposed on the Pass-Through Entity, is the highest corporate income tax rate applied to the income of the holder of the debt or equity interest properly attributable to the FASIT regular interest that supports it. The proposed FASIT regulations provide that the tax is an excise tax that must be paid on or before the due date of the Pass-Through Entity's tax return for the taxable year in which it issues the debt or equity interest. This appears to contemplate a one-time payment on all future income from the FASIT regular interest that is projected to be properly attributable to the debt or equity interest it supports. It is not clear how this amount is to be determined.

                  PROHIBITED TRANSACTIONS AND OTHER TAXES. Income or gain from prohibited transactions by a FASIT are taxable to the holder of the ownership interest in that FASIT at a 100% rate. Prohibited transactions generally include, under the FASIT statutory provisions and proposed FASIT regulations:


                  - the receipt of income from other than permitted assets;

                  -        the receipt of compensation for services;

                  - the receipt of any income derived from a loan originated by the FASIT; or


                  - the disposition of a permitted asset, including disposition in connection with a cessation of FASIT status, other than for--


                           1. foreclosure, default, or imminent default of a qualified mortgage,

                           2.       bankruptcy or insolvency of the FASIT,


                           3. substitution for another permitted debt instrument or distribution of the debt instrument to the holder of the ownership interest to reduce overcollateralization, but only if a principal purpose of acquiring the debt instrument which is disposed of was not the recognition of gain, or the reduction of a loss, on the withdrawn asset as a result of an increase in the market value of the asset after its acquisition by the FASIT, or


                           4. the retirement of a class of FASIT regular interests.


The proposed regulations presume that some transactions will be loan originations, but also provide safe harbors for loans originated by the FASIT. The proposed safe harbors apply in the following circumstances:


                  - if the FASIT acquires the loan from an established securities market as described in Treasury regulation Sections 1.1273-2(f)(2) through (4),

                  - if the FASIT acquires the loan more than one year after the loan was issued,

                  - if the FASIT acquires the loan from a person that regularly originates similar loans in the ordinary course of business,



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                  -        if the FASIT receives any new loan from the same
                           obligor in exchange for the obligor's original loan in the context of a work out, and


                  - when the FASIT makes a loan under a contract or agreement in the nature of a line of credit the FASIT is permitted to hold.

The FASIT provisions generally exclude from prohibited transactions the substitution of a debt instruments for another debt instrument which is a permitted asset and the distribution of a debt instrument contributed by the holder of the ownership interest to that holder in order to reduce over-collateralization of the FASIT. In addition, the FASIT proposed regulations also exclude transactions involving the disposition of hedges from the category of prohibited transactions. However, the proposed regulations deem a distribution of debt to be carried out principally to recognize gain, and to be a prohibited transaction, if the owner (or a related person) sells the substituted or distributed debt instrument at a gain within 180 days of the substitution or distribution. It is unclear the extent to which tax on those transactions could be collected from the FASIT directly under the applicable statutes rather than from the holder of the ownership interest. However, under the related Governing Documents, any such prohibited transactions tax that is not payable by a party to those documents as a result of its own actions will be paid by the FASIT. It is not anticipated that the FASIT will engage in any prohibited transactions.

                  The Clinton Administration recently proposed in its budget specified amendments to the FASIT provisions designed to ensure that income taxes imposed on the holder of a FASIT ownership interest are paid when due. These provisions would impose secondary liability on the FASIT itself for any tax required to be paid with respect to the income allocated to the FASIT ownership interest if that holder does not pay its taxes on that income when they are due. If adopted, the amendments would be effective for FASITs created after the date of enactment. It is not possible to predict whether the legislation will be adopted or, if so, in what form.

                  TAXATION OF FOREIGN INVESTORS. The federal income tax treatment of non-U.S. Persons who own FASIT bonds that are not high-yield interests is the same as that described above under "--REMICs--Foreign Investors in REMIC Bonds." However, if you are a non-U.S. Person that holds a regular interest, either directly or indirectly, in a FASIT, you should note that under the FASIT proposed regulations, interest paid or accrued on a debt instrument held by the FASIT is treated as being received by you directly from a conduit debtor for purposes of Subtitle A of the Internal Revenue Code and the related regulations thereunder if:


                  - you are a 10% shareholder of an obligor on a debt instrument held by the FASIT;

                  - you are a controlled foreign corporation to which an obligor on a debt instrument held by the FASIT is a related person; or


                  - you are related to such an obligor that is a corporation or partnership, in general, having common ownership to a greater than 50% extent.


                  If you believe you may be in one of these categories, you should consult with your tax advisors, in particular concerning the possible imposition of United States withholding taxes at a 30% rate on interest paid with respect to a FASIT regular interest under these circumstances.


                  High-yield FASIT bonds may not be sold to or beneficially owned by non-U.S. Persons. Any such purported transfer to a non-U.S. Person will be null and void and, upon the related bond trustee's discovery of any purported transfer in violation of this requirement, the last preceding owner of those FASIT bonds will be restored to ownership as completely as possible. The last preceding owner will, in any event, be taxable on all income with respect to those FASIT bonds for federal income tax purposes. The related Governing Documents will provide



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


that, as a condition to transfer of a high-yield FASIT bonds, the proposed transferee must furnish an affidavit as to its status as a U.S. Person and otherwise as a permitted transferee.

                  BACKUP WITHHOLDING. Payments made on the FASIT bonds, and proceeds from the sale of the FASIT bonds to or through some brokers, may be subject to a backup withholding tax under Section 3406 of the Internal Revenue Code in the same manner as described above under "--REMICs--Backup Withholding with Respect to REMIC Bonds" above.


                  REPORTING REQUIREMENTS. Reports of accrued interest, OID, if any, and information necessary to compute the accrual of any market discount on the FASIT bonds will be made annually to the IRS and to investors in the same manner as described under "--REMICs--Reporting and Other Administrative Matters" above.

DEBT AND NOTIONAL PRINCIPAL CONTRACTS


                  GENERAL. If the related Governing Documents do not provide for any person or entity to make a REMIC or FASIT election with respect to a series of offered bonds, then, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Governing Documents, and subject to specified assumptions set forth in the opinion, those bonds will be characterized as indebtedness of, or notional principal contracts issued by, the related issuer, and not as an ownership interest in the related issuer or related trust estate.

                  TAXATION OF ISSUERS THAT ARE TREATED AS TAXABLE MORTGAGE POOLS. Taxable mortgage pool, or TMP, rules enacted as part of the Tax Reform Act of 1986 generally treat as taxable corporations some arrangements in which debt obligations are directly or indirectly secured or backed by real estate mortgage loans. An entity, or a portion of an entity, is classified as a TMP if--

                  - substantially all of its assets are debt obligations and more than 50 percent of those debt obligations are real estate mortgage loans or interests in real estate mortgage loans,


                  - the entity is the obligor under debt obligations with two or more maturities, and

                  - the timing of payments on the debt obligations issued by that entity bears a relationship to the timing of payments on the financial assets securing or backing those obligations.

A group of mortgage loans or similar assets held by an entity can be treated as a separate TMP if those loans or assets are expected to produce significant cash flow that will support one or more of the entity's issues of debt obligations.


                  One or more of the issuers of the offered bonds as to which no REMIC or FASIT election is made may be treated as TMPs for federal income tax purposes. In general, a TMP is treated for federal income tax purposes as a corporation not includible with any other corporation in filing a consolidated return. Subject to the remainder of this discussion, corporate tax will be imposed on such an issuer's taxable income. That taxable income will consist of:


                  - the interest, discount and gain accrued or realized with respect to the entity's mortgage loans and other assets, reduced by

                  - the interest and original issue discount expense, servicing fees, bad debt losses and other expenses or losses accrued or realized by the issuer.


The corporate income taxes imposed on such an issuer will reduce the cash flow available to make payments on the offered bonds.




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


                  In addition--

                  - if such an issuer has gross income not accompanied by current cash, such as accrued discount, negative amortization or post-default interest, or

                  - is obligated to use income received to make non-deductible payments, such as principal payments on the offered bonds,


the need for cash to pay taxes could require a liquidation of part or all of the collateral and, possibly, a retirement of offered bonds at a time earlier than anticipated. It is not anticipated that any issuer will hold assets or issue bonds having characteristics that would, in the absence of default on its underlying assets, require cash flow otherwise intended to be used to make bond payments to be instead used to make tax payments.


                  If an issuer is a REIT, or a wholly-owned subsidiary of a REIT that is treated as a qualified REIT subsidiary, or QRS, under the Internal Revenue Code, classification of the issuer as a TMP will not cause it to be subject to corporate income taxation. Rather, the shareholder of the issuer, or of the REIT that wholly owns the issuer, will be required to treat a portion of their dividends from the REIT as excess inclusions, generally in an amount equal to the amount that would be so treated if the issuer were a REMIC and the REIT held the residual interest in that REMIC.

                  It is therefore possible that issuers as to which no REMIC or FASIT election is made may be structured to qualify as, and elect to be treated as, REITs or QRSs for federal income tax purposes. In that event, the related prospectus supplement will describe the consequences of that classification and of the failure of the issuer to be, or to maintain its status as, a REIT or a QRS. The related prospectus supplement will also describe the conditions to which any issuer has agreed regarding the maintenance of its status as a REIT or a QRS, and the consequences under the governing documents if it does not do so. No assurance beyond that contained in the governing documents will be given that an issuer that initially is treated as a REIT or a QRS will continue to qualify as such. If it failed to continue so to qualify, it would be subject to the general rules with respect to TMPs described above in this "--Taxation of Issuers That are Treated as Taxable Mortgage Pools" subsection.


                  CHARACTERIZATION OF INVESTMENTS IN ISSUER INDEBTEDNESS AND NOTIONAL PRINCIPAL CONTRACTS. If offered bonds are characterized as indebtedness of, or notional principal contracts issued by, the related issuer, then:


                  - those bonds will not constitute "loans. . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code when held by a domestic building and loan association;

                  - those bonds will not constitute "real estate assets" within the meaning of Section 856(c)(5)(A) of the Internal Revenue Code when held by a REIT;

                  - interest on those bonds or, if they are characterized as notional principal contracts, payments received on those bonds, will not be considered "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code; and

                  - those bonds will not be "qualified mortgages" within the meaning of Section 860(G)(a)(3) of the Internal Revenue Code.


                  TAXATION OF HOLDERS OF ISSUER INDEBTEDNESS.



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


                  INTEREST AND ORIGINAL ISSUE DISCOUNT. Offered bonds that are characterized as indebtedness of the related issuer may be issued with "original issue discount" within the meaning of Section 1273(a) of the Internal Revenue Code. If so, you will be taxed with respect to the bond similarly to how you would be taxed with respect to REMIC regular bonds. See "--REMICs--Taxation of Owners of REMIC Regular Bonds--Original Issue Discount."

                  The Internal Revenue Code requires, in computing the accrual of original issue discount on offered bonds, that a reasonable prepayment assumption be used concerning the rate at which borrowers will prepay the mortgage loans securing or supporting those bonds. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued. The Committee Report indicates that the regulation should provide that the prepayment assumption is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of offered bonds that do not contemplate the substitution, acquisition and release of mortgage collateral, and the consequent changes in the composition of the collateral over time, will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate, or that the IRS will not challenge on audit the prepayment assumption used.

                  Neither regulations nor the Committee Report adequately address securities whose interest rates, average lives and anticipated prepayments may change as a result of the substitution, acquisition or release of collateral, as may be the case with some series of offered bonds. However, each issuer will determine the accrual of original issue discount with respect to any series on its own tax returns, and will cause federal income tax information reporting with respect to any original issue discount, to be computed in accordance with the principles of Section 1272(a)(6) of the Internal Revenue Code, as amplified by the Committee Report. The precise method of that accrual will depend on the characteristics of the mortgage loan collateral, the criteria for substitution, acquisition or release of the mortgage loan collateral and the terms of the particular series of offered bonds, and will be described in the related prospectus supplement.

                  MARKET DISCOUNT. An offered bond that is characterized as indebtedness of the related issuer may be purchased with market discount. You will be considered to have purchased an offered bond at a market discount, if--


                  - in the case of a bond issued without original issue discount, you purchased the bond at a purchase price less than its remaining stated principal amount, or

                  - in the case of a bond issued with original issue discount, you purchased the bond at a purchase price less than its adjusted issue price.


If you purchase an offered bond with more than a DE MINIMIS amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. In particular, under Section 1276 of the Internal Revenue Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.


                  Treasury regulations also permit you to elect to accrue all interest and discount, including DE MINIMIS market or original issue discount, in income as interest, and to amortize premium, based on a constant yield




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

method. If you make this election with respect to an offered bond with market discount, you would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, if you make this election for an offered bond that is acquired at a premium, you would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--Debt and Notional Principal Contracts--Taxation of Holders of Issuer Indebtedness--Premium" below.

                  Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to an offered bond on a constant yield method or as interest would be irrevocable, except with the approval of the IRS.


                  However, market discount with respect to an offered bond will be considered to be DE MINIMIS for purposes of Section 1276 of the Internal Revenue Code if --


                  - the market discount is less than 0.25% of the remaining stated redemption price of the bond multiplied by the number of complete years to maturity remaining after the date of its purchase.


                  In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as DE MINIMIS under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a DE MINIMIS amount. See "--Debt and Notional Principal Contracts--Taxation of Holders of Issuer Indebtedness--Interest and Original Issue Discount" above. That treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

                  Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the relevant rules described in the Committee Report apply. The Committee Report indicates that, in each accrual period, you may accrue market discount on an offered bond held by you, at your option:


                  -        on the basis of a constant yield method,

                  - in the case of a bond issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the bond as of the beginning of the accrual period, or

                  - in the case of a bond issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the offered bond at the beginning of the accrual period.

The prepayment assumption that would be used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.


                  To the extent that the your offered bonds provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which that discount would accrue if it were original issue discount.

Moreover, in any event you generally will be required to treat a portion of any gain on the sale or exchange of the bond as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.


                  Further, Section 1277 of the Internal Revenue Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry an offered bond purchased with market discount. For these purposes, the DE MINIMIS rule referred to under this "--Market Discount" subsection above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues on all market discount instruments acquired by you in that taxable year or thereafter, the interest deferral rule described above will not apply.

                  PREMIUM. An offered bond that is characterized as indebtedness of the related issuer, may be purchased at a premium. An offered bond purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Internal Revenue Code to amortize that premium under the constant yield method over the remaining term of the bond. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. You should treat amortizable premium as an offset to interest income on the related bond, rather than as a separate interest deduction. The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See "--Debt and Notional Principal Contracts--Taxation of Holders of Issuer Indebtedness--Market Discount" above.

                  The Committee Report states that the same rules that apply to accrual of market discount and requires the use of a prepayment assumption in accruing market discount with respect to the offered bonds without regard to whether those bonds have original issue discount, will also apply in amortizing bond premium under Section 171 of the Internal Revenue Code.

                  REALIZED LOSSES. Under Section 166 of the Internal Revenue Code, if you are a corporate holder of an offered bond that is characterized as indebtedness of the related issuer, or if you are a noncorporate holder of that bond and you acquired the bond in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your offered bond becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder and you did not acquire the bond in connection with a trade or business, it appears that--

                  - you will not be entitled to deduct a loss under the Internal Revenue Code until your offered bond becomes wholly worthless, and


                  - the loss will be characterized as a short-term capital loss.

                  You must accrue interest and original issue discount with respect to your offered bond, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that any reduction ultimately will not be recoverable. As a result, the amount of taxable income you report in any period could exceed the amount of economic income actually realized by you in that period. You should be able to recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

                  TAXATION OF HOLDERS OF NOTIONAL PRINCIPAL CONTRACTS. A notional principal contract is defined for federal income tax purposes as a financial instrument that provides for the payments of amounts by one party to another at specified intervals calculated by reference to a specified index applied to a notional principal amount in exchange for either:

                  -        a promise to pay similar amounts, or


                  - specified consideration such as, for example, a cash payment made at the time that the contract is entered into.

All notional principal contracts offered hereunder will be issued in exchange for cash.


                  There are two types of payments with respect to notional principal contracts under the regulations promulgated under the Section 446 regulations, periodic payments and non-periodic payments. Periodic payments will include any payments that are based on an interest rate applied to a notional principal amount that are made by the issuer to you at intervals of one year or less throughout the term of the notional principal contract. Your payment to the issuer for the notional principal contract at the time of its issuance, sometimes referred to as an upfront payment, will be treated as a non-periodic payment.

                  Under the Section 446 Regulations, periodic payments should be included in your income as ordinary income at the times they accrue, regardless of your regular method of accounting for federal income tax purposes. Under the
Section 446 Regulations, you should be able to deduct against that income an allocable portion of the non-periodic payment you made to the issuer at the time the notional principal contract was issued to you. Generally, the manner in which deductions are claimed with respect to a non-periodic payment must reflect the economic substance of the notional principal contract.

                  The notional principal contracts offered under this prospectus will have notional principal amounts based on the underlying mortgage loans and related assets of the issuer or on the principal amounts of one or more classes of bonds of the same series. The amount and timing of payments on those notional principal contracts will accordingly depend on the rate at which the mortgage loans and related assets of the issuer are repaid or retired, either directly or as a result of principal payments being made on the relevant bonds of the same series due to those repayments or retirements. That is, any offered notional principal contract will have characteristics similar or identical to those of instruments that are covered by Section 1272(a)(6) of the Internal Revenue Code. The rules under Section 1272(a)(6) of the Internal Revenue Code are thought to reflect the economic substance of those instruments.

                  The Section 446 Regulations are not clear as to the reporting of net income or expense with respect to offered notional principal contracts. For federal income tax information reporting purposes, and for purposes of its own tax returns, in the absence of further legislative, administrative or judicial clarification to the contrary and unless otherwise disclosed in the related prospectus supplement, each issuer will report net income or loss with respect to notional principal contracts based on the same rules that apply with respect to REMIC regular bonds that have no, or a nominal, principal amount. One consequence of doing so may be that any net loss with respect to a notional principal contract might not be able to be recognized currently but rather must be used to offset future net income, if any, with respect to that notional principal contract. See the last paragraph of "--REMICs--Taxation of Owners of REMIC Regular Bonds--Original Issue Discount."


                  There is no assurance that the IRS will agree with the method proposed to be used for federal income tax information reporting purposes by issuers of notional principal contracts. In the event any challenge to that method by the IRS were successful, it could be applied with retroactive effect and could be detrimental to you if an alternative method accelerated the recognition of taxable income, or deferred the recognition of losses, attributable to an offered notional principal contract.

                  SALES OF BONDS CHARACTERIZED AS INDEBTEDNESS OF, OR NOTIONAL PRINCIPAL CONTRACTS ISSUED BY, THE RELATED ISSUER. If you sell a bond that is characterized as indebtedness of, or a notional principal contract issued by the related issuer, you will recognize gain or loss equal to the difference between the amount realized on the sale and your adjusted basis in the bond. Your adjusted basis in the bond generally will equal--


                  -        the cost of the bond to you, increased by

                  - income reported by you with respect to the bond, including original issue discount and market discount income, and reduced, but not below zero, by

                  - any amortized premium or non-periodic payment on the bond, characterized as a notional principal contract, and any payments on the bond received by you.


Except as described below in this "--Sales of Bonds Characterized as Indebtedness of, or Notional Principal Contracts Issued by, the Related Issuer" subsection, any gain or loss from your sale of that bond will be capital gain or loss, provided you hold the bond as a capital asset within the meaning of
Section 1221 of the Internal Revenue Code, which is generally property held for investment.

                  As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.


                  If you purchase an offered bond at a market discount, gain recognized on your sale of that bond will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period that the bond was held by you, reduced by any market discount included in income under the rules described above under "--Debt and Notional Principal Contracts--Taxation of Holders of Issuer Indebtedness--Market Discount" and "--Debt and Notional Principal Contracts--Taxation of Holders of Issuer Indebtedness--Premium."


                  Gain from the sale of an offered bond that might otherwise be capital gain may be treated as ordinary income to the extent that the bond is held as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

                  Finally, a you may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include that net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to your net investment income.


                  BACKUP WITHHOLDING AND INFORMATION REPORTING. Payments of interest and principal, as well as payments of proceeds from the sale of, offered bonds that are characterized as indebtedness of, or notional principal contracts issued by, the related issuer, may be subject to the "backup withholding tax" under Section 3406 of the Internal Revenue Code at a rate of 31% if recipients of those payments--

                  - fail to furnish to the payor taxpayer identification number in the manner required, or

                  - otherwise fail to establish an exemption from that tax.

                  Backup withholding is not an additional tax. Rather, any amounts withheld from a payment to a recipient under the backup withholding rules are allowed as a refund or credit against the recipient's U.S. Federal Income tax, provided that the required information is furnished to the IRS. Furthermore, some penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.


                  The related bond trustee, the related tax administrator or another specified party on behalf of the related issuer will report to bondholders and to the IRS for each calendar year the amount of any "reportable payments" during that year and the amount of tax withheld, if any, with respect to payments on the offered bonds.

                  TAX TREATMENT OF FOREIGN INVESTORS. If an offered bond is characterized as indebtedness of related issuer, then interest paid on that bond to a nonresident alien individual, foreign partnership or foreign corporation that has no connection with the United States other than holding bonds will normally qualify as portfolio interest and will be exempt from federal income tax, except where:

                  - the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in us or the related issuer or, possibly, in a borrower on a related mortgage loan, or

                  - the recipient is a controlled foreign corporation to which we or the related issuer or, possibly, a borrower on a related mortgage loan is a related person.


                  Upon receipt of appropriate ownership statements, the related issuer and bond trustee normally will be relieved of obligations to withhold tax from interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the related issuer or bond trustee to withhold at a 30% rate, unless that rate were reduced or eliminated by an applicable tax treaty, on, among other things, interest and other fixed or determinable, annual or periodic income paid to nonresidents.

                        STATE AND OTHER TAX CONSEQUENCES


                  In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state and local tax consequences concerning the offered bonds. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered bonds.


                              ERISA CONSIDERATIONS

GENERAL

                  The Employee Retirement Income Security Act of 1974, as amended, and the Internal Revenue Code of 1986 impose various requirements on--

                  -        ERISA Plans, and

                  -        persons that are fiduciaries with respect to ERISA
                           Plans,
in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, ERISA Plans may include individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

                  Governmental plans and, if they have not made an election under Section 410(d) of the Internal Revenue Code of 1986, church plans are not subject to ERISA requirements. Accordingly, assets of those plans may be invested in the offered bonds without regard to the ERISA considerations described below in this "ERISA Considerations" section, subject to the provisions of other applicable federal and state law. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, however, is subject to the prohibited transaction rules in Section 503 of that Code.

                  ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including--


                  -        investment prudence and diversification, and

                  - compliance with the investing ERISA Plan's governing the documents.


                  Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986 also prohibit a broad range of transactions involving the assets of an ERISA Plan and a Party in Interest with respect to that ERISA Plan, unless a statutory or administrative exemption exists.


                  The types of transactions between ERISA Plans and Parties in Interest that are prohibited include:

                  -        sales, exchanges or leases of property;

                  -        loans or other extensions of credit; and

                  -        the furnishing of goods and services.


                  Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Internal Revenue Code of 1986 or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected ERISA Plan for any losses realized by that ERISA Plan or profits realized by those persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.


PLAN ASSET REGULATIONS


                  An ERISA Plan's investment in offered bonds may cause the related mortgage collateral and other assets of the related trust estate to be deemed assets of that ERISA Plan if those bonds are characterized as equity for purposes of the Plan Asset Regulations. Section 2510.3-101 of the Plan Asset Regulations provides that when an ERISA Plan acquires an equity interest in an entity, the assets that ERISA Plan or arrangement include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One exemption is that the equity participation in the entity by benefit plan investors, which include both ERISA Plans and some employee benefit plans not subject to ERISA, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons:


                           1. those with discretionary authority or control over the assets of the entity,

                           2. those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and

                           3. those who are affiliates of the persons described in the preceding clauses 1. and 2.


In the case of offered bonds characterized as equity for purposes of the Plan Asset Regulations, investments by the related issuer, bond trustee, master servicer or special servicer, by any other party with discretionary authority over the assets of the related trust estate, or by the affiliates of those persons, will be excluded.


                  If a class of offered bonds is characterized as debt rather than equity for purposes of the Plan Asset Regulations, then the assets of the related trust estate would not be treated as assets of ERISA Plans that directly or indirectly purchase those bonds, solely on account of that purchase. In order to be characterized as debt for purposes of the Plan Asset Regulations, an offered bond--

                  - must constitute debt under applicable state law, and


                  -        must not have any substantial equity features.

                  A fiduciary of an investing ERISA Plan is any person who--

                  - has discretionary authority or control over the management or disposition of the assets of that ERISA Plan, or

                  - provides investment advice with respect to the assets of that ERISA Plan for a fee.


If the mortgage collateral and other assets included in the trust estate for a series of offered bonds are ERISA Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related bond trustee, master servicer or special servicer, or affiliates of any of these parties, may be --

                  - deemed to be a fiduciary with respect to the investing ERISA Plan, and


                  - subject to the fiduciary responsibility provisions of ERISA.


In addition, if the mortgage collateral and other assets included in the trust estate for a series of offered bonds are ERISA Plan assets, then the operation of that trust estate may involve prohibited transactions under ERISA or the Internal Revenue Code of 1986. For example, if a borrower under a mortgage loan in that trust estate is a Party in Interest to an investing ERISA Plan, then the purchase by that ERISA Plan of offered bonds characterized as "equity" in that trust estate, could be a prohibited loan between that ERISA Plan and the Party in Interest.

                  The Plan Asset Regulations provide that where an ERISA Plan purchases a "guaranteed governmental mortgage pool certificate," the assets of that ERISA Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae and Fannie Mae, but do not include certificates issued or guaranteed by Farmer Mac. Accordingly, even if these types of mortgaged-backed securities, other than the Farmer Mac certificates, were deemed to be assets of an ERISA Plan, the underlying mortgages would not be treated as assets of that ERISA Plan. Private label mortgage participations, mortgage pass-through certificates, Farmer Mac certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations.


                  In addition, the acquisition or holding of offered bonds by or on behalf of an ERISA Plan could give rise to a prohibited transaction if we or the related bond trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing ERISA Plan.

                  If you are a fiduciary of an ERISA Plan, you should consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered bonds.


PROHIBITED TRANSACTION EXEMPTIONS


                  If you are a fiduciary of an ERISA Plan, then, in connection with your deciding whether to purchase any of the offered bonds on behalf of an ERISA Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

                  - Prohibited Transaction Class Exemption 75-1, which exempts particular transactions involving ERISA Plans and broker-dealers, reporting dealers and banks;

                  - Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in Interest;

                  - Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and Parties in Interest;

                  - Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of an ERISA Plan by a "qualified professional asset manager;"

                  - Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and Parties in Interest; and

                  - Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of an ERISA Plan by an "in-house asset manager."


                  We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of an ERISA Plan in any class of offered bonds. Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment. The prospectus supplement with respect to the offered bonds of any series may contain additional information regarding the availability of other exemptions, with respect to those bonds.

UNDERWRITER'S EXEMPTION


                  It is expected that Lehman Brothers Inc. will be the sole, lead or co-lead underwriter in each underwritten offering of bonds made by this prospectus. The U.S. Department of Labor issued

Prohibited Transaction Exemption 91-14 to a predecessor in interest to Lehman Brothers Inc. Subject to the satisfaction of the conditions specified in that exemption, PTE 91-14, as amended, including by PTE 97-34, generally exempts from the application of the prohibited transaction provisions of ERISA and the Internal Revenue Code of 1986, particular transactions relating to, among other things--

                  - the servicing and operation of some mortgage asset pools, and

                  - the purchase, sale and holding of some securities evidencing interests in those pools that are underwritten by Lehman Brothers Inc. or any person affiliated with Lehman Brothers Inc.

                  PTE 91-14 applies only to offered bonds that are equity interests or are debt issued by a REMIC or FASIT. The related prospectus supplement will state whether PTE 91-14 is or may be available with respect to any offered bonds underwritten by Lehman Brothers Inc.


INSURANCE COMPANY GENERAL ACCOUNTS

                  The Small Business Job Protection Act of 1996 added a new
Section 401(c) to ERISA, which provides relief from the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code of 1986 for transactions involving an insurance company general account. This exemption is in addition to any exemption that may be available under prohibited transaction class exemption 95-60 for the purchase and holding of offered bonds by an insurance company general account.


                  Under Section 401(c) of ERISA, the U.S. Department of Labor issued a final regulation on January 5, 2000, providing guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of an ERISA Plan on or before December 31, 1998, which general account assets are ERISA Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be ERISA Plan assets.

                  Any assets of an insurance company general account which support insurance policies issued to an ERISA Plan after December 31, 1998, or issued to an ERISA Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the final regulation under Section 401(c) of ERISA, may be treated as ERISA Plan assets. In addition, because Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as ERISA Plan assets, invested in the separate account. If you are an insurance company are contemplating the investment of general account assets in offered bonds, you should consult your legal counsel as to the applicability of Section 401(c) of ERISA.


CONSULTATION WITH COUNSEL


                  If you are a fiduciary for an ERISA Plan and you intend to purchase offered bonds on behalf of or with assets of an ERISA Plan, you should:

                  - consider your general fiduciary obligations under ERISA, and

                  -        consult with your legal counsel as to--

                           1. the potential applicability of ERISA and the Internal Revenue Code of 1986 to that investment, and

                           2.      the availability of any prohibited
                                   transaction exemption in connection with that investment.

TAX EXEMPT INVESTORS


                  An ERISA Plan that is exempt from federal income taxation under Section 501 of the Internal Revenue Code of 1986 will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Internal Revenue Code of 1986. All excess inclusions of a REMIC allocated to a REMIC residual bond held by a tax-exempt ERISA Plan will be considered unrelated business taxable income and will be subject to federal income tax.


                  See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Bonds--Excess Inclusions" in this prospectus.


                                LEGAL INVESTMENT

                  If and to the extent specified in the related prospectus supplement, the offered bonds of any series may constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984. Mortgage related securities are legal investments for entities--


                  - that are created or existing under the laws of the United States or any state, including the District of Columbia and Puerto Rico, and

                  - whose authorized investments are subject to state regulations,

to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities are legal investments for those entities.


                  Prior to December 31, 1996, classes of offered bonds would be mortgage related securities for purposes of SMMEA only if they:


                  - were rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization; and


                  - were secured by, and by their terms provided for payments of principal in relation to payments, or reasonable projections of payments, on, loans directly secured by a first lien on a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, which loans had been originated by the types of originators specified in SMMEA.

                  Further, under SMMEA as originally enacted, if a state enacted legislation on or before October 3, 1991 that specifically limited the legal investment authority of any entities referred to in the preceding paragraph with respect to mortgage related securities under that definition, offered bonds would constitute legal investments for entities subject to the legislation only to the extent provided in that legislation.

                  Effective December 31, 1996, the definition of "mortgage related securities" was modified to include among the types of loans to which the securities may relate, loans secured by "one or more parcels of real estate upon which is located one or more commercial structures." In addition, the related legislative history states that this expanded definition includes multifamily loans secured by more than one parcel of real estate upon which is located more than one structure. Until September 23, 2001, any state may enact legislation limiting the extent to which mortgage related securities under this expanded definition would constitute legal investments under that state's laws.

                  SMMEA also amended the legal investment authority of federally chartered depository institutions as follows:


                  - federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with mortgage related securities without limitation as to the percentage of their assets represented by those securities; and

                  - federal credit unions may invest in mortgage related securities and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C. 24 (Seventh), subject in each case to the regulations that the applicable federal regulatory authority may prescribe.



                  Effective December 31, 1996, the OCC amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus, but subject to compliance with selected general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. Section 1.5, selected Type IV securities, which are defined in 12 C.F.R. Section 1.2(1) to include some commercial mortgage-related securities and residential mortgage-related securities. As defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, a mortgage related security within the meaning of SMMEA, provided that, in the case of a commercial mortgage-related security, it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," we make no representation as to whether any class of offered bonds will qualify as commercial mortgage-related securities, and thus as Type IV securities, for investment by national banks.

                  The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in mortgage related securities under some limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the investment pilot program described in 12 C.F.R. Section 703.140.

                  The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered bonds.

                  All depository institutions considering an investment in the offered bonds should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the OCC and the OTS effective May 26, 1998, and by the NCUA effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

                  There may be other restrictions on your ability either to purchase one or more classes of offered bonds of any series or to purchase offered bonds representing more than a specified percentage of your assets. We make no representations as to the proper characterization of any class of offered bonds for legal investment or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered bonds under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered bonds. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your legal advisor in determining whether and to what extent--


                  - the offered bonds of any class and series constitute legal investments or are subject to investment, capital or other restrictions; and

                  - if applicable, SMMEA has been overridden in your State.


                                 USE OF PROCEEDS


                  Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered bonds of any series will be applied by us to the purchase of the related mortgage collateral or will be used by us to cover expenses related to that purchase and the issuance of those bonds. We expect to sell the offered bonds from time to time, but the timing and amount of offerings of those bonds will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.


                             METHOD OF DISTRIBUTION

                  The bonds offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered bonds of each series will describe the method of offering being utilized for those bonds and will state the net proceeds to us from the sale of those bonds.


                  We intend that offered bonds will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered bonds of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

                  1. by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

                  2. by placements by us with institutional investors through dealers; and

                  3. by direct placements by us with institutional investors.


In addition, if specified in the related prospectus supplement, the offered bonds of a series may be offered in whole or in part to the seller of the mortgage assets that would back those bonds. Furthermore, the related trust estate for any series of offered bonds may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.


                  If underwriters are used in a sale of any offered bonds, other than in connection with an underwriting on a best efforts basis, the offered bonds will be acquired by the underwriters for their own account. These bonds may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered bonds of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

                  Underwriters may receive compensation from us or from purchasers of the offered bonds in the form of discounts, concessions or commissions. Underwriters and dealers participating in the payment of the offered bonds may be deemed to be underwriters in connection with those bonds. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered bonds by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

                  It is anticipated that the underwriting agreement pertaining to the sale of the offered bonds of any series will provide that--


                  - the obligations of the underwriters will be subject to some conditions precedent,


                  - the underwriters will be obligated to purchase all the bonds if any are purchased, other than in connection with an underwriting on a best efforts basis, and


                  - in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities, to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made with respect to any liabilities.


                  The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered bonds of that series.

                  We anticipate that the offered bonds will be sold primarily to institutional investors. Purchasers of offered bonds, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered bonds. Holders of offered bonds should consult with their legal advisors in this regard prior to any reoffer or sale.


                                  LEGAL MATTERS

                  Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the bonds of each series, including some federal income tax consequences, will be passed upon for us by--


                  -        Sidley & Austin;
                  -        Cadwalader, Wickersham & Taft;
                  -        Skadden, Arps, Slate, Meagher & Flom; or
                  -        Thacher, Proffitt & Wood.


                              FINANCIAL INFORMATION


                  A new owner trust may be formed with respect to each series of offered bonds. None of those owner trusts will engage in any business activities or have any assets or obligations other than in connection with the issuance of the related series of offered bonds. Accordingly, no financial statements with respect to any owner trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered bonds.

                                     RATING


                  It is a condition to the issuance of any class of offered bonds that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those bonds in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

                  Ratings on bonds address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the bonds, the nature of the related mortgage collateral and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered bonds will not represent any assessment of--

                  -        whether the price paid for those bonds is fair;

                  - whether those bonds are a suitable investment for any particular investor;

                  - the tax attributes of those bonds, the related issuer or the related trust estate;

                  - the yield to maturity or, if they have principal balances, the average life of those bonds;

                  - the likelihood or frequency of prepayments of principal on the mortgage loans securing or underlying the security for those bonds;

                  - the degree to which the amount or frequency of prepayments on the mortgage loans securing or underlying the security for those bonds might differ from those originally anticipated;

                  - whether or to what extent the interest payable on those bonds may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

                  - the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the mortgage loans securing or underlying the security for those bonds; or

                  - if those bonds provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those bonds.

                  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                    GLOSSARY

                  The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus.

                  "ADA" means the Americans with Disabilities Act of 1990, as amended.

                  "CERCLA" means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

                  "COMMITTEE REPORT" means the Conference Committee Report accompanying the Tax Reform Act of 1986.

                  "CPR" means constant prepayment rate.

                  "DISQUALIFIED ORGANIZATION" means:

                  -        the United States,

                  -        any State or political subdivision of the United
                           States,

                  -        any foreign government,

                  -        any international organization,

                  - any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Internal Revenue Code or the Freddie Mac,

                  - any organization, other than a cooperative described in Section 521 of the Internal Revenue Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Internal Revenue Code, or

                  - any organization described in Section 1381(a)(2)(C) of the Internal Revenue Code.

                  "ECS" means Euroclear Clearance System, S.C., a Belgian cooperative corporation.

                  "ELECTING LARGE PARTNERSHIP" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Internal Revenue Code of 1986, except for some service partnerships and commodity pools.

                  "ERISA PLAN" means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended, and Section 4975 of the Internal Revenue Code of 1986.

                  "EUROCLEAR OPERATOR" means Morgan Guaranty Trust Company of New York, Brussels, Belgium office, as operator of the Euroclear System.

                  "EUROCLEAR TERMS AND CONDITIONS" means the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System, Belgian law.

                  "FANNIE MAE" means the Federal National Mortgage Association.

                  "FARMER MAC" means the Federal Agricultural Mortgage Corporation.

                  "FDIC" means the Federal Deposit Insurance Corporation.

                  "FINANCIAL INTERMEDIARY" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

                  "FREDDIE MAC" means the Federal Home Loan Mortgage
Association.

                  "GINNIE MAE" means the Government National Mortgage
Association.

                  "GOVERNING DOCUMENTS" means the deposit trust agreement, the indenture and any servicing and administration agreement, which govern the issuance of a series of offered bonds and various related matters.

                  "LENDER LIABILITY ACT" means the Asset Conservation Lender Liability and Deposit Insurance Act of 1996, as amended.

                  "NET INCOME FROM FORECLOSURE PROPERTY" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

                  "NCUA" means the National Credit Union Administration.

                  "OCC" means the Office of the Comptroller of the Currency.

                  "OTS" means the Office of Thrift Supervision.

                  "PARTY IN INTEREST" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of the Internal Revenue Code of 1986.

                  "PASS-THROUGH ENTITY" means any:

                  -        regulated investment company,

                  -        real estate investment trust,

                  -        trust,

                  -        partnership, or

                  - specified other entities described in Section 860E(e)(6) of the Internal Revenue Code.

                  "PLAN ASSET REGULATIONS" means the regulations of the U.S. Department of Labor promulgated under the Employee Retirement Income Security Act of 1974, as amended.

                  "RELIEF ACT" means the Soldiers' and Sailors' Relief Act of 1940, as amended.

                  "SECTION 446 REGULATIONS" means the regulations promulgated under Section 446 of the Internal Revenue Code.

                  "SPA" means standard prepayment assumption.

                  "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

                  "U.S. PERSON" means:

                  -        a citizen or resident of the United States;

                  - a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision of the United States;

                  - an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

                  -        a trust as to which--

                           1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

                           2. one or more United States persons have the authority to control all substantial decisions of the trust.

                  In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

PROSPECTUS SUPPLEMENT


(TO PROSPECTUS DATED ____________)


                           $____________ (APPROXIMATE)

                  LB COMMERCIAL MORTGAGE TRUST ______________,


          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES ______,
CLASS A-1, CLASS A-2, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F AND CLASS X

         We, Structured Asset Securities Corporation, have prepared this prospectus supplement in order to offer the classes of commercial mortgage pass-through certificates identified above. These certificates are the only securities offered by this prospectus supplement. This prospectus supplement specifically relates to, and is accompanied by, our prospectus dated ____________. We will not list the offered certificates on any national securities exchange or any automated quotation system of any registered securities associations, such as NASDAQ.

         The offered certificates will represent interests only in the trust identified above. They will not represent interests in or obligations of any other party. The assets of the trust will include a pool of multifamily and commercial mortgage loans. The initial mortgage pool balance that we expect to transfer to the trust will be approximately $____________. No governmental agency or instrumentality or private insurer has insured or guaranteed the offered certificates or any of the mortgage loans that back them.


                            -------------------------


         You should fully consider the risk factors beginning on page S-____ in this prospectus supplement and on page _____ in the accompanying prospectus prior to investing in the offered certificates.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

                           --------------------------


         Lehman Brothers Inc. is the underwriter for this offering. It will purchase the offered certificates from us, subject to the satisfaction of various conditions. Our proceeds from the sale of the offered certificates will equal approximately ____% of the total initial principal balance of the offered certificates, plus accrued interest, before deducting expenses payable by us. We expect to deliver the offered certificates in book-entry form through the Same-Day Funds Settlement System of the Depository Trust Company on or about _____________, against payment for those certificates in immediately funds.

         The underwriter is offering the offered certificates when, as and if delivered to and accepted by it, subject to prior sale and subject to its right to reject orders in whole or in part. The underwriter currently intends to sell the offered certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. See "Method of Distribution" in this prospectus supplement.


                                 LEHMAN BROTHERS

          The date of this prospectus supplement is _________________.

                              ---------------------


IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS AND THE RELATED REGISTRATION STATEMENT

         Information about the offered certificates is contained in two separate documents:

         - this prospectus supplement, which describes the specific terms of the offered certificates; and

         - the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates.

         You should read both this prospectus supplement and the accompanying prospectus in full to obtain material information concerning the offered certificates.


         In addition, we have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus supplement and the accompanying prospectus form a part of that registration statement. However, this prospectus supplement and the accompanying prospectus do not contain all of the information contained in our registration statement. For further information regarding the documents referred to in this prospectus supplement and the accompanying prospectus, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its public reference section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located at:
Chicago regional office, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661; and New York regional office, Seven World Trade Center, New York, New York 10048. Copies of these materials can also be obtained electronically through the SEC's internet web site (http:\\www.sec.gov).

         You should only rely on the information contained in this prospectus supplement, the accompanying prospectus and our registration statement. We have not authorized any person to give any other information or to make any representation that is different from the information contained in this prospectus supplement, the accompanying prospectus or our registration statement.

                                TABLE OF CONTENTS

                                                                                                                                PAGE

                              PROSPECTUS SUPPLEMENT

Important Notice About the Information Contained in this Prospectus Supplement, the Accompanying Prospectus and the Related
Registration Statement.........................................................................................................S-3
Summary of Prospectus Supplement...............................................................................................S-7
Risk Factors..................................................................................................................S-37
Capitalized Terms Used in this Prospectus Supplement..........................................................................S-51
Forward-Looking Statements....................................................................................................S-51
Description of the Mortgage Pool..............................................................................................S-51
Servicing of the Underlying Mortgage Loans....................................................................................S-75
Description of the Offered Certificates......................................................................................S-111
Yield and Maturity Considerations............................................................................................S-140
Use of Proceeds..............................................................................................................S-149
Federal Income Tax Consequences..............................................................................................S-150
ERISA Considerations.........................................................................................................S-154
Legal Investment.............................................................................................................S-160
Method of Distribution.......................................................................................................S-161
Legal Matters................................................................................................................S-162
Ratings......................................................................................................................S-162
Glossary.....................................................................................................................S-164
ANNEX A-1--Certain Characteristics of the Underlying Mortgage Loans...........................................................A-1-1
ANNEX A-2--Certain Monetary Terms of the Underlying Mortgage Loans............................................................A-2-1
ANNEX B--Term Sheet.............................................................................................................B-1
ANNEX C-1--Price/Yield Tables.................................................................................................C-1-1
ANNEX C-2--Decrement Tables...................................................................................................C-2-1
ANNEX D--Form of Delinquent Loan Status Report..................................................................................D-1
ANNEX E--Form of Historical Loan Modification Report............................................................................E-1
ANNEX F--Form of Historical Liquidation Report..................................................................................F-1

ANNEX G--Form of REO Status Report..............................................................................................G-1
ANNEX H--Form of Servicer Watch List Report.....................................................................................H-1
ANNEX I--Form of Operating Statement Analysis Report............................................................................I-1
ANNEX J--Form of NOI Adjustment Worksheet.......................................................................................J-1
ANNEX K--Form of Comparative Financial Status Report............................................................................K-1

                                   PROSPECTUS

Important Notice About the Information Presented in this Prospectus..............................................................3
Available Information; Incorporation by Reference................................................................................3
Summary of Prospectus............................................................................................................4
Risk Factors....................................................................................................................13
Description of the Trust Assets.................................................................................................33
Yield and Maturity Considerations...............................................................................................56
Structured Asset Securities Corporation.........................................................................................62
Description of the Certificates.................................................................................................63
Description of the Governing Documents..........................................................................................73
Description of Credit Support...................................................................................................82
Legal Aspects of Mortgage Loans.................................................................................................85
Federal Income Tax Consequences.................................................................................................99
State and Other Tax Consequences...............................................................................................141
ERISA Considerations...........................................................................................................141
Legal Investment...............................................................................................................146
Use of Proceeds................................................................................................................148
Method of Distribution.........................................................................................................148
Legal Matters..................................................................................................................150
Financial Information..........................................................................................................150
Rating.........................................................................................................................150

                        SUMMARY OF PROSPECTUS SUPPLEMENT


         This summary contains selected information regarding the offering being made by this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE OFFERED CERTIFICATES, YOU SHOULD READ CAREFULLY THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IN FULL.

                         INTRODUCTION TO THE TRANSACTION


         The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the Series _____ Commercial Mortgage Pass-Through Certificates and consisting of multiple classes. The table below identifies the respective classes of that series, specifies various characteristics of each of those classes and indicates which of those classes are offered by this prospectus supplement and which are not.



----------------------------------------------------------------------------------------------------------------------------
                                 SERIES _____ COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
----------------------------------------------------------------------------------------------------------------------------
                                 APPROX. %      APPROX.
                                 OF              TOTAL
                 APPROX. TOTAL    INITIAL       CREDIT                                   WEIGHTED
                   PRINCIPAL     MORTGAGE     SUPPORT AT     PASS-THROUGH    INITIAL      AVERAGE
                   BALANCE AT    POOL           INITIAL         RATE        PASS-THROUGH LIFE        PRINCIPAL  ____/____
     CLASS      INITIAL ISSUANCE  BALANCE      ISSUANCE      DESCRIPTION      RATE        (YEARS)      WINDOW    RATINGS
 ----------------------------------------------------------------------------------------------------------------------------
  Offered Certificates

----------------------------------------------------------------------------------------------------------------------------
  A-1           $                        %              %                           %
----------------------------------------------------------------------------------------------------------------------------
  A-2           $                        %              %                           %
----------------------------------------------------------------------------------------------------------------------------
  B             $                        %              %                           %
----------------------------------------------------------------------------------------------------------------------------
  C             $                        %              %                           %
----------------------------------------------------------------------------------------------------------------------------
  D             $                        %              %                           %
----------------------------------------------------------------------------------------------------------------------------
  E             $                        %              %                           %
----------------------------------------------------------------------------------------------------------------------------
  F             $                        %              %                           %
----------------------------------------------------------------------------------------------------------------------------
  X             N/A                 N/A           N/A                               %
----------------------------------------------------------------------------------------------------------------------------
  Non-Offered Certificates

----------------------------------------------------------------------------------------------------------------------------
  G             $                        %        N/A                               %       N/A         N/A        N/A
----------------------------------------------------------------------------------------------------------------------------
  H             $                        %        N/A                               %       N/A         N/A        N/A
----------------------------------------------------------------------------------------------------------------------------
  J             $                        %        N/A                               %       N/A         N/A        N/A
----------------------------------------------------------------------------------------------------------------------------
  K             $                        %        N/A                               %       N/A         N/A        N/A
----------------------------------------------------------------------------------------------------------------------------
  L             $                        %        N/A                               %       N/A         N/A        N/A
----------------------------------------------------------------------------------------------------------------------------
  M             $                        %        N/A                               %       N/A         N/A        N/A
----------------------------------------------------------------------------------------------------------------------------
  N             $                        %        N/A                               %       N/A         N/A        N/A
----------------------------------------------------------------------------------------------------------------------------
  R-I                 N/A           N/A           N/A            N/A           N/A          N/A         N/A        N/A
----------------------------------------------------------------------------------------------------------------------------
  R-II                N/A           N/A           N/A            N/A           N/A          N/A         N/A        N/A
----------------------------------------------------------------------------------------------------------------------------
  R-III               N/A           N/A           N/A            N/A           N/A          N/A         N/A        N/A
----------------------------------------------------------------------------------------------------------------------------




         The offered certificates will evidence beneficial ownership interests in a common law trust designated as the LB Commercial Mortgage Trust ___________. We will form the trust at or prior to the time of initial issuance of the offered certificates. The assets of the trust will include a pool of multifamily and commercial mortgage loans having the characteristics described in this prospectus supplement.

         The governing document for purposes of issuing the offered certificates and forming the trust will be a pooling and servicing agreement to be dated as of ______________. The pooling and servicing agreement will also govern the servicing and administration of the mortgage loans and the other assets that back the offered certificates. The parties to the pooling and servicing agreement will include us, a trustee, a master servicer and a special servicer. A copy of the pooling and servicing agreement will be filed with the SEC as an exhibit to a current report on Form 8-K, within 15 days after the initial issuance of the offered certificates. The SEC will make that current report on Form 8-K and its exhibits available to the public for inspection.


                             ----------------------


KEY CERTIFICATE FEATURES SHOWN IN THE TABLE ABOVE

A.  TOTAL PRINCIPAL BALANCE

       OR NOTIONAL AMOUNT AT
       INITIAL ISSUANCE.....................   The table above identifies for
                                               each class of the series _____
                                               certificates the approximate
                                               total principal balance, if
                                               any, of that class at initial
                                               issuance. The actual total
                                               principal balance of any class
                                               of series _____ certificates
                                               at initial issuance may be
                                               larger or smaller than the
                                               amount shown above, depending
                                               on the actual size of the
                                               initial mortgage pool balance.
                                               The actual size of the initial
                                               mortgage pool balance may be
                                               as much as 5% larger or
                                               smaller than the amount
                                               presented in this prospectus
                                               supplement.

                                               As shown in the table above, the
                                               class A-1, A-2, B, C, D, E, F, G,
                                               H, J, K, L, M and N certificates
                                               are the only series _____
                                               certificates with principal
                                               balances. The principal balance
                                               of any of those certificates at
                                               any time represents the maximum
                                               amount that the holder may
                                               receive as principal out of
                                               cashflow received on or with
                                               respect to the underlying
                                               mortgage loans.

                                               The class X certificates do not
                                               have principal balances. They are
                                               interest-only certificates. For
                                               purposes of calculating the
                                               amount of accrued interest with
                                               respect to the class X
                                               certificates, however, they will
                                               have a total notional amount
                                               equal to the total principal
                                               balance of the class A-1, A-2, B,
                                               C, D, E, F, G, H, J, K, L, M and
                                               N certificates outstanding from
                                               time to time. The total initial
                                               notional amount of the class X
                                               certificates will be
                                               approximately $________________,
                                               although it may be as much as 5%
                                               larger or smaller.

                                               The class R-I, R-II and R-III
                                               certificates do not have
                                               principal balances or notional
                                               amounts. They are residual
                                               interest certificates. The
                                               holders of the class R-I, R-II
                                               and R-III certificates are not
                                               expected to receive any material
                                               payments.

B.  TOTAL CREDIT SUPPORT AT
        INITIAL ISSUANCE....................   The respective classes of the
                                               series _____ certificates
                                               entitle their holders to
                                               varying degrees of seniority
                                               for purposes of--


                                               -    receiving payments of
                                                    interest and, if and when
                                                    applicable, payments of
                                                    principal, and

                                               -    bearing the effects of
                                                    losses on the underlying
                                                    mortgage loans, as well
                                                    as default-related and
                                                    other unanticipated
                                                    expenses of the trust.

                                               The class A-1, A-2 and X
                                               certificates are the most senior.
                                               The class R-I, R-II and R-III
                                               certificates are the most
                                               subordinate, but they do not
                                               provide any credit support to the
                                               other series _____ certificates.
                                               The remaining classes of series
                                               _____ certificates are listed
                                               from top to bottom in descending
                                               order of seniority.

                                               The table above shows the
                                               approximate total credit support
                                               provided to each class of the
                                               offered certificates, other than
                                               the class X certificates, through
                                               the subordination of other
                                               classes of the series _____
                                               certificates. In the case of each
                                               of those classes of offered
                                               certificates, the credit support
                                               shown in the table above
                                               represents the total initial
                                               principal balance, expressed as a
                                               percentage of the initial
                                               mortgage pool balance, of all
                                               classes of the series _____
                                               certificates that are subordinate
                                               to the indicated class.

C.  PASS-THROUGH RATE.......................   Each class of the series _____
                                               certificates, other than the
                                               class R-I, R-II and R-III
                                               certificates, will bear interest.
                                               The table above provides the
                                               indicated information regarding
                                               the pass-through rate at which
                                               each of those classes of the
                                               series _____ certificates will
                                               accrue interest. [ADD SUMMARY
                                               DESCRIPTIONS OF THE PASS-THROUGH
                                               RATES FOR THE VARIOUS
                                               INTEREST-BEARING CLASSES OF THE
                                               SERIES _____  CERTIFICATES.]

D.  WEIGHTED AVERAGE LIFE
       AND PRINCIPAL WINDOW.................   The weighted average life of
                                               any class of offered
                                               certificates, other than the
                                               class X certificates, refers to
                                               the average amount of time that
                                               will elapse from the date of
                                               their issuance until each
                                               dollar to be applied in
                                               reduction of the total
                                               principal balance of those
                                               certificates is paid to the
                                               investor. The principal window
                                               for any class of offered
                                               certificates, other than the
                                               class X certificates, is the
                                               period during which the holders
                                               of that class of offered
                                               certificates will receive
                                               payments of principal. The
                                               weighted average life and
                                               principal window shown in the
                                               table above for each class of
                                               offered certificates, other
                                               than the class X certificates,
                                               were calculated based on the
                                               following assumptions with
                                               respect to each underlying
                                               mortgage loan--

                                               -        the related borrower
                                                        timely makes all
                                                        payments on the
                                                        mortgage loan,

                                               -        if the mortgage loan
                                                        has an anticipated
                                                        repayment date, as
                                                        described under "--The
                                                        Underlying Mortgage
                                                        Loans and the
                                                        Mortgaged Real
                                                        Properties" below, the
                                                        mortgage loan will be
                                                        paid in full on that
                                                        date, and

                                               -        that mortgage loan
                                                        will not otherwise be
                                                        prepaid prior to
                                                        stated maturity.

                                               The weighted average life and
                                               principal window shown in the
                                               table above for each class of
                                               offered certificates, other than
                                               the class X certificates, were
                                               further calculated based on the
                                               other maturity assumptions
                                               described under "Yield and
                                               Maturity Considerations" in this
                                               prospectus supplement.

E.  RATINGS                                    The ratings shown in the table
                                               above for the offered
                                               certificates are those of
                                               ______________ and
                                               _____________, respectively. It
                                               is a condition to their
                                               issuance that the respective
                                               classes of the offered
                                               certificates receive credit
                                               ratings no lower than those
                                               shown in the table above.

                                               The ratings of the offered
                                               certificates address the timely
                                               payment of interest and, except
                                               in the case of the class X
                                               certificates, the ultimate
                                               payment of principal on or before
                                               ______________, which is the
                                               rated final payment date. A
                                               security rating is not a
                                               recommendation to buy, sell or
                                               hold securities and the assigning
                                               rating agency may revise or
                                               withdraw its rating at any time.

                                               For a description of the
                                               limitations of the ratings of
                                               the offered certificates, see
                                               "Ratings" in this prospectus
                                               supplement.

                                RELEVANT PARTIES


"WE" AND "US"...............................   Our name is Structured Asset
                                               Securities Corporation. We are
                                               a special purpose Delaware
                                               corporation. Our address is 200
                                               Vesey Street, New York, New
                                               York 10285 and our telephone
                                               number is (212) 526-7000. See
                                               "Structured Asset Securities
                                               Corporation" in the
                                               accompanying prospectus.



INITIAL TRUSTEE..............................  ________________________, will act as the initial trustee on
                                               behalf of all the series _____
                                               certificateholders. See
                                               "Description of the Offered
                                               Certificates--The Trustee" in
                                               this prospectus supplement. The
                                               trustee will also have, or be
                                               responsible for appointing an
                                               agent to perform, additional
                                               duties with respect to tax
                                               administration.

INITIAL MASTER SERVICER.....................   ________________________, a
                                               ________ corporation, will act
                                               as the initial master servicer
                                               with respect to the pooled
                                               mortgage loans. See "Servicing
                                               of the Underlying Mortgage
                                               Loans--The Initial Master
                                               Servicer and the Initial
                                               Special Servicer" in this
                                               prospectus supplement.

INITIAL SPECIAL SERVICER....................   ________________________, a
                                               __________ corporation, will
                                               act as the initial special
                                               servicer with respect to the
                                               pooled mortgage loans. See
                                               "Servicing of the Underlying
                                               Mortgage Loans--The Initial
                                               Master Servicer and the Initial
                                               Special Servicer" in this
                                               prospectus supplement.

CONTROLLING CLASS
   OF CERTIFICATEHOLDERS....................   The holders of certificates
                                               representing a majority
                                               interest in a designated
                                               controlling class of the series
                                               _____ certificates will have
                                               the right, subject to the
                                               conditions described under
                                               "Servicing of the Underlying
                                               Mortgage Loans--The Controlling
                                               Class Representative" and
                                               "--Replacement of the Special
                                               Servicer" in this prospectus
                                               supplement, to--


                                               -        replace the special
                                                        servicer, and

                                               -        select a
                                                        representative that
                                                        may direct and advise
                                                        the special servicer
                                                        on various servicing
                                                        matters.



                                               Unless there are significant
                                               losses on the underlying mortgage
                                               loans, the controlling class of
                                               series _____ certificateholders
                                               will be the holders of a
                                               non-offered class of series _____
                                               certificates.

MORTGAGE LOAN SELLERS.......................   We will acquire the mortgage
                                               loans that are to back the
                                               offered certificates, from--

                                               -       ________________________,
                                                       a _________________,
                                                       and

                                               -       ________________________,
                                                       a ___________________.


                                               See "Description of the
                                               Mortgage Pool--The Mortgage
                                               Loan Sellers" in this
                                               prospectus supplement.


UNDERWRITER.................................   Lehman Brothers Inc., a
                                               Delaware corporation, is the
                                               underwriter of this offering.
                                               See "Method of Distribution" in
                                               this prospectus supplement.

                           RELEVANT DATES AND PERIODS


CUT-OFF DATE................................   The pooled mortgage loans will
                                               be considered part of the trust
                                               as of a cut-off date of
                                               ___________. All payments and
                                               collections received on the
                                               underlying mortgage loans after
                                               that date, excluding any
                                               payments or collections that
                                               represent amounts due on or
                                               before that date, will belong
                                               to the trust. Accordingly,
                                               __________ is the date as of
                                               which we present much of the
                                               information relating to the
                                               underlying mortgage loans and
                                               the mortgaged real properties
                                               for those loans in this
                                               prospectus supplement.

ISSUE DATE..................................   The date of initial issuance
                                               for the offered certificates
                                               will be on or about
                                               ____________.

PAYMENT DATE................................   Payments on the offered
                                               certificates are scheduled to
                                               occur monthly, commencing in
                                               ____________. During any given
                                               month, the payment date will be
                                               the _____ calendar day of that
                                               month, or, if the _____
                                               calendar day of that month is
                                               not a business day, then the
                                               next succeeding business day.

RECORD DATE.................................   The record date for each
                                               monthly payment on an offered
                                               certificate will be the last
                                               business day of the prior
                                               calendar month. The registered
                                               holders of the offered
                                               certificates at the close of
                                               business on each record date,
                                               will be entitled to receive any
                                               payments on those certificates
                                               on the following payment date.

COLLECTION PERIOD...........................   Amounts available for payment
                                               on the offered certificates on
                                               any payment date will depend on
                                               the payments and other
                                               collections received, and any
                                               advances of payments due, on
                                               the underlying mortgage loans
                                               during the related collection
                                               period. Each collection
                                               period--


                                               -        will relate to a
                                                        particular payment
                                                        date,

                                               -        will be approximately
                                                        one month long,

                                               -        will begin when the
                                                        prior collection
                                                        period ends or, in the
                                                        case of the first
                                                        collection period,
                                                        will begin on
                                                        ______________, and

                                               -        will end during the
                                                        month of, but prior
                                                        to, the related
                                                        payment date.

INTEREST ACCRUAL PERIOD.....................   The amount of interest payable
                                               with respect to the offered
                                               certificates on any payment
                                               date will be a function of the
                                               interest accrued during the
                                               related interest accrual
                                               period. The interest accrual
                                               period for any payment date
                                               will be [the calendar month
                                               immediately preceding the month
                                               in which that payment date
                                               occurs].







                     DESCRIPTION OF THE OFFERED CERTIFICATES

REGISTRATION AND
     DENOMINATIONS..........................   We intend to deliver the
                                               offered certificates in
                                               book-entry form in original
                                               denominations of:

                                               -        in the case of the
                                                        class X certificates,
                                                        $_______ initial
                                                        notional amount and in
                                                        any whole dollar
                                                        denomination in excess
                                                        of $_______; and


                                               -        in the case of the
                                                        other offered
                                                        certificates, $_______
                                                        initial principal
                                                        balance and in any
                                                        whole dollar
                                                        denomination in excess
                                                        of $_______.


                                               You will initially hold your
                                               offered certificates through The
                                               Depository Trust Company. As a
                                               result, you will not receive a
                                               fully registered physical
                                               certificate representing your
                                               interest in any offered
                                               certificate, except under the
                                               limited circumstances described
                                               under "Description of the Offered
                                               Certificates--Registration and
                                               Denominations" in this prospectus
                                               supplement and under "Description
                                               of the Certificates--Book-Entry
                                               Registration" in the accompanying
                                               prospectus. We may elect to
                                               terminate the book-entry system
                                               through DTC with respect to all
                                               or any portion of any class of
                                               offered certificates.

PAYMENTS


A.  GENERAL.................................   The trustee will make payments
                                               of interest and principal to
                                               the respective classes of
                                               series _____ certificateholders
                                               entitled to those payments,
                                               sequentially as follows:


                                           PAYMENT ORDER               CLASS

                                                1                 A-1, A-2 and X
                                                2                          B
                                                3                          C
                                                4                          D
                                                5                          E
                                                6                          F
                                                7                          G
                                                8                          H
                                                9                          J
                                               10                          K
                                               11                          L
                                               12                          M
                                               13                          N

                                               Allocation of interest payments
                                               among the class A-1, A-2 and X
                                               certificates is PRO RATA based on
                                               entitlement. Allocation of
                                               principal payments between the
                                               class A-1 and A-2 certificates is
                                               described under
                                               "--Payments--Payments of
                                               Principal" below. The class X
                                               certificates do not have
                                               principal balances and do not
                                               entitle their holders to payments
                                               of principal.

                                               See "Description of the Offered
                                               Certificates--Payments--Priority
                                               of Payments" in this prospectus
                                               supplement.


B.  PAYMENTS OF INTEREST....................   Each class of offered
                                               certificates will bear
                                               interest. In each case, that
                                               interest will accrue during
                                               each interest accrual period
                                               based upon--

                                               -        the pass-through rate
                                                        applicable for the
                                                        particular class for
                                                        that interest accrual
                                                        period,


                                               -        the total principal
                                                        balance or notional
                                                        amount, as the case
                                                        may be, of the
                                                        particular class
                                                        outstanding
                                                        immediately prior to
                                                        the related payment
                                                        date, and

                                               -        the assumption that
                                                        each year consists of
                                                        12 30-day months.


                                                A whole or partial prepayment on
                                               an underlying mortgage loan may
                                               not be accompanied by the amount
                                               of one full month's interest on
                                               the prepayment. As and to the
                                               extent described under
                                               "Description of the Offered
                                               Certificates--Payments--Payments
                                               of Interest" in this prospectus
                                               supplement, these shortfalls may
                                               be allocated to reduce the amount
                                               of accrued interest otherwise
                                               payable to the holders of all of
                                               the interest-bearing classes of
                                               the series _____ certificates,
                                               including the offered
                                               certificates, on a PRO RATA basis
                                               in accordance with the respective
                                               amounts of interest otherwise
                                               payable on those classes for the
                                               corresponding interest accrual
                                               period.

                                               On each payment date, subject to
                                               available funds and the payment
                                               priorities described under
                                               "--Payments--General" above, you
                                               will be entitled to receive your
                                               proportionate share of all unpaid
                                               distributable interest accrued
                                               with respect to your class of
                                               offered certificates through the
                                               end of the related interest
                                               accrual period.

                                               See "Description of the Offered
                                               Certificates--Payments--Payments
                                               of Interest" and
                                               "--Payments--Priority of
                                               Payments" in this prospectus
                                               supplement.

C.  PAYMENTS OF PRINCIPAL...................   The class X certificates do not
                                               have principal balances and do
                                               not entitle their holders to
                                               payments of principal. Subject
                                               to available funds and the
                                               payment priorities described
                                               under "--Payments--General"
                                               above, however, the holders of
                                               each other class of offered
                                               certificates will be entitled to
                                               receive a total amount of
                                               principal over time equal to the
                                               total principal balance of their
                                               particular class. The trustee
                                               must make payments of principal
                                               in a specified sequential order
                                               to ensure that--

                                               -        no payments of
                                                        principal will be made
                                                        to the holders of any
                                                        non-offered class of
                                                        series _____
                                                        certificates until the
                                                        total principal
                                                        balance of the offered
                                                        certificates is
                                                        reduced to zero,

                                               -        no payments of
                                                        principal will be made
                                                        to the holders of the
                                                        class B, C, D, E or F
                                                        certificates until, in
                                                        the case of each of
                                                        those classes, the
                                                        total principal
                                                        balance of all more
                                                        senior classes of
                                                        offered certificates
                                                        is reduced to zero,
                                                        and

                                               -        except as described in
                                                        the following
                                                        paragraph, no payments
                                                        of principal will be
                                                        made to the holders of
                                                        the class A-2
                                                        certificates until the
                                                        total principal
                                                        balance of the class
                                                        A-1 certificates is
                                                        reduced to zero.

                                               Because of losses on the
                                               underlying mortgage loans and/or
                                               default-related or other
                                               unanticipated expenses of the
                                               trust, the total principal
                                               balance of the class B, C, D, E,
                                               F, G, H, J, K, L, M and N
                                               certificates could be reduced to
                                               zero at a time when the class A-1
                                               and A-2 certificates remain
                                               outstanding. Under those
                                               circumstances, any payments of
                                               principal on the class A-1 and
                                               A-2 certificates will be made on
                                               a PRO RATA basis in accordance
                                               with their respective principal
                                               balances.

                                               The total payments of principal
                                               to be made on the series _____
                                               certificates on any payment
                                               date will be a function of--

                                               -        the amount of
                                                        scheduled payments of
                                                        principal due or, in
                                                        some cases, deemed due
                                                        on the underlying
                                                        mortgage loans during
                                                        the related collection
                                                        period, which payments
                                                        are either received as
                                                        of the end of that
                                                        collection period or
                                                        advanced by the master
                                                        servicer, and

                                               -        the amount of any
                                                        prepayments and other
                                                        unscheduled
                                                        collections of
                                                        previously unadvanced
                                                        principal with respect
                                                        to the underlying
                                                        mortgage loans that
                                                        are received during
                                                        the related collection
                                                        period.

                                               See "Description of the Offered
                                               Certificates--Payments--Payments
                                               of Principal" and
                                               "--Payments--Priority of
                                               Payments" in this prospectus
                                               supplement.

D.  PAYMENTS OF PREPAYMENT
       PREMIUMS AND YIELD
       MAINTENANCE CHARGES..................   If any prepayment premium or
                                               yield maintenance charge is
                                               collected on any of the pooled
                                               mortgage loans, then the
                                               trustee will pay that amount in
                                               the proportions described under
                                               "Description of the Offered
                                               Certificates--Payments
                                               "Payments of Prepayment
                                               Premiums and Yield Maintenance
                                               Charges" in this prospectus
                                               supplement, to--

                                               -        the holders of the
                                                        class X certificates,
                                                        and/or

                                               -        the holders of any
                                                        other class or classes
                                                        of certificates senior
                                                        to the class
                                                        _____certificates,
                                                        that are then entitled
                                                        to receive payments of
                                                        principal.

REDUCTIONS OF CERTIFICATE PRINCIPAL
   BALANCES IN CONNECTION WITH LOSSES
   ON THE UNDERLYING MORTGAGE LOANS
   AND DEFAULT-RELATED AND OTHER
   UNANTICIPATED EXPENSES...................   Because of losses on the
                                               underlying mortgage loans
                                               and/or default-related and
                                               other unanticipated expenses of
                                               the trust, the total principal
                                               balance of the mortgage pool,
                                               net of advances of principal,
                                               may fall below the total
                                               principal balance of the series
                                               _____ certificates. If and to
                                               the extent that those losses
                                               and expenses cause a deficit to
                                               exist following the payments
                                               made on the series _____
                                               certificates on any payment
                                               date, the total principal
                                               balances of the following
                                               classes of series _____
                                               certificates will be
                                               successively reduced in the
                                               following order, until that
                                               deficit is eliminated:


                                        REDUCTION ORDER          CLASS

                                               1                   N
                                               2                   M
                                               3                   L
                                               4                   K
                                               5                   J
                                               6                   H
                                               7                   G
                                               8                   F
                                               9                   E
                                              10                   D
                                              11                   C
                                              12                   B
                                              13              A-1 and A-2


                                               Any reduction to the total
                                               principal balances of the class
                                               A-1 and class A-2 certificates
                                               will be made on a PRO RATA basis
                                               in accordance with the relative
                                               sizes of those principal
                                               balances.


                                               See "Description of the Offered
                                               Certificates--Reductions of
                                               Certificate Principal Balances in
                                               Connection With Realized

                                               Losses and Additional Trust
                                               Fund Expenses" in this
                                               prospectus supplement.


ADVANCES OF DELINQUENT MONTHLY
    DEBT SERVICE PAYMENTS...................   Except as described in the next
                                               two paragraphs, the master
                                               servicer will be required to
                                               make advances with respect to
                                               any delinquent monthly
                                               payments, other than balloon
                                               payments, of principal and/or
                                               interest due on the pooled
                                               mortgage loans. In addition,
                                               the trustee must make any of
                                               those advances that the master
                                               servicer fails to make. As
                                               described under "Description of
                                               the Offered
                                               Certificates--Advances of
                                               Delinquent Monthly Debt Service
                                               Payments" in this prospectus
                                               supplement, any party that
                                               makes an advance will be
                                               entitled to be reimbursed for
                                               the advance, together with
                                               interest at the prime rate
                                               described in that section of
                                               this prospectus supplement.

                                               Notwithstanding the foregoing,
                                               neither of the master servicer
                                               nor the trustee will be required
                                               to make any advance that it
                                               determines, in its good faith and
                                               reasonable judgment, will not be
                                               recoverable from proceeds of the
                                               related mortgage loan.

                                               In addition, if any of the
                                               adverse events or circumstances
                                               that we describe under "Servicing
                                               of the Underlying Mortgage
                                               Loans--Required Appraisals" in
                                               this prospectus supplement, occur
                                               or exist with respect to any
                                               pooled mortgage loan or the
                                               mortgaged real property for that
                                               loan, the special servicer will
                                               be obligated to obtain a new
                                               appraisal or, in cases involving
                                               relatively small principal
                                               balances, conduct a valuation of
                                               that property. If, based on that
                                               appraisal or other valuation, it
                                               is determined that--

                                               -        the principal balance
                                                        of, and other
                                                        delinquent amounts due
                                                        under, the mortgage
                                                        loan, exceed


                                               -        90% of the new
                                                        estimated value of
                                                        that real property,
                                               then the amount otherwise
                                               required to be advanced with
                                               respect to interest on that
                                               mortgage loan will be reduced.
                                               The reduction will be in the same
                                               proportion that the excess bears
                                               to the principal balance of the
                                               mortgage loan, net of related
                                               advances of principal. Due to the
                                               payment priorities, any reduction
                                               in advances will reduce the funds
                                               available to pay interest on the
                                               most subordinate interest-bearing
                                               class of series _____
                                               certificates then outstanding.

                                               See "Description of the Offered
                                               Certificates--Advances of
                                               Delinquent Monthly Debt Service
                                               Payments" and "Servicing of the
                                               Underlying Mortgage
                                               Loans--Required Appraisals" in
                                               this prospectus supplement. See
                                               also "Description of the
                                               Certificates--Advances" in the
                                               accompanying prospectus.

REPORTS TO CERTIFICATEHOLDERS...............   On each payment date, the
                                               following reports will be
                                               available to you and will
                                               contain the information
                                               described under "Description of
                                               the Offered
                                               Certificates--Reports to
                                               Certificateholders; Available
                                               Information" in this prospectus
                                               supplement:


                                               -        Delinquent Loan Status
                                                        Report


                                               -        Historical Liquidation
                                                        Report


                                               -        Historical Loss
                                                        Estimate Report

                                               -        REO Status Report


                                               -        Servicer Watch List
                                                        Report


                                               -        Loan Payoff
                                                        Notification Report

                                               -        Comparative Financial
                                                        Status Report


                                               -        Operating Statement
                                                        Analysis Report

                                               Upon reasonable prior notice, you
                                               may also review at the trustee's
                                               offices during normal business
                                               hours a variety of information
                                               and documents that pertain to the
                                               pooled mortgage loans and the
                                               mortgaged real properties for
                                               those loans. We expect that the
                                               available information and
                                               documents will include loan
                                               documents, borrower operating
                                               statements, rent rolls and
                                               property inspection reports, to
                                               the extent received by the
                                               trustee.

                                               See "Description of the Offered
                                               Certificates--Reports to
                                               Certificateholders; Available
                                               Information" in this prospectus
                                               supplement.

OPTIONAL AND OTHER TERMINATION..............   Specified parties to the
                                               transaction may terminate the
                                               trust when the total principal
                                               balance of the related mortgage
                                               pool, net of advances of
                                               principal, is less than
                                               approximately ____% of the
                                               initial mortgage pool balance.
                                               See "Description of the Offered
                                               Certificates--Termination" in
                                               this prospectus supplement.

         THE UNDERLYING MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES

GENERAL.....................................   In this section, "--The
                                               Underlying Mortgage Loans and
                                               the Mortgaged Real Properties",
                                               we provide summary information
                                               with respect to the mortgage
                                               loans that we intend to include
                                               in the trust. For more detailed
                                               information regarding those
                                               mortgage loans, you should
                                               review the following sections
                                               in this prospectus supplement:

                                               -        "Description of the
                                                        Mortgage Pool"

                                               -        "Risk Factors--Risks
                                                        Related to the
                                                        Underlying Mortgage
                                                        Loans"

                                               -        Annex A-1-Certain
                                                        Characteristics of the
                                                        Underlying Mortgage
                                                        Loans

                                               -        Annex A-2-Certain
                                                        Monetary Terms of the
                                                        Underlying Mortgage
                                                        Loans



                                               When reviewing the information
                                               that we have included in this
                                               prospectus supplement with
                                               respect to the mortgage loans
                                               that are to back the offered
                                               certificates, please note that--

                                               -        All numerical
                                                        information provided
                                                        with respect to the
                                                        mortgage loans is
                                                        provided on an
                                                        approximate basis.


                                               -        All weighted average
                                                        information provided
                                                        with respect to the
                                                        mortgage loans
                                                        reflects a weighting
                                                        based on their
                                                        respective cut-off
                                                        date principal
                                                        balances. We will
                                                        transfer the cut-off
                                                        date principal balance
                                                        for each of the
                                                        mortgage loans to the
                                                        trust. We show the
                                                        cut-off date principal
                                                        balance for each of
                                                        the mortgage loans on
                                                        Annex A-1 to this
                                                        prospectus supplement.

                                               -        When information with
                                                        respect to mortgaged
                                                        real properties is
                                                        expressed as a
                                                        percentage of the
                                                        initial mortgage pool
                                                        balance, the
                                                        percentages are based
                                                        upon the cut-off date
                                                        principal balances of
                                                        the related mortgage
                                                        loans.

                                               -        If any of the mortgage
                                                        loans is secured by
                                                        multiple real
                                                        properties located in
                                                        more than one state, a
                                                        portion of that
                                                        mortgage loan has been
                                                        allocated to each of
                                                        those properties.

                                               -        Statistical
                                                        information regarding
                                                        the mortgage loans may
                                                        change prior to the
                                                        date of initial
                                                        issuance of the
                                                        offered certificates
                                                        due to changes in the
                                                        composition of the
                                                        mortgage pool prior to
                                                        that date.

SOURCE OF THE
   UNDERLYING MORTGAGE LOANS................   We are not the originator of
                                               the mortgage loans that we
                                               intend to include in the trust.
                                               We will acquire those mortgage
                                               loans from _____ separate
                                               parties. Each of those mortgage
                                               loans was originated by--

                                               -        the related mortgage
                                                        loan seller from whom
                                                        we acquired the
                                                        mortgage loan,

                                               -        an affiliate of the
                                                        related mortgage loan
                                                        seller, or

                                               -        a correspondent in the
                                                        related mortgage loan
                                                        seller's conduit
                                                        lending program.



PAYMENT AND OTHER TERMS.....................   Each of the mortgage loans that
                                               we intend to include in the
                                               trust is the obligation of a
                                               borrower to repay a specified
                                               sum with interest.

                                               Repayment of each of the mortgage
                                               loans is secured by a mortgage
                                               lien on the ownership and/or
                                               leasehold interest of the related
                                               borrower or another party in one
                                               or more commercial or multifamily
                                               real properties. Except for
                                               limited permitted encumbrances,
                                               which we describe in the
                                               "Glossary" to this prospectus
                                               supplement, that mortgage lien
                                               will be a first priority lien.

                                               All of the mortgage loans are or
                                               should be considered nonrecourse.
                                               None of the mortgage loans are
                                               insured or guaranteed by any
                                               governmental agency or
                                               instrumentality or by any private
                                               mortgage insurer.

                                               Each of the mortgage loans
                                               currently accrues interest at the
                                               annual rate specified with
                                               respect to that loan on Annex A-1
                                               to this prospectus supplement.
                                               Except as otherwise described
                                               below with respect to mortgage
                                               loans that have anticipated
                                               repayment dates, the mortgage
                                               interest rate for each mortgage
                                               loan is, in the absence of
                                               default, fixed for the entire
                                               term of the loan. [IF ANY OF THE
                                               MORTGAGE LOANS HAVE FLOATING OR
                                               ADJUSTABLE MORTGAGE INTEREST
                                               RATES, PROVIDE SUMMARY
                                               DESCRIPTION OF HOW TO CALCULATE
                                               THOSE RATES.]

                                               Each of the mortgage loans
                                               provides for scheduled payments
                                               of principal and/or interest to
                                               be due on the ________ day of
                                               each month. [PROVIDE SUMMARY
                                               DESCRIPTION REGARDING ANY
                                               ADJUSTMENTS TO THE MONTHLY DEBT
                                               SERVICE PAYMENTS AND ANY
                                               POTENTIAL NEGATIVE AMORTIZATION
                                               OF INTEREST.]


                                               ________ of the mortgage loans,
                                               representing ____% of the
                                               initial mortgage pool balance,
                                               provide for:

                                               -        an amortization
                                                        schedule that is
                                                        significantly longer
                                                        than its remaining
                                                        term to stated
                                                        maturity; and

                                               -        a substantial payment
                                                        of principal on its
                                                        maturity date.


                                               ________ of the mortgage loans,
                                               representing ____% of the initial
                                               mortgage pool balance, provide
                                               material incentives to the
                                               related borrower to pay the
                                               mortgage loan in full by a
                                               specified date. We consider that
                                               date to be the anticipated
                                               repayment date for the mortgage
                                               loan. There can be no assurance,
                                               however, that these incentives
                                               will result in any of these
                                               mortgage loans being paid in full
                                               on or before its anticipated
                                               repayment date. The incentives,
                                               which in each case will become
                                               effective as of the related
                                               anticipated repayment date,
                                               include:


                                               -        The calculation of
                                                        interest in excess of
                                                        the initial mortgage
                                                        interest rate. The
                                                        additional interest
                                                        will be deferred and
                                                        will be
                                                        payable only after the
                                                        outstanding principal
                                                        balance of the mortgage
                                                        loan is paid in full.


                                               -        The application of
                                                        excess cash flow from
                                                        the mortgaged real
                                                        property to pay the
                                                        principal amount of
                                                        the mortgage loan. The
                                                        payment of principal
                                                        will be in addition to
                                                        the principal portion
                                                        of the normal monthly
                                                        debt service payment.

                                               The remaining _______ mortgage
                                               loans, representing ____% of the
                                               initial mortgage pool balance,
                                               have payment schedules that
                                               provide for the payment of these
                                               mortgage loans in full or
                                               substantially in full by their
                                               respective maturity dates.

DELINQUENCY STATUS..........................   None of the mortgage loans that
                                               we intend to include in the
                                               trust was _____ days or more
                                               delinquent with respect to any
                                               monthly debt service payment as
                                               of the cut-off date or at any
                                               time during the _____-month
                                               period preceding that date.

PREPAYMENT LOCK-OUT PERIODS.................   A prepayment lock-out period is
                                               currently in effect for
                                               ________ of the mortgage loans
                                               to be included in the trust.
                                               Set forth below is information
                                               regarding the remaining terms
                                               of those lock-out periods:


                  Maximum remaining lock-out period:             _____ months
                  Minimum remaining lock-out period:             _____ months
                  Weighted average remaining lock-out period:    _____ months


DEFEASANCE..................................   ________ of the mortgage loans
                                               to be included in the trust,
                                               representing ____% of the
                                               initial mortgage pool balance,
                                               permit the related borrower to
                                               obtain a full or partial
                                               release of the mortgaged real
                                               property from the related
                                               mortgage lien by delivering
                                               U.S. Treasury obligations as
                                               substitute collateral. None of
                                               these mortgage loans permits
                                               defeasance prior to the
                                               ________ anniversary of the
                                               date of initial issuance of the
                                               certificates.

ADDITIONAL STATISTICAL INFORMATION

A.  GENERAL CHARACTERISTICS.................   The mortgage pool will have the
                                               following general
                                               characteristics as of the
                                               cut-off date:


                                               Initial mortgage pool balance.............................         $
                                               Number of mortgage loans..................................
                                               Number of mortgaged real properties.......................

                                               Maximum cut-off date principal balance....................         $
                                               Minimum cut-off date principal balance....................         $
                                               Average cut-off date principal balance....................         $

                                               Maximum mortgage interest rate............................         %
                                               Minimum mortgage interest rate............................         %
                                               Weighted average mortgage interest rate...................         %

                                               Maximum original term to maturity

                                               or anticipated repayment date.........................        months
                                               Minimum original term to maturity

                                               or anticipated repayment date.........................        months
                                               Weighted average original term to maturity

                                               or anticipated repayment date.........................        months

                                               Maximum remaining term to maturity

                                               or anticipated repayment date.........................        months
                                               Minimum remaining term to maturity

                                               or anticipated repayment date.........................        months
                                               Weighted average remaining term to

                                               maturity or anticipated repayment date................        months

                                               Maximum underwritten debt

                                               service coverage ratio................................             x
                                               Minimum underwritten debt

                                               service coverage ratio................................             x
                                               Weighted average underwritten debt
                                               service coverage ratio................................             x

                                               Maximum cut-off date loan-to-appraised
                                               value ratio..........................................              %

                                               Minimum cut-off date loan-to-appraised
                                               value ratio..........................................              %

                                               Weighted average cut-off date loan-to-
                                               appraised value ratio.................................             %



B.  STATE CONCENTRATION.....................   The table below shows the
                                               number of, and percentage of
                                               the initial mortgage pool
                                               balance secured by, mortgaged
                                               real properties located in the
                                               indicated states:




                                                                                               % OF
                                                                    NUMBER OF            INITIAL MORTGAGE
                                                STATE               PROPERTIES             POOL BALANCE

                                                                                                %
                                                                                                %
                                                                                                %

                                               The remaining mortgaged real
                                               properties with respect to the
                                               mortgage pool, are located
                                               throughout ________ other states
                                               and ________________. No more
                                               than ____% of the initial
                                               mortgage pool balance is secured
                                               by mortgaged real properties
                                               located in any of these other
                                               jurisdictions.

C.  PROPERTY TYPES..........................   The table below shows the
                                               number of, and percentage of
                                               the initial mortgage pool
                                               balance secured by, mortgaged
                                               real properties operated for
                                               each indicated purpose:

                                                               % OF
                                         NUMBER OF       INITIAL MORTGAGE
                   PROPERTY TYPE        PROPERTIES         POOL BALANCE

                                                                 %
                                                                 %
                                                                 %
                                                                 %
                                                                 %
                                                                 %
                                                                 %
                                                                 %

D.  ENCUMBERED INTERESTS....................   The table below shows the
                                               number of, and percentage of
                                               the initial mortgage pool
                                               balance secured by, mortgaged
                                               real properties for which the
                                               encumbered interest is as
                                               indicated:


                                                                                                    % OF
                                               ENCUMBERED INTEREST IN THE        NUMBER OF    INITIAL MORTGAGE
                                               MORTGAGED REAL PROPERTY           PROPERTIES     POOL BALANCE

                                               Ownership                                             %
                                               Ownership in part,                                    %

                                               Leasehold in part
                                               Leasehold                                             %
                                               Other                                                 %

                       LEGAL AND INVESTMENT CONSIDERATIONS


FEDERAL INCOME
   TAX CONSEQUENCES.........................   The trustee or its agent will
                                               make elections to treat
                                               designated portions of the
                                               assets of the trust as three
                                               separate real estate mortgage
                                               investment conduits under
                                               Sections 860A through 860G of
                                               the Internal Revenue Code of
                                               1986. The designations for each
                                               of those three REMICs are as
                                               follows:

                                               -        REMIC I, the lowest
                                                        tier REMIC, which will
                                                        consist of, among
                                                        other things--

                                                        1.       the pooled
                                                                 mortgage
                                                                 loans, and

                                                        2.       any mortgaged
                                                                 real
                                                                 properties
                                                                 that may be
                                                                 acquired by
                                                                 the trust
                                                                 following a
                                                                 borrower
                                                                 default,

                                                        but will exclude
                                                        collections of
                                                        additional interest
                                                        accrued and deferred as
                                                        to payment with respect
                                                        to each mortgage loan
                                                        with an anticipated
                                                        repayment date that
                                                        remains outstanding past
                                                        that date;

                                               -        REMIC II, which will
                                                        hold the regular
                                                        interests in REMIC I;
                                                        and

                                               -        REMIC III, which will
                                                        hold the regular
                                                        interests in REMIC II.

                                               [Any assets not included in a
                                               REMIC will constitute a grantor
                                               trust for federal income tax
                                               purposes.]

                                               The offered certificates will be
                                               treated as regular interests in
                                               REMIC III. This means that they
                                               will be treated as newly issued
                                               debt instruments for federal
                                               income tax
                                               purposes. You will have to
                                               report income on your offered
                                               certificates in accordance with
                                               the accrual method of
                                               accounting even if you are
                                               otherwise a cash method
                                               taxpayer. The offered
                                               certificates will not represent
                                               any interest in the grantor
                                               trust referred to above.


                                               The class _____ and _____
                                               certificates will be issued with
                                               more than a DE MINIMIS amount of
                                               original issue discount. The
                                               class _____ certificates will be
                                               issued with a DE MINIMIS amount
                                               of original issue discount. The
                                               other offered certificates will
                                               not be issued with any original
                                               issue discount. If you own an
                                               offered certificate issued with
                                               original issue discount, you may
                                               have to report original issue
                                               discount income and be subject to
                                               a tax on this income before you
                                               receive a corresponding cash
                                               payment.


                                               For a more detailed discussion of
                                               the federal income tax aspects of
                                               investing in the offered
                                               certificates, see "Federal Income
                                               Tax Consequences" in this
                                               prospectus supplement and
                                               "Federal Income Tax Consequences"
                                               in the accompanying prospectus.


ERISA.......................................   We anticipate that, subject to
                                               satisfaction of the conditions
                                               referred to under "ERISA
                                               Considerations" in this
                                               prospectus supplement,
                                               retirement plans and other
                                               employee benefit plans and
                                               arrangements subject to--

                                               -        Title I of the
                                                        Employee Retirement
                                                        Income Security Act of
                                                        1974, as amended, or

                                               -        Section 4975 of the
                                                        Internal Revenue Code
                                                        of 1986,

                                               will be able to invest in the
                                               class A-1, A-2 and X
                                               certificates without giving
                                               rise to a prohibited
                                               transaction. This is based upon
                                               an individual prohibited
                                               transaction exemption granted
                                               to the underwriter by the U.S.
                                               Department of Labor. However,
                                               investments in the other
                                               offered certificates by, on
                                               behalf of or with assets of
                                               these entities, will be
                                               restricted as described under
                                               "ERISA Considerations" in this
                                               prospectus supplement.


                                               If you are a fiduciary of any
                                               retirement plan or other employee
                                               benefit plan or arrangement
                                               subject to Title I of ERISA or
                                               section 4975 of the Internal
                                               Revenue Code of 1986, you should
                                               review carefully with your legal
                                               advisors whether the purchase or
                                               holding of the offered
                                               certificates could give rise to a
                                               transaction that is prohibited
                                               under ERISA or Section 4975 of
                                               the Internal Revenue Code of
                                               1986. See "ERISA Considerations"
                                               in this prospectus supplement and
                                               in the accompanying prospectus.

LEGAL INVESTMENT............................   [Upon initial issuance, the
                                               following classes of offered
                                               certificates will constitute
                                               mortgage related securities
                                               for purposes of the Secondary
                                               Mortgage Market Enhancement Act
                                               of 1984:

                                               -        class A-1,

                                               -        class A-2,

                                               -        class B, and

                                               -        class X.

                                               The other offered certificates
                                               will NOT be "mortgage related
                                               securities" within the meaning
                                               of SMMEA.]


                                               You should consult your own legal
                                               advisors to determine whether and
                                               to what extent the offered
                                               certificates will be legal
                                               investments for you. See "Legal
                                               Investment" in this prospectus
                                               supplement and in the
                                               accompanying prospectus.


CERTAIN INVESTMENT
   CONSIDERATIONS...........................   The rate and timing of payments
                                               and other collections of
                                               principal on or with respect to
                                               the underlying mortgage loans
                                               will affect the yield to
                                               maturity on each offered
                                               certificate. In the case of
                                               offered certificates purchased
                                               at a discount, a slower than
                                               anticipated rate of payments
                                               and other collections of
                                               principal on the underlying
                                               mortgage loans could result in
                                               a lower than anticipated yield.
                                               In the case of class X
                                               certificates or any other
                                               offered certificates purchased
                                               at a premium, a faster than
                                               anticipated rate of payments
                                               and other collections of
                                               principal on the underlying
                                               mortgage loans could result in
                                               a lower than anticipated yield.
                                               If you are contemplating the
                                               purchase of class X
                                               certificates, you should be
                                               aware that-



                                               -        the yield to maturity
                                                        on those certificates
                                                        will be highly
                                                        sensitive to the rate
                                                        and timing of
                                                        principal prepayments
                                                        and other
                                                        liquidations on or with
                                                        respect to the
                                                        underlying mortgage
                                                        loans, and

                                               -        that an extremely
                                                        rapid rate of
                                                        prepayments and/or
                                                        other liquidations on
                                                        or with respect to the
                                                        underlying mortgage
                                                        loans could result in
                                                        a substantial loss of
                                                        your initial
                                                        investment.


                                               See "Yield and Maturity
                                               Considerations" in this
                                               prospectus supplement and in
                                               the accompanying prospectus.

                                  RISK FACTORS


         The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risks associated with that class.

         The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation.

         You should consider the following factors, as well as those set forth under "Risk Factors" in the accompanying prospectus, in deciding whether to purchase any offered certificates. The "Risk Factors" section in the accompanying prospectus includes a number of general risks associated with making an investment in the offered certificates.

RISKS RELATED TO THE OFFERED CERTIFICATES

         THE CLASS B, C, D, E AND F CERTIFICATES ARE SUBORDINATE TO, AND ARE THEREFORE RISKIER THAN, THE CLASS A-1, A-2 AND X CERTIFICATES. If you purchase class B, C, D, E or F certificates, then your offered certificates will provide credit support to other classes of offered certificates. As a result, you will receive payments after, and must bear the effects of losses on the underlying mortgage loans before, the holders of those other classes of offered certificates.









         When making an investment decision, you should consider, among other things-

         - the payment priorities of the respective classes of the certificates,

         - the order in which the principal balances of the respective classes of the certificates with balances will be reduced in connection with losses and default-related shortfalls, and


         - the characteristics and quality of the mortgage loans in the trust.

         See "Description of the Mortgage Pool" and "Description of the Offered Certificates--Payments" and "--Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement. See also "Risk Factors--The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses may be Highly Unpredictable", "--Any Credit Support for Your Offered Certificates may be Insufficient to Protect you Against all Potential Losses" and "--Payments on the Offered Certificates Will be Made Solely from the Limited Assets of the Related Trust, and Those Assets may be Insufficient to Make all Required Payments on Those Certificates" in the accompanying prospectus.

         THE OFFERED CERTIFICATES HAVE UNCERTAIN YIELDS TO MATURITY. The yield on your offered certificates will depend on--

         -        the price you paid for your offered certificates, and

         - the rate, timing and amount of payments on your offered certificates.

         The rate, timing and amount of payments on your offered certificates will depend on:

         -        the pass-through rate for your offered certificates;

         - the rate and timing of payments and other collections of principal on the underlying mortgage loans;

         - the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans;

         - the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for payment on your offered certificates;

         - the collection and payment of prepayment premiums and yield maintenance charges with respect to the underlying mortgage loans; and

         - servicing decisions with respect to the underlying mortgage loans.

         These factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates.

         See "Description of the Mortgage Pool", "Servicing of the Underlying Mortgage Loans", "Description of the Offered Certificates--Payments" and "-Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" and "Yield and Maturity Considerations" in this prospectus supplement. See also "Risk Factors--The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses may be Highly Unpredicatable" and "Yield and Maturity Considerations" in the accompanying prospectus.

         THE INVESTMENT PERFORMANCE OF YOUR OFFERED CERTIFICATES MAY VARY MATERIALLY AND ADVERSELY FROM YOUR EXPECTATIONS BECAUSE THE RATE OF PREPAYMENTS AND OTHER UNSCHEDULED COLLECTIONS OF PRINCIPAL ON THE UNDERLYING MORTGAGE LOANS IS FASTER OR SLOWER THAN YOU ANTICIPATED.


         If you purchase your offered certificates at a premium, and if payments and other collections of principal on the mortgage loans in the trust occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your offered certificates at a discount, and if payments and other collections of principal on the mortgage loans in the trust occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. You should consider that prepayment premiums and yield maintenance charges may not be collected in all circumstances. Furthermore, even if a prepayment premium or yield maintenance charge is collected and payable on your offered certificates, it may not be sufficient to offset fully any loss in yield on your offered certificates.

         If you purchase class X certificates, your yield to maturity will be particularly sensitive to the rate and timing of principal payments and losses on the mortgage loans. Prior to investing in those certificates, you should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in your failure to recover fully your initial investment. The ratings on the class X certificates do not address whether a purchaser of those certificates would be able to recover its initial investment in them.


         The yield on the offered certificates with variable pass-through rates could also be adversely affected if the mortgage loans with higher mortgage interest rates pay principal faster than the mortgage loans with lower mortgage interest rates. This is because those classes bear interest at pass-through rates equal to, based upon or limited by, as applicable, a weighted average of net interest rates derived from the mortgage loans.

         ERISA CONSIDERATIONS. The regulations that govern pension and other employee benefit plans subject to ERISA and plans and other retirement arrangements subject to Section 4975(c) of the Internal Revenue Code of 1986 are complex. Accordingly, if you are using the assets of a plan or arrangement to acquire offered certificates, you are urged to consult legal counsel regarding consequences under ERISA and the Internal Revenue Code of 1986 of the acquisition, ownership and disposition of those certificates. In particular, the purchase or holding of class B, C, D, E and F certificates by any plan or arrangement may result in a prohibited transaction or the imposition of excise taxes or civil penalties. As a result, these offered certificates should not be acquired by, on behalf of, or with assets of any plan or arrangement, unless the purchase and continued holding of the certificate or an interest in the certificate is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986 under Sections I and III of Prohibited

Transaction Class Exemption 95-60. Sections I and III of
Prohibited Transaction Class Exemption 95-60 provide an exemption from the prohibited transaction rules for some transactions involving an insurance company general account.

         See "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

RISKS RELATED TO THE UNDERLYING MORTGAGE LOANS

         REPAYMENT OF THE UNDERLYING MORTGAGE LOANS DEPENDS ON THE OPERATION OF THE MORTGAGED REAL PROPERTIES. The underlying mortgage loans are secured by mortgage liens on ownership and/or leasehold interests in the following types of real property:


         [SPECIFY PROPERTY TYPES.]


         The risks associated with lending on these types of real properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, repayment of each of the underlying mortgage loans is dependent on--

         - the successful operation and value of the mortgaged real property, and

         - the related borrower's ability to sell or refinance the mortgaged real property.

         See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which may Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There is no Assurance" and "Description of the Trust Assets--Mortgage Loans--A Discussion of Various Types of Multifamily and Commercial Properties That May Secure Mortgage Loans Underlying a Series of Offered Certificates" in the accompanying prospectus.

         THE UNDERLYING MORTGAGE LOANS HAVE A VARIETY OF CHARACTERISTICS WHICH MAY EXPOSE INVESTORS TO GREATER RISK OF DEFAULT AND LOSS. When making an investment decision, you should consider, among other things, the following characteristics of the underlying mortgage loans and/or the mortgaged real properties for those loans. Any or all of these characteristics can affect, perhaps materially and adversely, the investment performance of your offered certificates. Each of the respective items below includes a cross-reference to where the associated risks are further discussed in this prospectus supplement or in the accompanying prospectus. In addition, each of those items may include a cross reference to where further information about the particular characteristic may be found in this prospectus supplement.

         - The Mortgaged Real Property Will Be the Sole Asset Available to Satisfy the Amounts Owing Under an Underlying Mortgage Loan in the Event of Default. All of the mortgage loans that we intend to include in the trust are or should be considered nonrecourse loans. If the related borrower defaults on any of the underlying mortgage loans, only the mortgaged real property, and none of the other assets of the borrower, is available to satisfy the debt. Even if the related loan documents permit recourse to the borrower or a guarantor, the trust may not be able to ultimately collect the amount due under a defaulted mortgage loan. None of the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer. See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which may Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There is no Assurance--Most of the Mortgage Loans Underlying Your Offered Certificates Will be Nonrecourse" in the accompanying prospectus.

         - In Some Cases, a Mortgaged Real Property is Dependent on a Single Tenant or on One or a Few Major Tenants. In the case of ________ mortgaged real properties, securing ____% of the initial mortgage pool balance, the related borrower has leased the property to at least one tenant that occupies ____% or more of the particular property. In the case of _____ of those properties, securing ____% of the initial mortgage pool balance, the related borrower has leased the particular property to a single tenant that occupies all or substantially all of it. Accordingly, the full and timely payment of each of the related mortgage loans is highly dependent on the continued operation of the major tenant or tenants, which, in some cases, is the sole tenant, at the mortgaged real property. See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which may Decline Over Time and the Related Borrower's Ability to Refinance the Property, of Which There is no Assurance--The Successful Operation of a Multifamily or Commercial Property Depends on Tenants", "--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which may Decline Over Time and the Related Borrower's Ability to Refinance the Property, of Which There is no Assurance--Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral" and "Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which may Decline Over Time and the Related Borrower's Ability to Refinance the Property, of Which There is no Assurance--Tenant Bankruptcy Adversely Affects Property Performance" in the accompanying prospectus.

         - _____% or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on Each of the Following Property Types-[SPECIFY PROPERTY TYPES.]


                  [ADD DISCLOSURE RELATING TO EACH PROPERTY TYPE AS TO WHICH THERE EXISTS A MATERIAL CONCENTRATION BASED ON CUT-OFF DATE PRINCIPAL BALANCES OF THE UNDERLYING MORTGAGE LOANS.]

                  The inclusion in the trust of a significant concentration of mortgage loans that are secured by mortgage liens on a particular type of income-producing property makes the overall performance of the mortgage pool materially more dependent on the factors that affect the operations at and value of that property type. See "Description of the Trust Assets--Mortgage Loans--A Discussion of Various Types of Multifamily and Commercial Properties That May Secure Mortgage Loans Underlying a Series of Offered Certificates" in the accompanying prospectus.


         - ____% or More of the Initial Mortgage Pool Balance Will be Secured by Mortgage Liens on Real Property Located in Each of the Following States--[SPECIFY STATES]. The mortgaged real properties located in each of the following states secure mortgage loans or allocated portions of mortgage loans that represent ____% or more of the initial mortgage pool balance:

                                                                      % OF
                                             NUMBER OF          INITIAL MORTGAGE
                  STATE                      PROPERTIES           POOL BALANCE




                  The inclusion of a significant concentration of mortgage loans that are secured by mortgage liens on real properties located in a particular state makes the overall performance of the mortgage pool materially more depending on economic and other conditions or events in that state. See "Risk Factors--Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss" in the accompanying prospectus.


         -        The Mortgage Pool Will Include Adjustable Rate Mortgage Loans.
                  ________ mortgage loans, representing ____% of the initial mortgage pool balance, provide for adjustments to their respective interest rates and corresponding adjustments to their respective monthly debt service payments. See "Risk Factors--Adjustable Rate Mortgage Loans Entail Greater Risks of Default to Lenders than Fixed Rate Mortgage Loans" in the accompanying prospectus.

         - The Mortgage Pool Will Include Material Concentrations of Balloon Loans and Loans With Anticipated Repayment Dates. ________ mortgage loans, representing ____% of the initial mortgage pool balance, are balloon loans. In addition, ________ mortgage loans, representing ____% of the initial mortgage pool balance, provide material incentives for the related borrower to repay the loan by an anticipated repayment date prior to maturity. The ability of a borrower to make the required balloon payment on a balloon loan at maturity, and the ability of a borrower to repay a mortgage loan on or before any related anticipated repayment date, in each case depends upon its ability either to refinance the loan or to sell the mortgaged real property. Although a mortgage loan may provide the related borrower with incentives to repay the loan by an anticipated repayment date prior to maturity, the failure of that borrower to do so will not be a default under that loan. See "Description of the Mortgage Pool--Terms and Conditions of the Underlying Mortgage Loans" in this prospectus supplement and "Risk Factors--The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses may be Highly Unpredictable--There is an Increased Risk of Default Associated with Balloon Payments" in the accompanying prospectus.

         - The Mortgage Pool Will Include Some Disproportionately Large Mortgage Loans and Groups of Cross-Collateralized Mortgage Loans. The inclusion in the mortgage pool of one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans can result in losses that are more severe, relative to the size of the mortgage pool, than would be the case if the total balance of the mortgage pool were distributed more evenly. The ______largest mortgage loans and groups of cross-collateralized mortgage loans to be included in the trust represent ____% of the initial mortgage pool balance. See "Description of the Mortgage Pool--General", "--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans With Affiliated Borrowers" and "--Significant Underlying Mortgage Loans" in this prospectus supplement and "Risk Factors--Loan Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss" in the accompanying prospectus.

         -        The Mortgage Pool Will Include Leasehold Mortgage Loans.
                  ________ mortgage loans, representing ____% of the initial mortgage pool balance, are secured by mortgage liens on the related borrower's leasehold interest in all or a portion of the mortgaged real property, but not by the corresponding ownership interest in the property that is subject to the ground lease. Because of possible termination of the related ground lease, lending on a leasehold interest in a real property is riskier than lending on an actual ownership interest in that property. See "Description of the Mortgage Pool--Additional Loan and Property Information--Leaseholds" in this prospectus supplement. See also "Risk Factors--Ground Leases Create Risks for Lenders that are not Present When Lending on an Actual Ownership Interest in a Real Property" and "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Considerations" in the accompanying prospectus.

         - Some of the Mortgaged Real Properties Are Legal Nonconforming Uses or Legal Nonconforming Structures.

                  ________ mortgage loans, representing ____% of the initial mortgage pool balance, are secured by a mortgage lien on a real property that is a "legal nonconforming use" or a "legal nonconforming structure". This may impair the ability of the borrower to restore the improvements on an mortgaged real property to its current form or use following a major casualty. See "Description of the Mortgage Pool--Certain Underwriting Matters-Zoning and Building Code Compliance" in this prospectus supplement and "Risk Factors--Changes in Zoning may Adversely Affect the Use or Value of a Real Property" in the accompanying prospectus.

         - Some of the Mortgaged Real Properties Are Encumbered by Subordinate Debt. ________ mortgage loans, representing ____% of the initial mortgage pool balance, are secured by mortgaged real properties that are known to us to be encumbered by secured subordinate debt that is not part of the mortgage pool. The existence of secured subordinate indebtedness may adversely affect the borrower's financial viability and/or the trust's security interest in the mortgaged real property. Any or all of the following may result from the existence of secured subordinate indebtedness on a mortgaged real property.

                  1. refinancing the related underlying mortgage loan at maturity for the purpose of making any balloon payments may be more difficult;

                  2. reduced cash flow could result in deferred maintenance at the particular real property;

                  3. if the holder of the subordinated debt files for bankruptcy or is placed in involuntary receivership, foreclosing on the particular real property could be delayed; and

                  4. if the mortgaged real property depreciates for whatever reason, the related borrower's equity is more likely to be wiped out, thereby eliminating the related borrower's incentive to continue making payments on its mortgage loan.

                  [The lender of any material subordinate debt on the mortgaged real properties known to us, has agreed not to foreclose or take other legal action against the particular real property or the related borrower, for so long as the related mortgage loan is outstanding and the trust has not done so.]

                  See "Description of the Mortgage Pool--Additional Loan and Property Information--Additional and Other Financing" in this prospectus supplement and "Risk Factors--Subordinate Debt Increases the Likelihood That a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates" in the accompanying prospectus.

         - Some of the Mortgaged Real Properties Do Not Comply with the Americans with Disabilities Act of 1990. Not all of the mortgaged real properties securing mortgage loans that we intend to include in the trust, comply with the Americans with Disabilities Act of 1990. Compliance can be expensive. See "Risk Factors--Compliance with the Americans with Disabilities Act of 1990 May be Expensive" in the accompanying prospectus.


         - Multiple Mortgaged Real Properties Are Owned by the Same Borrower or Affiliated Borrowers or Are Occupied, in Whole or in Part, by the Same Tenant or Affiliated Tenants. ________ separate groups of mortgage loans that we intend to include in the trust, have borrowers that, in the case of each of those groups, are the same or under common control. See "Description of the Mortgage Pool--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans With Affiliated Borrowers" in this prospectus supplement.

                  In addition, there may be tenants which lease space at more than one mortgaged real property securing mortgage loans that we intend to include in the trust. Furthermore, there may be tenants that are related to or affiliated with a borrower. See Annex A-1 to this prospectus supplement for a list of the ________ most significant tenants at each of the mortgaged real properties used for [SPECIFY USE OF PROPERTIES].

                  The bankruptcy or insolvency of, or other financial problems with respect to, any borrower or tenant that is, directly or through affiliation, associated with two or more of the mortgaged real properties could have an adverse effect on all of those properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans in the trust. See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends upon the Performance and Value of the Underlying Real Property, Which may Decline Over Time and the Related Borrower's Ability to Refinance the Property, of Which There is no Assurance--Tenant Bankruptcy Adversely Affects Property Performance", "--Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss" and "--Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates" in the accompanying prospectus.

         - Some Borrowers Under the Underlying Mortgage Loans Will not be Special Purpose Entities. The business activities of the borrowers under pooled mortgage loans with cut-off date principal balances below $______________, may not be limited to owning their respective mortgaged real properties. Accordingly, the financial success of each of those borrowers may be affected by the performance of its other business activities, including other real estate interests. Those other business activities increase the possibility that the borrower may become bankrupt or insolvent.

         CHANGES IN MORTGAGE POOL COMPOSITION CAN CHANGE THE NATURE OF YOUR INVESTMENT. If you purchase any of class B, C, D, E, F or X certificates other than the class _____certificates, you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons who own class A-1 and class A-2 certificates. See "Risk Factors--Changes in Pool Composition Will Change the Nature of Your Investment" in the accompanying prospectus.

         LENDING ON INCOME-PRODUCING REAL PROPERTIES ENTAILS ENVIRONMENTAL RISKS. The trust could become liable for a material adverse environmental condition at one of the mortgaged real properties securing the mortgage loans in the trust. Any potential environmental liability could reduce or delay payments on the offered certificates.

         A third-party consultant conducted an environmental site assessment, or updated a previously conducted assessment, with respect to ________ of the mortgaged real properties for the underlying mortgage loans, during the _____-month period ending on ______________. Each of those environmental site assessments or updates, as the case may be, complied with industry-wide standards. Not all of those environmental site assessments, however, satisfied all the requirements necessary to be considered a Phase I environmental site assessment. In ________ cases, a third-party consultant also conducted a Phase II environmental site assessment of a mortgaged real property. If any assessment or update revealed a material adverse environmental condition or circumstance at any mortgaged real property and the consultant recommended action, then, depending on the nature of the condition or circumstance, the borrower has--


         - implemented or agreed to implement an operations and maintenance plan, in the manner and within the time frames specified in the related loan documents;

         - agreed to monitor periodically nearby properties, in the manner and within the time frames specified in the related loan documents; or

         - established a reserve account with the lender to cover the estimated cost of addressing the condition or circumstances.


         In many cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related loan documents required, the establishment of an operation and maintenance plan to address the issue or, in the case of asbestos-containing materials and lead-based paint, an abatement or removal program. In ________ cases, the particular asbestos-containing materials or lead-based paint was in poor condition. This could result in a claim for damages by any party injured by that condition.

         In ________ cases, the cost to remediate, prevent or otherwise deal with an adverse environmental condition at a mortgaged real property securing a mortgage loan that we intend to include in the trust, was estimated to be more than [$50,000].

         [In ________ cases, the environmental consultant did not recommend that any action be taken with respect to a potential adverse environmental condition at a mortgaged real property securing a mortgage loan that we intend to include in the trust, because a responsible party with respect to that condition had already been identified.]

         [In the case of ________ mortgaged real properties, securing ____% of the initial mortgage pool balance, either-

         - no environmental site assessment was conducted in connection with the origination of the related underlying mortgage loan, or


         - a Phase II environmental site assessment was recommended but not performed.]







        See "Risk Factors--Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing" and "Certain Legal Aspects of Mortgage Loans--Environmental Considerations" in the accompanying prospectus.


         LENDING ON INCOME-PRODUCING PROPERTIES ENTAILS RISKS RELATED TO PROPERTY CONDITION. Licensed engineers inspected ________ of the mortgaged real properties of the mortgage loans that we intend to include in the trust, during the _____-month period preceding the cut-off date, to assess--


         - the structure, exterior walls, roofing, interior construction, mechanical and electrical systems, and


         - the general condition of the site, buildings and other improvements located at each property.

At ________ of those properties, the inspections identified conditions requiring escrows to be established for repairs or replacements estimated to cost in excess of [$100,000].

In ________ of these cases, the originator required the related borrower to fund reserves, or deliver letters of credit or other instruments, to cover these costs.

         LIMITATIONS ON ENFORCEABILITY OF CROSS-COLLATERALIZATION. The mortgage pool will include ________ mortgage loans that are secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties. These mortgage loans are identified in the tables contained in Annex A-1. The purpose of securing any particular mortgage loan or group of cross-collateralized mortgage loans with multiple real properties is to reduce the risk of default or ultimate loss as a result of an inability of any particular property to generate sufficient net operating income to pay debt service. [However, ________ of these mortgage loans permit--

         - the release of one or more of the mortgaged real properties from the related mortgage lien, and/or

         - a full or partial termination of the applicable cross-collateralization, in each case, upon the satisfaction of the conditions described under "Description of the Mortgage Pool--Terms and Conditions of the Mortgage Loans" in this prospectus supplement.]

         In addition, when multiple real properties secure a mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to avoid recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

         ________ mortgage loans that we intend to include in the trust are, in each case, secured by real properties located in two or more states. These mortgage loans represent ____% of the initial mortgage pool balance. Foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state. Upon a default under any of these mortgage loans, it may not be possible to foreclose on the related mortgaged real properties simultaneously.

         LIMITED INFORMATION CAUSES UNCERTAINTY. ________ of the mortgage loans that we intend to include in the trust, are acquisition financing. Accordingly, limited or no operating information is available with respect to the mortgaged real properties for those mortgage loans. As a result, you may find it difficult to analyze the performance of those properties.

         [PRIOR BANKRUPTCIES. We are aware that, in the case of ________ mortgage loans that we intend to include in the trust--

         - the related borrower or a principal in the related borrower has been a party to, or

         - the related mortgaged real property has been the subject of, prior bankruptcy proceedings.]

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT


         From time to time we use capitalized terms in this prospectus supplement. If any of those capitalized terms is not defined when it is first used in this prospectus supplement, it will have the meaning assigned to it in the "Glossary" attached to this prospectus supplement.


                           FORWARD-LOOKING STATEMENTS


         This prospectus supplement and the accompanying prospectus includes the words "expects", "intends", "anticipates", "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                        DESCRIPTION OF THE MORTGAGE POOL


GENERAL


         We intend to include the ________ mortgage loans identified on Annex A-1 to this prospectus supplement in the trust. The mortgage pool consisting of those loans will have an initial mortgage pool balance of $___________. However, the actual initial mortgage pool balance may be as much as ____% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Changes in Mortgage Pool Characteristics" below.

         The initial mortgage pool balance will equal the total cut-off date principal balance of the mortgage loans included in the trust. The cut-off date principal balance of any mortgage loan is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust is shown on Annex A-1 to this prospectus supplement. Those cut-off date principal balances range from $_________ to $__________, and the average of those cut-off date principal balances is $_________.

         Each of the mortgage loans that we intend to include in the trust is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by a promissory note and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the ownership and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will, in all cases, be a first priority lien, subject only to Permitted Encumbrances.


         You should consider each of the pooled mortgage loans to be a nonrecourse obligation of the related borrower. In the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged real property or properties for satisfaction of that borrower's obligations. In those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the pooled mortgage loans will be insured or guaranteed by any governmental entity or by any other person.

         We provide in this prospectus supplement a variety of information regarding the mortgage loans that we intend to include in the trust. When reviewing this information, please note that--


         - All numerical information provided with respect to the mortgage loans is provided on an approximate basis.


         - All weighted average information provided with respect to the mortgage loans reflects a weighting by their respective cut-off date principal balances.

         - When information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans.

         - If a mortgage loan is secured by multiple mortgaged real properties located in more than one state, a portion of that mortgage loan has been allocated to each of those properties.

         - Statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date.


CROSS-COLLATERALIZED MORTGAGE LOANS, MULTI-PROPERTY MORTGAGE LOANS AND MORTGAGE LOANS WITH AFFILIATED BORROWERS


         The mortgage pool will include ________ mortgage loans that are, in each case, individually or through cross-collateralization with other mortgage loans, secured by two or more real properties. [However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to avoid recording tax. The mortgage amount may equal the appraised value or allocated loan amount for the particular real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans.]

         ________ of the mortgage loans referred to in the prior paragraph entitle the related borrower(s) to obtain a release of one or more of the corresponding mortgaged real properties and/or a termination of any applicable cross-collateralization, subject, in each case, to the fulfillment of one or more of the following conditions--

         - the pay down of the mortgage loan(s) in an amount equal to a specified percentage, which is usually ____%, of the portion of the total loan amount allocated to the property or properties to be released;


         - the satisfaction of debt service coverage and loan-to-value tests for the property or properties that will remain as collateral; and/or

         - receipt by the lender of confirmation from each applicable rating agency that the action will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.

In addition, ________ of the mortgage loans referred to in the prior paragraph also entitle the related borrower to a release of one or more of the corresponding mortgaged real properties through defeasance. See "--Certain Terms and Conditions of the Mortgage Loans--Defeasance Loans" below.

         The table below identifies each group of mortgaged real properties that secure an individual multi-property mortgage loan or a group of cross-collateralized mortgage loans that represent at least ____% of the initial mortgage pool balance.



                                     NUMBER OF STATES                 % OF
                                         WHERE THE                   INITIAL
                                      PROPERTIES ARE                MORTGAGE
PROPERTY NAMES                            LOCATED                 POOL BALANCE




         The table below shows each group of mortgaged real properties that:

         -        are owned by the same or affiliated borrowers; and

         - secure two or more non-cross-collateralized mortgage loans that represent at least ____% of the initial mortgage pool balance.



                              NUMBER OF STATES
                                  WHERE THE                    % OF
                               PROPERTIES ARE            INITIAL MORTGAGE
PROPERTY NAMES                     LOCATED                 POOL BALANCE



CERTAIN TERMS AND CONDITIONS OF THE UNDERLYING MORTGAGE LOANS

         DUE DATES. All of the mortgage loans that we intend to include in the trust provide for monthly debt service payments to be due on the _____ day of each month.

         MORTGAGE RATES; CALCULATIONS OF INTEREST. In general, each of the mortgage loans that we intend to include in the trust bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity. However, as described below under "--ARD Loans, each of those mortgage loans that has an anticipated repayment date will accrue interest after that date at a rate that is in excess of its mortgage interest rate prior to that date. [IF ANY OF THE MORTGAGE LOANS HAVE FLOATING OR ADJUSTABLE MORTGAGE INTEREST RATES, DISCUSS CALCULATION OF THOSE RATES, INCLUDING INDICES, GROSS MARGINS, ADJUSTMENT DATES, FLOORS AND CAPS.]

         The mortgage interest rate for each of the mortgage loans that we intend to include in the trust is shown on Annex A-1 to this prospectus supplement. As of the cut-off date, those mortgage interest rates ranged from ____% per annum to ____% per annum, and the weighted average of those mortgage interest rates was ____% per annum.

         Except in the case of mortgage loans with anticipated repayment dates, none of the mortgage loans that we intend to include in the trust provides for negative amortization or for the deferral of interest. [DESCRIBE ANY POTENTIAL NEGATIVE AMORTIZATION.]

         Each of the pooled mortgage loans will accrue interest on the basis of one of the following conventions:

         - the actual number of days elapsed during each one-month accrual period in a year of 360 days; or

         -        a 360-day year consisting of twelve 30-day months; or


         -        [SPECIFY ANY OTHER BASIS].

         The table below shows the number of, and percentage of initial mortgage pool balance represented by, mortgage loans that accrue interest based on each of the foregoing conventions.


                                                                  % OF
                                            NUMBER OF       INITIAL MORTGAGE
                INTEREST ACCRUAL BASIS   MORTGAGE LOANS       POOL BALANCE

                Actual/360 Basis                                    %
                30/360 Basis                                        %
                [OTHER]                                             %

         BALLOON LOANS. ________ of the mortgage loans that we intend to include in the trust, representing ____% of the initial mortgage pool balance, are characterized by--


         - an amortization schedule that is significantly longer than the actual term of the mortgage loan, and


         - a substantial payment being due with respect to the mortgage loan on its stated maturity date.

         ARD LOANS. ________ of the mortgage loans that we intend to include in the trust, representing ____% of the initial mortgage pool balance, are characterized by the following features:


         - A maturity date that is more than _____ years following origination.

         - The designation of an anticipated repayment date that is generally _____ years following origination. The anticipated repayment date for each of the ARD Loans is listed on Annex A-1 to this prospectus supplement.

         - The ability of the related borrower to prepay the mortgage loan, without restriction, including without any obligation to pay a prepayment premium or a yield maintenance charge, at any time on or after a date that is generally _____ to _____ months] prior to the related anticipated repayment date.


         - Until its anticipated repayment date, the calculation of interest at its initial mortgage interest rate.

         - From and after its anticipated repayment date, the accrual of interest at a revised annual rate that is, in most cases, equal to the sum of--


                  1.       its initial mortgage interest rate, plus

                  2. a specified margin that is, in ________ cases, not more than _____ percentage points.

         - The deferral of any additional interest accrued with respect to the mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage interest rate and its initial mortgage interest rate. This post-anticipated repayment date additional interest may, in some cases, compound at the new revised mortgage interest rate. Any post-anticipated repayment date additional interest accrued with respect to the mortgage loan following its anticipated repayment date will not be payable until the entire principal balance of the mortgage loan has been paid in full.

         - From and after its anticipated repayment date, the accelerated amortization of the mortgage loan out of any and all monthly cash flow from the corresponding mortgaged real property which remains after payment of the applicable monthly debt service payments and permitted operating expenses and capital expenditures. These accelerated amortization payments and the post-anticipated repayment date additional interest are considered separate from the monthly debt service payments due with respect to the mortgage loan.

         In the case of each of the ARD Loans that we intend to include in the trust, the related borrower has agreed to enter into a cash management agreement not less than _____ months prior to the related anticipated repayment date if it has not already done so. The related borrower or the manager of the corresponding mortgaged real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the related anticipated repayment date into a designated account controlled by the lender under the ARD Loan.

         FULLY AMORTIZING LOANS. ________ of the mortgage loans that we intend to include in the trust, representing ____% of the initial mortgage pool balance, are characterized by--


         - constant monthly debt service payments throughout the substantial term of the mortgage loan, and

         - an amortization schedule that is approximately equal to the actual term of the mortgage loan.


         However, none of these fully amortizing loans has either--


         -        an anticipated repayment date, or

         -        the associated repayment incentives.

         AMORTIZATION OF PRINCIPAL. The table below shows, in months, the original and, as of the cut-off date, the remaining amortization schedules and terms to maturity for the mortgage loans that we expect to back the offered certificates or the specified sub-groups of those mortgage loans. For purposes of the following table, the ARD Loans are assumed to mature on their respective anticipated repayment dates.


                                                                                FULLY AMORTIZING              ALL
                                          BALLOON LOANS        ARD LOANS             LOANS              MORTGAGE LOANS

Original Term to Maturity (mos.)
Maximum
Minimum
Weighted Average

Remaining Term to Maturity (mos.)
Maximum
Minimum
Weighted Average

Original Amortization Term (mos.)
Maximum
Minimum
Weighted Average

Remaining Amortization Term (mos.)
Maximum
Minimum
Weighted Average

         Some of the pooled mortgage loans will, in each case, provide for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance.


[DISCUSS ANY ADJUSTMENTS TO THE MONTHLY DEBT SERVICE PAYMENTS FOR THE MORTGAGE LOANS.]

         VOLUNTARY PREPAYMENT PROVISIONS. In general, at origination, the mortgage loans that we intend to include in the trust, provided for:

         - a prepayment lock-out period, during which voluntary principal prepayments are prohibited, followed by

         - a prepayment consideration period, during which voluntary prepayments are permitted, subject to the payment of an additional consideration for the prepayment, followed by

         - an open prepayment period, during which voluntary principal prepayments may be made without any prepayment consideration.

         Notwithstanding otherwise applicable lock-out periods, partial prepayments of some of the pooled mortgage loans will be required under the circumstances described under "--Certain Terms and Conditions of the Underlying Mortgage Loans--Other Prepayment Provisions" below.

         The prepayment terms of each of the mortgage loans that we intend to include in the trust are more particularly described in Annex A-1 to this prospectus supplement.

         As described below under "--Defeasance Loans", [substantially all] of the pooled mortgage loans will permit the related borrower to obtain a full or partial release of the corresponding mortgaged real property from the related mortgage lien by delivering U.S. government securities as substitute collateral. None of these mortgage loans will permit defeasance prior to the _____ anniversary of the date of initial issuance of the offered certificates.

         PREPAYMENT LOCK-OUT PERIODS. ________ of the mortgage loans that we intend to include in the trust, representing ____% of the initial mortgage pool balance, provide for prepayment lock-out periods as of the cut-off date, and-

         - the maximum remaining prepayment lock-out period of those mortgage loans as of that date is _____ months,

         - the minimum remaining prepayment lock-out period of those mortgage loans as of that date is _____ months, and

         - the weighted average remaining prepayment lock-out period of those mortgage loans as of that date is _____ months.

         Notwithstanding otherwise applicable lock-out periods, partial prepayments of some of the pooled mortgage loans will be required under the circumstances described under "--Terms and Conditions of the Underlying Mortgage Loans--Other Prepayment Provisions" below.

         PREPAYMENT CONSIDERATION. Following an initial prepayment lock-out period, ________ of the mortgage loans that we intend to include in the trust, representing ____% of the initial mortgage pool balance, provide for the payment of prepayment consideration in connection with a voluntary prepayment during part of the loan term. That prepayment consideration will equal [SPECIFY CALCULATION OF PREPAYMENT CONSIDERATION].


         Prepayment premiums and yield maintenance charges received on the pooled mortgage loans, whether in connection with voluntary or involuntary prepayments, will be allocated and paid to the persons, in the amounts and in accordance with the priorities described under "Description of the Offered Certificates--Payments--Payments of Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement. Limitations may exist under applicable state law on the enforceability of the provisions of the pooled mortgage loans that require payment of prepayment premiums or yield maintenance charges. Neither we nor the underwriter makes any representation or warranty as to the collectability of any prepayment premium or yield maintenance charge with respect to any of the mortgage loans included in the trust. See "Risk Factors--Some Provisions in the Mortgage Loans Underlying Your Offered Certificates may be Challenged as Being Unenforceable--Prepayment Premiums, Fees and Charges" and "Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the accompanying prospectus.

         OPEN PREPAYMENT PERIODS. ________ of the mortgage loans that we intend to include in the trust, representing ____% of the initial mortgage pool balance, provide for an open prepayment period. That open prepayment period generally begins _____ to _____ months prior to stated maturity [or, in the case of an ARD Loan, prior to the related anticipated repayment date].

         OTHER PREPAYMENT PROVISIONS. ________ of the mortgage loans that we intend to include in the trust provide for mandatory partial prepayments, notwithstanding any lock-out period that may otherwise be in effect. In ________ of these cases, the related borrower has established reserves or delivered a letter of credit that will be applied to a partial prepayment of the mortgage loan if one or more property performance conditions do not occur.

         Investors should not expect any prepayment consideration to be paid in connection with any mandatory partial prepayment described in the prior paragraph.

         DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS. ________ of the mortgage loans that we intend to include in the trust, representing ____% of the initial mortgage pool balance, contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers discussed in the next paragraph, these clauses either--

         - permit the holder of the related mortgage to accelerate the maturity of the mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property, or


         - prohibit the borrower from doing so without the consent of the holder of the mortgage.


See, however, "Risk Factors-The Investment Performance of Your Offered Certificates Will Depend upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and

Those Payments, Defaults and Losses may be Highly Unpredictable--Delinquencies, Defaults and Losses on the Underlying Mortgage Loans may Affect the Amount and Timing of Payments on Your Offered Certificates; and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those Losses, are Highly Unpredictable" and "--Some Provisions in the Mortgage Loans Underlying Your Offered Certificates may be Challenged as Being Unenforceable--Due-on-Sale and Debt Acceleration Clauses" and "Legal Aspects of Mortgage Loans-Due on Sale and Due-on-Encumbrance Provisions" in the accompanying prospectus.

         ________ of the mortgage loans that we intend to include in the trust permit one or more of the following types of transfers:

         - transfers of the corresponding mortgaged real property if specified conditions are satisfied, which conditions normally include-

                  1. confirmation by each applicable rating agency that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the certificates, or

                  2. the reasonable acceptability of the transferee to the lender;

         - a transfer of the corresponding mortgaged real property to a person that is affiliated with or otherwise related to the borrower;

         - transfers by the borrower of the corresponding mortgaged real property to specified entities or types of entities; or

         - a transfer of non-controlling ownership interests in the related borrower.

         DEFEASANCE LOANS. ________ of the mortgage loans that we intend to include in the trust, representing ____% of the initial mortgage pool balance, permit the borrower to deliver U.S. government securities as substitute collateral.

         Each of these mortgage loans permits the related borrower, during specified periods and subject to specified conditions, to pledge to the holder of the mortgage loan the requisite amount of direct, non-callable U.S. government securities and obtain a full or partial release of the mortgaged real property. In general, the U.S. government securities that are to be delivered in connection with the defeasance of any mortgage loan, must provide for a series of payments that--


         - will be made prior, but as closely as possible, to all successive due dates through and including the maturity date, and


         - will, in the case of each due date, be in a total amount equal to or greater than the monthly debt service payment, including any applicable balloon payment, scheduled to be due on that date, with any excess to be returned to the related borrower.


         [For purposes of determining the defeasance collateral for an ARD Loan, however, that mortgage loan will be treated as if a balloon payment is due on its anticipated repayment date.]


         If fewer than all of the real properties securing any particular mortgage loan or group of cross-collateralized mortgage loans are to be released in connection with any defeasance, the requisite defeasance collateral will be calculated based on the allocated loan amount for the properties to be released and the portion of the monthly debt service payments attributable to that allocated loan amount.

         In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust a first priority security interest in the collateral, together with an opinion of counsel confirming the first priority status of the security interest.


         None of the mortgage loans that we intend to include in the trust may be defeased prior to the _____ anniversary of the date of initial issuance of the certificates.

MORTGAGE POOL CHARACTERISTICS

         GENERAL. A detailed presentation of various characteristics of the mortgage loans that we intend to include in the trust, and of the corresponding mortgaged real properties, on an individual basis and in tabular format, is shown on Annex A-1 and Annex A-2 to this prospectus supplement. Some of the terms that appear in those exhibits, as well as elsewhere in this prospectus supplement, are defined or otherwise discussed in the "Glossary" to this prospectus supplement. The statistics in the tables and schedules on Annex A-1 and Annex A-2 to this prospectus supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or the underwriter.

                  SIGNIFICANT MORTGAGE LOANS

         [INSERT DESCRIPTION OF SIGNIFICANT MORTGAGE LOANS.]

                  ADDITIONAL LOAN AND PROPERTY INFORMATION


         DELINQUENCIES. None of the mortgage loans that we intend to include in the trust was as of the cut-off date, or has been at any time during the ______-month period preceding that date, _____ days or more delinquent with respect to any monthly debt service payment.

         TENANT MATTERS. Described and listed below are special considerations regarding tenants at the mortgaged real properties for the mortgage loans that we intend to include in the trust-

         - [________ of the mortgaged real properties, securing ____% of the initial mortgage pool balance, are, in each case, a [SPECIFY PROPERTY TYPES] that is leased to one or more major tenants that each occupy at least ____% of the net rentable area of the particular property.

         - A number of companies are major tenants at more than one of the mortgaged real properties.

         - There are ________ cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a major tenant at any of those properties, it is significant to the success of the properties.

         - ________ of the mortgaged real properties, securing ____% of the initial mortgage pool balance, are multifamily rental properties that have material concentrations of student tenants.]

         [GROUND LEASES. ________ of the mortgage loans that we intend to include in the trust, representing ____% of the initial mortgage pool balance, are secured, in whole or in material part, by a mortgage lien on the borrower's leasehold interest in the corresponding mortgaged real property. In each case, the related ground lease, giving effect to all extension options, expires more than ten years after the stated maturity of the related mortgage loan and either:

         - the ground lessor has subordinated its interest in the mortgaged real property to the interest of the holder of that mortgage loan; or

         - the ground lessor has agreed to give the holder of that mortgage loan notice of, and the right to cure, any default or breach by the lessee.]

         [SPECIFY EXCEPTIONS.]


         See "Risk Factors-Ground Leases Create Risks for Lenders That Are Not Present When Lending on an Actual Ownership Interest in a Real Property" and "Legal Aspects of Mortgage Loans-Foreclosure-Leasehold Considerations" in the accompanying prospectus.

         [ADDITIONAL AND OTHER FINANCING. We are aware of ________ mortgaged real properties, securing ____% of the initial mortgage pool balance, that are encumbered by secured subordinate debt that is not part of the mortgage pool. The following table identifies those properties, indicates the initial principal amount of the secured subordinate debt and sets forth the cut-off date principal balances of the related mortgage loans. [In the case of each of those properties, the subordinate lender has entered into a subordination and standstill agreement with the holder of the related mortgage loan whereby that subordinate lender-


         - expressly subordinated its right to receive collections and proceeds from, and otherwise deal with, that property, and


         - agrees not to take any enforcement or other legal action against that property or the related borrower as long as the corresponding pooled mortgage loan is outstanding and the mortgagee under that mortgage loan has not taken any similar enforcement or other legal action.]

                                                            % OF INITIAL
                               CUT-OFF DATE                 MORTGAGE POOL
                             PRINCIPAL BALANCE           BALANCE REPRESENTED         INITIAL PRINCIPAL
                                OF RELATED                   BY RELATED              AMOUNT OF SECURED
NAMES                         MORTGAGE LOANS               MORTGAGE LOANS             SUBORDINATE DEBT

         [In addition, we are aware that the borrowers under ________ of the mortgage loans that we intend to include in the trust, representing ____% of the initial mortgage pool balance, have unsecured debt. In ________ of those cases, the lender on the debt is an affiliate of the borrower. In ________ of those cases, the lender on the unsecured debt has executed and delivered a subordination and standstill agreement in favor of the mortgagee under the corresponding pooled mortgage loan. In addition, some of the pooled mortgage loans will permit the related borrower to incur unsecured subordinated debt in the future, subject to conditions such as-

         - limiting the use of proceeds to refurbishing or renovating the mortgaged real property, and/or

         - acquiring furniture, fixtures and equipment for the mortgaged real property.

Borrowers that do not meet special purpose entity, bankruptcy-remote criteria, generally do not have any restriction on the incurrence of unsecured debt. Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding.] See "Risk Factors-Subordinate Debt Increases the Likelihood That a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates" and "Legal Aspects of Mortgage Loans-Subordinate Financing" in the accompanying prospectus.

         Except as disclosed under this "-Additional and Other Financing" subsection, we have not been able to confirm whether the respective borrowers under the mortgage loans that we intend to include in the trust, have any other debt outstanding.

         ZONING AND BUILDING CODE COMPLIANCE. In connection with the origination of each mortgage loan that we intend to include in the trust, the related originator examined whether the use and operation of the mortgaged real property were in material compliance with zoning, land-use, building, fire and health ordinances, rules, regulations and orders then-applicable to that property. Evidence of this compliance may have been in the form of legal opinions, certifications from government officials, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. In ________ cases, a certificate of occupancy was not available. Where the property as currently operated is a permitted nonconforming use and/or structure, an analysis was generally conducted as to-


         - the likelihood that a material casualty would occur that would prevent the property from being rebuilt in its current form, and


         - whether existing replacement cost hazard insurance or, if necessary, supplemental law or ordinance coverage would, in the event of a material casualty, be sufficient-

                  1.       to satisfy the entire mortgage loan, or

                  2. taking into account the cost of repair, to pay down the mortgage loan to a level that the remaining collateral would be adequate security for the remaining loan amount.

         HAZARD, LIABILITY AND OTHER INSURANCE. [Although exceptions exist, the loan documents for each of the mortgage loans that we intend to include in the trust generally require the related borrower to maintain with respect to the corresponding mortgaged real property the following insurance coverage-

         - hazard insurance in an amount that is, subject to a customary deductible, at least equal to the lesser of-

                  1. the outstanding principal balance of the mortgage loan, and

                  2. the full insurable replacement cost of the improvements located on the insured property;

         - if any portion of the property was in an area identified in the federal register by the Flood Emergency Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, in an amount that is equal to the least of-

                  1. the outstanding principal balance of the related mortgage loan,

                  2.       the full insurable value of the insured property, and

                  3. the maximum amount of insurance available under the National Flood Insurance Act of 1968;

         - comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in an amount at least equal to $________ per occurrence; and

         - business interruption or rent loss insurance either in an amount not less than 100% of the projected rental income or revenue from the insured property for at least six months or, alternatively, in a specified dollar amount.]

         [In general, the mortgaged real properties for the mortgage loans that we intend to include in the trust, including those properties located in California, are not insured against earthquake risks. In the case of those properties located in California, other than those that are manufactured housing communities or self storage facilities, a third party consultant conducted seismic studies to assess the probable maximum loss for the property. In general, when the resulting reports concluded that a mortgaged real property was likely to experience a probable maximum loss in excess of 20% of the estimated replacement cost of the improvements, the related originator required the borrower to-


         -        obtain earthquake insurance, or

         - establish reserves to cover the estimated costs of completing seismic retrofitting recommended by the consultant,



unless, in any case, the original loan-to-value ratio was relatively low.]

         [With respect to each of the mortgaged real properties for the pooled mortgage loans, the master servicer is required to cause the maintenance of all insurance coverage as is required under the related mortgage, to the extent-

         -        the trust has an insurable interest, and

         - the master servicer can require maintenance of the insurance under applicable law.]

         [Where insurance coverage at the mortgaged real property for any pooled mortgage loan is left to the lender's discretion, the master servicer will be required to use reasonable efforts to cause the related borrower to maintain insurance generally in the amounts, type and scopes of coverage required under the other pooled mortgage loans.]

         [Various forms of insurance maintained with respect to any of the mortgaged real properties for the pooled mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the trust. See "Risk Factors-Lack of Insurance Coverage Exposes a Trust to Risk for Special Hazard Losses" in the accompanying prospectus.]

         [With limited exception, the mortgage loans that we intend to include in the trust generally provide that insurance and condemnation proceeds are to be applied either-

         -        to restore the mortgaged real property; or

         -        towards payment of the mortgage loan.]

         [If any mortgaged real property is acquired by the trust through foreclosure, deed in lieu of foreclosure or otherwise following a default on the related mortgage loan, the special servicer will be required to maintain for that property generally the same types of insurance policies providing coverage in the same amounts as were previously required under the mortgage that had covered the property.]

         [The master servicer and the special servicer may each satisfy its obligations regarding maintenance of the hazard insurance policies referred to in this prospectus supplement by maintaining a blanket insurance policy insuring against hazard losses on all of the pooled mortgage loans for which it is responsible. If any blanket insurance policy maintained by the master servicer or special servicer contains a deductible clause, however, the master servicer or the special servicer, as the case may be, will be required, in the event of a casualty covered by that policy, to pay out of its own funds all sums that-


         -        are not paid because of the deductible clause, and

         - would have been paid if an individual hazard insurance policy referred to above had been in place.]


         [The applicable originator and its successors and assigns are the beneficiaries under separate title insurance policies with respect to each mortgage loan that we intend to include in the trust. Each title insurer will enter into co-insurance and reinsurance arrangements with respect to the title insurance policy as are customary in the title insurance industry. Subject to standard exceptions, including those regarding claims made in the context of insolvency proceedings, each title insurance policy will provide coverage to the trustee for the benefit of the series _____ certificateholders for claims made against the trustee regarding the priority and validity of the borrowers' title to the subject mortgaged real property.]

ASSESSMENTS OF PROPERTY CONDITION

         PROPERTY INSPECTIONS. [______ of the mortgaged real properties for the mortgage loans that we intend to include in the trust, were each inspected in connection with the origination or acquisition of the related mortgage loan to assess their general condition.] [DISCUSS RESULTS AND CORRESPONDING ACTIONS.]

         APPRAISALS. [________ of the mortgaged real properties for the mortgage loans that we intend to include in the trust, were appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute. Those appraisals were conducted in accordance with the Uniform Standards of Professional Appraisal Practices.] [In general, the appraisal for each of those properties or a separate letter contains a statement by the appraiser stating that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal.]

We have not independently verified the accuracy of that statement with respect to any of those properties. The primary purpose of each of those appraisals was to provide an opinion of the fair market value of the related mortgaged real property. There can be no assurance that another appraiser would have arrived at the same opinion of value. The resulting appraised values are shown on Annex A-1 to this prospectus supplement.

         ENVIRONMENTAL ASSESSMENTS. [A Phase I environmental site assessment was performed with respect to ________ of the mortgaged real properties for the mortgage loans that we intend to include in the trust. Each of those environmental site assessments was conducted in connection with the origination of the related mortgage loan. In ________ cases, additional environmental testing, as recommended by that Phase I assessment, was performed.] [DISCUSS RESULTS AND CORRESPONDING ACTIONS.]

         ENGINEERING ASSESSMENTS. [In connection with the origination of the related mortgage loans that we intend to include in the trust, a licensed engineer inspected ________ of the mortgaged real properties to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems.] [DISCUSS RESULTS AND CORRESPONDING ACTIONS.]

                  THE MORTGAGE LOAN SELLERS

         We did not originate any of the mortgage loans that we intend to include in the trust. We will acquire those mortgage loans from the following entities:

         -        ______________________ - _________ mortgage loans,
                  representing ____% of the initial mortgage pool balance; and

         -        ______________________ - _________ mortgage loans,
                  representing ____% of the initial mortgage pool balance.


         [INSERT DESCRIPTION OF MORTGAGE LOAN SELLERS.]

         The information set forth in this prospectus supplement concerning each of the mortgage loan sellers has been provided by the respective mortgage loan sellers, and neither we nor the underwriter makes any representation or warranty as to the accuracy or completeness of this information.

ASSIGNMENT OF THE UNDERLYING MORTGAGE LOANS

         On or before the date of initial issuance of the offered certificates, the following transfers of the underlying mortgage loans will occur. In each case, the transferor will assign the subject mortgage loans, without recourse, to the transferee.

---------------------------------               ------------------------------
      [mortgage loan seller]                        [mortgage loan seller]

---------------------------------               ------------------------------

_____ mortgage loans $_______                     ____ mortgage loans $_______



                                                    B

                            -------------------------------
                             Structured Asset Securities
                                     Corporation

                            -------------------------------
                                           9    All mortgage loans

                                                $----------
                            -------------------------------
                             LB Commercial Mortgage Trust

                                     -----------
                            -------------------------------

         In connection with the foregoing transfers, we will be required to deliver the following documents, among others, to the trustee with respect to each of the pooled mortgage loans-

         [SPECIFY SELECT DOCUMENTS.]

         The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the pooled mortgage loans, in trust for the benefit of the series _____ certificateholders. Within a specified period of time following that delivery, the trustee, directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited solely to confirming that they have been received. None of the trustee, the master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the pooled mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.


         If-

         - any of the above-described documents required to be delivered by us to the trustee is not delivered or is otherwise defective, and


         - that omission or defect materially and adversely affects the value of, or the interests of the series _____ certificateholders in, the subject loan,

then the omission or defect will constitute a material document defect as to which the series _____ certificateholders will have the rights against us described under "-Cures and Repurchases" below.


         Within a specified period following the later of-


         - the date on which the offered certificates are initially issued, and


         - the date on which all recording information necessary to complete the subject document is received by the trustee,


the trustee must submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in its favor described above. Because most of the mortgage loans that we intend to include in the trust are newly originated, many of those assignments cannot be completed and recorded until the related mortgage and/or assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.


         REPRESENTATIONS AND WARRANTIES


         As of the date of initial issuance of the offered certificates, we will make, with respect to each mortgage loan that we include in the trust, representations and warranties generally to the effect listed below, together with any other representations and warranties as may be required by the rating agencies.

         The representations and warranties to be made by us with respect to each pooled mortgage loan will include:


         [SPECIFY SELECT REPRESENTATIONS AND WARRANTIES.]

         If-


         - there exists a breach of any of the above-described representations and warranties made by us, and

         - that breach materially and adversely affects the value of, or the interests of the series _____ certificateholders in, the subject mortgage loan,

then that breach will be a material breach as to which the series _____ certificateholders have the rights against us described under "-Cures and Repurchases" below.

CURES AND REPURCHASES

         If there exists a material breach of any of the representations and warranties made by us with respect to any of the pooled mortgage loans, as discussed under "-Representations and Warranties" above, or a material document defect with respect to any pooled mortgage loan, as discussed under "-Assignment of the Underlying Mortgage Loans" above, then we will be required either:


         - to remedy the material breach or the material document defect in all material respects, or

         - repurchase the affected mortgage loan at a price generally equal to the sum of-


                  1. the unpaid principal balance of that mortgage loan at the time of purchase, plus

                  2. all unpaid interest, other than Post-ARD Additional Interest and Default Interest, due with respect to that mortgage loan through the due date in the collection period of purchase, plus

                  3. all unreimbursed advances to cover reimbursable costs and expenses relating to the servicing and administration of that mortgage loan.

         The time period within which we must complete that remedy or repurchase will generally be limited to 90 days following the earlier of our discovery or receipt of notice of the subject material breach or material document defect, as the case may be. However, if we are diligently attempting to correct the problem we will be entitled to an additional 90 days to complete that remedy or repurchase. Furthermore, if any material document defect arises solely out of the failure of the applicable recording office to return a recorded mortgage loan document, and if we are diligently attempting to retrieve that document, then the time period may be extended for up to two years following the date of initial issuance of the offered certificates.

         Our cure/repurchase obligations described above will constitute the sole remedy available to the series _____ certificateholders in connection with a material breach of any of our representations or warranties or a material document defect, with respect to any mortgage loan in the trust. No other person will be obligated to repurchase any affected mortgage loan in connection with a material breach of any of the representations and warranties or a material document defect, if we default on our obligation to do so.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

         The description in this prospectus supplement of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the mortgage loans on or before the cut-off date. Prior to the issuance of the offered certificates, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued; however, the range of mortgage rates and maturities, as well as the other characteristics of the pooled mortgage loans described in this prospectus supplement, may vary, and the actual initial mortgage pool balance may be as much as 5% larger or smaller than the initial mortgage pool balance specified in this prospectus supplement.

         A current report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the date of initial issuance of the offered certificates. That current report on Form 8-K will be filed, together with the pooling and servicing agreement, with the SEC within 15 days after the initial issuance of the offered certificates. If mortgage loans are removed from or added to the mortgage pool, that removal or addition will be noted in that current report on Form 8-K.

                   SERVICING OF THE UNDERLYING MORTGAGE LOANS

GENERAL

         The servicing of the mortgage loans in the trust will be governed by the pooling and servicing agreement. The following summaries describe some of the provisions of the pooling and servicing agreement relating to the servicing and administration of the pooled mortgage loans and any real estate owned by the trust. You should also refer to the accompanying prospectus, in particular the section captioned "Description of the Governing Documents" for additional important information regarding provisions of the pooling and servicing agreement that relate to the rights and obligations of the master servicer and the special servicer. See "Description of the Governing Documents-Collection and Other Servicing Procedures with Respect to Mortgage Loans" in the accompanying prospectus.

         The pooling and servicing agreement provides that the master servicer and the special servicer must each service and administer the pooled mortgage loans and any real estate owned by the trust for which it is responsible, directly or through sub-servicers, in accordance with-

         -        any and all applicable laws, and

         - the express terms of the pooling and servicing agreement and the respective mortgage loans.


Furthermore, to the extent consistent with the foregoing, the master servicer and the special servicer must each service and administer the pooled mortgage loans and any real estate owned by the trust for which it is responsible in accordance with the Servicing Standard.







         In general, the master servicer will be responsible for the servicing and administration of-

         - all mortgage loans in the trust as to which no Servicing Transfer Event has occurred, and

         - all worked-out mortgage loans in the trust as to which no new Servicing Transfer Event has occurred.

         The special servicer, on the other hand, will be responsible for the servicing and administration of each mortgage loan in the trust as to which a Servicing Transfer Event has occurred and which has not yet become a worked-out mortgage loan with respect to that Servicing Transfer Event. The special servicer will also be responsible for the administration of each mortgaged real property that has been acquired by the trust with respect to a defaulted mortgage loan through foreclosure, deed-in-lieu of foreclosure or otherwise.

         Despite the foregoing, the pooling and servicing agreement will require the master servicer to continue to collect information and prepare all reports to the trustee required to be collected or prepared with respect to any specially serviced assets and, otherwise, to render other incidental services with respect to any specially serviced assets. Neither the master servicer nor the special servicer will have responsibility for the performance by the other of its respective obligations and duties under the pooling and servicing agreement.

         The master servicer will transfer servicing of a pooled mortgage loan to the special servicer, if it has not already done so, upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that mortgage loan.

THE INITIAL MASTER SERVICER AND THE INITIAL SPECIAL SERVICER

         THE MASTER SERVICER.

         [INSERT INFORMATION RE MASTER SERVICER.]

         The information set forth in this prospectus supplement concerning ___________ has been provided by it. Neither we nor the underwriter makes any representation or warranty as to the accuracy or completeness of this information.

         THE SPECIAL SERVICER.

         [INSERT INFORMATION RE SPECIAL SERVICER.]

         The information set forth in this prospectus supplement concerning ___________ has been provided by it. Neither we nor the underwriter makes any representation or warranty as to the accuracy of this information.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         THE MASTER SERVICING FEE. The principal compensation to be paid to the master servicer with respect to its master servicing activities will be the master servicing fee.


         The master servicing fee:

         - will be earned with respect to each and every mortgage loan, including-

                  1.       each specially serviced mortgage loan, if any, and

                  2. each mortgage loan, if any, as to which the corresponding mortgaged real property has been acquired by the trust through foreclosure or otherwise following a default; and

         -        in the case of each mortgage loan, will-

                  1.       be calculated on a 30/360 basis,

                  2.       accrue at the related master servicing fee rate,

                  3. accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

                  4. be payable monthly from amounts received with respect to interest on that mortgage loan.

         The master servicing fee rate will be ____% per annum.

         ADDITIONAL MASTER SERVICING COMPENSATION. As additional master servicing compensation, the master servicer will be entitled to receive:

         - any Prepayment Interest Excesses collected with respect to the entire mortgage pool;

         - any late payment charges and Default Interest, if any, that were collected with respect to mortgage loans in the trust, but only to the extent that those late payment charges and Default Interest-

                  1. accrued with respect to the related mortgage loan while no related Servicing Transfer Event existed, and

                  2. have not otherwise been applied to pay the master servicer, the special servicer or the trustee, as applicable, interest on advances made thereby with respect to the related mortgage loan.

         In addition, all modification fees, assumption fees, assumption application fees, consent/waiver fees and other comparable transaction fees and charges, if any, collected with respect to the pooled mortgage loans will be allocated between the master servicer and the special servicer, as additional compensation, or otherwise applied to cover related expenses, as provided in the pooling and servicing agreement.

         The master servicer will be authorized to invest or direct the investment of funds held in its custodial account, or in any and all accounts maintained by it that are escrow and/or reserve accounts, in Permitted Investments. See "-Custodial Account" below. The master servicer will be entitled to retain any interest or other income earned on those funds and will be required to cover any losses of principal from its own funds. The master servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts.

         PREPAYMENT INTEREST SHORTFALLS. The pooling and servicing agreement provides that, if any Prepayment Interest Shortfalls are incurred with respect to the mortgage pool during any collection period, the master servicer must make a non-reimbursable payment with respect to the related payment date in an amount equal to the lesser of:

         -        the total amount of those Prepayment Interest Shortfalls, and

         - the sum of the following components of the master servicer's total servicing compensation for that same collection period- [TO BE SPECIFIED].

No other master servicing compensation will be available to cover Prepayment Interest Shortfalls.

         Any payments made by the master servicer with respect to any payment date to cover Prepayment Interest Shortfalls will be included among the amounts payable as principal and interest on the series _____ certificates on that payment date as described under "Description of the Offered Certificates-Payments" in this prospectus supplement. If the amount of the payments made by the master servicer with respect to any payment date to cover Prepayment Interest Shortfalls is less than the total of all the Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated among the respective interest-bearing classes of the series _____ certificates, in reduction of the interest payable on those certificates, as and to the extent described under "Description of the Offered Certificates-Payments-Payments of Interest" in this prospectus supplement.


         PRINCIPAL SPECIAL SERVICING COMPENSATION. The principal compensation to be paid to the special servicer with respect to its special servicing activities will be-

         -        the special servicing fee,

         -        the workout fee, and

         -        the liquidation fee.


         The special servicing fee:

         -        will be earned with respect to-

                  1.       each specially serviced mortgage loan, if any, and

                  2. each mortgage loan, if any, as to which the corresponding mortgaged real property has been acquired by the trust through foreclosure or otherwise following a default;

         -        with respect to each mortgage loan, will-

                  1.       be calculated on a 30/360 basis,

                  2. accrue at a special servicing fee rate of _____% per annum, and

                  3. accrue on the same principal amount as interest accrues or is deemed to accrue from time to time on that mortgage loan, and

         - will be payable monthly from general collections on all the mortgage loans and any REO Properties in the trust, that are on deposit in the master servicer's custodial account from time to time.

         THE WORKOUT FEE. The special servicer will, in general, be entitled to receive a workout fee with respect to each worked-out mortgage loan in the trust. The workout fee will be payable out of, and will be calculated by application of a workout fee rate of ____% to, each collection of interest and principal received on the mortgage loan for so long as it remains a worked-out mortgage loan, exclusive of any portion of that collection that represents a recovery of Default Interest or Post-ARD Additional Interest. The workout fee with respect to any worked-out mortgage loan will cease to be payable if a new Servicing Transfer Event occurs with respect to the loan. However, a new workout fee would become payable if the mortgage loan again became a worked-out mortgage loan with respect to that new Servicing Transfer Event. If the special servicer is terminated other than for cause or resigns, it will retain the right to receive any and all workout fees payable with respect to mortgage loans that became worked-out mortgage loans during the period that it acted as special servicer and remained worked-out mortgage loans at the time of its termination or resignation. The successor special servicer will not be entitled to any portion of those workout fees. Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee will reduce amounts payable to the series _____ certificateholders.

         THE LIQUIDATION FEE. The special servicer will be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan in the trust for which it obtains a full or discounted payoff from the related borrower. The special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO Property in the trust as to which it receives any liquidation proceeds, condemnation proceeds or insurance proceeds, except as described in the next paragraph. As to each specially serviced mortgage loan and REO Property in the trust, the liquidation fee will be payable from, and will be calculated by application of a liquidation fee rate of ____% to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest or Post-ARD Additional Interest.

         Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, proceeds received in connection with:

         - the repurchase or replacement of any mortgage loan in the trust by us for a breach of representation or warranty or for defective or deficient mortgage loan documentation, as described under "Description of the Mortgage Pool-Cures and Repurchases" in this prospectus supplement;

         - the purchase of any defaulted mortgage loan or REO Property in the trust by the master servicer, the special servicer or any holder or holders of certificates evidencing a majority interest in the controlling class of the series _____ certificates, as described under "-Sale of Defaulted Mortgage Loans" below; or

         - the purchase of all of the mortgage loans and REO Properties in the trust by the master servicer, the special servicer or any holder or holders of certificates evidencing a majority interest in the controlling class of the series _____ certificates in connection with the termination of the trust, as described under "Description of the Offered Certificates-Termination" in this prospectus supplement.

         Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the series _____ certificateholders.

         ADDITIONAL SPECIAL SERVICING COMPENSATION. As additional special servicing compensation, the special servicer will be entitled to receive any late payment charges and Default Interest collected with respect to mortgage loans in the trust, but only to the extent that those late payment charges and Default Interest-

         - that accrued while the related mortgage loan was a specially serviced mortgage loan, and

         - have not otherwise been applied to pay the master servicer, the special servicer or the trustee, as applicable, interest on advances made the master servicer, the special servicer or the trustee, as the case may be, with respect to the related mortgage loan.

         All modification fees, assumption fees, assumption application fees and other comparable transaction fees and charges, if any, collected with respect to the specially serviced mortgage loans in the trust, will be allocated between the master servicer and the special servicer, as additional compensation, or otherwise applied to cover related expenses, as provided in the pooling and servicing agreement.

         In addition, the special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See "-REO Account" below. The special servicer will be entitled to retain any interest or other income earned on those funds and will be required to cover any losses of principal from its own funds without any right to reimbursement. The special servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the special servicer's REO account.


         PAYMENT OF EXPENSES; SERVICING ADVANCES. Each of the master servicer and the special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the pooling and servicing agreement. The master servicer and the special servicer will not be entitled to reimbursement for these expenses except as expressly provided in the pooling and servicing agreement.

         Any and all customary, reasonable and necessary out of pocket costs and expenses incurred by the master servicer or the special servicer in connection with the servicing of a pooled mortgage loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, in connection with the related mortgage loan or REO Property. In addition, the special servicer may periodically require the master servicer to reimburse the special servicer for any servicing advances made by it. Upon reimbursing the special servicer for any servicing advance, the master servicer will be deemed to have made the advance.

         The special servicer may request the master servicer to make servicing advances with respect to a specially serviced mortgage loan or REO Property, in lieu of the special servicer's making that advance itself. The special servicer must make the request in writing, in a timely manner that does not adversely affect the interests of any series _____ certificateholder. The master servicer must make the requested servicing advance within a specified number of days following the master servicer's receipt of the request. If the request is timely and properly made, the special servicer will be relieved of any obligations with respect to a servicing advance that it requests the master servicer to make, regardless of whether or not the master servicer actually makes that advance.

         If the master servicer or the special servicer is required under the pooling and servicing agreement to make a servicing advance, but neither does so within _____ days after the servicing advance is required to be made, then the trustee will be required:

         - if it has actual knowledge of the failure, to give the defaulting party notice of its failure; and

         - if the failure continues for _____ more business days, to make the servicing advance.

         Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicer, the special servicer or the trustee will be obligated to make servicing advances that, in the reasonable and good faith judgment of any party making a servicing advance, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. If the master servicer, the special servicer or the trustee makes any servicing advance that it subsequently determines, in its judgment, is not recoverable from expected collections on the related mortgage loan or REO Property, it may obtain reimbursement for that advance, together with interest on that advance, out of general collections on the mortgage loans and any REO Properties on deposit in the master servicer's custodial account from time to time.

         The master servicer will be permitted to pay, and the special servicer may direct the payment of, some servicing expenses directly out of the master servicer's custodial account and at times without regard to the relationship between the expense and the funds from which it is being paid.

The most significant of those servicing expenses relate to the remediation of any adverse environmental circumstance or condition at any of the mortgaged real properties. In addition, the pooling and servicing agreement will require the master servicer, at the direction of the special servicer if a specially serviced asset is involved, to pay directly out of the master servicer's custodial account any servicing expense that, if advanced by the master servicer or the special servicer, would not be recoverable from expected collections on the related mortgage loan or REO Property. This is only to be done, however, when the master servicer, or the special servicer if a specially serviced asset is involved, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the certificateholders, as a collective whole.

         The master servicer, the special servicer and the trustee will be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance, and compound monthly, for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of THE WALL STREET JOURNAL, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will be payable in the collection period in which that advance is reimbursed-


         - FIRST, out of Default Interest and late payment charges collected on the related mortgage loan during that collection period, and

         - THEN, if and to the extent that the Default Interest and late charges referred to in clause FIRST above are insufficient to cover the advance interest, out of any amounts then on deposit in the master servicer's custodial account.

SUB-SERVICERS


         The master servicer and the special servicer may each delegate any of its servicing obligations under the pooling and servicing agreement to any one or more third-party servicers. The master servicer or the special servicer, as the case may be, will remain obligated under the pooling and servicing agreement for any duties delegated to a sub-servicer. Each sub-servicing agreement between the master servicer or special servicer, as the case may be, and a sub-servicer must provide that, if for any reason the master servicer or special servicer, as the case may be, is no longer acting in that capacity, the trustee or any other successor to the master servicer or special servicer, as applicable, may:


         - assume the party's rights and obligations under the sub-servicing agreement;

         - enter into a new sub-servicing agreement with the sub-servicer on terms which are acceptable to the trustee or successor master servicer or special servicer, as the case may be, and that sub-servicer; or

         -        terminate the sub-servicing agreement without cause.

         Some of the mortgage loans that we intend to include in the trust, are currently being serviced by third-party servicers that are entitled to and will become sub-servicers of these loans on behalf of the master servicer. Neither the trustee nor any other successor master servicer may terminate the sub-servicing agreement for any of those sub-servicers without cause, unless it pays the particular sub-servicer a termination fee.

         The master servicer and special servicer will each be required to monitor the performance of sub-servicers retained by it. The master servicer and special servicer will each be solely liable for all fees owed by it to any sub-servicer retained by it, irrespective of whether its compensation under the pooling and servicing agreement is sufficient to pay those fees. Each sub-servicer will be reimbursed by the master servicer or special servicer, as the case may be, for various expenditures which it makes, generally to the same extent the master servicer or special servicer, as the case may be, would be reimbursed under the pooling and servicing agreement.


THE CONTROLLING CLASS REPRESENTATIVE


         CONTROLLING CLASS. As of any date of determination, the controlling class of series _____ certificateholders will be the holders of the most subordinate class of series _____ certificates then outstanding, other than the class X, R-I, R-II and R-III certificates, that has a total principal balance that is not less than ____% of that class's original total principal balance. However, if no class of series _____ certificates, other than the class X, R-I, R-II and R-III certificates, has a total principal balance that satisfies this requirement, then the controlling class of series _____ certificateholders will be the holders of the most subordinate class of series _____ certificates then outstanding, other than the class X, R-I, R-II and R-III certificates.

         ELECTION OF THE CONTROLLING CLASS REPRESENTATIVE. The controlling class of series _____ certificateholders will be entitled to-

         - select a representative having the rights and powers described under "-The Controlling Class Representative-Rights and Powers of the Controlling Class Representative" below, or

         -        replace an existing controlling class representative.

         The trustee will be required to notify promptly all the certificateholders of the series _____ controlling class that they may select a controlling class representative upon:

         - the receipt by the trustee of written requests for the selection of a controlling class representative from series _____ certificateholders entitled to a majority of the voting rights allocated to the controlling class of series _____ certificateholders;

         - the resignation or removal of the person acting as controlling class representative; or

         - a determination by the trustee that the controlling class of series _____ certificateholders has changed.

         The notice will explain the process for selecting a controlling class representative. The appointment of any person as a controlling class representative will not be effective until:

         - the trustee has received notice, in any form acceptable to the trustee, that the appointment of that person as controlling class representative is acceptable to series _____ certificateholders entitled to a majority of the voting rights allocated to the controlling class of series _____ certificateholders; and

         -        that person provides the trustee with-

                  1. written confirmation of its acceptance of its appointment,

                  2. an address and telecopy number for the delivery of notices and other correspondence, and


                  3. a list of officers or employees of the person with whom the parties to the pooling and servicing agreement may deal, including their names, titles, work addresses and telecopy numbers.


         RESIGNATION AND REMOVAL OF THE CONTROLLING CLASS REPRESENTATIVE. The controlling class representative may at any time resign by giving written notice to the trustee and each certificateholder of the series _____ controlling class. The series _____ certificateholders entitled to a majority of the voting rights allocated to the controlling class of series _____ certificateholders, will be entitled to remove any existing controlling class representative by giving written notice to the trustee and to the existing controlling class representative.

         CERTAIN RIGHTS AND POWERS OF THE CONTROLLING CLASS REPRESENTATIVE. The controlling class representative will be entitled to advise the special servicer with respect to the following actions. In addition, the special servicer will not be permitted to take any of the following actions as to which the controlling class representative has objected in writing within _____ business days of having been notified in writing of the particular action and having been provided with all reasonably requested information with respect to the particular action-

         - any foreclosure upon or comparable conversion, which may include acquisitions of an REO Property, of the ownership of properties securing those specially serviced mortgage loans in the trust as come into and continue in default;

         - any modification, amendment or waiver of a monetary term, including the timing of payments, or any material non-monetary term of a pooled mortgage loan;

         - any proposed sale of a defaulted mortgage loan or any related REO Property in the trust, other than in connection with the termination of the trust as described under "Description of the Offered Certificates-Termination" in this prospectus supplement, for less than par;

         - any acceptance of a discounted payoff with respect to a pooled mortgage loan;

         - any determination to bring an REO Property held by the trust into compliance with applicable environmental laws or to otherwise address hazardous material located at the REO Property;

         - any release of collateral for a pooled mortgage loan, other than in accordance with the terms of, or upon satisfaction of, that mortgage loan;

         - any acceptance of substitute or additional collateral for a pooled mortgage loan, other than in accordance with the terms of that mortgage loan;

         - any waiver of a due-on-sale or due-on-encumbrance clause with respect to a pooled mortgage loan; and

         - any acceptance of an assumption agreement releasing a borrower from liability under a pooled mortgage loan.

         In addition, the controlling class representative may direct the special servicer to take, or to refrain from taking, any actions as the controlling class representative may consider advisable or as to which provision is otherwise made in the pooling and servicing agreement.

         Notwithstanding the foregoing, no advice, direction or objection given or made by the controlling class representative, as contemplated by either of the two preceding paragraphs, may-

         - require or cause the special servicer to violate applicable law, the terms of any pooled mortgage loan or any other provision of the pooling and servicing agreement described in this prospectus supplement or the accompanying prospectus, including the special servicer's obligation to act in accordance with the Servicing Standard;

         -        result in an adverse tax consequence for the trust;

         - expose the trust, us, the master servicer, the special servicer, the trustee or any of our or their respective affiliates, directors, officers, employees or agents, to any material claim, suit or liability; or


         - materially expand the scope of the master servicer's or special servicer's responsibilities under the pooling and servicing agreement.


The special servicer is to disregard any advice, direction or objection on the part of the controlling class representative that would have any of the effects described in the immediately preceding four bullet points. Furthermore, the special servicer will not be obligated to seek approval from the controlling class representative for any actions to be taken by the special servicer with respect to any particular specially serviced mortgage loan if-

         - the special servicer has, as described in the first paragraph under this "--Rights and Powers of the Controlling Class Representative" subsection, notified the controlling class representative in writing of various actions that the special servicer proposes to take with respect to the work-out or liquidation of that mortgage loan, and

         - for 60 days following the first of those notices, the controlling class representative has objected to all of those proposed actions and has failed to suggest any alternative actions that the special servicer considers to be consistent with the Servicing Standard.

         When reviewing the rest of this "Servicing of the Underlying Mortgage Loans" section, it is important that you consider the effects that the rights and powers of the controlling class representative discussed above could have on the actions of the special servicer.

         LIABILITY TO BORROWERS. In general, any and all expenses of the controlling class representative are to be borne by the holders of the controlling class, in proportion to their respective percentage interests in that class, and not by the trust. However, if a claim is made against the controlling class representative by a borrower with respect to the pooling and servicing agreement or any particular mortgage loan, the controlling class representative is to immediately notify the trustee, the master servicer and the special servicer. The special servicer on behalf of the trust will, subject to the discussion under "Description of the Governing Documents-Certain Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus, assume the defense of the claim against the controlling class representative, but only if-

         - the special servicer or the trust are also named parties to the same action, and

         -        in the sole judgment of the special servicer,

                  1. the controlling class representative acted in good faith, without negligence or willful misfeasance, with regard to the particular matter at issue, and

                  2. there is no potential for the special servicer or the trust to be an adverse party in the action as regards the controlling class representative.

         LIABILITY TO THE TRUST AND CERTIFICATEHOLDERS. The controlling class representative may have special relationships and interests that conflict with those of the holders of one or more classes of the offered certificates. In addition, the controlling class representative does not have any duties to the holders of any class of series _____ certificates other than the controlling class. It may act solely in the interests of the certificateholders of the series _____ controlling class and will have no liability to any other series _____ certificateholders for having done so. No series _____ certificateholder may take any action against the controlling class representative for its having acted solely in the interests of the certificateholders of the series _____ controlling class.


REPLACEMENT OF THE SPECIAL SERVICER


         Series _____ certificateholders entitled to a majority of the voting rights allocated to the controlling class of series _____ certificateholders may terminate an existing special servicer and appoint a successor. In addition, if the special servicer is terminated in connection with an event of default, series _____ certificateholders entitled to a majority of the voting rights allocated to the controlling class of series _____ certificateholders, may appoint a successor. See "-Events of Default" and "-Rights Upon Event of Default" below. In either case, any appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of-

                  1. written confirmation from each of __________ and __________ that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the series _____ certificates, and

                  2. the written agreement of the proposed special servicer to be bound by the terms and conditions of the pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the pooling and servicing agreement against the proposed special servicer.

         Subject to the foregoing, any certificateholder or any affiliate of a certificateholder may be appointed as special servicer.

         If the controlling class of series _____ certificateholders terminate an existing special servicer without cause, then the reasonable out-of-pocket costs and expenses of any related transfer of servicing duties are to be paid by the successor special servicer or the certificateholders that voted to remove the terminated special servicer, as the parties may agree. The terminated special servicer will be entitled to:


         - payment out of the master servicer's custodial account for all accrued and unpaid special servicing fees; and

         - reimbursement by the successor special servicer for any outstanding servicing advances made by the terminated special servicer, together with interest.

Upon reimbursement, any advance will be treated as if it were made by the successor special servicer.


         BENEFICIAL OWNERS OF THE CONTROLLING CLASS

         If the controlling class of series _____ certificates is held in book-entry form, then any beneficial owner of those certificates whose identity and beneficial ownership interest has been proven to the satisfaction of the trustee, will be entitled-

         - to receive all notices described under "-The Controlling Class Representative" and "Replacement of the Special Servicer" above, and

- to exercise directly all rights described under "--The Controlling Class Representative" and "Replacement of the Special Servicer" above,

that it otherwise would if it were the registered holder of certificates of the series _____ controlling class.


         ENFORCEMENT OF DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS


         Subject to the discussion under "--The Controlling Class Representative" above, the master servicer or the special servicer, as applicable, will be required to determine, in a manner consistent with the Servicing Standard, whether to exercise any right the lender under any pooled mortgage loan may have under either a due-on-sale or due-on-encumbrance clause to accelerate payment of that mortgage loan. However, under the circumstances described below in this paragraph, neither the master servicer nor the special servicer may waive its rights or grant its consent under any due-on-sale or due-on-encumbrance clause unless it has received written confirmation from each applicable rating agency that this action would not result in the qualification, downgrade or withdrawal of any of the then-current ratings then assigned by the rating agency to the series _____ certificates. With respect to due-on-sale clauses, this requirement will apply only if the outstanding principal balance of the subject mortgage loan, together with the total outstanding principal balance of all other pooled mortgage loans that are cross-collateralized with the subject mortgage loan or have been made to the same borrower or affiliated borrowers, is equal to or greater than a specified percentage of the then total principal balance of the mortgage pool. In the case of due-on-encumbrance provisions, this requirement will always apply. In addition, the master servicer may not waive its rights or grant its consent under any due-on-sale or due-on-encumbrance clause without the consent of the special servicer.


                  MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS


         Subject to the discussion under "--The Controlling Class
Representative" above, the special servicer, with respect to the specially serviced mortgage loans in the trust, and the master servicer, with respect to the other pooled mortgage loans, each may, consistent with the Servicing Standard, agree to:

         -        modify, waive or amend any term of any mortgage loan;


         -        extend the maturity of any mortgage loan;

         - defer or forgive the payment of interest on and principal of any mortgage loan;

         - defer or forgive the payment of prepayment premiums, yield maintenance charges and late payment charges on any mortgage loan;

         - permit the release, addition or substitution of collateral securing any mortgage loan; or

         - permit the release, addition or substitution of the borrower or any guarantor of any mortgage loan.


The ability of the special servicer or the master servicer to agree to any of the foregoing, however, is subject to each of the following limitations, conditions and restrictions:

         - With limited exception, including with respect to some routine matters, the master servicer may not agree to modify, waive or amend any term of, or take any of the other above-referenced actions with respect to, any of the pooled mortgage loans without the consent of the special servicer.

         - With limited exception, including with respect to Post-ARD Additional Interest, the special servicer may not agree to or consent to the master servicer's agreeing to modify, waive or amend any term of, or take or consent to the master servicer's taking any of the other above-referenced actions with respect to, any mortgage loan in the trust, if doing so would--

                  1. affect the amount or timing of any related payment of principal, interest or other amount payable under the mortgage loan, or

                  2. in the special servicer's judgment, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on the mortgage loan,

                  unless a material default on the mortgage loan has occurred or, in the special servicer's judgment, a default with respect to payment on the mortgage loan is reasonably foreseeable, and the modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to the certificateholders, as a collective whole, on a present value basis, than would liquidation.

         - The special servicer may not extend or consent to the master servicer's extending the date on which any balloon payment is scheduled to be due on any mortgage loan in the trust to a date beyond the earliest of--

                  1. the ________ anniversary of the mortgage loan's original stated maturity date,

                  2. ________ years prior to the rated final payment date, and

                  3. if the mortgage loan is secured by a mortgage solely or primarily on the related borrower's leasehold interest in the corresponding mortgaged real property, ten years prior to the end of the then current term of the related ground lease, plus any unilateral options to extend.

         - Neither the master servicer nor the special servicer may make or permit any modification, waiver or amendment of any term of, or take any of the other above-referenced actions with respect to, any mortgage loan in the trust that would--

                  1. cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Internal Revenue Code of 1986,

                  2. result in the imposition of any tax on prohibited transactions or contributions after the startup date of any of REMIC I, REMIC II or REMIC III under the Internal Revenue Code of 1986, or

                  3. adversely affect the status of any portion of the trust that is intended to be a grantor trust under the Internal Revenue Code of 1986;

         - The special servicer may not permit or consent to the master servicer's permitting any borrower to add or substitute any real estate collateral for any mortgage loan in the trust, unless the special servicer has first--

                  1. determined, based upon an environmental assessment prepared by an independent person who regularly conducts environmental assessments, at the expense of the borrower, that:

                           - the additional or substitute collateral is in compliance with applicable environmental laws and regulations, and

                           -        that there are no circumstances or
                                    conditions present with respect to the new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations, and

                  2. received confirmation from each of __________ and __________ that the addition or substitution of collateral will not result in a qualification, downgrade or withdrawal of any rating then assigned by the rating agency to a class of series _____ certificates.

         - Subject to limited exceptions, the special servicer may not release or consent to the master servicer's releasing any material collateral securing an outstanding mortgage loan in the trust other than in accordance with the terms of, or upon satisfaction of, the mortgage loan.

         The foregoing limitations, conditions and restrictions will not apply to any of the acts referenced in this "--Modifications, Waivers, Amendments and Consents" section that is required under the terms of the subject mortgage loan in effect on the date of initial issuance of the offered certificates or that is solely within the control of the related borrower. Also, neither the master servicer nor the special servicer will be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if, in its judgment, opposition would not ultimately prevent the confirmation of the plan or one substantially similar, despite the discussion above.

         Notwithstanding the foregoing, the master servicer will be permitted, in the case of an ARD Loan, in its discretion, after the related anticipated repayment date, to waive any or all of the Post-ARD Additional Interest accrued on that mortgage loan, if the related borrower is ready and willing to pay all other amounts due under the mortgage loan in full, including the entire principal balance. However, the master servicer's determination to waive the trust's right to receive that Post-ARD Additional Interest--


         -        must be in accordance with the Servicing Standard, and

         -        will be subject to approval by the special servicer.


The master servicer will not have any liability to the trust, the series _____ certificateholders or any other person for any determination that is made in accordance with the Servicing Standard. The pooling and servicing agreement will also limit the master servicer's and the special servicer's ability to institute an enforcement action solely for the collection of Post-ARD Additional Interest.

         All modifications, waivers and amendments entered into with respect to the pooled mortgage loans are to be in writing. Each of the master servicer and the special servicer must deliver to the trustee for deposit in the related mortgage file, an original counterpart of the agreement relating to each modification, waiver or amendment agreed to by it, promptly following its execution.


REQUIRED APPRAISALS


         Promptly following the occurrence of any Appraisal Trigger Event with respect to any of the pooled mortgage loans, the special servicer must obtain, and deliver to the trustee and master servicer a copy of, an appraisal of the related mortgaged real property from an independent appraiser meeting the qualifications imposed in the pooling and servicing agreement, unless an appraisal had previously been obtained within the prior _____ months.

         Notwithstanding the foregoing, if the unpaid principal balance of the subject mortgage loan, net of related unreimbursed advances of principal, is less than $___________, the special servicer may perform an internal valuation of the mortgaged real property.

         As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject mortgage loan.

         An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected mortgage loan. See "Description of the Offered
Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement.



         If an Appraisal Trigger Event occurs with respect to any mortgage loan in the trust, then the special servicer will have an ongoing obligation to obtain or perform, as the case may be, within _____ days of each anniversary of the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation. Based upon that update, the special servicer is to redetermine and report to the trustee and the master servicer the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease if and when--


         - the subject mortgage loan has become a worked-out mortgage loan as contemplated under "--General" above,

         - the subject mortgage loan has remained current for at least _____ consecutive monthly debt service payments, and

         - no other Servicing Transfer Event has occurred with respect to the subject mortgage loan during the preceding _____ months.


         The cost of each required appraisal, and any update of that appraisal, will be advanced by the master servicer and will be reimbursable to the master servicer as a servicing advance.

         At any time that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust, the controlling class representative will be entitled, at its own expense, to obtain and deliver to the master servicer, the special servicer and the trustee an appraisal that satisfies the criteria for a required appraisal. Upon request of the controlling class representative, the special servicer will be required to recalculate the Appraisal Reduction Amount with respect to the subject mortgage loan based on that appraisal.

CUSTODIAL ACCOUNT


         GENERAL. The master servicer will be required to establish and maintain a custodial account for purposes of holding payments and other collections that it receives with respect to the pooled mortgage loans. That custodial account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.


         The funds held in the master servicer's custodial account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the master servicer's custodial account will be paid to the master servicer as additional compensation subject to the limitations set forth in the pooling and servicing agreement.


         DEPOSITS. Under the pooling and servicing agreement, the master servicer must deposit or cause to be deposited in its custodial account within one business day following receipt, in the case of payments and other collections on the pooled mortgage loans, or as otherwise required under the pooling and servicing agreement, the following payments and collections received or made by or on behalf of the master servicer with respect to the mortgage pool subsequent to the date of initial issuance of the offered certificates, other than monthly debt service payments due on or before the cut-off date, which monthly debt service payments belong to the related mortgage loan seller:

         - all payments on account of principal on the mortgage loans, including principal prepayments;

         - all payments on account of interest on the mortgage loans, including Default Interest and Post-ARD Additional Interest;

         - all prepayment premiums, yield maintenance charges and late payment charges collected with respect to the mortgage loans;

         - all proceeds received under any hazard, flood, title or other insurance policy that provides coverage with respect to a mortgaged real property or the related mortgage loan, and all proceeds received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property, in each case to the extent not otherwise required to be applied to the restoration of the real property or released to the related borrower;

         - all amounts received and retained in connection with the liquidation of defaulted mortgage loans by foreclosure or as otherwise contemplated under "--Realization Upon Defaulted Mortgage Loans" below;

         - any amounts paid by us in connection with the repurchase or replacement of a mortgage loan as described under "Description of the Mortgage Pool--Cures and Repurchases" in this prospectus supplement;

         - any amounts paid to purchase all the mortgage loans and any REO Properties in connection with the termination of the trust as contemplated under "Description of the Offered Certificates--Termination" in this prospectus supplement;

         - any amounts required to be deposited by the master servicer in connection with losses incurred with respect to Permitted Investments of funds held in the custodial account;

         - all payments required to be paid by the master servicer or the special servicer with respect to any deductible clause in any blanket insurance policy as described under "Description of the Mortgage Pool--Underwriting Matters--Hazard, Liability and Other Insurance" in this prospectus supplement;

         - any amount required to be transferred from the special servicer's REO account; and

         - any amounts required to be transferred from any debt service reserve accounts with respect to the mortgage loans.

         Upon receipt of any of the amounts described in the first five bullet points of the prior paragraph with respect to any specially serviced mortgage loan in the trust, the special servicer is required to promptly remit these amounts to the master servicer for deposit in the master servicer's custodial account.


         WITHDRAWALS. The master servicer may make withdrawals from its custodial account for any of the following purposes, which are NOT listed in any order of priority:


         1. to remit to the trustee for deposit in the trustee's collection account described under "Description of the Offered Certificates--Collection Account" in this prospectus supplement, on the business day preceding each payment date, all payments and other collections on the mortgage loans and any REO Properties in the trust that are then on deposit in the custodial account, exclusive of any portion of those payments and other collections that represents one or more of the following--

                  - monthly debt service payments due on a due date subsequent to the end of the related collection period,

                  - payments and other collections received after the end of the related collection period, and


                  - amounts that are payable or reimbursable from the custodial account to any person other than the series _____ certificateholders in accordance with any of clauses 2. through 17. below;

         2. to reimburse itself, the special servicer or the trustee, as applicable, for any unreimbursed advances made by that party under the pooling and servicing agreement, and the reimbursement is to be made out of collections on the mortgage loan or REO Property as to which the advance was made;

         3. to pay itself earned and unpaid master servicing fees with respect to each mortgage loan in the trust, and the payment of those fees is to be made out of collections on that mortgage loan that are allocable as interest;

         4. to pay the special servicer, out of general collections on the mortgage loans and any REO Properties in the trust, earned and unpaid special servicing fees with respect to each mortgage loan in the trust that is either--

                  -        a specially serviced mortgage loan, or

                  - a mortgage loan as to which the related mortgaged real property has become an REO Property;

         5. to pay the special servicer earned and unpaid workout fees and liquidation fees to which it is entitled, and the payment of those fees is to be made from the sources described under "--Servicing and Other Compensation and Payment of Expenses" above;

         6. to reimburse itself, the special servicer or the trustee, as applicable, out of general collections on the mortgage loans and any REO Properties in the trust, for any unreimbursed advance made by that party under the pooling and servicing agreement that has been determined not to be ultimately recoverable under clause 2. above;

         7. to pay itself, the special servicer or the trustee, as applicable, unpaid interest on any advance made by that party under the pooling and servicing agreement, and the payment of that unpaid interest is to be made out of Default Interest and late payment charges received--

                  - with respect to the mortgage loan as to which the advance was made, and


                  - during the collection period in which that advance is reimbursed;


         8. in connection with the reimbursement of advances as described in clause 2. or 6. above, to pay itself, the special servicer or the trustee, as the case may be, out of general collections on the mortgage loans and any REO Properties in the trust, any interest accrued and payable on that advance and not otherwise payable under clause 7. above;

         9. to pay itself any items of additional master servicing compensation on deposit in the custodial account as discussed under "--Servicing and Other Compensation and Payment of Expenses--Additional Master Servicing Compensation" above;

         10. to pay the special servicer any items of additional special servicing compensation on deposit in the custodial account as discussed under "--Servicing and Other Compensation and Payment of Expenses--Additional Special Servicing Compensation" above;

         11. to pay any unpaid liquidation expenses incurred with respect to any liquidated mortgage loan or REO Property in the trust, and payment of those expenses is to be made out of collections on that mortgage loan or REO Property, as the case may be;

         12. to pay, out of general collections on the mortgage loans and any REO Properties in the trust, any servicing expenses that would, if advanced, be nonrecoverable under clause 2. above;

         13. to pay, out of general collections on the mortgage loans and any REO Properties in the trust, for costs and expenses incurred by the trust in connection with the remediation of adverse environmental conditions at any mortgaged real property that secures a defaulted mortgage loan in the trust;

         14. to pay itself, the special servicer, the trustee, us or any of their or our respective directors, officers, employees and agents, as the case may be, out of general collections on the mortgage loans and any REO Properties in the trust, any of the reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" and "--Matters Regarding the Trustee" in the accompanying prospectus;

         15. to pay, out of general collections on the mortgage loans and any REO Properties in the trust, for the costs of certain opinions of counsel, the cost of recording the pooling and servicing agreement and expenses properly incurred by the tax administrator in connection with providing advice to the special servicer;

         16. to pay any other items described in this prospectus supplement as being payable from the custodial account;

         17. to withdraw amounts deposited in the custodial account in error, including amounts received on any mortgage loan or REO Property that has been purchased or otherwise removed from the trust; and

         18. to clear and terminate the custodial account upon the termination of the pooling and servicing agreement.


REALIZATION UPON DEFAULTED MORTGAGE LOANS


         The pooling and servicing agreement grants to the master servicer, the special servicer and any single certificateholder or group of certificateholders of the controlling class, a right to purchase from the trust certain defaulted mortgage loans in the priority described in the next paragraph.

         If the special servicer has determined, in its judgment, that the sale of any defaulted mortgage loan by the trust under the circumstances described below in this paragraph, is in accordance with the Servicing Standard, the special servicer must give prompt written notice of its determination to the trustee and the master servicer. The trustee will then be required, within five days after receipt of that notice, to provide a similar notice to all certificateholders of the series _____ controlling class. Any single certificateholder or group of certificateholders of the series _____ controlling class may, at its or their option, within ten days after receiving the notice from the trustee, purchase that defaulted mortgage loan from the trust, at a cash price generally equal to--

         -        the outstanding principal balance of the mortgage loan,

         -        all accrued and unpaid interest on the mortgage loan, and


         - all unreimbursed servicing advances with respect to, the subject mortgage loan.


If two or more separate certificateholders or groups of certificateholders of the series _____ controlling class want to purchase the defaulted mortgage loan, preference will be given to the certificateholder or group of certificateholders with the largest interest in the series _____ controlling class. If certificateholders of the series _____ controlling class have not purchased that defaulted mortgage loan within _____ days of their having received the relevant notice, then for a limited period, either the special servicer or the master servicer, in that order of priority, may at its option purchase the defaulted mortgage loan from the trust at the same cash price as was applicable for the certificateholders of the series _____ controlling class. Each of the master servicer and the special servicer may designate an affiliate to complete the purchase.

         The special servicer may offer to sell, on behalf of the trust, any defaulted mortgage loan not otherwise purchased as described in the preceding paragraph, if and when the special servicer determines, consistent with the Servicing Standard, that a sale would be in the best economic interests of the series _____ certificateholders, as a collective whole. Any offer must be made in a commercially reasonable manner for a period of not less than ten days. Subject to the discussion in the next paragraph and under "--The Controlling Class Representative" above, the special servicer will be required to accept the highest cash bid received from any person that is a fair price, determined in accordance with the pooling and servicing agreement, for the mortgage loan.

         The special servicer will not be obligated to accept the highest cash bid if the special servicer determines, in accordance with the Servicing Standard, that rejection of the highest cash bid would be in the best interests of the series _____ certificateholders, as a collective whole. Furthermore, subject to the discussion under "--The Controlling Class Representative" above, the special servicer may accept a lower cash bid from any person or entity other than itself or an affiliate if it determines, in accordance with the Servicing Standard, that acceptance of the bid would be in the best interests of the series _____ certificateholders, as a collective whole. For example, the prospective buyer making the lower bid may be more likely to perform its obligations or the terms, other than the price, offered by the prospective buyer making the lower bid may be more favorable.

         Neither the trustee, in its individual capacity, nor any of its affiliates may bid for or purchase from the trust any defaulted mortgage loan or any REO Property.

         In connection with the sale of any defaulted mortgage loan on behalf of the trust, the special servicer may charge prospective bidders, and retain, fees that approximate the special servicer's actual costs in the preparation and delivery of information pertaining to the sales or evaluating bids without obligation to deposit the amounts into its collection account.

         If a default on a pooled mortgage loan has occurred or, in the special servicer's judgment, a payment default is imminent, then, subject to the discussion under "--The Controlling Class Representative" above, the special servicer may, on behalf of the trust, take any of the following actions:


         -        institute foreclosure proceedings;

         -        exercise any power of sale contained in the related mortgage;

         -        obtain a deed in lieu of foreclosure; or


         - otherwise acquire title to the corresponding mortgaged real property, by operation of law or otherwise.

         The special servicer may not, however, acquire title to any mortgaged real property, have a receiver of rents appointed with respect to any mortgaged real property or take any other action with respect to any mortgaged real property that would cause the trustee, for the benefit of the certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of the particular real property within the meaning of the federal environmental laws, unless--

         - the special servicer has previously received a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust, and

         -        either:


                  1.       the report indicates that--

                           -        the particular real property is in
                                    compliance with applicable environmental laws and regulations, and


                           - there are no circumstances or conditions present at the real property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or


                  2. the special servicer, based solely as to environmental matters and related costs on the information set forth in the report, determines that taking the actions necessary to bring the particular real property into compliance with applicable environmental laws and regulations and/or taking any of the other actions contemplated by clause 1. above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking those actions.

         If the trust acquires title to any mortgaged real property, the special servicer, on behalf of the trust, has to sell the particular real property prior to the close of the third taxable year following the taxable year in which that acquisition occurred, subject to limited exceptions as described under "--REO Properties" below.

         If liquidation proceeds collected with respect to a defaulted mortgage loan in the trust are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on and reimbursable expenses incurred by the special servicer and/or the master servicer in connection with the defaulted mortgage loan, then the trust will realize a loss in the amount of the shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the payment of the liquidation proceeds to the series _____ certificateholders, for--

         - any and all amounts that represent unpaid servicing compensation with respect to the mortgage loan,

         - unreimbursed servicing expenses incurred with respect to the mortgage loan, and

         - any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

In addition, amounts otherwise payable on the series _____ certificates may be further reduced by interest payable to the master servicer and/or special servicer on the servicing expenses and advances.





REO PROPERTIES


         If title to any mortgaged real property is acquired by the special servicer on behalf of the trust, the special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless--


         -        the IRS grants an extension of time to sell the property, or

         - the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the trust assets or cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Internal Revenue Code of 1986.


         Subject to the foregoing, the special servicer will generally be required to solicit cash offers for any REO Property held by the trust in a manner that will be reasonably likely to realize a fair price for the property. The special servicer may retain an independent contractor to operate and manage the REO Property. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to the REO Property. Regardless of whether the special servicer applies for or is granted an extension of time to sell the property, the special servicer must act in accordance with the Servicing Standard to liquidate the property on a timely basis. If an extension is granted or opinion given, the special servicer must sell the REO Property within the period specified in the extension or opinion.

         In general, the special servicer or an independent contractor employed by the special servicer at the expense of the trust will be obligated to operate and manage any REO Property held by the trust in a manner that:

         1. maintains its status as foreclosure property under the REMIC provisions of the Internal Revenue Code of 1986, and

         2.       is in accordance with the Servicing Standard.

         The special servicer must review the operation of each REO Property held by the trust and consult with the trustee, or any person appointed by the trustee to act as tax administrator, to determine the trust's federal income tax reporting position with respect to the income it is anticipated that the trust would derive from the property. The special servicer could determine that it would not be consistent with the Servicing Standard to manage and operate the property in a manner that would avoid the imposition of--

         - a tax on net income from foreclosure property, within the meaning of Section 857(b)(4)(B) of the Internal Revenue Code of 1986, or

         - a tax on prohibited transactions under Section 860F of the Internal Revenue Code of 1986.

This determination is most likely to occur in the case of an REO Property that is a hotel or residential health care facility. To the extent that income the trust receives from an REO Property is subject to--

         - a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%, or

         - a tax on prohibited transactions, that income would be subject to federal tax at a 100% rate.

         The determination as to whether income from an REO Property held by the trust would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Generally, income from an REO Property that is directly operated by the special servicer would be apportioned and classified as service or non-service income. The service portion of the income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate. The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate. Any tax imposed on the trust's income from an REO Property would reduce the amount available for payment to the series _____ certificateholders. See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the master servicer's custodial account.

         The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the trust separate and apart from its own funds and general assets. If an REO Property is acquired by the trust, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from the REO Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its REO account, upon receipt, all net income, insurance proceeds, condemnation proceeds and liquidation proceeds received with respect to each REO Property held by the trust. The funds held in this REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the special servicer's REO account will be payable to the special servicer, subject to the limitations described in the pooling and servicing agreement.

         The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the trust, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Promptly following the end of each collection period, the special servicer will be required to withdraw from the REO account and deposit, or deliver to the master servicer for deposit, into the master servicer's custodial account the total of all amounts received with respect to each REO Property held by the trust during that collection period, net of--

         - any withdrawals made out of those amounts as described in the preceding sentence, and


         - any portion of those amounts that may be retained as reserves as described in the next sentence.


The special servicer may, subject to the limitations described in the pooling and servicing agreement, retain in its REO account the portion of the proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related REO Property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.


         The special servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION


         The special servicer will be required, at the expense of the trust, to inspect or cause an inspection of the corresponding mortgaged real property as soon as practicable after any pooled mortgage loan becomes a specially serviced mortgage loan. The master servicer also will be required, at its own expense, to inspect or cause an inspection of each mortgaged real property at least once every _______________, if the special servicer has not already undertaken an inspection in that period as described in the preceding sentence. The master servicer and the special servicer will each be required to prepare or cause the preparation of a written report of each inspection performed by it that generally describes the condition of the particular real property and that specifies--


         - any sale, transfer or abandonment of the property of which the master servicer or the special servicer, as applicable, is aware, or

         - any change in the property's condition, occupancy or value that the master servicer or the special servicer, as applicable, in accordance with the Servicing Standard, considers to be material.


         The special servicer, in the case of each specially serviced mortgage loan in the trust, and the master servicer, in the case of each other mortgage loan in the trust, will each be required to use reasonable efforts to collect from the related borrower and review the following items, to the extent that those items are required to be delivered under the related loan documents:

         - the quarterly and annual operating statements, budgets and rent rolls of the corresponding mortgaged real property; and

         -        the quarterly and annual financial statements of the borrower.

         The special servicer will also be required to cause quarterly and annual operating statements, budgets and rent rolls to be prepared for each REO Property in the trust. However, there can be no assurance that any operating statements required to be delivered by a borrower will in fact be delivered, nor is the master servicer or the special servicer likely to have any practical means of compelling delivery.


EVIDENCE AS TO COMPLIANCE

         On or before _____________ of each year, beginning _______________, each of the master servicer and the special servicer must--

         - at its expense, cause a firm of independent public accountants, that is a member of the American Institute of Certified Public Accountants to furnish a statement to the trustee, among others, to the effect that--

                  1. the firm has examined the servicing operations of the master servicer or the special servicer, as the case may be, for the previous year, and


                  2. on the basis of that examination, conducted substantially in compliance with USAP, the firm confirms that the master servicer or the special servicer, as applicable, has complied with the minimum servicing standards identified in USAP, in all material respects, except for the significant exceptions or errors in records that, in the opinion of the firm, USAP requires it to report.


                  In rendering its report the firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards, within one year of the report, with respect to those sub-servicers.

         - deliver to the trustee, among others, a statement signed by an officer of the master servicer or the special servicer, as the case may be, to the effect that, to the best knowledge of that officer, the master servicer or special servicer, as the case may be, has fulfilled its obligations under the pooling and servicing agreement in all material respects throughout the preceding calendar year or portion of that year during which the series _____ certificates were outstanding.

EVENTS OF DEFAULT

         Each of the following events, circumstances and conditions will be considered events of default under the pooling and servicing agreement:

         - the master servicer or the special servicer fails to deposit, or to remit to the appropriate party for deposit, into the master servicer's custodial account or the special servicer's REO account, as applicable, any amount required to be so deposited, and that failure continues unremedied for _____ business days following the date on which the deposit or remittance was required to be made;

         - the master servicer fails to remit to the trustee for deposit in the trustee's collection account any amount required to be so remitted, and that failure continues unremedied for _____ business days following the date on which the remittance was required to be made;

         - the master servicer or the special servicer fails to timely make any servicing advance required to be made by it under the pooling and servicing agreement, and that failure continues unremedied for _____ business days following the date on which notice has been given to the master servicer or the special servicer, as the case may be, by the trustee;

         - the master servicer or the special servicer fails to observe or perform in any material respect any of its other covenants or agreements under the pooling and servicing agreement, and that failure continues unremedied for _____ days after written notice of it has been given to the master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement or by series _____ certificateholders entitled to not less than ____% of the voting rights for the series;

         - it is determined that there is a breach by the master servicer or the special servicer of any of its representations or warranties contained in the pooling and servicing agreement that materially and adversely affects the interests of any class of series _____ certificateholders, and that breach continues unremedied for _____ days after written notice of it has been given to the master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement or by the series _____ certificateholders entitled to not less than ____% of the voting rights for the series;

         - a decree or order of a court having jurisdiction in an involuntary case for the appointment of a receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings is entered against the master servicer or the special servicer and the decree or order remains in force for a period of _____ days;

         - the master servicer or special servicer consents to the appointment of a receiver, liquidator, trustee or similar official relating to it or of or relating to all or substantially all of its property;

         - the master servicer or special servicer admits in writing its inability to pay its debts or takes other actions indicating its insolvency or inability to pay its obligations;

         - one or more ratings assigned by either ____________ or ____________ to the series _____ certificates are qualified, downgraded or withdrawn as a result of the master servicer or special servicer acting in that capacity; and

         - the trustee receives written notice from either ____________ or ____________ that the continuation of the master servicer or the special servicer, as the case may be, in that capacity would result in a qualification, downgrade or withdrawal of any rating then assigned by that rating agency to any class of the series _____ certificates.


         When a single entity acts as master servicer and special servicer, an event of default in one capacity will be an event of default in the other capacity.

RIGHTS UPON EVENT OF DEFAULT


         If an event of default described above under "--Events of Default" occurs with respect to the master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the direction of the series _____ certificateholders entitled to not less than ____% of the voting rights for the series, the trustee will be required, to terminate all of the rights and obligations of the defaulting party under the pooling and servicing agreement and in and to the trust assets other than any rights the defaulting party may have as a series _____ certificateholder. Upon any termination, the trustee must either:


         - succeed to all of the responsibilities, duties and liabilities of the master servicer or special servicer, as the case may be, under the pooling and servicing agreement; or

         - appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be.


The holders of series _____ certificates entitled to a majority of the voting rights for the series may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, rather than have the trustee act as that successor.

The appointment of a successor special servicer by the trustee is subject to the rights of the controlling class of series _____ certificateholders to designate a successor special servicer as described under "--Replacement of the Special Servicer" above.

         In general, the series _____ certificateholders entitled to at least _____% of the voting rights allocated to each class of series _____ certificates affected by any event of default may waive the event of default. However, the events of default described in the _____ bullet points under "--Events of Default" above may only be waived by all of the holders of the affected classes of the series _____ certificates. Furthermore, if the trustee is required to spend any monies in connection with any event of default, then that event of default may not be waived unless and until the trustee has been reimbursed, with interest, by the defaulting party. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the pooling and servicing agreement.

                     DESCRIPTION OF THE OFFERED CERTIFICATES


GENERAL


         The series _____ certificates will be issued, on or about ____________________, under the pooling and servicing agreement. They will represent the entire beneficial ownership interest of the trust. The assets of the trust will include:

         -        the pooled mortgage loans;

         - any and all payments under and proceeds of the pooled mortgage loans received after the cut-off date, exclusive of payments of principal, interest and other amounts due on or before that date;

         -        the loan documents for the pooled mortgage loans;

         - any REO Properties acquired by the trust with respect to defaulted mortgage loans; and

         - those funds or assets as from time to time are deposited in the master servicer's custodial account, the special servicer's REO account, the trustee's collection account described under "--Collection Account" below or the trustee's interest reserve account described under "--Payments--Interest Reserve Account" below.




         The series _____ certificates will include the following classes:

         - the A-1, A-2, B, C, D, E, F and X classes, which are the classes of series _____ certificates that are offered by this prospectus supplement, and

         - the G, H, J, K, L, M, N, R-I, R-II and R-III classes, which are the classes of series _____ certificates that--

                  1.       will be retained or privately placed by us, and

                  2.       are not offered by this prospectus supplement.

         The class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M and N certificates are the only certificates that will have principal balances. The principal balance of any of these certificates will represent the total payments of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust. Accordingly, on each payment date, the principal balance of each of these certificates will be permanently reduced by any payments of principal actually made with respect to the certificate on that payment date. See "--Payments" below. On any particular payment date, the principal balance of each of these certificates may also be permanently reduced, without any corresponding payment, in connection with losses on the underlying mortgage loans and default-related and otherwise unanticipated expenses of the trust. See "--Reductions in Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

         The class X certificates will not have principal balances, and the holders of the class X certificates will not be entitled to receive payments of principal. However, each class X certificate will have a notional amount for purposes of calculating the accrual of interest with respect to that certificate. The total notional amount of all the class X certificates will equal the total principal balance of all the class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M and N certificates outstanding from time to time.



         In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance or notional amount of any of your offered certificates from time to time, you may multiply the original principal balance or notional amount of that certificate as of the date of initial issuance of the offered certificates, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance or notional amount, as applicable, of that class, and the denominator of which will be the original total principal balance or notional amount, as applicable, of that class. Certificate factors will be reported monthly in the trustee's payment date statement.


REGISTRATION AND DENOMINATIONS

         GENERAL. The offered certificates will be issued in book-entry form in original denominations of:


         - in the case of the class X certificates, $________ initial notional amount and in any whole dollar denomination in excess of $________; and


         - in the case of the other offered certificates, $________ initial principal balance and in any whole dollar denomination in excess of $________.

         Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described in the accompanying prospectus under "Description of the Certificates--Book-Entry Registration". For so long as any class of offered certificates is held in book-entry form--

         - all references to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

         - all references in this prospectus supplement to payments, notices, reports, statements and other information to holders of those certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of those certificates, for payment to beneficial owners of offered certificates through its participating organizations in accordance with DTC's procedures.

         The trustee will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

         For a discussion of DTC, see "Description of the Certificates--Book-Entry Registration" in the accompanying prospectus.

COLLECTION ACCOUNT


         GENERAL. The trustee must establish and maintain an account in which it will hold funds pending their payment on the series _____ certificates and from which it will make those payments. That collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the trustee's collection account will remain uninvested.


         DEPOSITS. On the business day prior to each payment date, the master servicer will be required to remit to the trustee for deposit in the collection account the following funds:


         - All payments and other collections on the mortgage loans and any REO Properties in the trust that are then on deposit in the master servicer's custodial account, exclusive of any portion of those payments and other collections that represents one or more of the following:

                  1. monthly debt service payments due on a due date subsequent to the end of the related collection period;

                  2. payments and other collections received after the end of the related collection period;

                  3. amounts that are payable or reimbursable from the master servicer's custodial account to any person other than the series _____ certificateholders, including--

                           - amounts payable to the master servicer or the special servicer as compensation, including master servicing fees, special servicing fees, workout fees, liquidation fees, assumption fees, modification fees and, to the extent not otherwise applied to cover interest on advances, Default Interest and late payment charges,

                           -        amounts payable in reimbursement of
                                    outstanding advances, together with interest on those advances, and

                           - amounts payable with respect to other expenses of the trust; and

                  4. amounts deposited in the master servicer's custodial account in error.

         - Any advances of delinquent monthly debt service payments and Compensating Interest Payments made with respect to that payment date.


See "--Advances of Delinquent Monthly Debt Service Payments" below and "Servicing of the Underlying Mortgage Loans--Custodial Account" and "Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

         With respect to each payment date that occurs during March, commencing in March ______, the trustee will be required to transfer from its interest reserve account, which we describe under "--Interest Reserve Account" below, to its collection account the interest reserve amounts that are then being held in that interest reserve account with respect to those pooled mortgage loans that accrue interest on an actual/360 basis.


         WITHDRAWALS. The trustee may from time to time make withdrawals from its collection account for any of the following purposes:

         - to pay itself a monthly fee which is described under "--The Trustee" below;


         - to indemnify itself and various related persons as described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus;


         - to pay for any opinions of counsel required to be obtained in connection with any amendments to the pooling and servicing agreement;


         - to pay any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus and "Servicing of the Underlying Mortgage Loans--REO Properties" in this prospectus supplement;

         - with respect to each payment date during February of any year or during January of any year that is not a leap year, commencing in ______, to transfer to the trustee's interest reserve account the interest reserve amounts required to be so transferred in that month with respect to those pooled mortgage loans that accrue interest on an actual/360 basis; and


         - to pay to the person entitled thereto any amounts deposited in the collection account in error.


         On each payment date, all amounts on deposit in the trustee's collection account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will be withdrawn and applied to make payments on the series _____ certificates. For any payment date, those funds will consist of three separate components--

         - the portion of those funds that represent prepayment consideration collected on the pooled mortgage loans as a result of voluntary or involuntary prepayments that occurred during the related collection period, which will be paid to the holders of the offered certificates as described under "--Payments--Payments of Prepayment Premiums and Yield Maintenance Charges" below,

         - the portion of those funds that represent Post-ARD Additional Interest collected on the ARD Loans in the trust during the related collection period, which will be paid to the holders of the class _____ certificates as described under "--Payments--Payments of Post-ARD Additional Interest" below, and

         - the remaining portion of those funds, which we refer to as the "Available P&I Funds" and which will be paid to the holders of all the series _____ certificates, [other than the class _____ certificates], as described under "--Payments--Priority of Payments" below.


INTEREST RESERVE ACCOUNT


         The trustee must maintain an account in which it will hold the interest reserve amounts described in the next paragraph with respect to those underlying mortgage loans that accrue interest on an actual/360 basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for similar securitizations as the one involving the offered certificates. Funds held in the trustee's interest reserve account will remain uninvested.

         During January, except in a leap year, and February of each calendar year, beginning in ______, the trustee will, on or before the payment date in that month, withdraw from its collection account and deposit in its interest reserve account the interest reserve amounts with respect to those underlying mortgage loans that accrue interest on an actual/360 basis and for which the monthly debt service payment due in that month was either received or advanced. That interest reserve amount for each of those mortgage loans will equal one day's interest accrued at the related mortgage interest rate on the Stated Principal Balance of that loan as of the end of the related collection period.

         During March of each calendar year, beginning in ______, the trustee will, on or before the payment date in that month, withdraw from its interest reserve account and deposit in its collection account any and all interest reserve amounts then on deposit in the interest reserve account with respect to those underlying mortgage loans that accrue interest on an actual/360 basis. All interest reserve amounts that are so transferred from the interest reserve account to the collection account will be included in the Available P&I Funds for the payment date during the month of transfer.

PAYMENTS


         GENERAL. On each payment date, the trustee will, subject to the available funds, make all payments required to be made on the series _____ certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those payments are to occur. The final payment of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final payment.

         In order for a series _____ certificateholder to receive payments by wire transfer on and after any particular payment date, that certificateholder must provide the trustee with written wiring instructions no later than the last day of the calendar month preceding the month in which that payment date occurs. Otherwise, that certificateholder will receive its payments by check mailed to it.

         Cede & Co. will be the registered holder of your offered certificates, and you will receive payments on your offered certificates through DTC and its participating organizations, until physical certificates are issued to the actual beneficial owners. See "--Registration and Denominations" above.

         PAYMENTS OF INTEREST. All of the classes of the series _____ certificates will bear interest, except for the R-I, R-II and R-III classes.

         With respect to each interest-bearing class of the series _____ certificates, that interest will accrue during each interest accrual period based upon--


         - the pass-through rate for that class and the related payment date,


         - the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related payment date, and


         - the assumption that each year consists of twelve 30-day months.


         On each payment date, subject to the Available P&I Funds for that date and the priorities of payment described under "--Payments--Priority of Payments" below, the holders of each interest-bearing class of the series _____ certificates will be entitled to receive--


         - the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, reduced by

         - the portion of any Net Aggregate Prepayment Interest Shortfall for that payment date that is allocable to that class of certificates.

         If the holders of any interest-bearing class of the series _____ certificates do not receive all of the interest to which they are entitled on any payment date, then they will continue to be entitled to receive the unpaid portion of that interest on future payment dates, subject to the Available P&I Funds for those future payment dates and the priorities of payment described under "--Payments--Priority of Payments" below.

         The portion of any Net Aggregate Prepayment Interest Shortfall for any payment date that is allocable to any particular interest-bearing class of the series _____ certificates will equal the product of--


         - the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, multiplied by


         - a fraction, the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, and the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to all of the interest-bearing classes of the series _____ certificates.


         CALCULATION OF PASS-THROUGH RATES.


         GENERAL. The pass-through rate for each class of the series _____ certificates, other than the class X certificates, will be [fixed] at the rate per annum set forth with respect to each of those classes in the table on page S-____.

         The pass-through rate applicable to the class X certificates for each payment date will equal the excess, if any, of--


         - the Weighted Average Pool Pass-Through Rate for that payment date, over


         - the weighted average of the pass-through rates for each of the other interest-bearing classes of the series _____ certificates for that payment date, weighted on the basis of the relative total principal balances of those other classes of series _____ certificates outstanding immediately prior to that payment date.

         The calculation of the Weighted Average Pool Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any mortgage loan, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the master servicer or the special servicer.

         The class R-I, R-II and R-III certificates will not be interest-bearing and, therefore, will not have pass-through rates.

         PAYMENTS OF PRINCIPAL. Subject to the Available P&I Funds and the priority of payments described under "--Payments--Priority of Payments" below, the total amount of principal payable with respect to each class of the series _____ certificates, other than the class X, R-I, R-II and R-III certificates, on each payment date will equal that class's allocable share of the Total Principal Payment Amount for that payment date.

         In general, the portion of the Total Principal Payment Amount that will be allocated to the class A-1 and A-2 certificates on each payment date will equal:

         -        in the case of the class A-1 certificates, the lesser of--

                  1. the entire Total Principal Payment Amount for that payment date and

                  2. the total principal balance of the class A-1 certificates immediately prior to that payment date; and

         -        in the case of the class A-2 certificates, the lesser of--

                  1. the entire Total Principal Payment Amount for that payment date, reduced by any portion of that amount allocable to the class A-1 certificates as described in the preceding bullet point, and

                  2. the total principal balance of the class A-2 certificates immediately prior to that payment date.

         However, if both of those classes are outstanding at a time when the total principal balance of the class B, C, D, E, F, G, H, J, K, L, M and N certificates has been reduced to zero as described under "--Reductions to Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" below, then the Total Principal Payment Amount for each payment date thereafter will be allocable between those two classes on a PRO RATA basis in accordance with their respective total principal balances immediately prior to that payment date, in each case up to that total principal balance.

         While the class A-1 and A-2 certificates are outstanding, no portion of the Total Principal Payment Amount for any payment date will be allocated to any other class of series _____ certificates.

         Following the retirement of the class A-1 and A-2 certificates, the Total Principal Payment Amount for each payment date will be allocated to the respective classes of series _____ certificates identified in the table below and in the order of priority set forth in that table, in each case up to the lesser of--

         - the portion of that Total Principal Payment Amount that remains unallocated, and

         - the total principal balance of the particular class immediately prior to that payment date.


      ORDER OF ALLOCATION                    CLASS

               1                               B
               2                               C
               3                               D
               4                               E
               5                               F
               6                               G
               7                               H
               8                               J
               9                               K
              10                               L
              11                               M
              12                               N





         In no event will the holders of any class of series _____ certificates listed in the foregoing table be entitled to receive any payments of principal until the total principal balance of the class A-1 and A-2 certificates is reduced to zero. Furthermore, in no event will the holders of any class of series _____ certificates listed in the foregoing table be entitled to receive any payments of principal until the total principal balance of all other classes of series _____ certificates, if any, listed above it in the foregoing table is reduced to zero.

         REIMBURSEMENT AMOUNTS. As discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below, the total principal balance of any class of series _____ certificates, other than the class X, R-I, R-II and R-III certificates, may be reduced without a corresponding payment of principal. If that occurs with respect to any class of series _____ certificates, other than the class X, R-I, R-II and R-III certificates, then, subject to Available P&I Funds and the priority of payment described under "--Payments--Priority of Payments" below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, WITHOUT INTEREST. References to the "loss reimbursement amount" under "--Payments--Priority of Payments" below mean, in the case of any class of series _____ certificates, other than the class X, R-I, R-II and R-III certificates, for any payment date, the total amount to which the holders of that class are entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior payment dates as discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.


         PRIORITY OF PAYMENTS. On each payment date, the trustee will apply the Available P&I Funds for that date to make the following payments in the following order of priority, in each case to the extent of the remaining Available P&I Funds:




ORDER OF      RECIPIENT
PAYMENT       CLASS OR CLASSES       TYPE AND AMOUNT OF PAYMENT

1             A-1, A-2 and X          Interest up to the total interest payable
                                      on those classes, PRO RATA based on
                                      entitlement

2             A-1 and A-2             Principal up to the total principal
                                      payable on those classes, allocable as
                                      between those classes as described
                                      immediately following this table

3             A-1 and A-2             Reimbursement up to the reimbursement
                                      amounts for those classes, PRO RATA based
                                      on entitlement as described immediately
                                      following this table

4             B                       Interest up to the total interest payable
                                      on that class

5             B                       Principal up to the total principal
                                      payable on that class

6             B                       Reimbursement up to the loss reimbursement
                                      amount for that class

7             C                       Interest up to the total interest payable
                                      on that class

8             C                       Principal up to the total principal
                                      payable on that class

9             C                       Reimbursement up to the loss reimbursement
                                      amount for that class


ORDER OF      RECIPIENT
PAYMENT       CLASS OR CLASSES       TYPE AND AMOUNT OF PAYMENT

10            D                       Interest up to the total interest payable
                                      on that class

11            D                       Principal up to the total principal
                                      payable on that class

12            D                       Reimbursement up to the loss reimbursement
                                      amount for that class

13            E                       Interest up to the total interest payable
                                      on that class

14            E                       Principal up to the total principal
                                      payable on that class

15            E                       Reimbursement up to the loss reimbursement
                                      amount for that class

16            F                       Interest up to the total interest payable
                                      on that class

17            F                       Principal up to the total principal
                                      payable on that class

18            F                       Reimbursement up to the loss reimbursement
                                      amount for that class

19            G                       Interest up to the total interest payable
                                      on that class

20            G                       Principal up to the total principal
                                      payable on that class

21            G                       Reimbursement up to the loss reimbursement
                                      amount for that class

22            H                       Interest up to the total interest payable
                                      on that class

23            H                       Principal up to the total principal
                                      payable on that class

24            H                       Reimbursement up to the loss reimbursement
                                      amount for that class

25            J                       Interest up to the total interest payable
                                      on that class

26            J                       Principal up to the total principal
                                      payable on that class

27            J                       Reimbursement up to the loss reimbursement
                                      amount for that class

28            K                       Interest up to the total interest payable
                                      on that class

29            K                       Principal up to the total principal
                                      payable on that class

30            K                       Reimbursement up to the loss reimbursement
                                      amount for that class



ORDER OF      RECIPIENT
PAYMENT       CLASS OR CLASSES       TYPE AND AMOUNT OF PAYMENT


31            L                       Interest up to the total interest payable
                                      on that class

32            L                       Principal up to the total principal
                                      payable on that class

33            L                       Reimbursement up to the loss reimbursement
                                      amount for that class

34            M                       Interest up to the total interest payable
                                      on that class

35            M                       Principal up to the total principal
                                      payable on that class

36            M                       Reimbursement up to the loss reimbursement
                                      amount for that class

37            N                       Interest up to the total interest payable
                                      on that class

38            N                       Principal up to the total principal
                                      payable on that class

39            N                       Reimbursement up to the loss reimbursement
                                      amount for that class

40        R-I, R-II and R-III         Any remaining Available P&I Funds



         In general, no payments of principal will be made with respect to the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero. However, if both of those classes are outstanding at a time when the total principal balance of the class B, C, D, E, F, G, H, J, K, L, M and N certificates has been reduced to zero as described under "--Reductions to Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" below, payments of principal on the class A-1 certificates and the class A-2 certificates will be made on a PRO RATA basis in accordance with the respective total principal balances of those classes then outstanding.

         PAYMENTS OF PREPAYMENT PREMIUMS AND YIELD MAINTENANCE CHARGES. If any prepayment consideration is collected during any particular collection period with respect to any mortgage loan in the trust, regardless of whether that prepayment consideration is calculated as a percentage of the amount prepaid or in accordance with a yield maintenance formula, then on the payment date corresponding to that collection period, the trustee will pay a portion of that prepayment consideration to the holders of each class of series ___ certificates, if any, that--

         -        is senior to the class _____ certificates, and

         -        is entitled to payments of principal on that payment date,

up to an amount equal to the product of--

         - the full amount of that prepayment consideration, net of workout fees and liquidation fees payable from it, multiplied by

         - a fraction, which in no event may be greater than 1.0, the numerator of which is equal to the excess, if any, of the pass-through rate for that class of certificates over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant discount rate, and further multiplied by

         - a fraction, the numerator of which is equal to the amount of principal payable to that class of certificates on that payment date, and the denominator of which is the Total Principal Payment Amount for that payment date.

         The discount rate applicable to any class of series ___ certificates with respect to any prepaid mortgage loan will equal the yield, when compounded monthly, on the U.S. Treasury issue, primary issue, with a maturity date closest to the maturity date or anticipated repayment date, as applicable, for the prepaid mortgage loan. In the event that there are two U.S. Treasury issues--

         - with the same coupon, the issue with the lower yield will be utilized, or


         - with maturity dates equally close to the maturity date for the prepaid mortgage loan, the issue with the earliest maturity date will be utilized.


         The trustee will thereafter pay any remaining portion of the prepayment consideration, net of workout fees and workout fees payable from it, to the holders of the class X certificates. After the payment date on which the total principal balance of all classes of series ___ certificates, other than the class X certificates, senior to the class _____ certificates has been reduced to zero, the trustee will pay any prepayment consideration, net of workout fees and liquidation fees payable from it, collected on the pooled mortgage loans, entirely to the holders of the class X certificates.

         Neither we nor the underwriter makes any representation as to--

         - the enforceability of the provision of any promissory note evidencing one of the mortgage loans requiring the payment of a prepayment premium or yield maintenance charge, or


         - the collectability of any prepayment premium or yield maintenance charge.


See "Description of the Mortgage Pool--Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

         PAYMENTS OF ADDITIONAL INTEREST. The class _____ certificates will entitle the holders to all amounts, if any, applied as Post-ARD Additional Interest collected on the ARD Loans in the trust.

         TREATMENT OF REO PROPERTIES. Notwithstanding that any mortgaged real property may be acquired as part of the trust assets through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

         -        payments on the series _____ certificates,

         - allocations of Realized Losses and Additional Trust Fund Expenses to the series _____ certificates, and

         - the amount of all fees payable to the master servicer, the special servicer and the trustee under the pooling and servicing agreement.

In connection with the foregoing, that mortgage loan will be taken into account when determining the Weighted Average Pool Pass-Through Rate and the Total Principal Payment Amount for each payment date.


         Operating revenues and other proceeds derived from an REO Property will be applied--

         - FIRST, to pay, or to reimburse the master servicer, the special servicer and/or the trustee for the payment of, some of the costs and expenses incurred in connection with the operation and disposition of the REO Property, and


         - THEREAFTER, as collections of principal, interest and other amounts "due" on the related mortgage loan.


         To the extent described under "--Advances of Delinquent Monthly Debt Service Payments" below, the master servicer and the trustee will be required to advance delinquent monthly debt service payments with respect to each pooled mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

REDUCTIONS TO CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES AND ADDITIONAL TRUST FUND EXPENSES


         As a result of Realized Losses and Additional Trust Fund Expenses, the total Stated Principal Balance of the mortgage pool may decline below the total principal balance of the series ___ certificates. If this occurs following the payments made to the certificateholders on any payment date, then the respective total principal balances of the following classes of the series ___ certificates are to be successively reduced in the following order, until the total principal balance of those classes of certificates equals the total Stated Principal Balance of the mortgage pool that will be outstanding immediately following that payment date.




      ORDER OF ALLOCATION                     CLASS

               1                                N
               2                                M
               3                                L
               4                                K
               5                                J
               6                                H
               7                                G
               8                                F
               9                                E
              10                                D
              11                                C
              12                                B
              13                     A-1 and A-2, PRO RATA based on
                                     total principal balances.

         The reductions in the total principal balances of the respective classes of series ___ certificates with principal balances, as described in the previous paragraph, will represent an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused the particular mismatch in balances between the pooled mortgage loans and those classes of certificates. A reduction of this type in the total principal balance of any of the foregoing classes of series ____certificates will result in a corresponding reduction in the total notional amount of the class X certificates.

         The Realized Loss with
respect to a liquidated mortgage loan, or related REO Property, is an amount generally equal to the excess, if any, of:

         - the outstanding principal balance of the mortgage loan as of the date of liquidation, together with--

                  1. all accrued and unpaid interest on the mortgage loan to but not including the due date in the collection period in which the liquidation occurred, exclusive, however, of any portion of that interest that represents Default Interest or Post-ARD Additional Interest, and


                  2. all related unreimbursed servicing advances and unpaid liquidation expenses, over

         - the total amount of liquidation proceeds, if any, recovered in connection with the liquidation.

If any portion of the debt due under a mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest and Post-ARD Additional Interest, also will be treated as a Realized Loss.


         Some examples of Additional Trust Fund Expenses are:


         - any special servicing fees, workout fees and liquidation fees paid to the special servicer;


         - any interest paid to the master servicer, the special servicer and/or the trustee with respect to unreimbursed advances, which interest payment is not covered out of late payment charges and Default Interest actually collected on the related mortgage loan in the trust;

         - the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the pooled mortgage loans and the administration of the other trust assets;

         - any unanticipated, non-mortgage loan specific expenses of the trust, including--

                  1. any reimbursements and indemnifications to the trustee described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus,

                  2. any reimbursements and indemnification to the master servicer, the special servicer and us described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus, and

                  3. any federal, state and local taxes, and tax-related expenses, payable out of the trust assets, as described under "Federal Income Tax
                           Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus;


         - rating agency fees, other than on-going surveillance fees, that cannot be recovered from the borrower; and


         - any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged real property securing a defaulted mortgage loan as described under "Servicing of the Underlying Mortgage Loans--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement.


ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS


         The master servicer will be required to make, for each payment date, a total amount of advances of principal and/or interest generally equal to all monthly debt service payments other than balloon payments, and assumed monthly debt service payments, in each case net of related master servicing fees, that-

         - WERE DUE OR DEEMED DUE, AS THE CASE MAY BE, WITH RESPECT TO THE MORTGAGE POOLED LOANS DURING THE RELATED COLLECTION PERIOD, AND


         - WERE NOT PAID BY OR ON BEHALF OF THE RESPECTIVE BORROWERS OR OTHERWISE COLLECTED AS OF THE CLOSE OF BUSINESS ON THE LAST DAY OF THE RELATED COLLECTION PERIOD.

         NOTWITHSTANDING THE FOREGOING, IF IT IS DETERMINED THAT AN APPRAISAL REDUCTION AMOUNT EXISTS WITH RESPECT TO ANY MORTGAGE LOAN IN THE TRUST, THEN THE MASTER SERVICER WILL REDUCE THE INTEREST PORTION, BUT NOT THE PRINCIPAL PORTION, OF EACH P&I ADVANCE THAT IT MUST MAKE WITH RESPECT TO THAT MORTGAGE LOAN DURING THE PERIOD THAT THE APPRAISAL REDUCTION AMOUNT EXISTS. THE INTEREST PORTION OF ANY P&I ADVANCE REQUIRED TO BE MADE WITH RESPECT TO ANY MORTGAGE LOAN AS TO WHICH THERE EXISTS AN APPRAISAL REDUCTION AMOUNT, WILL EQUAL THE PRODUCT OF:

         - THE AMOUNT OF THE INTEREST PORTION OF THAT P&I ADVANCE THAT WOULD OTHERWISE BE REQUIRED TO BE MADE FOR THE SUBJECT PAYMENT DATE WITHOUT REGARD TO THIS SENTENCE AND THE PRIOR SENTENCE, MULTIPLIED BY

         - A FRACTION, THE NUMERATOR OF WHICH IS EQUAL TO THE STATED PRINCIPAL BALANCE OF THE MORTGAGE LOAN, NET OF THE APPRAISAL REDUCTION AMOUNT, AND THE DENOMINATOR OF WHICH IS EQUAL TO THE

                  STATED PRINCIPAL BALANCE OF THE MORTGAGE LOAN


         WITH RESPECT TO ANY PAYMENT DATE, THE MASTER SERVICER WILL BE REQUIRED TO MAKE P&I ADVANCES EITHER OUT OF ITS OWN FUNDS OR, SUBJECT TO THE REPLACEMENT AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT, FUNDS HELD IN THE MASTER SERVICER'S CUSTODIAL ACCOUNT THAT ARE NOT REQUIRED TO BE PAID ON THE SERIES ___ CERTIFICATES ON THAT PAYMENT DATE.

         THE TRUSTEE WILL BE REQUIRED TO MAKE ANY P&I ADVANCE THAT THE MASTER SERVICER FAILS TO MAKE. SEE "--THE TRUSTEE" BELOW.

         THE MASTER SERVICER AND THE TRUSTEE WILL EACH BE ENTITLED TO RECOVER ANY P&I ADVANCE MADE BY IT, OUT OF ITS OWN FUNDS, FROM COLLECTIONS ON THE MORTGAGE LOAN AS TO WHICH THE ADVANCE WAS MADE. NEITHER THE MASTER SERVICER NOR THE TRUSTEE WILL BE OBLIGATED TO MAKE ANY P&I ADVANCE THAT, IN ITS JUDGMENT, WOULD NOT ULTIMATELY BE RECOVERABLE OUT OF COLLECTIONS ON THE RELATED MORTGAGE LOAN. IF THE MASTER SERVICER OR THE TRUSTEE MAKES ANY P&I ADVANCE THAT IT SUBSEQUENTLY DETERMINES, IN ITS JUDGMENT, WILL NOT BE RECOVERABLE OUT OF COLLECTIONS ON THE RELATED MORTGAGE LOAN, IT MAY OBTAIN REIMBURSEMENT FOR THAT ADVANCE, TOGETHER WITH INTEREST ACCRUED ON THE ADVANCE AS DESCRIBED IN THE NEXT PARAGRAPH, OUT OF GENERAL COLLECTIONS ON THE MORTGAGE LOANS AND ANY REO PROPERTIES IN THE TRUST ON DEPOSIT IN THE MASTER SERVICER'S CUSTODIAL ACCOUNT FROM TIME TO TIME. SEE "DESCRIPTION OF THE CERTIFICATES--ADVANCES" IN THE ACCOMPANYING PROSPECTUS AND "SERVICING OF THE UNDERLYING MORTGAGE LOANS--CUSTODIAL ACCOUNT" IN THIS PROSPECTUS SUPPLEMENT.

         THE MASTER SERVICER AND THE TRUSTEE WILL EACH BE ENTITLED TO RECEIVE INTEREST ON P&I ADVANCES MADE THEREBY OUT OF ITS OWN FUNDS. THAT INTEREST WILL ACCRUE ON THE AMOUNT OF EACH P&I ADVANCE, AND COMPOUND MONTHLY, FOR SO LONG AS THAT ADVANCE IS OUTSTANDING AT AN ANNUAL RATE EQUAL TO THE PRIME RATE AS PUBLISHED IN THE MONEY RATES SECTION OF THE WALL STREET JOURNAL, as that prime rate may change from time to time. Interest accrued with respect to any P&I advance will be payable in the collection period in which that advance is reimbursed--


         - FIRST, out of Default Interest and late payment charges collected on the related mortgage loan during that collection period, and

         - THEN, if and to the extent that the Default Interest and late charges referred to in clause FIRST are insufficient to cover the advance interest, out of any amounts then on deposit in the master servicer's custodial account.

         Any delay between a sub-servicer's receipt of a late collection of a monthly debt service payment as to which a P&I advance was made and the forwarding of that late collection to the master servicer, will increase the amount of interest accrued and payable to the master servicer or the trustee, as the case may be, on that P&I advance. To the extent not offset by Default Interest and/or late payment charges accrued and actually collected, interest accrued on outstanding P&I advances will result in a reduction in amounts payable on the certificates.

        A monthly debt service payment will be assumed to be due with respect to:

         - each pooled mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

         - each pooled mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

The assumed monthly debt service payment deemed due on any mortgage loan described in the prior sentence that is delinquent as to its balloon payment, will equal, for its stated maturity date and for each successive due date that it remains outstanding and part of the trust, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect prior to that stated maturity date. The assumed monthly debt service payment deemed due on any mortgage loan described in the second preceding sentence as to which the related mortgaged real property has become an REO Property, will equal, for each due date that the REO Property remains part of the trust, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last due date prior to the acquisition of that REO Property. [Assumed monthly debt service payments for ARD Loans do not include Post-ARD Additional Interest or accelerated amortization payments.]


REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION


         CERTIFICATEHOLDER REPORTS. Based solely on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee, the trustee will be required to deliver or otherwise make available as described under "--Information Available Electronically" below, on each payment date, to each registered holder of an offered certificate and to each beneficial owner of an offered certificate held in book-entry form that is identified to the reasonable satisfaction of the trustee:

         -        A Payment Date Statement setting forth, among other things:
                  [LIST INFORMATION TO BE DISCLOSED]

         - A CMSA Loan Periodic Update File and a CMSA Property File setting forth information with respect to the pooled mortgage loans and the corresponding mortgaged real properties, respectively.

         - A Mortgage Pool Data Update Report, which may be included as part of the Payment Date Statement, containing information regarding the pooled mortgage loans as of the end of the related collection period.

         The master servicer or the special servicer, as specified in the pooling and servicing agreement, is required to deliver to the trustee monthly, and the trustee is required to make available as described below under "--Information Available Electronically," a copy of each of the following reports with respect to the pooled mortgage loans and the corresponding mortgaged properties:

         - A Delinquent Loan Status Report containing substantially the information set forth in Annex D to this prospectus supplement.

         - An Historical Loan Modification Report containing substantially the information set forth in Annex E to this prospectus supplement.

         - An Historical Liquidation Report containing substantially the information set forth in Annex F to this prospectus supplement.

         - An REO Status Report containing substantially the information set forth in Annex G to this prospectus supplement.

         - A Servicer Watch List containing substantially the content set forth in Annex H to this prospectus supplement.

         - A Loan Payoff Notification Report setting forth, among other things, for each mortgage loan where written notice of anticipated payoff has been received as of the determination date at least two business days prior to the preparation of the report, the control number, the property name, the amount of principal expected to be paid, the expected date of payment and the estimated amount of the yield maintenance charge or prepayment premium due.

         - A Comparative Financial Status Report containing substantially the information set forth in Annex K to this prospectus supplement.

         In addition, upon the request of any holder of a series _____ certificate or, to the extent identified to the reasonable satisfaction of the trustee, beneficial owner of an offered certificate, the trustee will be required to request from the master servicer, and, upon receipt, make available to the requesting party, during normal business hours at the offices of the trustee, copies of the following reports required to be prepared and maintained by the master servicer and/or special servicer:

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         -        with respect to any mortgaged real property or REO Property, an Operating Statement Analysis Report containing substantially the information set forth in Annex I to this prospectus supplement; and

         - with respect to any mortgaged real property or REO Property, an NOI Adjustment Worksheet containing substantially the content set forth in Annex J to this prospectus supplement.

         BOOK-ENTRY CERTIFICATES. If you hold your offered certificates in book-entry from through DTC, you may obtain direct access to the monthly reports of the trustee as if you were a certificateholder, provided that you deliver a written certification to the trustee confirming your beneficial ownership in the offered certificates. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee's internet website. Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer, the special servicer, the trustee and the series ____ certificate registrar are required to recognize as certificateholders only those persons in whose names the series ____ certificates are registered on the books and records of the certificate registrar.

         INFORMATION AVAILABLE ELECTRONICALLY. The trustee will make available each month, to any interested party, the Payment Date Statement, any Mortgage Pool Data Update Report, the CMSA Loan Periodic Update Files, the CMSA Loan Setup Files, [SPECIFY OTHER REPORTS] via the trustee's internet website, electronic bulletin board and fax-on-demand service. The trustee's internet website will initially be located at "____________________".

         The trustee's electronic bulletin board may be accessed by calling ___-___-____, and its fax-on- demand service may be accessed by calling
___-___-____. For assistance with regard to the services described above, investors may call ___-___-____.


         The trustee will make no representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by the trustee for which it is not the original source.

         The trustee may require registration and the acceptance of a disclaimer in connection with providing access to its electronic bulletin board and internet website. The trustee shall not be liable for the dissemination of information made in accordance with the pooling and servicing agreement.


         OTHER INFORMATION. The pooling and servicing agreement will obligate the trustee to make available at its offices, during normal business hours, upon reasonable advance written notice, for review by any holder or beneficial owner of an offered certificate or any person identified to the trustee as a prospective transferee of an offered certificate or any interest in that offered certificate, originals or copies of, among other things, the following items:


         - the pooling and servicing agreement, including exhibits, and any amendments to the pooling and servicing agreement;


         - all monthly reports of the trustee delivered, or otherwise electronically made available, to series ___ certificateholders since the date of initial issuance of the offered certificates;

         - all officer's certificates delivered to the trustee by the master servicer and/or the special servicer since the date of initial issuance of the certificates, as described under "Servicing of the Underlying Mortgage Loans--Evidence as to Compliance" in this prospectus supplement;

         - all accountant's reports delivered to the trustee with respect to the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "Servicing of the Underlying Mortgage Loans--Evidence as to Compliance" in this prospectus supplement;

         - the most recent inspection report with respect to each mortgaged real property for a pooled mortgage loan prepared by the master servicer or the special servicer and delivered to the trustee as described under "Servicing of the Underlying Mortgage Loans--Inspections; Collection of Operating Information" in this prospectus supplement;

         - the most recent appraisal, if any, with respect to each mortgaged real property for a pooled mortgage loan obtained by the master servicer or the special servicer and delivered to the trustee;

         - the most recent quarterly and annual operating statement and rent roll for each mortgaged real property for a pooled mortgage loan and financial statements of the related borrower collected by the master servicer or the special servicer and delivered to the trustee as described under "Servicing of the Underlying Mortgage Loans--Inspections; Collection of Operating Information" in this prospectus supplement; and

         - the mortgage files, including all documents, such as modifications, waivers and amendments of the pooled mortgage loans, that are to be added to the mortgage files from time to time.

         Copies of any and all of the foregoing items will be available from the trustee upon request. However, the trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

         In connection with providing access to or copies of the items described above, the trustee may require:


         - in the case of a beneficial owner of an offered certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, generally to the effect that the person or entity is a beneficial owner of offered certificates and will keep the information confidential; and

         - in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential.

Registered holders of the offered certificates will be deemed to have agreed to keep the information described above confidential by the acceptance of their certificates.


         VOTING RIGHTS


         The voting rights for the series ___ certificates will be allocated as follows: [SPECIFY ALLOCATION]. Voting rights allocated to a class of series ___ certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.


TERMINATION

         The obligations created by the pooling and servicing agreement will terminate following the earliest of--


         1. the final payment or advance on, other liquidation of, the last mortgage loan or related REO Property remaining in the trust, and

         2. the purchase of all of the mortgage loans and REO Properties remaining in the trust by us, the master servicer, the special servicer or any single certificateholder or group of certificateholders in the series ___ controlling class, in that order of preference.

         Written notice of termination of the pooling and servicing agreement will be given to each series _____ certificateholder. The final payment with respect to each series ___ certificate will be made only upon surrender and cancellation of that certificate at the office of the series ___ certificate registrar or at any other location specified in the notice of termination.

         Any purchase by us, the master servicer, the special servicer or any single holder or group of holders of the controlling class of all the mortgage loans and REO Properties remaining in the trust is required to be made at a price equal to:

         -        the sum of--

                  1. the total principal balance of all the mortgage loans then included in the trust, other than any mortgage loans as to which the mortgaged real properties have become REO Properties, together with interest, other than Default Interest and Post-ARD Additional Interest, on and unreimbursed servicing advances for those mortgage loans, and

                  2. the appraised value of all REO Properties then included in the trust, as determined by an appraiser mutually agreed upon by the master servicer, the special servicer and the trustee, minus


         - solely in the case of a purchase by the master servicer or the special servicer, the total of all amounts payable or reimbursable to the purchaser under the pooling and servicing agreement.


The purchase will result in early retirement of the outstanding series ___ certificates. However, but the right of us, the master servicer, the special servicer or any single holder or group of holders of the series ___ controlling class to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage pool be less than ____% of the initial mortgage pool balance. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series ___ certificateholders, will constitute part of the Available P&I Funds for the final payment date. Any person or entity making the purchase will be responsible for reimbursing the parties to the pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by the parties in connection with the purchase.


THE TRUSTEE

         [INSERT DESCRIPTION OF TRUSTEE.]

         The trustee is at all times required to be a corporation, bank, trust company or association organized and doing business under the laws of the U.S. or any State of the U.S. or the District of Columbia. In addition, the trustee must at all times--

         -        be authorized under those laws to exercise trust powers,

         - have a combined capital and surplus of at least $50,000,000, and

         - be subject to supervision or examination by federal or state authority.


If the corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with law or to the requirements of the supervising or examining authority, then the combined capital and surplus of the corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

         We, the master servicer, the special servicer and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee and any of its respective affiliates may hold series ___ certificates in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the master servicer and the trustee acting jointly will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee who shall exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

         The trustee will be entitled to a monthly fee for its services, which fee will accrue on a 30/360 basis at ____% per annum on the Stated Principal Balance outstanding from time to time of each pooled mortgage loan. The trustee fee is payable out of general collections on the mortgage loans and any REO Properties in the trust.

         See also "Description of the Governing Documents--The Trustee", "--Duties of the Trustee", "--Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the accompanying prospectus.

                        YIELD AND MATURITY CONSIDERATIONS


YIELD CONSIDERATIONS

         GENERAL.  The yield on any offered certificate will depend on:

         (a) the price at which the certificate is purchased by an investor, and

         (b)      the rate, timing and amount of payments on the certificate.

         The rate, timing and amount of payments on any offered certificate will in turn depend on, among other things,

         -        the pass-through rate for the certificate,

         - the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied or otherwise result in reduction of the principal balance or notional amount of the certificate,


         - the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance or notional amount of the certificate, and

         - the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest payments on the certificate.


         PASS-THROUGH RATES. The pass-through rate for each class of offered certificates other than the class X certificates, is [fixed]. However, the pass-through rate applicable to the class X certificates will be variable and will be calculated based in part on the weighted average mortgage pass-through rate from time to time. Accordingly, the yield on the class X certificates will be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of underlying mortgage loans following default. In addition, the pass-through rate for the class X certificates will vary with changes in the relative sizes of the total principal balances of the other interest-bearing classes of the series ___ certificates. The weighted average mortgage pass-through rate and the pass-through rate for the class X certificates will not be affected by modifications, waivers and amendments with respect to the underlying mortgage loans.


         See "Description of the Offered Certificates--Payments--Calculation of Pass-Through Rates" and "Description of the Mortgage Pool" in this prospectus supplement and "--Rate and Timing of Principal Payments" below.


         RATE AND TIMING OF PRINCIPAL PAYMENTS. The yield to maturity on the class X certificates will be extremely sensitive to, and the yield to maturity on any other offered certificates purchased at a discount or a premium will be affected by, the rate and timing of principal payments made in reduction of the total principal balances or notional amounts of the series ___ certificates. In turn, the rate and timing of principal payments that are paid or otherwise result in reduction of the total principal balance or notional amount, as the case may be, of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of underlying mortgage loans from the trust.

         Prepayments and other early liquidations of the underlying mortgage loans will result in payments on the series ___ certificates of amounts that would otherwise be paid over the remaining terms of the mortgage loans. This will tend to shorten the weighted average lives of those series ___ certificates with principal balances. Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the mortgage loans and, accordingly, on the series ___ certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of those certificates. See "Servicing of the Underlying Mortgage Loans--Modifications, Waivers, Amendment and Consent" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan, to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged real property. Also, a borrower may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan in the trust will be paid in full on its anticipated repayment date.

         The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the underlying mortgage loans are in turn paid or otherwise result in a reduction of the principal balance or notional amount of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase class X certificates, or if you purchase any other offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

         If you are contemplating an investment in the class X certificates, you should fully consider the risk that an extremely rapid rate of principal payments on the underlying mortgage loans could result in your failure to recoup fully your initial investment.

         Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to the rate or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of real estate loans comparable to those in the mortgage pool.

         Even if they are available and payable on your offered certificates, prepayment premiums and yield maintenance charges may not be sufficient to offset fully any loss in yield on your offered certificates attributable to the related prepayments of the underlying mortgage loans.

         DELINQUENCIES AND DEFAULTS ON THE MORTGAGE LOANS. The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect the amount of payments on your offered certificates, the yield to maturity of your offered certificates, the rate of principal payments on your offered certificates and the weighted average life of your offered certificates. Delinquencies on the underlying mortgage loans, unless covered by P&I advances, may result in shortfalls in payments of interest and/or principal on your offered certificates for the current month. Although any shortfalls in payments of interest may be made up on future payment dates, no interest would accrue on those shortfalls. Thus, any shortfalls in payments of interest would adversely affect the yield to maturity of your offered certificates.


         If--


         - you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, and

         - the additional losses result in a reduction of the total payments on or the total principal balance or notional amount of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

         The timing of any loss on a liquidated mortgage loan that results in a reduction of the total payments on or the total principal balance or notional amount of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

         Even if losses on the underlying mortgage loans do not result in a reduction of the total payments on or the total principal balance or notional amount of your offered certificates, the losses may still affect the timing of payments on, and the weighted average life and yield to maturity of, your offered certificates.

         CERTAIN RELEVANT FACTORS. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the underlying mortgage loans in the trust:


         -        prevailing interest rates;

         - the terms of the mortgage loans, including provisions that require the payment of prepayment premiums and yield maintenance charges, provisions that impose prepayment lock-out periods and amortization terms that require balloon payments;


         - the demographics and relative economic vitality of the areas in which the mortgaged real properties are located;

         - the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged real properties in the areas in which the mortgaged real properties are located;

         -        the quality of management of the mortgaged real properties;


         -        the servicing of the mortgage loans;

         -        possible changes in tax laws; and

         -        other opportunities for investment.


         See "Risk Factors--Risks Related to the Mortgage Loans", "Description of the Mortgage Pool" and "Servicing of the Underlying Mortgage Loans" in this prospectus supplement and "Description of the Governing Documents" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the accompanying prospectus.

         The rate of prepayment on the mortgage loans in the trust is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan. Accordingly, there can be no assurance that any ARD Loan in the trust will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

         Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties prior to the exhaustion of tax depreciation benefits.

         A number of the underlying borrowers are limited or general partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.


         We make no representation or warranty regarding:


         - the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;


         -        the relative importance of those factors;

         - the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

         - the overall rate of prepayment or default on the underlying mortgage loans.

         UNPAID INTEREST. If the portion of the Available P&I Funds payable with respect to interest on any class of offered certificates on any payment date is less than the total amount of interest then payable for the class, the shortfall will be payable to the holders of those certificates on subsequent payment dates, subject to the Available P&I Funds on those subsequent payment dates and the priority of payments described under "Description of the Offered Certificates--Payments--Priority of Payments" in this prospectus supplement. That shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of offered certificates for so long as it is outstanding.

         DELAY IN PAYMENTS. Because monthly payments will not be made on the certificates until several days after the due dates for the mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.


YIELD SENSITIVITY


         The tables on Annex C-1 hereto show the pre-tax corporate bond equivalent or CBE yield to maturity with respect to each class of offered certificates, and the modified duration, weighted average life, first payment date on which principal is to be paid and final payment date on which principal is to be paid with respect to each class of offered certificates, other than the class X certificates. We prepared those tables using the Modeling Assumptions. Where applicable, they also show the specified assumed purchase prices, which prices do not include accrued interest. Assumed purchase prices are expressed in 32nds as a percentage of the initial total principal balance or notional amount of each class of offered certificates. For example, ___ means __%.

         We calculated the yields set forth in the tables on Annex C-1 by--

         - determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each class of offered certificates, would cause the discounted present value of that assumed stream of cash flows to equal the assumed purchase prices, plus accrued interest from and including the cut-off date to but excluding the assumed settlement date specified as part of the offered certificates, and

         - converting those monthly rates to semi-annual corporate bond equivalent rates.

That calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as payments on the offered certificates and, consequently, does not purport to reflect the return on any investment in the offered certificates when those reinvestment rates are considered.

         For purposes of the tables on Annex C-1, modified duration has been calculated using the modified Macaulay Duration as specified in the "PSA Standard Formulas". The Macaulay Duration is calculated as the present value weighted average time to receive future payments of principal and interest, and the PSA Standard Formula modified duration is calculated by dividing the Macaulay Duration by the appropriate semi-annual compounding factor. The duration of a security may be calculated according to various methodologies. Accordingly, no representation is made by us or any other person that the modified duration approach used in this prospectus supplement is appropriate. Duration, like yield, will be affected by the prepayment rate of the underlying mortgage loans and extensions with respect to balloon payments that actually occur during the life of the class A-1, class A-2, class B, class C, class D, class E and class F certificates and by the actual performance of the underlying mortgage loans, all of which may differ, and may differ significantly, from the assumptions used in preparing the yield tables.

         Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the Constant Prepayment Rate or CPR model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then outstanding principal balance of the subject mortgage loan(s).

         The characteristics of the mortgage loans in the trust will differ in some respects from those assumed in preparing the tables on Annex C-1. Those tables are presented for illustrative purposes only. Thus, neither the mortgage pool nor any pooled mortgage loan will prepay at any constant rate, and it is unlikely that the pooled mortgage loans will prepay in a manner consistent with any designated scenario for the tables on Annex C-1. In addition, there can be no assurance that--

         -        the pooled mortgage loans will prepay at any particular rate,

         - the pooled mortgage loans will not prepay, involuntarily or otherwise, during lockout periods, yield maintenance periods and/or declining premium periods,

         - the ARD Loans in the trust will be paid in full on their respective anticipated repayment dates,

         - the actual pre-tax yields on, or any other payment characteristics of, any class of offered certificates will correspond to any of the information shown in the tables on Annex C-1, or

         - the total purchase prices of the offered certificates will be as assumed.


         You must make your own decision as to the appropriate assumptions, including prepayment assumptions, to be used in deciding whether to purchase the offered certificates.




WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

         The weighted average life of any offered certificate, other than a class X certificate, refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the principal balance of that certificate is distributed to the investor. For purposes of this prospectus supplement, the weighted average life of any offered certificate, other than a class X certificate, is determined as follows:


         - multiply the amount of each principal payment on the certificate by the number of years from the assumed settlement date to the related payment date;

         -        sum the results; and


         - divide the sum by the total amount of the reductions in the principal balance of the certificate.

Accordingly, the weighted average life of any offered certificate, other than a class X certificate, will be influenced by, among other things, the rate at which principal of the underlying mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of the class of principal to which the certificate belongs.

         As described in this prospectus supplement, the principal payment amount for each payment date will be payable first with respect to the class A-1 and/or class A-2 certificates until the total principal balances of those classes are reduced to zero, and will thereafter be distributable entirely with respect to the other classes of certificates with principal balances, sequentially based upon their relative seniority, in each case until the related principal balance is reduced to zero. As a consequence of the foregoing, the weighted average lives of the class A-1 and class A-2 certificates may be shorter, and the weighted average lives of the other classes of certificates with principal balances may be longer, than would otherwise be the case if the principal payment amount for each payment date was being paid on a PRO RATA basis among the respective classes of certificates with principal balances.

         The tables set forth in Annex C-2 show with respect to each class of offered certificates, other than the class X certificates--

         -        the weighted average life of that class, and

         - the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates,

based upon each of the indicated levels of CPR and the Modeling Assumptions.







         We make no representation that--


         - the mortgage loans in the trust will prepay in accordance with the assumptions set forth in this prospectus supplement at any of the CPRs shown or at any other particular prepayment rate,

         - all the mortgage loans in the trust will prepay in accordance with the assumptions set forth in this prospectus supplement at the same rate, or

         - mortgage loans in the trust that are in a lockout period, a yield maintenance period or declining premium period will not prepay as a result of involuntary liquidations upon default or otherwise.

                                 USE OF PROCEEDS

         Substantially all of the proceeds from the sale of the offered certificates will be used by us to purchase the mortgage loans that we will include in the trust and to pay those expenses incurred in connection with the issuance of the series ____ certificates.

                         FEDERAL INCOME TAX CONSEQUENCES


GENERAL


         Upon the issuance of the offered certificates, ___________________, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the pooling and servicing agreement, and subject to any other assumptions set forth in the opinion, REMIC I, REMIC II and REMIC III, respectively, will each qualify as a REMIC under the Internal Revenue Code of 1986.


         The assets of REMIC I will generally include--


         -        the pooled mortgage loans,

         - any REO Properties acquired on behalf of the series ___ certificateholders,


         -        the master servicer's custodial account,


         -        the special servicer's REO account, and


         -        the trustee's collection account and interest reserve account,


but will exclude any collections of Post-ARD Additional Interest on the ARD
Loans.


         For federal income tax purposes,


         - the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II,

         - the class R-I certificates will evidence the sole class of residual interests in REMIC I,

         - the separate non-certificated regular interests in REMIC II will be the regular interests in REMIC II and will be the assets of REMIC III,

         - the class R-II certificates will evidence the sole class of residual interests in REMIC II,

         - the class A-1, A-2, X, B, C, D, E, F, G, H, J, K, L, M and N certificates will evidence the regular interests in, and will generally be treated as debt obligations of, REMIC III, and

         - the class R-III certificates will evidence the sole class of residual interests in REMIC III.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION


         For federal income tax reporting purposes, it is anticipated that the class _____ and class _____ certificates will be issued with more than a DE MINIMIS amount of original issue discount. The class _____ certificates will be issued with a DE MINIMIS amount of original issue discount. The other classes of offered certificates will not be issued with original issue discount. When determining the rate of accrual of market discount and premium, if any, for federal income tax purposes the prepayment assumption used will be that subsequent to the date of any determination:

         - [the ARD Loans in the trust will be paid in full on their respective anticipated repayment dates,]

         - no mortgage loan in the trust will otherwise be prepaid prior to maturity, and

         - there will be no extension of maturity for any mortgage loan in the trust.

However, no representation is made as to the actual rate at which the pooled mortgage loans will prepay, if at all. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the accompanying prospectus.

         The IRS has issued regulations under Sections 1271 to 1275 of the Internal Revenue Code of 1986 generally addressing the treatment of debt instruments issued with original issue discount. You should be aware, however, that those regulations and Section 1272(a)(6) of the Internal Revenue Code of 1986 do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

         If the method for computing original issue discount described in the accompanying prospectus results in a negative amount for any period with respect to any holder of offered certificates, the amount of original issue discount allocable to that period would be zero. This is a possibility of particular relevance to a holder of a class X certificate. The holder would be permitted to offset the negative amount only against future original issue discount, if any, attributable to his or her certificates. Although the matter is not free from doubt, a holder of a class X certificate may be permitted to deduct a loss to the extent that his or her respective remaining basis in the certificate exceeds the maximum amount of future payments to which the holder is entitled, assuming no further prepayments of the underlying mortgage loans. Any loss might be treated as a capital loss.

         Some classes of the offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of these classes of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any class of offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the accompanying prospectus.

         Prepayment premiums and yield maintenance charges actually collected on the underlying mortgage loans will be paid on the offered certificates as and to the extent described in this prospectus supplement. It is not entirely clear under the Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount. For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the master servicer's actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the offered certificates and that taxable income be reported based on the projected constant yield to maturity of the offered certificates. Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. The correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

CONSTRUCTIVE SALES OF CLASS X CERTIFICATES

         The Taxpayer Relief Act of 1997 added a provision to the Internal Revenue Code of 1986 that requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of a financial position may occur if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that:

-        entitle the holder to a specified principal amount,

-        pay interest at a fixed or variable rate, and

-        are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Accordingly, only class X certificates, which do not have principal balances, could be subject to this provision and only if a holder of those certificates engages in a constructive sale transaction.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

         Except to the extent noted below, the offered certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code of 1986 in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code of 1986 to the extent that those certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code of 1986.

         Most of the mortgage loans to be included in the trust are not secured by real estate used for residential or other purposes prescribed in Section 7701(a)(19)(C) of the Internal Revenue Code of 1986. Consequently, the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under Section 7701(a)(19)(C) of the Internal Revenue Code of 1986. The offered certificates will be treated as "qualified mortgages" for another REMIC under Section 860G(a)(3)(C) of the Internal Revenue Code of 1986 and "permitted assets" for a "financial asset securitization investment trust" under Section 860L(c) of the Internal Revenue Code of 1986.

         To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate. Therefore:

         - a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Internal Revenue Code of 1986;

         - a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue Code of 1986; and

         - the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code of 1986.

See "Description of the Mortgage Pool" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the accompanying prospectus.

         For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the accompanying prospectus.

                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended and the Internal Revenue Code of 1986 impose various requirements on--

         -        ERISA Plans, and

         -        persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, ERISA Plans may include individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

         A fiduciary of any ERISA Plan should carefully review with its legal advisors whether the purchase or holding of offered certificates could be or give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Internal Revenue Code of 1986 or whether there exists any statutory or administrative exemption applicable thereto. Some fiduciary and prohibited transaction issues arise only if the assets of the trust are "plan assets" for purposes of Part 4 of Title I of ERISA and Section 4975 of the Internal Revenue Code of 1986. Whether the assets of the trust will be plan assets at any time will depend on a number of factors, including the portion of any class of certificates that is held by benefit plan investors within the meaning of U.S. Department of Labor Regulation Section 2510.3-101.

         The U.S. Department of Labor has issued an individual prohibited transaction exemption to the underwriter, identified as Prohibited Transaction Exemption 91-14. Subject to the satisfaction of conditions set forth in PTE 91-14, PTE 91-14 generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under Sections 4975(a) and
(b) of the Internal Revenue Code of 1986, specified transactions relating to, among other things, the servicing and operation of pools of real estate loans, such as the mortgage pool, and the purchase, sale and holding of mortgage pass-through certificates, such as the class A-1, A-2 and X certificates, that are underwritten by an Exemption-Favored Party.

         PTE 91-14 sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of a class A-1, A-2 or X certificate to be eligible for exemptive relief under that exemption. The conditions are as follows:

         - FIRST, the acquisition of the certificate by a plan must be on terms that are at least as favorable to the ERISA Plan as they would be in an arm's-length transaction with an unrelated party;

         - SECOND, the rights and interests evidenced by that certificate must not be subordinated to the rights and interests evidenced by the other certificates;

         - THIRD, at the time of its acquisition by the plan, that certificate must be rated in one of the three highest generic rating categories by Moody's, Fitch, Standard & Poor's or Duff & Phelps;

         - FOURTH, the trustee cannot be an affiliate of any other member of the restricted group, which consists of--

                  1.       the trustee,

                  2.       the Exemption-Favored Parties,

                  3.       us,

                  4.       the master servicer,

                  5.       the special servicer,

                  6.       any sub-servicers,

                  7.       the mortgage loan sellers,

                  8. each borrower, if any, with respect to mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the offered certificates, and

                  9. any and all affiliates of any of the aforementioned persons;

         -        FIFTH, the following must be true--

                  1. the sum of all payments made to and retained by Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates,

                  2. the sum of all payments made to and retained by us in connection with the assignment of mortgage loans to the trust must represent not more than the fair market value of the obligations, and

                  3. the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith; and

         - SIXTH, the investing ERISA Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

         Because the class A-1, A-2 and X certificates are not subordinated to any other class of certificates, the second general condition set forth above is satisfied with respect to the class A-1, A-2 and X certificates. It is a condition of their issuance that the class A-1, A-2 and X certificates be rated not lower than "_____" by _____________ and "_____" by ______________. In
addition, the initial trustee is not an affiliate of any other member of the restricted group. Accordingly, as of the date of initial issuance of the certificates, the third and fourth general conditions set forth above will be satisfied with respect to the class A-1, A-2 and X certificates. A fiduciary of an ERISA Plan contemplating the purchase of a class A-1, A-2 or X certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the third and fourth general conditions set forth above. A fiduciary of an ERISA Plan contemplating the purchase of a class A-1, A-2 or X certificate, whether in the initial issuance of the certificate or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the certificate as of the date of the purchase. An ERISA Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the sixth general condition set forth above in connection with the purchase of a class A-1, A-2 or X certificate.

         PTE 91-14 also requires that the trust meet the following requirements:

         - the trust assets must consist solely of assets of the type that have been included in other investment pools;

         - certificates evidencing interests in those other investment pools must have been rated in one of the three highest generic categories of Moody's, Fitch, Standard & Poor's or Duff & Phelps for at least one year prior to the ERISA Plan's acquisition of a class A-1, A-2 or X certificate; and

         - certificates evidencing interests in those other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any ERISA Plan's acquisition of a class A-1, A-2 or X certificate.

         We believe that these requirements have been satisfied as of the date of this prospectus supplement.

         If the general conditions of PTE 91-14 are satisfied, PTE 91-14 may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code of 1986 by reason of Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code of 1986, in connection with--

         - the direct or indirect sale, exchange or transfer of class A-1, A-2 or X certificates acquired by an ERISA Plan upon initial issuance from us or an Exemption-Favored Party when we are, or either mortgage loan seller, the trustee, the master servicer, the special servicer or any sub-servicer, provider of credit support, Exemption-Favored Party or mortgagor is, a Party in Interest with respect to the investing ERISA Plan,

         - the direct or indirect acquisition or disposition in the secondary market of class A-1, A-2 or X certificates by an ERISA Plan, and

         - the continued holding of class A-1, A-2 or X certificates by an ERISA Plan.

         However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a class A-1, A-2 or X certificate that is--

         1. on behalf of an ERISA Plan sponsored by any member of the restricted group, and

         2. by any person who has discretionary authority or renders investment advice with respect to the assets of that ERISA Plan.

         Moreover, if the general conditions of PTE 91-14, as well as other conditions set forth in PTE 91-14, are satisfied, PTE 91-14 may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Internal Revenue Code of 1986 in connection with:

         - the direct or indirect sale, exchange or transfer of class A-1, A-2 or X certificates in the initial issuance of those certificates between us or an Exemption-Favored Party and an ERISA Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the ERISA Plan in those certificates is--

                  1. a borrower with respect to 5.0% or less of the fair market value of the underlying mortgage loans, or

                  2.       an affiliate of this person;

         - the direct or indirect acquisition or disposition in the secondary market of class A-1, A-2 or X certificates by an ERISA Plan; and

         - the continued holding of class A-1, A-2 or X certificates by an ERISA Plan.

         Further, if the general conditions of PTE 91-14, as well as other conditions set forth in PTE 91-14, are satisfied, PTE 91-14 may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code of 1986 by reason of Section 4975(c) of the Internal Revenue Code of 1986, for transactions in connection with the servicing, management and operation of the trust assets.

         Lastly, if the general conditions of PTE 91-14 are satisfied, PTE 91-14 also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Internal Revenue Code of 1986, by reason of Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code of 1986, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing plan by virtue of--

         -        providing services to the ERISA Plan, or

         -        having a specified relationship to this person,

solely as a result of the ERISA Plan's ownership of class A-1, A-2 or X certificates.

         Before purchasing a class A-1, A-2 or X certificate, a fiduciary of an ERISA Plan should itself confirm that:

         - the class A-1, A-2 and X certificates are "certificates" for purposes of PTE 91-14, and

         - the general and other conditions set forth in PTE 91-14 and the other requirements set forth in PTE 91-14 would be satisfied at the time of the purchase.

         In addition to determining the availability of the exemptive relief provided in PTE 91-14, a fiduciary of an ERISA Plan considering an investment in class A-1, A-2 or X certificates should consider the availability of any other prohibited transaction class exemptions. See "ERISA Considerations" in the accompanying prospectus. There can be no assurance that any exemption described in the accompanying prospectus will apply with respect to any particular investment by an ERISA Plan in class A-1, A-2 or X certificates or, even if it were deemed to apply, that it would apply to all prohibited transactions that may occur in connection with the investment. A purchaser of class A-1, A-2 or X certificates should be aware, however, that even if the conditions specified in one or more class exemptions are satisfied, the scope of relief provided by a class exemption may not cover all acts which might be construed as prohibited transactions.

         The characteristics of the class B, C, D, E and F certificates do not meet the requirements of PTE 91-14. Accordingly, those offered certificates may not be acquired by, on behalf of or with the assets of an ERISA Plan, except in the case of an insurance company using funds in its general account, which may be able to rely on Section III of Prohibited Transaction Class Exemption 95-60, which we discuss below.

         So long as the applicable conditions are satisfied, Section III of PTCE 95-60 exempts from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Internal Revenue Code of 1986 transactions in connection with the servicing, management and operation of the trust under circumstances where an insurance company general account has an interest in the trust as a result of its acquisition of series ___ certificates. If these conditions are met, insurance company general accounts would be allowed to purchase the classes of offered certificates, such as the class B, C, D, E and F certificates, that do not meet requirements of PTE 91-14 solely because they--

         -        are subordinated to other classes of the certificates or

         - have not received a rating at the time of the purchase in one of the three highest rating categories from [Moody's, Fitch, Standard & Poor's or Duff & Phelps].

All other conditions of PTE 91-14 would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class B, C, D, E or F certificates, an insurance company general account seeking to rely on Section III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

         A governmental plan as defined in Section 3(32) of ERISA is not subject to Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986. However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code of 1986. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

         Any fiduciary of an ERISA Plan considering whether to purchase an offered certificate on behalf of that ERISA Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code of 1986 to the investment.

         The sale of offered certificates to an ERISA Plan is in no way a representation or warranty by us or the underwriter that the investment meets all relevant legal requirements with respect to investments by ERISA Plans generally or by any particular ERISA Plan, or that the investment is appropriate for ERISA Plans generally or for any particular ERISA Plan.

                                LEGAL INVESTMENT

         [Upon issuance, the class A-1, A-2, B and X certificates will constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. However, in order to remain mortgage related securities, the class A-1, A-2, B and X certificates must, among other things, continue to be rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. In addition, the class A-1, A-2, B and X certificates will constitute mortgage related securities in part because they evidence interest in notes secured by first mortgage liens on one or more real properties upon which is located a residential, commercial or mixed residential and commercial structure.

         The remaining offered certificates will NOT be mortgage related securities for purposes of SMMEA. As a result, the appropriate characterization of these remaining certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those certificates, is subject to significant interpretive uncertainties.]

         Neither we nor the underwriter makes any representation as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates--

         -        are legal investments for them, or

         -        are subject to investment, capital or other restrictions.






         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, prudent investor provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not interest bearing or income paying.

         There may be other restrictions on the ability of investors, including depository institutions, either to purchase offered certificates or to purchase offered certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates are legal investments for the investors.

         See "Legal Investment" in the accompanying prospectus.

                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions of an underwriting agreement dated _____________ between us and the underwriter, the underwriter has agreed to purchase from us and we have agreed to sell to the underwriter _____% of each class of the offered certificates. It is expected that delivery of the offered certificates will be made to the underwriter in book-entry form through the same day funds settlement system of DTC on or about ______________ against payment therefor in immediately available funds.

         The underwriting agreement provides that the obligation of the underwriter to pay for and accept delivery of the offered certificates is subject to, among other things:

         -        the receipt of various legal opinions; and

         -        the satisfaction of various conditions, including that--

                  1. no stop order suspending the effectiveness of our registration statement shall be in effect, and

                  2. no proceedings for the purpose of obtaining a stop order shall be pending before or threatened by the SEC.

         The distribution of the offered certificates by the underwriter may be accomplished from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to us from the sale of the offered certificates, before deducting expenses payable by us, will be approximately ____% of the total principal balance of the offered certificates, plus accrued interest on all the offered certificates from _______________. The underwriter may accomplish the transactions by selling the offered certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter. The underwriter may be deemed to have received compensation from us, in connection with the sale of the offered certificates, in the form of underwriting compensation. The underwriter and any dealers that participate with the underwriter in the distribution of the offered certificates may be deemed to be statutory underwriters and any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

         The underwriting agreement provides that we will indemnify the underwriter, and that under limited circumstances the underwriter will indemnify us, against various civil liabilities under the Securities Act of 1933, as amended, relating to the disclosure in this prospectus supplement, the accompanying prospectus or our registration statement.

         We have also been advised by the underwriter that it presently intends to make a market in the offered certificates. The underwriter has no obligation to do so, however, and any market making may be discontinued at any time. There can be no assurance that an active public market for the offered certificates will develop. See "Risk Factors--Risks Related to the Offered Certificates--Many Factors, Including Lack of Liquidity, Can Adversely Affect the Market Value of Your Offered Certificates" in this prospectus supplement and "Risk Factors--Lack of Liquidity Will Impair Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates" in the accompanying prospectus.

                                  LEGAL MATTERS

         Particular legal matters relating to the certificates will be passed upon for us and the underwriter by ___________________, New York, New York.

                                     RATINGS

         It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

CLASS                      [RATING AGENCY]   [RATING AGENCY]
Class A-1
Class A-2
Class B
Class C
Class D
Class E
Class F
Class X


         The ratings on the offered certificates address the likelihood of the timely receipt by their holders of all payments of interest to which they are entitled on each payment date and, except in the case of the class X certificates, the ultimate receipt by their holders of all payments of principal to which they are entitled on or before the rated final payment date. The ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the offered certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments of interest and/or principal required under the offered certificates.

         The ratings on the respective classes of offered certificates do not represent any assessment of--

         - the tax attributes of the offered certificates or of the trust,

         - whether or to what extent prepayments of principal may be received on the underlying mortgage loans,

         - the likelihood or frequency of prepayments of principal on the underlying mortgage loans,

         - the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated,

         - whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls, and

         - whether and to what extent prepayment premiums, yield maintenance charges, Default Interest or Post-ARD Additional Interest will be received.

         Also, a security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the class X certificateholders might not fully recover their investment in the event of rapid prepayments and/or other liquidations of the mortgage loans.

         In general, the ratings address credit risk and not prepayment risk. As described in this prospectus supplement, the amounts payable with respect to the class X certificates consist primarily of interest. Even if the entire mortgage pool were to prepay in the initial month, with the result that the class X certificateholders receive only a single month's interest payment and, accordingly, suffer a nearly complete loss of their investment, all amounts due to those certificateholders will nevertheless have been paid. This result would be consistent with the respective ratings received on the class X certificates. The total notional amount of the class X certificates is subject to reduction in connection with each reduction in the total principal balance of any other interest-bearing class of series ___ certificates, whether as a result of payments of principal or in connection with Realized Losses and Additional Trust Fund Expenses. The ratings of the class X certificates do not address the timing or magnitude of reduction of the total notional amount of those certificates, but only the obligation to pay interest timely on that total notional amount as so reduced from time to time.

         There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by ___________ or
____________.

         The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See "Rating" in the accompanying prospectus.

                                    GLOSSARY

         The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus supplement, including in any of the annexes to this prospectus supplement.

         "ADDITIONAL TRUST FUND EXPENSE" means an expense of the trust that

         - arises out of a default on a mortgage loan or an otherwise unanticipated event, and

         - is not covered by a servicing advance or a corresponding collection from the related borrower.

         "ARD LOAN" means any mortgage loan in the trust having the characteristics described in the first paragraph under "Description of the Mortgage Pool--Terms and Conditions of the Underlying Mortgage Loans--ARD Loan" in this prospectus supplement.

         "APPRAISAL REDUCTION AMOUNT" means, for any mortgage loan in the trust as to which an Appraisal Trigger Event has occurred, an amount that:

         - will be determined shortly following the later of the date on which the relevant appraisal or other valuation is obtained or performed and the date on which the relevant Appraisal Trigger Event occurred, and

         -        will equal the excess, if any, of "x" over "y" where--

                  1.      "x" is equal to the sum of:

                           - the unpaid principal balance of the mortgage loan, net of any related unreimbursed advances of principal;

                           - to the extent not previously advanced by or on behalf of the master servicer or the trustee, all unpaid interest, other than any Default Interest and Post-ARD Additional Interest, accrued on the mortgage loan through the most recent due date prior to the date of determination;

                           - all accrued but unpaid special servicing fees with respect to the mortgage loan;

                           - all related unreimbursed advances made by or on behalf of the master servicer, the special servicer or the trustee with respect to the required appraisal loan, together with interest on those advances; and

                           - all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents with respect to the related mortgaged real property, net of any escrow reserves held by the master servicer or the special servicer which covers the particular item and other related reserves; and

                  2. "y" is equal to 90% of the resulting appraised or estimated value of the related mortgaged real property or REO Property, as the appraised or estimated value may be reduced, to not less than zero, by the amount of any obligations secured by liens on the property that are prior to the lien of the mortgage loan.

         If, however, the appraisal or other valuation referred to in the first bullet point of this definition is not obtained or performed within __ days of the Appraisal Trigger Event referred to in the first bullet point of this definition, and no comparable appraisal or other valuation had been obtained or performed during the ______-month period prior to that Appraisal Trigger Event, then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject mortgage loan will equal approximately ____% of the unpaid principal balance of that mortgage loan, net of any related unreimbursed advances of principal. After receipt of the required appraisal or other valuation, the special servicer will determine the Appraisal Reduction Amount, if any, for the subject mortgage loan as described in the first sentence of this definition.

         "APPRAISAL TRIGGER EVENT" means, with respect to any mortgage loan in the trust, any of the following events:

         - the mortgage loan has been modified by the special servicer in a manner that--

                  1. affects the amount or timing of any monthly debt service payment due on it, other than, or in addition to, bringing current monthly debt service payments with respect to the mortgage loan,

                  2. except as expressly contemplated by the related loan documents, results in a release of the lien of the mortgage on any material portion of the related mortgaged real property without a corresponding principal prepayment in an amount not less than the fair market value, as is, of the property to be released, or

                  3. in the judgment of the special servicer, otherwise materially impairs the security for the mortgage loan or reduces the likelihood of timely payment of amounts due on the mortgage loan;

         - the related borrower fails to make any monthly debt service payment with respect to the mortgage loan and the failure continues for _____ days;

         - a receiver is appointed and continues in that capacity with respect to the mortgaged real property securing the mortgage loan;

         - the related borrower becomes the subject of bankruptcy, insolvency or similar proceedings; or

         - the mortgaged real property securing the mortgage loan becomes an REO Property.

         "AVAILABLE P&I FUNDS" means, with respect to any payment date, all funds available to pay principal and accrued interest on the series ___ certificates on that payment date.

         "DEFAULT INTEREST" means any interest that--

         - accrues on a defaulted mortgage loan solely by reason of the subject default, and

         - is in excess of all interest at the related mortgage interest rate and any Post-ARD Additional Interest accrued on the mortgage loan.

         "ERISA PLAN" means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Internal Revenue Code of 1986.

         "EXEMPTION-FAVORED PARTY" means any of--

         -        the underwriter,

         - any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the underwriter, and

         - any member of the underwriting syndicate or selling group of which a person described in the prior two bullet points is a manager or co-manager with respect to those mortgage pass-through certificates.

         "MODELING ASSUMPTIONS" means, collectively, the following assumptions regarding the series ___ certificates and the mortgage loans in the trust:

         - the mortgage loans have the characteristics set forth on Annex A-1 and the initial mortgage pool balance is approximately $______________;

         - the initial total principal balance or notional amount, as the case may be, of each class of series ___ certificates is as described in this prospectus supplement;

         - the pass-through rate for each class of series ___ certificates is as described in this prospectus supplement.

         - there are no delinquencies or losses with respect to the mortgage loans;

         - there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the mortgage loans;

         - there are no Appraisal Reduction Amounts with respect to the mortgage loans;

         - there are no casualties or condemnations affecting the corresponding mortgaged real properties;

         - each of the mortgage loans provides monthly debt service payments to be due on the __ day of each month and accrues interest on the respective basis described in this prospectus supplement, which is either a 30/360 basis or an actual/360 basis;

         - all prepayments on the mortgage loans are assumed to be accompanied by a full month's interest;

         - there are no breaches of our representations and warranties regarding the mortgage loans;

         - monthly debt service payments on the mortgage loans are timely received on the ___ day of each month;

         - no voluntary or involuntary prepayments are received as to any mortgage loan during that mortgage loan's lockout period, yield maintenance period or declining premium period, in each case if any;

         - each ARD Loan is paid in full on its anticipated repayment date;

         - except as otherwise assumed in the immediately preceding two bullet points, prepayments are made on each of the mortgage loans at the indicated CPRs set forth in the subject tables, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

         - no person or entity entitled thereto exercises its right of optional termination described in this prospectus supplement under "Description of the Offered Certificates--Termination";

         -        no mortgage loan is required to be repurchased by us;

         - no prepayment premiums or yield maintenance charges are collected;

         -        there are no Additional Trust Fund Expenses;

         - payments on the offered certificates are made on the _____ day of each month, commencing in _____________; and

         -        the offered certificates are settled on ________________ .

         "NET AGGREGATE PREPAYMENT INTEREST SHORTFALL" means, with respect to any payment date, the excess, if any, of--

         - the Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, over

         - the total payments made by the master servicer to cover those Prepayment Interest Shortfalls.

         "PARTY IN INTEREST" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of the Internal Revenue Code of 1986.

         "PERMITTED ENCUMBRANCES" means, with respect to any mortgaged real property securing a mortgage loan in the trust, any and all of the following:

         - the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable,

         - covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or a marked-up commitment, none of which materially interferes with the security intended to be provided by the related mortgage, deed of trust or other similar security instrument, the current use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan,

         - exceptions and exclusions specifically referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or marked-up commitment, none of which materially interferes with the security intended to be provided by the related mortgage, deed of trust or similar security instrument, the current use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan,

         - other matters to which like properties are commonly subject, none of which materially interferes with the security intended to be provided by the related mortgage, deed of trust or similar security instrument, the current use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan,

         - the rights of tenants to remain, whether under ground leases or space leases, at the property following a foreclosure or similar proceeding, provided that those tenants are performing under their leases, and

         - if the related mortgage loan is cross-collateralized with any other mortgage loan, the lien of the mortgage, deed of trust or other security instrument for that other mortgage loan.

         "PERMITTED INVESTMENTS" means of U.S. government securities and other investment grade obligations specified in the pooling and servicing agreement.

         "POST-ARD ADDITIONAL INTEREST" means, with respect to any ARD Loan, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

         "PREPAYMENT INTEREST EXCESS" means, with respect to any full or partial prepayment of a pooled mortgage loan made by the related borrower during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period following that due date, less the amount of related master servicing fees payable from that interest collection, and exclusive of any Default Interest and Post-ARD Additional Interest included in that interest collection.

         "PREPAYMENT INTEREST SHORTFALL" means, with respect to any full or partial prepayment of a pooled mortgage loan made by the related borrower during any collection period prior to the due date for that loan, the amount of any uncollected interest that would have accrued on that prepayment through that due date, less the amount of related master servicing fees that would have been payable from that uncollected interest, and exclusive of any portion of that uncollected interest that represents Default Interest or Post-ARD Additional Interest.

         "REALIZED LOSSES" mean losses on or with respect of the pooled mortgage loans arising from the inability of the master servicer and/or the special servicer to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property.

         "REO PROPERTY" means any mortgaged real property that is acquired by the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding pooled mortgage loan.

         "SERVICING STANDARD" means, with respect to either the master servicer or the special servicer, to service and administer the pooled mortgage loans and any real estate owned by the trust for which that party is responsible:

         - with the same care, skill and diligence as is normal and usual in its general mortgage servicing and asset management activities with respect to comparable loans and real properties that either are part of other third party portfolios, giving due consideration to customary and usual standards of practice of prudent institutional commercial lenders, or are held as part of its own portfolio, whichever servicing procedures are of a higher standard;

         -        with a view to--

                  1. the timely collection of all monthly debt service payments under those mortgage loans,

                  2. the full collection of all prepayment premiums and yield maintenance charges that may become payable under those mortgage loans, and

                  3. in the case of the special servicer, if a mortgage loan comes into and continues in default and, in the judgment of the special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, including payments of prepayment premiums and yield maintenance charges, the maximization of the recovery on that defaulted mortgage loan to the series _____ certificateholders, as a collective whole, on a present value basis; and

         -        without regard to--

                  1. any known relationship that the master servicer or the special servicer, as the case may be, or any of its affiliates may have with any of the underlying borrowers or any other party to the pooling and servicing agreement,

                  2. the ownership of any series _____ certificate by the master servicer or the special servicer, as the case may be, or by any of its affiliates,

                  3. the obligation of the master servicer or the special servicer, as the case may be, to make advances,

                  4. the right of the master servicer or the special servicer, as the case may be, or any of its affiliates to receive reimbursement of costs, or the sufficiency of any compensation payable to it under the pooling and servicing agreement or with respect to any particular transaction, and

                  5. the ownership, servicing or management by the master servicer or the special servicer, as the case may be, or any of its affiliates of any other loans or real properties not included in or securing, as the case may be, the mortgage pool, or the right to service or manage for others any other loans or real properties.

         "SERVICING TRANSFER EVENT" means, with respect to any mortgage loan in the trust, any of the following events:

         1. the related borrower fails to make when due any monthly debt service payment, including a balloon payment, or any other payment required under the related promissory note or the related mortgage, and either the failure actually continues, or the master servicer believes it will continue, unremedied for _____ days;

         2. the master servicer determines that a default in the making of a monthly debt service payment, including a balloon payment, or any other material payment required to be made under the related promissory note or the related mortgage, is likely to occur within _____ days and either--

                  - the default is likely to remain unremedied for at least _____ days, or

                  - the related borrower has requested a material modification of the related mortgage loan;

         3. the master servicer determines that a non-payment default has occurred under the mortgage loan that may materially impair the value of the corresponding mortgaged real property as security for the mortgage loan and the default continues unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified, for _____ days;

         4. various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged real property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

         5. the master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged real property.


         A Servicing Transfer Event will cease to exist, if and when:

         - with respect to the circumstances described in clause 1. of this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer;

         -        with respect to the circumstances described in clauses 2. and
                  4. of this definition, those circumstances cease to exist in the good faith, reasonable judgment of the special servicer, but, with respect to any bankruptcy or insolvency proceedings contemplated by clause 4., no later than the entry of an order or decree dismissing the proceeding;

         - with respect to the circumstances described in clause 3. of this definition, the default is cured in the judgment of the special servicer; and

         - with respect to the circumstances described in clause 5. of this definition, the proceedings are terminated.

         "STATED PRINCIPAL BALANCE" means, for each mortgage loan in the trust, an amount that:

         -        will initially equal its cut-off date principal balance; and

         - will be permanently reduced on each subsequent payment date, to not less than zero, by--

                  1. that portion, if any, of the Total Principal Payment Amount for that payment date that is attributable to that mortgage loan, and

                  2. the principal portion of any Realized Loss incurred with respect to that mortgage loan during the related collection period.

         However, the "Stated Principal Balance" of a mortgage loan will, in all cases, be zero as of the payment date following the collection period in which it is determined that all amounts ultimately collectible with respect to the mortgage loan or any related REO Property have been received.

         "TOTAL PRINCIPAL PAYMENT AMOUNT" means, for any payment date, an amount equal to the total, without duplication, of the following:

         - all payments of principal, including voluntary principal prepayments, received on the pooled mortgage loans during the related collection period, exclusive of any of those payments that represents a late collection of principal for which an advance was previously made for a prior payment date or that represents a monthly payment of principal due on or before the cut-off date or on a due date subsequent to the end of the related collection period;

         - all monthly payments of principal received on the pooled mortgage loans prior to, but that are due during, the related collection period;

         - all other collections, including liquidation proceeds, condemnation proceeds, insurance proceeds and repurchase proceeds, that were received on or with respect to any of the pooled mortgage loans or any related REO Properties during the related collection period and that were identified and applied by the master servicer as recoveries of principal of the subject mortgage loan or, in the case of an REO Property, of the related mortgage loan, in each case net of any portion of the particular collection that represents a late collection of principal due on or before the cut-off date or for which an advance of principal was previously made for a prior payment date; and

         - all advances of principal made with respect to the mortgage loans for that payment date.

         "WEIGHTED AVERAGE POOL PASS-THROUGH RATE" means, for each payment date, the weighted average of the following annual rates with respect to all of the mortgage loans in the trust, weighted on the basis of the mortgage loans' respective Stated Principal Balances immediately prior to that payment date:

         - in the case of each mortgage loan that accrues interest on a 30/360 basis, an annual rate equal to--

                  1. the mortgage interest rate in effect for that mortgage loan as of the cut-off date, minus

                  2. the sum of the related master servicing fee rate, plus ____% per annum; and

         - in the case of each mortgage loan that accrues interest on an actual/360 basis, an annual rate generally equal to--

                  1. a fraction, expressed as a percentage, the numerator of which is, subject to adjustment as described below in this bullet point, the product 12 times the amount of interest that accrued or would have accrued with respect to that mortgage loan on an actual/360 basis during the related interest accrual period, based on its Stated Principal Balance immediately preceding that payment date and its mortgage interest rate in effect as of the cut-off date, and the denominator of which is the Stated Principal Balance of the mortgage loan immediately prior to that payment date, minus

                  2. the sum of the related master servicing fee rate, plus ____% per annum.

         Notwithstanding the foregoing, if the subject payment date occurs during January, except during a leap year, or February, then, in the case of any particular mortgage loan that accrues interest on an actual/360 basis, the amount of interest referred to in the numerator of the fraction described in clause 1. of the second bullet point above will be decreased to reflect any interest reserve amount with respect to that mortgage loan that is transferred from the trustee's collection account to the trustee's interest reserve account during that month. Furthermore, if the subject payment date occurs during March, then, in the case of any particular mortgage loan that accrues interest on an actual/360 basis, the amount of interest referred to in the numerator of the fraction described in clause 1. of the second bullet point above will be increased to reflect any interest reserve amounts with respect to that mortgage loan that are transferred from the trustee's interest reserve account to the trustee's collection account during that month.

         "USAP" means the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers of America.

         [INCLUDE OTHER TERMS THAT ARE TO BE USED IN THE ANNEXES TO THIS PROSPECTUS SUPPLEMENT.]

The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is "___________________". The spreadsheet file "__________________" is a Microsoft
Excel(1), Version 5.0 spreadsheet. The file provides, in electronic format, some of the statistical information that appears under the caption "Description of the Mortgage Pool" in, and on Annexes A-1 and A-2 to, this prospectus supplement. Defined terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and accompanying prospectus in its entirety prior to accessing the spreadsheet file.

----------

(1)      Microsoft Excel is a registered trademark of Microsoft Corporation.

================================================================================

                    PROSPECTUS SUPPLEMENT

Important Notice About the Information Contained in this
Prospectus Supplement, The Accompanying Prospectus
and The Related Registration Statement................    S-3
Summary of Prospectus Supplement......................    S-7
Risk Factors..........................................   S-37
Forward-Looking Statements............................   S-51
Description of the Mortgage Pool......................   S-51
Servicing of the Underlying Mortgage Loans............   S-56
Description of the Offered Certificates...............  S-111
Yield and Maturity Considerations.....................  S-140
Use of Proceeds.......................................  S-149
Federal Income Tax Consequences.......................  S-150
Certain ERISA Considerations..........................  S-154
Legal Investment......................................  S-160
Method of Distribution................................  S-161
Legal Matters.........................................  S-162
Ratings...............................................  S-162

ANNEX A-1--Certain Characteristics of the
Underlying Mortgage Loans.............................  A-1-1
ANNEX A-2--Certain Monetary Terms of the
Underlying Mortgage Loans.............................  A-2-1
ANNEX B--Term Sheet...................................  B-1
ANNEX C-1--Price/Yield Tables.........................  C-1-1
ANNEX C-2--Decrement Tables...........................  C-2-1
ANNEX D--Form of Delinquent Loan Status Report........  D-1
ANNEX E--Form of Historical Loan Modification Report..  E-1
ANNEX F--Form of Historical Liquidation Report........  F-1
ANNEX G--Form of REO Status Report....................  G-1
ANNEX H--Form of Servicer Watch List Report...........  H-1
ANNEX I--Form of Operating Statement Analysis Report..  I-1
ANNEX J--Form of NOI Adjustment Worksheet.............  J-1
ANNEX K--Form of Comparative Financial Status Report..  K-1

                         PROSPECTUS

Important Notice About the Information Presented in
   this Prospectus....................................    3

Available Information; Incorporation by Reference.....    3
Summary of Prospectus.................................    4
Risk Factors..........................................   13
Description of the Trust Assets.......................   33
Yield and Maturity Considerations.....................   56
Structured Asset Securities Corporation...............   62
Description of the Certificates.......................   63
Description of the Governing Documents................   73
Description of Credit Support.........................   82
Certain Legal Aspects of Mortgage Loans...............   85
Federal Income Tax Consequences.......................   99
State and Other Tax Consequences......................  141
ERISA Considerations..................................  141
Legal Investment......................................  146
Use of Proceeds.......................................  148
Method of Distribution................................  148
Legal Matters.........................................  150
Financial Information.................................  150
Rating................................................  150


UNTIL _______________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

==================================================

                    $----------
                   (APPROXIMATE)



         LB COMMERCIAL MORTGAGE TRUST ____



                    (DEPOSITOR)



      CLASS A-1, CLASS A-2, CLASS B, CLASS C,
      CLASS D, CLASS E, CLASS F AND CLASS X


              SERIES _____ COMMERCIAL
        MORTGAGE PASS-THROUGH CERTIFICATES



               PROSPECTUS SUPPLEMENT



                  LEHMAN BROTHERS


==================================================

                                   PROSPECTUS

         STRUCTURED ASSET SECURITIES CORPORATION, THE DEPOSITOR MORTGAGE
                  PASS-THROUGH CERTIFICATES, ISSUABLE IN SERIES


         Our name is Structured Asset Securities Corporation. We intend to offer from time to time mortgage pass-through certificates. These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See "Method of Distribution."

--------------------------------------------------------------------------------

                            THE OFFERED CERTIFICATES:

The offered certificates will be issuable in series. Each series of offered certificates will--



?        have its own series designation,


?        consist of one or more classes with various payment characteristics,


? evidence beneficial ownership interests in a trust established by us, and

?        be payable solely out of the related trust assets.



No governmental agency or instrumentality will insure or guarantee payment on the offered certificates. Neither we nor any of our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient.

--------------------------------------------------------------------------------

                                THE TRUST ASSETS:

The assets of each of our trusts will include--


? mortgage loans secured by first and junior liens on, or security interests in, various interests in commercial and multifamily real properties,


? mortgage-backed securities that directly or indirectly evidence interests in, or are directly or indirectly secured by, those types of mortgage loans, or


? some combination of those types of mortgage loans and mortgage-backed securities.


Trust assets may also include letters of credit, surety bonds, insurance policies, guarantees, credit derivatives, reserve funds, guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements, or other similar instruments and agreements.

--------------------------------------------------------------------------------


         In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to public for each class of offered certificates or explain the method for determining that price. In that document, we will also identify the applicable lead or managing underwriter(s), if any, and the relevant underwriting arrangements. You may not purchase the offered certificates of any series unless you have also received the prospectus supplement for that series. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 15 IN THIS PROSPECTUS, AS WELL AS THOSE SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT, PRIOR TO INVESTING.


--------------------------------------------------------------------------------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------

          The date of this prospectus is _____________________, 2000.

                                TABLE OF CONTENTS


                                                                                PAGE
                                                                                ----
Important Notice About the Information Presented in This Prospectus..............3

Available Information; Incorporation by Reference................................3

Summary of Prospectus............................................................4

Risk Factors....................................................................14

Capitalized Terms Used in this Prospectus.......................................34

Description of the Trust Assets.................................................35

Yield and Maturity Considerations...............................................60

Structured Asset Securities Corporation.........................................66

Description of the Certificates.................................................66

Description Of The Governing Documents..........................................78

Description of Credit Support...................................................88

Certain Legal Aspects of Mortgage Loans.........................................91

Federal Income Tax Consequences................................................104

State and Other Tax Consequences...............................................153

ERISA Considerations...........................................................154

Legal Investment...............................................................158

Use of Proceeds................................................................160

Method of Distribution.........................................................160

Legal Matters..................................................................162

Financial Information..........................................................162

Rating.........................................................................162

Glossary.......................................................................163

       IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS


         When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.


                AVAILABLE INFORMATION; INCORPORATION BY REFERENCE

         We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. This prospectus forms a part of the registration statement. This prospectus and the related prospectus supplement do not contain all of the information with respect to an offering that is contained in the registration statement. For further information regarding the documents referred to in this prospectus and the related prospectus supplement, you should refer to the registration statement and its exhibits. You can inspect the registration statement and its exhibits, and make copies of these documents at prescribed rates, at the public reference facilities maintained by the SEC at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048. You can also obtain copies of these materials electronically through the SEC's Web site (http://www.sec.gov).


         In connection with each series of offered certificates, we will file or arrange to have filed with the SEC with respect to the related trust any periodic reports that are required under the Securities Exchange Act of 1934, as amended. All documents and reports that are so filed for the related trust prior to the termination of an offering of certificates are incorporated by reference into, and should be considered a part of, this prospectus. Upon request, we will provide without charge to each person receiving this prospectus in connection with an offering, a copy of any or all documents or reports that are so incorporated by reference. All requests should be directed to us in writing at 200 Vesey Street, New York, New York 10285, attention: Secretary, or by telephone at 212-526-7000.

                              SUMMARY OF PROSPECTUS

         This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF A PARTICULAR OFFERING OF CERTIFICATES, YOU SHOULD READ CAREFULLY THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT IN FULL.



WHO WE ARE..................................... Structured Asset Securities Corporation is a Delaware corporation.
                                                Our principal offices are located at 200 Vesey Street, New York,
                                                New York 10285. Our main telephone number is 212-526-7000. See
                                                "Structured Asset Securities Corporation."

THE SECURITIES BEING OFFERED................... The securities that will be offered by this prospectus and the related prospectus supplements consist of mortgage pass-through certificates. These certificates will be issued in series, and each series will, in turn, consist of one or more classes. Each class of offered certificates must, at the time of issuance, be assigned an investment grade rating by at least one nationally recognized statistical rating organization. Typically, the four highest rating categories, within which there may be sub-categories or gradations to indicate relative standing, signify investment grade. See
                                                "Rating."

                                                Each series of offered certificates will evidence beneficial ownership interests in a trust established by us and containing the assets described in this prospectus and the related prospectus supplement.

THE OFFERED CERTIFICATES MAY BE
     ISSUED WITH OTHER CERTIFICATES............ We may not publicly offer all the mortgage pass-through certificates evidencing interests in one of our trusts. We may elect to retain some of those certificates, to place some privately with institutional investors or to deliver some to the applicable seller as partial consideration for the related mortgage assets. In addition, some of those certificates may not satisfy the rating requirement for offered certificates described under "--The
                                                Securities Being Offered" above.

THE GOVERNING DOCUMENTS........................ In general, a pooling and servicing agreement or other similar agreement or collection of agreements will govern, among other things--

                                                -           the issuance of each series of offered certificates,

                                                -           the creation of and transfer of assets to the related
                                                            trust, and

                                                -           the servicing and administration of those assets.

                                                The parties to the governing document(s) for a series of offered certificates will always include us and a trustee. We will be responsible for establishing the trust relating to each series of offered certificates. In addition, we will transfer or arrange for the transfer of the initial trust assets to that trust. In general, the trustee for a series of offered certificates will be
                                                responsible for, among other things, making payments and preparing and disseminating various reports to the holders of those offered certificates.

                                                If the trust assets for a series of offered certificates include mortgage loans, the parties to the governing document(s) will also include--

                                                -           a master servicer that will generally be responsible
                                                            for performing customary servicing duties with respect
                                                            to those mortgage loans that are not defaulted,
                                                            nonperforming or otherwise problematic in any material
                                                            respect, and

                                                -           a special servicer that will generally be responsible
                                                            for servicing and administering those mortgage loans
                                                            that are defaulted, nonperforming or otherwise
                                                            problematic in any material respect and real estate
                                                            assets acquired as part of the related trust with
                                                            respect to defaulted mortgage loans.

                                                The same person or entity, or affiliated entities, may act as both master servicer and special servicer for any trust.

                                                If the trust assets for a series of offered certificates include mortgage-backed securities, the parties to the governing
                                                document(s) may also include a manager that will be responsible for performing various administrative duties with respect to those mortgage-backed securities. If the related trustee assumes those duties, however, there will be no manager.

                                                In the related prospectus supplement, we will identify the trustee and any master servicer, special servicer or manager for

                                                each series of offered certificates and will describe their respective duties in further detail. See "Description of the
                                                Governing Documents."

CHARACTERISTICS OF THE
     MORTGAGE ASSETS........................... The trust assets with respect to any series of offered certificates will, in general, include mortgage loans. Each of those mortgage loans will constitute the obligation of one or more persons to repay a debt. The performance of that obligation will be secured by a first or junior lien on, or security interest in, the ownership, leasehold or other interest(s) of the related borrower or another person in or with respect to one or more commercial or multifamily real properties. In particular, those properties may include:

                                                -           rental or cooperatively-owned buildings with multiple
                                                            dwelling units;

                                                -           retail properties related to the sale of consumer goods
                                                            and other products, or related to providing
                                                            entertainment, recreational or personal services, to
                                                            the general public;

                                                -           office buildings;

                                                -           hospitality properties;

                                                -           casino properties;

                                                -           health care-related facilities;

                                                -           industrial facilities;

                                                -           warehouse facilities, mini-warehouse facilities and
                                                            self-storage facilities;

                                                -           restaurants, taverns and other establishments involved
                                                            in the food and beverage industry;


                                                -           manufactured housing communities, mobile home parks and
                                                            recreational vehicle parks;

                                                -           recreational and resort properties;

                                                -           arenas and stadiums;

                                                -           churches and other religious facilities;

                                                -           parking lots and garages;

                                                -           mixed use properties;

                                                -           other income-producing properties; and

                                                -           unimproved land.

                                                The mortgage loans underlying a series of offered certificates may have a variety of payment terms. For example, any of those mortgage loans--

                                                -           may provide for the accrual of interest at a mortgage
                                                            interest rate that is fixed over its term, that resets
                                                            on one or more specified dates or that otherwise
                                                            adjusts from time to time;

                                                -           may provide for the accrual of interest at a mortgage
                                                            interest rate that may be converted at the borrower's
                                                            election from an adjustable to a fixed interest rate or
                                                            from a fixed to an adjustable interest rate;

                                                -           may provide for no accrual of interest;

                                                -           may provide for level payments to stated maturity, for
                                                            payments that reset in amount on one or more specified
                                                            dates or for payments that otherwise adjust from time
                                                            to time to

                                                            accommodate changes in the mortgage interest rate or to
                                                            reflect the occurrence of specified events;

                                                -           may be fully amortizing or, alternatively, may be
                                                            partially amortizing or nonamortizing, with a
                                                            substantial payment of principal due on its stated
                                                            maturity date;

                                                -           may permit the negative amortization or deferral of
                                                            accrued interest;

                                                -           may prohibit some or all voluntary prepayments or
                                                            require payment of a premium, fee or charge in
                                                            connection with those prepayments;

                                                -           may permit defeasance and the release of real property
                                                            collateral in connection with that defeasance;

                                                -           may provide for payments of principal, interest or
                                                            both, on due dates that occur monthly, bi-monthly,
                                                            quarterly, semi-annually, annually or at some other
                                                            interval; and/or

                                                -           may have two or more component parts, each having
                                                            characteristics that are otherwise described in this
                                                            prospectus as being attributable to separate and
                                                            distinct mortgage loans.

                                                Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions.
                                                However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

                                                We do not originate mortgage loans. However, some or all of the mortgage loans included in one of our trusts may be originated by our affiliates.

                                                Neither we nor any of our affiliates will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. Unless we expressly state otherwise in the related prospectus supplement, no governmental agency or
                                                instrumentality will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. See
                                                "Description of the Trust Assets--Mortgage Loans."

                                                The trust assets with respect to any series of offered certificates may also include mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations and other mortgage-backed securities, that evidence an interest in, or are secured by a pledge of, one or more mortgage loans of the type described above. We will not include a mortgage-backed security among the trust assets with respect to any series of offered certificates unless--

                                                -           the security has been registered under the Securities
                                                            Act of 1933, as amended, or

                                                -           we would be free to publicly resell the security
                                                            without registration.

                                                See "Description of the Trust Assets--Mortgage-Backed Securities."

                                                We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

                                                In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

SUBSTITUTION, ACQUISITION AND
     REMOVAL OF MORTGAGE ASSETS................ If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of certificates in exchange for:

                                                -           cash that would be applied to pay down the principal
                                                            balances of certificates of that series; and/or

                                                -           other mortgage loans or mortgage-backed securities
                                                            that--

                                                           1.     conform to the description of mortgage assets in
                                                                  this prospectus, and

                                                           2.     satisfy the criteria set forth in the related
                                                                  prospectus supplement.

                                                In addition, if so specified in the related prospectus supplement, the related trustee may be authorized or required, to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage loans or mortgage-backed securities that--

                                                     1.     conform to the description of mortgage assets in this
                                                            prospectus, and

                                                     2.     satisfy the criteria set forth in the related prospectus
                                                            supplement.

                                                No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

CHARACTERISTICS OF
     THE OFFERED CERTIFICATES.................. An offered certificate may entitle the holder to receive:

                                                -           a stated principal amount;

                                                -           interest on a principal balance or notional amount, at
                                                            a fixed, variable or adjustable pass-through rate;

                                                -           specified, fixed or variable portions of the interest,
                                                            principal or other amounts received on the related
                                                            mortgage assets;

                                                -           payments of principal, with disproportionate, nominal
                                                            or no payments of interest;

                                                -           payments of interest, with disproportionate, nominal or
                                                            no payments of principal;

                                                -           payments of interest or principal that commence only as
                                                            of a specified date or only after the occurrence of
                                                            specified events, such as the payment in full of the
                                                            interest and principal outstanding on one or more other
                                                            classes of certificates of the same series;

                                                -           payments of principal to be made, from time to time or
                                                            for designated periods, at a rate that is--

                                                            1.     faster and, in some cases, substantially faster, or

                                                            2.     slower and, in some cases, substantially slower,

                                                            than the rate at which payments or other collections of
                                                            principal are received on the related mortgage assets;

                                                -           payments of principal to be made, subject to available
                                                            funds, based on a specified principal payment schedule
                                                            or other methodology; or

                                                -           payments of all or part of the prepayment or repayment
                                                            premiums, fees and charges, equity participations
                                                            payments or other similar items received on the related
                                                            mortgage assets.

                                                Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses.

                                                A class of offered certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

                                                We will describe the specific characteristics of each class of offered certificates in the related prospectus supplement. See
                                                "Description of the Certificates."

CREDIT SUPPORT AND REINVESTMENT,
     INTEREST RATE AND CURRENCY
     RELATED PROTECTION FOR
     THE OFFERED CERTIFICATES.................. Some classes of offered certificates may be protected in full or in part against defaults and losses, or select types of defaults and losses, on the related mortgage assets through the subordination of one or more other classes of certificates of the same series or by other types of credit support. The other types of credit support may include a letter of credit, a surety bond, an insurance policy, a guarantee, a credit derivative or a reserve fund. We will describe the credit support, if any, for each class of offered certificates in the related prospectus supplement.

                                                The trust assets with respect to any series of offered certificates may also include any of the following agreements:

                                                -           guaranteed investment contracts in accordance with
                                                            which moneys held in the funds and accounts established
                                                            with respect to those offered certificates will be
                                                            invested at a specified rate;

                                                -           interest rate exchange agreements, interest rate cap or
                                                            floor agreements, or other agreements and arrangements
                                                            designed to reduce the effects of interest rate
                                                            fluctuations on the related mortgage assets or on one
                                                            or more classes of those offered certificates; or

                                                -           currency exchange agreements or other agreements and
                                                            arrangements designed to reduce the effects of currency
                                                            exchange rate fluctuations with respect to the related
                                                            mortgage assets and one or more classes of those
                                                            offered certificates.

                                                We will describe the types of reinvestment, interest rate and currency related protection, if any, for each class of offered certificates in the related prospectus supplement.

                                                See "Risk Factors," "Description of the Trust Assets" and
                                                "Description of Credit Support."

ADVANCES WITH RESPECT
     TO THE MORTGAGE ASSETS.................... If the trust assets for a series of offered certificates include mortgage loans, then, as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

                                                -           delinquent scheduled payments of principal and/or
                                                            interest, other than balloon payments,

                                                -           property protection expenses,

                                                -           other servicing expenses, or

                                                -           any other items specified in the related prospectus
                                                            supplement.

                                                Any party making advances will be entitled to reimbursement from subsequent recoveries on the related mortgage loan and as otherwise described in this prospectus or the related prospectus supplement.
                                                That party may also be entitled to receive interest on its advances for a specified period. See "Description of the
                                                Certificates--Advances."

                                                If the trust assets for a series of offered certificates include mortgage-backed securities, we will describe in the related prospectus supplement any comparable advancing obligations with respect to those mortgage-backed securities or the underlying mortgage loans.

OPTIONAL TERMINATION........................... We will describe in the related prospectus supplement any circumstances in which a specified party is permitted or obligated to purchase or sell any of the mortgage assets underlying a series of offered certificates. In particular, a master servicer, special servicer or other designated party may be permitted or obligated to purchase or sell--

                                                -           all the mortgage assets in any particular trust,
                                                            thereby resulting in a termination of the trust, or

                                                -           that portion of the mortgage assets in any particular
                                                            trust as is necessary or sufficient to retire one or
                                                            more classes of offered certificates of the related
                                                            series.

                                                See "Description of the Certificates--Termination."

FEDERAL INCOME
   TAX CONSEQUENCES............................ Any class of offered certificates will constitute or evidence ownership of:

                                                -           regular interests or residual interests in a real
                                                            estate mortgage investment conduit under Sections 860A
                                                            through 860G of the Internal Revenue Code of 1986; or

                                                -           regular interests in a financial asset securitization
                                                            investment trust within the meaning of Section 860L(a)
                                                            of the Internal Revenue Code of 1986; or

                                                -           interests in a grantor trust under Subpart E of Part I
                                                            of Subchapter J of the Internal Revenue Code of 1986.

                                                See "Federal Income Tax Consequences."

ERISA CONSIDERATIONS........................... If you are a fiduciary of an employee benefit plan or other retirement plan or arrangement, you should review with your legal advisor whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible under applicable law. See "ERISA Considerations."
LEGAL INVESTMENT............................... If your investment authority is subject to legal restrictions, you should consult your legal advisor to determine whether and to what extent the offered certificates constitute a legal investment for you. We will specify in the related prospectus supplement which classes of the offered certificates will constitute mortgage related securities for purposes

                                                of the Secondary Mortgage Market Enhancement Act of 1984, as
                                                amended. See "Legal Investment."

                                  RISK FACTORS

         You should consider the following factors, as well as the factors set forth under "Risk Factors" in the related prospectus supplement, in deciding whether to purchase offered certificates.

LACK OF LIQUIDITY WILL IMPAIR YOUR ABILITY TO SELL YOUR OFFERED CERTIFICATES AND MAY HAVE AN ADVERSE EFFECT ON THE MARKET VALUE OF YOUR OFFERED CERTIFICATES

         The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop. There will be no obligation on the part of anyone to establish a secondary market. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

         We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.

         We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

         Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

         If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

THE MARKET VALUE OF YOUR OFFERED CERTIFICATES MAY BE ADVERSELY AFFECTED BY TO FACTORS UNRELATED TO THE PERFORMANCE OF YOUR OFFERED CERTIFICATES AND THE UNDERLYING MORTGAGE ASSETS, SUCH AS FLUCTUATIONS IN INTEREST RATES AND THE SUPPLY AND DEMAND OF CMBS GENERALLY

         The market value of your offered certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

         The market value of your offered certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your offered certificates as a result of an equal but opposite movement in interest rates.

         The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including--

         - the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

         - legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

         - investors' perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties, and

         - investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

         If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

PAYMENTS ON THE OFFERED CERTIFICATES WILL BE MADE SOLELY FROM THE LIMITED ASSETS OF THE RELATED TRUST, AND THOSE ASSETS MAY BE INSUFFICIENT TO MAKE ALL REQUIRED PAYMENTS ON THOSE CERTIFICATES

         The offered certificates do not represent obligations of any person or entity and do not represent a claim against any assets other than those of the related trust. No governmental agency or instrumentality will guarantee or insure payment on the offered certificates. In addition, neither we nor our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

ANY CREDIT SUPPORT FOR YOUR OFFERED CERTIFICATES MAY BE INSUFFICIENT TO PROTECT YOU AGAINST ALL POTENTIAL LOSSES

         THE AMOUNT OF CREDIT SUPPORT WILL BE LIMITED. The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. See "Description of the Certificates--Allocation of Losses and Shortfalls" and "Description of Credit Support." If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

         CREDIT SUPPORT MAY NOT COVER ALL TYPES OF LOSSES. The credit support, if any, for your offered certificates may not cover all of your potential losses. For example, some forms of credit support may not cover or may provide limited protection against losses that you may suffer by reason of fraud or negligence or as a result of uninsured casualties at the real properties securing the underlying mortgage loans. You may be required to bear any losses which are not covered by the credit support.

         DISPROPORTIONATE BENEFITS MAY BE GIVEN TO SOME CLASSES AND SERIES TO THE DETRIMENT OF OTHERS. If a form of credit support covers multiple classes or series and losses exceed the amount of such credit support, it is possible that the holders of offered certificates of another series or class will be disproportionately benefited by that credit support to your detriment.

THE INVESTMENT PERFORMANCE OF YOUR OFFERED CERTIFICATES WILL DEPEND UPON PAYMENTS, DEFAULTS AND LOSSES ON THE UNDERLYING MORTGAGE LOANS; AND THOSE PAYMENTS, DEFAULTS AND LOSSES MAY BE HIGHLY UNPREDICTABLE

         THE TERMS OF THE UNDERLYING MORTGAGE LOANS WILL AFFECT PAYMENTS ON YOUR OFFERED CERTIFICATES. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

         In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

         - an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

         - a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

         THE TERMS OF THE UNDERLYING MORTGAGE LOANS DO NOT PROVIDE ABSOLUTE CERTAINTY AS REGARDS THE RATE, TIMING AND AMOUNT OF PAYMENTS ON YOUR OFFERED CERTIFICATES. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

         The investment performance of your offered certificates may vary materially and adversely from your expectations due to--

         - the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

         - the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

         The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

         PREPAYMENTS ON THE UNDERLYING MORTGAGE LOANS WILL AFFECT THE AVERAGE LIFE OF YOUR OFFERED CERTIFICATES; AND THE RATE AND TIMING OF THOSE PREPAYMENTS MAY BE HIGHLY UNPREDICTABLE. Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

         The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a PRO RATA share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

         - vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series, or

         - be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

         We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

         PREPAYMENTS ON THE UNDERLYING MORTGAGE LOANS WILL AFFECT THE YIELD ON YOUR OFFERED CERTIFICATES; AND THE RATE AND TIMING OF THOSE PREPAYMENTS MAY BE HIGHLY UNPREDICTABLE. If you purchase your offered certificates at a discount or premium, the yield on your offered certificates will be sensitive to prepayments on the underlying mortgage loans. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. Alternatively, if you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. The potential effect that prepayments may have on the yield of your offered certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your offered certificates is disproportionately large, as compared to the amount of principal payable on your offered certificates, you may fail to recover your original investment under some prepayment scenarios. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

         DELINQUENCIES, DEFAULTS AND LOSSES ON THE UNDERLYING MORTGAGE LOANS MAY AFFECT THE AMOUNT AND TIMING OF PAYMENTS ON YOUR OFFERED CERTIFICATES; AND THE RATE AND TIMING OF THOSE DELINQUENCIES AND DEFAULTS, AND THE SEVERITY OF THOSE LOSSES, ARE HIGHLY UNPREDICTABLE. The rate and timing of delinquencies and defaults, and the severity of losses, on the underlying mortgage loans will impact the amount and timing of payments on a series of offered certificates to the extent that their effects are not offset by delinquency advances or some form of credit support.


         Unless otherwise covered by delinquency advances or some form of credit support, defaults on the underlying mortgage loans may delay payments on a series of offered certificates while the defaulted mortgage loans are worked-out or liquidated. However, liquidations of defaulted mortgage loans prior to maturity could affect the yield and average life of an offered certificate in a manner similar to a voluntary prepayment.

         If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.


         See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There is no Assurance" below.

         THERE IS AN INCREASED RISK OF DEFAULT ASSOCIATED WITH BALLOON PAYMENTS. Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including:

         - the fair market value and condition of the underlying real property;

         -        the level of interest rates;

         -        the borrower's equity in the underlying real property;

         -        the borrower's financial condition;

         -        the operating history of the underlying real property;

         -        changes in zoning and tax laws;

         -        changes in competition in the relevant area;

         -        changes in rental rates in the relevant area;

         -        changes in governmental regulation and fiscal policy;

         -        prevailing general and regional economic conditions;

         -        the state of the fixed income and mortgage markets; and

         - the availability of credit for multifamily rental or commercial properties.


         See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There is no Assurance" below.

         Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

         The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

REPAYMENT OF A COMMERCIAL OR MULTIFAMILY MORTGAGE LOAN DEPENDS UPON THE PERFORMANCE AND VALUE OF THE UNDERLYING REAL PROPERTY, WHICH MAY DECLINE OVER TIME, AND THE RELATED BORROWER'S ABILITY TO REFINANCE THE PROPERTY, OF WHICH THERE IS NO ASSURANCE

         MOST OF THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES WILL BE NONRECOURSE. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:


         - the sufficiency of the net operating income of the applicable real property;

         - the market value of the applicable real property at or prior to maturity; and

         - the ability of the related borrower to refinance or sell the applicable real property.

         In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.


         Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.


         The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because multifamily rental and commercial real estate lending involves larger loans and, as described above, repayment is dependent upon the successful operation and value of the related real estate project.

         MANY RISK FACTORS ARE COMMON TO MOST OR ALL MULTIFAMILY AND COMMERCIAL PROPERTIES. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

         -        the age, design and construction quality of the property;

         - perceptions regarding the safety, convenience and attractiveness of the property;

         - the characteristics of the neighborhood where the property is located;

         -        the proximity and attractiveness of competing properties;

         -        the existence and construction of competing properties;

         -        the adequacy of the property's management and maintenance;

         - national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

         - local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

         -        demographic factors;

         -        customer tastes and preferences;

         -        retroactive changes in building codes; and

         - changes in governmental rules, regulations and fiscal policies, including environmental legislation.

         Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

         - an increase in interest rates, real estate taxes and other operating expenses;

         - an increase in the capital expenditures needed to maintain the property or make improvements;

         - a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

         -        an increase in vacancy rates;

         -        a decline in rental rates as leases are renewed or replaced;
                  and

         - natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.

         The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

         -        the length of tenant leases;

         -        the creditworthiness of tenants;

         -        the rental rates at which leases are renewed or replaced;

         - the percentage of total property expenses in relation to revenue;

         - the ratio of fixed operating expenses to those that vary with revenues; and

         - the level of capital expenditures required to maintain the property and to maintain or replace tenants.

Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

         THE SUCCESSFUL OPERATION OF A MULTIFAMILY OR COMMERCIAL PROPERTY DEPENDS ON TENANTS. Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

         - to pay for maintenance and other operating expenses associated with the property;

         - to fund repairs, replacements and capital improvements at the property; and

         - to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

         Factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income from lease and rental payments include:

         - an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

         -        an increase in tenant payment defaults;

         - a decline in rental rates as leases are entered into, renewed or extended at lower rates;

         - an increase in the capital expenditures needed to maintain the property or to make improvements; and

         - a decline in the financial condition of a major or sole tenant.

         Various factors that will affect the operation and value of a commercial property include:

         -        the business operated by the tenants;

         -        the creditworthiness of the tenants; and

         -        the number of tenants.

         DEPENDENCE ON A SINGLE TENANT OR A SMALL NUMBER OF TENANTS MAKES A PROPERTY RISKIER COLLATERAL. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.


         An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

         TENANT BANKRUPTCY ADVERSELY AFFECTS PROPERTY PERFORMANCE. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:


         - the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises, plus

         - an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.


         THE SUCCESS OF AN INCOME-PRODUCING PROPERTY DEPENDS ON RELETTING VACANT SPACES. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

         If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

         PROPERTY VALUE MAY BE ADVERSELY AFFECTED EVEN WHEN CURRENT OPERATING INCOME IS NOT. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

         -        changes in interest rates;

         -        the availability of refinancing sources;

         - changes in governmental regulations, licensing or fiscal policy;

         -        changes in zoning or tax laws; and

         -        potential environmental or other legal liabilities.

         PROPERTY MANAGEMENT MAY AFFECT PROPERTY OPERATIONS AND VALUE. The operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for:

         -        responding to changes in the local market;

         - planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

         -        operating the property and providing building services;

         -        managing operating expenses; and

         - ensuring that maintenance and capital improvements are carried out in a timely fashion.

         Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.


         By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--


         -        maintain or improve occupancy rates, business and cash flow,

         -        reduce operating and repair costs, and

         -        preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

         MAINTAINING A PROPERTY IN GOOD CONDITION IS EXPENSIVE. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

         COMPETITION WILL ADVERSELY AFFECT THE PROFITABILITY AND VALUE OF AN INCOME-PRODUCING PROPERTY. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

         -        rental rates;

         -        location;

         -        type of business or services and amenities offered; and

         -        nature and condition of the particular property.

         The profitability and value of an income-producing property may be adversely affected by a comparable property that:

         -        offers lower rents;

         -        has lower operating costs;

         -        offers a more favorable location; or

         -        offers better facilities.

         Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

         VARIOUS TYPES OF INCOME-PRODUCING PROPERTIES MAY PRESENT SPECIAL RISKS. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property. In addition, the type and use of a particular income-producing property may present special risks. For example--


         - Health care-related facilities and casinos are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties.


         - Multifamily rental properties, manufactured housing communities and mobile home parks may be subject to rent control or rent stabilization laws and laws governing landlord/tenant relationships.


         - Hospitality and restaurant properties are often operated under franchise, management or operating agreements, which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or restaurant is subject to local law requirements.

         - Depending on their location, recreational and resort properties, properties that provide entertainment services, hospitality properties, restaurants and taverns, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties.


         - Marinas will be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.


         - Some recreational and hospitality properties may have seasonal fluctuations and/or may be adversely affected by prolonged unfavorable weather conditions.


         - Churches and other religious facilities may be highly dependent on donations which are likely to decline as economic conditions decline.

         - Properties used as gas stations, automotive sales and service centers, dry cleaners, warehouses and industrial facilities may be more likely to have environmental issues.

         Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. See "Description of the Trust Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily and Commercial Properties that may Secure Mortgage Loans Underlying a Series of Offered Certificates."

BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS


         A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on--

         -        the operation of all of the related real properties, and


         - the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.

For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS


         Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the total principal balance of that pool were distributed more evenly.


GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

         If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to:

         - any adverse economic developments that occur in the locale, state or region where the properties are located;

         - changes in the real estate market where the properties are located;

         - changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

         - acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

         The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

         If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.


         In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.


ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS THAN FIXED RATE MORTGAGE LOANS

         Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.


SUBORDINATE DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON A MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

         Some or all of the mortgage loans included in one of our trusts may permit the related borrower to encumber the related real property with additional secured debt.

         Even if a mortgage loan prohibits further encumbrance of the related real property, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults. Accordingly, a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt.

         The existence of any secured subordinated indebtedness increases the difficulty of refinancing a mortgage loan at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. See "Legal Aspects of Mortgage Loans--Subordinate Financing."

BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES


         Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

         In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.


         A bankruptcy court also may:

         - grant a debtor a reasonable time to cure a payment default on a mortgage loan;

         -        reduce monthly payments due under a mortgage loan;

         -        change the rate of interest due on a mortgage loan; or

         -        otherwise alter a mortgage loan's repayment schedule.


         Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.


         Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.


         As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.


TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON THE OFFERED CERTIFICATES


         One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

         - any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of Section 856(d) of the Internal Revenue Code of 1986, and

         - any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.


ENVIRONMENTAL LIABILITIES WILL ADVERSELY AFFECT THE VALUE AND OPERATION OF THE CONTAMINATED PROPERTY AND MAY DETER A LENDER FROM FORECLOSING

         There can be no assurance--


         - as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;


         - that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

         - that the results of the environmental testing were accurately evaluated in all cases;

         - that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

         - that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

         Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.


         In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by--


         - tenants at the property, such as gasoline stations or dry cleaners, or

         - conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

         Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

         The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an "owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--


         - agents or employees of the lender are deemed to have participated in the management of the borrower, or


         - the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

         Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.


         Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers--

         - any condition on the property that causes exposure to lead-based paint, and

         - the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

         Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.


SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES MAY BE CHALLENGED AS BEING UNENFORCEABLE


         CROSS-COLLATERALIZATION ARRANGEMENTS. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that--


         -        the bankrupt party--

                  1.       was insolvent at the time of granting the lien,

                  2.       was rendered insolvent by the granting of the lien,

                  3.       was left with inadequate capital, or

                  4.       was not able to pay its debts as they matured; and


         - the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.


If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.


         PREPAYMENT PREMIUMS, FEES AND CHARGES. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.


         DUE-ON-SALE AND DEBT ACCELERATION CLAUSES. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

         -        the related real property, or


         -        a majority ownership interest in the related borrower.

         We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

         The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

         -        the default is deemed to be immaterial,


         - the exercise of those remedies would be inequitable or unjust, or


         - the circumstances would render the acceleration unconscionable.

         ASSIGNMENTS OF LEASES. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

         DEFEASANCE. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a Borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

LACK OF INSURANCE COVERAGE EXPOSES A TRUST TO RISK FOR PARTICULAR SPECIAL HAZARD LOSSES

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from, among other things:


         -        war,

         -        revolution,

         -        governmental actions,

         -        floods and other water-related causes,

         - earth movement, including earthquakes, landslides and mudflows,

         -        wet or dry rot,


         -        vermin, and

         -        domestic animals.

         Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

GROUND LEASES CREATE RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN LENDING ON AN ACTUAL OWNERSHIP INTEREST IN A REAL PROPERTY

         In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease. If the ground base does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.


         In addition, upon the bankruptcy of a landlord or a tenant under a ground lease, the debtor entity has the right to assume or reject the ground lease. If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises at the rent reserved in the lease for the term, including renewals. If a debtor tenant rejects any or all of its leases, the tenant's lender may not be able to succeed to the tenant's position under the lease unless the landlord has specifically granted the lender that right. If both the landlord and the tenant are involved in bankruptcy proceedings, the trustee for your offered certificates may be unable to enforce the bankrupt tenant's obligation to refuse to treat as terminated a ground lease rejected by a bankrupt landlord. In those circumstances, it is possible that the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage loan documents.


CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY


         Due to changes in zoning requirements since construction, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.


COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE


         Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.


LITIGATION MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS MORTGAGE LOAN

         The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

         - breach of contract involving a tenant, a supplier or other party;

         -        negligence resulting in a personal injury, or

         -        responsibility for an environmental problem.

         Litigation will divert the owner's attention from operating its property. If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.


RESIDUAL INTERESTS IN A REAL ESTATE MORTGAGE INVESTMENT CONDUIT HAVE ADVERSE TAX CONSEQUENCES

         INCLUSION OF TAXABLE INCOME IN EXCESS OF CASH RECEIVED. If you own a certificate that is a residual interest in a real estate mortgage investment conduit for federal income tax purposes, you will have to report on your income tax return as ordinary income your PRO RATA share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.


         You have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "Federal Income Tax Consequences--REMICs."


         SOME TAXABLE INCOME OF A RESIDUAL INTEREST CAN NOT BE OFFSET UNDER THE INTERNAL REVENUE CODE OF 1986. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion:


         -        generally will not be reduced by losses from other activities,

         - for a tax-exempt holder, will be treated as unrelated business taxable income, and

         - for a foreign holder, will not qualify for any exemption from withholding tax.


         SOME ENTITIES SHOULD NOT INVEST IN REMIC RESIDUAL CERTIFICATES. The fees and non-interest expenses of a REMIC will be allocated PRO RATA to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for:

         -        individuals,

         -        estates,

         -        trusts beneficially owned by any individual or estate, and

         - pass-through entities having any individual, estate or trust as a shareholder, member or partner.


         In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to a foreign person under the Internal Revenue Code of 1986.


         See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates."

PROBLEMS WITH BOOK-ENTRY REGISTRATION


         Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--


         - you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;


         - you may have only limited access to information regarding your offered certificates;

         - you may suffer delays in the receipt of payments on your offered certificates; and

         - your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.


         See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A PERSON'S PERFORMANCE

         The master servicer or special servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

         In addition, the master servicer or special servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.


         In servicing the mortgage loans in any of our trusts, the related master servicer and special servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that either of these parties, if it or an affiliate owns certificates, or has financial interests in or other financial dealings with any of the related borrowers, may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer owns any certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying enforcement in the hope of realizing greater proceeds in the future. However, this action by a special servicer could result a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

         Furthermore, the master servicer or special servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer or special servicer may be acting on behalf of parties with conflicting interests.

THE TRANSITION FROM THE YEAR 1999 TO THE YEAR 2000 MAY DISRUPT THE ABILITY OF COMPUTERIZED SYSTEMS TO PROCESS INFORMATION.


         The collection of payments on the mortgage assets backing your offered certificates, the servicing and administration of those mortgage assets and the payments on your offered certificates are highly dependent upon computer systems of the related master servicer, manager, special servicer, trustee, borrowers and other third parties.

         We will inquire from each of the parties to the governing document(s) for a series of offered certificates whether and how the transition from 1999 to 2000 has affected their computer systems. We also will obtain assurances from these parties that they are taking the necessary steps to cure any problems their computer systems may have with the manipulation or calculation of dates after December 1, 1999. Notwithstanding those inquiries and assurances, unforeseen problems in this regard could still occur.

                    CAPITALIZED TERMS USED IN THIS PROSPECTUS

         From time to time we use capitalized terms in this prospectus. If any of those capitalized terms is not defined when it is first used in this prospectus, it will have the meaning assigned to it in the "Glossary" attached to this prospectus.

                         DESCRIPTION OF THE TRUST ASSETS


GENERAL

         We will be responsible for establishing the trust underlying each series of offered certificates. The assets of the trust will primarily consist of:

         -        various types of multifamily and/or commercial mortgage loans;

         - mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

         - a combination of mortgage loans and mortgage-backed securities of the types described above.

         We do not originate mortgage loans. Accordingly, we must acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee. In some cases, that originator or subsequent assignee will be one of our affiliates.

         Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

         Neither we nor any of our affiliates will guarantee any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure any of those mortgage assets.

MORTGAGE LOANS

         GENERAL. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property:

         - rental or cooperatively-owned buildings with multiple dwelling units;

         - retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

         - retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

         -        office properties;

         - hospitality properties, such as hotels, motels and other lodging facilities;

         -        casino properties;

         - health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

         -        industrial properties;

         - warehouse facilities, mini-warehouse facilities and self-storage facilities;

         - restaurants, taverns and other establishments involved in the food and beverage industry;

         - manufactured housing communities, mobile home parks and recreational vehicle parks;

         - recreational and resort properties, such as recreational vehicle parks, golf courses, marinas, ski resorts and amusement parks;

         -        arenas and stadiums;

         -        churches and other religious facilities;

         -        parking lots and garages;

         -        mixed use properties;

         -        other income-producing properties; and

         -        unimproved land.


         The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include--


         - a fee interest or estate, which consists of ownership of the property for an indefinite period,

         - an estate for years, which consists of ownership of the property for a specified period of years,

         - a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease,

         - shares in a cooperative corporation which owns the property, or

         -        any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.


         Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

         If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are applied--

         - FIRST, to the payment of court costs and fees in connection with the foreclosure,

         -        SECOND, to the payment of real estate taxes, and

         - THIRD, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

         If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement--


         -        the period of the delinquency,

         -        any forbearance arrangement then in effect,

         -        the condition of the related real property, and

         - the ability of the related real property to generate income to service the mortgage debt.


We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.

         A DISCUSSION OF THE VARIOUS TYPES OF MULTIFAMILY AND COMMERCIAL PROPERTIES THAT MAY SECURE MORTGAGE LOANS UNDERLYING A SERIES OF OFFERED CERTIFICATES. The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As we discuss below under "--Mortgage Loans--Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage Loans," the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.


         MULTIFAMILY RENTAL PROPERTIES. Factors affecting the value and operation of a multifamily rental property include:

         - the physical attributes of the property, such as its age, appearance, amenities and construction quality;

         -        the types of services offered at the property;

         -        the location of the property;

         - the characteristics of the surrounding neighborhood, which may change over time;

         - the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

         - the ability of management to provide adequate maintenance and insurance;

         -        the property's reputation;

         - the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

         - the existence or construction of competing or alternative residential properties, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

         -        the ability of management to respond to competition;

         - the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

         - adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

         - state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;

         - the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

         - the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase; and

         - the extent to which increases in operating costs may be passed through to tenants.

         Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.


         Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may--


         -        require written leases;

         -        require good cause for eviction;

         -        require disclosure of fees;

         -        prohibit unreasonable rules;

         -        prohibit retaliatory evictions;

         -        prohibit restrictions on a resident's choice of unit vendors;

         -        limit the bases on which a landlord may increase rent; or

         - prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.


         Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.


         Some counties and municipalities also impose rent control regulations on apartment buildings. These regulations may limit rent increases to--

         -        fixed percentages,

         -        percentages of increases in the consumer price index,

         -        increases set or approved by a governmental agency, or

         -        increases determined through mediation or binding arbitration.

         In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

         Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both.

An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline.


         Some mortgage loans underlying the offered certificates will be secured by--

         - the related borrower's interest in multiple units in a residential condominium project, and

         - the related voting rights in the owners' association for the project.


Due to the nature of condominiums, a default on any of those mortgage loans will not allow the related special servicer the same flexibility in realizing on the real property collateral as is generally available with respect to multifamily rental properties that are not condominiums. The rights of other unit owners, the governing documents of the owners' association and the state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon the collateral for those mortgage loans could subject the related trust to greater delay, expense and risk than a loan secured by a multifamily rental property that is not a condominium.


         COOPERATIVELY-OWNED APARTMENT BUILDINGS. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

         A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's PRO RATA share of the corporation's--

         -        mortgage loan payments,

         -        real property taxes,

         -        maintenance expenses, and


         -        other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

         A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

         -        maintenance payments from the tenant/shareholders, and

         - any rental income from units or commercial space that the cooperative corporation might control.

         A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property.


         In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of the sponsor.

         Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/shareholders.


         RETAIL PROPERTIES. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include:

         -        shopping centers

         -        factory outlet centers

         -        malls

         -        automotive sales and service centers

         -        consumer oriented businesses

         -        department stores

         -        grocery stores

         -        convenience stores

         -        specialty shops

         -        gas stations

         -        movie theaters

         -        fitness centers

         -        bowling alleys

         -        salons

         -        dry cleaners

         Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required--

         -        to lower rents;


         - to grant a potential tenant a free rent or reduced rent period;


         -        to improve the condition of the property generally; or

         - to make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

         A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including--

         -        competition from other retail properties;

         - perceptions regarding the safety, convenience and attractiveness of the property;

         -        perceptions regarding the safety of the surrounding area;

         -        demographics of the surrounding area;

         - the strength and stability of the local, regional and national economies;

         -        traffic patterns and access to major thoroughfares;

         -        the visibility of the property;

         -        availability of parking;

         - the particular mixture of the goods and services offered at the property;

         -        customer tastes, preferences and spending patterns; and

         -        the drawing power of other tenants.

         The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

         Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.


         The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. An anchor tenant is, in general, a retail tenant whose space is substantially larger in size than that of other tenants at the same retail property and whose operation is vital in attracting customers to the property. At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.


         Various factors will adversely affect the economic performance of an anchored retail property, including:


         -        an anchor tenant's failure to renew its lease;

         -        termination of an anchor tenant's lease;

         - the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;

         - the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

         -        a loss of an anchor tenant's ability to attract shoppers.

         Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

         -        factory outlet centers;

         -        discount shopping centers and clubs;

         -        catalogue retailers;

         -        television shopping networks and programs;

         -        internet web sites; and

         -        telemarketing.


         Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

         Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.


         OFFICE PROPERTIES. Factors affecting the value and operation of an office property include:

         - the number and quality of the tenants, particularly significant tenants, at the property;

         - the physical attributes of the building in relation to competing buildings;

         - the location of the property with respect to the central business district or population centers;

         - demographic trends within the metropolitan area to move away from or towards the central business district;

         - social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

         - tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

         - local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

         -        the quality and philosophy of building management;

         -        access to mass transportation; and

         -        changes in zoning laws.


         Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.


         Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

         -        rental rates;

         - the building's age, condition and design, including floor sizes and layout;

         -        access to public transportation and availability of parking;
                  and

         - amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

         The cost of refitting office space for a new tenant is often higher than for other property types.

         The success of an office property also depends on the local economy. Factors influencing a company's decision to locate in a given area include:

         -        the cost and quality of labor;

         -        tax incentives; and

         - quality of life matters, such as schools and cultural amenities.

         The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

         HOSPITALITY PROPERTIES. Hospitality properties may involve different types of hotels and motels, including:

         -        full service hotels;

         -        resort hotels with many amenities;

         -        limited service hotels;

         - hotels and motels associated with national or regional franchise chains;

         - hotels that are not affiliated with any franchise chain but may have their own brand identity; and

         -        other lodging facilities.

         Factors affecting the economic performance of a hospitality property include:

         - the location of the property and its proximity to major population centers or attractions;

         -        the seasonal nature of business at the property;

         - the level of room rates relative to those charged by competitors;

         -        quality and perception of the franchise affiliation;

         - economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

         - the existence or construction of competing hospitality properties;

         -        nature and quality of the services and facilities;

         -        financial strength and capabilities of the owner and operator;

         - the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

         - increases in operating costs, which may not be offset by increased room rates;

         - the property's dependence on business and commercial travelers and tourism; and

         - changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors.


         Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

         Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.


         The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

         - the continued existence and financial strength of the franchisor;

         -        the public perception of the franchise service mark; and

         -        the duration of the franchise licensing agreement.

         The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated liquor license. That party would be required to apply in its own right for a new liquor license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

         CASINO PROPERTIES. Factors affecting the economic performance of a casino property include:

         - location, including proximity to or easy access from major population centers;

         -        appearance;

         - economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

         -        the existence or construction of competing casinos;

         -        dependence on tourism; and

         -        local or state governmental regulation.


         Competition among major casinos may involve attracting patrons by--


         - providing alternate forms of entertainment, such as performers and sporting events, and

         -        offering low-priced or free food and lodging.


         Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.


         Because of their dependence on disposable income of patrons, casino properties are likely to respond quickly to a downturn in the economy.

         To avoid criminal influence, the ownership and operation of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

         Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

         The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

         HEALTH CARE-RELATED PROPERTIES.  Health-care related properties include

         -        hospitals;

         -        skilled nursing facilities;

         -        nursing homes;

         -        congregate care facilities; and

         - in some cases, assisted living centers and housing for seniors.

         Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to

         -        statutory and regulatory changes;

         -        retroactive rate adjustments;

         -        administrative rulings;

         -        policy interpretations;

         -        delays by fiscal intermediaries; and

         -        government funding restrictions.

All of the foregoing can adversely affect revenues from the operation a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

         Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

         -        federal and state licensing requirements;

         -        facility inspections;

         -        rate setting;

         -        reimbursement policies; and

         - laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.


         Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

         Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.


         INDUSTRIAL PROPERTIES. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

         The value and operation of an industrial property depends on:

         - location of the property, the desirability of which in a particular instance may depend on--


                  1.       availability of labor services,

                  2.       proximity to supply sources and customers, and

                  3. accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;


         - building design of the property, the desirability of which in a particular instance may depend on--


                  1.       ceiling heights,

                  2.       column spacing,

                  3.       number and depth of loading bays,

                  4.       divisibility,

                  5.       floor loading capacities,

                  6.       truck turning radius,

                  7.       overall functionality, and

                  8. adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and


         - the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

         Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value.


         WAREHOUSE, MINI-WAREHOUSE AND SELF-STORAGE FACILITIES. Warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

         Successful operation of a warehouse, mini-warehouse or self-store property depends on--

         -        building design;

         -        location and visibility;

         -        tenant privacy;

         -        efficient access to the property;

         - proximity to potential users, including apartment complexes or commercial users;

         -        services provided at the property, such as security;

         -        age and appearance of the improvements; and

         -        quality of management.

         RESTAURANTS AND TAVERNS. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

         - competition from facilities having businesses similar to a particular restaurant or tavern;

         - perceptions by prospective customers of safety, convenience, services and attractiveness;

         - the cost, quality and availability of food and beverage products;

         - negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

         -        changes in demographics, consumer habits and traffic patterns;

         -        the ability to provide or contract for capable management; and

         - retroactive changes to building codes, similar ordinances and other legal requirements.

         Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

         The food and beverage service industry is highly competitive. The principal means of competition are--

         -        segment,

         -        product,

         -        price,

         -        value,

         -        quality,

         -        service,

         -        convenience,

         -        location, and

         -        the nature and condition of the restaurant facility.

         A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

         -        lower operating costs,

         -        more favorable locations,

         -        more effective marketing,

         -        more efficient operations, or

         -        better facilities.


         The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.


         Factors affecting the success of a regionally- or nationally-known chain restaurant include:


         - actions and omissions of any franchisor, including management practices that--

                  1.       adversely affect the nature of the business, or

                  2. require renovation, refurbishment, expansion or other expenditures;


         - the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

         - the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.


         Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.


         MANUFACTURED HOUSING COMMUNITIES, MOBILE HOME PARKS AND RECREATIONAL VEHICLE PARKS. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities. Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

         Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

         Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

         - the number of comparable competing properties in the local market;

         -        the age, appearance and reputation of the property;

         -        the quality of management; and

         -        the types of facilities and services it provides.


         Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including--


         -        multifamily rental properties,

         -        cooperatively-owned apartment buildings,

         -        condominium complexes, and

         -        single-family residential developments.

         Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.


         Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

         Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.


         In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to:

         -        fixed percentages,

         -        percentages of increases in the consumer price index,

         -        increases set or approved by a governmental agency, or

         -        increases determined through mediation or binding arbitration.


         In many cases, the rent control laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.


         RECREATIONAL AND RESORT PROPERTIES. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort. Factors affecting the economic performance of a property of this type include:

         -        the location and appearance of the property;

         -        the appeal of the recreational activities offered;

         - the existence or construction of competing properties, whether are not they offer the same activities;

         - the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

         -        geographic location and dependence on tourism;

         - changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

         - seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

         -        sensitivity to weather and climate changes; and

         -        local, regional and national economic conditions.

         A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

         Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.


         Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.


         ARENAS AND STADIUMS. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, including:

         -        sporting events;

         -        musical events;

         -        theatrical events;

         -        animal shows; and/or

         -        circuses.


         The ability to attract patrons is dependent on, among others, the following factors as:


         -        the appeal of the particular event;

         -        the cost of admission;

         - perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

         - perceptions by prospective patrons of the safety of the surrounding area; and

         - the alternative forms of entertainment available in the particular locale.


         In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

         Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

         CHURCHES AND OTHER RELIGIOUS FACILITIES. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.


         PARKING LOTS AND GARAGES. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

         -        the number of rentable parking spaces and rates charged;

         - the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

         -        the amount of alternative parking spaces in the area;

         -        the availability of mass transit; and

         - the perceptions of the safety, convenience and services of the lot or garage.

         UNIMPROVED LAND. The value of unimproved land is largely a function of its potential use. This may depend on--

         -        its location,

         -        its size,

         -        the surrounding neighborhood, and

         -        local zoning laws.


         DEFAULT AND LOSS CONSIDERATIONS WITH RESPECT TO COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS. Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon--


         -        the successful operation of the property, and

         - its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.


         The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

         - the amount of income derived or expected to be derived from the related real property for a twelve-month period that is available to pay debt service, to

         - the annualized scheduled payments of principal and/or interest on the mortgage loan and any other senior loans that are secured by the related real property.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

         The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to make--


         -        the loan payments on the related mortgage loan,


         -        cover operating expenses, and


         -        fund capital improvements at any given time.


         Operating revenues of a nonowner occupied, income- producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as--

         -        some health care-related facilities,


         -        hotels and motels,

         -        recreational vehicle parks, and


         -        mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as--


         -        warehouses,

         -        retail stores,


         -        office buildings, and

         -        industrial facilities.


         Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

         Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from:

         -        increases in energy costs and labor costs;

         -        increases in interest rates and real estate tax rates; and

         - changes in governmental rules, regulations and fiscal policies.


         Some net leases of commercial properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

         Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

         - the then outstanding principal balance of the mortgage loan and any other senior loans that are secured by the related real property, to

         - the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.


         A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--


         - the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

         - the lender has greater protection against loss on liquidation following a borrower default.


         Loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

         - the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;


         - the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;


         - the income capitalization method, which takes into account the property's projected net cash flow; or

         - a selection from the values derived from the foregoing methods.

         Each of these appraisal methods presents analytical difficulties. For example,

         - it is often difficult to find truly comparable properties that have recently been sold;

         - the replacement cost of a property may have little to do with its current market value; and

         - income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

         If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

         The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.


         We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans underlying your offered certificates may not have considered all of those factors for all or any of those loans.

         See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There is no Assurance."


         PAYMENT PROVISIONS OF THE MORTGAGE LOANS. Each of the mortgage loans included in one of our trusts will have the following features:

         - an original term to maturity of not more than approximately 40 years; and

         - scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

         A mortgage loan included in one of our trusts may also include terms that:

         - provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

         - provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

         -        provide for no accrual of interest;


         - provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;


         - be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

         - permit the negative amortization or deferral of accrued interest;

         - permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

         - prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

         MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts:

         - the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;


         - the type or types of property that provide security for repayment of the mortgage loans;

         - the earliest and latest origination date and maturity date of the mortgage loans;


         - the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

         - loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

         - the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;


         - if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

         - information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;


         - debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and


         - the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

         If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, we will provide--

         - more general information in the related prospectus supplement, and


         - specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K within 15 days following the issuance of those certificates.


         If any mortgage loan, or group of related mortgage loans, included in one of our trusts represents a material concentration of credit risk, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties.

MORTGAGE-BACKED SECURITIES

         The mortgage backed-securities underlying a series of offered certificates may include:

         - mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality, or

         - certificates issued and/or insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.


         In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

         Each mortgage-backed security included in one of our trusts--


         - will have been registered under the Securities Act of 1933, as amended, or

         - will be exempt from the registration requirements of that Act, or

         - will have been held for at least the holding period specified in Rule 144(k) under that Act, or

         - may otherwise be resold by us publicly without registration under that Act.


         We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts:

         - the initial and outstanding principal amount(s) and type of the securities;

         - the original and remaining term(s) to stated maturity of the securities;


         - the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);


         -        the payment characteristics of the securities;

         - the identity of the issuer(s), servicer(s) and trustee(s) for the securities;


         -        a description of the related credit support, if any;


         -        the type of mortgage loans underlying the securities;

         - the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

         - the terms and conditions for substituting mortgage loans backing the securities; and

         - the characteristics of any agreements or instruments providing interest rate protection to the securities.


         With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Securities Exchange Act of 1934, as amended, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

SUBSTITUTION, ACQUISITION AND REMOVAL OF MORTGAGE ASSETS


         If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for:

         - cash that would be applied to pay down the principal balances of the certificates of that series; and/or

         -        other mortgage loans or mortgage-backed securities that--

                  1. conform to the description of mortgage assets in this prospectus, and

                  2. satisfy the criteria set forth in the related prospectus supplement.

         In addition, if so specified in the related prospectus supplement, the trustee may be authorized or required to apply collections on the related mortgage assets to acquire new mortgage loans or mortgage-backed securities that--

         1. conform to the description of mortgage assets in this prospectus, and

         2. satisfy the criteria set forth in the related prospectus supplement.

         No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.


UNDELIVERED MORTGAGE ASSETS


         In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.


ACCOUNTS

         The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All payments and collections received or advanced on the mortgage assets and other trust assets will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

CREDIT SUPPORT

         GENERAL. The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include:

         - the subordination or one or more other classes of certificates of the same series;

         -        a letter of credit;

         -        a surety bond;

         -        an insurance policy;

         -        a guarantee;

         -        a credit derivative; and/or

         -        a reserve fund.

         In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates.

ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
PROTECTION


         The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include:


         -        interest rate exchange agreements;

         -        interest rate cap agreements;

         -        interest rate floor agreements;

         -        currency exchange agreements; or

         - other agreements or arrangements designed to reduce the effects of interest rate or currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of offered certificates.

         In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.


                        YIELD AND MATURITY CONSIDERATIONS


GENERAL


         The yield on your offered certificates will depend on--

         -        the price you paid for your offered certificates,

         -        the pass-through rate on your offered certificates,

         - the amount and timing of payments on your offered certificates.


         The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

PASS-THROUGH RATE

         A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

PAYMENT DELAYS


         There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.


YIELD AND PREPAYMENT CONSIDERATIONS


         The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following:


         - the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

         -        the dates on which any balloon payments are due; and

         - the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.


         Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

         The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon--

         - whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium, and

         - when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

         If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

         If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.


         If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--


         - be based on the principal balances of some or all of the mortgage assets in the related trust, or

         - equal the total principal balance of one or more of the other classes of certificates of the same series.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which--

         - payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence, or

         - payments are made in reduction of the total principal balance of the class or classes of certificates referred to in the second bullet point of the prior sentence.

         The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including:


         -        the availability of mortgage credit;

         - the relative economic vitality of the area in which the related real properties are located;

         -        the quality of management of the related real properties;

         -        the servicing of the mortgage loans;

         -        possible changes in tax laws; and

         -        other opportunities for investment.

In general, those factors that increase--

         - the attractiveness of selling or refinancing a commercial or multifamily property, or


         - the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.


         The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as--

         -        prepayment lock-out periods, and


         - requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

         The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes:


         - to convert to a fixed rate loan and thereby lock in that rate, or


         - to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

         Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

         -        realize its equity in the property,

         -        meet cash flow needs or

         -        make other investments.

         Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

         We make no representation as to--

         - the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates,

         -        the relative importance of those factors

         - the percentage of the principal balance of those mortgage loans that will be paid as of any date, or

         -        the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY


         The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

         The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of--


         -        scheduled amortization or

         -        prepayments, including


                  1.       voluntary prepayments by borrowers, and

                  2. involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

         Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

         Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

         In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth--

         - the projected weighted average life of each class of those offered certificates with principal balances, and

         - the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.


OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY


         BALLOON PAYMENTS; EXTENSIONS OF MATURITY. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either--


         -        to refinance the loan, or


         -        to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by--


         -        the bankruptcy of the borrower, or


         - adverse economic conditions in the market where the related real property is located.

         In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

         NEGATIVE AMORTIZATION. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that:


         - limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

         - provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

         - provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

         Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates. We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

         The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

         The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.


         During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.


         FORECLOSURES AND PAYMENT PLANS. The weighted average life of and yield on your offered certificates will be affected by--


         - the number of foreclosures with respect to the underlying mortgage loans; and

         - the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.


         Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

         LOSSES AND SHORTFALLS ON THE MORTGAGE ASSETS. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.


         The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following:


         - a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or


         - the establishment of a priority of payments among classes of certificates.

         If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.


         ADDITIONAL CERTIFICATE AMORTIZATION. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources:


         - amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

         - interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

         - prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

         - any other amounts described in the related prospectus supplement.


         The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

                     STRUCTURED ASSET SECURITIES CORPORATION


         We were incorporated in Delaware on January 2, 1987. We were organized, among other things, for the purposes of--


         - acquiring mortgage loans, or interests in those loans, secured by first or junior liens on commercial and multifamily real properties;


         - acquiring mortgage-backed securities that evidence interests in mortgage loans that are secured by commercial and multifamily real properties;

         - forming pools of mortgage loans and mortgage-backed securities; and

         - acting as depositor of one or more trusts formed to issue bonds, certificates of interest or other evidences of indebtedness that are secured by or represent interests in, pools of mortgage loans and mortgage-backed securities.


Our principal executive offices are located at 200 Vesey Street, New York, New York 10285. Our telephone number is 212-526-7000. There can be no assurance that at any particular time we will have any significant assets.

                         DESCRIPTION OF THE CERTIFICATES


GENERAL

         Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.


         A series of certificates consists of all those certificates that--

         -        have the same series designation;

         -        were issued under the same governing documents; and

         -        represent beneficial ownership interests in the same trust.

         A class of certificates consists of all those certificates of a particular series that--


         -        have the same class designation; and

         -        have the same payment terms.

         The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive:

         - a stated principal amount, which will be represented by its principal balance;

         - interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;

         - specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

         - payments of principal, with disproportionate, nominal or no payments of interest;

         - payments of interest, with disproportionate, nominal or no payments of principal;


         - payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

         - payments of principal to be made, from time to time or for designated periods, at a rate that is--

                  1.       faster and, in some cases, substantially faster, or

                  2.       slower and, in some cases, substantially slower,


                  than the rate at which payments or other collections of principal are received on the related mortgage assets;

         - payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

         - payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

         Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.


         A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, variable or adjustable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, variable or adjustable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, variable or adjustable rate and on another portion of its total principal balance or notional amount at a different fixed, variable or adjustable rate.


         Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream Banking, societe anonyme or the Euroclear System, for so long as they are participants in DTC.

PAYMENTS ON THE CERTIFICATES

         GENERAL. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. In the prospectus supplement for each series of offered certificates, we will identify:

         -        the periodic payment date for that series, and

         - the record date as of which certificateholders entitled to payments on any particular payment date will be established.

         All payments with respect to a class of offered certificates on any payment date will be allocated PRO RATA among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either--

         - by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date and has satisfied any other conditions specified in the related prospectus supplement, or

         - by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

         In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.


         PAYMENTS OF INTEREST. In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.


         The pass-through rate for a class of interest-bearing offered certificates may be fixed, variable or adjustable. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a variable or adjustable pass-through rate, the method for determining that pass-through rate.

         Interest may accrue with respect to any offered certificate on the basis of:

         -        a 360-day year consisting of 12 30-day months,

         - the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days,

         - the actual number of days elapsed during each relevant period in a normal calendar year, or


         - any other method identified in the related prospectus supplement.


         We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.


         Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each payment date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

         If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either:

         - based on the principal balances of some or all of the related mortgage assets; or

         - equal to the total principal balances of one or more other classes of certificates of the same series.


         Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.


         We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

         PAYMENTS OF PRINCIPAL. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

         The total outstanding principal balance of any class of offered certificates will be reduced by--


         - payments of principal actually made to the holders of that class, and

         - if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.


         A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

         We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

         Unless we so state in the related prospectus supplement, the initial total principal balance of all classes of a series will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement.


         The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances received or made with respect to the related prospectus supplement. Payments of principal on a series of offered certificates may also be made from the following sources:

         - amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

         - interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

         - prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

         - any other amounts described in the related prospectus supplement.

         We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each payment date.

ALLOCATION OF LOSSES AND SHORTFALLS

         If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows:


         - by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

         -        by establishing a priority of payments among those classes.


         See "Description of Credit Support."

ADVANCES


         If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--


         - delinquent payments of principal and/or interest, other than balloon payments,

         -        property protection expenses,

         -        other servicing expenses, or

         - any other items specified in the related prospectus supplement.

         If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

         Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of--


         - subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support, and


         - any other specific sources identified in the related prospectus supplement.

         If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances--

         - periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders, or


         - at any other times and from such sources as we may describe in the related prospectus supplement.

         If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.


REPORTS TO CERTIFICATEHOLDERS

         On or about each payment date, the related master servicer, manager or trustee will forward to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding--


         - the payments made on that payment date with respect to the applicable class of offered certificates, and


         -        the recent performance of the mortgage assets.

         Within a reasonable period of time after the end of each calendar year, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for--


         -        that calendar year, or

         - the applicable portion of that calendar year during which the person was a certificateholder.

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code of 1986.


         If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee, as the case may be, to include in any payment date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

VOTING RIGHTS

         Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except--


         - with respect to those amendments to the governing documents described under "Description of the Governing
                  Documents--Amendment", or

         - as otherwise specified in this prospectus or in the related prospectus supplement.

         As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.


TERMINATION

         The trust for each series of offered certificates will terminate and cease to exist following:

         - the final payment or other liquidation of the last mortgage asset in that trust; and

         - the payment, or provision for payment, to the certificateholders of that series of all amounts required to be paid to them.


         Written notice of termination of a trust will be given to each affected certificateholder. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.


         If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that purchase may occur.

         In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the fair market value of the mortgage assets being sold is less than their unpaid balance, then the certificateholders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.


BOOK-ENTRY REGISTRATION

         GENERAL. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking, societe anonyme, for so long as they are participants in DTC.

         DTC, EUROCLEAR AND CLEARSTREAM.  DTC is:

         - a limited-purpose trust company organized under the New York Banking Law,

         -        a "banking corporation" within the meaning of the New York
                  Banking Law,

         -        a member of the Federal Reserve System,

         - a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and


         - a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.


         DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

         It is our understanding that Clearstream was incorporated in 1970 as "Cedel S.A.," a company with limited liability under the laws of Luxembourg. Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Cedel International, societe anonyme merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG. The merger involved the transfer by Cedel International of substantially all of its assets and liabilities, including its shares in Cedelbank, to a new Luxembourg company, New Cedel International, societe anonyme. New Cedel International is 50% owned by Cedel International and 50% by Deutsche Borse AG, the parent of Deutsche Borse Clearing AG. The shareholders of these two entities are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. On January 18, 2000, Cedelbank was renamed Clearstream Banking, societe anonyme. Clearstream holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 36 currencies, including United States dollars. Clearstream provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

         It is our understanding that Euroclear was founded in December 1968 to hold securities for its member organizations and to clear and settle transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 100,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 30 markets. Transactions may be settled in Euroclear in any of over 35 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this "--Book-Entry Registration" section. Euroclear is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office, under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not ECS. ECS establishes policy for the Euroclear system on behalf of the more than 120 member organizations of Euroclear. Those member organizations include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

         The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. It is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

         The information in this prospectus concerning DTC, Euroclear and Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

         HOLDING AND TRANSFERRING BOOK-ENTRY CERTIFICATES. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.


         Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, or between persons or entities participating indirectly in Euroclear or Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.


         Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC's rules and the rules of Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in Euroclear or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.


         Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not such a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of Euroclear or Clearstream, as the case may be, to a DTC participant that is not such a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.


         Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.


         Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related payment date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

         - governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and

         - the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.


         Under a book-entry system, beneficial owners may receive payments after the related payment date.

         The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as "certificateholders." The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a "certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

         Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.


         ISSUANCE OF DEFINITIVE CERTIFICATES. Unless we specify otherwise in the related prospectus supplement, beneficial owners of affected offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless:

         - we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

         - we elect, at our option, to terminate the book-entry system through DTC with respect to those offered certificates.


         Upon the occurrence of either of the two events described in the prior paragraph, DTC will be required to notify all DTC participants of the availability through DTC of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

                     DESCRIPTION OF THE GOVERNING DOCUMENTS


GENERAL


         The "Governing Document" for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing Document for a series of offered certificates will include us, a trustee, a master servicer and a special servicer. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for a series of offered certificates.


         If we so specify in the related prospectus supplement, a party from whom we acquire mortgage assets or one of its affiliates may perform the functions of master servicer, special servicer or manager for the trust to which we transfer those assets. If we so specify in the related prospectus supplement, the same person or entity may act as both master servicer and special servicer for one of our trusts.


         Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.


         A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under "Structured Asset Securities Corporation."


ASSIGNMENT OF MORTGAGE ASSETS


         At the time of initial issuance of any series of offered certificates, we will assign or cause to be assigned to the designated trustee the mortgage assets and any other assets to be included in the related trust. We will specify in the related prospectus all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

         Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

         1.       in the case of a mortgage loan--

         2. the address of the related real property and the type of that property,

         3. the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information,

         4.       the remaining term to maturity,

         5.       the remaining amortization term, and

         6.       the outstanding principal balance; and

         7. in the case of a mortgage-backed security, the outstanding principal balance and the pass-through rate or coupon rate.

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS


         Unless we state otherwise in the prospectus supplement for any series of offered certificates, we will, with respect to each mortgage asset in the related trust, make or assign, or cause to be made or assigned, a limited set of representations and warranties covering, by way of example:


         - the accuracy of the information set forth for each mortgage asset on the schedule of mortgage assets appearing as an exhibit to the Governing Document for that series;


         - the warranting party's title to each mortgage asset and the authority of the warranting party to sell that mortgage asset; and


         -        in the case of a mortgage loan--


                  1. the enforceability of the related mortgage note and mortgage,

                  2. the existence of title insurance insuring the lien priority of the related mortgage, and

                  3.       the payment status of the mortgage loan.

         We will identify the warranting party, and give a more complete sampling of the representations and warranties made thereby, in the related prospectus supplement. We will also specify in the related prospectus supplement any remedies against the warranting party available to the related certificateholders, or the related trustee on their behalf, in the event of a breach of any of those representations and warranties. In most cases, the warranting party will be a prior holder of the particular mortgage assets.


COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

         The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

         In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.


         As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow the same collection procedures as it would follow for comparable mortgage loans held for its own account, provided that:

         - those procedures are consistent with the terms of the related Governing Document; and

         - they do not impair recovery under any instrument of credit support included in the related trust.


         Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default charge in connection with collecting a late payment on any defaulted mortgage loan.

         The master servicer and/or the special servicer for one or our trusts, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including:

         - maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

         -        ensuring that the related properties are properly insured;

         -        attempting to collect delinquent payments;

         -        supervising foreclosures;

         -        negotiating modifications;

         - responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

         - protecting the interests of certificateholders with respect to senior lienholders;

         - conducting inspections of the related real properties on a periodic or other basis;

         - collecting and evaluating financial statements for the related real properties;

         - managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

         - maintaining servicing records relating to mortgage loans in the trust.

         We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of:


         - mortgage loans that are delinquent with respect to a specified number of scheduled payments;


         - mortgage loans as to which there is a material non-monetary default;

         -        mortgage loans as to which the related borrower has--


                  1. entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or

                  2. become the subject of a decree or order for such a proceeding which has remained in force undischarged or unstayed for a specified number of days; and

         - real properties acquired as part of the trust with respect to defaulted mortgage loans.


         The related Governing Document may also may provide that if a default on a mortgage loan in the related trust has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

         A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which a special servicer can--

         -        make the initial determination of appropriate action,

         -        evaluate the success of corrective action,

         -        develop additional initiatives,

         -        institute foreclosure proceedings and actually foreclose, or


         - accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,


may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws."


         A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as--

         -        performing property inspections and collecting, and


         -        evaluating financial statements.


         A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as--


         -        continuing to receive payments on the mortgage loan,


         -        making calculations with respect to the mortgage loan, and

         - making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.


         The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.


         Unless we state otherwise in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.


SUB-SERVICERS

         A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers or sub-servicers. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated under the related Governing Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document. Any master servicer and special servicer for one of our trusts will each be required to monitor the performance of sub-servicers retained by it.


         Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer's or special servicer's compensation under the related Governing Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the master servicer or special servicer, as the case may be, that retained it, for expenditures which it makes, generally to the same extent the master servicer or special servicer would be reimbursed under the related Governing Document.

COLLECTION OF PAYMENTS ON MORTGAGE-BACKED SECURITIES

         Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then--

         - that mortgage-backed security will be registered in the name of the related trustee or its designee;

         - the related trustee will receive payments on that mortgage-backed security; and


         - subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND US


         Unless we specify otherwise in the related prospectus supplement, no master servicer, special servicer or manager for any of our trusts may resign from its obligations in that capacity, except upon--

         - the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series, or

         - a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

         In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be.


         In no event will we, any master servicer, special servicer or manager for one of our trusts, or any of our or their respective directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. Neither we nor any of those other persons or entities will be protected, however, against any liability that would otherwise be imposed by reason of--

         - willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Governing Document for any series of offered certificates, or


         -        reckless disregard of those obligations and duties.

         Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any legal action that relates to that Governing Document or series of offered certificates or to the related trust. The indemnification will not extend, however, to any loss, liability or expense:

         - specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

         - incurred in connection with any legal action against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or


         - incurred in connection with any legal action against the relevant party resulting from any willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under that Governing Document.


         Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless:

         - the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and


         -        either--


                  1. that party is specifically required to bear the expense of the action, or

                  2. the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be reimbursed under the Governing Document for the affected series of offered certificates.

However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Government Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.


         With limited exception, any person or entity--

         - into which we or any related master servicer, special servicer or manager may be merged or consolidated, or

         - resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party, or

         - succeeding to our business or the business of any related master servicer, special servicer or manager, will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

         The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

EVENTS OF DEFAULT

         We will identify in related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity.

AMENDMENT

         The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons:


         1.       to cure any ambiguity;

         2. to correct, modify or supplement any provision in the Governing Document which may be inconsistent with any other provision in that document or with the description of that document set forth in the related prospectus supplement;

         3. to add any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;

         4. to the extent applicable, to relax or eliminate any requirement under the Governing Document imposed by the provisions of the Internal Revenue Code of 1986 relating to REMICs if the provisions of that Code are amended or clarified so as to allow for the relaxation or elimination of that requirement;

         5. to relax or eliminate any requirement under the Governing Document imposed by the Securities Act of 1933, as amended, or the rules under that Act if that Act or those rules are amended or clarified so as to allow for the relaxation or elimination of that requirement;

         6. to comply with any requirements imposed by the Internal Revenue Code of 1986 or any final, temporary or, in some cases, proposed regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws, or to avoid a prohibited transaction or reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC created under the Governing Document;

         7. to the extent applicable, to modify, add to or eliminate the transfer restrictions relating to the certificates which are residual interests in a REMIC; or

         8. to otherwise modify or delete existing provisions of the Governing Document.

         However, no amendment of the Governing Document for any series of offered certificates, covered solely by clauses 3. or 8. above, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series.

         In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 66-2/3%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are affected by the amendment. However, the Governing Document for a series of offered certificates may not be amended to--


         - reduce in any manner the amount of, or delay the timing of, payments received on the related mortgage assets which are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate; or

         - adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class; or


         - modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding.


LIST OF CERTIFICATEHOLDERS

         Upon written request of three or more certificateholders of record of any series made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Governing Document, the related trustee or other certificate registrar of that series will afford the requesting certificateholders access during normal business hours to the most recent list of certificateholders of that series. However, the trustee may first require a copy of the communication that the requesting certificateholders proposed to send.

THE TRUSTEE

         The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with the us and our affiliates and with any of the other parties to the related Governing Document and its affiliates.

DUTIES OF THE TRUSTEE


         The trustee for each series of offered certificates will not--

         - make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document, or

         - be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

         If no event of default has occurred and is continuing under the related Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

MATTERS REGARDING THE TRUSTEE


         As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid by the related trust assets.

         The trustee for each series of offered certificates will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee in connection with its acceptance or administration of its trusts under the related Governing Document. However, the indemnification of a trustee will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the related Governing Document.

         No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

         The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

         The trustee for any series of offered certificates may resign at any time. We will be obligated to appoint a successor to a resigning trustee. We may also remove the trustee for any series of offered certificates if that trustee ceases to be eligible to continue as such under the related Governing Document or if that trustee becomes insolvent. Unless we indicate otherwise in the related prospectus supplement, the trustee for any series of offered certificates may also be removed at any time by the holders of the offered and non-offered certificates of that series evidencing not less than 51%, or any other percentage specified in the related prospectus supplement, of the voting rights for that series. However, if the removal was without cause, the certificateholders effecting the removal may be responsible for any costs and expenses incurred by the terminated trustee in connection with its removal. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT


GENERAL

         Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following:

         - the subordination of one or more other classes of certificates of the same series;

         - the use of a letter of credit, a surety bond, an insurance policy, a guarantee or a credit derivative;

         -        the establishment of one or more reserve funds; or

         -        any combination of the foregoing.

         If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.


         If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.


         If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following:

         -        the nature and amount of coverage under that credit support;

         - any conditions to payment not otherwise described in this prospectus;

         - any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

         -        the material provisions relating to that credit support.

         Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

SUBORDINATE CERTIFICATES


         If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any payment date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates. If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.


         If the mortgage assets in any trust established us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS


         The mortgage loans included in any trust established by us may be covered for some default risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of those default risks and the extent of that coverage.

LETTER OF CREDIT

         If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. Under a letter of credit, the letter of credit issuer will be obligated to honor draws under the letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

CERTIFICATE INSURANCE AND SURETY BONDS


         If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.


CREDIT DERIVATIVE


         If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by credit derivatives, such as credit default swaps and total return swaps. A credit derivative is a financial instrument designed to offset losses and shortfalls derived from the credit risk of an underlying or reference asset or the credit risk of an underlying or reference credit. We will describe in the related prospectus supplement when and how payments are made under the particular instrument and the specific credit risk that is being covered.


RESERVE FUNDS


         If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

         Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each payment date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.


CREDIT SUPPORT WITH RESPECT TO MBS

         If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

                        LEGAL ASPECTS OF MORTGAGE LOANS


         Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United States, its territories and possessions.


         The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Assets--Mortgage Loans."


         If a significant percentage of mortgage loans underlying a series of offered certificates, are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

GENERAL


         Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--


         -        the terms of the mortgage,

         - the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

         -        the knowledge of the parties to the mortgage, and

         - in general, the order of recordation of the mortgage in the appropriate public recording office.

         However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

         There are two parties to a mortgage--

         - a mortgagor, who is the owner of the encumbered interest in the real property, and

         -        a mortgagee, who is the lender.

         In general, the mortgagor is also the borrower.

         In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

         -        the trustor, who is the equivalent of a mortgagor,

         -        the trustee to whom the real property is conveyed, and

         - the beneficiary for whose benefit the conveyance is made, who is the lender.

         Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.


         A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.


         Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

         The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by:

         -        the express provisions of the related instrument,

         -        the law of the state in which the real property is located,


         -        various federal laws, and


         - in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

         A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.


         In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

         In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower--


         -        without a hearing or the lender's consent, or

         - unless the lender's interest in the room rates is given adequate protection.


For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.


PERSONALTY


         Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

         GENERAL. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

         FORECLOSURE PROCEDURES VARY FROM STATE TO STATE. The two primary methods of foreclosing a mortgage are--

         -        judicial foreclosure, involving court proceedings, and


         - nonjudicial foreclosure under a power of sale granted in the mortgage instrument.


         Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

         A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

         JUDICIAL FORECLOSURE. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

         - all parties having a subordinate interest of record in the real property, and

         - all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

         Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.


         EQUITABLE AND OTHER LIMITATIONS ON ENFORCEABILITY OF PARTICULAR PROVISIONS. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may:


         - alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

         - require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

         -        require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

         - limit the right of the lender to foreclose in the case of a nonmonetary default, such as--


                  1. a failure to adequately maintain the mortgaged property, or

                  2. an impermissible further encumbrance of the mortgaged property.


         Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

         -        upheld the reasonableness of the notice provisions, or

         - found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

         In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.


         NONJUDICIAL FORECLOSURE/POWER OF SALE. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--


         - a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and

         - notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

         In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

         -        record a notice of default and notice of sale, and

         - send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

         PUBLIC SALE. A third party may be unwilling to purchase a mortgaged property at a public sale because of--

         - the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist, and

         - the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.


         As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

         The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.


         RIGHTS OF REDEMPTION.  The purposes of a foreclosure action are--

         -        to enable the lender to realize upon its security, and


         - to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.


         The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.


         The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

         ANTI-DEFICIENCY LEGISLATION. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Finally, other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale.

         LEASEHOLD CONSIDERATIONS. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:


         - requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,

         - permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and

         - contains other protective provisions typically required by prudent lenders to be included in a ground lease.

         Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

         COOPERATIVE SHARES. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

         Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.


BANKRUPTCY LAWS

         Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

         Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

         - reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

         - reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

         -        extend or shorten the term to maturity of the loan;

         - permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

         - permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.


         Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.


         A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

         -        past due rent,

         -        accelerated rent,

         -        damages, or

         - a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

         In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

         - assume the lease and either retain it or assign it to a third party, or

         -        reject the lease.

         If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S. Bankruptcy Code also limits a lessor's damages for lease rejection to:


         - the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease, plus

         - unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

ENVIRONMENTAL CONSIDERATIONS


         GENERAL. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

         SUPERLIEN LAWS. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

         CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator," however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption."

         The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

         - it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices, or

         - assumes day-to-day management of operational functions of a mortgaged property.

         The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.


         OTHER FEDERAL AND STATE LAWS. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

         Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may--

         - impose liability for releases of or exposure to asbestos-containing materials, and

         - provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.


         Recent federal legislation will require owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

         In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

         Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

         Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

         ADDITIONAL CONSIDERATIONS. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

         If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

         In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS


         Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the a mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder.


JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

         Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

         In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

         - FIRST, to the payment of court costs and fees in connection with the foreclosure;

         -        SECOND, to real estate taxes;

         - THIRD, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

         - LAST, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior mortgage loan.

SUBORDINATE FINANCING


         Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:


         - the borrower may have difficulty servicing and repaying multiple loans;

         - if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

         - acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

         - if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

         - the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS


         Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.


APPLICABILITY OF USURY LAWS


         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.


AMERICANS WITH DISABILITIES ACT


         Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.


SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940


         Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

         Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

FORFEITURES IN DRUG AND RICO PROCEEDINGS



         Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.



         A lender may avoid forfeiture of its interest in the property if it establishes that--

         - its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or

         - the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.


FEDERAL INCOME TAX CONSEQUENCES


GENERAL


         This is a general discussion of the material federal income tax consequences of owning the offered certificates. This discussion is directed to certificateholders that hold the offered certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986. It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Internal Revenue Code, including:


         -        banks,

         -        insurance companies, and

         -        foreign investors.

         Further, this discussion and any legal opinions referred to in this discussion are based on authorities that can change, or be differently interpreted, with possible retroactive effect. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

         Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

         - given with respect to events that have occurred at the time the advice is rendered, and

         - is directly relevant to the determination of an entry on a tax return.

         Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors should consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also state and local taxes. See "State and Other Tax Consequences."

         The following discussion addresses securities of three general types:


         - REMIC certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a real estate mortgage investment conduit, or REMIC, election under Sections 860A through 860G of the Internal Revenue Code;

         - FASIT certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a financial asset securitization investment trust, or FASIT, election within the meaning of
                  Section 860L(a) of the Internal Revenue Code; and

         - grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC or FASIT election will be made.

         We will indicate in the prospectus supplement for each series of offered certificates whether the related trustee, another party to the related Governing Document or an agent appointed by that trustee or other party will act as tax administrator for the related trust. If the related tax administrator is required to make a REMIC or FASIT election, we also will identify in the related prospectus supplement all regular interests, residual interests and/or ownership interests, as applicable, in the resulting REMIC or FASIT.


         The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "Description of the Trust Assets--Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection."


         The following discussion is based in part on the rules governing original issue discount in Sections 1271-1273 and 1275 of the Internal Revenue Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in Sections 860A-860G of the Internal Revenue Code and in the Treasury regulations issued under those sections. The regulations relating to original issue discount do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.


REMICS


         GENERAL. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to any other assumptions set forth in the opinion:

         - the related trust, or the relevant designated portion of the trust, will qualify as a REMIC, and

         -        those offered certificates will represent--

                  1.       regular interests in the REMIC, or

                  2.       residual interests in the REMIC.

         Any and all offered certificates representing interests in a REMIC will be either--

         - REMIC regular certificates, representing regular interests in the REMIC, or

         - REMIC residual certificates, representing residual interests in the REMIC.

         If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Internal Revenue Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation. Therefore, the related certificates may not be given the tax treatment summarized below. Although the Internal Revenue Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Internal Revenue Code.

         CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--


         - "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code in the hands of a real estate investment trust, and

         - "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in the hands of a thrift institution,


in the same proportion that the assets of the related REMIC are so treated.


         However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or other prescribed purposes, the related offered certificates will not be treated as assets qualifying under Section 7701(a)(19)(C). If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.


         In addition, offered certificates that are REMIC regular certificates will be:


         - "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code in the hands of another REMIC; and

         -        "permitted assets" under Section 860L(c)(1)(G) for a FASIT.

         Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code if received by a real estate investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code.

         The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the Internal Revenue Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.


         The assets of the REMIC will include, in addition to mortgage loans--

         - collections on mortgage loans held pending payment on the related offered certificates, and

         - any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.

         It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the

Internal Revenue Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Internal Revenue Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of Section 856(c)(5)(B) of the Internal Revenue Code, relating to real estate investment trusts.

         To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Accordingly:

         - a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Internal Revenue Code;

         - a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue Code; and

         - the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

         TIERED REMIC STRUCTURES. For some series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as one REMIC solely for purposes of determining:

         - whether the related REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code,

         - whether the related REMIC certificates will be "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Internal Revenue Code, and

         - whether the interest/income on the related REMIC certificates is interest described in Section 856(c)(3)(B) of the Internal Revenue Code.


         TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES.


         GENERAL. Except as otherwise stated in this discussion, the Internal Revenue Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

         ORIGINAL ISSUE DISCOUNT. Some REMIC regular certificates may be issued with original issue discount within the meaning of Section 1273(a) of the Internal Revenue Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with a constant yield method, prior to the receipt of the cash attributable to that income. The IRS has issued regulations under Section 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that
Section 1272(a)(6) and the regulations under Sections 1271 to 1275 of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

         The Internal Revenue Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued. The Committee Report indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.


         The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

         The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.


         Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at:


         -        a single fixed rate,

         -        a "qualified floating rate,"

         -        an "objective rate,"

         - a combination of a single fixed rate and one or more "qualified floating rates,"

         - a combination of a single fixed rate and one "qualified inverse floating rate," or

         - a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.


         In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that discount will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

         Some classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each payment date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.


         In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first payment date in excess of interest accrued from the date of initial issuance to the first payment date is included in the stated redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

         Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be DE MINIMIS if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying:

         - the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption, by

         -        a fraction--

                  1. the numerator of which is the amount of the payment, and

                  2. the denominator of which is the stated redemption price at maturity of the certificate.

         Under the Treasury regulations, original issue discount of only a DE MINIMIS amount, other than DE MINIMIS original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

         - the total amount of the DE MINIMIS original issue discount, and

         -        a fraction--


                  1. the numerator of which is the amount of the principal payment, and

                  2. the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.


         The Treasury regulations also would permit you to elect to accrue DE MINIMIS original issue discount into income currently based on a constant yield method. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" below for a description of that election under the applicable Treasury regulations.


         If original issue discount on a REMIC regular certificate is in excess of a DE MINIMIS amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below in this "--Original Issue Discount" subsection.


         As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a payment date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the immediately following payment date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

         -        the sum of:


                  1. the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

                  2. the payments made on that certificate during the accrual period of amounts included in the stated redemption price, over


         - the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

         The adjusted issue price of a REMIC regular certificate is:

         -        the issue price of the certificate, increased by


         - the total amount of original issue discount previously accrued on the certificate, reduced by


         - the amount of all prior payments of amounts included in its stated redemption price.


The present value of the remaining payments referred to in item 1. of the second preceding sentence will be calculated:


         - assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

         - using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

         - taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

         The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.


         A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the total original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

         - the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and

         - the daily portions of original issue discount for all days during that accrual period prior to that date of determination.


         If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset it against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See "Risk Factors--The Investment Performance of Your Offered Certificate Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans."


         The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates should consult their tax advisors concerning the tax treatment of these certificates in this regard.

         MARKET DISCOUNT. You will be considered to have purchased a REMIC regular certificate at a market discount if--

         - in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount, or

         - in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.


         If you purchase a REMIC regular certificate with more than a DE MINIMIS amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under Section 1276 of the Internal Revenue Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.


         The Treasury regulations also permit you to elect to accrue all interest and discount, including DE MINIMIS market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium, with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--REMICs --Taxation of Owners of REMIC Regular Certificates--Premium" below.

         Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

         However, market discount with respect to a REMIC regular certificate will be considered to be DE MINIMIS for purposes of Section 1276 of the Internal Revenue Code if the market discount is less than 0.25% of the remaining stated redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as DE MINIMIS under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a DE MINIMIS amount. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

         Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the relevant rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option:


         -        on the basis of a constant yield method,

         - in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period, or

         - in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

         The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

         To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.


         Further, Section 1277 of the Internal Revenue Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the DE MINIMIS rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.


         PREMIUM. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Internal Revenue Code to amortize the premium under the constant yield method over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

         The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Internal Revenue Code.


         Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on--


         -        the purchase price paid for your offered certificate, and

         - the payments remaining to be made on your offered certificate at the time of its acquisition by you.


         If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.


         REALIZED LOSSES. Under Section 166 of the Internal Revenue Code, if you are either a corporate holder of a REMIC regular certificate and or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your offered certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

         - you will not be entitled to deduct a loss under Section 166 of the Internal Revenue Code until your offered certificate becomes wholly worthless, which is when its principal balance has been reduced to zero, and


         -        the loss will be characterized as a short-term capital loss.

         You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any of those amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.


         TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES.


         GENERAL. Although a REMIC is a separate entity for federal income tax purposes, the Internal Revenue Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and the other transactions described under "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Rather, a holder of REMIC residual certificates must generally take in income the taxable income or net loss of the related REMIC. Accordingly, the Internal Revenue Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or as debt instruments issued by the related REMIC.

         Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the certificateholders' gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--REMICs--Taxation of Owners of REMIC Residual Certificates--Taxable Income of the REMIC." Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC's termination. Income derived from the REMIC residual certificates will be "portfolio income" for the purposes of the limitations under Section 469 of the Internal Revenue Code on the deductibility of "passive losses."


         A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate. These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

         Any payments that you receive from the seller of a REMIC residual certificate in connection with the acquisition of that certificate will be income to you. Although it is possible that these payments would be includible in income immediately upon receipt, the IRS might assert that you should include these payments in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, we recommend that you consult your tax advisor concerning the treatment of these payments for income tax purposes.


         Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period. Consequently, you should have--

         - other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates, or

         -        unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to:


         -        excess inclusions,

         -        residual interests without significant value, and

         -        noneconomic residual interests.

The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your REMIC residual certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Internal Revenue Code, tax rates or character of the income or loss. Therefore, REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "Risk Factors--"Residual Interests" in a "Real Estate Mortgage Investment Conduit" Have Adverse Tax Consequences."



         TAXABLE INCOME OF THE REMIC. The taxable income of a REMIC will equal:

         - the income from the mortgage loans and other assets of the REMIC; plus


         - any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates constituting regular interests in the REMIC; less the following items--

                  1. the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting regular interests in the REMIC, whether offered or not,

                  2. amortization of any premium on the mortgage loans held by the REMIC,

                  3. bad debt losses with respect to the mortgage loans held by the REMIC, and

                  4. except as described below in this "--Taxable Income of the REMIC" subsection, servicing, administrative and other expenses.


         For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

         Subject to possible application of the DE MINIMIS rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.


         A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under Section 171 of the Internal Revenue Code to amortize any premium on the mortgage loans that it holds. Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

         A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute regular interests in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." However, the DE MINIMIs rule described in that section will not apply in determining deductions.


         If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."


         As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by
Section 67 of the Internal Revenue Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other noninterest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of Section 67 of the Internal Revenue Code. See "--REMICs--Taxation of Owners of REMIC Residual Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.


         BASIS RULES, NET LOSSES AND PAYMENTS. The adjusted basis of a REMIC residual certificate will be equal to:


                  -        the amount paid for that REMIC residual certificate,

                  - increased by, amounts included in the income of the holder of that REMIC residual certificate, and

                  - decreased, but not below zero, by payments made, and by net losses allocated, to the holder of that REMIC residual certificate.


         A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

         Any payment on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a payment on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

         A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a REMIC residual certificate is less than the payments to that holder, and increases in the initial basis either occur after these payments or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these payments. This gain will be treated as gain from the sale of its REMIC residual certificate.

         The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis:

         -        through payments,

         -        through the deduction of any net losses of the REMIC, or

         - upon the sale of its REMIC residual certificate. See "--REMICs--Sales of REMIC Certificates" below.

         For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see "--REMICs--Taxation of Owners of REMIC Residual Certificates--General" above. These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.


         EXCESS INCLUSIONS. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

         - the daily portions of REMIC taxable income allocable to that certificate, over

         - the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

         The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to:

         -        the issue price of the certificate, increased by

         - the sum of the daily accruals for all prior quarters, and decreased, but not below zero, by

         - any payments made with respect to the certificate before the beginning of that quarter.

         The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

         Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.


         For holders of REMIC residual certificates, excess inclusions:

         - will not be permitted to be offset by deductions, losses or loss carryovers from other activities,


         - will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and


         - will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors. See, however, "--REMICs--Foreign Investors in REMIC Certificates" below.

         Furthermore, for purposes of the alternative minimum tax:

         - excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

         - alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

         This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.


         In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the total excess inclusions with respect to these REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. The total excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of Section 857(b)(2) of the Internal Revenue Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to:


         -        regulated investment companies,

         -        common trusts, and


         -        some cooperatives.


         The Treasury regulations, however, currently do not address this subject.

         NONECONOMIC REMIC RESIDUAL CERTIFICATES. Under the Treasury regulations, transfers of noneconomic REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing Document:


         - the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

         - the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.


The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate. This rate is computed and published monthly by the IRS.

         Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit:


         - from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,


         - from the prospective transferee, providing representations as to its financial condition, and


         - from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.

         The Treasury recently issued proposed regulations that would revise this safe harbor. The proposed regulations would make the safe harbor unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest did not exceed the sum of:

         - the present value of any consideration given to the transferee to acquire the interest,

         - the present value of the expected future distributions on the interest, and

         - the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

Present values would be computed using a discount rate equal to an applicable Federal rate, except that if a transferee could demonstrate that it borrowed regularly in the course of its trade or business substantial funds at a lower rate from unrelated third parties, that lower rate could be used as the discount rate.


         It is not clear when those regulations would be effective. Although the text of the proposed regulations states that they would be effective on February 4, 2000, the preamble to the proposed regulations says that these regulations will apply to transfers of REMIC residual interests made after the date the final regulations are published in the Federal Register. The Treasury Department is anticipated to issue clarification with regard to these conflicting statements regarding the effective date of the proposed regulations shortly.


         Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor with respect to that purported transfer.

         We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered noneconomic residual interests under the Treasury regulations. However, we will base any disclosure that a REMIC residual certificate will not be considered noneconomic upon various assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules.

         See "--REMICs--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.

         MARK-TO-MARKET RULES. Regulations under Section 475 of the Internal Revenue Code require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. These regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of Section 475 of the Internal Revenue Code. Thus, a REMIC residual certificate is not subject to the mark-to-market rules. We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.

         FOREIGNERS MAY NOT HOLD REMIC RESIDUAL CERTIFICATES. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Internal Revenue Code will be prohibited under the related Governing Document. If transfers of REMIC residual certificates to investors that are foreign persons are permitted under the related Governing Document, we will describe in the related prospectus supplement additional restrictions applicable to transfers of REMIC residual certificates to these persons.


         PASS-THROUGH OF MISCELLANEOUS ITEMIZED DEDUCTIONS. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

         If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is:

         -        an individual,

         -        an estate or trust, or


         - a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,


         then--

         - an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder, and


         - the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Internal Revenue Code, which permits the deduction of these fees and expenses only to the extent they exceed, in total, 2% of a taxpayer's adjusted gross income.

         In addition, Section 68 of the Internal Revenue Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of:


         - 3% of the excess of the individual's adjusted gross income over the specified amount, or

         - 80% of the amount of itemized deductions otherwise allowable for the taxable year.

         Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

         -        an individual,

         -        an estate or trust, or


         - a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,


no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

         The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either Section 67 or Section 68 of the Internal Revenue Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.


         Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for:

         -        an individual,

         -        an estate or trust, or


         - a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts.

         We recommend that those prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.


         SALES OF REMIC CERTIFICATES. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal:

         - the cost of the certificate to that certificateholder, increased by

         - income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income, and reduced, but not below zero, by

         - payments on the certificate received by that certificateholder and by that amortized premium.


         The adjusted basis of a REMIC residual certificate will be determined as described above under "--REMICs--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions." Except as described below in this "--Sales of REMIC Certificates" subsection, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of Section 1221 of the Internal Revenue Code, which is generally property held for investment.

         In addition to the recognition of gain or loss on actual sales, the Internal Revenue Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--


         -        entitle the holder to a specified principal amount,

         -        pay interest at a fixed or variable rate, and

         - are not convertible into the stock of the issuer or a related party, cannot be the subject of a constructive sale for this purpose. Because most REMIC regular certificates meet this exception, Section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.


         As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.


         Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of:


         - the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued on the certificate at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over


         - the amount of ordinary income actually includible in the seller's income prior to that sale.

         In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium."


         REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Internal Revenue Code applies will be ordinary income or loss.

         A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the "wash sale" rules of Section 1091 of the Internal Revenue Code, if during the period beginning six months before, and ending six months after, the date of that sale the seller of that certificate:


         -        reacquires that same REMIC residual certificate,

         -        acquires any other residual interest in a REMIC, or


         - acquires any similar interest in a taxable mortgage pool, as defined in Section 7701(i) of the Internal Revenue Code.


In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.


         PROHIBITED TRANSACTIONS TAX AND OTHER TAXES. The Internal Revenue Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions, a prohibited transaction includes:


         -        the disposition of a non-defaulted mortgage loan,

         - the receipt of income from a source other than a mortgage loan or other permitted investments,

         -        the receipt of compensation for services, or

         - the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

         It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.


         In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The related Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

         REMICs also are subject to federal income tax at the highest corporate rate on Net Income From Foreclosure Property, determined by reference to the rules applicable to REITs.

The related Governing Documents may permit the special servicer to conduct activities with respect to a mortgaged property acquired by one of our trusts in a manner that causes the trust to incur this tax, if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance may the special servicer allow the acquired mortgaged property to cease to be a "permitted investment" under Section 860G(a)(5) of the Internal Revenue Code.


         Unless we otherwise disclose in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.


         Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, particular contributions or Net Income From Foreclosure Property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--


         -        the person has sufficient assets to do so, and

         - the tax arises out of a breach of that person's obligations under the related Governing Document.

         Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.


         TAX AND RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES TO PARTICULAR ORGANIZATIONS. If a REMIC residual certificate is transferred to a Disqualified Organization, a tax will be imposed in an amount equal to the product of:

         - the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer, and

         - the highest marginal federal income tax rate applicable to corporations.

         The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.


         The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on:

         -        events that have occurred up to the time of the transfer,

         -        the prepayment assumption, and

         - any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

          The tax on transfers to Disqualified Organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a Disqualified Organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if:

         - the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization, and

         - as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

         In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

         - the amount of excess inclusions on the certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified Organization, and


         - the highest marginal federal income tax rate imposed on corporations.


         A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in that Pass-Through Entity furnishes to that Pass-Through Entity:


         - the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder, or


         - a statement under penalties of perjury that the record holder is not a Disqualified Organization.

         For taxable years beginning on or after January 1, 1998, if an Electing Large Partnership holds a REMIC residual certificate, all interests in the Electing Large Partnership are treated as held by Disqualified Organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on Electing Large Partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

         In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, with respect to that interest, be treated as a Pass-Through Entity.


         Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:


         - the residual interests in the entity are not held by Disqualified Organizations, and

         - the information necessary for the application of the tax described in this prospectus will be made available.

         We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

         The Clinton Administration recently proposed in its budget amendments to the REMIC provisions designed to ensure that income taxes imposed on the holder of a REMIC residual interest are paid when due. Those provisions would impose secondary liability on the REMIC itself for any tax required to be paid with respect to the income allocated to a REMIC residual interest if the holder does not pay its taxes on that income when they are due. If adopted, the amendments would be effective for

REMICs created after the date of enactment. It is not possible to predict whether the legislation will be adopted or, if so, in what form.


         TERMINATION. A REMIC will terminate immediately after the payment date following receipt by the REMIC of the final payment with respect to the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

         REPORTING AND OTHER ADMINISTRATIVE MATTERS. Solely for purposes of the administrative provisions of the Internal Revenue Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects. The related tax administrator may hold at least a nominal amount of REMIC residual certificates.

         As, or as agent for, the tax matters person, the related tax administrator, subject to applicable notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--


         -        income,

         -        deductions

         -        gains,

         -        losses, and

         -        classification as a REMIC.

         Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.


         No REMIC will be registered as a tax shelter under Section 6111 of the Internal Revenue Code. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.


         Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

         -        corporations,

         -        trusts,

         -        securities dealers, and


         -        various other non-individuals,


will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations.

The information must be provided by the later of:

         - 30 days after the end of the quarter for which the information was requested, or

         -        two weeks after the receipt of the request.

         The REMIC must also comply with rules requiring a REMIC regular certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring that information to be reported to the IRS. Reporting with respect to REMIC residual certificates, including--

         -        income,

         -        excess inclusions,

         -        investment expenses, and

         - relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

         As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount."

         Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator for the subject REMIC.

         BACKUP WITHHOLDING WITH RESPECT TO REMIC CERTIFICATES. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the backup withholding tax under Section 3406 of the Internal Revenue Code at a rate of 31% if recipients of these payments:

         - fail to furnish to the payor information regarding, among other things, their taxpayer identification numbers, or


         -        otherwise fail to establish an exemption from this tax.

         Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

         FOREIGN INVESTORS IN REMIC CERTIFICATES. Unless we otherwise disclose in the related prospectus supplement, a holder of a REMIC regular certificate that is--

         -        a foreign person, and

         - not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate,


will normally not be subject to United States federal income or withholding tax with respect to a payment on a REMIC regular certificate. To avoid withholding or tax, that holder must comply with applicable identification requirements. These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name and address of the certificateholder.

         On October 6, 1997, the Treasury Department issued new regulations that modify the withholding, backup withholding and information reporting rules described above. These regulations, as modified by Treasury Decision 8856, will generally be effective for investments made after December 31, 2000, subject to applicable transition rules. Prospective investors are urged to consult their own tax advisors regarding these regulations.

         For these purposes, a foreign person is anyone other than a U.S.
Person.

         It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.


         It is possible, under regulations promulgated under Section 881 of the Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--


         -        owns 10% or more of one or more underlying mortgagors, or

         - if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

         Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

         Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are:

         -        foreign persons, or


         - United States persons, if classified as a partnership under the Internal Revenue Code, unless all of their beneficial owners are United States persons.


FASITS


         GENERAL. An election may be made to treat the trust for a series of offered certificates or specified assets of that trust, as a financial asset securitization investment trust, or FASIT, within the meaning of Section 860L(a) of the Internal Revenue Code. The election would be noted in the applicable prospectus supplement. If a FASIT election is made, the offered certificates will be designated as classes of regular interests in that FASIT, and there will be one class of ownership interest in the FASIT. With respect to each series of offered certificates as to which the related tax administrator makes a FASIT election, and assuming, among other things--

         -        the making of an appropriate election, and

         -        compliance with the related Governing Document,


         our counsel will deliver its opinion generally to the effect that:

         -        the relevant assets will qualify as a FASIT,


         - those offered certificates will be FASIT regular certificates, representing FASIT regular interests in the FASIT, and

         - one class of certificates of the same series will be the FASIT ownership certificates, representing the sole class of ownership interest in the FASIT.

         Only FASIT regular certificates are offered by this prospectus. If so specified in the applicable prospectus supplement, a portion of the trust for a series of certificates as to no FASIT election is made may be treated as a grantor trust for federal income tax purposes. See "--Grantor Trusts."


         On February 4, 2000, the Treasury Department issued proposed regulations relating to FASITs. References to the "FASIT proposed regulations" in this discussion refer to those proposed regulations. The proposed regulations have not been adopted as final and, in general, are not proposed to be effective as of the date of this prospectus. They nevertheless are indicative of the rules the Treasury Department currently views as appropriate with regard to the FASIT provisions.


         CHARACTERIZATION OF INVESTMENTS IN FASIT REGULAR CERTIFICATES. FASIT regular certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code and interest on the FASIT regular certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code in the same proportion, for both purposes, that the assets and income of the FASIT would be so treated. FASIT regular certificates held by a domestic building and loan association will be treated as "regular interest[s] in a FASIT" under Section 7701(a)(19)(C)(xi) of the Internal Revenue Code, but only in the proportion that the FASIT holds "loans secured by an interest in real property which is . . . residential real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Internal Revenue Code. For this purpose, mortgage loans secured by multifamily residential housing should qualify. It is also likely that mortgage loans secured by health care related facilities would qualify as "loans secured by an interest in . . . health institutions or facilities, including structures designed or used primarily for residential purposes for . . . persons under care" within the meaning of Section 7701(a)(19)(C)(vii) of the Internal Revenue Code. If at all times 95% or more of the assets of the FASIT or the income on those assets qualify for the foregoing treatments, the FASIT regular certificates will qualify for the corresponding status in their entirety. Mortgage loans which have been defeased with Treasury obligations and the income from those loans will not qualify for the foregoing treatments. Accordingly, the FASIT regular certificates may not be a suitable investment for you if you require a specific amount or percentage of assets or income meeting the foregoing treatments. For purposes of Section 856(c)(4)(A) of the Internal Revenue Code, payments of principal and interest on a mortgage loan that are reinvested pending distribution to holders of FASIT regular certificates should qualify for that treatment. FASIT regular certificates held by a regulated investment company will not constitute "government securities" within the meaning of Section 851(b)(4)(A)(i) of the Internal Revenue Code. FASIT regular certificates held by various financial institutions will constitute an "evidence of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code.


         QUALIFICATION AS A FASIT.


         GENERAL. In order to qualify as a FASIT, the trust for a series of offered certificates or specified assets of that trust must comply with the requirements set forth in the Internal Revenue Code on an ongoing basis. The FASIT must fulfill an asset test, which requires that substantially all of the assets of the FASIT, as of, and at all times following, the close of the third calendar month beginning after the FASIT's startup day, which for purposes of this discussion is the date of the initial issuance of the FASIT regular certificates, be permitted assets for a FASIT.

         Permitted assets for a FASIT include--


         -        cash or cash equivalents,


         - specified types of debt instruments, other than debt instruments issued by the owner of the FASIT or a related party, and contracts to acquire those debt instruments,

         -        hedges and contracts to acquire hedges,

         -        foreclosure property, and


         -        regular interests in another FASIT or in a REMIC.


As discussed below in this "--Qualification as a FASIT" subsection, specified restrictions apply to each type of permitted asset.

         Under the FASIT proposed regulations, the "substantially all" requirement would be met if at all times the aggregate adjusted basis of the permitted assets is more than 99 percent of the aggregate adjusted basis of all the assets held by the FASIT, including assets deemed to be held by the FASIT under Section 860I(b)(2) of the Internal Revenue Code because they support a regular interest in the FASIT.

         The FASIT provisions also require the FASIT ownership interest to be held only by some fully taxable domestic corporations and do not recognize transfers of high-yield regular interests to taxpayers other than fully taxable domestic corporations or other FASITs. The related Governing Document will provide that no legal or beneficial interest in the ownership interest or in any class or classes of certificates that we determine to be high-yield regular interests may be transferred or registered unless all applicable conditions designed to prevent violation of this requirement, are met.

         PERMITTED ASSETS. The proposed regulations enumerate the types of debt that qualify as permitted assets for a FASIT. The FASIT provisions provide that permitted debt instruments must bear interest, if any, at a fixed or qualified variable rate. Under the FASIT proposed regulations, the definition of debt permitted to be held by a FASIT, would include--


         -        REMIC regular interests,

         -        regular interests of other FASITs,

         -        inflation indexed debt instruments,

         -        credit card receivables, and


         -        some stripped bonds and coupons.

However, under the FASIT proposed regulations, equity linked debt instruments and defaulted debt instruments would not be permitted assets for a FASIT. In addition, a FASIT may not hold--


         -        debt of the owner of the FASIT ownership interest,

         - debt guaranteed by the owner of the FASIT ownership interest in circumstances such that the owner is in substance the primary obligor on the debt instrument, or


         - debt issued by third parties that is linked to the performance or payments of debt instruments issued by the owner or a related person, are not permitted assets.

Finally, debt that is traded on an established securities market and subject to a foreign withholding tax is not a permitted asset for a FASIT.

         Permitted hedges include interest rate or foreign currency notional principal contracts, letters of credit, insurance, guarantees of payment default and similar instruments. These hedges must be reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on interests issued by the FASIT. The FASIT proposed regulations do not include a list of specified permitted hedges or guarantees, but rather focus on the intended function of a hedge and permit the contract to offset the following risk factors:


         -        fluctuations in market interest rates;

         -        fluctuations in currency exchange rates;

         - the credit quality of, or default on, the FASIT's assets or debt instruments underlying the FASIT's assets; and

         - the receipt of payments on the FASIT's assets earlier or later than originally anticipated.


         The FASIT proposed regulations prohibit a hedge or guarantee from referencing assets other than permitted assets, indices, economic indicators or financial averages that are not both widely disseminated and designed to correlate closely with the changes in one or more of the risk factors described above. However, under the FASIT proposed regulations, FASIT owners will be able to hold hedges or guarantees inside a FASIT that do not relate to the already issued regular interests, or to assets the FASIT already holds, if the FASIT expects to issue regular interests, or expects to hold assets, that are related to the hedge or guarantee in question. The proposed regulations also place restrictions on hedges and guarantees entered into with the holder of the FASIT ownership interest or a related party.

         Property acquired in connection with the default or imminent default of a debt instrument held by a FASIT may qualify both as foreclosure property and as a type of permitted asset under the FASIT provisions. It will in general continue to qualify as foreclosure property during a grace period that runs until the end of the third taxable year beginning after the taxable year in which the FASIT acquires the foreclosure property. Under the FASIT proposed regulations, if the foreclosure property also would qualify as another type of permitted asset, it may be held beyond the close of that grace period. However, at the close of the grace period, gain, if any, on the property must be recognized as if the property had been contributed by the owner of the FASIT on that date. In addition, the FASIT proposed regulations provide that, after the close of the grace period, disposition of the foreclosure property is potentially subject to a 100% prohibited transactions tax, without the benefit of an exception to this tax applicable to sales of foreclosure property.

         PERMITTED INTERESTS. In addition to the foregoing, interests in a FASIT also must meet specified requirements. All of the interests in a FASIT must be either of the following:


         -        a single class of ownership interest, or

         -        one or more classes of regular interests.

         An ownership interest is an interest in a FASIT other than a regular interest that is issued on the startup day, is designated an ownership interest and is held by a single, fully-taxable, domestic corporation. A regular interest is an interest in a FASIT that is issued on or after the startup day with fixed terms, is designated as a regular interest, and--


         1. unconditionally entitles the holder to receive a specified principal amount or other similar amount,


         2. provides that interest payments or other similar amounts, if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate,

         3.       has a stated maturity of not longer than 30 years,

         4. has an issue price not greater than 125% of its stated principal amount, and

         5. has a yield to maturity not greater than 5 percentage points higher than the applicable Federal rate, as defined in Section 1274(d) of the Internal Revenue Code, for Treasury obligations of a similar maturity.

         A regular interest that is described in the preceding sentence except that it fails to meet one or more of requirements 1, 4 or 5, is a high-yield regular interest. Further, to be a high-yield regular interest, an interest that fails requirement 2 must consist of a specified portion of the interest payments on the permitted assets, determined by reference to the rules related to permitted rates for REMIC regular interests that have no, or a disproportionately small, amount of principal. An interest in a FASIT may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the ownership interest in the FASIT, and are contingent on--


         -        the absence of defaults or delinquencies on permitted assets,

         -        lower than reasonably expected returns on permitted assets,

         -        unanticipated expenses incurred by the FASIT, or

         -        prepayment interest shortfalls.


         CESSATION OF FASIT. If an entity fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for status as a FASIT during any taxable year, the Internal Revenue Code provides that the entity or applicable portion of that entity, will not be treated as a FASIT thereafter. In this event, any entity that holds mortgage loans and is the obligor with respect to debt obligations with two or more maturities will be classified, presumably, as a taxable mortgage pool under general federal income tax principles, and the FASIT regular certificates may be treated as equity interests in the entity. Under the FASIT proposed regulations, the underlying arrangement generally cannot reelect FASIT status and any election a FASIT owner made, other than the FASIT election, and any method of accounting adopted with respect to the FASIT assets, binds the underlying arrangement as if the underlying arrangement itself had made those elections or adopted that method. In the case of an inadvertent cessation of a FASIT, under the FASIT proposed regulations, the Commissioner of the IRS may grant relief from the adverse consequences of that cessation, subject to those adjustments as the Commissioner may require the FASIT and all holders of interests in the FASIT to accept with respect to the period in which the FASIT failed to qualify as such.


         Under the proposed FASIT regulation, apart from failure to qualify as a FASIT, a FASIT may not revoke its election or cease to be a FASIT without the consent of the Commissioner of the IRS.

         Regular interest holders, in the case of cessation of a FASIT, are treated as exchanging their FASIT regular interests for new interests in the underlying arrangement. The FASIT proposed regulations would classify the new interests under general principles of Federal income tax law, for example, as interests in debt instruments, as interest in a partnership or interests in an entity subject to corporate taxation, depending on what the classification of those interests would have been in the absence of a FASIT election. On the deemed receipt of that new interest, under the FASIT proposed regulations, you would be required to mark the new interests to market and to recognize gain, but would not be permitted to recognize loss, as though the old interest had been sold for an amount equal to the fair market value of the new interest. Your basis in the new interest deemed received in the underlying arrangement would equal your basis in the FASIT regular interest exchanged for it, increased by any gain you recognized on the deemed exchange.


         TAXATION OF FASIT REGULAR CERTIFICATES. The FASIT regular certificates generally will be treated for federal income tax purposes as newly-originated debt instruments. In general, subject to the discussion below concerning high-yield interests:

         - interest, original issue discount and market discount on a FASIT regular certificate will be treated as ordinary income to the holder of that certificate, and

         - principal payments, other than principal payments that do not exceed accrued market discount, on a FASIT regular certificate will be treated as a return of capital to the extent of the holder's basis allocable thereto.


         You must use the accrual method of accounting with respect to FASIT regular certificate, regardless of the method of accounting you otherwise use.


         Except as set forth in the applicable prospectus supplement and in the immediately following discussion concerning high-yield interests, the discussions above under the headings "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount," "--Market Discount," "--Premium," and "--Realized Losses" will apply to the FASIT regular certificates. The discussion under the headings "--REMICs--Sale of REMIC regular certificates" will also apply to the FASIT regular certificates, except that the treatment of a portion of the gain on a REMIC regular interest as ordinary income to the extent the yield on those certificates did not exceed 110% of the applicable Federal rate will not apply.

         HIGH YIELD INTERESTS; ANTI-AVOIDANCE EXCISE TAXES ON TIERED ARRANGEMENTS. The taxable income, and the alternative minimum taxable income, of any holder of a high-yield interest may not be less than the taxable income from all high-yield interests and FASIT ownership interests that it holds, together with any excess inclusions with respect to REMIC residual interests that it owns.

         High yield interests may only be held by fully taxable, domestic C corporations or another FASIT. Any attempted transfer of a high-yield interest to any other type of taxpayer will be disregarded, and the transferor will be required to include in its gross income the amount of income attributable to the high-yield interest notwithstanding its attempted transfer. The related Governing Document will contain provisions and procedures designed to assure that, in general, only domestic C corporations or other FASITs may acquire high-yield interests. There is an exception allowing non-corporate taxpayers that hold high-yield interest exclusively for sale to customers in the ordinary course of business to do so, subject to an excise tax imposed at the corporate income tax rate if the holder ceases to be a dealer or begins to hold the high-yield interest for investment. Unless otherwise specified in the prospectus supplement, the related Governing Document will also allow those holders to hold high-yield interests.

         To prevent the avoidance of these rules through tiered arrangements, an excise tax is imposed on any Pass-Through Entity, which, under the FASIT proposed regulations, includes a REMIC, that:

         - holds any FASIT regular interest, whether or not that FASIT regular interest is a high-yield interest; and

         -        issues a debt or equity interest that is--



                  1.       supported by that FASIT regular interest, and

                  2. has a yield, higher than the yield on that FASIT regular interest, that would cause that debt or equity interest to be a high yield interest if it had been issued by a FASIT.

Under the statute, the amount of that tax, which is imposed on the Pass-Through Entity, is the highest corporate income tax rate applied to the income of the holder of the debt or equity interest properly attributable to the FASIT regular interest that supports it. The proposed FASIT regulations provide that the tax is an excise tax that must be paid on or before the due date of the Pass-Through Entity's tax return for the taxable year in which it issues that debt or equity interest. This appears to contemplate a one-time payment on all future income from the FASIT regular interest that is projected to be properly attributable to the debt or equity interest it supports. It is not clear how this amount is to be determined.

         PROHIBITED TRANSACTIONS AND OTHER TAXES. Income or gain from prohibited transactions by a FASIT are taxable to the holder of the ownership interest in that FASIT at a 100% rate. Prohibited transactions generally include, under the FASIT statutory provisions and proposed FASIT regulations:


         -        the receipt of income from other than permitted assets;

         -        the receipt of compensation for services;

         - the receipt of any income derived from a loan originated by the FASIT; or


         - the disposition of a permitted asset, including disposition in connection with a cessation of FASIT status, other than for--


                  1. foreclosure, default, or imminent default of a qualified mortgage,

                  2.       bankruptcy or insolvency of the FASIT,


                  3. substitution for another permitted debt instrument or distribution of the debt instrument to the holder of the ownership interest to reduce overcollateralization, but only if a principal purpose of acquiring the debt instrument which is disposed of was not the recognition of gain, or the reduction of a loss, on the withdrawn asset as a result of an increase in the market value of the asset after its acquisition by the FASIT, or

                  4.       the retirement of a class of FASIT regular interests.


         The proposed regulations presume that some transactions will be loan originations, but also provide safe harbors for loans originated by the FASIT. The proposed safe harbors apply in the following circumstances:


         - if the FASIT acquires the loan from an established securities market as described in Treasury regulation Sections 1.1273-2(f)(2) through (4),

         - if the FASIT acquires the loan more than one year after the loan was issued,

         - if the FASIT acquires the loan from a person that regularly originates similar loans in the ordinary course of business,

         - if the FASIT receives any new loan from the same obligor in exchange for the obligor's original loan in the context of a work out, and


         - when the FASIT makes a loan under a contract or agreement in the nature of a line of credit the FASIT is permitted to hold.

         The FASIT provisions generally exclude from prohibited transactions the substitution of a debt instruments for another debt instrument which is a permitted asset and the distribution of a debt instrument contributed by the holder of the ownership interest to that holder in order to reduce over-collateralization of the FASIT. In addition, the FASIT proposed regulations also exclude transactions involving the disposition of hedges from the category of prohibited transactions. However, the proposed regulations deem a distribution of debt to be carried out principally to recognize gain, and to be a prohibited transaction, if the owner or related person sells the substituted or distributed debt instrument at a gain within 180 days of the substitution or distribution. It is unclear the extent to which tax on those transactions could be collected from the FASIT directly under the applicable statutes rather than from the holder of the ownership interest. However, under the related Governing Document, any prohibited transactions tax that is not payable by a party thereto as a result of its own actions will be paid by the FASIT. It is not anticipated that the FASIT will engage in any prohibited transactions.

         The Clinton Administration recently proposed in its budget amendments to the FASIT provisions designed to ensure that income taxes imposed on the holder of a FASIT ownership interest are paid when due. These provisions would impose secondary liability on the FASIT itself for any tax required to be paid with respect to the income allocated to the FASIT ownership interest if that holder does not pay its taxes on that income when they are due. If adopted, the amendments would be effective for FASITs created after the date of enactment. It is not possible to predict whether the legislation will be adopted or, if so, in what form.

         TAXATION OF CERTAIN FOREIGN INVESTORS. The federal income tax treatment of non-U.S. Persons who own FASIT regular certificates that are not high-yield interests is the same as that described above under "--REMICs--Foreign Investors in REMIC Regular Certificates." However, if you are a non-U.S. Person and you hold a regular interest, either directly or indirectly, in a FASIT, you should note that under the FASIT proposed regulations, interest paid or accrued on a debt instrument held by the FASIT is treated as being received by you directly from a conduit debtor for purposes of Subtitle A of the Internal Revenue Code and the regulations thereunder if:


         - you are a 10% shareholder of an obligor on a debt instrument held by the FASIT;

         - you are a controlled foreign corporation to which an obligor on a debt instrument held by the FASIT is a related person; or

         - you are related to such an obligor that is a corporation or partnership, in general, having common ownership to a greater than 50% extent.

         If you believe you may be in one of these categories, you should consult with your tax advisors, in particular concerning the possible imposition of United States withholding taxes at a 30% rate on interest paid with respect to a FASIT regular interest under these circumstances.


         High-yield FASIT regular certificates may not be sold to or beneficially owned by non-U.S. Persons. Any purported transfer to a non-U.S. Person will be null and void and, upon the related trustee's discovery of any purported transfer in violation of this requirement, the last preceding owner of those FASIT regular certificates will be restored to ownership as completely as possible. The last preceding owner will, in any event, be taxable on all income with respect to those FASIT regular certificates for federal income tax purposes. The related Governing Document will provide that, as a condition to transfer of a high-yield FASIT regular certificate, the proposed transferee must furnish an affidavit as to its status as a U.S. Person and otherwise as a permitted transferee.

         BACKUP WITHHOLDING. Payments made on the FASIT regular certificates, and proceeds from the sale of the FASIT regular certificates to or through some brokers, may be subject to a backup withholding tax under Section 3406 of the Internal Revenue Code in the same manner as described under "--REMICs--Backup Withholding with Respect to REMIC Certificates" above.


         REPORTING REQUIREMENTS. Reports of accrued interest, OID, if any, and information necessary to compute the accrual of any market discount on the FASIT regular certificates will be made annually to the IRS and to investors in the same manner as described above under "--REMICs--Reporting and Other Administrative Matters" above.

GRANTOR TRUSTS


         CLASSIFICATION OF GRANTOR TRUSTS. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion of that trust, will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue Code and not as a partnership or an association taxable as a corporation.

         A grantor trust certificate may be classified as either of the following types of certificate:

         - a grantor trust fractional interest certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest on those loans at a pass-through rate; or

         - a grantor trust strip certificate representing ownership of all or a portion of the difference between--

                  1. interest paid on the mortgage loans constituting the related grantor trust, minus

                  2.       the sum of:

         -        normal administration fees, and

         - interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust

         A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.


         CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES.

         GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in:


         - "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or other prescribed purposes;

         - "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
                  Section 860G(a)(3) of the Internal Revenue Code;

         - "permitted assets" within the meaning of Section 860L(a)(1)(C) of the Internal Revenue Code; and

         - "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code.

         In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.


         GRANTOR TRUST STRIP CERTIFICATES. Even if grantor trust strip certificates evidence an interest in a grantor trust--

         - consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code,

         - consisting of mortgage loans that are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code, and

         - the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(A) of the Internal Revenue Code,

it is unclear whether the grantor trust strip certificates, and the income from those certificates, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.


         The grantor trust strip certificates will be:


         - "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
                  Section 860G(a)(3)(A) of the Internal Revenue Code, and

         - in general, "permitted assets" within the meaning of Section 860L(a)(1)(C) of the Internal Revenue Code.


         TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES

         GENERAL. Holders of a particular series of grantor trust fractional interest certificates generally:

         - will be required to report on their federal income tax returns their shares of the entire income from the underlying mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

         - will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

         Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.


         Section 67 of the Internal Revenue Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some types of pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the total of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

         Section 68 of the Internal Revenue Code reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount by the lesser of:

         - 3% of the excess of the individual's adjusted gross income over that amount, and

         - 80% of the amount of itemized deductions otherwise allowable for the taxable year.


         The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or Section 68 of the Internal Revenue Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.


         Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.


         The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Internal Revenue Code. Grantor trust fractional interest certificates may be subject to those rules if:


         - a class of grantor trust strip certificates is issued as part of the same series, or

         - we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

         Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to:

         -        a master servicer,

         -        a special servicer,

         -        any sub-servicer, or

         -        their respective affiliates.


         IF STRIPPED BOND RULES APPLY. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the Internal Revenue Code. This is subject, however, to the discussion below regarding:

         - the treatment of some stripped bonds as market discount bonds, and


         -        DE MINIMIS market discount.

         See "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below.


         Under the stripped bond rules, the holder of a grantor trust fractional interest certificate, whether a cash or accrual method taxpayer, will be required to report interest income from its grantor trust fractional interest certificate for each month. The amount of reportable interest income must equal the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Internal Revenue Code relating to original issue discount.

         The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on that certificate, other than qualified stated interest, if any, and the certificate's share of reasonable servicing fees and other expenses.

         See "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest." In general, the amount of that income that accrues in any month would equal the product of:

         - the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in "--Grantor Trust Funds--Sales of Grantor Trust Certificates," and

         - the yield of that grantor trust fractional interest certificate to the holder.

         The yield would be computed as the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between payment dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made with respect to any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses.

         With respect to some categories of debt instruments, Section 1272(a)(6) of the Internal Revenue Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

         Legislation enacted in 1997 extended the scope of that section to any pool of debt instruments the yield on which may be affected by reason of prepayments, effective for taxable years beginning after enactment. The precise application of this legislation is unclear in some respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all a taxpayer's investments in pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

         We recommend that certificateholders consult their tax advisors concerning reporting original issue discount with respect to grantor trust fractional interest certificates.

         In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

         In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

         - a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement, and

         - a constant yield computed using a representative initial offering price for each class of certificates.

         However, neither we nor any other person will make any representation that--

         - the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate, or

         - the prepayment assumption will not be challenged by the IRS on audit.

         Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.


         Under Treasury Regulation Section 1.1286-1, some stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of that bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:


         - there is no original issue discount or only a DE MINIMIS amount of original issue discount, or

         - the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

         If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of:

         -        0.25% of the stated redemption price, and

         -        the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be DE MINIMIS. Original issue discount or market discount of only a DE MINIMIS amount will be included in income in the same manner as DE MINIMIS original issue discount and market discount described in "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

         IF STRIPPED BOND RULES DO NOT APPLY. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

         The original issue discount, if any, on mortgage loans will equal the difference between:


         -        the stated redemption price of the mortgage loans, and

         -        their issue price.

         For a definition of "stated redemption price," see "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of those points paid reduces the issue price.


         The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be DE MINIMIS will be calculated using the same test as in the REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

         In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

         If original issue discount is in excess of a DE MINIMIS amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. Under legislation enacted in 1997, Section 1272(a)(6) of the Internal Revenue Code requires that a prepayment assumption be used in computing yield with respect to any pool of debt instruments, the yield on which may be affected by prepayments. The precise application of this legislation is unclear in some respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all a taxpayer's investments in pools of debt instruments, or will be applied on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder. We recommend that certificateholders consult their own tax advisors concerning reporting original issue discount with respect to grantor trust fractional interest certificates.

         A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the total remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the total original issue discount remaining to be accrued on those mortgage loans.


         The adjusted issue price of a mortgage loan on any given day equals the sum of:


         - the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

         - the daily portions of original issue discount for all days during the accrual period prior to that day.


         The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal:


         -        the issue price of the mortgage loan, increased by

         - the total amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by

         - the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.


         In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

         - a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement, and

         - a constant yield computed using a representative initial offering price for each class of certificates.

         However, neither we nor any other person will make any representation that--

         - the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

         - the prepayment assumption will not be challenged by the IRS on audit.

         Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.


         MARKET DISCOUNT. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Internal Revenue Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if--


         - in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price, or

         - in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.


         If market discount is in excess of a DE MINIMIS amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described in the next paragraph, through that month that has not previously been included in income. The inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in "--REMICs--Taxation of Owners of REMIC Regular Interests--Market Discount" above.

         Section 1276(b)(3) of the Internal Revenue Code authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until the time that regulations are issued by the Treasury Department, the relevant rules described in the Committee Report apply. Under those rules, in each accrual period, you may accrue market discount on the underlying mortgage loans, at your option:


         -        on the basis of a constant yield method,

         - in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or

         - in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period.


         Under legislation enacted in 1997, Section 1272(a)(6) of the Internal Revenue Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to any pool of debt instruments, the yield on which may be affected by prepayments. Because the mortgage loans will be a pool described in that section, it appears that the prepayment assumption used, or that would be used, in calculating the accrual of original issue discount, if any, is also to be used in calculating the accrual of market discount. However, the precise application of the new legislation is unclear in some respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate is to be determined at the time of the first sale of the grantor trust fractional interest certificate, or with respect to any holder, at the time of that holder's purchase of the grantor trust fractional interest certificate.


         We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

         To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

         Market discount with respect to mortgage loans may be considered to be DE MINIMIS and, if so, will be includible in income under DE MINIMIS rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

         Further, under the rules described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a DE MINIMIS amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.


         PREMIUM. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Internal Revenue Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should:

         - be allocated among the payments of stated redemption price on the mortgage loan, and

         - be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.


         It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Internal Revenue Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates. See "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--Market Discount" above.

         TAXATION OF OWNERS OF GRANTOR TRUST STRIP CERTIFICATES. The stripped coupon rules of Section 1286 of the Internal Revenue Code will apply to the grantor trust strip certificates. Except as described above under "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply," no regulations or published rulings under Section 1286 of the Internal Revenue Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

         The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Internal Revenue Code will be applied.


         Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on:

         - the price paid for that grantor trust strip certificate by you, and


         - the projected payments remaining to be made on that grantor trust strip certificate at the time of the purchase, plus


         - an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

         See "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply" above.


         As noted above, Section 1272(a)(6) of the Internal Revenue Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments. The Internal Revenue Code also requires adjustments be made in the amount and rate of accrual of that discount when prepayments do not conform to the prepayment assumption. It appears that those provisions would apply to grantor trust strip certificates. It is uncertain whether the assumed prepayment rate would be determined based on:

         - conditions at the time of the first sale of the grantor trust strip certificate or,

         - with respect to any subsequent holder, at the time of purchase of the grantor trust strip certificate by that holder.


         If the method for computing original issue discount under Section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See "Risk Factors--The Investment Performance of Your Offered Certificates Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans".


         The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and certificateholders will be based on:

         - the prepayment assumption we will disclose in the related prospectus supplement, and

         - a constant yield computed using a representative initial offering price for each class of certificates.

         However, neither we nor any other person will make any representation that--

         - the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or

         - the prepayment assumption will not be challenged by the IRS on audit.

         We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

         Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

         SALES OF GRANTOR TRUST CERTIFICATES. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below in this "--Sales of Grantor Trust Certificates" subsection. The amount recognized equals the difference between:


         - the amount realized on the sale or exchange of a grantor trust certificate, and

         -        its adjusted basis.

         The adjusted basis of a grantor trust certificate generally will equal:

         -        its cost, increased by

         - any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

         - any and all previously reported losses, amortized premium, and payments with respect to that grantor trust certificate.


         As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains, than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

         Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income. Gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Internal Revenue Code will be treated as ordinary income.

         Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of
Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         The Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--


         -        entitle the holder to a specified principal amount,

         -        pay interest at a fixed or variable rate, and

         - are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, some grantor trust certificates have no, or a disproportionately small amount of, principal and these certificates can be the subject of a constructive sale.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.


         GRANTOR TRUST REPORTING. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:


         - the amount of servicing compensation received by a master servicer or special servicer, and

         - all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

         The reporting party will furnish comparable information to the IRS as and when required by law to do so.

         Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

         On August 13, 1998, the Service published proposed regulations, which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" similar to that for regular interests in REMICs. A widely-held fixed investment trust is defined as any entity classified as a "trust" under Treasury Regulation Section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:

         -        a custodian of a person's account,

         -        a nominee, and

         -        a broker holding an interest for a customer in street name.

         These regulations are proposed to be effective for calendar years beginning on or after the date that the final regulations are published in the Federal Register.

         BACKUP WITHHOLDING. In general, the rules described under "--REMICs--Backup Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

         FOREIGN INVESTORS. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates" above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.


         To the extent that interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Internal Revenue Code from United States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES


         In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.


                              ERISA CONSIDERATIONS


GENERAL


         The Employee Retirement Income Security Act of 1974, as amended, and the Internal Revenue Code of 1986 impose various requirements on--

         -        ERISA Plans, and

         -        persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, ERISA Plans may include individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.


         Governmental plans and, if they have not made an election under Section 410(d) of the Internal Revenue Code of 1986, church plans are not subject to ERISA requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the considerations described below in this "ERISA Considerations" section, subject to the provisions of other applicable federal and state law. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, however, is subject to the prohibited transaction rules in Section 503 of that Code.

         ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including--


         -        investment prudence and diversification, and

         - compliance with the investing ERISA Plan's governing the documents.


         Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986 also prohibit a broad range of transactions involving the assets of an ERISA Plan and a Party in Interest with respect to that ERISA Plan, unless a statutory or administrative exemption exists.


         The types of transactions between ERISA Plans and Parties in Interest that are prohibited include:

         -        sales, exchanges or leases of property;

         -        loans or other extensions of credit; and

         -        the furnishing of goods and services.


         Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Internal Revenue Code of 1986 or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected ERISA Plan for any losses realized by that ERISA Plan or profits realized by those persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.


PLAN ASSET REGULATIONS


         An ERISA Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that ERISA Plan. Section 2510.3-101 of the Plan Asset Regulations provides that when an ERISA Plan acquires an equity interest in an entity, the assets that ERISA Plan or arrangement include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One exemption is that the equity participation in the entity by benefit plan investors, which include both ERISA Plans and some employee benefit plans not subject to ERISA, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons:

         1. those with discretionary authority or control over the assets of the entity,

         2. those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and

         3. those who are affiliates of the persons described in the preceding clauses 1. and 2.


         In the case of one of our trusts, investments by us, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

         A fiduciary of an investing ERISA Plan is any person who--

         - has discretionary authority or control over the management or disposition of the assets of that ERISA Plan, or

         - provides investment advice with respect to the assets of that ERISA Plan for a fee.


         If the mortgage and other assets included in one of our trusts are ERISA Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be--

         -        deemed to be a fiduciary with respect to the investing ERISA
                  Plan, and


         -        subject to the fiduciary responsibility provisions of ERISA.


In addition, if the mortgage and other assets included in one of our trusts are ERISA Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or the Internal Revenue Code of 1986. For example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing ERISA Plan, then the purchase by that ERISA Plan of offered certificates evidencing interests in that trust, could be a prohibited loan between that ERISA Plan and the Party in Interest.

         The Plan Asset Regulations provide that where an ERISA Plan purchases a "guaranteed governmental mortgage pool certificate," the assets of that ERISA Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae and Fannie Mae, but do not include certificates issued or guaranteed by Farmer Mac. Accordingly, even if these types of mortgaged-backed securities, other than the Farmer Mac certificates, were deemed to be assets of an ERISA Plan, the underlying mortgages would not be treated as assets of that ERISA Plan. Private label mortgage participations, mortgage pass-through certificates, Farmer Mac certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations.

         In addition, the acquisition or holding of offered certificates by or on behalf of an ERISA Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing ERISA Plan.

         If you are the fiduciary of an ERISA Plan, you should consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.


PROHIBITED TRANSACTION EXEMPTIONS


         If you are an ERISA Plan fiduciary, then, in connection with your deciding whether to purchase any of the offered certificates on behalf of an ERISA Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

         - Prohibited Transaction Class Exemption 75-1, which exempts particular transactions involving ERISA Plans and broker-dealers, reporting dealers and banks;

         - Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in Interest;

         - Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and Parties in Interest;

         - Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of an ERISA Plan by a "qualified professional asset manager;"

         - Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and Parties in Interest; and

         - Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of an ERISA Plan by an "in-house asset manager."


         We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of an ERISA Plan in any class of offered certificates. Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment. The prospectus supplement with respect to the offered certificates of any series may contain additional information regarding the availability of other exemptions, with respect to those certificates.

UNDERWRITER'S EXEMPTION


         It is expected that Lehman Brothers Inc. will be the sole, lead or co-lead underwriter in each underwritten offering of certificates made by this prospectus. The U.S. Department of Labor issued Prohibited Transaction Exemption 91-14 to a predecessor in interest to Lehman Brothers Inc. Subject to the satisfaction of the conditions specified in that exemption, PTE 91-14, as amended, including by PTE 97-34, generally exempts from the application of the prohibited transaction provisions of ERISA and the Internal Revenue Code of 1986, various transactions relating to, among other things,

         - the servicing and operation of some mortgage assets pools, such as the types of mortgage asset pools that will be included in our trusts, and

         - the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Lehman Brothers Inc. or any person affiliated with Lehman Brothers Inc., such as particular classes of the offered certificates.


         The related prospectus supplement will state whether PTE 91-14 is or may be available with respect to any offered certificates underwritten by Lehman Brothers Inc.

INSURANCE COMPANY GENERAL ACCOUNTS

         The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides relief from the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code of 1986 for transactions involving an insurance company general account. This exemption is in addition to any exemption that may be available under prohibited transaction class exemption 95-60 for the purchase and holding of offered certificates by an insurance company general account.


         Under Section 401(c) of ERISA, the U.S. Department of Labor issued a final regulation on January 5, 2000, providing guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of an ERISA Plan on or before December 31, 1998, which general account assets are ERISA Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be ERISA Plan assets.

         Any assets of an insurance company general account which support insurance policies issued to an ERISA Plan after December 31, 1998, or issued to an ERISA Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the final regulation under
Section 401(c) of ERISA, may be treated as ERISA Plan assets. In addition, because Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as ERISA Plan assets, invested in the separate account. If you are an insurance company are contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of Section 401(c) of ERISA.


CONSULTATION WITH COUNSEL


CONSULTATION WITH COUNSEL

         If you are a fiduciary for an ERISA Plan and you intend to purchase offered certificates on behalf of or with assets of the ERISA Plan, you should:

         -        consider your general fiduciary obligations under ERISA, and

         -        consult with your legal counsel as to--

                  1. the potential applicability of ERISA and the Internal Revenue Code of 1986 to that investment, and

                  2. the availability of any prohibited transaction exemption in connection with that investment.

TAX EXEMPT INVESTORS

         An ERISA Plan that is exempt from federal income taxation under Section 501 of the Internal Revenue Code of 1986 will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Internal Revenue Code of 1986. All excess inclusions of a REMIC allocated to a REMIC residual certificate held by a tax-exempt ERISA Plan will be considered unrelated business taxable income and will be subject to federal income tax.


         See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" in this prospectus.


                                LEGAL INVESTMENT

         If and to the extent specified in the related prospectus supplement, the offered certificates of any series may constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984. Mortgage related securities are legal investments for entities--


         - that are created or existing under the laws of the United States or any state, including the District of Columbia and Puerto Rico, and

         -        whose authorized investments are subject to state regulations,

to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities are legal investments for those entities.


         Prior to December 31, 1996, classes of offered certificates would be mortgage related securities for purposes of SMMEA only if they:


         - were rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization; and

         - evidenced interests in a trust consisting of loans directly secured by a first lien on a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, which loans had been originated by the types of originators specified in SMMEA.


         Further, under SMMEA as originally enacted, if a state enacted legislation on or before October 3,1991 that specifically limited the legal investment authority of any entities referred to in the preceding paragraph with respect to mortgage related securities under that definition, offered certificates would constitute legal investments for entities subject to the legislation only to the extent provided in that legislation.


         Effective December 31, 1996, the definition of "mortgage related securities" was modified to include among the types of loans to which the securities may relate, loans secured by "one or more parcels of real estate upon which is located one or more commercial structures." In addition, the related legislative history states that this expanded definition includes multifamily loans secured by more than one parcel of real estate upon which is located more than one structure. Until September 23, 2001, any state may enact legislation limiting the extent to which mortgage related securities under this expanded definition would constitute legal investments under that state's laws.


         SMMEA also amended the legal investment authority of federally chartered depository institutions as follows:


         - federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with mortgage related securities without limitation as to the percentage of their assets represented by those securities; and

         - federal credit unions may invest in mortgage related securities and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C. 24 (Seventh), subject in each case to the regulations that the applicable federal regulatory authority may prescribe.


         Effective December 31, 1996, the OCC amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus, but subject to compliance with general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. Section 1.5, some Type IV securities, which are defined in 12 C.F.R. Section 1.2(1) to include some commercial mortgage-related securities and residential mortgage-related securities. As defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, a mortgage related security within the meaning of SMMEA, provided that, in the case of a commercial mortgage-related security, it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," we make no representation as to whether any class of offered certificates will qualify as commercial mortgage-related securities, and thus as Type IV securities, for investment by national banks.

         The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in mortgage related securities under limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the investment pilot program described in 12 C.F.R. Section 703.140.

         The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

         All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the OCC and the OTS effective May 26, 1998, and by the NCUA effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

         There may be other restrictions on your ability either to purchase one or more classes of offered certificates of any series or to purchase offered certificates representing more than a specified percentage of your assets. We make no representations as to the proper characterization of any class of offered certificates for legal investment or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your legal advisor in determining whether and to what extent--


         - the offered certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions; and

         -        if applicable, SMMEA has been overridden in your State.


                                 USE OF PROCEEDS


         Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                             METHOD OF DISTRIBUTION

         The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.


         We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

         1. by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

         2. by placements by us with institutional investors through dealers; and

         3.       by direct placements by us with institutional investors.


         In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.


         If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

         Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

         It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--


         - the obligations of the underwriters will be subject to various conditions precedent,

         - the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and


         - in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made with respect to any liabilities.


         The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

         We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.


                                  LEGAL MATTERS

         Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by--


         -        Sidley & Austin;

         -        Cadwalader, Wickersham & Taft;

         -        Skadden, Arps, Slate, Meagher & Flom; or

         -        Thacher, Proffitt & Wood.


                              Financial Information


         A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                     RATING


         It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

         Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of--

         -        whether the price paid for those certificates is fair;

         - whether those certificates are a suitable investment for any particular investor;

         - the tax attributes of those certificates or of the related trust;

         - the yield to maturity or, if they have principal balances, the average life of those certificates;

         - the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

         - the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

         - whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

         - the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

         - if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                    GLOSSARY

         The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus.

         "ADA" means the Americans with Disabilities Act of 1990, as amended.

         "CERCLA" means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         "COMMITTEE REPORT" means the Conference Committee Report accompanying the Tax Reform Act of 1986.

         "CPR" means constant prepayment rate.

         "DISQUALIFIED ORGANIZATION" means:

         -        the United States,

         -        any State or political subdivision of the United States,

         -        any foreign government,

         -        any international organization,

         - any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Internal Revenue Code or the Freddie Mac,

         -        any organization, other than a cooperative described in
                  Section 521 of the Internal Revenue Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Internal Revenue Code, or

         - any organization described in Section 1381(a)(2)(C) of the Internal Revenue Code.

         "ECS" means Euroclear Clearance System, S.C., a Belgian cooperative corporation.

         "ELECTING LARGE PARTNERSHIP" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Internal Revenue Code of 1986, except for some service partnerships and commodity pools.

         "ERISA PLAN" means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended, and Section 4975 of the Internal Revenue Code of 1986.

         "EUROCLEAR OPERATOR" means Morgan Guaranty Trust Company of New York, Brussels, Belgium office, as operator of the Euroclear System.

         "EUROCLEAR TERMS AND CONDITIONS" means the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System, Belgian law.

         "FANNIE MAE" means the Federal National Mortgage Association.

         "FARMER MAC" means the Federal Agricultural Mortgage Corporation.

         "FDIC" means the Federal Deposit Insurance Corporation.

         "FINANCIAL INTERMEDIARY" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

         "FREDDIE MAC" means the Federal Home Loan Mortgage Association.

         "GINNIE MAE" means the Government National Mortgage Association.

         "GOVERNING DOCUMENT" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

         "LENDER LIABILITY ACT" means the Asset Conservation Lender Liability and Deposit Insurance Act of 1996, as amended.

         "NET INCOME FROM FORECLOSURE PROPERTY" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

         "NCUA" means the National Credit Union Administration.

         "OCC" means the Office of the Comptroller of the Currency.

         "OTS" means the Office of Thrift Supervision.

         "PARTY IN INTEREST" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of the Internal Revenue Code of 1986.

         "PASS-THROUGH ENTITY" means any:

         -        regulated investment company,

         -        real estate investment trust,

         -        trust,

         -        partnership, or

         - certain other entities described in Section 860E(e)(6) of the Internal Revenue Code.

         "PLAN ASSET REGULATIONS" means the regulations of the U.S. Department of Labor promulgated under the Employee Retirement Income Security Act of 1974, as amended.

         "RELIEF ACT" means the Soldiers' and Sailors' Relief Act of 1940, as amended.

         "SPA" means standard prepayment assumption.

         "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

         "U.S. PERSON" means:

         -        a citizen or resident of the United States;

         - a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision of the United States;

         - an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

         -        a trust as to which--

                  1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

                  2. one or more United States persons have the authority to control all substantial decisions of the trust.

         In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS


       OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION (ITEM 14 OF FORM S-3).

       The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as set forth below.


Filing Fee for Registration Statement                                 $1,056,000.00

Legal Fees and Expenses                                                1,400,000.00*

Accounting Fees and Expenses                                             460,000.00*

Trustee's Fees and Expenses
         (including counsel fees)                                        135,000.00*

Blue Sky Fees and Expenses                                                32,000.00*

Printing and Engraving Fees                                              600,000.00*

Rating Agency Fees                                                     6,000,000.00*

Miscellaneous                                                            460,000.00*

Total                                                                $10,143,000.00
                                                                     --------------


*    Based on four offerings. To be provided by amendment.


INDEMNIFICATION OF DIRECTORS AND OFFICERS (ITEM 15 OF FORM S-3)

       The governing document(s) for each series of the securities being registered will provide that no director, officer, employee or agent of the Registrant is liable to the related trust or the related security holders, except for such person's own willful misfeasance, bad faith or gross negligence in the performance of duties or reckless disregard of obligations and duties. Such governing document(s) will further provide that, with the exceptions stated above, a director, officer, employee or agent of the Registrant is entitled to be indemnified against any loss, liability or expense incurred in connection with legal actions relating to such document(s) and the related securities.

       Any purchase agreement pursuant to which the Registrant acquires mortgage assets for purposes of backing a series of the securities being registered, may provide under certain circumstances that each director of the Registrant, each officer of the Registrant that signed this Registration Statement or any amendment hereof, and certain controlling persons of the Registrant, are entitled to be indemnified by the seller of those mortgage assets or an affiliate against certain liabilities, including liabilities under the Securities Act of 1933, relating to those mortgage assets.

       Any underwriters who execute an underwriting agreement with respect to any of the securities being registered will agree to indemnify the Registrant's directors, its officers who signed this

Registration Statement and its controlling persons against certain liabilities which might arise under the Securities Act of 1933 or the Securities Exchange Act of 1934 or other laws to the extent those liabilities arise in connection with the issuance of securities under this Registration Statement.

       Subsection (a) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

       Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine, upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

       Section 145 further provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith; that indemnification or advancement of expenses provided for by Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against such person or incurred by such person in any such capacity or arising out of such person's status as such whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

       The By-Laws of the Registrant provide, in effect, that to the extent and under the circumstances permitted by subsections (a) and (b) of Section 145 of the General Corporation Law of the State of Delaware, the Registrant (i) shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to any action, suit or proceeding described in subsections
(a) and (b) by reason of the fact that he is or was a director or officer, or his testator or intestate is or was a director or officer of the Registrant, against expenses, judgments, fines and amounts paid in settlement, and (ii) shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to any such action, suit or proceeding if such person is or was serving at the request of the

Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.


EXHIBITS (ITEM 16 OF FORM S-3)


EXHIBITS
    1.1      --        Form of Underwriting Agreement.*

    4.1      --        Form of Pooling and Servicing Agreement.*

    4.2      --        Form of Trust Indenture.*

    5.1      --        Opinion of Sidley & Austin with respect to legality.**

    5.2      --        Opinion of Cadwalader, Wickersham & Taft with respect to legality.**

    5.3      --        Opinion of Skadden, Arps, Slate, Meagher & Flom with respect to legality.**

    5.4      --        Opinion of Thacher, Proffitt & Wood with respect to legality.**

    8.1      --        Opinion of Sidley & Austin with respect to certain tax matters.**

    8.2      --        Opinion of Cadwalader,  Wickersham & Taft with respect to certain tax matters  (included as part of Exhibit 5.2).**

    8.3      --        Opinion of Skadden, Arps, Slate, Meagher & Flom with respect to certain tax matters (included as part of Exhibit 5.3).**

    8.4      --        Opinion of Thacher, Proffitt & Wood with respect to certain tax matters.**

    23.1     --        Consent of Sidley & Austin (included as part of Exhibit 5.1 and Exhibit 8.1).**

    23.2     --        Consent of Cadwalader, Wickersham & Taft (included as part of Exhibit 5.2).**

    23.3     --        Consent of Skadden, Arps, Slate, Meagher & Flom (included as part of Exhibit 5.3).**

    23.4     --        Consent  of  Thacher,  Proffitt & Wood  (included  as part of  Exhibit  5.4 and  Exhibit
                           8.4).**

    24.1     --        Power of Attorney (included in signature page to this Registration Statement).**

    25.1     --        Statement of Eligibility of Trustee.**

    99.1     --        Form of Servicing and Administration Agreement.*

    99.2     --        Form of Deposit Trust Agreement.*


         -------------------------

* Incorporated by reference to the Registration Statement on Form S-3 (File No. 333-49129) and to the Amendment No. 2 to the Registration Statement on Form S-3 (File No. 33-50210) previously filed by the Registrant.

** Previously filed in connection with the Registration Statement on Form S-3 filed on February 24, 2000.

UNDERTAKINGS (ITEM 17 OF FORM S-3)

A.     UNDERTAKINGS PURSUANT TO RULE 415

       The undersigned Registrant hereby undertakes:

            (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) To provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

            (d) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under
       Section 305(b)(2) of the Trust Indenture Act of 1939.

B.     UNDERTAKING IN RESPECT OF INDEMNIFICATION

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5. of Form S-3 will be met by the time of the sale of the securities registered hereunder and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 27 day of April 2000.

                                      STRUCTURED ASSET SECURITIES CORPORATION

                                      By:            *
                                         --------------------------------------
                                         Name:  Mark L. Zusy
                                         Title: Chairman

       Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


SIGNATURE                                                        DATE                        TITLE
---------                                                        ----                        -----
           *                                                APRIL 27, 2000          Chairman and Director
---------------------------------------------------         --------------          (principal executive officer)
Mark L. Zusy

           *                                                APRIL 27, 2000          Director
---------------------------------------------------         --------------
Neal Leonard

           *                                                APRIL 27, 2000          Director
---------------------------------------------------         --------------
James Sullivan

           *                                                APRIL 27, 2000          Treasurer
---------------------------------------------------         --------------          (principal financial officer)
Daniel O. Minerva

           *                                                APRIL 27, 2000          Controller
---------------------------------------------------         --------------          (principal accounting officer)
David Goldfarb


-------------------------

* Michael J. Mazzei, by signing his name hereto, does sign this document on behalf of each of the persons identified above for whom he is attorney-in-fact pursuant to a power of attorney duly executed by such person and previously filed with the Securities and Exchange Commission.

/s/ Michael J. Mazzei
-------------------------
Michael J. Mazzei
Attorney-in-Fact

                                  EXHIBIT INDEX

                                   Page Number


1.1      --        Form of Underwriting Agreement.*

4.1      --        Form of Pooling and Servicing Agreement.*

4.2      --        Form of Trust Indenture.*

5.1      --        Opinion of Sidley & Austin with respect to legality.**

5.2      --        Opinion of Cadwalader, Wickersham & Taft with respect to legality.**

5.3      --        Opinion of Skadden, Arps, Slate, Meagher & Flom with respect to legality.**

5.4      --        Opinion of Thacher, Proffitt & Wood with respect to legality.**

8.1      --        Opinion of Sidley & Austin with respect to certain tax matters.**

8.2      --        Opinion of  Cadwalader,  Wickersham & Taft with respect to certain tax matters  (included as part of Exhibit 5.2).**

8.3      --        Opinion of Skadden,  Arps,  Slate,  Meagher & Flom with respect to certain tax matters  (included as part of Exhibit 5.3).**

8.4      --        Opinion of Thacher, Proffitt & Wood with respect to certain tax matters.**

23.1     --        Consent of Sidley & Austin (included as part of Exhibit 5.1 and Exhibit 8.2).**

23.2     --        Consent of Cadwalader, Wickersham & Taft (included as part of Exhibit 5.2).**

23.3     --        Consent of Skadden, Arps, Slate, Meagher & Flom (included as part of Exhibit 5.3).**

23.4     --        Consent of Thacher, Proffitt & Wood (included as part of Exhibit 5.4 and Exhibit 8.4).**

24.1     --        Power of Attorney (included in signature page to this Registration Statement).**

25.1     --        Statement of Eligibility of Trustee.**

99.1     --        Form of Servicing and Administration Agreement.*

99.2     --        Form of Deposit Trust Agreement.*


-------------------------

* Incorporated by reference to the Registration Statement on Form S-3 (File No. 333-49129) and to the Amendment No. 2 to the Registration Statement on form S-3 (File No. 33-50210) previously filed by the Registrant.

** Previously filed in connection with the Registration Statement on Form S-3 filed on February 24, 2000.